NO. 333 - 112028

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 2004

                      ____________________________________
                      ____________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ______________________

                               AMENDMENT NO. 1 TO

                                    FORM S-11
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                             ______________________

                          HOLMES FINANCING (NO. 8) PLC
            (Exact name of Registrant 1 as specified in its charter)

              ABBEY NATIONAL HOUSE, 2 TRITON SQUARE, REGENTS PLACE,
            LONDON NW1 3AN, UNITED KINGDOM, (011-44) (0) 870 607-6000
  (Address and telephone number of Registrant 1's principal executive offices)

                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                                 (212) 590-9200
      (Name, address and phone number of Registrant 1's agent for service)

                             HOLMES FUNDING LIMITED
            (Exact name of Registrant 2 as specified in its charter)

              ABBEY NATIONAL HOUSE, 2 TRITON SQUARE, REGENTS PLACE,
            LONDON NW1 3AN, UNITED KINGDOM, (011-44) (0) 870 607-6000
  (Address and telephone number of Registrant 2's principal executive offices)

                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                                 (212) 590-9200
      (Name, address and phone number of Registrant 2's agent for service)

                             HOLMES TRUSTEES LIMITED
            (Exact name of Registrant 3 as specified in its charter)

              ABBEY NATIONAL HOUSE, 2 TRITON SQUARE, REGENTS PLACE,
            LONDON NW1 3AN, UNITED KINGDOM, (011-44) (0) 870 607-6000
  (Address and telephone number of Registrant 3's principal executive offices)

                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                                 (212) 590-9200
      (Name, address and phone number of Registrant 3's agent for service)
                             ______________________

                                   Copies to:

Rob Collins
Securitisation & Treasury Advisory Group
Abbey                                       Marc Hutchinson, Esq.    Bart Capeci, Esq.
2 Triton Square                             Slaughter and May        Allen & Overy
Regent's Place                              One Bunhill Row          One New Change
London NW1 3AN, UK                          London EC1Y 8YY, UK      London EC4M 9QQ, UK


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. {square}
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. {square}
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. {square}
    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. {square}
                      ____________________________________
                      ____________________________________

                        CALCULATION OF REGISTRATION FEE


                                                                                         PROPOSED          PROPOSED
                                                                                          MAXIMUM           MAXIMUM
                                                                                         OFFERING         AGGREGATE      AMOUNT OF
                                                                        AMOUNT BEING    PRICE PER    OFFERING PRICE   REGISTRATION
TITLE OF SECURITIES BEING REGISTERED                                      REGISTERED     UNIT (1)               (1)         FEE(3)
---------------------------------------------------------------  -------------------  -----------  ----------------  -------------
$[1,850,000,000] series 1 class A Floating Rate notes due April      $[1,850,000,000]        100%  $[1,850,000,000]  $[234,395.00]
  2005
$[62,900,000] series 1 class B Floating Rate notes due July 2040        $[62,900,000]        100%     $[62,900,000]    $[7,969.43]
$[107,300,000] series 1 class C Floating Rate notes due July 2040      $[107,300,000]        100%    $[107,300,000]   $[13,594.91]
$[1,500,000,000] series 2 class A Floating Rate notes due April     $[1, 500,000,000]        100%  $[1,500,000,000]  $[190,050.00]
  2011
$[51,000,000] series 2 class B Floating Rate notes due July 2040        $[51,000,000]        100%     $[51,000,000]    $[6,461.70]
$[87,000,000] series 2 class C Floating Rate notes due July 2040        $[87,000,000]        100%     $[87,000,000]   $[11,022.90]
$[500,000,000] series 4 class A2 Floating Rate notes due July 2040     $[500,000,000]        100%    $[500,000,000]   $[63,350.00]
series 1 term AAA advance (2)
series 1 term AA advance (2)
series 1 term BBB advance (2)
series 2 term AAA advance (2)
series 2 term AA advance (2)
series 2 term BBB advance (2)
series 4A2 term AAA advance (2)
Funding interest in the mortgages trust (2)




(1) Estimated solely for the purposes of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(2) These items are not being offered directly to investors. Holmes Trustees Limited is the registrant for the Funding interest in the mortgages trust and is holding the Funding interest in the mortgages trust on behalf of Holmes Funding Limited. The Funding interest in the mortgages trust will be the primary source of payment on the term advances listed. Holmes Funding Limited is the registrant for those term advances and is issuing those term advances to Holmes Financing (No. 8) PLC. Those term advances will be the primary source of payments on the series 1 notes, the series 2 notes and the series 4 class A2 notes, respectively. Holmes Financing (No. 8) PLC is the registrant for the series 1 notes, the series 2 notes and the series 4 class A2 notes.
(3) [The total registration fee is $526,843.94 of which $292,226.98 has already been paid].

                            _________________________

  THE REGISTRANTS HEREBY AMEND THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                          HOLMES FINANCING (NO. 8) PLC

Issuer (Incorporated in England and Wales with limited liability, registered number 4992222)



                               ABBEY NATIONAL PLC

Seller, servicer, cash manager and account bank


                                                PRICE TO PUBLIC PER NOTE

CLASS                        INTEREST

series 1 class A    __% margin over one-month             100%
                           USD -- LIBOR
series 1 class B   __% margin over three-month            100%
                           USD -- LIBOR

series 1 class C   __% margin over three-month            100%
                           USD -- LIBOR
series 2 class A   __% margin over three-month            100%
                           USD -- LIBOR
series 2 class B   __% margin over three-month            100%
                           USD -- LIBOR
series 2 class C   __% margin over three-month            100%
                           USD -- LIBOR
series 4 class A2  __% margin over three-month            100%
                           USD -- LIBOR

                   PRINCIPAL AMOUNT OF ISSUER NOTES AND PROCEEDS TO ISSUER PER CLASS
                                                                                      SCHEDULED REDEMPTION DATES

CLASS                                                                                                             MATURITY DATE


series 1 class A                            $[1,850,000,000]                                 [April 2005]          [April 2005]
series 1 class B                             $[62,900,000]                                        ---              [July 2040]
series 1 class C                             $[107,300,000]                                       ---              [July 2040]
series 2 class A                            $[1,500,000,000]                                [January 2007]         [April 2011]
series 2 class B                             $[51,000,000]                                        ---              [July 2040]
series 2 class C                             $[87,000,000]                                        ---              [July 2040]

series 4 class A2                            $[500,000,000]                                       ---              [July 2040]



* The principal asset from which Holmes Financing (No. 8) PLC will make payments on the notes is an intercompany loan to an affiliated company called Holmes Funding Limited.

* The principal asset from which Holmes Funding Limited will make payments on the intercompany loan is its interest in a master trust over a pool of residential mortgage loans held by Holmes Trustees Limited.

* The residential mortgage loans were originated by Abbey National plc and are secured over properties located in England, Wales and Scotland. The transaction documents are governed principally by the laws of England. Certain transaction documents are governed in part by Scottish law.

* Holmes Holdings Limited, the parent of Holmes Financing (No. 8) PLC and Holmes Funding Limited, is also the parent of seven previous issuers, which have previously issued notes as referred to in this document. Holmes Financing (No. 8) PLC and these previous issuers will share the security granted by Holmes Funding Limited to secure its obligations to all of them under their respective intercompany loans.

* Subject to conditions described further in this prospectus, Holmes Holdings Limited may establish new issuers which will issue new notes that are secured ultimately over the same property as the notes and may rank equally or ahead of the notes issued by the issuer.


PLEASE CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 33 IN THIS PROSPECTUS.


    A note is not a deposit and neither the notes nor the underlying receivables are insured or guaranteed by any United Kingdom or United States governmental agency.

    THE NOTES OFFERED IN THIS PROSPECTUS WILL BE OBLIGATIONS OF THE ISSUER ONLY. THE NOTES WILL NOT BE OBLIGATIONS OF ABBEY NATIONAL PLC OR ANY OF ITS
AFFILIATES OR ANY OF THE UNDERWRITERS.



    Application has been made to the UK Listing Authority for each class of the notes offered by this prospectus to be admitted to the official list maintained by the UK Listing Authority and to the London Stock Exchange plc for each class of the notes offered by this prospectus to be admitted to trading on the London Stock Exchange's market for listed securities.



    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

CO-ARRANGERS AND UNDERWRITERS

BARCLAYS CAPITAL               LEHMAN BROTHERS               UBS INVESTMENT BANK



                                CO-UNDERWRITERS



                 Preliminary Prospectus dated 11th March, 2004

                                TABLE OF CONTENTS


DEFINED TERMS..............................................................    3
SUMMARY OF PROSPECTUS......................................................    4
RISK FACTORS...............................................................   33
US DOLLAR PRESENTATION.....................................................   61
THE ISSUER.................................................................   62
USE OF PROCEEDS............................................................   64
THE ABBEY GROUP OF COMPANIES...............................................   65
FUNDING....................................................................   67
THE MORTGAGES TRUSTEE......................................................   71
HOLDINGS...................................................................   73
PECOH LIMITED..............................................................   75
THE ISSUER SWAP PROVIDERS..................................................   76
DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE
  PREVIOUS INTERCOMPANY LOANS..............................................   77
THE LOANS..................................................................   96
THE SERVICER...............................................................  120
THE SERVICING AGREEMENT....................................................  125
ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY.........................  130
THE MORTGAGES TRUST........................................................  138
THE ISSUER INTERCOMPANY LOAN AGREEMENT.....................................  153
SECURITY FOR FUNDING'S OBLIGATIONS.........................................  160
SECURITY FOR THE ISSUER'S OBLIGATIONS......................................  166
CASHFLOWS..................................................................  172
CREDIT STRUCTURE...........................................................  200
THE SWAP AGREEMENTS........................................................  212
CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING......................  219
CASH MANAGEMENT FOR THE ISSUER.............................................  222
DESCRIPTION OF THE ISSUER TRUST DEED.......................................  224
THE ISSUER NOTES AND THE GLOBAL ISSUER NOTES...............................  226
TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES...........................  232
RATINGS OF THE ISSUER NOTES................................................  249
MATURITY AND PREPAYMENT CONSIDERATIONS.....................................  250
MATERIAL LEGAL ASPECTS OF THE LOANS........................................  251
UNITED KINGDOM TAXATION....................................................  256
UNITED STATES TAXATION.....................................................  259
ERISA CONSIDERATIONS.......................................................  262
ENFORCEMENT OF FOREIGN JUDGMENTS IN ENGLAND AND WALES......................  264
UNITED STATES LEGAL INVESTMENT CONSIDERATIONS..............................  265
EXPERTS....................................................................  265
LEGAL MATTERS..............................................................  265
UNDERWRITING...............................................................  266
REPORTS TO NOTEHOLDERS.....................................................  270
WHERE INVESTORS CAN FIND MORE INFORMATION..................................  270
LISTING AND GENERAL INFORMATION............................................  270
GLOSSARY...................................................................  274
ANNEX A....................................................................  317
INDEX OF APPENDICES........................................................  325
APPENDIX A.................................................................  326
APPENDIX B.................................................................  330


                                  DEFINED TERMS

    The principal and technical terms used in this prospectus have the meanings set forth in the glossary, unless otherwise defined where they appear in the text.

    References in this document to "WE" or "US" mean the issuer and references to "YOU" mean potential investors in the issuer notes.

    Because this transaction is connected, by virtue of its structure, with several previous transactions and because it may be connected with future transactions, it is necessary in this prospectus to refer to any or all of these transactions. In respect of notes, term advances, intercompany loans or other terms derived from or related to them, we use the word "PREVIOUS" when referring to the previous transactions, "ISSUER" when referring to the present transaction, "CURRENT" when referring to both the previous transactions and the present transaction, "NEW" when referring to future transactions and "ANY" or "ALL" when referring to any or all of the previous transactions, the present transaction and future transactions. For example, the "ISSUER NOTES" are the notes issued by Holmes Financing (No. 8) PLC and the "PREVIOUS NOTES" are the notes issued by Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC and Holmes Financing (No. 7) PLC.

                              SUMMARY OF PROSPECTUS


    The information on pages 4 to 32, inclusive, is a summary of the principal features of the issuer notes, including the loans and the issuer transaction documents that will generate the income for the issuer to make payments on the issuer notes. This summary does not contain all of the information that you should consider before investing in the issuer notes. You should read the entire prospectus carefully, especially the risks of investing in the issuer notes discussed under "RISK FACTORS".



OVERVIEW OF THE TRANSACTION

    The following is a brief overview of the transaction and is further illustrated by the "STRUCTURAL DIAGRAM OF THE SECURITISATION BY THE ISSUER" (the numbers in the diagram refer to the numbered paragraphs in this section).


       (1) On 26th July, 2000 and on several subsequent dates, the seller assigned the trust property to the mortgages trustee pursuant to a mortgage sale agreement and retained an interest for itself in the trust property, as further described in "-- ASSIGNMENT OF THE LOANS". The seller will assign additional loans and their related security, again forming part of the trust property, to the mortgages trustee pursuant to the mortgage sale agreement on the closing date. On the closing date, the trust property will consist of the portfolio, which will include the loans, their related security, any accrued interest on the loans and other amounts derived from the loans and their related security. The loans will be residential mortgage loans originated by Abbey National plc and secured over properties located in England, Wales and Scotland.


       (2) The mortgages trustee holds the trust property on trust for the benefit of the seller and Funding pursuant to a mortgages trust deed entered into on 25th July, 2000 (as subsequently amended). The seller and Funding each has a joint and undivided interest in the trust property but their entitlement to the proceeds from the trust property is in proportion to their respective shares of the trust property.

       (3) The mortgages trustee distributes interest payments on the loans and allocates losses in relation to the loans to the seller and Funding according to the share that each of them then has in the trust property, expressed as a percentage. These percentages may fluctuate as described in "THE MORTGAGES TRUST". The mortgages trustee distributes principal payments on the loans to the seller and Funding according to the shares that each of them has in the trust property and a series of rules as described in "THE MORTGAGES TRUST".

       (4) Funding will use the proceeds of an issuer intercompany loan on the closing date to pay the seller for an addition to Funding's existing share of the trust property, thereby increasing Funding's share of the trust property, resulting in a corresponding decrease in the seller's share of the trust property. If Funding has any excess income remaining after paying all other amounts due to the other parties to the transaction and to any other person, then it will also pay that extra income to the seller as an additional payment for Funding's increased share of the trust property.

       (5) Funding will use a portion of the amounts received from its share in the trust property to meet its obligations to pay interest and principal due to the issuer under the issuer intercompany loan. Funding's obligations to the issuer under the issuer intercompany loan will be secured under the Funding deed of charge by, among other things, Funding's share of the trust property.

       (6) The issuer's obligations to pay principal and interest on the issuer notes will be funded primarily from the payments of principal and interest received by it from Funding under the issuer intercompany loan. The issuer's primary asset will be the rights and interests arising to it under the issuer intercompany loan agreement. Neither the issuer nor the noteholders will have any direct interest in the trust property, although the issuer will have a shared security interest under the Funding deed of charge in Funding's share of the trust property.

       (7) The issuer will sell the issuer notes to investors and then lend the proceeds to Funding under the issuer intercompany loan.

       (8) These items and their function in the transaction structure are described later in this prospectus. They are included in the following diagram so that investors can refer back to see where they fit into the structure.


         [LOGO: STRUCTURAL DIAGRAM OF THE SECURITISATION BY THE ISSUER]

                        [DIAGRAM OF OWNERSHIP STRUCTURE]




    This diagram illustrates the ownership structure of the principal parties to the transaction, as follows:

       * Each of the mortgages trustee, Funding, the issuer, the previous issuers and the post-enforcement call option holder is a wholly owned subsidiary of Holmes Holdings Limited.

       * The entire issued share capital of Holdings is held on trust by a professional trust company, not affiliated with the seller, under the terms of a discretionary trust for the benefit of one or more charities. Any profits received by Holdings, after payment of the costs and expenses of Holdings, will be paid for the benefit of nurses in the United Kingdom and for other charitable purposes selected at the discretion of the professional trust company. The payments on your issuer notes will not be affected by this arrangement.

       * Abbey National plc has no ownership interest in any of the entities in the diagram. This should ensure, among other things, that the ownership structure and its impact on investors are not linked to the credit of Abbey National plc, and that Abbey National plc has no obligation to support the transaction financially, although Abbey National plc may still have a connection with the transaction for other reasons (such as acting as servicer of the loans and as a beneficiary under the mortgages trust).

       * The previous issuers are Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC and Holmes Financing (No. 7) PLC, all of which are wholly owned subsidiaries of Holdings. The previous issuers issued notes to investors and loaned the proceeds of those issues to Funding pursuant to separate intercompany loan agreements in separate transactions between 26th July, 2000 and 26th March, 2003. See "-- THE PREVIOUS ISSUERS AND NEW ISSUERS". The issuer notes offered pursuant to this prospectus rank behind, equally or ahead of the previous notes, as further described under "-- THE PREVIOUS ISSUERS AND NEW ISSUERS". The issuer and the previous issuers will share in the security granted by Funding for its respective obligations to them under their respective intercompany loans.

       * Holdings may establish new issuers that issue new notes that may rank behind, equally or ahead of the issuer notes, depending on the ratings of the new notes as described under "-- THE PREVIOUS ISSUERS, NEW ISSUERS AND FUNDING 2". Any new issuer established after the closing date will be a wholly owned subsidiary of Holdings.

       * Holdings may establish a new entity ("FUNDING 2"), which may in the future issue new notes from time to time and (subject to the agreement of the seller and Funding) use the proceeds to make a payment to the seller to acquire an interest in the trust property rather than lending the proceeds to Funding. Funding 2 would be a wholly owned subsidiary of Holdings as described in "-- THE PREVIOUS ISSUERS, NEW ISSUERS AND FUNDING 2".

       * In certain circumstances (including when new issuers are established or Funding 2 becomes a beneficiary under the mortgages trust) the security trustee may or will be obliged to consent to modifications being made to some of the issuer transaction documents. Your consent will not be obtained in relation to those modifications.


SUMMARY OF THE ISSUER NOTES

    In addition to the notes offered by this prospectus, the issuer will also issue the series 3 class A issuer notes, the series 3 class B issuer notes, the series 3 class C issuer notes, the series 4 class A1 issuer notes, the series 4 class B issuer notes and the series 4 class C issuer notes. These additional issuer notes will be secured over the same property as the notes offered by this prospectus. These additional issuer notes have not been and will not be registered in the United States and are not being offered by this prospectus. However, the term "ISSUER NOTES" when used in this prospectus includes all of the series 1 issuer notes, the series 2 issuer notes, the series 3 issuer notes and the series 4 issuer notes, some features of which are summarised in this section.

    Some series of issuer notes will be paid ahead of others, regardless of the ranking of the issuer notes. In particular, some payments on some series of class B issuer notes and class C issuer notes will be paid before some series of class A issuer notes, as described in "-- THE ISSUER NOTES -- PAYMENT AND RANKING OF THE ISSUER NOTES".

                                                           CLASS OF ISSUER NOTES
                               -----------------------------------------------------------------------------
                               SERIES 1                             SERIES 1             SERIES 1
                               CLASS A                              CLASS B              CLASS C
                               -----------------------------------  -------------------  -------------------


Principal amount:              $[1,850,000,000]                     $[62,900,000]        $[107,300,000]
Credit enhancement:            Subordination of the class B issuer  Subordination of     The reserve funds
                               notes, the class C                   the class C issuer
                               issuer notes and                     notes and the
                               the reserve funds                    reserve funds

Interest rate:                 One-month USD-                       Three-month USD-     Three-month USD-
                               LIBOR + margin                       LIBOR + margin       LIBOR + margin
Margin:                        __% p.a.                             __% p.a.             __% p.a.
Until interest payment date    April 2005                           January 2009         January 2009
falling in:
And thereafter:                N/A                                  __% p.a.             __% p.a.

Scheduled redemption date(s):  April 2005                           N/A                  N/A
Interest accrual method:       Actual/360                           Actual/360           Actual/360
Interest payment dates:        For the  series 1 class A issuer  notes, monthly in arrear  starting with the interest payment  date falling in May  2004 and then on  the interest payment date falling in  each consecutive month. For the other  series 1 issuer notes and for all of the series 2 issuer notes, quarterly in arrear on the interest payment dates falling in January, April,  July and October of each year. If a trigger event occurs or the issuer security is enforced prior to the interest payment date falling in April 2005, interest and principal due and payable on the series 1 class A  issuer notes will be payable quarterly in arrear on the interest  payment dates  falling  in  January, April,  July  and October,  as applicable.

First interest payment date:   17th May, 2004                       15th July, 2004      15th July, 2004

Final maturity date:           April 2005                           July 2040            July 2040

Tax treatment:                 Debt for United                      Debt for United      Debt for United
                               States federal                       States federal       States federal
                               income tax                           income tax           income tax
                               purposes, subject                    purposes, subject    purposes, subject
                               to the                               to the               to the
                               considerations                       considerations       considerations
                               contained in                         contained in         contained in
                               "UNITED STATES                       "UNITED STATES       "UNITED STATES
                               TAXATION"                            TAXATION"            TAXATION"
ERISA eligible:                Yes, subject to the                  Yes, subject to the  Yes, subject to the
                               considerations in                    considerations in    considerations in
                               "ERISA                               "ERISA               "ERISA
                               CONSIDERATIONS"                      CONSIDERATIONS"      CONSIDERATIONS"
Listing:                       UK Listing                           UK Listing           UK Listing
                               Authority and                        Authority and        Authority and
                               London Stock                         London Stock         London Stock
                               Exchange                             Exchange             Exchange

ISIN:                          US43638VAA98                         US43638VAB71         US43638VAC54
Common code:                   018862646                            018869845            018869853
CUSIP number:                  43638VAA9                            43638VAB7            43638VAC5

Expected ratings (S&P/         A-1+/P-1/F1+                         AA/Aa3/AA            BBB/Baa2/BBB
Moody's/Fitch):

                                                              CLASS OF ISSUER NOTES
                               ----------------------------------------------------------------------------------
                               SERIES 2                                               SERIES 2
                               CLASS A                                                CLASS B
                               -----------------------------------------------------  ---------------------------
Principal amount:              $[1,500,000,000]                                       $[51,000,000]
Credit enhancement:            Subordination of                                       Subordination of
                               the class B issuer                                     the class C issuer
                               notes, the class C issuer notes and the reserve funds  notes and the reserve funds
Interest rate:                 Three-month USD-                                       Three-month USD-
                               LIBOR + margin                                         LIBOR + margin
Margin:                        __% p.a.                                               __% p.a.

Until interest payment date    January 2009                                           January 2009
falling in:
And thereafter:                __% p.a.                                               __% p.a.

Scheduled redemption date(s):  January 2007                                           N/A

Interest accrual method:       Actual/360                                             Actual/360

Interest payment dates:        For  the series  1  class A  issuer notes,  monthly  in arrear  starting with  the interest payment  date falling in May 2004  and then on the  interest payment date falling in each consecutive month. For the other series 1 issuer notes and for all of the  series 2 issuer notes, quarterly  in arrear on the  interest payment dates falling  in January, April,  July and  October of  each year.  If a  trigger event occurs  or the  issuer security  is enforced  prior to  the interest  payment date falling in  April 2005,  interest and principal  due and  payable on the  series 1 class A  issuer notes will be  payable quarterly in arrear on the interest payment dates falling in January, April, July and October, as applicable.

First interest payment date:   15th July, 2004                                        15th July, 2004

Final maturity date:           April 2011                                             July 2040

Tax treatment:                 Debt for United                                        Debt for United
                               States federal                                         States federal
                               income tax                                             income tax
                               purposes, subject                                      purposes, subject
                               to the                                                 to the
                               considerations                                         considerations
                               contained in                                           contained in
                               "UNITED STATES                                         "UNITED STATES
                               TAXATION"                                              TAXATION"

ERISA eligible:                Yes, subject to the                                    Yes, subject to the
                               considerations in                                      considerations in
                               "ERISA                                                 "ERISA
                               CONSIDERATIONS"                                        CONSIDERATIONS"
Listing:                       UK Listing                                             UK Listing
                               Authority and                                          Authority and
                               London Stock                                           London Stock
                               Exchange                                               Exchange
ISIN:                          US43638VAD38                                           US43638VAE11
Common code:                   018869870                                              018869918

CUSIP number:                  43638VAD3                                              43638VAE1
Expected ratings (S&P/         AAA/Aaa/AAA                                            AA/Aa3/AA
Moody's/Fitch):

                                 CLASS OF ISSUER
                                      NOTES
                               -------------------
                               SERIES 2
                               CLASS C
                               -------------------
Principal amount:              $[87,000,000]
Credit enhancement:            The reserve funds

Interest rate:                 Three-month USD-
                               LIBOR + margin
Margin:                        __% p.a.
Until interest payment date    January 2009
falling in:

And thereafter:                __% p.a.

Scheduled redemption date(s):  N/A
Interest accrual method:       Actual/360
Interest payment dates:        For  the  series  1
                               class    A   issuer
                               notes,  monthly  in
                               arrear     starting
                               with  the  interest
                               payment        date
                               falling in May 2004
                               and  then   on  the
                               interest    payment
                               date   falling   in
                               each    consecutive
                               month.    For   the
                               other    series   1
                               issuer   notes  and
                               for   all  of   the
                               series   2   issuer
                               notes, quarterly in
                               arrear    on    the
                               interest    payment
                               dates   falling  in
                               January,     April,
                               July and October of
                               each  year.   If  a
                               trigger       event
                               occurs    or    the
                               issuer  security is
                               enforced  prior  to
                               the        interest
                               payment        date
                               falling   in  April
                               2005,  interest and
                               principal  due  and
                               payable    on   the
                               series  1 class  A
                               issuer  notes  will
                               be          payable
                               quarterly in arrear
                               on   the   interest
                               payment       dates
                               falling in January,
                               April,   July   and
                               October,         as
                               applicable.

First interest payment date:   15th July, 2004

Final maturity date:           July 2040

Tax treatment:                 Debt for United
                               States federal
                               income tax
                               purposes, subject
                               to the
                               considerations
                               contained in
                               "UNITED STATES
                               TAXATION"
ERISA eligible:                Yes, subject to the
                               considerations in
                               "ERISA
                               CONSIDERATIONS"
Listing:                       UK Listing
                               Authority and
                               London Stock
                               Exchange

ISIN:                          US43638VAF85
Common code:                   018869942
CUSIP number:                  43638VAF8
Expected ratings (S&P/         BBB/Baa2/BBB
Moody's/Fitch):


                                                                    CLASS OF ISSUER NOTES
                                         ---------------------------------------------------------------------------
                                         SERIES 3
                                         CLASS A
                                         ---------------------------------------------------------------------------
Principal amount:                        [e][990,000,000]
Credit enhancement:                      Subordination of the class B
                                         issuer notes, the class C
                                         issuer notes and the reserve
                                         funds

Interest rate:                           Three-month EURIBOR +
                                         margin
Margin:                                  __% p.a.
Until interest payment date falling in:  January 2009

And thereafter:                          __% p.a.

Scheduled redemption date(s):            April 2008, July 2008 and October 2008

Interest accrual method:                 Actual/360
Interest payment dates:                  For all of  the series 3 issuer notes, quarterly in  arrear on the interest payment dates falling in January, April, July and October of each year.
First interest payment date:             15th July, 2004

Final maturity date:                     April 2020

Tax treatment:                           N/A (These issuer notes are not being offered or sold in the United States)
ERISA eligible:                          N/A (These issuer notes are not being offered or sold in the United States)
Listing:                                 UK Listing Authority and
                                         London Stock Exchange

ISIN:                                    XS0188149867
Common code:                             018814986
CUSIP number:                            N/A

Expected ratings (S&P/Moody's/Fitch):    AAA/Aaa/AAA

                                                                CLASS OF ISSUER NOTES
                                         ------------------------------------------------------------------
                                         SERIES 3                          SERIES 3
                                         CLASS B                           CLASS C
                                         --------------------------------  --------------------------------
Principal amount:                        [e][34,000,000]                   [e][57,500,000]
Credit enhancement:                      Subordination of the class C      The reserve funds
                                         issuer notes and the reserve
                                         funds
Interest rate:                           Three-month EURIBOR + margin      Three-month EURIBOR + margin
Margin:                                  __% p.a.                          __% p.a.


Until interest payment date falling in:  January 2009                      January 2009

And thereafter:                          __% p.a.                          __% p.a.
Scheduled redemption date(s):            N/A                               N/A
Interest accrual method:                 Actual/360                        Actual/360

Interest payment dates:                  For all of  the series 3 issuer notes, quarterly  in arrear on the interest payment dates falling in January, April, July and October of each year.

First interest payment date:             15th July, 2004                   15th July, 2004

Final maturity date:                     July 2040                         July 2040

Tax treatment:                           N/A (These issuer notes are       N/A (These issuer notes are
                                         not being offered or sold in the  not being offered or sold in the
                                         United States)                    United States)

ERISA eligible:                          N/A (These issuer notes are       N/A (These issuer notes are
                                         not being offered or sold in the  not being offered or sold in the
                                         United States)                    United States)
Listing:                                 UK Listing Authority and          UK Listing Authority and
                                         London Stock Exchange             London Stock Exchange
ISIN:                                    XS0188150014                      XS0188150105
Common code:                             018815001                         018815010

CUSIP number:                            N/A                               N/A
Expected ratings (S&P/Moody's/Fitch):    AA/Aa3/AA                         BBB/Baa2/BBB


                                           CLASS OF ISSUER NOTES
                              ----------------------------------------------
CLASS OF ISSUER NOTES         SERIES 4
                               CLASS A1
                              ----------------------------------------------
Principal amount:             [GBP][500,000,000]
Credit enhancement:           Subordination of the class
                              B issuer notes, the class C
                              issuer notes and the
                              reserve funds

Interest rate:                Three-month sterling-LIBOR + margin
Margin:                       __% p.a.
Until interest payment date   January 2009
falling in:
And thereafter:               __% p.a.

Scheduled redemption          N/A
date(s):
Interest accrual method:      Actual/365
Interest payment dates:       For  all   of  the  series  4   issuer  notes,
                              quarterly  in arrear  on the  interest payment
                              dates  falling  in  January, April,  July  and
                              October of each year.

First interest payment date:  15th July, 2004

Final maturity date:          July 2040

Tax treatment:                N/A (These issuer notes
                              are not being offered or
                              sold in the United States)
ERISA                          N/A (These issuer notes
eligible:                     are not being offered or
                              sold in the United States)
Listing:                      UK Listing Authority and London Stock Exchange

ISIN:                         XS 0188150287
Common code:                  018815028
CUSIP number:                 N/A

Expected ratings (S&P/        AAA/Aaa/AAA
Moody's/Fitch):

                                                                               CLASS OF ISSUER NOTES
                              ------------------------------------------------------------------------------------------------------
CLASS OF ISSUER NOTES         SERIES 4
                              CLASS A2
                              ------------------------------------------------------------------------------------------------------
Principal amount:             $500,000,0000
Credit enhancement:           Subordination of the class B issuer notes, the class C
                              issuer notes and the reserve funds
Interest rate:                Three-month USD-
                              LIBOR + margin
Margin:                       __% p.a.

Until interest payment date   January 2009
falling in:
And thereafter:               __% p.a.
Scheduled redemption          N/A
date(s):
Interest accrual method:      Actual/360

Interest payment dates:       For all of the series 4 issuer notes, quarterly in arrear on the interest payment dates falling in
                              January, April, July and October of each year.

First interest payment date:  15th July, 2004

Final maturity date:          July 2040

Tax treatment:                Debt for United States Federal income tax purposes, subject to the considerations contained in "UNITED
                              STATES TAXATION"
ERISA                         Yes, subject to the considerations in "ERISA CONSIDERATIONS"
eligible:
Listing:                      UK Listing Authority and
                              London Stock Exchange
ISIN:                         US43638VAG68
Common code:                  018869993

CUSIP number:                 43638VAG6
Expected ratings (S&P/        AAA/Aaa/AAA
Moody's/Fitch):

                                                                   CLASS OF ISSUER NOTES
                              ----------------------------------------------------------------------------------------------
CLASS OF ISSUER NOTES         SERIES 4                                        SERIES 4
                              CLASS B                                         CLASS C
                              ----------------------------------------------  ----------------------------------------------
Principal amount:             [GBP][26,300,000]                               [GBP][44,800,000]
Credit enhancement:           Subordination of the class                      The reserve funds
                              C issuer notes and the
                              reserve funds

Interest rate:                Three-month sterling - LIBOR + margin           Three-month sterling -- LIBOR + margin
Margin:                       __% p.a.                                        __% p.a.

Until interest payment date   January 2009                                    January 2009
falling in:
And thereafter:               __% p.a.                                        __% p.a.

Scheduled redemption          N/A                                             N/A
date(s):
Interest accrual method:      Actual/365                                      Actual/365
Interest payment dates:       For  all of the  series 4  issuer notes,  quarterly in  arrear on  the interest  payment dates falling in January, April, July and October of each year.

First interest payment date:  15th July, 2004                                 15th July, 2004

Final maturity date:          July 2040                                       July 2040

Tax treatment:                N/A (These issuer notes                         N/A (These issuer notes
                              are not being offered or                        are not being offered or
                              sold in the United States)                      sold in the United States)
ERISA                         N/A (These issuer notes                         N/A (These issuer notes
eligible:                     are not being offered or                        are not being offered or
                              sold in the United States)                      sold in the United States)
Listing:                      UK Listing Authority and London Stock Exchange  UK Listing Authority and London Stock Exchange

ISIN:                         XS0188150444                                    XS0188150527
Common code:                  01815044                                        018815052
CUSIP number:                 N/A                                             N/A
Expected ratings (S&P/        AA/Aa3/AA                                       BBB/Baa2/BBB
Moody's/Fitch):



THE ISSUER

    Holmes Financing (No. 8) PLC is a public limited company incorporated in England and Wales. Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone numbers are (44) 20 7756 6302/4/5.

    The issuer is a newly created special purpose company. The purpose of the issuer is to issue the issuer notes which represent its asset-backed obligations and to lend an amount equal to the proceeds of the issuer notes to Funding. The issuer will not engage in any activities that are unrelated to these purposes.


FUNDING

    Holmes Funding Limited is a private limited company incorporated in England and Wales. Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone numbers are (44) 20 7756 6302/4/5.

    Funding is a special purpose company. Funding will borrow money from us pursuant to the terms of the issuer intercompany loan agreement. Funding currently owns a share of the trust property that it acquired in relation to the previous notes issued by the previous issuers. Funding will use the money borrowed from us to pay the seller for an increase in Funding's existing share of the trust property (resulting in a corresponding decrease in the seller's share of the trust property). Together, Funding and the seller are beneficially entitled to all of the trust property. Funding 2 may also acquire a share of the trust property in the future.

THE MORTGAGES TRUSTEE

    Holmes Trustees Limited is a private limited company incorporated in England and Wales. Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone numbers are (44) 20 7756 6302/4/5.

    The mortgages trustee is a special purpose company. The purpose of the mortgages trustee is to hold the trust property. The mortgages trustee holds the trust property on trust for the seller and Funding and, if applicable, Funding 2, under the terms of the mortgages trust deed.

    THE SELLER, THE SERVICER, THE CASH MANAGER, THE ISSUER CASH MANAGER, THE ACCOUNT BANK AND THE ISSUER ACCOUNT BANKS


    The seller is a bank incorporated in England and Wales as a public limited company. It is regulated by the FSA. The seller's current rating for its long term senior debt is A+ by Standard & Poor's, Aa3 by Moody's and AA- by Fitch. Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone numbers are (44) 20 7756 6302/4/5.


    The seller originated all of the loans in the portfolio according to the lending criteria applicable at the time of origination and has assigned those loans to the mortgages trustee under the mortgage sale agreement. The seller's current lending criteria are described later in this prospectus.

    Although the loans have been assigned to the mortgages trustee, the seller continues to perform administration and servicing functions in respect of the loans on behalf of the mortgages trustee and the beneficiaries, including collecting payments under the loans and taking steps to recover arrears. The seller may not resign as servicer unless a successor servicer has been appointed. In addition, the servicer may be replaced by a successor servicer if it defaults in its obligations under the servicing agreement. The seller has delegated some of the administration and servicing functions in respect of the loans. See "THE SERVICER AND THE SERVICING AGREEMENT -- THE SERVICING AGREEMENT -- ACTUAL DELEGATION BY SERVICER TO JOINT VENTURE WITH EDS".

    The seller has also been appointed as the cash manager for the mortgages trustee and Funding to manage their bank accounts, determine the amounts of and arrange payments of monies to be made by them and keep certain records on their behalf.

    The seller will also be appointed as the issuer cash manager to manage our bank accounts, determine the amounts of and arrange payments of monies to be made by us and keep certain records on our behalf.



    Additionally, the seller will be appointed as an issuer account bank (the sterling account bank) to provide banking services to us, and has been appointed as the account bank to Funding and the mortgages trustee. The other issuer account bank (the non-sterling account bank) will be Citibank, N.A., London Branch.




    Citibank, N.A., London Branch, as an issuer account bank, acting through its London branch, is a national banking association organized under the National Bank Act of 1864. Its London branch is located at 336 Strand, London WC2R 1HB. Its telephone number is (44) 20 7500 5000.


    Although the seller has assigned the loans to the mortgages trustee, the seller continues to have an interest in the loans as holder of the legal title to the loans and as one of the beneficiaries of the mortgages trust under the mortgages trust deed.


THE ISSUER NOTES

CLASSES OF ISSUER NOTES


    In this prospectus, we are offering the following series 1 issuer notes, series 2 issuer notes and series 4 class A2 issuer notes:

       * the $[1,850,000,000] floating rate series 1 class A issuer notes due [April 2005];

       * the $[62,900,000] floating rate series 1 class B issuer notes due [July 2040];

       * the $[107,300,000] floating rate series 1 class C issuer notes due [July 2040];

       * the $[1,500,000,000] floating rate series 2 class A issuer notes due [April 2011];

       * the $[51,000,000] floating rate series 2 class B issuer notes due [July 2040];

       * the $[87,000,000] floating rate series 2 class C issuer notes due [July 2040]; and

       * the $[500,000,000] floating rate series 4 class A2 issuer notes due [July 2040].



    In addition, we are issuing the following series 3 issuer notes and series 4 issuer notes (other than series 4 class A2 issuer notes) which are not being offered by this prospectus:


       * the [e][990,000,000] floating rate series 3 class A issuer notes due [April 2020];

       * the [e][34,000,000] floating rate series 3 class B issuer notes due [July 2040];

       * the [e][57,500,000] floating rate series 3 class C issuer notes due [July 2040];

       * the [GBP][500,000,000] floating rate series 4 class A1 issuer notes due [July 2040];

       * the [GBP][26,300,000] floating rate series 4 class B issuer notes due [July 2040]; and

       * the [GBP][44,800,000] floating rate series 4 class C issuer notes due [July 2040].


    The series 1 class A issuer notes, the series 1 class B issuer notes and the series 1 class C issuer notes are collectively referred to as the series 1 issuer notes and the series 2 class A issuer notes, the series 2 class B issuer notes and the series 2 class C issuer notes are collectively referred to as the series 2 issuer notes. References to the series 3 issuer notes and the series 4 issuer notes are to be construed in an analogous manner. The series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes, the series 4 class A1 issuer notes and the series 4 class A2 issuer notes are also collectively referred to as the class A issuer notes and references to the class B issuer notes and the class C issuer notes are to be construed in an analogous manner.

    The series 3 issuer notes and the series 4 issuer notes (other than the series 4 class A2 notes) are not being offered to the public in the United States by this prospectus. Instead, they will be offered to institutional investors outside the United States only, in transactions exempt from the registration requirements of the US Securities Act of 1933, as amended.

RELATIONSHIP BETWEEN THE ISSUER NOTES AND THE ISSUER INTERCOMPANY LOAN

    On the closing date we will make an issuer intercompany loan to Funding from the proceeds of the issue of the issuer notes. The issuer intercompany loan will consist of separate issuer term advances. There will be a total of thirteen issuer term advances -- an issuer series 1 term AAA advance, an issuer series 1 term AA advance, an issuer series 1 term BBB advance, an issuer series 2 term AAA advance, an issuer series 2 term AA advance, an issuer series 2 term BBB advance, an issuer series 3 term AAA advance, an issuer series 3 term AA advance, an issuer series 3 term BBB advance, two issuer series 4 term AAA advances, an issuer series 4 term AA advance and an issuer series 4 term BBB advance. The proceeds of the five series of the class A issuer notes will be used to make the respective series of issuer term AAA advances to Funding, the proceeds of the four series of the class B issuer notes will be used to make the respective series of issuer term AA advances to Funding and the proceeds of the four series of the class C issuer notes will be used to make the respective series of issuer term BBB advances to Funding. For more information on the issuer intercompany loan, see "-- THE ISSUER INTERCOMPANY LOAN".

    We will repay the class A issuer notes principally from payments made by Funding under the issuer term AAA advances, the class B issuer notes principally from payments made by Funding under the issuer term AA advances and the class C issuer notes principally from payments made by Funding under the issuer term BBB advances and, for issuer notes denominated in US dollars, from payments made by the issuer dollar currency swap providers and for issuer notes denominated in euro, from payments made by the issuer euro currency swap provider. If Funding does not have enough money to pay interest amounts on the issuer intercompany loan due to liquidity problems, then it may use money from the Funding liquidity reserve fund. For more information on the Funding liquidity reserve fund, see "CREDIT STRUCTURE -- FUNDING LIQUIDITY RESERVE FUND". The ability of Funding to make payments on the issuer intercompany loan will depend to a large extent on (a) Funding receiving its share of collections on the trust property, which will in turn depend principally on the collections the mortgages trustee receives on the loans and the related security and (b) the allocation of monies between the previous intercompany loans, the issuer intercompany loan and any new intercompany loans. See "-- THE ISSUER INTERCOMPANY LOAN".

OPERATIVE DOCUMENTS CONCERNING THE ISSUER NOTES

    We will issue the issuer notes under the issuer trust deed. The issuer notes will also be subject to the issuer paying agent and agent bank agreement. The security for the issuer notes will be created under the issuer deed of charge between ourselves, the issuer security trustee and our other secured creditors. Operative legal provisions relating to the issuer notes will be included in the issuer trust deed, the issuer paying agent and agent bank agreement, the issuer deed of charge, the issuer cash management agreement and the issuer notes themselves, each of which will be governed by English law.

PAYMENT AND RANKING OF THE ISSUER NOTES

    Payments of interest and principal on the class A issuer notes of each series will rank ahead of payments of interest and principal on the class B issuer notes of any series and the class C issuer notes of any series and payments of interest and principal on the class B issuer notes of each series will rank ahead of payments of interest and principal on the class C issuer notes of any series. For more information on the priority of payments to you, see "CASHFLOWS" and see also "RISK FACTORS -- SUBORDINATION OF OTHER NOTE CLASSES MAY NOT PROTECT YOU FROM ALL RISK OF LOSS".

    Payments of interest and principal on the class A issuer notes of each series rank equally (but subject to the scheduled redemption dates or permitted redemption dates of each series of class A issuer notes). Payments of interest and principal on the class B issuer notes of each series rank equally (but subject to the permitted redemption dates of each series of class B issuer notes). Payments of interest and principal on the class C issuer notes of each series rank equally (but subject to the permitted redemption dates of each series of class C issuer notes).

    Unless an asset trigger event or a non-asset trigger event (each as described in "THE MORTGAGES TRUST") has occurred or the issuer security or the Funding security has been enforced (see "-- SECURITY GRANTED BY FUNDING AND THE ISSUER"):


       * the series 1 class A issuer notes will be redeemed in full on the interest payment date falling in [April 2005] (their final maturity date);


       * the series 1 class B issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 1 class A issuer notes have been redeemed in full;

       * the series 1 class C issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 1 class B issuer notes have been redeemed in full;


       * the series 2 class A issuer notes will be redeemed in full or in part on each interest payment date starting with the interest payment date falling in [January 2007] (as described in "-- SCHEDULED REDEMPTION");


       * the series 2 class B issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 2 class A issuer notes have been redeemed in full;

       * the series 2 class C issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 2 class B issuer notes have been redeemed in full;


       * the series 3 class A issuer notes will be redeemed in three equal payments starting with the interest payment date falling in [April 2008] (as described in ``-- SCHEDULED REDEMPTION");

       * the series 3 class B issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date falling in [April 2008] (after any amounts which have fallen due in respect of the series 3 class A issuer notes have been paid in full);



       * the series 3 class C issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date falling in April 2008 (after any amounts which have fallen due in respect of the series 3 class A issuer notes have been paid in full and provided that any amounts which have fallen due in respect of the series 3 class B issuer notes have been paid in full);


       * the series 4 class A issuer notes will be redeemed in full or in part on each interest payment date starting with the interest payment date falling in [January 2009];


       * the series 4 class B issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 4 class A issuer notes have been redeemed in full; and


       * the series 4 class C issuer notes will be redeemed in full or in part on each interest payment date falling on or after the interest payment date on which all the series 4 class B issuer notes have been redeemed in full.


    Investors should note that the principal repayment schedule outlined here could result in lower ranking issuer notes being repaid before higher ranking issuer notes. For example, the series 1 class B issuer notes and the series 1 class C issuer notes could be repaid in full prior to principal payments being made on the series 2 class A issuer notes. If on any interest payment date, however, amounts are due and payable on a series of the class A issuer notes and amounts are also due and payable on any series of the class B issuer notes and/or the class C issuer notes, then payments of principal on the class A issuer notes will rank ahead of payments of principal on the class B issuer notes and the class C issuer notes, and payments of principal on the class B issuer notes will rank ahead of payments of principal on the class C issuer notes.

SCHEDULED REDEMPTION


    If not redeemed earlier, the issuer notes will be redeemed by us on the final maturity date of each issuer note. However, Funding will seek to accumulate funds relating to payment of principal on the issuer series 1 term AAA advance over four cash accumulation periods and will set aside quarterly cash amounts of [GBP]__, [GBP]__, [GBP]__ and [GBP]__ at the end of each of the four cash accumulation periods (recorded by the cash manager in the cash accumulation sub-ledger) on the interest payment dates falling in July 2004, October 2004, January 2005 and April 2005, respectively, in order to repay the issuer series 1 term AAA advance to us in full on the interest payment date falling in April 2005 so that we can redeem the series 1 class A issuer notes in full on that interest payment date. Funding will also seek to accumulate funds relating to payment of principal on the issuer series 2 term AAA advance over its cash accumulation period in order to repay that issuer term advance to us in full on the interest payment date falling in January 2007 so that we can redeem the series 2 class A issuer notes in full on that interest payment date. A cash accumulation period is the period of time estimated to be the number of months prior to the relevant interest payment date necessary for Funding to accumulate enough payments of principal on the loans in order to (i) set aside relevant quarterly cash amounts so as to be able to repay the issuer series 1 term AAA advance to us in full on the interest payment date falling in April 2005 so that we will be able to redeem the series 1 class A issuer notes in full on that interest payment date, and (ii) repay the issuer series 2 term AAA advance to us in full on the interest payment date falling in January 2007 so that we will be able to redeem the series 2 class A issuer notes in full on that interest payment date. The cash accumulation period will be determined according to a formula described under "THE MORTGAGES TRUST". To the extent that there are insufficient funds to set aside sufficient quarterly cash amounts in relation to the issue series 1 term AAA advance on the relevant interest payment date, the shortfall shall be set aside on the subsequent interest payment date on which a quarterly cash amount is due to be set aside (in addition to the quarterly cash amounts due to be set aside on that interest payment date) to the extent of principal receipts available to Funding. To the extent there are insufficient funds to redeem the series 1 class A issuer notes on the interest payment date falling in April 2005, this will result in an event of default under the series 1 class A notes. To the extent that there are insufficient funds to redeem the series 2 class A issuer notes on the interest payment date falling in January 2007, the shortfall will be repaid on subsequent interest payment dates to the extent of principal receipts available to the issuer, until the series 2 class A issuer notes are fully redeemed.


    As set out in the schedule following this paragraph, we will seek to redeem the series 3 class A issuer notes in three equal payments beginning on the interest payment date falling in April 2008. The transaction has been structured in the expectation that Funding will receive sufficient funds under the mortgages trust on each scheduled repayment date of the issuer series 3 term AAA advance in order to repay that issuer term advance to us, so that we can redeem the series 3 class A issuer notes on their scheduled redemption dates in three equal payments. Funding will seek to accumulate funds relating to principal payments on the issuer series 3 term AAA advance over its scheduled amortisation period in order to repay that term advance in the specified principal amount on its scheduled repayment dates. The scheduled amortisation period is three months. If there are insufficient funds on the first relevant interest payment date to redeem the series 3 class A issuer notes according to the redemption schedule, then the shortfall shall be redeemed on the subsequent interest payment date (in addition to the amount already scheduled for redemption on the series 3 class A issuer notes on that interest payment date) to the extent of principal receipts available to the issuer.


                                                               SCHEDULED
CLASS OF ISSUER NOTES                                   REDEMPTION DATES  AMOUNT
------------------------------------------------------  ----------------  ------
Series 3 class A issuer notes                                 April 2008   [e]__
                                                               July 2008   [e]__
                                                            October 2008   [e]__



    NO ASSURANCE CAN BE GIVEN THAT FUNDING WILL ACCUMULATE SUFFICIENT FUNDS DURING THE CASH ACCUMULATION PERIODS OR, AS APPLICABLE, THE SCHEDULED AMORTISATION PERIODS RELATING TO THE ISSUER SERIES 1 TERM AAA ADVANCE, THE ISSUER SERIES 2 TERM AAA ADVANCE OR THE ISSUER SERIES 3 TERM AAA ADVANCE TO ENABLE IT TO REPAY THE RELEVANT ISSUER TERM ADVANCE TO US SO THAT THE SERIES 1 CLASS A ISSUER NOTES OR THE SERIES 2 CLASS A ISSUER NOTES WILL BE REDEEMED IN THEIR ENTIRETY OR, IN THE CASE OF THE SERIES 3 CLASS A ISSUER NOTES, IN THE AMOUNTS SPECIFIED IN THE SCHEDULE ABOVE, ON THEIR RESPECTIVE SCHEDULED REDEMPTION DATES. SEE "RISK FACTORS -- THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS" AND "RISK FACTORS -- OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES, THE SERIES 2 CLASS A ISSUER NOTES AND/OR THE SERIES 3 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS".


    For more information on the redemption of the issuer notes, including a description of asset trigger events and non-asset trigger events, see "THE MORTGAGES TRUST -- CASH MANAGEMENT OF TRUST PROPERTY -- PRINCIPAL RECEIPTS" and "CASHFLOWS".


OPTIONAL REDEMPTION OF THE ISSUER NOTES FOR TAX AND OTHER REASONS

    We may redeem (unless otherwise provided) all, but not a portion, of the issuer notes at our option if we give not more than 60 nor less than 30 days' notice to noteholders and the note trustee in accordance with the terms and conditions of the issuer notes and if (a) on the interest payment date on which such notice expires, no issuer note enforcement notice has been served in respect of the issuer notes, and (b) we have, prior to giving such notice, certified to the note trustee and produced evidence acceptable to the note trustee (as specified in the issuer trust deed) that we will have the necessary funds to pay principal and interest due in respect of the issuer notes on the relevant interest payment date.

    If we exercise this option, then we may redeem the issuer notes at their principal amount outstanding on the following dates:

       * on any interest payment date in the event of particular tax changes affecting us or the issuer notes or the issuer intercompany loan;

       * on any interest payment date in the event that it would be unlawful for us to make, fund or allow to remain outstanding an issuer term advance made by us under the issuer intercompany loan;


       * in the case of all the issuer notes (other than the series 1 class A issuer notes), if the new Basel Capital Accord of 1988 (as described in the consultative document "The New Basel Capital Accord" published in April 2003 by the Basel Committee on Banking Supervision and their further consultative documents) has been implemented in the United Kingdom, whether by rule of law, recommendation of best practice or by any other regulation, provided that an issuer note enforcement notice has not been served, on the interest payment date falling in April 2007 and on any interest payment date thereafter; or



       * in the case of all of the issuer notes (other than the series 1 class A issuer notes) on the interest payment date falling in January 2009 and on any interest payment date thereafter.


    In addition, we may redeem in the same manner:

       * the series 1 issuer notes outstanding, on any interest payment date on which the aggregate principal amount of the series 1 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 1 issuer notes on the closing date;

       * the series 2 issuer notes outstanding, on any interest payment date on which the aggregate principal amount of the series 2 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 2 issuer notes on the closing date;

       * the series 3 issuer notes outstanding, on any interest payment date on which the aggregate principal amount of the series 3 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 3 issuer notes on the closing date; and

       * the series 4 issuer notes outstanding, on any interest payment date on which the aggregate principal amount of the series 4 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 4 issuer notes on the closing date.

    Any issuer notes that we redeem under these circumstances will be redeemed at their principal amount outstanding together with accrued but unpaid interest on that principal amount. If we exercise our option to redeem the notes as described in the preceding bulleted list, this will not cause the seller to repurchase any loans and their related security in the mortgages trust at that time.


WITHHOLDING TAX

    Payments of interest and principal with respect to the issuer notes will be subject to any applicable withholding taxes and we will not be obliged to pay additional amounts in relation thereto. The applicability of any UK withholding tax is discussed under "UNITED KINGDOM TAXATION".


THE CLOSING DATE


    The issuer notes will be issued on or about __ April, 2004.



THE NOTE TRUSTEE

    The Bank of New York, London Branch, is the note trustee. Its address is One Canada Square, London E14 5AL. The note trustee will act as trustee for the noteholders under the issuer trust deed.

THE PAYING AGENTS, AGENT BANK, REGISTRAR AND TRANSFER AGENT

    JPMorgan Chase Bank, London Branch is the principal paying agent. Its address is Trinity Tower, 9 Thomas More Street, London E1W 1YT. JPMorgan Chase Bank, New York Branch is the US paying agent and its address is 450 West 33rd Street, New York, NY 10001-2697. The paying agents will make payments on the issuer notes to noteholders.

    JPMorgan Chase Bank, London Branch is the agent bank. Its address is Trinity Tower, 9 Thomas More Street, London E1W 1YT. The agent bank will calculate the interest rate on the issuer notes.

    J.P. Morgan Bank Luxembourg S.A. is the registrar and the transfer agent. Its address is 5 rue Plaetis, L-2338 Luxembourg, Grand Duchy of Luxembourg. The registrar will maintain a register in respect of the issuer notes.


THE LOANS


    The loans in the portfolio as at the closing date will comprise:


       * loans which are subject to variable rates of interest set by the seller from time to time;

       * loans which track a variable rate of interest other than a variable rate set by the seller (for example, a rate set at a margin above sterling LIBOR or above rates set by the Bank of England);

       * loans which are subject to fixed rates of interest, including capped rate loans that are subject to the specified capped rate of interest, set by reference to a predetermined rate or series of rates for a fixed period or periods; and

       *     loans known as flexible loans.

    A flexible loan allows the borrower to, among other things, make larger repayments than are due on a given payment date (which may reduce the life of the loan) or draw further amounts under the loan. A flexible loan also allows the borrower to make under-payments or to take payment holidays. Any drawings under flexible loans will be funded solely by the seller. This means that the drawings under flexible loans will be added to the trust property and will be included in the seller's share of the trust property for the purposes of allocating interest and principal.

    Additional features of the loans in the current portfolio are described in "THE LOANS -- CHARACTERISTICS OF THE LOANS".

    In addition to the loans in the portfolio as at the closing date, the trust property may be supplemented by the seller assigning new loans to the mortgages trustee after the closing date.

    New loans assigned to the mortgages trustee will be required to comply with specified criteria (see "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY -- ASSIGNMENT OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE"). Any new loans assigned to the mortgages trustee will increase the total size of the trust property, and will increase the Funding share of the trust property to the extent only that Funding has paid for an increased share of the trust property. To the extent that Funding does not pay for an increased share, the seller share of the trust property will increase by a corresponding amount.

    All the loans in the portfolio as at the closing date are, and any new loans or drawings under flexible loans added to the trust property will be, secured by first legal charges over freehold or leasehold properties located in England or Wales or by first-ranking standard securities over heritable or long leasehold properties located in Scotland. Some flexible loans are secured by both a first and second legal charge or standard security in favour of the seller.

    The loans have been originated according to the seller's lending criteria for mortgage loans applicable at the time of origination. The seller's current lending criteria are described further in "THE LOANS -- ORIGINATION OF THE LOANS -- LENDING CRITERIA". The seller has given warranties to the mortgages trustee in the mortgage sale agreement that, among other things, the loans have been originated in accordance with the seller's policy in effect at the time of origination. If a loan or its related security does not materially comply with these warranties, then the seller will have 20 days in which to cure the default. If the default cannot be or is not cured within 20 days, then at Funding's and the security trustee's direction the mortgage trustee may require the seller to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee. If the seller does not repurchase those loans and their related security, then the trust property will be deemed to be reduced by an amount equal to the amount outstanding under those loans. The size of the seller's share of the trust property will reduce by that amount but the size of Funding's share of the trust property will not alter, and the respective percentage shares of the seller and Funding in the trust property will alter accordingly.


ASSIGNMENT OF THE LOANS


    The seller assigned the portfolio to the mortgages trustee on 26th July, 2000 and on a number of subsequent dates and will, on or before the closing date, assign an additional portfolio of loans to the mortgages trustee, pursuant to the terms of the mortgage sale agreement. The seller may also assign further new loans and their related security to the mortgages trustee in order to increase or maintain the size of the trust property. The seller may increase the size of the trust property from time to time in relation to an issue of new notes by a new issuer, the proceeds of which are applied ultimately to fund the assignment of the new loans and their related security to the mortgages trustee, or to comply with its obligations under the mortgage sale agreement as described under "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY -- ASSIGNMENT OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE".


    The seller may, from time to time, change its lending criteria and any other terms applicable to the new loans or their related security assigned to the mortgages trustee after the closing date so that all new loans originated after the date of that change will be subject to the new lending criteria. Notwithstanding any change to the lending criteria or other terms applicable to new loans, those new loans and their related security may only be assigned to the mortgages trustee if those new loans comply with the warranties set out in the mortgage sale agreement.

    When new loans are assigned to the mortgages trustee, the amount of the trust property will increase. Depending on the circumstances, the increase in the trust property may result in an increase in either the seller's share of the trust property or Funding's share of the trust property. For a description of how adjustments are made to the seller's share and Funding's share of the trust property, see "THE MORTGAGES TRUST".

    Some fees payable by the mortgage borrowers, such as early repayment fees, will be given back to the seller and not included in the trust property. For more information on the mortgage sale agreement, see "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".


THE MORTGAGES TRUST

    The mortgages trustee holds the trust property for both Funding and the seller. Funding and the seller each has a joint and undivided beneficial interest in the trust property. However, payments of interest and principal arising from the loans in the trust property are allocated to Funding and the seller according to Funding's share of the trust property and the seller's share of the trust property, calculated periodically as described later in this section. As at the date of this prospectus, the beneficiaries of the trust are Funding and the seller only. At a later date, Funding 2 may become a beneficiary of the trust (subject to the agreement of the seller and Funding).

    On the closing date, the trust property will be made up of the loans in the portfolio as at that date and their related security and any income generated by the loans or their related security. The trust property also includes any money in the mortgages trustee guaranteed investment contract, or GIC, account and in any other bank account or bank accounts held by the mortgages trustee (as agreed by the mortgages trustee, Funding, the seller and the security trustee) from time to time, called the alternative accounts. The mortgages trustee GIC account is the bank account in which the mortgages trustee holds any cash that is part of the trust property until it is distributed to the beneficiaries. The alternative accounts are accounts into which payments by some mortgage borrowers are paid initially. Amounts on deposit in the alternative accounts are swept into the mortgages trustee GIC account on a regular basis but in any event no later than the next London business day after they are deposited in the relevant alternative account.

In addition, drawings under flexible loans, and any new loans and their related security that the seller assigns to the mortgages trustee after the closing date, will be part of the trust property, unless they are repurchased by the seller. The seller will be solely responsible for funding drawings under flexible loans. The composition of the trust property will fluctuate as drawings under flexible loans and new loans are added and as the loans that are already part of the trust property are repaid or mature or default or are repurchased by the seller.


    The aggregate outstanding principal balance of the loans in the trust property on the closing date will be approximately [GBP]30 billion.



    Funding's share of the trust property will be recalculated on the closing date in accordance with the formula described in "THE MORTGAGES TRUST --
FUNDING SHARE OF TRUST PROPERTY" and "THE MORTGAGES TRUST -- SELLER SHARE OF TRUST PROPERTY". Funding's share of the trust property on the previous distribution date (8th March, 2004) was [GBP]12,756,548,424.32 and Funding will be acquiring a further interest in the trust property on the closing date in an amount equal to [[GBP]3,556,830,000]. Funding's share of the trust property will be adjusted on the closing date to take account of principal receipts on the loans then due and payable to it and its share of any losses that have been incurred on the loans.


    The seller's share of trust property on the closing date will be an amount equal to the aggregate outstanding principal balance of the loans in the trust property less Funding's share of the trust property.

    The actual amounts of Funding's share and the seller's share of the trust property as at the closing date will not be determined until the day before the closing date which will be after the date of this prospectus.

    Income from the trust property is distributed at least monthly to Funding and the seller on each distribution date. A distribution date is the eighth day of each month after the closing date (or if not a London business day, the next succeeding London business day) and any other day during a month that Funding acquires a further interest in the trust property. On each of these distribution dates, Funding's share and the seller's share of the trust property, and the percentage of the total to which each relates, are recalculated to take into account:

       * principal payments on the loans distributed to Funding and/or the seller since the last distribution date (in general, a principal payment made to a party reduces that party's share of the trust property);

       * any drawings under flexible loans since the last distribution date (these will be funded by the seller and, in general, the seller's share of the trust property will increase accordingly);

       * any increase in Funding's share of the trust property acquired since the last distribution date and any corresponding decrease in the seller's share (which happens when Funding receives additional funds under a new intercompany loan from a new issuer and which, in general, increases Funding's share of the trust property);

       * the assignment of any new loans to the mortgages trustee which increases the total size of the trust property (and the Funding share and/or seller share of the trust property will increase depending on whether Funding has provided consideration for all or a portion of that assignment);

       * any decrease in the interest charging balance of a flexible loan due to a borrower making overpayments (which reduces the outstanding balance of the relevant flexible loan at that time) (see "THE MORTGAGES TRUST -- FLUCTUATION OF THE SELLER'S SHARE/ FUNDING'S SHARE OF THE TRUST PROPERTY"); and

       * any increase in the interest charging balance of a flexible loan due to a borrower taking a payment holiday or making an underpayment (which increases the share of Funding and the seller in the trust property unless the seller has made a payment to Funding to increase its share of the trust property (see "THE MORTGAGES TRUST -- ACQUISITION BY THE SELLER OF A FURTHER INTEREST IN THE TRUST PROPERTY")).

On each distribution date, income (but not principal) from the trust property is distributed to Funding and losses on the loans are allocated to Funding, in each case in proportion to Funding's percentage of the trust property calculated on the previous distribution date. Similarly, income (but not principal) and losses from the trust property are distributed or, in the case of losses, allocated to the seller in accordance with the seller's percentage of the trust property calculated on the previous distribution date.


    Whether the mortgages trustee distributes principal received on the loans to Funding depends on a number of factors. In general, Funding receives payment of principal in, inter alia, the following circumstances:



       * when Funding is accumulating principal during a cash accumulation period to (i) set aside the quarterly cash amounts in order to repay the issuer series 1 term AAA advance in full on the interest payment date falling in April 2005 so that we can redeem in full the series 1 class A issuer notes on that interest payment date, and (ii) repay the issuer series 2 term AAA advance in full on the interest payment date falling in January 2007 so that we can redeem in full the series 2 class A issuer notes on that interest payment date;



       * when Funding is scheduled to make repayments on an issuer term advance (other than the issuer series 1 term AAA advance and the issuer series 2 term AAA advance) or to accumulate funds in order to amortise the issuer series 3 term AAA advance (in which case principal receipts on the loans in general will be paid to Funding during the scheduled amortisation period based on the amounts required by Funding to pay the amounts that will fall due and payable in respect of the issuer series 3 term AAA advance on the next following interest payment date) (see "THE MORTGAGES TRUST -- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT");

       * when Funding is required to pay any amounts which will fall due and payable in respect of any other issuer term advances;


       * when, in relation to previous term advances and any new term advances, Funding is either accumulating principal during a cash accumulation period or a scheduled amortisation period or is scheduled to make principal repayments (in which case principal receipts will be paid to Funding based on the nature of those previous term advances and/or new term advances and the terms of the mortgages trust deed);

       * when a non-asset trigger event has occurred and an asset trigger event has not occurred (in which case principal receipts on the loans will be allocated and paid to Funding first); or

       * when an asset trigger event has occurred or the security granted by Funding to the security trustee has been enforced (in which case principal receipts on the loans will be paid to Funding in proportion to its share of the trust property).

    For more information on the mortgages trust, the cash accumulation period, the scheduled amortisation period and the distribution of principal receipts on the loans, including a description of when a non-asset trigger event or an asset trigger event will occur, see "THE MORTGAGES TRUST".


THE ISSUER INTERCOMPANY LOAN

    On the closing date, we will lend an amount in sterling equal to the proceeds of the issue of the issuer notes to Funding. Funding will pay the proceeds of this issuer intercompany loan to the seller as consideration for an increase in Funding's existing share of the trust property (resulting in a corresponding decrease in the seller's existing share of the trust property).

    As described in "-- THE ISSUER NOTES -- RELATIONSHIP BETWEEN THE ISSUER NOTES AND THE ISSUER INTERCOMPANY LOAN", the issuer intercompany loan will be split into separate term advances to match the underlying series and classes of issuer notes: the issuer term AAA advances, matching the issue of the class A issuer notes of each series; the issuer term AA advances, matching the issue of the class B issuer notes of each series; and the issuer term BBB advances, matching the issue of the class C issuer notes of each series. Together these advances are referred to in this prospectus as the issuer term advances.

    The issuer term AAA advances reflect the rating expected to be assigned to the class A issuer notes by the rating agencies (being, in the case of the series 1 class A issuer notes, A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch and, in the case of the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes, AAA by Standard & Poor's, Aaa by Moody's and AAA by Fitch). The issuer term AA advances reflect the rating expected to be assigned to the class B issuer notes by the rating agencies (being AA by Standard & Poor's, Aa3 by Moody's and AA by Fitch). The issuer term BBB advances reflect the rating expected to be assigned to the class C issuer notes by the rating agencies (being BBB by Standard & Poor's, Baa2 by Moody's and BBB by Fitch).

    Funding will repay the issuer intercompany loan from payments received from Funding's share of the trust property. We will make payments of interest and principal on the issuer notes primarily from payments of interest and principal made by Funding under the issuer intercompany loan. As further described in "THE MORTGAGES TRUST", under the terms of the issuer intercompany loan agreement, prior to the occurrence of a trigger event or enforcement of the security granted by Funding, Funding is required to:


       * repay the issuer series 1 term AAA advance in full on the interest payment date falling in [April 2005];


       * repay the issuer series 1 term AA advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the issuer series 1 term AAA advance has been fully repaid;

       * repay the issuer series 1 term BBB advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the issuer series 1 term AA advance has been fully repaid;


       * repay the issuer series 2 term AAA advance in full on the interest payment date falling in [January 2007] but to the extent there are insufficient funds to repay the issuer series 2 term AAA advance on that interest payment date, the shortfall shall be repaid on the subsequent interest payment dates to the extent of principal receipts available to Funding for that purpose, until the issuer series 2 term AAA advance has been fully repaid;


       * repay the issuer series 2 term AA advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the issuer series 2 term AAA advance has been fully repaid;

       * repay the issuer series 2 term BBB advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the issuer series 2 term AA advance has been fully repaid;


       * repay the issuer series 3 term AAA advance in an amount equal to the scheduled amortisation amount due on each of the interest payment dates falling in [April 2008], [July 2008] and [October 2008], but to the extent that there are insufficient funds to repay a scheduled amortisation amount according to the repayment schedule on the relevant interest payment date, the shortfall shall be repaid on subsequent interest payment dates to the extent of principal receipts available to Funding for that purpose, until the issuer series 3 term AAA advance has been fully repaid;



       * repay the issuer series 3 term AA advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after each scheduled repayment date on which the applicable scheduled repayment in respect of the issuer series 3 term AAA advance has been fully repaid;

       * repay the issuer series 3 term BBB advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after each scheduled repayment date on which the applicable scheduled repayment in respect of the issuer series 3 term AAA advance has been fully paid and provided that the applicable amount in respect of the issuer series 3 term AA advance has been fully repaid;

       * repay the issuer series 4 term AAA advances to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date falling in [January 2009];


       * repay the issuer series 4 term AA advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the issuer series 4 term AAA advances have been fully repaid; and

       * repay the issuer series 4 term BBB advance to the extent of principal receipts available to Funding for that purpose on each interest payment date on or after the interest payment date on which the issuer series 4 term AA advance has been fully repaid.

    The repayment schedule for the issuer series 1 term AAA advance, the issuer series 2 term AAA advance and the issuer series 3 term AAA advance is as follows:

                                                              SCHEDULED
ISSUER TERM ADVANCE                                     REPAYMENT DATES   AMOUNT
-------------------------------------------  --------------------------  -------
issuer series 1 term AAA advance                             April 2005  [GBP]__
issuer series 2 term AAA advance                           January 2007  [GBP]__
issuer series 3 term AAA advance                            April 2008,  [GBP]__
                                            July 2008 and October 2008

    During the cash accumulation period for (i) each of the quarterly cash amounts to be set aside in respect of the issuer series 1 term AAA advance and
(ii) the issuer series 2 term AAA advance, no principal repayments will be made in respect of any of the issuer term AA advances or any of the issuer term BBB advances. If, however, Funding is in a cash accumulation period for a previous bullet term advance under a previous intercompany loan agreement or for a new bullet term advance under a new intercompany loan agreement, then Funding will continue to set aside quarterly cash amounts in respect of the issuer series 1 term AAA advance and make principal repayments in respect of the issuer term AAA advances (other than the issuer series 1 term AAA advance), the issuer term AA advances and the issuer term BBB advances (or other pass-through term advances of the issuer) of each series due and payable under the issuer intercompany loan based on the amount of principal receipts paid by the mortgages trustee to Funding on each distribution date and the share of those which is allocable to the issuer intercompany loan (see "CASHFLOWS -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS"). This means that payments on the issuer term AAA advances, the issuer term AA advances and the issuer term BBB advances under the issuer intercompany loan, even though they may have a lower term advance rating than the relevant bullet term advance under another intercompany loan, should not be affected by the cash accumulation period under the previous intercompany loans or under a new intercompany loan.



    During the cash accumulation period for (i) each of the quarterly cash amounts to be set aside in respect of the issuer series 1 term AAA advance and
(ii) the issuer series 2 term AAA advance, Funding will continue to make principal repayments on the term advances made under the previous intercompany loans and/or any new intercompany loans if those term advances are then due and payable.

    When principal amounts are due and payable on the issuer series 1 term AAA advance and the issuer series 2 term AAA advance, and principal amounts are also due and payable on any of the previous term AA advances, the previous term A advances or the previous term BBB advances, then Funding will continue to make principal repayments on those previous term AA advances, the previous term A advances, or previous term BBB advances, based on the amount of principal receipts paid by the mortgages trustee to Funding on each distribution date and the portion thereof which is allocable to the previous intercompany loans. The same rule will apply analogously in respect of any new term AAA advance which is not a new bullet term advance, the issuer term AA advances and the issuer term BBB advances (see "CASHFLOWS -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS").


    Whether Funding will have sufficient funds to repay the issuer series 1 term AAA advance, the issuer series 2 term AAA advance and the issuer series 3 term AAA advance on the dates described in this section will depend on a number of factors (see "RISK FACTORS -- THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS" and "OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES, THE SERIES 2 CLASS A ISSUER NOTES AND/OR THE SERIES 3 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS").


    The circumstances under which we can take action against Funding if it does not make a repayment under the issuer intercompany loan are limited. In particular, it will not be an event of default in respect of the issuer intercompany loan if Funding does not repay amounts due in respect of the issuer intercompany loan where Funding does not have the money to make the relevant repayment. For more information on the issuer intercompany loan, see "THE ISSUER INTERCOMPANY LOAN AGREEMENT".


THE SECURITY TRUSTEE

    JPMorgan Chase Bank, London Branch, is the security trustee. Its address is Trinity Tower, 9 Thomas More Street, London E1W 1YT.


THE ISSUER SECURITY TRUSTEE

    The Bank of New York, London Branch, is the issuer security trustee. Its address is One Canada Square, London E14 5AL.


SECURITY GRANTED BY FUNDING AND THE ISSUER


    To secure its obligations to us under the issuer intercompany loan and to Funding's other secured creditors, Funding entered into a deed of charge on 26th July, 2000. On 29th November, 2000, Funding entered into a first deed of accession to the Funding deed of charge with Holmes Financing (No. 2) PLC and the other parties who entered into the original deed of charge on 26th July, 2000. On 23rd May, 2001, Funding entered into a second deed of accession with Holmes Financing (No. 3) PLC and the other parties who entered into the first deed of accession on 29th November, 2000. On 5th July, 2001, Funding entered into a third deed of accession with Holmes Financing (No. 4) PLC and the other parties who entered into the second deed of accession on 23rd May, 2001. On 8th November, 2001, Funding entered into a fourth deed of accession with Holmes Financing (No. 5) PLC and the other parties who entered into the third deed of accession on 5th July, 2001. On 7th November, 2002, Funding entered into an amended and restated Funding deed of charge with Holmes Financing (No. 6) PLC and the other parties who entered into the previous deeds of accession. On 26th March, 2003, Funding entered into a first deed of accession to the amended and restated Funding deed of charge with Holmes Financing (No. 7) PLC and the other parties who entered into the amended and restated Funding deed of charge. On the closing date, Funding will enter into a second deed of accession with us and the parties who entered into the amended and restated Funding deed of charge. Together, the amended and restated Funding deed of charge and the first and second deeds of accession to the amended and restated Funding deed of charge are referred to as the Funding deed of charge. Pursuant to the Funding deed of charge, Funding grants security over all of its assets in favour of the security trustee. Besides ourselves, Funding's secured creditors on the closing date are the previous issuers (in relation to the previous intercompany loans), the Funding swap provider, the cash manager, the Funding liquidity facility provider, the account bank, the corporate services provider, the security trustee, the previous start-up loan provider, the start-up loan provider and the seller. On the closing date, the security trustee will hold that security for the benefit of the secured creditors of Funding, including us. This means that Funding's obligations to us under the issuer intercompany loan and to the other secured creditors will be secured over the same assets. Except in very limited circumstances, only the security trustee is entitled to enforce the security granted by Funding. For more information on the security granted by Funding, see "SECURITY FOR FUNDING'S OBLIGATIONS". For details of post-enforcement priority of payments, see "CASHFLOWS".

    To secure our obligations to the noteholders and to our other secured creditors, we will grant security over all of our assets in favour of the issuer security trustee. Our secured creditors are the issuer security trustee, the note trustee, the noteholders, the agent bank, the issuer cash manager, the issuer account banks, the paying agents, the issuer dollar currency swap providers, the issuer euro currency swap provider and the corporate services provider. The issuer security trustee will hold that security for the benefit of our secured creditors, including the noteholders. This means that our obligations to our other secured creditors will be secured over the same assets that secure our obligations under the issuer notes. Except in very limited circumstances, only the issuer security trustee will be entitled to enforce the security granted by us. For more information on the security granted by us, see "SECURITY FOR THE ISSUER'S OBLIGATIONS". For details of post-enforcement priority of payments, see "CASHFLOWS".


SWAP PROVIDERS


    The Funding swap provider is Abbey National Treasury Services. Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The issuer dollar currency swap provider for the series 1 issuer notes is __ and its office is at __; for the series 2 issuer notes is __ and its office is at __; and for the series 4 class A2 issuer notes is __ and its office is at __. The issuer euro currency swap provider for the series 3 issuer notes is __ and its office is at __.


    The Funding swap provider has entered into the Funding swap agreement with Funding, which is a master agreement (including a schedule and a confirmation) under which the Funding swap has been documented. The issuer dollar currency swap providers will enter into the issuer dollar currency swap agreements, which are master agreements (each including a schedule and a confirmation) with us. The issuer euro currency swap provider will enter into the issuer euro currency swap agreements, which are master agreements (each including a schedule and a confirmation) with us.


SWAP AGREEMENTS

    Borrowers make payments under the loans in pounds sterling. Some of the loans carry variable rates of interest, some of the loans pay interest at a fixed or capped rate or rates of interest and some of the loans pay interest which tracks an interest rate other than the variable rate set by Abbey National plc or the mortgages trustee (for example the interest rate may be set at a margin above sterling LIBOR or above rates set by the Bank of England). These interest rates do not necessarily match the floating rate of interest payable on the issuer intercompany loan and accordingly, Funding has entered into the Funding swap agreement with the Funding swap provider.

    Under the Funding swap, Funding makes quarterly payments to the Funding swap provider based on the weighted average of the average variable rate from several UK mortgage lenders and the different rates of interest payable on the tracker rate loans and fixed rate loans (including capped rate loans that are subject to the specified capped rate of interest) and the Funding swap provider makes quarterly payments to Funding based on the floating rates of interest payable on the intercompany loans outstanding at that time.


    Payments made by the mortgages trustee to Funding under the mortgages trust deed, payments made by Funding to us under the issuer intercompany loan and any drawings under the Funding liquidity reserve fund will be made in pounds sterling. To enable us to make payments on the interest payment dates in respect of each of the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes in US dollars, we will enter into the issuer dollar currency swap agreements with the issuer dollar currency swap providers. Under the issuer dollar currency swaps, we will pay to the issuer dollar currency swap providers the sterling amounts received on the issuer series 1 term AAA advance, the issuer series 1 term AA advance, the issuer series 1 term BBB advance, the issuer series 2 term AAA advance, the issuer series 2 term AA advance, the issuer series 2 term BBB advance and the issuer series 4A2 term AAA advance and the issuer dollar currency swap providers will pay to us amounts in US dollars that are equal to the amounts to be paid on the relevant classes of the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes. No repayment of the series 1 class A issuer notes will be made prior to the interest payment date falling in April 2005 unless there has been a trigger event or the issuer security has been enforced.


    To enable us to make payments on the series 3 issuer notes (the "EURO ISSUER NOTES") in euro, we will enter into the issuer euro currency swap agreements with the issuer euro currency swap provider. Under the issuer euro currency swaps, we will pay to the issuer euro currency swap provider the sterling amounts received on the issuer series 3 term AAA advance, the issuer series 3 term AA advance and the issuer series 3 term BBB advance and the issuer euro currency swap provider will pay to us amounts in euro that are equal to the amounts to be paid on the euro issuer notes.


    The issuer intercompany loan will pay interest at a floating rate of interest in sterling calculated by reference to the London inter-bank offered rate for three-month sterling deposits in effect on the relevant interest determination date, also called sterling LIBOR, plus a margin for each issuer term advance.


ISSUER POST-ENFORCEMENT CALL OPTION AGREEMENT

    The issuer post-enforcement call option agreement will be entered into between the issuer security trustee, as agent for the class B noteholders and the class C noteholders, the issuer and a subsidiary of Holdings called PECOH Limited. The terms of the option will require, upon exercise of the option by PECOH Limited, the transfer to PECOH Limited of all of the class B issuer notes and/or all of the class C issuer notes, as the case may be. The class B noteholders and the class C noteholders will be bound by the terms of the class B issuer notes and the class C issuer notes, respectively, to transfer the issuer notes to PECOH Limited in these circumstances. Neither the class B noteholders nor the class C noteholders will be paid for that transfer.

    However, as the post-enforcement call option can be exercised only after the issuer security trustee has enforced the security granted by us under the issuer deed of charge and determined that there are no further assets available to pay amounts due and owing to the class B noteholders and/or the class C noteholders, as the case may be, the exercise of the post-enforcement call option will not further disadvantage the economic position of those noteholders. In addition, exercise of the post-enforcement call option and delivery by the class B noteholders and/or the class C noteholders of the class B issuer notes and/or the class C issuer notes, respectively, to PECOH Limited will not extinguish any other rights or claims other than the rights to payment of interest and repayment of principal under the class B issuer notes and/or the class C issuer notes that such class B noteholders and/or class C noteholders may have against us.


RATING OF THE ISSUER NOTES

    The series 1 class A issuer notes are expected to be assigned an A-1+ rating by Standard & Poor's, a P-1 rating by Moody's and a F1+ rating by Fitch. The series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes are expected to be assigned an AAA rating by Standard & Poor's, an Aaa rating by Moody's and an AAA rating by Fitch. The class B issuer notes are expected to be assigned an AA rating by Standard & Poor's, an Aa3 rating by Moody's and an AA rating by Fitch. The class C issuer notes are expected to be assigned a BBB rating by Standard & Poor's, a Baa2 rating by Moody's and a BBB rating by Fitch.

    A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating organisation if, in its judgment, circumstances in the future so warrant.

Together Standard & Poor's, Moody's and Fitch comprise the rating agencies, which is to be understood to include any further or replacement rating agency appointed by us with the approval of the note trustee to give a credit rating to the issuer notes or any class of the issuer notes.


LISTING

    Application has been made to the UK Listing Authority for each class of the issuer notes to be admitted to the official list of the UK Listing Authority. Application will also be made to the London Stock Exchange for each class of the issuer notes to be admitted to trading on the London Stock Exchange's market for listed securities.


THE PREVIOUS ISSUERS, NEW ISSUERS AND FUNDING 2

    The previous issuers, each of which is a wholly owned subsidiary of Holdings, issued the previous notes and from those issue proceeds made the previous intercompany loans to Funding as follows:

       *     Holmes Financing (No. 1) PLC, on 26th July, 2000;

       *     Holmes Financing (No. 2) PLC, on 29th November, 2000;

       *     Holmes Financing (No. 3) PLC, on 23rd May, 2001;

       *     Holmes Financing (No. 4) PLC, on 5th July, 2001;

       *     Holmes Financing (No. 5) PLC, on 8th November, 2001;

       *     Holmes Financing (No. 6) PLC, on 7th November, 2002; and

       *     Holmes Financing (No. 7) PLC, on 26th March, 2003.

    Funding's obligations under these previous intercompany loans are secured by the same security that secures the issuer intercompany loan. In addition, it is expected that in the future, subject to satisfaction of certain conditions, Holdings may establish additional wholly owned subsidiary companies to issue new notes to investors. One of these conditions is that the ratings of your issuer notes will not be downgraded at the time a new issuer issues new notes. Any new issuers will loan the proceeds of any issue of new notes to Funding pursuant to the terms of a new intercompany loan agreement. Funding will use the proceeds of a new intercompany loan to do one or more of the following:

       * pay the seller for new loans and their related security to be assigned to the mortgages trustee, which will result in an increase in Funding's share of the trust property;

       * pay the seller for an increase in Funding's share of the trust property (as under this transaction) (resulting in a corresponding decrease in the seller's share of the trust property);

       * refinance an intercompany loan or intercompany loans outstanding at that time, which will not result in a change in the size of Funding's share of the trust property. In these circumstances, Funding will use the proceeds of the new intercompany loan to repay an intercompany loan outstanding at that time, which the relevant issuer will, provided that the terms of the relevant notes then permit such optional redemption, use to repay the relevant noteholders. If our issuer intercompany loan to Funding is refinanced in these circumstances, you could be repaid early; and/ or


       *     make a deposit in one or more of the reserve funds.


    Regardless of which of these uses of proceeds is selected, the previous notes, your issuer notes and any new notes will all be secured ultimately over Funding's share of the trust property and will be subject to the ranking described in the following paragraphs.

    Funding will apply amounts it receives from the trust property to pay amounts it owes under the previous term advances, the issuer term advances and new term advances without distinguishing when the share in the trust property was acquired or when the relevant term advance was made. Funding's obligations to pay interest and principal to us on the issuer term advances and to the previous issuers or new issuers on their respective previous term advances or new term advances will rank either equal with, ahead of or after each other, primarily depending on the relative designated rating of each previous term advance, issuer term advance and new term advance. The rating of a previous term advance, issuer term advance or new term advance will be the rating assigned by the rating agencies to the previous notes, the issuer notes or the new notes, which are used to fund the relevant term advance, on their date of issue. Funding will pay interest and (subject to their respective scheduled repayment dates and the rules for application of principal receipts described in "CASHFLOWS -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS") principal first on the previous term advances, the issuer term advances and the new term advances with the highest rating, and thereafter on the previous term advances, the issuer term advances and the new term advances with the next highest rating, and so on down to the previous term advances, the issuer term advances and the new term advances with the lowest rating. Accordingly, any term advance in relation to previous notes or new notes that have an AAA rating will rank equally with Funding's payments of interest and (subject to their respective scheduled repayment dates and the rules referred to in this paragraph) principal on the issuer term AAA advances and will rank ahead of Funding's payments of interest and principal on the issuer term AA advances and the issuer term BBB advances. Payment of principal on the previous term BB advance in respect of the previous intercompany loan from Holmes Financing (No. 4) PLC is treated differently and will depend on Funding having sufficient Funding available revenue receipts therefor after meeting its other obligations (including its obligation to fully fund the reserve funds) and/or there being excess amounts standing to the credit of the reserve funds on an interest payment date falling in or after July 2006.

    It should be noted, however, that although a previous term advance, issuer term advance and any new term advance may rank equally, principal payments may be made earlier on the previous term advances, new term advances or the issuer term advances, as the case may be, depending on their scheduled repayment and final repayment dates. Further, as described in "CASHFLOWS -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS", in some circumstances, Funding will continue to make payments on term advances due and payable under each of the issuer intercompany loan and the previous intercompany loans, irrespective of term advance rating. More specifically, if amounts are due and payable on any of the pass-through term advances made under the previous intercompany loans which have a term advance rating of AA, A or BBB, and at the same time amounts are due and payable on the pass-through term advance made under the issuer intercompany loan which has a term advance rating of AAA, then Funding will allocate principal receipts available to it to each of the previous issuers and the issuer based on the outstanding principal balance of each of their respective intercompany loans.


    You should also note that during a cash accumulation period to set aside any quarterly cash amounts in respect of the issuer series 1 term AAA advance and for any bullet term advance under an intercompany loan (for example, the issuer intercompany loan), Funding will continue to make principal repayments in respect of amounts due and payable in respect of pass-through term advances and scheduled amortisation term advances under other intercompany loans (for example, one of the previous intercompany loans), based on the outstanding principal balance of each of those intercompany loans.


    If Funding enters into a new intercompany loan agreement the terms of the Funding swap agreement provide that the notional amount of the Funding swap will be increased in order to address the potential mismatch between variable, tracker and fixed rates of interest paid by borrowers on the loans and the floating rate of interest paid by Funding on the intercompany loans outstanding at that time (including the new intercompany loan), as described further in "THE SWAP AGREEMENTS". The various margins on the fixed, floating and tracker elements of the Funding swap will vary depending on the nature of the loans constituting the trust property from time to time.

    As Funding enters into new intercompany loan agreements, it will, if required, simultaneously enter into new start-up loan agreements with a new start-up loan provider which will provide for the costs and expenses of the issue of the new notes and, if required by the rating agencies, for extra amounts to be credited to one or both reserve funds.

Pursuant to its obligations under the Listing Rules of the UK Listing Authority, if a new issuer is established to issue new notes, then the issuer will notify or procure that notice is given of that new issue.

    Holdings may establish a new entity, Funding 2, which may, in the future, issue new notes from time to time and (subject to the agreement of the seller and Funding) use the proceeds to make a payment to the seller to acquire an interest in the trust property rather than lending the proceeds to Funding. Funding 2 would be a wholly owned subsidiary of Holdings. In that event, Funding 2 would become a beneficiary of the mortgages trust subject to the satisfaction of certain conditions (see "RISK FACTORS -- HOLDINGS MAY ESTABLISH ANOTHER COMPANY, FUNDING 2, WHICH MAY BECOME AN ADDITIONAL BENEFICIARY UNDER THE MORTGAGES TRUST").


UNITED KINGDOM TAX STATUS


    Subject to important qualifications and conditions set out under "UNITED KINGDOM TAXATION", including as to final documentation and assumptions, Slaughter and May, our UK tax advisers, are of the opinion that:


       * no UK withholding tax will be required on interest payments to any holder of the issuer notes provided that the issuer notes are, and remain at all times, listed on a recognised stock exchange, which includes the London Stock Exchange;


       * US persons who are not and have never been either resident or ordinarily resident in the UK and who are not carrying on a trade, profession or vocation in the UK through a branch or agency in the UK in connection with which the payments are received or to which the issuer notes are attributable (or, in the case of a US person who is a company, provided that company does not carry on a trade in the UK through a permanent establishment in connection with which the payments on the issuer notes are received or to which the issuer notes are attributable) will not be subject to UK taxation in respect of payment of principal and interest on the issuer notes;


       * no UK stamp duty or stamp duty reserve tax is payable on the issue or transfer of the global issuer notes or on the issue or transfer of an issuer note in definitive form;


       * Funding and the issuer will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses. Examples of non-deductible expenses and losses include general provisions for bad debts. In respect of Funding, the seller has confirmed to Slaughter and May that the profit in the profit and loss account will not exceed 0.01 per cent. of the Funding available revenue receipts. In respect of the issuer, the seller has confirmed to Slaughter and May that the profit in the profit and loss account will not exceed
             0.02 per cent. of the interest on the issuer term advances under the issuer intercompany loan. We refer you to the risk factor "Tax payable by Funding or the issuer may adversely affect our ability to make payments on the issuer notes"; and


       * the mortgages trustee will have no liability to UK tax in respect of any income, profit or gain arising under these arrangements apart from a liability to UK corporation tax on amounts, such as trustee fees and expenses, which are paid to the mortgages trustee for its own benefit. Accordingly, the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding or the seller under the mortgages trust.


UNITED STATES TAX STATUS

    In the opinion of Cleary, Gottlieb, Steen & Hamilton, our US tax advisers, the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes will be treated as debt for US federal income tax purposes. We intend to treat these classes of issuer notes as debt of the issuer. The US Internal Revenue Service could seek to recharacterise these classes of issuer notes as an ownership interest in the related debt of Funding. In that case, a US holder of a class of issuer notes generally would be treated as holding Funding debt and a currency swap, which may be integrated as a synthetic debt instrument having the characteristics of the applicable class of issuer notes and substantially the same tax treatment as if the class of issuer notes were characterised as debt of the issuer. See "UNITED STATES TAXATION -- US ISSUER NOTES AS DEBT OF FUNDING".

    Our US tax advisers have also provided their opinion that, assuming compliance with the transaction documents, the mortgages trustee acting in its capacity as trustee of the mortgages trust, Funding and the issuer will not be subject to US federal income tax.



ELIGIBILITY OF NOTES FOR PURCHASE BY MONEY MARKET FUNDS



    The series 1 class A issuer notes will be "Eligible Securities" within the meaning of Rule 2a-7 under the United States Investment Company Act of 1940, as amended.




ERISA CONSIDERATIONS FOR INVESTORS


    The series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes are eligible for purchase by employee benefit and other plans subject to Section 406 of ERISA or Section 4975 of the Code and by governmental plans that are subject to any state, local or other federal law of the United States that is substantially similar to Section 406 of ERISA or Section 4975 of the Code, subject to consideration of the issues described herein under "ERISA CONSIDERATIONS". Each purchaser of any such issuer notes (and all subsequent transferees thereof) will be deemed to have represented and warranted that its purchase, holding and disposition of such issuer notes will not result in a non-exempt prohibited transaction under ERISA or the Code (or in the case of any governmental plan, any substantially similar state, local or other federal law of the United States). In addition, any fiduciary of a plan subject to the fiduciary responsibility provisions of ERISA or similar provisions of state, local or other federal laws of the United States should consult with their counsel to determine whether an investment in the issuer notes satisfies the prudence, investment diversification and other applicable requirements of those provisions.


FEES


    The following table sets out the on-going fees to be paid by the issuer, the previous issuers, Funding and the mortgages trustee to transaction parties.


                                                           PRIORITY IN

TYPE OF FEE                            AMOUNT OF FEE            CASHFLOW                         FREQUENCY
-------------------------------------  ----------------------   -------------------------------  -----------------

Servicing fee                          0.12 per cent. per       Ahead of all                     Each
                                       year of Funding's        revenue amounts                  distribution date
                                       share of trust           payable to Funding
                                       property                 by the mortgages
                                                                trustee
Funding cash management fee            [GBP]117,500 each year   Ahead of all senior              Each interest
                                                                issuer term                      payment date
                                                                advances
Holmes Financing (No. 1) PLC cash      Estimated [GBP]124,550   Ahead of all senior              Each interest
management fee and corporate           each year                outstanding                      payment date
expenses                                                        previous notes of
                                                                Holmes Financing
                                                                (No. 1) PLC

Holmes Financing (No. 2) PLC cash      Estimated [GBP]124,550   Ahead of all senior              Each interest
management fee and corporate           each year                outstanding                      payment date
expenses                                                        previous notes of
                                                                Holmes Financing
                                                                (No. 2)PLC


                                                                PRIORITY IN
TYPE OF FEE                            AMOUNT OF FEE            CASHFLOW                         FREQUENCY
-------------------------------------  -----------------------  -------------------------------  -----------------

Holmes Financing (No. 3) PLC cash      Estimated [GBP]124,550   Ahead of all senior              Each interest
management fee and corporate           each year                outstanding                      payment date
expenses                                                        previous notes of
                                                                Holmes Financing
                                                                (No. 3) PLC

Holmes Financing (No. 4) PLC cash      Estimated [GBP]124,550   Ahead of all senior              Each interest
management fee and corporate           each year                outstanding                      payment date
expenses                                                        previous notes of
                                                                Holmes Financing
                                                                (No. 4) PLC
Holmes Financing (No. 5) PLC cash      Estimated [GBP]124,550   Ahead of all senior              Each interest
management fee and corporate           each year                outstanding                      payment date
expenses                                                        previous notes of
                                                                Holmes Financing
                                                                (No. 5) PLC
Holmes Financing (No. 6) PLC cash      Estimated                Ahead of all senior              Each interest
management fee and corporate           [GBP]124,550 each        outstanding                      payment date
expenses                               year                     previous notes of
                                                                Holmes Financing
                                                                (No. 6)
                                                                PLC
Holmes Financing (No. 7) PLC cash      Estimated                Ahead of all senior outstanding  Each interest
management fee and corporate expenses  [GBP]124,550 each        previous notes of                payment date
                                       year                     Holmes Financing
                                                                (No. 7) PLC
Issuer cash management fee             Estimated                Ahead of all senior              Each interest
                                       [GBP]117,500 each        outstanding issuer               payment date
                                       year                     notes
Corporate expenses of the mortgages    Estimated [GBP]7,050     Ahead of all                     Each
trustee                                each year                revenue amounts                  distribution date
                                                                payable to Funding
                                                                by the mortgages
                                                                trustee

Corporate expenses of Funding          Estimated                Ahead of all senior              Each interest
                                       [GBP]21,737.50 each      issuer term                      payment date
                                       year                     advances
Corporate expenses of the issuer       Estimated [GBP]7,050     Ahead of all senior              Each interest
                                       each year                outstanding issuer               payment date
                                                                notes
Commitment fee under the Funding       0.10 per cent. of        Ahead of all senior              Each interest

liquidity facility                     undrawn amount           issuer term                      payment date
                                       under Funding            advances
                                       liquidity facility from
                                       time to time

                                                                PRIORITY IN
TYPE OF FEE                            AMOUNT OF FEE            CASHFLOW                         FREQUENCY
-------------------------------------  -----------------------  -------------------------------  -----------------
Commitment fee under the Holmes        0.10 per cent. of        Ahead of all senior              Each interest
Financing (No. 1) PLC liquidity        undrawn amount           outstanding                      payment date
facility                               under previous           previous notes of
                                       issuer liquidity         Holmes Financing
                                       facility from time to    (No. 1) PLC
                                       time

Commitment fee under the Holmes        0.12 per cent. of        Ahead of all senior              Each interest
Financing (No. 2) PLC liquidity        undrawn amount           outstanding                      payment date
facility                               under previous           previous notes of
                                       issuer liquidity         Holmes Financing
                                       facility from time to    (No. 2) PLC
                                       time
Commitment fee under the Holmes        0.14 per cent. up to     Ahead of all senior              Each interest
Financing (No. 3) PLC liquidity        but excluding the        outstanding                      payment date
facility                               interest payment         previous notes of
                                       date in October          Holmes Financing
                                       2006 and thereafter      (No. 3) PLC
                                       0.28 per cent. of
                                       undrawn amount
                                       under previous
                                       issuer liquidity
                                       facility from time to
                                       time
Commitment fee under the Holmes        0.14 per cent. up to     Ahead of all senior              Each interest
Financing (No. 4) PLC liquidity        but excluding the        outstanding                      payment date
facility                               interest payment         previous notes of
                                       date in October          Holmes Financing
                                       2006 and thereafter      (No. 4) PLC
                                       0.28 per cent. of
                                       undrawn amount
                                       under previous
                                       issuer liquidity
                                       facility from time to
                                       time
Commitment fee under the Holmes        0.14 per cent. up to     Ahead of all senior              Each interest
Financing (No. 5) PLC liquidity        but excluding the        outstanding                      payment date
facility                               interest payment         previous notes of
                                       date in October          Holmes Financing
                                       2006 and thereafter      (No. 5) PLC
                                       0.28 per cent. of
                                       undrawn amount
                                       under previous
                                       issuer liquidity
                                       facility from time to
                                       time


                                                                PRIORITY IN
TYPE OF FEE                            AMOUNT OF FEE            CASHFLOW                         FREQUENCY
-------------------------------------  -----------------------  -------------------------------  -----------------
Commitment fee under the Holmes        0.14 per cent. up to     Ahead of all senior              Each interest
Financing (No. 6) PLC liquidity        but excluding the        outstanding                      payment date
facility                               interest payment         previous notes of
                                       date in April 2008       Holmes Financing
                                       and thereafter 0.28      (No. 6) PLC
                                       per cent. of undrawn
                                       amount under
                                       previous issuer
                                       liquidity facility from
                                       time to time

Fee payable by Funding to the security $5,000 per annum         Ahead of all senior              Each interest
trustee                                                         issuer term                      payment date
                                                                advances

Fee payable by the issuer to the       $6,000 per annum         Ahead of all senior              Each interest
issuer security trustee and the note                            outstanding issuer               payment date
trustee                                                         notes




      Each of the fees set out in the preceding table (other than under previous issuer liquidity facilities) is, where applicable, inclusive of VAT, which is currently assessed at 17.5 per cent. The fees will be subject to adjustment if the applicable rate of VAT changes.

                                  RISK FACTORS

    This section describes the principal risk factors associated with an investment in the issuer notes. If you are considering purchasing our issuer notes, you should carefully read and think about all the information contained in this document, including the risk factors set out here, prior to making any investment decision.


YOU CANNOT RELY ON ANY PERSON OTHER THAN US TO MAKE PAYMENTS ON THE ISSUER
NOTES


    The issuer notes will not represent an obligation or be the responsibility of any of Abbey National plc or any of its affiliates, Barclays Capital Inc., Lehman Brothers Inc., or UBS Securities LLC, or any of their respective affiliates, the other underwriters, the previous issuers, the mortgages trustee, the security trustee, the issuer security trustee, the note trustee or any other party to the transaction other than us.



WE HAVE A LIMITED SET OF RESOURCES AVAILABLE TO US TO MAKE PAYMENTS ON THE ISSUER NOTES

    Our ability to make payments of principal and interest on the issuer notes and to pay our operating and administrative expenses will depend primarily on the funds being received under the issuer intercompany loan. In addition, we will rely on the issuer dollar currency swaps and the issuer euro currency swaps to provide payments on the issuer notes denominated in US dollars and euro, respectively.


    If Funding is unable to pay in full on any interest payment date (a) the interest on any term advance, (b) the operating and administrative expenses and/or (c) the principal payments in respect of the previous issuer series 1 term AAA advance made by Holmes Financing (No. 6) PLC, the previous issuer series 1 term AAA advance made by Holmes Financing (No. 7) PLC and the issuer series 1 term AAA advance on their maturity dates, respectively, and in the event that the seller suffers a certain ratings downgrade, Funding may draw money from the Funding liquidity reserve fund (See "CREDIT STRUCTURE"). We will not have any other significant sources of funds available to meet our obligations under the issuer notes and/or any other payments ranking in priority to the issuer notes.



FUNDING IS NOT OBLIGED TO MAKE PAYMENTS ON THE ISSUER TERM ADVANCES IF IT DOES NOT HAVE ENOUGH MONEY TO DO SO, WHICH COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    Funding's ability to pay amounts due on the issuer term advances will depend upon:

       * Funding receiving enough funds from the Funding share percentage of the revenue and principal receipts on the loans included in the mortgages trust on or before each interest payment date;

       * Funding receiving the required funds from the Funding swap provider;

       * the amount of funds credited to the reserve funds (as described in "CREDIT STRUCTURE -- FIRST RESERVE FUND" and "CREDIT STRUCTURE -- SECOND RESERVE FUND");

       * Funding making drawings as permitted under the Funding liquidity facility (as described in "CREDIT STRUCTURE -- FUNDING LIQUIDITY FACILITY"); and

       * the allocation of funds between the previous term advances, the issuer term advances and any new term advances (as described in "CASHFLOWS").

    According to the terms of the mortgages trust deed, the mortgages trustee is obliged to pay to Funding the Funding share percentage of revenue receipts on the loans by crediting those amounts to the Funding GIC account on each distribution date. The mortgages trustee is obliged to pay to Funding principal receipts on the loans by crediting those amounts to the Funding GIC account as and when required pursuant to the terms of the mortgages trust deed.

    Funding will be obliged to pay revenue receipts due to us under the issuer intercompany loan only to the extent that it has revenue receipts left over after making payments ranking in priority to us, such as payments of certain fees and expenses of Funding and payments on certain higher ranking previous term advances under the previous intercompany loans.

Funding will be obliged to pay principal receipts due to us under the issuer intercompany loan only to the extent that it has principal receipts available for that purpose after repaying amounts ranking in priority to us (including repaying certain higher ranking previous term advances), as described in "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS" and "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS".

    If there is a shortfall between the amounts payable by Funding to us under the issuer intercompany loan agreement and the amounts payable by us on the issuer notes, you may, depending on what other sources of funds are available to us and to Funding, not receive the full amount of interest and/or principal which would otherwise be due and payable on the issuer notes.


FAILURE BY FUNDING TO MEET ITS OBLIGATIONS UNDER THE ISSUER INTERCOMPANY LOAN AGREEMENT WOULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    If Funding does not make payments due and payable on the issuer intercompany loan, then we may not have enough money to make payments on the issuer notes, and in addition we will have only limited recourse to the assets of Funding. If Funding does not pay amounts under the issuer intercompany loan because it does not have enough money available, those amounts will be deemed not to be due and payable, so there will not be an event of default under the issuer intercompany loan, and we will not have recourse to the assets of Funding in that instance.


ON THE FINAL REPAYMENT DATE OF THE ISSUER INTERCOMPANY LOAN ANY OUTSTANDING AMOUNTS IN RESPECT OF THE ISSUER TERM AA ADVANCES AND THE ISSUER TERM BBB ADVANCES WILL BE EXTINGUISHED, WHICH WOULD CAUSE A LOSS ON ANY CLASS B ISSUER NOTES AND ANY CLASS C ISSUER NOTES STILL OUTSTANDING


    The transaction has been structured in the expectation that on the final repayment date of the issuer intercompany loan in July 2040, the interest and principal due and payable on the issuer term AA advances and the issuer term BBB advances will be in an amount equal to the sum available to pay all outstanding interest and/or principal (including interest and/or principal deferred and unpaid) on the issuer term AA advances and the issuer term BBB advances (after paying amounts of a higher order of priority as required by the Funding priority of payments).


    If there is a shortfall between the amount available to pay such interest and/or principal and the amount required to pay all outstanding interest and/or principal on the issuer term AA advances and the issuer term BBB advances, then the shortfall will be deemed to be not due and payable under the issuer intercompany loan agreement and we will not have any claim against Funding for the shortfall.

    If there is such a shortfall in interest and/or principal payments under the issuer intercompany loan agreement, you may not receive the full amount of interest and/or principal which would otherwise be due and payable on the class B issuer notes or the class C issuer notes outstanding.



ALTHOUGH ENFORCEMENT OF THE ISSUER SECURITY WILL BE POSSIBLE FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT IN THE ISSUER'S OBLIGATIONS, THE PROCEEDS OF THAT ENFORCEMENT MAY NOT BE ENOUGH TO MAKE ALL PAYMENTS DUE ON THE ISSUER NOTES

    We have no recourse to the assets of Funding unless Funding has also defaulted on its obligations under the issuer intercompany loan and the Funding security has been enforced.



    If the security created as required by the issuer deed of charge is enforced, the proceeds of enforcement may be insufficient to pay all principal and interest due on the issuer notes. The noteholders may still have an unsecured claim against us for the shortfall, but there is no guarantee that we will have sufficient (or any) funds to pay that shortfall.

THE TRANSACTION HAS BEEN STRUCTURED IN THE EXPECTATION THAT THE SERIES 1 ISSUER NOTES WILL BE REDEEMED BEFORE THE SERIES 2 ISSUER NOTES, THE SERIES 2 ISSUER NOTES WILL BE REDEEMED BEFORE THE SERIES 3 ISSUER NOTES AND THE SERIES 3 ISSUER NOTES WILL BE REDEEMED BEFORE THE SERIES 4 ISSUER NOTES

    The transaction has been structured in the expectation that:

       * the series 1 issuer notes will be redeemed in full prior to the redemption of the series 2 issuer notes, the series 3 issuer notes and the series 4 issuer notes;

       * the series 2 issuer notes will be redeemed in full prior to the redemption of the series 3 issuer notes and the series 4 issuer notes; and

       * the series 3 issuer notes will be redeemed in full prior to the redemption of the series 4 issuer notes.

    This means, among other things, that the series 1 class B issuer notes and the series 1 class C issuer notes are expected to be redeemed before the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes, even though the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes have a higher rating than the series 1 class B issuer notes and the series 1 class C issuer notes.


    If the issuer does not exercise its option to redeem the issuer notes (other than the series 1 class A issuer notes) on the interest payment date falling in January 2009, then the transaction has been structured in the expectation that the series 2 class A issuer notes will be redeemed in full before the series 3 class A issuer notes and that the series 3 class A issuer notes will be redeemed in full before the series 4 issuer notes.


    However, there is no assurance that the series 1 issuer notes will be redeemed in full before the series 2 issuer notes, the series 3 issuer notes and the series 4 issuer notes or that the series 2 issuer notes will be redeemed in full before the series 3 issuer notes and the series 4 issuer notes or that the series 3 issuer notes will be redeemed in full before the series 4 issuer notes. In each case, redemption of the issuer notes is ultimately dependent on, among other things, repayment and redemptions on the loans and on the term advance rating of the issuer term advances. Further, if on any interest payment date, amounts are due and payable in respect of the class A issuer notes of any series and amounts are due and payable in respect of the class B issuer notes of any series and/or the class C issuer notes of any series, then payments of principal will be made on the class A issuer notes in priority to payments of principal on the class B issuer notes and the class C issuer notes. Similarly, if on any interest payment date, amounts are payable in respect of the class B issuer notes of any series and the class C issuer notes of any series, then payments of principal will be made on the class B issuer notes in priority to payments of principal on the class C issuer notes. See "-- SUBORDINATION OF OTHER NOTE CLASSES MAY NOT PROTECT YOU FROM ALL RISK OF LOSS".


THERE MAY BE CONFLICTS BETWEEN YOUR INTERESTS AND THE INTERESTS OF ANY OF OUR OTHER SECURED CREDITORS, AND THE INTERESTS OF THOSE SECURED CREDITORS MAY PREVAIL OVER YOUR INTERESTS

    The issuer deed of charge requires the issuer security trustee to consider the interests of each of the issuer secured creditors in the exercise of all of its powers, trusts, authorities, duties and discretions, but requires the issuer security trustee, in the event of a conflict between your interests and the interests of any of the other issuer secured creditors, to consider only your interests, except in the event of a proposed waiver of any breach of the provisions of the issuer transaction documents or a proposed modification to any of the issuer transaction documents. In these circumstances, the issuer security trustee is required to consider whether the proposed waiver or modification would be materially prejudicial to the interests of an issuer swap provider and, if so, it is required to get its or their written consent to the proposed waiver or modification.

    The issuer security trustee may agree to matters it considers necessary which would not be materially prejudicial to you, as long as the interests of the issuer swap providers would not be materially prejudiced by these matters and they have given their consent in writing to these matters.

THERE MAY BE A CONFLICT BETWEEN THE INTERESTS OF THE HOLDERS OF CLASS A ISSUER NOTES, THE HOLDERS OF CLASS B ISSUER NOTES AND THE HOLDERS OF CLASS C ISSUER NOTES AND THE INTERESTS OF OTHER CLASSES OF NOTEHOLDERS MAY PREVAIL OVER YOUR INTERESTS

    The issuer trust deed and the terms of the issuer notes will provide that the note trustee and the issuer security trustee are to have regard to the interests of the holders of all the classes of issuer notes. There may be circumstances, however, where the interests of one class of the noteholders conflicts with the interests of another class or classes of the noteholders. The issuer trust deed and the terms of the issuer notes will provide that where, in the opinion of the note trustee or the issuer security trustee, there is such a conflict, then:

       * the note trustee or the issuer security trustee is to have regard only to the interests of the class A noteholders in the event of a conflict between the interests of the class A noteholders on the one hand and the class B noteholders and the class C noteholders on the other hand; and

       * the note trustee or the issuer security trustee is to have regard only to the interests of the class B noteholders in the event of a conflict between the interests of the class B noteholders on the one hand and the class C noteholders on the other hand.


THERE MAY BE A CONFLICT BETWEEN THE INTERESTS OF THE HOLDERS OF EACH SERIES OF THE CLASS A ISSUER NOTES, THE HOLDERS OF EACH SERIES OF THE CLASS B ISSUER NOTES AND THE HOLDERS OF EACH SERIES OF THE CLASS C ISSUER NOTES, AND THE INTERESTS OF OTHER SERIES OF NOTEHOLDERS MAY PREVAIL OVER YOUR INTERESTS

    There may also be circumstances where the interests of the class A noteholders of one series of the issuer notes conflict with the interests of the class A noteholders of another series of the issuer notes or there may be circumstances where the interests of the class B noteholders of one series of the issuer notes conflict with the interests of the class B noteholders of another series of the issuer notes or where the interests of the class C noteholders of one series of the issuer notes conflict with the interests of the class C noteholders of another series of the issuer notes.

    The issuer trust deed and the terms of the issuer notes will provide that where, in the opinion of the note trustee or the issuer security trustee, there is such a conflict, then a resolution directing the note trustee or, as applicable, the issuer security trustee to take any action must be passed at separate meetings of the holders of each series of the class A issuer notes, or, as applicable, each series of the class B issuer notes and each series of the class C issuer notes. A resolution may only be passed at a single meeting of the noteholders of each series of the relevant class if the note trustee or, as applicable, the issuer security trustee is satisfied that there is no conflict between them.

    Similar provisions will apply in relation to requests in writing from holders of a specified percentage of the principal amount outstanding of the issuer notes of each class within each series (the principal amount outstanding being converted into sterling for the purposes of making the calculation). You should note that as a result of repayments of principal first to the series 1 issuer notes, then to the series 2 issuer notes, then to the series 3 issuer notes and then to the series 4 issuer notes, the principal amount outstanding of each series of the issuer notes will change after the closing date.


HOLDINGS MAY ESTABLISH ANOTHER COMPANY, FUNDING 2, WHICH MAY BECOME AN ADDITIONAL BENEFICIARY UNDER THE MORTGAGES TRUST

    Holdings may establish a new entity, Funding 2, which may issue new notes from time to time and use the proceeds to make a payment to the seller to acquire an interest in the trust property rather than lending the proceeds to Funding, subject to the agreement of the seller and Funding, as existing beneficiaries of the mortgages trust. If Funding 2 becomes a beneficiary of the mortgages trust then the percentage shares of Funding and the seller in the trust property may decrease. The introduction of Funding 2 will not cause a reduction in the principal amount of assets backing the issuer notes. The security trustee will only be entitled to consent to any modifications to the transaction documents caused by the introduction of Funding 2, if it is satisfied that such modifications would not adversely affect the then current ratings of the notes.

    If Funding 2 becomes a beneficiary of the mortgages trust then the seller, Funding and Funding 2 would each have a joint and undivided interest in the trust property but their entitlement to the proceeds from the trust property would be in proportion to their respective shares of the trust property. On each distribution date the mortgages trustee would distribute interest and principal receipts to one, two or all three beneficiaries, depending on the terms of the mortgages trust.

    It is anticipated that Funding 2 would issue notes directly to investors from time to time backed by its share of the trust property. You would not have a direct or indirect interest in Funding 2's share of the trust property.

    Amendments would be made to a number of the issuer transaction documents as a result of the inclusion of Funding 2 as a beneficiary of the mortgages trust. In particular (but without limitation), amendments would be made to:

       * the mortgage sale agreement to enable the purchase by Funding 2 of interests in the trust property;

       * the mortgages trust deed (i) to establish Funding 2 as a beneficiary of the trust, (ii) to enable changes in Funding 2's share of the trust property from time to time and (iii) to regulate the distribution of interest and principal receipts in the trust property to Funding 2 and the other beneficiaries; and

       * the cash management agreement to regulate the application of monies to Funding 2.

    There may be conflicts of interest between Funding and Funding 2, in which case it is expected that the mortgages trustee would follow the directions given by the relevant beneficiary that has the largest share of the trust property at that time. The interests of Funding may not prevail, which may adversely affect your interests.


IF FUNDING ENTERS INTO NEW INTERCOMPANY LOAN AGREEMENTS, THEN THE NEW TERM ADVANCES MAY RANK AHEAD OF ISSUER TERM ADVANCES AS TO PAYMENT, AND ACCORDINGLY NEW NOTES MAY RANK AHEAD OF ISSUER NOTES AS TO PAYMENT

    It is likely that Holdings will establish new issuers to issue new notes to investors. The proceeds of each new issue will be used by the new issuer to make a new intercompany loan to Funding. Funding will use the proceeds of the new intercompany loan to:

       * pay the seller for new loans and their related security to be assigned to the mortgages trustee;

       * pay the seller for a part of the seller's share of the trust property to be assigned to Funding;

       * refinance an intercompany loan or intercompany loans outstanding at that time (and if our issuer intercompany loan to Funding is refinanced, you could be repaid early); and/or

       *     deposit some of those proceeds in one or more of the reserve funds.

    The order in which Funding pays principal and interest to us on the issuer term advances and to any new issuer on the new term advances will depend primarily on the designated ratings of those term advances. In general, term advances with the highest term advance rating will be paid ahead of lower rated term advances, subject to their relative scheduled repayment dates. For example, Funding will pay interest due on the issuer term AAA advances proportionally and equally with the interest due on any new term AAA advances and ahead of payments of interest due on any term advance with a lower term advance rating than AAA (including, for the avoidance of doubt, any issuer term AA advance and any issuer term BBB advance). Similarly, Funding will, in general, repay principal amounts due on the issuer term advances and any new term advances in accordance with their respective term advance ratings, subject to their relative scheduled repayment dates. For example, principal repayments due on an issuer term AAA advance generally will be made before principal repayments due on a new term AA advance. This principle is subject to a number of exceptions, however, which are designed primarily to provide some protection that scheduled repayments of principal on the issuer term advances will not materially affect payments of principal on the previous term advances and in turn would not be materially affected by payments of principal on any new term advances. Exceptions also apply to the repayment of principal on the previous term BB advance made by Holmes Financing (No. 4) PLC. These exceptions are described in "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS".

    The term advance ratings designated to the issuer term advances on the closing date will not change even if the ratings assigned to the corresponding classes of issuer notes change.

    The current payment and security priorities of the issuer notes relative to each other as set out in the issuer deed of charge and the issuer cash management agreement will not be affected as a result of an issue of new notes by a new issuer, because the new issue will be separately documented. However, Funding may be required to repay to a new issuer amounts owing under a new term advance ahead of or in the same order of priority as amounts owing to us on the issuer term advances, depending on the term advance rating, the scheduled repayment date of that new term advance and other rules regarding the repayment of principal by Funding, as described in "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS". If this is the case, then the relevant new noteholders will be paid before you.

    If Holdings establishes new issuers to make new intercompany loans to Funding, you will not have any right of prior review or consent with respect to those new intercompany loans or the corresponding issuance by new issuers of new notes. Similarly, the terms of the Funding transaction documents (including the mortgage sale agreement, the mortgages trust deed, the Funding deed of charge, the definitions of the trigger events, the criteria for the assignment of new loans to the mortgages trustee and the amount available to be drawn under the Funding liquidity facility) may be amended to reflect the new issue. Your consent to these changes will not be required. There can be no assurance that these changes will not affect cashflow available to pay amounts due on your issuer notes.

    Before issuing new notes, however, a new issuer will be required to satisfy a number of conditions, including:

       * obtaining a written confirmation from each of the rating agencies that the then current ratings of the notes outstanding at that time, and the implicit ratings of the term advances outstanding at that time, will not be adversely affected because of the new issue;

       * that no event of default under any of the intercompany loan agreements outstanding at that time has occurred which has not been remedied or waived and no event of default will occur as a result of the issue of the new notes; and

       * that no principal deficiency is recorded on the principal deficiency ledger in relation to the term advances outstanding at that time.


FUNDING HAS ENTERED INTO THE PREVIOUS INTERCOMPANY LOAN AGREEMENTS WITH THE PREVIOUS ISSUERS, AND SOME OF THE PREVIOUS TERM ADVANCES IN THOSE PREVIOUS INTERCOMPANY LOANS RANK AHEAD OF SOME OF THE ISSUER TERM ADVANCES IN THE ISSUER INTERCOMPANY LOAN AS TO PAYMENT, AND ACCORDINGLY SOME OF THE NOTES ISSUED BY THE PREVIOUS ISSUERS RANK AHEAD OF SOME OF THE ISSUER NOTES AS TO PAYMENT

    The previous issuers issued previous notes to investors, the proceeds of which were used by the previous issuers to make the previous intercompany loans to Funding. Funding used the proceeds of the previous intercompany loan from Holmes Financing (No. 1) PLC to pay the seller for loans and their related security assigned to the mortgages trustee which comprised its original share of the trust property. Funding used the proceeds of the previous intercompany loans from Holmes Financing (No. 2) PLC, Holmes Financing (No. 4) PLC and Holmes Financing (No. 7) PLC to pay the seller for an increase in Funding's share of the trust property (resulting in a corresponding decrease in the seller's share of the trust property). Funding used the proceeds of the previous intercompany loans from Holmes Financing (No. 3) PLC, Holmes Financing (No. 5) PLC and Holmes Financing (No. 6) PLC to pay the seller for loans and their related security assigned to the mortgages trustee which constituted an increase in Funding's existing share of the trust property.

    The order in which Funding pays principal and interest to us on the issuer term advances and to the previous issuers on the previous term advances depends primarily on the designated ratings of those term advances. See "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS". In general, term advances with the highest term advance rating will be paid ahead of lower rated term advances subject to their relative scheduled repayment dates. For example, Funding will pay interest due on the issuer term AAA advances proportionally and equally with the interest due on any previous term AAA advances and ahead of payments of interest due on any term advance with a lower term advance rating than AAA (including, for the avoidance of doubt, any term AA advance, term A advance, term BBB advance or term BB advance). Similarly, Funding will, in general, repay principal amounts due on the issuer term advances and the previous term advances in accordance with their respective term advance ratings. For example, principal repayments due on an issuer term AAA advance generally will be made before principal repayments due on a previous term AA advance. This principle is subject to a number of exceptions, however, which are designed primarily to provide some protection that scheduled repayments of principal on the issuer term advances will not materially affect payments of principal on the previous term advances and on new term advances and in turn would not be materially affected by payments of principal on the previous term advances and any new term advances. Exceptions also apply to the repayment of principal on the previous term BB advance made by Holmes Financing (No. 4) PLC, which is not repaid out of Funding principal receipts. These exceptions are described in "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS".

    The term advance ratings designated to the previous term advances on the previous closing dates will not change even if the ratings assigned to the corresponding classes of previous notes change.

    The current payment and security priorities of the issuer notes relative to each other as set out in the issuer deed of charge and the issuer cash management agreement are not affected as a result of the issues of previous notes by the previous issuers, because the previous issues were separately documented. However, Funding may be required to repay to the previous issuers amounts which are owing under one or more previous term advances ahead of or in the same order of priority as amounts owing to us on the issuer term advances, depending on the term advance rating, the scheduled repayment date of that previous term advance and other rules regarding the repayment of principal by Funding, as described in "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS". If this is the case, then the relevant previous noteholders will be paid before you.


NEW ISSUERS AND NEW START-UP LOAN PROVIDERS WILL SHARE IN THE SAME SECURITY GRANTED BY FUNDING TO THE ISSUER, AND THIS MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES


    If Funding enters into a new intercompany loan agreement, then if required it will also enter into a new start-up loan agreement with new start-up loan providers and the security trustee. If required by the rating agencies, Funding will use part of the proceeds of the new start-up loan to further fund one or more of the existing reserve funds.

The new issuer and any new start-up loan provider will become party to the Funding deed of charge and will be entitled to share in the security granted by Funding for our benefit (and the benefit of the other Funding secured creditors) under the Funding deed of charge. In addition, the liabilities owed to the Funding liquidity facility provider and the Funding swap provider which are secured by the Funding deed of charge may increase each time that Funding enters into a new intercompany loan agreement. These factors could ultimately cause a reduction in the payments you receive on your issuer notes.


THE PREVIOUS ISSUERS, THE FUNDING SWAP PROVIDER AND THE START-UP LOAN PROVIDER ALREADY SHARE IN THE SECURITY BEING GRANTED BY FUNDING TO THE ISSUER, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    Funding has entered into the previous intercompany loan agreements and it has also entered into seven start-up loan agreements with the start-up loan provider and the security trustee. Funding used part of the proceeds of these start-up loans to fund the first reserve fund.

    The previous issuers and the start-up loan provider are already party to the Funding deed of charge and are entitled to share in the security granted by Funding for the benefit of the Funding secured creditors (including, as from the closing date, us) under the Funding deed of charge. In addition, the liabilities owed to the Funding liquidity facility provider and the Funding swap provider which are secured by the Funding deed of charge may increase each time that Funding enters into a new intercompany loan agreement. These factors could ultimately cause a reduction in the payments you receive on your issuer notes.


THERE MAY BE CONFLICTS BETWEEN US, THE PREVIOUS ISSUERS AND ANY NEW ISSUERS, AND OUR INTERESTS MAY NOT PREVAIL, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    The security trustee will exercise its rights under the Funding deed of charge only in accordance with directions given by the issuers (which could be one or more of us, the previous issuers and, if Funding enters into new intercompany loans, any new issuer) that have the highest-ranking outstanding term advances at that time, provided that the security trustee is indemnified to its satisfaction.

    If the security trustee receives conflicting directions, it will follow the directions given by the relevant issuers representing the largest principal amount outstanding of relevant term advances. If we are not in the group representing that largest principal amount, then our interests may not prevail. This could ultimately cause a reduction in the payments you receive on your issuer notes.


AS NEW LOANS ARE ASSIGNED TO THE MORTGAGES TRUSTEE, THE CHARACTERISTICS OF THE TRUST PROPERTY MAY CHANGE FROM THOSE EXISTING AT THE CLOSING DATE, AND THOSE CHANGES MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    There is no guarantee that any new loans assigned to the mortgages trustee will have the same characteristics as the loans in the portfolio as at the closing date. In particular, new loans may have different payment characteristics than the loans in the portfolio as at the closing date. The ultimate effect of this could be to delay or reduce the payments you receive on the issuer notes. However, the new loans will be required to meet the criteria described in "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY". These criteria may be modified after the closing date and your consent to such modifications will not be obtained provided that the security trustee is satisfied that the then current ratings of the issuer notes will not be adversely affected by the proposed modifications.


THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS

    The yield to maturity of the issuer notes of each class will depend mostly on (a) the amount and timing of payment of principal on the loans and (b) the price paid by the noteholders of each class of issuer notes.

The yield to maturity of the issuer notes of each class may be adversely affected by a higher or lower than anticipated rate of prepayments on the loans. The factors affecting the rate of prepayment on the loans are described in "-- OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES, THE SERIES 2 CLASS A ISSUER NOTES AND/OR THE SERIES 3 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS" and "--THE OCCURRENCE OF TRIGGER EVENTS AND ENFORCEMENT OF THE ISSUER SECURITY MAY ADVERSELY AFFECT THE SCHEDULED REDEMPTION DATES OF THE SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES AND/OR SERIES 3 CLASS A ISSUER NOTES".



    No assurance can be given that Funding will accumulate sufficient funds during the scheduled amortisation period relating to the issuer series 3 term AAA advance to enable it to repay that issuer term advance to us so that the series 3 class A issuer notes are amortised and redeemed in full on their scheduled redemption dates. However the transaction has been structured in expectation that the series 3 class A issuer notes will be redeemed by their final maturity date on the interest payment date falling in [April 2020].



    No assurance can be given that Funding will accumulate sufficient funds during the cash accumulation periods relating to the issuer series 1 term AAA advance and/or the issuer series 2 term AAA advance to enable it to repay those issuer term advances to us so that the corresponding classes of the issuer notes will be redeemed in their entirety on their scheduled redemption dates.



    During the relevant cash accumulation periods for (i) each of the quarterly cash amounts to be set aside in respect of the issuer series 1 term AAA advance and (ii) the issuer series 2 term AAA advance, no repayments of principal will be made on the issuer term AA advances or the issuer term BBB advances. This means that there will be no corresponding repayments of principal on the series 4 class A issuer notes, the class B issuer notes or the class C issuer notes. The extent to which sufficient funds are saved by Funding during a cash accumulation period or a scheduled amortisation period or received by it from its share in the mortgages trust on a scheduled repayment date will depend on whether the actual principal prepayment rate of the loans is the same as the assumed principal prepayment rate. If Funding is not able to save enough money during a cash accumulation period or a scheduled amortisation period or does not receive enough money from its share in the mortgages trust on a scheduled repayment date to repay the relevant issuer term AAA advance (and if it is unable to make a drawing on the Funding liquidity facility or the first reserve fund to make good the shortfall) so that we can redeem the class A issuer notes of the corresponding series on their respective scheduled redemption date(s), then Funding will be required to pay to us on those scheduled redemption dates only the amount that it has actually saved or received. Any shortfall will be deferred and paid on subsequent interest payment dates when Funding has money available to make the payment (other than in the case of the amount payable on the scheduled repayment date for the series 1 class A issuer notes in respect of which there will be no deferring of any shortfall to a subsequent interest payment date). In these circumstances, there may be a variation in the yield to maturity of the relevant class of issuer notes.



OUR ABILITY TO REDEEM THE SERIES 1 CLASS A ISSUER NOTES, THE SERIES 2 CLASS A ISSUER NOTES AND/OR THE SERIES 3 CLASS A ISSUER NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS

    The rate of prepayment of loans is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing programs, local and regional economic conditions and homeowner mobility. For instance, prepayments on the loans may be due to borrowers refinancing their loans and sales of properties by borrowers (either voluntarily or as a result of enforcement action taken). In addition, if the seller is required to repurchase a loan or loans under a mortgage account and their related security because, for example, one of the loans does not comply with the loan warranties in the mortgage sale agreement, then the payment received by the mortgages trustee will have the same effect as a prepayment of all of the loans under the mortgage account. Because these factors are not within our control or the control of Funding or the mortgages trustee, we cannot give any assurances as to the level of prepayments that the portfolio may experience.


    Variation in the rate of prepayments of principal on the loans may affect each class of issuer notes differently depending upon amounts already repaid by Funding to us under the issuer intercompany loan and whether a trigger event has occurred, or a loan is subject to a product switch or a further advance or the security granted by us under the issuer deed of charge has been enforced. If prepayments on the loans occur less frequently than anticipated, then there may not be sufficient funds available to redeem the series 1 class A issuer notes and/or the series 2 class A issuer notes and/or the series 3 class A issuer notes in full on their respective scheduled redemption dates.



THE SELLER MAY CHANGE THE LENDING CRITERIA RELATING TO LOANS THAT ARE SUBSEQUENTLY ASSIGNED TO THE MORTGAGES TRUSTEE, WHICH COULD AFFECT THE CHARACTERISTICS OF THE TRUST PROPERTY AND WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    Each of the loans was originated in accordance with the seller's lending criteria at the time of origination. The current lending criteria are set out in the section "THE LOANS -- CHARACTERISTICS OF THE LOANS -- LENDING CRITERIA". These lending criteria consider a variety of factors such as a potential borrower's credit history, employment history and status and repayment ability, as well as the value of the property to be mortgaged. In the event of the assignment of any new loans and new related security to the mortgages trustee, the seller will warrant that those new loans and new related security were originated in accordance with the seller's lending criteria at the time of their origination. However, the seller retains the right to revise its lending criteria as determined from time to time, and so the lending criteria applicable to any loan at the time of its origination may not be or have been the same as those set out in the section "THE LOANS -- CHARACTERISTICS OF THE LOANS -- LENDING CRITERIA".

    If new loans that have been originated under revised lending criteria are assigned to the mortgages trustee, the characteristics of the trust property could change. This could lead to a delay or a reduction in the payments received on the issuer notes.


THE SELLER HAS INTRODUCED PROCEDURES RELATING TO INVESTIGATIONS AND SEARCHES FOR REMORTGAGES WHICH COULD AFFECT THE CHARACTERISTICS OF THE TRUST PROPERTY AND WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES


    The seller no longer requires a solicitor or licensed or qualified conveyancer to conduct a full investigation of the title to a property in all cases. Where the borrower is remortgaging there will be a more limited form of investigation of title for properties located in England, Wales and Scotland, in particular in the case of registered land in England and Wales (e.g. confirming that the borrower is the registered proprietor of the property and the description of the property corresponds with the entries on the Land Registry's register) and confirming such other matters as are required by a reasonable, prudent mortgage lender. Properties which have undergone such a limited investigation may be subject to matters which would have been revealed by a full investigation of title and which may have been remedied or, if incapable of remedy, may have resulted in the properties not being accepted as security for a loan had such matters been revealed. The introduction of loans secured by such properties into the trust property could result in a change of the characteristics of the trust property. This could lead to a delay or a reduction in the payments received on the issuer notes.



THE TIMING AND AMOUNT OF PAYMENTS ON THE LOANS COULD BE AFFECTED BY VARIOUS FACTORS WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    The loans are affected by credit, liquidity and interest rate risks. Various factors influence mortgage delinquency rates, prepayment rates, repossession frequency and the ultimate payment of interest and principal, such as changes in the national or international economic climate, regional economic or housing conditions, changes in tax laws, interest rates, inflation, the availability of financing, yields on alternative investments, political developments and government policies. Other factors in borrowers' individual, personal or financial circumstances may affect the ability of borrowers to repay loans. Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies by and bankruptcies of borrowers, and could ultimately have an adverse impact on the ability of borrowers to repay loans.

    In addition, the ability of a borrower to sell a property given as security for a loan at a price sufficient to repay the amounts outstanding under the loan will depend upon a number of factors, including the availability of buyers for that property, the value of that property and property values in general at the time.


    The principal source of income for repayment of the issuer notes by us is the issuer intercompany loan. The principal source of income for repayment by Funding of the issuer intercompany loan is its interest in the loans held on trust by the mortgages trustee for Funding and the seller. If the timing and payment of the loans is adversely affected by any of the risks described in this section, then the payments on the issuer notes could be reduced or delayed.



THE OCCURRENCE OF TRIGGER EVENTS AND ENFORCEMENT OF THE ISSUER SECURITY MAY ADVERSELY AFFECT THE TIMING OF THE SCHEDULED REDEMPTION OF THE SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES AND/OR SERIES 3 CLASS A ISSUER NOTES

    If no trigger event has occurred and the issuer security has not been enforced, then payments of principal will not occur on the series 1 class A issuer notes, series 2 class A issuer notes and/or series 3 class A issuer notes before their respective scheduled redemption dates.

    If a trigger event occurs or the issuer security is enforced prior to the scheduled redemption dates for the series 1 class A issuer notes, series 2 class A issuer notes and/or series 3 class A issuer notes, then the relevant classes of issuer notes outstanding will not be repaid on their scheduled redemption dates but will be repaid on each interest payment date from monies received from Funding on the issuer term AAA advances of the corresponding series as described in the following three risk factors.

    If an asset trigger event occurs, any series 1 class A issuer notes, series 2 class A issuer notes, and/or series 3 class A issuer notes then outstanding will not be repaid on their scheduled redemption dates.

    When an asset trigger event has occurred, the mortgages trustee will distribute principal receipts on the loans to Funding and the seller proportionally and equally based on their percentage shares of the trust property (that is, the Funding share percentage and the seller share percentage). When an asset trigger event has occurred, Funding will repay:

       first, the issuer term AAA advances and the previous term AAA advances of each series proportionally and equally, until all of those term AAA advances are fully repaid;

       then, the issuer term AA advances and the previous term AA advances of each series proportionally and equally, until all of those term AA advances are fully repaid;


       then, the previous term A advances of each series proportionally and equally, until all of those term A advances are fully repaid; and


       then, the issuer term BBB advances and the previous term BBB advances of each series proportionally and equally, until all of those term BBB advances are fully repaid.

    This order of priority of payments may change if Funding enters into new intercompany loan agreements. If an asset trigger event occurs, any series 1 class A issuer notes, series 2 class A issuer notes and/or series 3 class A issuer notes then outstanding will not be repaid on their scheduled redemption dates, and there is also a risk that they will not be repaid by their final maturity dates.


    IF A NON-ASSET TRIGGER EVENT OCCURS, ANY SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES AND/OR SERIES 3 CLASS A ISSUER NOTES THEN OUTSTANDING WILL NOT BE REPAID ON THEIR SCHEDULED REDEMPTION DATES

If a non-asset trigger event has occurred, the mortgages trustee will distribute all principal receipts to Funding until the Funding share percentage of the trust property is zero. When a non-asset trigger event has occurred, Funding will repay:


       first, the previous series 1 term AAA advance made by Holmes Financing (No. 7) PLC until that previous series 1 term AAA advance is fully repaid;



       then, the issuer series 1 term AAA advance until that issuer series 1 term AAA advance is fully repaid;



       then, the previous series 2 term AAA advances made by Holmes Financing (No. 5) PLC until all of those previous term AAA advances are fully repaid;


       then, the previous series 2 term AAA advance made by Holmes Financing (No. 3) PLC until that previous series 2 term AAA advance is fully repaid;

       then, the previous series 2 term AAA advance made by Holmes Financing (No. 1) PLC until that previous series 2 term AAA advance is fully repaid;

       then, the previous series 2 term AAA advance made by Holmes Financing (No. 7) PLC until that previous series 2 term AAA advance is fully repaid;


       then, the issuer series 2 term AAA advance until that issuer series 2 term AAA advance is fully repaid;


       then, the previous series 2 term AAA advance made by Holmes Financing (No. 6) PLC until that previous series 2 term AAA advance is fully repaid;

       then, the previous series 2 term AAA advance made by Holmes Financing (No. 4) PLC until that previous series 2 term AAA advance is fully repaid;

       then, the previous series 3A1 term AAA advance made by Holmes Financing (No. 5) PLC until that previous series 3A1 term AAA advance is fully repaid;

       then, in no order of priority between them but in proportion to the respective amounts due, the previous series 3 term AAA advance and the previous series 4 term AAA advances made by Holmes Financing (No. 6) PLC and the previous series 4 term AAA advance made by Holmes Financing (No.
       4) PLC, until all of those term AAA advances are fully repaid;


       then, the previous series 3 term AAA advances made by Holmes Financing (No. 1) PLC until those previous series 3 term AAA advances are fully repaid;


       then, the previous series 4 term AAA advance made by Holmes Financing (No. 1) PLC until that previous series 4 term AAA advance is fully repaid;

       then, the previous series 1 term AAA advance made by Holmes Financing (No. 4) PLC until that previous series 1 term AAA advance is fully repaid;

       then, the previous series 2 term AAA advance made by Holmes Financing (No. 2) PLC until that previous series 2 term AAA advance is fully repaid;


       then, the issuer series 3 term AAA advance until that issuer series 3 term AAA advance is fully repaid;


       then, the previous series 3 term AAA advance made by Holmes Financing (No. 7) PLC until that previous series 3 term AAA advance is fully repaid;


       then, the previous series 3 term AAA advance made by Holmes Financing (No. 2) PLC until that previous series 3 term AAA advance is fully repaid;



       then, in no order of priority between them but in proportion to the respective amounts due, the previous series 4 term AAA advance made by Holmes Financing (No. 2) PLC, the previous series 3 term AAA advance made by Holmes Financing (No. 3) PLC, the previous series 3 term AAA advances made by Holmes Financing (No. 4) PLC, the previous series 3A2 term AAA advance made by Holmes Financing (No. 5) PLC, the previous series 5 term AAA advance made by Holmes Financing (No. 6) PLC, the previous series 4 term AAA advances made by Holmes Financing (No. 7) PLC and the issuer series 4 term AAA advances, until all of those term AAA advances are fully repaid;

       then, the issuer term AA advances and the previous term AA advances, in no order of priority between them but in proportion to the respective amounts due, until all of those term AA advances are fully repaid;


       then, the previous term A advances in no order of priority between them but in proportion to the respective amounts due, until all of those term A advances are fully repaid; and


       finally, the issuer term BBB advances and the previous term BBB advances, in no order of priority between them but in proportion to the respective amounts due, until all of those term BBB advances are fully repaid.


    This order of priority of payments will change if Funding enters into new intercompany loan agreements. If a non-asset trigger event occurs, any series 1 class A issuer notes, series 2 class A issuer notes and/or series 3 class A issuer notes then outstanding will not be repaid on their scheduled redemption dates.



IF THE ISSUER SECURITY IS ENFORCED, ANY SERIES 1 CLASS A ISSUER NOTES, SERIES 2 CLASS A ISSUER NOTES, AND/OR SERIES 3 CLASS A ISSUER NOTES THEN OUTSTANDING WILL NOT BE REPAID ON THEIR SCHEDULED REDEMPTION DATES

    If the issuer security is enforced, then the mortgages trustee will distribute funds in the manner described in "CASHFLOWS". In these circumstances, any series 1 class A issuer notes, series 2 class A issuer notes and/or series 3 class A issuer notes then outstanding will not be repaid on their scheduled redemption dates and there is also a risk that those class A issuer notes may not be repaid by their final maturity dates.


LOANS SUBJECT TO PRODUCT SWITCHES AND FURTHER ADVANCES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE ISSUER NOTES

    If a loan is subject to a product switch or a further advance, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee at a price equal to the outstanding principal balance of those loans together with any arrears of interest and accrued and unpaid interest and expenses to the date of purchase.

    A loan will be subject to a product switch if the borrower and the seller agree on or the servicer offers a variation in the financial terms and conditions applicable to the relevant borrower's loan, other than:

       * any variation agreed with a borrower to control or manage arrears on the loan;


       * any variation in the maturity date of the loan unless, this intercompany loan or any of the previous intercompany loans outstanding, are extended beyond July 2038;


       *     any variation imposed by statute;

       * any variation of the principal available and/or the rate of interest payable in respect of the loan where that rate is offered to the borrowers of more than 10 per cent. by outstanding principal amount of loans in the trust property in any interest period; or

       * any variation in the frequency with which the interest payable in respect of the loan is applied.

    A loan will be subject to a further advance if an existing borrower requests a further amount to be lent to him or her under the mortgage in circumstances where the seller has a discretion to, and does, grant that request. A drawing under a flexible loan will not constitute a further advance.

    The yield to maturity of the issuer notes may be affected by the repurchase of loans subject to product switches and further advances.

RATINGS ASSIGNED TO THE ISSUER NOTES MAY BE LOWERED OR WITHDRAWN AFTER YOU PURCHASE THE ISSUER NOTES, WHICH MAY LOWER THE MARKET VALUE OF THE ISSUER NOTES

    The ratings assigned to each class of issuer notes address the likelihood of full and timely payment to you of all payments of interest on each interest payment date under those classes of issuer notes. The ratings also address the likelihood of (in the case of Standard & Poor's and Fitch) "timely", or (in the case of Moody's) "ultimate", payment of principal on the final maturity date of each class of issuer notes. The expected ratings of each class of issuer notes on the closing date are set out in "RATINGS OF THE ISSUER NOTES". Any rating agency may lower its rating or withdraw its rating if, in the sole judgment of the rating agency, the credit quality of the issuer notes has declined or is in question. If any rating assigned to the issuer notes is lowered or withdrawn, the market value of the issuer notes may be reduced and, in the case of the series 1 class A issuer notes, such issuer notes may no longer be eligible for investment by money market funds. See "-- CERTAIN EVENTS MAY AFFECT THE ELIGIBILITY OF THE SERIES 1 CLASS A ISSUER NOTES FOR INVESTMENT BY MONEY MARKET FUNDS".

    A change to the ratings assigned to each class of issuer notes will not affect the term advance ratings assigned to each issuer term advance under the issuer intercompany loan.


SUBORDINATION OF OTHER NOTE CLASSES MAY NOT PROTECT YOU FROM ALL RISK OF LOSS

    The class B issuer notes and the class C issuer notes are subordinated in right of payment of interest to the class A issuer notes. The class C issuer notes are subordinated in right of payment of interest to the class B issuer notes. However, as described in "-- THE TRANSACTION HAS BEEN STRUCTURED IN THE EXPECTATION THAT THE SERIES 1 ISSUER NOTES WILL BE REDEEMED BEFORE THE SERIES 2 ISSUER NOTES", the transaction has been structured in the expectation that the series 1 issuer notes will be repaid in full prior to the redemption of the series 2 issuer notes, the series 2 issuer notes will be repaid in full prior to the redemption of the series 3 issuer notes and the series 3 issuer notes will be repaid in full prior to the redemption of the series 4 issuer notes.

    Accordingly, there is no assurance that these subordination rules will protect the holders of class A issuer notes, the holders of class B issuer notes or the holders of class C issuer notes (where applicable) from all risk of loss.


PRINCIPAL PAYMENTS ON THE CLASS B ISSUER NOTES AND THE CLASS C ISSUER NOTES WILL BE DEFERRED IN SOME CIRCUMSTANCES

    Principal repayments on the issuer term AA advances and/or the issuer term BBB advances will be deferred in the following circumstances:

       * if a principal loss has been recorded on the principal deficiency ledger in respect of any term AA advances or any term A advances or any term BBB advances; or

       * if the first reserve fund has been debited on or prior to the relevant interest payment date for the purposes of curing a principal deficiency in respect of any term AA advances or any term A advances or any term BBB advances and the first reserve fund has not been replenished by a corresponding amount on the relevant interest payment date; or

       * if, as at the relevant interest payment date, the total outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than five per cent. of the total outstanding principal balance of loans in the mortgages trust.


    In these circumstances, the issuer term BBB advances and, as applicable, the issuer term AA advances will not be entitled to principal repayments until the relevant circumstance as described in this risk factor has been remedied (if ever) or during such times that no term AAA advances are outstanding.


    This means that payments of principal on the class C issuer notes of all series and, as applicable, the class B issuer notes of all series will be deferred until the earlier of the time when the relevant circumstance described in this risk factor has been remedied (if ever), the term AAA advances are repaid in full and the maturity date of the relevant issuer notes.

SERIES 2 ISSUER NOTES, SERIES 3 ISSUER NOTES AND SERIES 4 ISSUER NOTES MAY BE SUBJECT TO RISK IF THE TRUST PROPERTY DETERIORATES AFTER REPAYMENT OF THE SERIES 1 ISSUER NOTES

    If the loans comprising the trust property do not perform as expected at any time after the repayment in full of the series 1 issuer notes, then the series
2 issuer notes, the series 3 issuer notes and/or the series 4 issuer notes may not be repaid in full. Similarly, if the loans comprising the trust property do not perform as expected at any time after the repayment in full of the series 2 issuer notes, then the series 3 issuer notes and/or the series 4 issuer notes may not be repaid in full. Similarly, if the loans comprising the trust property do not perform as expected at any time after the repayment in full of the series 3 issuer notes, then the series 4 issuer notes may not be repaid in full.

    This risk will not affect the series 1 noteholders.


YOU MAY NOT BE ABLE TO SELL THE ISSUER NOTES

    There currently is no secondary market for the issuer notes. The underwriters expect, but are not obliged, to make a market in the issuer notes. If no secondary market develops, you may not be able to sell the issuer notes prior to maturity. We cannot offer any assurance that a secondary market will develop or, if one does develop, that it will continue.



IF WE FAIL TO MAKE TIMELY PAYMENTS OF AMOUNTS DUE UNDER AN ISSUER DOLLAR CURRENCY SWAP, THEN YOU MAY BE SUBJECT TO EXCHANGE RATE RISKS ON THE SERIES 1 ISSUER NOTES, THE SERIES 2 ISSUER NOTES AND THE SERIES 4 CLASS A2 ISSUER NOTES

    Investors will pay for the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes in US dollars, but the issuer term advances to be made by us to Funding and repayments of principal and payments of interest by Funding to us under the issuer intercompany loan will be in sterling.



    To hedge our currency exchange rate exposure, including the interest rate exposure connected with that currency exposure, and to address the difference in periodicity between the interest payment dates in relation to the series 1 class A issuer notes which occur monthly (except for the first interest period in relation to the series 1 class A issuer notes which will be the period from (and including) the closing date to (but excluding) the interest payment date falling in May 2004) until the occurrence of a trigger event or the enforcement of the issuer security and the interest payment dates in relation to the issuer series 1 term AAA advance which occur quarterly, on the closing date we will enter into the issuer dollar currency swaps for the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes with the issuer dollar currency swap providers (see "THE SWAP AGREEMENTS -- THE ISSUER DOLLAR CURRENCY SWAPS").


    If we fail to make timely payments of amounts due under an issuer dollar currency swap, then we will have defaulted under that issuer dollar currency swap. The issuer dollar currency swap providers are obliged only to make payments under the issuer dollar currency swaps as long as we make payments under them. If the issuer dollar currency swap providers are not obliged to make payments, or if an issuer dollar currency swap provider defaults in its obligations to make payments of amounts in US dollars equal to the full amount to be paid by it on the payment dates under the relevant issuer dollar currency swap (which are the same dates as the interest payment dates in respect of the issuer notes), we will be exposed to changes in US dollar/sterling currency exchange rates and in the associated interest rates on these currencies. Unless a replacement issuer dollar currency swap is entered into, we may have insufficient funds to make payments due on the issuer notes of any class and any series that are then outstanding.


    [The series [__] issuer swap guarantor will be obliged to gross up payments made by it to the issuer if withholding taxes are imposed on payments under the series [__] issuer swap guarantee. However, the series [__] issuer swap guarantor may terminate the series [__] issuer swap guarantee if it is obliged to gross up payments made by it to us. If the series [__] issuer swap guarantor terminates the series [__] issuer swap guarantee, it will not be obliged to make further payments under the series [__] issuer swap guarantee. If the series [__] issuer swap guarantor does not make payments that it would, but for the termination of the series [__] issuer swap guarantee, be obliged to make to us, this may adversely affect our ability to make payments due on the issuer notes of any class and any series then outstanding.]1


THERE MAY BE A DELAY IN PAYMENT OF INTEREST ON SERIES 1 CLASS A ISSUER NOTES ON THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY

    After the occurrence of a trigger event or enforcement of the issuer security, the interest payments on the series 1 class A issuer notes will no longer be payable monthly, but will be payable quarterly. In these circumstances a noteholder will not receive interest under the series 1 class A issuer notes on the expected payment dates.



IF THE MORTGAGES TRUSTEE GIC PROVIDER OR THE FUNDING GIC PROVIDER CEASES TO SATISFY CERTAIN CRITERIA, THEN THE MORTGAGES TRUSTEE GIC ACCOUNT OR THE FUNDING GIC ACCOUNT MAY HAVE TO BE TRANSFERRED TO ANOTHER GIC PROVIDER UNDER TERMS THAT MAY NOT BE AS FAVOURABLE AS THOSE OFFERED BY THE CURRENT GIC PROVIDERS



    The mortgages trustee GIC provider and the Funding GIC provider are required to satisfy certain criteria (including certain criteria and/or permissions set or required by the Financial Services Authority, or FSA, from time to time) in order to continue to receive deposits in the mortgages trustee GIC account and the Funding GIC account respectively. If either the mortgages trustee GIC provider or the Funding GIC provider ceases to satisfy that criteria, then the relevant account may need to be transferred to another entity which does satisfy that criteria. In these circumstances, the new GIC provider may not offer a GIC on terms as favourable as those provided by the mortgages trustee GIC provider or the Funding GIC provider.



    The criteria referred to above include a requirement that the short term, unguaranteed and unsecured ratings ascribed to the mortgages trustee GIC provider or, as the case may be, the Funding GIC provider are at least A-1+ (or in the circumstances described below, A-1) by Standard & Poor's, F1+ by Fitch and P-1 by Moody's. If the relevant deposit amount is less than 30 per cent. of the amount of the Funding share of the trust property, then the short term, unguaranteed and unsecured rating required to be ascribed by Standard & Poor's to the mortgages trustee GIC provider or as the case may be the Funding GIC provider shall be at least A-1.


TERMINATION PAYMENTS ON THE ISSUER SWAPS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO MAKE PAYMENTS ON THE ISSUER NOTES


    If any of the issuer swaps terminates, we may as a result be obliged to pay a termination payment to the relevant issuer swap provider. The amount of the termination payment will be based on the cost of entering into a replacement issuer swap. Under the issuer intercompany loan agreement, Funding will be required to pay us an amount equal to any termination payment due from us to the relevant issuer swap provider. Funding will also be obliged to pay us any extra amounts which we may be required to pay to enter into a replacement swap.

    We cannot give you any assurance that Funding will have the funds available to make that payment or that we will have sufficient funds available to make any termination payment under any of our issuer swaps or to make subsequent payments to you in respect of the relevant series and class of issuer notes. Nor can we give you any assurance that we will be able to enter into a replacement swap or, if one is entered into, that the credit rating of the replacement issuer swap provider will be sufficiently high to prevent a downgrading of the then current ratings of the issuer notes by the rating agencies.

    Except where the relevant issuer swap provider has caused the relevant issuer swap to terminate by its own default, any termination payment due from us will rank equally not only with payments due to the holders of the series and class of issuer notes to which the relevant swap relates but also with payments due to the holders of any other series and class of issuer notes

1       To be decided depending upon the identity of the swap providers.

which rank equally with the series and class of issuer notes to which the relevant swap relates. Any additional amounts required to be paid by us following termination of the relevant issuer swap (including any extra costs incurred (for example, from entering into "spot" currency or interest rate swaps) if we cannot immediately enter into a replacement swap) will also rank equally not only with payments due to the holders of the series and class of issuer notes to which the relevant issuer swap relates but also with payments due to the holder of any other series and class of issuer notes which rank equally with the series and class of issuer notes to which the relevant issuer swap relates. Furthermore, any termination payment or additional payment or additional amounts required to be paid by us following termination of an issuer swap will rank ahead of payments due to the holders of any series and class of issuer notes which ranks below the series and class of issuer notes to which the relevant issuer swap relates. Therefore, if we are obliged to make a termination payment to the relevant issuer swap provider or to pay any other additional amount as a result of the termination of the relevant issuer swap, this may affect the funds which we have available to make payments on the issuer notes of any class and any series.


PAYMENTS BY FUNDING TO THIRD PARTIES IN RELATION TO THE PREVIOUS ISSUERS MAY AFFECT PAYMENTS DUE TO US AND ACCORDINGLY OUR ABILITY TO MAKE PAYMENTS ON THE ISSUER NOTES

    Under the previous intercompany loan agreements, Funding is required to make payments to the previous issuers in respect of the previous issuers' obligations to make payments to their respective own security trustee, note trustee, agent bank, paying agents, liquidity facility provider, cash manager, corporate services provider and account bank and to other third parties to whom the previous issuers owe money. These payments rank in priority to amounts due by Funding to us on the issuer term advances. For further information regarding Funding's payment obligations to the previous issuers, see "CASHFLOWS".

    Funding's obligations to make the payments described in the preceding paragraph to the previous issuers may affect Funding's ability to make payments to us under the issuer intercompany loan agreement. This in turn may affect our ability to make payments on the issuer notes.

    We rely on third parties to perform services in relation to the issuer notes, and you may be adversely affected if they fail to perform their obligations.

    We are a party to contracts with a number of other third parties that have agreed to perform services in relation to the issuer notes. For example, the issuer swap providers have agreed to provide their respective issuer swaps, the corporate services provider has agreed to provide corporate services and the paying agents and the agent bank have agreed to provide payment and calculation services in connection with the issuer notes. In the event that any of these parties were to fail to perform their obligations under the respective agreements to which they are a party, you may be adversely affected.


WE MAY BE UNABLE TO PAY, IN FULL OR AT ALL, INTEREST DUE ON THE ISSUER NOTES IF THERE IS AN INCOME OR PRINCIPAL DEFICIENCY

    If, on any interest payment date, revenue receipts available to Funding (including the reserve funds) are insufficient to enable Funding to pay interest on previous term advances, issuer term advances and any new term advances and other expenses of Funding ranking higher in seniority to interest due on these term advances, then Funding may use principal receipts on the loans received by it in the mortgages trust to make up the shortfall.

    Funding will use principal receipts that would have been applied to repay the term advances with the lowest term advance rating to pay interest on those other term advances and senior expenses described in the preceding paragraph where there is a shortfall of monies to pay those amounts. At the closing date, the relevant term advances with the lowest term advance rating include the issuer term BBB advances. If Funding uses principal to repay interest and senior expenses in this manner, there will be less principal available to repay the issuer term BBB advances.

Funding will be obliged to keep a ledger that records any principal applied to pay interest and senior expenses. When the amount recorded on the ledger is equal to the principal amount outstanding of the term BBB advances, then Funding will use principal receipts that would have been applied to repay the term advance with the next lowest ranking term advance rating to pay interest on the term advances and senior expenses where there is a shortfall of money to pay those amounts. At the closing date, the term advances with the next lowest term advance rating include the issuer term AA advances. When the amount recorded on the principal deficiency ledger exceeds the principal amount outstanding on the term AA advances, Funding will use principal receipts that would have been applied to repay the term AAA advances to pay those amounts. During the term of the transaction, however, it is expected that any principal deficiencies of this sort will be recouped from subsequent excess revenue receipts and amounts standing to the credit of the first reserve fund. The revenue receipts and the first reserve fund monies will be applied first to cover any principal deficiency in respect of the term advances with the highest term advance rating (at the closing date, these include the issuer term AAA advances), and then the term advances with the next highest-ranking term advance rating (at the closing date, these include the issuer term AA advances), and so on down to the term advances with the lowest term advance rating.


    If there are insufficient funds available because of income or principal deficiencies, then one or more of the following consequences may occur:

       * the interest and other net income of Funding may not be sufficient, after making the payments to be made in priority, to pay, in full or at all, interest due on the issuer term BBB advances and the issuer term AA advances;


       * there may be insufficient funds to repay any of the issuer term BBB advances and the issuer term AA advances prior to their final repayment dates unless the other net income of Funding is sufficient, after making other prior ranking payments, to reduce any principal deficiency in respect of the issuer term BBB advances and issuer term AA advances;


       * if the amount of principal deficiencies exceeds the principal amount outstanding of any of the term advances (and the principal deficiencies cannot be covered by the other income of Funding), then we may not receive the full principal amount of any or all of the issuer term advances and, accordingly, you may not receive the full face value of the class C issuer notes, the class B issuer notes and the class A issuer notes, as the case may be; and/or

       * we may be unable to pay, in full or at all, interest due on your issuer notes.

    For more information on principal deficiencies, see "CREDIT STRUCTURE -- PRINCIPAL DEFICIENCY LEDGER".


THE SELLER SHARE OF THE TRUST PROPERTY DOES NOT PROVIDE CREDIT ENHANCEMENT FOR THE ISSUER NOTES

    Any losses from loans included in the trust property will be allocated proportionately between Funding and the seller on each distribution date depending on their respective shares of the trust property. The seller's share of the trust property therefore does not provide credit enhancement for the Funding share of the trust property or the issuer notes.


WE WILL ONLY HAVE RECOURSE TO THE SELLER IF THERE IS A BREACH OF WARRANTY OR OTHER OBLIGATION BY THE SELLER, BUT OTHERWISE THE SELLER'S ASSETS WILL NOT BE AVAILABLE TO US AS A SOURCE OF FUNDS TO MAKE PAYMENTS ON THE ISSUER NOTES

    After an issuer intercompany loan enforcement notice under the issuer intercompany loan is given (as described in "SECURITY FOR FUNDING'S OBLIGATIONS"), the security trustee may sell the Funding share of the trust property. There is no assurance that a buyer would be found or that such a sale would realise enough money to repay amounts due and payable under the issuer intercompany loan agreement.

We will not, and Funding and the mortgages trustee will not, have any recourse to the seller of the loans, other than in respect of a breach of warranty or other obligation under the mortgage sale agreement.

    We will not, and the mortgages trustee, Funding and the security trustee will not, undertake any investigations, searches or other actions on any loan or its related security and we and each of them will rely instead on the warranties given in the mortgage sale agreement by the seller.

    If any of the warranties made by the seller (a) in the case of each loan in the portfolio, was materially untrue on the date that loan was assigned to the mortgages trustee or (b) in the case of each new loan, is materially untrue on the date that new loan is assigned to the mortgages trustee, then the seller may be required by the mortgages trustee to remedy the breach within twenty days of the seller becoming aware of the same or of receipt by it of a notice from the mortgages trustee.

    If the seller fails to remedy the breach within twenty days, the mortgages trustee may require the seller to repurchase the loan or loans under the relevant mortgage account and their related security together with any arrears of interest and accrued and unpaid interest and expenses. There can be no assurance that the seller will have the financial resources to repurchase the loan or loans under the relevant mortgage account and their related security. However, if the seller does not repurchase those loans and their related security when required, then the seller's share of the trust property will be deemed to be reduced by an amount equal to the principal amount outstanding of those loans together with any arrears of interest and accrued and unpaid interest and expenses.

    Other than as described here, neither you nor we will have any recourse to the assets of the seller.


THERE CAN BE NO ASSURANCE THAT A BORROWER WILL REPAY PRINCIPAL AT THE END OF THE TERM ON AN INTEREST ONLY LOAN, WHICH MAY ADVERSELY AFFECT REPAYMENTS ON THE ISSUER NOTES


    Each loan in the current portfolio is repayable either on a principal repayment basis or an interest only basis. Of the loans in the expected portfolio as at 23rd January, 2004, approximately 31 per cent. are interest only loans. For interest only loans, because the principal is repaid in a lump sum at the maturity of the loan, the borrower is recommended to have some repayment mechanism such as an investment plan in place to ensure that funds will be available to repay the principal at the end of the term. However, the seller does not take security over these repayment mechanisms. The borrower is also recommended to take out a life insurance policy in relation to the loan but, as with repayment mechanisms, the seller does not take security over these life insurance policies.


    The ability of a borrower to repay the principal on an interest only loan at maturity depends on the borrower's responsibility to ensure that sufficient funds are available from an investment plan or another source, such as ISAs, pension policies, personal equity plans or endowment policies, as well as the financial condition of the borrower, tax laws and general economic conditions at the time. There can be no assurance that the borrower will have the funds required to repay the principal at the end of the term. If a borrower cannot repay the loan and a loss occurs on the loan, then this may affect repayments of principal on the issuer notes if that loss cannot be cured by amounts standing to the credit of the first reserve fund or the application of excess Funding available revenue receipts.


THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES


    The sale by the seller to the mortgages trustee of the English mortgages has taken effect (and any sale of mortgages in the future will take effect) in equity only. The sale by the seller to the mortgages trustee of the Scottish mortgages has taken effect by a declaration of trust by the seller (and any sale of Scottish mortgages in the future will be given effect by further declarations of trust) by which the beneficial interest in the Scottish mortgages is transferred to the mortgages trustee. In each case this means that legal title to the loans in the trust property remains with the seller, but the mortgages trustee has all the other rights and benefits relating to ownership of each loan and its related security (which rights and benefits are subject to the trust in favour of the beneficiaries). The mortgages trustee has the right to demand that the seller give it legal title to the loans and the related security in the circumstances described in "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY -- LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE". Until then the mortgages trustee will not apply to the Land Registry or the Central Land Charges Registry to register or record its equitable interest in the English mortgages, and cannot in any event apply to the Registers of Scotland to register or record its beneficial interest in the Scottish mortgages. For more information on the Scottish mortgages see "THE LOANS -- SCOTTISH LOANS" and "MATERIAL LEGAL ASPECTS OF THE LOANS -- SCOTTISH LOANS".

    Because the mortgages trustee has not obtained legal title to the loans or their related security, there are risks, as follows:

       * firstly, if the seller wrongly sold a loan to another person which has already been assigned to the mortgages trustee, and that person acted in good faith and did not have notice of the interests of the mortgages trustee or the beneficiaries in the loan, then she or he might obtain good title to the loan, free from the interests of the mortgages trustee and the beneficiaries. If this occurred then the mortgages trustee would not have good title to the affected loan and its related security and it would not be entitled to payments by a borrower in respect of that loan. This may affect the ability of the issuer to repay the issuer notes; and

       * secondly, the rights of the mortgages trustee and the beneficiaries may be subject to the rights of the borrowers against the seller, such as the rights of set-off (see in particular "-- SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS AND DELAYED CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUER TO REPAY THE ISSUER NOTES") which occur in relation to transactions or deposits made between some borrowers and the seller and the rights of borrowers to redeem their mortgages by repaying the loan directly to the seller. If these rights were exercised, the mortgages trustee may receive less money than anticipated from the loans, which may affect the ability of the issuer to repay the issuer notes.

    However, if a borrower exercises any set-off rights, then an amount equal to the amount set off will reduce the total amount of the seller share of the trust property only, and the minimum seller share has been sized in an amount expected to cover this risk (although there is no assurance that it will).


    Once notice has been given to borrowers of the transfer of the loans and their related security to the mortgages trustee, independent set-off rights which a borrower has against the seller will crystallise and further rights of independent set-off would cease to accrue from that date and no new rights of independent set-off could be asserted following that notice. Set-off rights arising under transaction set-off (which are set-off claims arising out of a transaction connected with the loan (for example, a savings account maintained by a borrower pursuant to the terms of a flexible plus loan)) will not be affected by that notice.



SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS AND DELAYED CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUER TO REPAY THE ISSUER NOTES

    As described in "-- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES", the seller has made, and in the future may make, an equitable assignment of the mortgages, or in the case of Scottish mortgages a transfer of the beneficial interest in the Scottish mortgages, to the mortgages trustee, with legal title being retained by the seller. Therefore, the rights of the mortgages trustee may be subject to the direct rights of the borrowers against the seller, including rights of set-off existing prior to notification to the borrowers of the assignment of the mortgages. These set-off rights may occur if the seller fails to advance to a borrower a drawing under a flexible loan when the borrower is entitled to draw additional amounts under a flexible loan or if the seller fails to pay to a borrower any delayed cashback which the seller had agreed to pay to that borrower after completion of the relevant loan.

If the seller fails to advance the drawing or pay the delayed cashback, then the relevant borrower may set off any damages claim arising from the seller's breach of contract against the seller's (and, as assignee of the mortgages, the mortgages trustee's) claim for payment of principal and/or interest under the loan as and when it becomes due. These set-off claims will constitute transaction set-off as described in the immediately preceding risk factor.

    The amount of the claim in respect of a drawing will, in many cases, be the cost to the borrower of finding an alternative source of finance: the borrower may obtain a loan elsewhere in which case the damages would be equal to any difference in the borrowing costs together with any consequential losses, namely the associated costs of obtaining alternative funds (for example, legal fees and survey fees). If the borrower is unable to obtain an alternative loan, he or she may have a claim in respect of other losses arising from the seller's breach of contract where there are special circumstances communicated by the borrower to the seller at the time the mortgage was taken out.

    In respect of a delayed cashback, the claim is likely to be in an amount equal to the amount due under the delayed cashback together with interest and expenses and consequential losses (if any).

    A borrower may also attempt to set-off against his or her mortgage payments an amount greater than the amount of his or her damages claim. In that case, the servicer will be entitled to take enforcement proceedings against the borrower although the period of non-payment by the borrower is likely to continue until a judgment is obtained.


    The exercise of set-off rights by borrowers would reduce the incoming cashflow to the mortgages trustee during the exercise. However, the amounts set-off will be applied to reduce the seller share of the trust property only.


    The minimum seller share has been sized in an amount expected to cover this risk, although there is no assurance that it will. If the minimum seller share is not sufficient in this respect then there is a risk that you may not receive all amounts due on the issuer notes.


IF THE SERVICER IS REMOVED, THERE IS NO GUARANTEE THAT A SUBSTITUTE SERVICER WOULD BE FOUND, WHICH COULD DELAY COLLECTION OF PAYMENTS ON THE LOANS AND ULTIMATELY COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    The seller has been appointed by the mortgages trustee and the beneficiaries as servicer to service the loans. If the servicer breaches the terms of the servicing agreement, then the mortgages trustee and the beneficiaries will be entitled to terminate the appointment of the servicer and appoint a new servicer in its place.

    There can be no assurance that a substitute servicer would be found who would be willing and able to service the loans on the terms of the servicing agreement. The ability of a substitute servicer fully to perform the required services would depend, among other things, on the information, software and records available at the time of the appointment. Any delay or inability to appoint a substitute servicer may affect payments on the loans and hence our ability to make payments when due on the issuer notes.

    You should note that the servicer has no obligation itself to advance payments that borrowers fail to make in a timely fashion.


FUNDING MAY NOT RECEIVE THE BENEFIT OF ANY CLAIMS MADE ON THE BUILDINGS INSURANCE WHICH COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    The practice of the seller in relation to buildings insurance is described under "THE LOANS -- INSURANCE POLICIES". As described in that section, no assurance can be given that Funding will always receive the benefit of any claims made under any applicable insurance contracts. This could reduce the principal receipts received by Funding according to the Funding share percentage and could adversely affect our ability to redeem the issuer notes. You should note that buildings insurance is renewed annually.

POSSIBLE REGULATORY CHANGES BY THE OFFICE OF FAIR TRADING, THE FINANCIAL SERVICES AUTHORITY AND ANY OTHER REGULATORY AUTHORITY MAY HAVE AN IMPACT ON THE SELLER, THE ISSUER, THE SERVICER, AND/OR THE LOANS AND MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS WHEN DUE ON THE ISSUER NOTES




Mortgage Regulation

    The UK's Financial Services and Markets Act 2000 ("FSMA") regulates a wide range of financial activities under a single statutory-based regime. FSMA is not yet in full effect and is being brought into effect in stages. The first stage (known as "N2") came into effect on 1st December, 2001. Mortgage regulation will come into effect at a later stage (known as "N(M)") currently expected to be in October 2004.


    FSMA applies to any "regulated activity". After N(M) the following four activities: (i) entering into; (ii) in certain circumstances administering;
(iii) arranging; and (iv) advising on, a "regulated mortgage contract", will be regulated activities.

    The main effect of the introduction of mortgage regulation is that each entity carrying on a regulated activity with respect to regulated mortgage contracts will ordinarily be required to hold authorisation and permission from the FSA to carry on that activity. Generally, each financial promotion will have to be issued or approved by a person holding authorisation and permission from the FSA. If requirements as to authorisation of the originator and brokers or as to advertising are not complied with, the regulated mortgage contract will be unenforceable against the borrower except with approval of a court.

    The seller will be required to hold authorisation and permission to enter into and to administer and, where applicable, to advise on regulated mortgage contracts. Brokers (in certain circumstances) will be required to hold authorisation and permission to arrange and, where applicable, to advise on regulated mortgage contracts.

    Under the terms of the regulatory regime under FSMA, the issuer and mortgages trustee will not carry on any regulated activity in relation to regulated mortgage contracts that are administered pursuant to an administration agreement by an entity having the required authorisation and permission. If such administration agreement terminates, however, the issuer and mortgages trustee will have a period of not more than one month in which to arrange for mortgage administration to be carried out by a replacement administrator having the required authorisation and permission.


Consumer Credit Regulation

    In the United Kingdom, the Office of Fair Trading ("OFT") is responsible for the issue of licences under and the superintendence of the working and the enforcement of the CCA, related consumer credit regulations and other consumer protection legislation. The OFT may review businesses and operations, provide guidelines to follow and take actions when necessary with regard to the mortgage market in the United Kingdom.


    Currently, a credit agreement is regulated by the CCA where: (a) the borrower is or includes an individual; (b) the amount of "credit" as defined in section 9 of the CCA does not exceed the financial limit, which is [GBP]25,000 for credit agreements made on or after 1st May 1998, or lower amounts for credit agreements made before that date; and (c) the credit agreement is not an exempt agreement under section 16 of the CCA. In respect of flexible loans where the seller's offer to lend is dated on or before 2nd July 2002 (as described in "THE LOANS -- CHARACTERISTICS OF THE LOANS -- FLEXIBLE LOANS"), the agreement for the available funds facility is regulated by the CCA.


    A loan that is wholly or partly regulated by the CCA or to be treated as such under this Act has to comply with requirements under the CCA as to form and content of the credit agreement. If it does not comply, then to the extent that the loan is regulated by the CCA or to be treated as such: (a) the loan is totally unenforceable against the borrower if the form to be signed by the borrower is not signed by the borrower or omits or mis-states any "prescribed term"; or (b) in other cases, the loan is unenforceable against the borrower without a court order and, in exercising its discretion whether to make the order, the court would take into account any prejudice suffered by the borrower and any culpability by the lender.

A court order under section 126 of the CCA is necessary to enforce a mortgage securing a loan to the extent that it is regulated by the CCA or to be treated as such under this Act. In dealing with such application, the court has the power, if it appears just to do so, to amend the loan or to impose conditions upon its performance or to make a time order (for example, giving extra time for arrears to be cleared).

Proposed EU Consumer Credit Directive

    In September 2002, the European Commission published a proposal for a directive of the European Parliament and of the Council on the harmonisation of the laws, regulations and administrative provisions of the member states concerning credit for consumers and surety agreements entered into by consumers. In its original form, the proposal requires specified requirements to be met and restrictions observed in respect of certain mortgage loan products, including new credit agreements for further drawings under certain flexible mortgages and for further advances and amortisation tables for repayment mortgages. If the proposal comes into force in its original form, mortgage loans which do not comply with these requirements and restrictions may be subject to penalties, potentially including loss of interest and charges by the mortgagee coupled with continuation of the right of repayment in instalments by the borrower. Significantly, in its original form the proposal provides that it does not apply retrospectively (subject to certain exceptions including in respect of new drawings or further advances made in respect of existing agreements) and does not apply to residential mortgage loans except those which include an equity release component.



    There has been significant opposition from the European Parliament to the original form of the proposed directive. In January 2004, the European Parliament published a re-drafted form of the proposed directive, which does not apply retrospectively in any respect and does not apply to any loan secured by a mortgage on land. The proposed directive may be substantially further amended before it is ultimately brought into effect. In any event, the proposal is unlikely to come into force before 2006 as the co-decision procedures of the European Parliament and of the Council, from the publication of the proposal to the coming into force of the new consumer credit directive, are likely to take at least two years, and member states would then have a further two years in which to bring national implementing legislation regulations and administrative provisions into force. The UK Department of Trade and Industry ("DTI") is currently in consultation with consumer and industry organisations in relation to the proposal.

    As a result of the above, the form, and the effect of any ultimately implemented directive on our ability to make payments when due on the notes, cannot be determined at this stage.




Proposed UK Consumer Credit Reform


    In November 2002, the DTI announced its intention that a credit agreement will be regulated by the CCA where, for credit agreements made after this change is implemented: (a) the borrower is or includes an individual, save for partnerships of four or more partners; (b) irrespective of the amount of credit, (although in July 2003, the DTI announced its intention that the financial limit will remain for certain business-to-business lending); and (c) the credit agreement is not an exempt agreement. If this change is implemented, then any loan or further advance originated or varied bilaterally after this time, other than a regulated mortgage contract under the FSMA or an exempt agreement under the CCA, will be regulated by the CCA. Such loan or further advance will have to comply with requirements as to form and content of the credit agreement and, if it does not comply, will be unenforceable against the borrower.


    In December 2003, the DTI published a White Paper on its review of the CCA, accompanied by a consultation on (among other things) draft regulations on form and content of credit agreements regulated by the CCA that may come into force as early as 31st October, 2004.


    The FSA has announced that, to avoid dual regulation, regulated mortgage contracts under the FSMA will not be regulated by the CCA. This carve-out only affects mortgages entered into on or after N(M). Before N(M), the CCA will continue to be the relevant legislation. A court order under section 126 of the CCA will, however, be necessary to enforce a mortgage securing a regulated mortgage contract that would otherwise be regulated by the CCA.

No assurance can be given that additional regulations from the OFT, the FSA or any other regulatory authority will not arise with regard to the mortgage market in the United Kingdom generally, the seller's particular sector in that market or specifically in relation to the seller. Any such action or developments may have a material adverse effect on the loans, the seller, the issuer and/or the servicer and their respective businesses and operations. This may adversely affect our ability to make payments in full on the issuer notes when due.



REGULATIONS IN THE UNITED KINGDOM COULD LEAD TO SOME TERMS OF THE LOANS BEING UNENFORCEABLE, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES


    In the United Kingdom, the Unfair Terms in Consumer Contracts Regulations 1999, and (in so far as applicable) the Unfair Terms in Consumer Contracts Regulations 1994 (the "REGULATIONS") apply to agreements entered into on or after 1st July, 1995 and affect all of the loans. The regulations provide that:


       * a borrower may challenge a term in an agreement on the basis that it is an "unfair" term within the regulations and therefore not binding on the borrower; and

       * the OFT, the FSA and any other "qualifying body" (as defined in the regulations) may seek to prevent a business from relying on unfair terms.

    The regulations will not generally affect "core terms" which set out the main subject-matter of the contract, such as the borrower's obligation to repay the principal. However, they may affect terms that are not considered to be core terms, such as the right of the lender to vary the interest rate.

    For example, if a term permitting a lender to vary the interest rate (as the servicer is permitted to do) is found to be unfair, the borrower will not be liable to pay the increased rate or, to the extent that she or he has paid it, will be able, as against the lender, or any assignee such as the mortgages trustee, to claim repayment of the extra interest amounts paid or to set-off the amount of the claim against the amount owing by the borrower under the loan. Any such non-recovery, claim or set-off ultimately may adversely affect our ability to make payments on the issuer notes.


    In August 2002, the Law Commission and the Scottish Law Commission issued a joint consultation LCCP No. 166/SLCDP 119 on proposals to rationalise the Unfair Contract Terms Act 1977 and the regulations into a single piece of legislation and a final report, (incorporating a proposed Bill on unfair terms), is expected early in 2004. The Law Commissions have a duty under section 3 of the Law Commissions Act 1965 to keep the law under review for a number of purposes, including its simplification. The proposals are primarily to simplify the legislation on unfair terms. It is not proposed that there should be any significant increase in the extent of controls over terms in consumer contracts. Some changes are proposed, however, such as that the legislation should not affect core terms in so far as they are not substantially different from what the borrower should reasonably expect and are transparent. However, it is not obligatory for any of the Law Commission's reports to be considered for enactment as legislation by the UK government. It is therefore too early to tell how the proposals, if enacted, would affect the loans.



DECISIONS OF THE OMBUDSMAN COULD LEAD TO TERMS OF THE LOANS BEING CONSIDERED UNFAIR AND SUCH TERMS BEING VARIED, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES

    Under FSMA, the Financial Ombudsman Service is empowered to make decisions on, among other things, complaints relating to the terms in agreements for the provision of financial services, including loans, on the basis of what, in the Ombudsman's opinion, would be fair and reasonable in all circumstances of the case, taking into account, among other things, law and guidance. Such complaints are generally decided on a case by case basis by the Financial Ombudsman Service, with reference to the particular facts of any individual case. Each case is first adjudicated by an adjudicator. Either party to the case may appeal against the adjudication. In the event of an appeal, the case proceeds to a final decision by the Ombudsman.

No Financial Ombudsman Service decision against the seller has had a material adverse effect on the issuer's ability to make payments on the issuer notes. However, given the Financial Ombudsman Service's wide jurisdiction in respect of fairness in the provision of financial services, it cannot be said with certainty what effect, if any, any future decision of the Financial Ombudsman Service may have on the issuer's ability to make payments on the issuer notes.


TAX PAYABLE BY FUNDING OR THE ISSUER MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE ISSUER NOTES

    As explained in "UNITED KINGDOM TAXATION", Funding and the issuer will generally be subject to UK corporation tax, currently at a rate of 30 per cent, on the profit reflected in their respective profit and loss accounts as increased by the amount of any non-deductible expenses or losses. If the tax payable by Funding or the issuer is greater than expected because, for example, non-deductible expenses or losses are greater than expected, the funds available to make payments on your issuer notes will be reduced and this may adversely affect our ability to make payments on the issuer notes.


EUROPEAN DIRECTIVE 2003/48/EC ON THE TAXATION OF SAVINGS INCOME MAY ADVERSELY AFFECT YOUR INTERESTS


    On 3rd June, 2003 the Council of the European Union adopted a Directive (2003/48/EC) regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that member states will be required, from a date not earlier than 1st January, 2005, to provide to the tax authorities of other member states details of payments of interest and other similar income paid by a person within a member state's jurisdiction to an individual in another member state, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period, unless during such period they elect otherwise (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

    Payments of interest on the issuer notes which are made or collected through a member state or any other relevant country may be subject to withholding tax which would prevent holders of the issuer notes from receiving interest on their issuer notes in full.



YOUR INTERESTS MAY BE ADVERSELY AFFECTED IF THE UNITED KINGDOM JOINS THE EUROPEAN MONETARY UNION


    It is possible that prior to the maturity of the Notes, the United Kingdom may become a participating member state in the European economic and monetary union and the euro may become the lawful currency of the United Kingdom. In that event (a) all amounts payable in respect of the issuer notes denominated in pounds sterling may become payable in euro, (b) applicable provisions of law may require or allow us to redenominate such issuer notes into euro and take additional measures in respect of such issuer notes and (c) the introduction of the euro as the lawful currency of the United Kingdom may result in the disappearance of published or displayed rates for deposits in sterling used to determine the rates of interest on such issuer notes or changes in the way those rates are calculated, quoted and published or displayed. The introduction of the euro could also be accompanied by a volatile interest rate environment which could adversely affect investors. It cannot be said with certainty what effect, if any, adoption of the euro by the United Kingdom will have on investors on the issuer notes.



CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS

    The structure of the issue of the issuer notes and the ratings which are to be assigned to them are based on English law and (in relation to the Scottish loans) Scots law in effect as at the date of this prospectus. No assurance can be given as to the impact of any possible change to English or Scots law or administrative practice in the United Kingdom after the date of this prospectus.

INSOLVENCY ACT 2000


    Significant changes to the insolvency regime in England and Wales and Scotland have recently been enacted, including the Insolvency Act 2000. The Insolvency Act 2000 allows certain "small" companies to seek protection from their creditors for a period of 28 days, for the purposes of putting together a company voluntary arrangement, with the option for creditors to extend the moratorium for a further two months. A "small" company is defined as one which satisfies, in any financial year, two or more of the following criteria: (i) its turnover is not more than [GBP]5.6 million, (ii) its balance sheet total is not more than [GBP]2.8 million and (iii) the number of employees is not more than 50. Whether or not a company is a "small" company may change from period to period and consequently no assurance can be given that the issuer, the mortgages trustee or Funding will not, at any given time, be determined to be a "small" company. The Secretary of State for Trade and Industry may by regulation modify the eligibility requirements for "small" companies and has the power to make different provisions for different cases. No assurance can be given that any such modification or different provisions will not be detrimental to the interests of noteholders.

    Secondary legislation has now been enacted which excludes certain special purpose companies in relation to capital markets transactions from the optional moratorium provisions. Such exceptions include (amongst other matters): (i) a company which is a party to an agreement which is or forms part of a capital market arrangement (as defined in the secondary legislation) under which (a) a party has incurred or when the agreement was entered into was expected to incur a debt of at least [GBP]10 million under the arrangement and (b) the arrangement involves the issue of a capital market investment (also defined, but generally, a rated, listed or traded bond) and (ii) a company which has incurred a liability (including a present, future or contingent liability) of at least [GBP]10 million. While the issuer, the mortgages trustee and Funding should fall within the exceptions, there is no guidance as to how the legislation will be interpreted by a court and the Secretary of State for Trade and Industry may by regulation modify the exception. No assurance may be given that any modification of the eligibility requirements for "small" companies and/or the exceptions will not be detrimental to the interests of noteholders.

    If the issuer and/or the mortgages trustee and/or Funding is determined to be a "small" company and determined not to fall within one of the exceptions (by reason of modification of the exceptions or otherwise), then the enforcement of the issuer security by the security trustee may, for a period, be prohibited by the imposition of a moratorium.


ENTERPRISE ACT 2002


    On 15th September, 2003, the corporate insolvency provisions of the Enterprise Act 2002 (the "ENTERPRISE ACT") came into force, amending certain provisions of the Insolvency Act 1986 (as amended, the "INSOLVENCY ACT"). These provisions introduced significant reforms to corporate insolvency law. In particular the reforms restrict the right of the holder of a floating charge created after 15th September, 2003 to appoint an administrative receiver (unless an exception applies) and instead gives primacy to collective insolvency procedures (in particular, administration).

    The holder of a floating charge created before 15th September, 2003 over the whole or substantially the whole of the assets of a company (such as the security trustee under the Funding deed of charge) retains the ability to block the appointment of an administrator by appointing an administrative receiver, who has a duty to primarily act in the interests of the floating charge holder.

    The Insolvency Act contains provisions which continue to allow for the appointment of an administrative receiver in relation to certain transactions in the capital markets. The right to appoint an administrative receiver is retained for certain types of security (such as the issuer security) that form part of a capital markets arrangement (as defined in the Insolvency Act) that involves (i) indebtedness of at least [GBP]50,000,000 (or, when the relevant security document was entered into (being in respect of the transactions described in this prospectus, the issuer deed of charge), a party to the relevant transaction (such as the issuer) was expected to incur a debt of at least [GBP]50,000,000) and (ii) the issue of a capital markets investment (also defined but generally a rated, listed or traded bond). The Secretary of State for Trade and Industry may, by secondary legislation, modify this exception and/or provide that the exception shall cease to have effect. No assurance can be given that any such modification or provision in respect of the capital market exception, or its ceasing to be applicable to the transactions described in this document will not adversely affect payments on the issuer notes. While the issuer security should fall within the relevant exception, as the provisions of the Enterprise Act have never been considered judicially, no assurance can be given as to whether the Enterprise Act could have a detrimental effect on the transaction described in this prospectus or on the interests of noteholders.


    The Insolvency Act also contains a new out-of-court route into administration for a qualifying floating charge holder, the directors or the company itself. The relevant provisions provide for a notice period during which the holder of the floating charge can either agree to the administrator proposed by the directors of the company or appoint an alternative administrator, although the moratorium will take effect immediately after notice is given. If the qualifying floating charge holder does not respond to the directors' notice of intention to appoint, the directors', or as the case may be, the company's appointee will automatically take office after the notice period has elapsed. Where the holder of a qualifying floating charge within the context of a capital market transaction retains the power to appoint an administrative receiver, such holder may prevent the appointment of an administrator (either by the new out-of-court route or by the court based procedure), by appointing an administrative receiver prior to the appointment of the administrator being completed.

    The new provisions of the Insolvency Act give primary emphasis to the rescue of the company as a going concern. The purpose of realising property to make a distribution to one or more secured creditors is subordinated to the primary purposes of rescuing the company as a going concern or achieving a better result for the creditors as a whole than would be likely if the company were wound up. No assurance can be given that the primary purposes of the new provisions will not conflict with the interests of noteholders were the issuer ever subject to administration.

    In addition to the introduction of a prohibition on the appointment of an administrative receiver as set out above, section 176A of the Insolvency Act provides that in relation to floating charges created after 15th September, 2003 any receiver (including an administrative receiver), liquidator or administrator of a company is required to make a "prescribed part" of the company's "net property" available for the satisfaction of unsecured debts in priority to the claims of the floating charge holder. The company's "net property" is defined as the amount of the chargor's property which would be available for satisfaction of debts due to the holder(s) of any debentures secured by a floating charge and so refers to any floating charge realisations less any amounts payable to the preferential creditors or in respect of the expenses of the liquidation or administration. The "prescribed part" is defined in The Insolvency Act 1986 (Prescribed Part) Order 2003 (SI 2003/2097) to be an amount equal to 50 per cent. of the first [GBP]10,000 of floating charge realisations plus 20 per cent. of the floating charge realisations thereafter, provided that such amount may not exceed [GBP]600,000.

    This obligation does not apply if the net property is less than a prescribed minimum and the relevant officeholder is of the view that the cost of making a distribution to unsecured creditors would be disproportionate to the benefits. The relevant officeholder may also apply to court for an order that the provisions of section 176A of the Insolvency Act should not apply on the basis that the cost of making a distribution would be disproportionate to the benefits.


    Floating charge realisations upon the enforcement of the issuer security may be reduced by the operation of the "ring fencing" provisions described above.



YOU WILL NOT RECEIVE ISSUER NOTES IN PHYSICAL FORM, WHICH MAY CAUSE DELAYS IN DISTRIBUTIONS AND HAMPER YOUR ABILITY TO PLEDGE OR RESELL THE ISSUER NOTES

    Unless the global issuer notes are exchanged for definitive issuer notes, which will only occur under a limited set of circumstances, your beneficial ownership of the issuer notes will only be recorded in book-entry form with DTC, Euroclear or Clearstream, Luxembourg. The lack of issuer notes in physical form could, among other things:

       * result in payment delays on the issuer notes because the issuer will be sending distributions on the issuer notes to DTC, Euroclear or Clearstream, Luxembourg instead of directly to you;

       * make it difficult for you to pledge the issuer notes if issuer notes in physical form are required by the party demanding the pledge; and

       * hinder your ability to resell the issuer notes because some investors may be unwilling to buy issuer notes that are not in physical form.


IF YOU HAVE A CLAIM AGAINST US IT MAY BE NECESSARY FOR YOU TO BRING SUIT AGAINST US IN ENGLAND AND WALES TO ENFORCE YOUR RIGHTS

    We have agreed to submit to the non-exclusive jurisdiction of the courts of England and Wales, and it may be necessary for you to bring a suit in England and Wales to enforce your rights against us.


PROPOSED CHANGES TO THE BASEL CAPITAL ACCORD AND THE RISK-WEIGHTED ASSET FRAMEWORK MAY RESULT IN CHANGES TO THE RISK-WEIGHTING OF YOUR ISSUER NOTES


    The Basel Committee on Banking Supervision (the "COMMITTEE") has issued proposals for reform of the 1988 Capital Accord and has proposed a framework which places enhanced emphasis on market discipline and sensitivity to risk. The third consultative paper on the New Basel Capital Accord was issued on 29th April, 2003, with the consultation period ending on 31st July, 2003. The Committee intends to finalise the New Basel Capital Accord by no later than the middle of 2004, allowing for implementation of the new framework by the end of 2006. If implemented in their current form, the proposals could, amongst other things, affect the risk weighting of the issuer notes you hold if you are subject to the new framework following the implementation of the New Basel Capital Accord. Consequently, you should consult your own advisers as to the consequences to, and effect on, you of the proposed implementation of the New Basel Capital Accord.




CERTAIN EVENTS MAY AFFECT THE ELIGIBILITY OF THE SERIES 1 CLASS A ISSUER NOTES

FOR INVESTMENT BY MONEY MARKET FUNDS


    The series 1 class A issuer notes are "Eligible Securities" within the meaning of Rule 2a-7 under the United States Investment Company Act of 1940, as amended. However, under Rule 2a-7, a money market fund may be required to dispose of the series 1 class A issuer notes upon the occurrence of any of the following events:



      * the rating currently assigned to the series 1 class A issuer notes is lowered or withdrawn;



      * a material default occurs with respect to the series 1 class A issuer notes;



      * the money market fund determines that the series 1 class A issuer notes no longer present minimal credit risk;



      *     upon certain events of insolvency with respect to the issuer; or



      * the series 1 class A issuer notes otherwise cease to meet the eligibility criteria under Rule 2a-7.

                             US DOLLAR PRESENTATION


     Unless otherwise stated in this prospectus, any translations of pounds sterling into US dollars have been made at the rate of [GBP]1.8000 = US$1.00, which was the noon buying rate in the City of New York for cable transfers in sterling per US$1.00 as certified for customs purposes by the Federal Reserve Bank of New York on 10th March, 2004. Use of this rate does not mean that pound sterling amounts actually represent those US dollar amounts or could be converted into US dollars at that rate at any particular time.


    References in this prospectus to "[GBP]", "POUNDS" or "STERLING" are to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland. References in this prospectus to "US$", "$", "US DOLLARS" or "DOLLARS" are to the lawful currency of the United States of America.

    References to "[E]", "EURO" or "EURO" are to the single currency introduced at the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Communities, as amended from time to time.



STERLING/US DOLLAR EXCHANGE RATE HISTORY(1)



                                 YEAR TO
                              10TH MARCH,         YEARS ENDED 31ST DECEMBER
                                    2004    2003    2002    2001    2000    1999
                             -----------  ------  ------  ------  ------  ------
Last(2)....................       1.8000  1.7842  1.6095  1.4543  1.4955  1.6150
Average(3).................       1.8440  1.6347  1.5025  1.4396  1.5156  1.6172
High.......................       1.9045  1.7842  1.6095  1.5045  1.6538  1.6765
Low........................       1.7902  1.5500  1.4074  1.3730  1.3997  1.5515



----------
Notes:

(1) Source: Bloomberg page USCFBPS Crncy.

(2) Last is the closing exchange rate on the last operating business day of each of the periods indicated, years commencing from 1st January or the next operating business day.

(3) Average is the average daily exchange rate during the period.

                                   THE ISSUER

INTRODUCTION

    The issuer was incorporated in England and Wales on 11th December, 2003 (registered number 4992222) and is a public limited company under the Companies Act 1985. The authorised share capital of the issuer comprises 100,000 ordinary shares of [GBP]1 each. The issued share capital of the issuer comprises 50,000 ordinary shares of [GBP]1 each, 49,998 of which are partly paid to [GBP]0.25 each and two of which are fully paid and all of which are beneficially owned by Holdings (see "HOLDINGS"). The registered office of the issuer is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN.

    The issuer is organised as a special purpose company. The issuer has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the issuer.

    The principal objects of the issuer are set out in its memorandum of association and include among other things:

       *     lending money and giving credit, secured or unsecured;

       *     borrowing or raising money and securing the payment of money; and

       * granting security over its property for the performance of its obligations or the payment of money.

    The issuer was established to issue the issuer notes and to make the issuer term AAA advances, the issuer term AA advances and the issuer term BBB advances to Funding.

    The issuer has not engaged, since its incorporation, in any material activities other than those incidental to its registration as a public company under the Companies Act 1985, to the proposed issue of the issuer notes and making of the issuer term advances to Funding and to the authorisation of entering into the other issuer transaction documents referred to in this prospectus.

    There is no intention to accumulate surplus cash in the issuer except in the circumstances set out in "SECURITY FOR THE ISSUER'S OBLIGATIONS".

    The accounting reference date of the issuer is the last day of December.


DIRECTORS AND SECRETARY

    The following table sets out the directors of the issuer and their respective business addresses and occupations.

NAME                    BUSINESS ADDRESS                BUSINESS OCCUPATION
----------------------  ------------------------------  ---------------------------------------

Martin McDermott        Tower 42                        Executive Director of SPV
                        International Financial Centre  Management Limited
                        25 Old Broad Street
                        London EC2N 1HQ


SPV Management Limited  Tower 42                        Management of Special Purpose Companies
                        International Financial Centre
                        25 Old Broad Street
                        London EC2N 1HQ


David Green             Abbey National House            Finance Director, Banking Entities
                        2 Triton Square
                        Regent's Place
                        London NW1 3AN

    David Green is an employee of the seller.

    The directors of SPV Management Limited are set out under the section "HOLDINGS" in this prospectus.

The company secretary of the issuer is:

Abbey National Secretariat Services Limited
Abbey National House
2 Triton Square
Regent's Place
London NW1 3AN

    The activities of the issuer will be restricted by the terms and conditions of the issuer notes and will be limited to the issue of the issuer notes, making the issuer term advances to Funding, the exercise of related rights and powers, and other activities referred to in this prospectus or incidental to those activities.


CAPITALISATION STATEMENT


    The following table shows the capitalisation of the issuer as at 29th February, 2004:


                                                                           AS AT
                                                                  29TH FEBRUARY,
                                                                            2004
                                                                           [GBP]

AUTHORISED SHARE CAPITAL
Ordinary shares of [GBP]1 each..................................         100,000
ISSUED SHARE CAPITAL
2 ordinary shares of [GBP]1 each fully paid.....................            2.00
49,998 ordinary shares each one quarter paid....................       12,499.50
                                                                  --------------
                                                                       12,501.50
                                                                  ==============



    The issuer has no loan capital, term loans, other borrowings or indebtedness or contingent liabilities or guarantees as at 29th February, 2004.


    It is not intended that there be any further payment of the issued share capital.


    There has been no material change in the capitalisation, indebtedness, guarantees or contingent liabilities of the issuer since 29th February, 2004.



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE ISSUER

SOURCES OF CAPITAL AND LIQUIDITY

    The issuer's source of capital will be the net proceeds of the offering of the issuer notes.

    The issuer's primary source of liquidity will be payments of interest and principal on the issuer intercompany loan.

RESULTS OF OPERATIONS

    As of the date of this prospectus, the issuer does not have an operating history. Therefore, this prospectus does not include any historical or pro forma ratio of earnings to fixed charges. The earnings on the issuer intercompany loan, the interest costs of the issuer notes and the related operating expenses will determine the issuer's results of operations in the future. Fees and expenses of the issuer in connection with the issuance of the issuer notes will be borne by Funding. The income generated on the issuer intercompany loan will be used to pay principal and interest on the issuer notes.

                                 USE OF PROCEEDS


    The gross proceeds of the issuance of the issuer notes will equal approximately $__ and will be applied (after exchanging the gross US dollar proceeds of the offered issuer notes for sterling proceeds calculated by reference to the relevant issuer dollar currency swap rates and the gross euro proceeds of the series 3 issuer notes for sterling proceeds calculated by reference to the relevant issuer euro currency swap rates), in accordance with the issuer intercompany loan, to make the issuer term advances to Funding. The net proceeds of the issuance of the offered issuer notes will equal the gross proceeds of the offered issuer notes as (1) the management and underwriting fees and selling commissions otherwise payable by the issuer will be paid to the underwriters by Funding from part of the proceeds of the startup loan, and
(2) the additional offering expenses otherwise payable by the issuer in connection with the issuance of the offered issuer notes will be partly paid by the underwriters and partly paid by Funding on the issuer's behalf, see "-- UNDERWRITING".

                          THE ABBEY GROUP OF COMPANIES



THE SELLER



    The seller was incorporated in England and Wales on 12th September, 1998 with registered number 2294747. The seller and its subsidiaries (the "GROUP") provides over 18 million customers in the United Kingdom with a comprehensive range of personal financial services, including savings and investments, mortgages, unsecured lending, banking, pensions, unit trusts, life and general insurance products. The group also has offshore operations in Jersey, the Isle of Man, Gibraltar, Portugal and Hong Kong. The group is regulated by the Financial Services Authority.



    The group is focusing on the provision of personal financial services in the United Kingdom. The group is already a leading player in its core mortgage and savings markets and management continues to target growth in personal banking, insurance and long-term savings.



    In November 2002, the group reorganised its operations in support of its new focus on providing personal financial services in the United Kingdom.



    A component of the new structure is the Portfolio Business Unit, which consists of all the operations that fall outside the remit of the new strategy and are therefore marked for exit over the coming years.



     The group's total assets at 31st December, 2003 were [GBP]176.8 billion (2002: restated [GBP]205.2 billion). During 2003, the group's statutory loss before tax was [GBP]686 million (2002: restated loss [GBP]947 million (restated by [GBP]37 million, reflecting a change in accounting policy in relation to Employee Share Option Plans)).



    The group's pre-tax loss of [GBP]686 million consists of:



      * personal financial services businesses statutory profit before tax of [GBP]235 million (as below); and



      * Portfolio Business Unit losses of [GBP]921 million (2002: [GBP]768 million), reflecting rapid reduction of assets, and write-down of certain remaining assets to estimated sales values.



     In 2003 the personal financial services businesses generated a statutory profit before tax of [GBP]235 million (in 2002: a loss of [GBP]179 million). The personal financial services businesses pre-tax profit of [GBP]235 million was affected by a number of material charges, including a [GBP]373 million life assurance provision largely relating to the pending introduction of new FSA regulations in the sector on "realistic" reporting and related matters.



    Other material movements affecting the group's pre-tax loss of [GBP]686 million include provisions for contingent liabilities and commitments up to [GBP]104 million (2002: [GBP]50 million) following a provision of [GBP]50 million relating to uncertainty about the regulatory environment for product mis-selling.



    The above figures are stated in accordance with generally accepted accounting principles in the UK.



MORTGAGE BUSINESS



     The total value of the group's mortgage stock as at 31st December, 2003 was [GBP]87.8 billion (2002: [GBP]78.4 billion). The group achieved net mortgage lending of [GBP]9.4 billion in 2003, 40 per cent. higher than 2002 ([GBP]6.7 billion), equating to a net mortgage lending market share of 9.9 per cent., the group's highest market share in nine years (mortgage data has been adjusted for all periods to remove the impact of the disposed First National business). The group is the UK's second largest residential mortgage lender.

ABBEY NATIONAL TREASURY SERVICES PLC ("ANTS")



    ANTS is a wholly-owned subsidiary of the seller and is an authorised person with permission to accept deposits under the Financial Services and Markets Act 2000. ANTS was incorporated in England and Wales on 24th January, 1989 with registered number 2338548.



     Following the reorganisation of the group's operations mentioned above, ANTS is managing the funding, liquidity and balance sheet requirements of the personal financial services business and provides financial structuring which supports a number of personal financial products. ANTS has ceased its international treasury operations other than its branch in Stamford, Connecticut.



    The obligations of ANTS are guaranteed by a deed poll made by the seller and dated 26th January, 2004.



CARFAX



    Carfax Insurance Limited, or Carfax, was incorporated in Guernsey on 22nd December, 1992. Carfax is a wholly owned subsidiary of the seller and its registered office is at The Albany, South Esplanade, St Peter Port, Channel Islands. The principal business activity of Carfax is that of an insurer.



BAKER STREET RISK



    Baker Street Risk and Insurance (Guernsey) Limited was incorporated in Guernsey on 12th March, 1993. Baker Street Risk is a wholly owned subsidiary of the seller and its registered office is at Albert House, South Esplanade, St Peter Port, Channel Islands. The principal business activity of Baker Street Risk is that of an insurer.

                                     FUNDING

INTRODUCTION

    Funding was incorporated in England and Wales on 28th April, 2000 (registered number 3982428) as a private limited company under the Companies Act 1985. The authorised share capital of Funding comprises 100 ordinary shares of [GBP]1 each. The issued share capital of Funding comprises two ordinary shares of [GBP]1 each, both of which are beneficially owned by Holdings
(see "HOLDINGS"). The registered office of Funding is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN.

    Funding is organised as a special purpose company. Funding has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or Funding.

    The principal objects of Funding are set out in its memorandum of association and are, among other things, to:

       * carry on the business of a property investment company and an investment holding company;

       *     acquire trust property and enter into loan arrangements;

       * invest, buy, sell and otherwise acquire and dispose of mortgage loans, advances and other investments and all forms of security;

       *     carry on business as a money lender, financier and investor; and

       * undertake and carry on all kinds of loan, financial and other operations.

    Since its incorporation, Funding has not engaged in any material activities, other than those relating to the previous issues by the previous issuers and those incidental to the authorisation of the issuer transaction documents referred to in this prospectus to which it is or will be a party and other matters which are incidental to those activities. Funding has no employees.

    The accounting reference date of Funding is the last day of December.


DIRECTORS AND SECRETARY

    The following table sets out the directors of Funding and their respective business addresses and occupations.

NAME                    BUSINESS ADDRESS                BUSINESS OCCUPATION
----------------------  ------------------------------  ---------------------------------------
Martin McDermott        Tower 42                        Executive Director of SPV
                        International Financial Centre  Management Limited
                        25 Old Broad Street
                        London EC2N 1HQ

SPV Management Limited  Tower 42                        Management of Special Purpose Companies
                        International Financial Centre
                        25 Old Broad Street
                        London EC2N 1HQ


David Green             Abbey National House            Finance Director, Banking Entities
                        2 Triton Square
                        Regent's Place
                        London NW1 3AN


    David Green is an employee of the seller.

    The directors of SPV Management Limited are set out under the section "HOLDINGS" in this prospectus.

The company secretary of Funding is:

Abbey National Secretariat Services Limited
Abbey National House
2 Triton Square
Regent's Place
London NW1 3AN


CAPITALISATION STATEMENT


    The following table shows the capitalisation of Funding as at 29th February, 2004:


                                                                           AS AT
                                                                            29TH
                                                                       FEBRUARY,
                                                                            2004
                                                                           [GBP]
                                                                       ---------
AUTHORISED SHARE CAPITAL
Ordinary shares of [GBP]1 each.......................................        100
ISSUED SHARE CAPITAL
Allotted and fully paid..............................................          2
TOTAL ISSUED SHARE CAPITAL...........................................          2




    The following table shows the indebtedness of Funding as at 29th February, 2004, all of which is secured and unguaranteed and relates to the previous issues:



series 2 term AAA advance due July 2007 made by Holmes Financing (No. 1) PLC.....  [GBP]     650,000,000
series 2 term AA advance due July 2040 made by Holmes Financing (No. 1) PLC......  [GBP]      23,000,000
series 2 term BBB advance due July 2040 made by Holmes Financing (No. 1) PLC.....  [GBP]      30,000,000
series 3 term AAA advance due July 2010 made by Holmes Financing (No. 1) PLC.....  [GBP]     575,000,000
series 3 term AA advance due July 2040 made by Holmes Financing (No. 1) PLC......  [GBP]      24,000,000
series 3 term BBB advance due July 2040 made by Holmes Financing (No. 1) PLC.....  [GBP]      30,000,000
series 4 term AAA advance due July 2013 made by Holmes Financing (No. 1) PLC.....  [GBP]     250,000,000
series 4 term AA advance due July 2040 made by Holmes Financing (No. 1) PLC......  [GBP]      11,000,000
series 4 term BBB advance due July 2040 made by Holmes Financing (No. 1) PLC.....  [GBP]      14,000,000
first start-up loan..............................................................  [GBP]      15,394,387
series 2 term AAA advance due July 2017 made by Holmes Financing (No. 2) PLC       [GBP]     351,500,000
series 2 term AA advance due July 2040 made by Holmes Financing (No. 2) PLC......  [GBP]      26,011,000
series 2 term BBB advance due July 2040 made by Homes Financing (No.2) PLC.......  [GBP]      34,447,000
series 3 term AAA advance due July 2023 made by Holmes Financing (No. 2) PLC.....  [GBP]     500,000,000

series 3 term AA advance due July 2040 made by Holmes Financing (No. 2) PLC......  [GBP]      19,000,000
series 3 term BBB advance due July 2040 made by Holmes Financing (No. 2) PLC.....  [GBP]      25,000,000
series 4 term AAA advance due July 2040 made by Holmes Financing (No. 2) PLC.....  [GBP]     300,000,000
series 4 term AA advance due July 2040 made by Holmes Financing (No. 2) PLC......  [GBP]      12,600,000
series 4 term BBB advance due July 2040 made by Holmes Financing (No. 2) PLC.....  [GBP]      21,000,000
second start-up loan.............................................................  [GBP]      15,343,969
series 2 term AAA advance due January 2007 made by Holmes Financing (No. 3) PLC..  [GBP]     750,000,000
series 2 term AA advance due July 2040 made by Holmes Financing (No. 3) PLC......  [GBP]      23,000,000
series 2 term BBB advance due July 2040 made by Holmes Financing (No. 3) PLC.....  [GBP]      37,500,000
series 3 term AAA advance due July 2040 made by Holmes Financing (No. 3) PLC.....  [GBP]     500,000,000
series 3 term AA advance due July 2040 made by Holmes Financing (No. 3) PLC......  [GBP]      15,000,000
series 3 term BBB advance due July 2040 made by Holmes Financing (No. 3) PLC.....  [GBP]      31,000,000
third start-up loan..............................................................  [GBP]      19,662,045
series 1 term AAA advance due July 2015 made by Holmes Financing (No. 4) PLC.....  [GBP]     382,500,000
series 1 term AA advance due July 2040 made by Holmes Financing (No. 4) PLC......  [GBP]      26,500,000
series 1 term BBB advance due July 2040 made by Holmes Financing (No. 4) PLC.....  [GBP]      39,500,000
series 2 term AAA advance due July 2008 made by Holmes Financing (No. 4) PLC.....  [GBP]     490,000,000
series 2 term AA advance due July 2040 made by Holmes Financing (No. 4) PLC......  [GBP]      22,000,000

                                       68


series 2 term BBB advance due July 2040 made by Holmes Financing (No. 4) PLC.....  [GBP]      33,000,000
series 3 term AAA advance due July 2040 made by Holmes Financing (No. 4) PLC.....  [GBP]     850,000,000
series 3 term AA advance due July 2040 made by Holmes Financing (No. 4) PLC......  [GBP]      25,000,000
series 3 term BBB advance due July 2040 made by Holmes Financing (No. 4) PLC.....  [GBP]      36,000,000
series 3 term BB advance due July 2040 made by Holmes Financing (No. 4) PLC......  [GBP]      50,000,000
series 4 term AAA advance due October 2009 made by Holmes Financing (No. 4) PLC..  [GBP]     350,000,000
series 4 term AA advance due July 2040 made by Holmes Financing (No. 4) PLC......  [GBP]      11,000,000
series 4 term BBB advance due July 2040 made by Holmes Financing (No. 4) PLC.....  [GBP]      19,000,000
fourth start-up loan.............................................................  [GBP]       8,367,627
series 2 term AAA advances due October 2006 made by Holmes Financing (No. 5) PLC.  [GBP]     697,500,000
series 2 term AA advance due July 2040 made by Holmes Financing (No. 5) PLC......  [GBP]      24,500,000
series 2 term BBB advance due July 2040 made by Holmes Financing (No. 5) PLC.....  [GBP]      36,500,000
series 3 term AAA advance due October 2008/July 2040 made by Holmes Financing
(No. 5) PLC......................................................................  [GBP]     875,000,000
series 3 term AA advance due July 2040 made by Holmes Financing (No. 5) PLC......  [GBP]      33,000,000
series 3 term BBB advance due July 2040 made by Holmes Financing (No. 5) PLC.....  [GBP]      47,500,000
fifth start-up loan..............................................................  [GBP]       5,586,632
series 2 term AAA advance due April 2008 made by Holmes Financing (No. 6) PLC....  [GBP]     801,077,000
series 2 term AA advance due July 2040 made by Holmes Financing (No. 6) PLC......  [GBP]      26,916,000
series 2 term BBB advance due July 2040 made by Holmes Financing (No. 6) PLC.....  [GBP]      45,501,000
series 3 term AAA advance due October 2009 made by Holmes Financing (No. 6) PLC..  [GBP]     633,500,000
series 3 term AA advance due July 2040 made by Holmes Financing (No. 6) PLC......  [GBP]      21,539,000
series 3 term BBB advance due July 2040 made by Holmes Financing (No. 6) PLC.....  [GBP]      36,110,000
series 4A1 term AAA advance due October 2009 made by Holmes Financing (No. 6) PLC  [GBP]     641,026,000
series 4A2 term AAA advance due October 2009 made by Holmes Financing (No. 6) PLC  [GBP]     129,230,000
series 4 term AA advance due July 2040 made by Holmes Financing (No. 6) PLC......  [GBP]      25,642,000
series 4 term BBB advance due July 2040 made by Holmes Financing (No. 6) PLC.....  [GBP]      44,231,000
series 5 term AAA advance due July 2040 made by Holmes Financing (No. 6) PLC.....  [GBP]     500,000,000
series 5 term AA advance due July 2040 made by Holmes Financing (No. 6) PLC......  [GBP]      17,000,000
series 5 term BBB advance due July 2040 made by Holmes Financing (No. 6) PLC.....  [GBP]      29,000,000
sixth start-up loan..............................................................  [GBP]       6,394,581
series 1 term AAA advance due April 2004 made by Holmes Financing (No. 7) PLC....  [GBP]     241,160,000
series 1 term AA advance due July 2040 made by Holmes Financing (No. 7) PLC......  [GBP]      14,470,000
series 1 term A advance due July 2040 made by Holmes Financing (No. 7) PLC.......  [GBP]      24,600,000
series 2 term AAA advance due January 2008 made by Holmes Financing (No. 7) PLC..  [GBP]     803,340,000
series 2 term AA advance due July 2040 made by Holmes Financing (No. 7) PLC......  [GBP]      24,100,000
series 2 term A advance due July 2040 made by Holmes Financing (No. 7) PLC.......  [GBP]      40,970,000
series 3 term AAA advance due July 2020 made by Holmes Financing (No. 7) PLC.....  [GBP]     321,000,000
series 3 term AA advance due July 2040 made by Holmes Financing (No. 7) PLC......  [GBP]      15,000,000
series 3 term A advance due July 2040 made by Holmes Financing (No. 7) PLC.......  [GBP]      20,000,000
series 4A1 term AAA advance due 2040 made by Holmes Financing (No. 7) PLC........  [GBP]     341,500,000
series 4A2 term AAA advance due 2040 made by Holmes Financing (No. 7) PLC........  [GBP]     250,000,000
series 4 term AA advance due July 2040 made by Holmes Financing (No. 7) PLC......  [GBP]      28,000,000
series 4 term A advance due July 2040 made by Holmes Financing (No. 7) PLC ......  [GBP]      38,250,000
seventh start-up loan............................................................  [GBP]       3,829,927
Total............................................................................  [GBP]  13,489,299,168





    Other than as set out in the preceding table, Funding has no loan capital, term loans, other borrowings or indebtedness or contingent liabilities or guarantees as at 29th February, 2004.



    There has been no material change in the capitalisation, indebtedness or contingent liabilities or guarantees of Funding since 29th February, 2004.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF FUNDING

SOURCES OF CAPITAL AND LIQUIDITY

    Funding's source of capital is the previous term advances made to it by the previous issuers pursuant to the previous intercompany loan agreements and this will be increased by the issuer term advances made to it by the issuer pursuant to the issuer intercompany loan agreement.


    Funding's principal source of liquidity is earnings on its interest in the trust property, the first reserve fund, the second reserve fund, the Funding reserve fund, the Funding liquidity reserve fund and the Funding liquidity facility.



RESULTS OF OPERATIONS


    This prospectus does not include any historical or pro forma ratio of Funding's earnings to fixed charges. The earnings on its interest in the trust property, the interest costs of the issuer term advances it pays to the issuer pursuant to the issuer intercompany loan agreement, the interest costs of the previous term advances it pays to the previous issuers pursuant to the previous intercompany loan agreements and the related operating expenses are the principal components of Funding's results of operations. The income generated on its interest in the trust property will be used to pay principal and interest on the issuer intercompany loan to the issuer and on the previous intercompany loans to the previous issuers.


    Audited financial statements for Holmes Funding Limited are included in this prospectus -- see APPENDIX B.

                              THE MORTGAGES TRUSTEE

INTRODUCTION

    The mortgages trustee was incorporated in England and Wales on 28th April, 2000 (registered number 3982431) as a private limited company under the Companies Act 1985. The authorised share capital of the mortgages trustee comprises 100 ordinary shares of [GBP]1 each. The issued share capital of the mortgages trustee comprises two ordinary shares of [GBP]1 each, both of which are beneficially owned by Holdings (see "HOLDINGS"). The registered office of the mortgages trustee is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN.

    The mortgages trustee is organised as a special purpose company. The mortgages trustee has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the mortgages trustee.

    The principal objects of the mortgages trustee are set out in its memorandum of association and are, among other things, to:

       * invest and deal in mortgage loans secured on residential or other properties within England, Wales and Scotland;

       * invest in, buy, sell and otherwise acquire and dispose of mortgage loans, advances, other similar investments and all forms of security;

       *     carry on business as a money lender, financier and investor;

       * undertake and carry on all kinds of loan, financial and other operations; and

       *     act as trustee in respect of carrying on any of these objects.

    The mortgages trustee has not engaged, since its incorporation, in any material activities other than those incidental to the settlement of the trust property on the mortgages trustee or relating to the issue of previous notes by the previous issuers, changing its name from Trushelfco (No. 2655) Ltd. on 6th June, 2000, the authorisation of the issuer transaction documents referred to in this prospectus to which it is or will be a party and other matters which are incidental or ancillary to the foregoing. The mortgages trustee has no employees.

    The accounting reference date of the mortgages trustee is the last day of December.


DIRECTORS AND SECRETARY

    The following table sets out the directors of the mortgages trustee and their respective business addresses and occupations.

NAME                    BUSINESS ADDRESS                BUSINESS OCCUPATION
----------------------  ------------------------------  ---------------------------------------
Martin McDermott        Tower 42                        Executive Director of SPV
                        International Financial Centre  Management Limited
                        25 Old Broad Street
                        London EC2N 1HQ

SPV Management Limited  Tower 42                        Management of Special Purpose Companies
                        International Financial Centre
                        25 Old Broad Street
                        London EC2N 1HQ


David Green             Abbey National House            Finance Director, Banking Entities
                        2 Triton Square
                        Regent's Place
                        London NW1 3AN


    David Green is an employee of the seller.

    The directors of SPV Management Limited are set out under the section "HOLDINGS" in this prospectus.

The company secretary of the mortgages trustee is:

Abbey National Secretariat Services Limited
Abbey National House
2 Triton Square
Regent's Place
London NW1 3AN

                                    HOLDINGS

INTRODUCTION

    Holdings was incorporated in England and Wales on 29th December, 1998 (registered number 3689577) as a private limited company under the Companies Act 1985. The registered office of Holdings is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN.

    Holdings has an authorised share capital of [GBP]100 divided into 100 ordinary shares of [GBP]1 each, of which two shares of [GBP]1 each have been issued. Limited recourse loans were made by SPV Management Limited to Holdings in order for Holdings to acquire all of the issued share capital of the previous issuers, Funding, the mortgages trustee and PECOH Limited. A further limited loan has been made by SPV Management Limited to Holdings in order for Holdings to acquire all of the issued share capital of the issuer. SPV Management Limited holds all of the beneficial interest in the issued shares in Holdings on a discretionary trust for persons employed as nurses in the United Kingdom and for charitable purposes.

    Holdings is organised as a special purpose company.

    The principal objects of Holdings are set out in its memorandum of association and are, among other things, to:

       *     acquire and hold, by way of investments or otherwise; and

       * deal in or exploit in such manner as may from time to time be considered expedient,

    all or any of the shares, stocks, debenture stocks, debentures or other interests of or in any company (including the previous issuers, the issuer, the mortgages trustee, Funding, and the post-enforcement call option holder).

    Holdings has not engaged in any other activities since its incorporation. Holdings has no employees.

    The accounting reference date of Holdings is the last day of December.


DIRECTORS AND SECRETARY

    The following table sets out the directors of Holdings and their respective business addresses and occupations.



NAME                    BUSINESS ADDRESS                BUSINESS OCCUPATION
----------------------  ------------------------------  ---------------------------------------
Martin McDermott        Tower 42                        Executive Director of SPV
                        International Financial Centre  Management Limited
                        25 Old Broad Street
                        London EC2N 1HQ

SPV Management Limited  Tower 42                        Management of Special Purpose Companies
                        International Financial Centre
                        25 Old Broad Street
                        London EC2N 1HQ

David Green             Abbey National House            Finance Director, Banking Entities
                        2 Triton Square
                        Regent's Place
                        London NW1 3AN



    David Green is an employee of the seller.

    The directors of SPV Management Limited and their principal activities are as follows:

NAME                     FUNCTION                                   PRINCIPAL ACTIVITIES
-----------------------  -----------------------------------------  --------------------
Martin McDermott.......  Managing Director/Chief Executive Officer  Company Director
James Fairrie..........  Managing Director/Sales and Marketing      Company Director
Nicolas Patch..........  Executive Director                         Company Director
Anthony Raikes.........  Non-Executive Director                     Company Director
Howard Cohen...........  Non-Executive Director                     Banker
David Dupert...........  Non-Executive Director                     Banker
David Roulston.........  Non-Executive Director                     Banker

    The business address of the directors of SPV Management Limited is Tower 42, International Financial Centre, 25 Old Broad Street, London EC2N 1HQ.

    The company secretary of Holdings is:


Abbey National Secretariat Services Limited
Abbey National House
2 Triton Square
Regent's Place
London NW1 3AN

                                  PECOH LIMITED

INTRODUCTION

    The post-enforcement call option holder was incorporated in England and Wales on 28th April, 2000 (registered number 3982397) as a private limited company under the Companies Act 1985. The registered office of the post-enforcement call option holder is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN.

    The authorised share capital of the post-enforcement call option holder comprises 100 ordinary shares of [GBP]1 each. The issued share capital of the post-enforcement call option holder comprises two ordinary shares of [GBP]1 each, both of which are beneficially owned by Holdings.

    The post-enforcement call option holder is organised as a special purpose company. The postenforcement call option holder has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the post-enforcement call option holder.

    The principal objects of the post-enforcement call option holder are as set out in its memorandum of association and are, among others, to hold bonds, notes, obligations and securities issued or guaranteed by any company and any options or rights in respect of them. The post-enforcement call option holder has not engaged since its incorporation in any material activities other than changing its name from Trushelfco (No. 2657) Ltd. on 6th June, 2000 and those activities relating to the previous issues by the previous issuers and those incidental to the authorising of the issuer transaction documents referred to in this prospectus to which it is or will be a party and other matters which are incidental to those activities. The post-enforcement call option holder has no employees.

    The accounting reference date of the post-enforcement call option holder is the last day of December.


DIRECTORS AND SECRETARY

    The following table sets out the directors of the post-enforcement call option holder and their respective business addresses and occupations.

NAME                    BUSINESS ADDRESS                BUSINESS OCCUPATION
----------------------  ------------------------------  ---------------------------------------
Martin McDermott        Tower 42                        Executive Director of SPV
                        International Financial Centre  Management Limited
                        25 Old Broad Street
                        London EC2N 1HQ
SPV Management Limited  Tower 42                        Management of Special Purpose Companies
                        International Financial Centre
                        25 Old Broad Street
                        London EC2N 1HQ

David Green             Abbey National House            Finance Director, Banking Entities
                        2 Triton Square
                        Regent's Place
                        London NW1 3AN


    David Green is an employee of the seller.

    The directors of SPV Management Limited are set out under the section "HOLDINGS" in this prospectus.

The company secretary of the post-enforcement call option holder is:

Abbey National Secretariat Services Limited
Abbey National House
2 Triton Square
Regent's Place
London NW1 3AN

                            THE ISSUER SWAP PROVIDERS

                                [TO BE PROVIDED]

    DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                               INTERCOMPANY LOANS

    The previous issuers, Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC and Holmes Financing (No.
7) PLC, are each a public limited company incorporated in England and Wales.
The registered office of each previous issuer is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone numbers for the previous issuers are (44) 20 7756 6302/4/5. The previous issuers are each a special purpose company whose purpose is to have issued the previous notes that represent their respective asset-backed obligations and to have lent an amount equal to the proceeds of the previous notes to Funding under their respective previous intercompany loans. Each of the previous issuers does not engage in any activities that are unrelated to these purposes.

    The seller has been appointed as the cash manager for each of the previous issuers to manage its bank accounts, to determine the amounts of and arrange payments of monies to be made by it and keep certain records on its behalf. The seller has also been appointed as an account bank for each of the previous issuers to provide banking services to it.

    The following tables summarise the principal features of the previous notes. In each table, references to "PREVIOUS NOTES" are references to the previous notes issued by the relevant previous issuer, the notes of which previous issuer are described in that table.


                                              CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 1) PLC
                              ----------------------------------------------------------------------------------------------
                              SERIES 1                        SERIES 1                        SERIES 1
                              CLASS A                         CLASS B                         CLASS C
                              ------------------------------  ------------------------------  ------------------------------


Principal amount:             $900,000,000                    $31,500,000                     $42,000,000
Credit enhancement:           Subordination of                Subordination of                The reserve funds
                              the class B                     the class C
                              previous notes                  previous notes
                              and the class C                 and the reserve
                              previous notes                  funds
                              and the reserve
                              funds
Interest rate:                Three-month USD-LIBOR + margin  Three-month USD-LIBOR + margin  Three-month USD-LIBOR + margin

Margin:                       0.14% p.a.                      0.38% p.a.                      1.03% p.a.
Until interest payment date   July 2010                       July 2010                       July 2010
falling in:
And thereafter:               N/A                             1.38% p.a.                      2.03% p.a.

Scheduled redemption          July 2003                       N/A                             N/A
date:
Outstanding balance at last   Nil                             Nil                             Nil
payment date:

Interest accrual method:      Actual/360                      Actual/360                      Actual/360
Interest payment dates:       Quarterly in arrear on the interest payme nt dates falling in January, April, July and October of each year

First interest payment date:  October 2000                    October 2000                    October 2000
Final maturity date:          July 2005                       July 2040                       July 2040
Listing:                      UK Listing                      UK Listing                      UK Listing
                              Authority and                   Authority and                   Authority and
                              London Stock                    London Stock                    London Stock
                              Exchange                        Exchange                        Exchange

Ratings(S&P/Moody's/ Fitch):  AAA/Aaa /AAA                    AA/Aa3/AA                       BBB/Baa2/BBB

                                              CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 1) PLC
                              ----------------------------------------------------------------------------------------------
                              SERIES 2                        SERIES 2                        SERIES 2
                              CLASS A                         CLASS B                         CLASS C
                              ------------------------------  ------------------------------  ------------------------------


Principal amount:             $975,000,000                    $34,500,000                     $45,000,000
Credit enhancement:           Subordination of                Subordination of                The reserve funds
                              the class B                     the class C
                              previous notes                  previous notes
                              and the class C                 and the reserve
                              previous notes                  funds
                              and the reserve
                              funds
Interest rate:                Three-month USD-LIBOR + margin  Three-month USD-LIBOR + margin  Three-month USD-LIBOR + margin

Margin:                       0.19% p.a.                      0.41% p.a.                      1.15% p.a.
Until interest payment date   July 2010                       July 2010                       July 2010
falling in:
And thereafter:               N/A                             1.41% p.a.                      2.15% p.a.

Scheduled redemption          July 2005                       N/A                             N/A
date:
Outstanding balance at last   $975,000,000                    $34,500,000                     $45,000,000
payment date:
Interest accrual method:      Actual/360                      Actual/360                      Actual/360

Interest payment dates:       Quarterly in arrear on the interest payme nt dates falling in January, April, July and October of each year
First interest payment date:  October 2000                    October 2000                    October 2000

Final maturity date:          July 2007                       July 2040                       July 2040
Listing:                      UK Listing                      UK Listing                      UK Listing
                              Authority and                   Authority and                   Authority and
                              London Stock                    London Stock                    London Stock
                              Exchange                        Exchange                        Exchange

Ratings(S&P/Moody's/ Fitch):  AAA/Aaa/AAA                     AA/Aa3/AA                       BBB/Baa2/BBB


                                               CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 1) PLC
                          --------------------------------------------------------------------------------------------------------
                          SERIES 3          SERIES 3         SERIES 3          SERIES 3         SERIES 4          SERIES 4
                          CLASS A1          CLASS A2         CLASS B           CLASS C          CLASS A           CLASS B
                          ----------------  ---------------  ----------------  ---------------  ----------------  ----------------


Principal amount:         [GBP]375,000,000  [e]320,000,000   [GBP]24,000,000   [GBP]30,000,000  [GBP]250,000,000  [GBP]11,000,000
Credit enhancement:       Subordination of  Subordination    Subordination of  The reserve      Subordination of  Subordination of
                          the class B       of the class B   the class C       funds            the class B       the class C
                          previous notes    previous notes   previous notes                     previous notes    previous notes
                          and the class C   and the class C  and the reserve                    and the class C   and the reserve
                          previous notes    previous notes   funds                              previous notes    funds
                          and the reserve   and the reserve                                     and the reserve
                          funds             funds                                               funds

Interest rate:            Three-month       Three-month      Three-month       Three-month      6.62% p.a. until  Three-month
                          sterling LIBOR    EURIBOR +        sterling LIBOR    sterling LIBOR   the interest      sterling LIBOR
                          + margin          margin           + margin          + margin         payment date in   + margin
                                                                                                July 2010 and
                                                                                                then three-
                                                                                                month sterling
                                                                                                LIBOR + margin
Margin:                   0.26% p.a.        0.26% p.a.       0.45% p.a.        1.60% p.a.       N/A               0.62% p.a.

Until interest            July 2010         July 2010        July 2010         July 2010        July 2010         July 2010
payment date falling in:
And thereafter:           N/A               N/A              1.45% p.a.        2.60% p.a.       1.25% p.a.        1.62% p.a.

Scheduled                 July 2007         July 2007        N/A               N/A              July 2010         N/A
redemption date:
Outstanding balance       [GBP]375,000,000  [e]320,000,000   [GBP]24,000,000   [GBP]30,000,000  [GBP]250,000,000  [GBP]11,000,000
at last payment date:

Interest accrual          Actual/365        Actual/360       Actual/365        Actual/365       Actual/365        Actual/365
method:
Interest payment          For the series 3 previous  notes, the series 4 class B previous notes and  the series 4 class C previous
dates:                    notes, quarterly in arrear on the interest
                          payment  dates falling in  January, April,  July and  October of  each year.  For the  series 4  class A previous notes, until (and including) the interest
                          payment in July 2010, interest will be paid  semi-annually in arrear on the 15th day in January and July of each year (subject to payment being
                          made on  business days).  If a  trigger event occurs  or the  issuer security is  enforced prior  to the interest payment date in July, 2010, principal
                          amounts due and  payable on the series 4 class  A previous notes will be paid  quarterly on the interest payment dates falling in January, April, July
                          and October of  each year. After the interest payment  date in July, 2010 interest  and principal on the series 4 class A previous notes will be paid
                          quarterly in arrear  on the interest payment dates  falling in January, April, July  and October of each year.
First interest            October 2000      October 2000     October 2000      October 2000     January 2001      October 2000
payment date:

Final maturity date:      July 2010         July 2010        July 2040         July 2040        July 2013         July 2040
Listing:                  UK Listing        UK Listing       UK Listing        UK Listing       UK Listing        UK Listing
                          Authority and     Authority and    Authority and     Authority and    Authority and     Authority and
                          London Stock      London Stock     London Stock      London Stock     London Stock      London Stock
                          Exchange          Exchange         Exchange          Exchange         Exchange          Exchange

Ratings (S&P/             AAA/Aaa/AAA       AAA/Aaa/AAA      AA/Aa3/AA         BBB/Baa2/BBB     AAA/Aaa/AAA       AA/Aa3/AA
Moody's/Fitch):

                              CLASS OF
                           PREVIOUS NOTES
                             ISSUED BY
                               HOLMES
                           FINANCING (NO.
                               1) PLC
                          ---------------
                          SERIES 4
                          CLASS C
                          ---------------


Principal amount:         [GBP]14,000,000
Credit enhancement:       The reserve
                          funds

Interest rate:            Three-month
                          sterling LIBOR
                          + margin
Margin:                   1.75% p.a.
Until interest            July 2010
payment date falling in:

And thereafter:           2.75% p.a.
Scheduled                 N/A
redemption date:

Outstanding balance       [GBP]14,000,000
at last payment date:
Interest accrual          Actual/365
method:

Interest payment          For  the series
dates:                    3      previous
                          notes,      the
                          series  4 class
                          B      previous
                          notes  and  the
                          series  4 class
                          C      previous
                          notes,
                          quarterly    in
                          arrear  on  the
                          interest
                          payment   dates
                          falling      in
                          January, April,
                          July        and
                          October of each
                          year.  For  the
                          series  4 class
                          A      previous
                          notes,    until
                          (and including)
                          the interest
                          payment in July
                          2010,  interest
                          will   be  paid
                          semi-annually
                          in   arrear  on
                          the 15th day in
                          January     and
                          July   of  each
                          year   (subject
                          to      payment
                          being
                          made         on
                          business days).
                          If   a  trigger
                          event occurs or
                          the      issuer
                          security     is
                          enforced  prior
                          to the interest
                          payment date in
                          July,     2010,
                          principal
                          amounts due and
                          payable  on the
                          series  4 class
                          A      previous
                          notes  will  be
                          paid  quarterly
                          on the interest
                          payment   dates
                          falling      in
                          January, April,
                          July
                          and  October of
                          each      year.
                          After       the
                          interest
                          payment date in
                          July,      2010
                          interest    and
                          principal    on
                          the   series  4
                          class         A
                          previous  notes
                          will be paid
                          quarterly    in
                          arrear  on  the
                          interest
                          payment   dates
                          falling      in
                          January, April,
                          July        and
                          October of each
                          year.
First interest            October 2000
payment date:

Final maturity date:      July 2040
Listing:                  UK Listing
                          Authority and
                          London Stock
                          Exchange
Ratings (S&P/             BBB/Baa2/BBB
Moody's/Fitch):


                                              CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 2) PLC
                              ---------------------------------------------------------------------------------------------
                              SERIES 1          SERIES 1          SERIES 1           SERIES 2              SERIES 2
                              CLASS A           CLASS B           CLASS C            CLASS A               CLASS B
                              ----------------  ----------------  -----------------  --------------------  ----------------


Principal amount:             $1,000,000,000    $37,000,000       $49,000,000        $1,000,000,000        $37,000,000
Credit enhancement:           Subordination of  Subordination of  The reserve funds  Subordination of the  Subordination of
                              the class B       the class C                          class B               the class C
                              previous notes    previous notes                       previous notes        previous notes
                              and the class C   and the reserve                      and the class C       and the reserve
                              previous notes    funds                                previous notes        funds
                              and the reserve                                        and the reserve
                              funds                                                  funds

Interest rate:                Three-month       Three-month       Three-month        Three-month           Three-month
                              USD-LIBOR +       USD-LIBOR +       USD-LIBOR +        USD-LIBOR +           USD-LIBOR +
                              margin            margin            margin             margin                margin
Margin:                       0.09% p.a.        0.35% p.a.        1.20% p.a.         0.18% p.a.            0.44% p.a.

Until interest payment date   October 2007      October 2007      October 2007       October 2007          October 2007
falling in:
And thereafter:               N/A               1.35% p.a.        2.20% p.a.         0.36% p.a.            1.44% p.a.

Scheduled redemption          July 2002         N/A               N/A                October 2003,         N/A
date:                                                                                January 2004,
                                                                                     April 2004 and
                                                                                     July 2004
Outstanding balance at last   Nil               Nil               Nil                $500,000,000          $37,000,000

payment date:
Interest accrual method:      Actual/360        Actual/360        Actual/360         Actual/360            Actual/360

Interest payment dates:       Quarterly in arrear on the interest payment dates falling in January, April, July and October of each year
First interest payment date:  16th January,     16th January,     16th January,      16th January,         16th January,
                              2001              2001              2001               2001                  2001
Final maturity date:          July 2004         July 2040         July 2040          July 2017             July 2040

Listing:                      UK Listing        UK Listing        UK Listing         UK Listing            UK Listing
                              Authority and     Authority and     Authority and      Authority and         Authority and
                              London Stock      London Stock      London Stock       London Stock          London Stock
                              Exchange          Exchange          Exchange           Exchange              Exchange
Ratings (S&P/Moody's/Fitch):  AAA/Aaa/AAA       AA/Aa3/AA         BBB/Baa2/BBB       AAA/Aaa/AAA           AA/Aa3/AA

                              CLASS OF PREVIOUS
                               NOTES ISSUED BY
                               HOLMES FINANCING
                                 (NO. 2) PLC
                              -----------------
                              SERIES 2
                              CLASS C
                              -----------------


Principal amount:             $49,000,000

Credit enhancement:           The reserve funds
Interest rate:                Three-month
                              USD-LIBOR +
                              margin

Margin:                       1.35% p.a.
Until interest payment date   October 2007
falling in:
And thereafter:               2.35% p.a.

Scheduled redemption          N/A
date:
Outstanding balance at last   $49,000,000
payment date:
Interest accrual method:      Actual/360

Interest payment dates:       Quarterly      in
                              arrear   on   the
                              interest  payment
                              dates  falling in
                              January,   April,
                              July  and October
                              of each year
First interest payment date:  16th January,
                              2001

Final maturity date:          July 2040
Listing:                      UK Listing
                              Authority and
                              London Stock
                              Exchange

Ratings (S&P/Moody's/Fitch):  BBB/Baa2/BBB


                                            CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 2) PLC
                              -----------------------------------------------------------------------------------------
                              SERIES 3          SERIES 3          SERIES 3           SERIES 4          SERIES 4
                              CLASS A           CLASS B           CLASS C            CLASS A           CLASS B
                              ----------------  ----------------  -----------------  ----------------  ----------------


Principal amount:             [GBP]500,000,000  [GBP]19,000,000   [GBP]25,000,000    [e]500,000,000    [e]21,000,000
Credit enhancement:           Subordination of  Subordination of  The reserve funds  Subordination of  Subordination of
                              the class B       the class C                          the class B       the class C
                              previous notes    previous notes                       previous notes    previous notes
                              and the class C   and the reserve                      and the class C   and the reserve
                              previous notes    funds                                previous notes    funds
                              and the reserve                                        and the reserve
                              funds                                                  funds

Interest rate:                Three-month       Three-month       Three-month        Three-month       Three-month
                              sterling LIBOR +  sterling LIBOR +  sterling LIBOR +   EURIBOR +         EURIBOR +
                              margin            margin            margin             margin            margin
Margin:                       0.24% p.a.        0.45% p.a.        1.50% p.a.         0.27% p.a.        0.50% p.a.

Until interest payment date   October 2007      October 2007      October 2007       October 2007      October 2007
falling in:
And thereafter:               0.48% p.a.        1.45% p.a.        2.50% p.a.         0.54% p.a.        1.50% p.a.

Scheduled redemption          October 2005,     N/A               N/A                N/A               N/A
date:                         January 2006,
                              April 2006 and
                              July 2006
Outstanding balance at last   [GBP]500,000,000  [GBP]19,000,000   [GBP]25,000,000    [e]500,000,000    [e]21,000,000
payment date:

Interest accrual method:      Actual/365        Actual/365        Actual/365         Actual/360        Actual/360
Interest payment dates:       Quarterly in  arrear on the  interest payment dates  falling in January, April,  July and
                              October of each year
First interest payment date:  16th January,     16th January,     16th January,      16th January,     16th January,
                              2001              2001              2001               2001              2001

Final maturity date:          July 2023         July 2040         July 2040          July 2040         July 2040
Listing:                      UK Listing        UK Listing        UK Listing         UK Listing        UK Listing
                              Authority and     Authority and     Authority and      Authority and     Authority and
                              London Stock      London Stock      London Stock       London Stock      London Stock
                              Exchange          Exchange          Exchange           Exchange          Exchange

Ratings (S&P/Moody's/Fitch)   AAA/Aaa/AAA       AA/AAS/AA         BBB/Aaa/AAA        AAA/Aaa/AA        AA/AO3/AA

                              CLASS OF PREVIOUS
                               NOTES ISSUED BY
                               HOLMES FINANCING
                                 (NO. 2) PLC
                              -----------------
                              SERIES 4
                              CLASS C
                              -----------------


Principal amount:             [e]35,000,000
Credit enhancement:           The reserve funds

Interest rate:                Three-month
                              EURIBOR +
                              margin
Margin:                       1.60% p.a.
Until interest payment date   October 2007
falling in:

And thereafter:               2.60% p.a.
Scheduled redemption          N/A
date:

Outstanding balance at last   [e]35,000,000
payment date:
Interest accrual method:      Actual/360

Interest payment dates:       Quarterly      in
                              arrear   on   the
                              interest  payment
                              dates  falling in
                              January,   April,
                              July  and October
                              of each year
First interest payment date:  16th January,
                              2001

Final maturity date:          July 2040
Listing:                      UK Listing
                              Authority and
                              London Stock
                              Exchange
Ratings (S&P/Moody's/Fitch)   BBB/Baa2/BBB


                                              CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 3) PLC
                               -------------------------------------------------------------------------------------------
                               SERIES 1          SERIES 1          SERIES 1           SERIES 2            SERIES 2
                               CLASS A           CLASS B           CLASS C            CLASS A             CLASS B
                               ----------------  ----------------  -----------------  ------------------  ----------------


Principal amount:              $1,060,000,000    $32,500,000       $53,000,000        $1,060,000,000      $32,500,000
Credit enhancement:            Subordination of  Subordination of  The reserve funds  Subordination of    Subordination of
                               the class B       the class C                          the class B         the class C
                               previous notes    previous notes                       previous notes and  previous notes
                               and the class C   and the reserve                      the class C         and the reserve
                               previous notes    funds                                previous notes      funds
                               and the reserve                                        and the reserve
                               funds                                                  funds

Interest rate:                 Three-month       Three-month       Three-month        Three-month         Three-month
                               USD-LIBOR +       USD-LIBOR +       USD-LIBOR +        USD-LIBOR +         USD-LIBOR +
                               margin            margin            margin             margin              margin
Margin:                        0.12% p.a.        0.35% p.a.        1.20% p.a.         0.16% p.a.          0.40% p.a.

Until interest payment date    July 2006         July 2006         July 2006          July 2006           July 2006
falling in:
And thereafter:                N/A               0.70% p.a.        2.20% p.a.         0.16% p.a.          0.80% p.a.

Scheduled redemption           January 2003      N/A               N/A                January 2005        N/A
date:
Outstanding balance at last    Nil               Nil               Nil                $1,060,000,000      $32,500,000

payment date:
Interest accrual method:       Actual/360        Actual/360        Actual/360         Actual/360          Actual/360

Interest payment dates:        Quarterly  in arrear on  the interest  payment dates  falling in  January, April,  July and
                               October of each year
First interest payment date:   16th July, 2001   16th July, 2001   16th July, 2001    16th July, 2001     16th July, 2001
Final maturity date:           January 2005      July 2040         July 2040          January 2007        July 2040

Listing:                       UK Listing        UK Listing        UK Listing         UK Listing          UK Listing
                               Authority and     Authority and     Authority and      Authority and       Authority and
                               London Stock      London Stock      London Stock       London Stock        London Stock
                               Exchange          Exchange          Exchange           Exchange            Exchange
Ratings (S&P/ Moody's/Fitch):  AAA/Aaa/AAA       AA/Aa3/AA         BBB/Baa2/BBB       AAA/Aaa/AAA         AA/Aa3/AA


                               CLASS OF PREVIOUS
                                NOTES ISSUED BY
                                HOLMES FINANCING
                                  (NO. 3) PLC
                               -----------------
                               SERIES 2
                               CLASS C
                               -----------------


Principal amount:              $53,000,000

Credit enhancement:            The reserve funds
Interest rate:                 Three-month
                               USD-LIBOR +
                               margin

Margin:                        1.27% p.a.
Until interest payment date    July 2006
falling in:
And thereafter:                2.27% p.a.

Scheduled redemption           N/A
date:
Outstanding balance at last    $53,000,000
payment date:
Interest accrual method:       Actual/360

Interest payment dates:        Quarterly      in
                               arrear   on   the
                               interest  payment
                               dates  falling in
                               January,   April,
                               July  and October
                               of each year
First interest payment date:   16th July, 2001

Final maturity date:           July 2040
Listing:                       UK Listing
                               Authority and
                               London Stock
                               Exchange

Ratings (S&P/ Moody's/Fitch):  BBB/Baa2/BBB



                                                         CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO.3) PLC
                                           ----------------------------------------------------------------------------------------
                                           SERIES 3                        SERIES 3                        SERIES 3
                                           CLASS A                         CLASS B                         CLASS C
                                           ------------------------------  ------------------------------  ------------------------


Principal amount:                          [e]805,000,000                  [e]24,000,000                   [e]50,000,000
Credit enhancement:                        Subordination of the class B    Subordination of the class C    The reserve funds
                                           previous notes and the class C  previous notes and the reserve previous notes and the reserve  funds
                                           funds

Interest rate:                             Three-month EURIBOR +           Three-month EURIBOR +           Three-month EURIBOR +
                                           margin                          margin                          margin
Margin:                                    0.24% p.a.                      0.40% p.a.                      1.50% p.a.
Until interest payment date falling in:    July 2006                       July 2006                       July 2006
And thereafter:                            0.48% p.a.                      0.80% p.a.                      2.50% p.a.

Scheduled redemption date:                 N/A                             N/A                             N/A
Outstanding balance at last payment date:  [e]805,000,000                  [e]24,000,000                   [e]50,000,000
Interest accrual method:                   Actual/360                      Actual/360                      Actual/360
Interest payment dates:                    Quarterly in  arrear on the interest payment  dates falling in January,  April, July and
                                           October of each year

First interest payment date:               16th July, 2001                 16th July, 2001                 16th July, 2001
Final maturity date:                       July 2040                       July 2040                       July 2040
Listing:                                   UK Listing Authority and        UK Listing Authority and        UK Listing Authority and
                                           London Stock Exchange           London Stock Exchange           London Stock Exchange
Ratings (S&P/Moody's/Fitch):               AAA/Aaa/AAA                     AA/Aa3/AA                       BBB/Baa2/BBB


                                          CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO.4) PLC
                                         --------------------------------------------------------------
                                         SERIES 1                        SERIES 1
                                         CLASS A                         CLASS B
                                         ------------------------------  ------------------------------


Principal amount:                        $1,050,000,000                  $36,500,000
Credit enhancement:                      Subordination of the            Subordination of the
                                         class B previous                class C previous
                                         notes, the class C              notes and the class
                                         previous notes and              D previous notes and
                                         the class D previous            the reserve funds
                                         notesand the reserve
                                         funds

Interest rate:                           Three-month USD-LIBOR + margin  Three-month USD-LIBOR + margin
Margin:                                  0.19% p.a.                      0.39% p.a.
Until interest payment date falling in:  July 2006                       July 2006
And thereafter:                          0.38% p.a.                      0.78% p.a.

Scheduled redemption                     October 2003,                   N/A
date(s):                                 January 2004, April
                                         2004, July 2004
Outstanding balance at last              $525,000,000                    $36,500,000
payment date:
Interest accrual method:                 Actual/360                      Actual/360
Interest payment dates:                  For all of these previous notes (other than the series 2 class
                                         A previous notes), quarterly in arrear on the interest payment dates  falling in  January, April,  July and  October  of each year.  For the  series 2  class A  previous notes,  until (and including)  the interest  payment date  falling in  July 2006, interest will be payable annually in arrear on the 15th day in
                                         July of each  year (subject to payment being  made on business days).  If  a trigger  event  occurs  or  the previous  issuer security  is  enforced  prior  to the  interest  payment  date falling in  July 2006, principal and interest  amounts due and payable on the series 2 class A previous notes will be payable quarterly in  arrear on the interest payment  dates falling in
                                         January,  April, July  and  October of  each  year. After  the interest  payment  date falling  in  July  2006, interest  and principal  on the  series 2  class  A previous  notes will  be payable  quarterly in  arrear  on the  interest payment  dates falling in January, April, July and October of each year.

First interest payment date:             15th October, 2001              15th October, 2001
Final maturity date:                     July 2015                       July 2040
Listing:                                 UK Listing Authority            UK Listing Authority
                                         and London Stock                and London Stock
                                         Exchange                        Exchange
Ratings (S&P/Moody's/Fitch):             AAA/Aaa/AAA                     AA/Aa3/AA

                                                CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO.4) PLC
                                         ---------------------------------------------------------------------------
                                         SERIES 1                        SERIES 2               SERIES 2
                                         CLASS C                         CLASS A                CLASS B
                                         ------------------------------  ---------------------  --------------------


Principal amount:                        $54,500,000                     [e]800,000,000         [e]35,800,000

Credit enhancement:                      Subordination of the            Subordination of the   Subordination of the
                                         class D previous                class B previous       class C previous
                                         notes and the                   notes, the class C     notes and the class
                                         reserve funds                   previous notes and     D previous notes and
                                                                         the class D previous   the reserve funds
                                                                         notes and the
                                                                         reserve funds
Interest rate:                           Three-month USD-LIBOR + margin  5.05% until the        Three-month
                                                                         interest payment       EURIBOR + margin
                                                                         date in July 2006 and
                                                                         then three-month
                                                                         EURIBOR + margin
Margin:                                  1.20% p.a.                      N/A                    0.40% p.a.

Until interest payment date falling in:  July 2006                       July 2006              July 2006
And thereafter:                          2.20% p.a.                      0.48% p.a.             0.80% p.a.
Scheduled redemption                     N/A                             July 2006              N/A
date(s):
Outstanding balance at last              $54,500,000                     [e]800,000,000         [e]35,800,000
payment date:

Interest accrual method:                 Actual/360                      Actual/Actual          Actual/360
                                                                         (ISMA)
                                                                         until the interest
                                                                         payment date in July
                                                                         2006 and then
                                                                         Actual/360
Interest payment dates:                  For all of  these previous notes (other than the series  2 class A previous notes),  quarterly in  arrear  on  the interest  payment  dates falling  in
                                         January, April,  July and October  of each year.  For the series 2  class A previous notes, until (and including)  the interest payment date falling in
                                         July 2006, interest  will be payable annually in arrear on  the 15th day in
                                         July of  each year (subject to payment  being made on business  days). If a trigger event occurs  or the previous issuer security  is enforced prior to the  interest payment  date falling  in July  2006, principal  and interest amounts due  and payable  on the series  2 class  A previous notes  will be payable  quarterly in  arrear  on  the interest  payment  dates falling  in
                                         January, April, July  and October of each year.  After the interest payment date falling in  July 2006, interest and principal on the  series 2 class A previous notes will be payable  quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
First interest payment date:             15th October, 2001              15th July, 2002        15th October, 2001
Final maturity date:                     July 2040                       July 2008              July 2040

Listing:                                 UK Listing Authority            UK Listing Authority   UK Listing Authority
                                         and London Stock                and London Stock       and London Stock
                                         Exchange                        Exchange               Exchange
Ratings (S&P/Moody's/Fitch):             BBB/Baa2/BBB                    AAA/Aaa/AAA            AA/Aa3/AA

                                           CLASS OF PREVIOUS
                                            NOTES ISSUED BY
                                           HOLMES FINANCING
                                              (NO.4) PLC
                                         --------------------
                                         SERIES 2
                                         CLASS C
                                         --------------------


Principal amount:                        [e]53,800,000
Credit enhancement:                      Subordination of the
                                         class D previous
                                         notes and the
                                         reserve funds
Interest rate:                           Three-month
                                         EURIBOR + margin

Margin:                                  1.45% p.a.
Until interest payment date falling in:  July 2006
And thereafter:                          2.45% p.a.
Scheduled redemption                     N/A
date(s):

Outstanding balance at last              [e]53,800,000
payment date:
Interest accrual method:                 Actual/360
Interest payment dates:                  For  all   of  these
                                         previous       notes
                                         (other    than   the
                                         series  2   class  A
                                         previous     notes),
                                         quarterly  in arrear
                                         on    the   interest
                                         payment        dates
                                         falling  in January,
                                         April,    July   and
                                         October    of   each
                                         year. For the series
                                         2  class A  previous
                                         notes,   until  (and
                                         including)       the
                                         interest     payment
                                         date falling in July
                                         2006,  interest will
                                         be  payable annually
                                         in  arrear   on  the
                                         15th day  in July of
                                         each  year  (subject
                                         to   payment   being
                                         made   on   business
                                         days). If  a trigger
                                         event occurs  or the
                                         previous      issuer
                                         security is enforced
                                         prior     to     the
                                         interest     payment
                                         date falling in July
                                         2006,  principal and
                                         interest amounts due
                                         and  payable on  the
                                         series  2   class  A
                                         previous  notes will
                                         be payable quarterly
                                         in  arrear   on  the
                                         interest     payment
                                         dates   falling   in
                                         January, April, July
                                         and October  of each
                                         year.    After   the
                                         interest     payment
                                         date falling in July
                                         2006,  interest  and
                                         principal   on   the
                                         series  2   class  A
                                         previous  notes will
                                         be payable quarterly
                                         in  arrear   on  the
                                         interest     payment
                                         dates   falling   in
                                         January, April, July
                                         and October  of each
                                         year.

First interest payment date:             15th October, 2001
Final maturity date:                     July 2040
Listing:                                 UK Listing Authority
                                         and London Stock
                                         Exchange
Ratings (S&P/Moody's/Fitch):             BBB/Baa2/BBB


                                                      CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 4) PLC
                                         ----------------------------------------------------------------------------------------
                                         SERIES 3          SERIES 3          SERIES 3          SERIES 3          SERIES 3
                                         CLASS A1          CLASS A2          CLASS B           CLASS C           CLASS D1
                                         ----------------  ----------------  ----------------  ----------------  ----------------

Principal amount:                        [GBP]550,000,000  $410,000,000      $34,500,000       $49,500,000       [GBP]30,000,000
Credit enhancement:                      Subordination of  Subordination of  Subordination of  Subordination of
                                         the class B       the class B       the class C       the class D
                                         previous notes,   previous notes,   previous notes    previous notes
                                         the class C       the class C       and the class D   and the reserve
                                         previous notes    previous notes    previous notes    funds
                                         and the class D   and the class D   and the reserve
                                         previous notes    previous notes    funds
                                         and the reserve   and the reserve
                                         funds             funds

Interest rate:                           Three-month       Three-month       Three-month       Three-month       Three-month
                                         sterling LIBOR +  USD-LIBOR +       USD-LIBOR +       USD-LIBOR +       sterling LIBOR +
                                         margin            margin            margin            margin            margin
Margin:                                  0.23% p.a.        0.23% p.a.        0.44% p.a.        1.30% p.a.        4.75% p.a.
Until interest payment date falling in:  July 2006         July 2006         July 2006         July 2006         July 2006
And thereafter:                          0.46% p.a.        0.46% p.a.        0.88% p.a.        2.30% p.a.        5.75% p.a.

Scheduled redemption date:               N/A               N/A               N/A               N/A               N/A
Outstanding balance at last payment      [GBP]550,000,000  $410,000,000      $34,500,000       $49,500,000       [GBP]30,000,000
date:
Interest accrual method:                 Actual/365        Actual/360        Actual/360        Actual/360        Actual/365
Interest payment dates:                  For  all of these  previous notes,  quarterly in  arrear on  the interest  payment dates falling in January, April, July and October of each year

First interest payment date:             15th October,     15th October,     15th October,     15th October,     15th October,
                                         2001              2001              2001              2001              2001
Final maturity date:                     July 2040         July 2040         July 2040         July 2040         July 2040
Listing:                                 UK Listing        UK Listing        UK Listing        UK Listing        UK Listing
                                         Authority and     Authority and     Authority and     Authority and     Authority and
                                         London Stock      London Stock      London Stock      London Stock      London Stock
                                         Exchange          Exchange          Exchange          Exchange          Exchange
Ratings (S&P/Moody's/Fitch):             AAA/Aaa/AAA       AAA/Aaa/AAA       AA/Aa3/AA         BBB/Baa2/ BBB     BB/Ba2/BB

                                            CLASS OF PREVIOUS NOTES
                                          ISSUED BY HOLMES FINANCING
                                                  (NO. 4) PLC
                                         ----------------------------
                                         SERIES 3       SERIES 3
                                         CLASS D2       CLASS D3
                                         -------------  -------------

Principal amount:                        [e]27,000,000  $5,000,000

Credit enhancement:
Interest rate:                           Three-month    Three-month
                                         EURIBOR +      USD-LIBOR +
                                         margin         margin
Margin:                                  4.50% p.a.     4.50% p.a.

Until interest payment date falling in:  July 2006      July 2006
And thereafter:                          5.50% p.a.     5.50% p.a.
Scheduled redemption date:               N/A            N/A
Outstanding balance at last payment      [e]27,000,000  $5,000,000
date:

Interest accrual method:                 Actual/360     Actual/360
Interest payment dates:                  For  all  of these  previous
                                         notes,  quarterly in  arrear
                                         on   the  interest   payment
                                         dates  falling  in  January,
                                         April,  July and  October of
                                         each year
First interest payment date:             15th October,  15th October,
                                         2001           2001
Final maturity date:                     July 2040      July 2040

Listing:                                 UK Listing     UK Listing
                                         Authority and  Authority and
                                         London Stock   London Stock
                                         Exchange       Exchange
Ratings (S&P/Moody's/Fitch):             BB/Ba2/BB      BB/Ba2/BB


* Credit enhancement provided by the class D issuer notes is subject to the circumstances in which the class D issuer notes can be repaid.

                                            CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO.4) PLC
                                           --------------------------------------------------------------
                                           SERIES 4                        SERIES 4
                                           CLASS A                         CLASS B
                                           ------------------------------  ------------------------------
Principal amount:                          CHF850,000,000                  [GBP]11,000,000
Credit enhancement:                        Subordination of the class B    Subordination of the class C
                                           previous notes, the class C     previous notes and the class D
                                           previous notes and the class D  previous notes and the reserve previous notes and the reserve  funds
                                           funds

Interest rate:                             3.50% until the interest        Three-month sterling LIBOR +
                                           payment date in October 2006    margin
                                           and then three-month CHF-
                                           LIBOR + margin
Margin:                                    N/A                             0.43% p.a.
Until interest payment date falling in:    October 2006                    October 2006
And thereafter:                            0.36% p.a.                      0.86% p.a.

Scheduled redemption date:                 October 2006                    N/A
Outstanding balance at last payment date:  CHF850,000,000                  [GBP]11,000,000
Interest accrual method:                   30/360 until the interest       Actual/365
                                           payment date in October 2006
                                           and then Actual/360
Interest payment dates:                    For all of these previous notes (other than the series 4 class
                                           A previous notes), quarterly in arrear on the interest payment dates  falling in  January, April,  July and  October  of each year.  For the  series 4  class A  previous notes,  until (and including) the interest payment  date falling in October 2006, interest will be payable annually in arrear on the 15th day in
                                           October  of  each  year  (subject  to payment  being  made  on business  days).  If a  trigger  event  occurs  or the  issuer security  is  enforced  prior  to the  interest  payment  date falling in  October 2006,  principal and interest  amounts due and payable  on the  series 4 class  A previous notes  will be payable  quarterly in  arrear  on the  interest payment  dates falling  in January,  April, July  and October  of  each year.
                                           After  the  interest payment  date  falling  in October  2006, interest and principal on the  series 4 class A previous notes will be  payable quarterly in  arrear on the  interest payment dates  falling in  January, April,  July and  October  of each year.

First interest payment date:               15th October, 2001              15th October, 2001
Final maturity date:                       October 2009                    July 2040
Listing:                                   SWX Swiss Exchange              UK Listing Authority and
                                                                           London Stock Exchange
Ratings (S&P/Moody's/Fitch):               AAA/Aaa/AAA                     AA/Aa3/AA


                                           CLASS OF PREVIOUS NOTES ISSUED
                                           BY HOLMES FINANCING (NO.4) PLC
                                           ------------------------------
                                           SERIES 4
                                           CLASS C
                                           ------------------------------
Principal amount:                          [GBP]19,000,000

Credit enhancement:                        Subordination of the class D
                                           previous notes and the reserve
                                           funds
Interest rate:                             Three-month sterling LIBOR +
                                           margin
Margin:                                    1.50% p.a.

Until interest payment date falling in:    October 2006
And thereafter:                            2.50% p.a.
Scheduled redemption date:                 N/A
Outstanding balance at last payment date:  [GBP]19,000,000

Interest accrual method:                   Actual/365
Interest payment dates:                    For  all   of  these  previous
                                           notes (other than the series 4
                                           class   A   previous   notes),
                                           quarterly  in  arrear  on  the
                                           interest payment dates falling
                                           in  January,  April, July  and
                                           October of each  year. For the
                                           series  4   class  A  previous
                                           notes,  until (and  including)
                                           the   interest  payment   date
                                           falling   in   October   2006,
                                           interest   will   be   payable
                                           annually in arrear on the 15th
                                           day  in October  of each  year
                                           (subject to payment being made
                                           on   business   days).  If   a
                                           trigger  event  occurs or  the
                                           issuer  security  is  enforced
                                           prior to  the interest payment
                                           date falling  in October 2006,
                                           principal and interest amounts
                                           due and payable  on the series
                                           4 class A  previous notes will
                                           be payable quarterly in arrear
                                           on the  interest payment dates
                                           falling  in   January,  April,
                                           July and October of each year.
                                           After  the   interest  payment
                                           date falling  in October 2006,
                                           interest and  principal on the
                                           series  4   class  A  previous
                                           notes    will    be    payable
                                           quarterly  in  arrear  on  the
                                           interest payment dates falling
                                           in  January,  April, July  and
                                           October of each year.
First interest payment date:               15th October, 2001
Final maturity date:                       July 2040

Listing:                                   UK Listing Authority and
                                           London Stock Exchange
Ratings (S&P/Moody's/Fitch):               BBB/Baa2/BBB



                                             CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 5) PLC
                              --------------------------------------------------------------------------------------------
                              SERIES 1                      SERIES 1                        SERIES 1
                              CLASS A                       CLASS B                         CLASS C
                              ----------------------------  ------------------------------  ------------------------------
Principal amount:             $1,000,000,000                $35,000,000                     $52,000,000
Credit enhancement:           Subordination of the          Subordination of the            The reserve funds
                              class B previous              class C previous
                              notes and the class           notes and the
                              C previous notes and          reserve funds
                              the reserve funds

Interest rate:                One-month USD-LIBOR + margin  Three-month USD-LIBOR + margin  Three-month USD-LIBOR + margin
Margin:                       0.01% p.a.                    0.35% p.a.                      1.35% p.a.
Until interest payment date   October 2002                  October 2006                    October 2006
falling in:
And thereafter:               N/A                           0.70% p.a.                      2.35% p.a.

Scheduled redemption          July 2002 and                 N/A                             N/A
date(s):                      October 2002
Outstanding balance at last   Nil                           Nil                             Nil

payment date:
Interest accrual method:      Actual/360                    Actual/360                      Actual/360
Interest payment dates:       For the  series 1 class  A previous notes,  monthly in arrear  on the interest  payment date falling in each consecutive month. For the  other series 1 previous notes and for all of the series 2  previous notes (other  than the  series 2 class  A2 previous notes),  quarterly in arrear on  the interest payment dates  falling in January,  April, July and  October of each year. For the series  2 class A2 previous notes, until  (and including) the interest payment date falling in October 2004, interest will be payable annually in arrear on the 15th day in
                              October of each  year (subject to payment being  made on business days). If  a trigger event occurs  or the  previous issuer  security is  enforced prior  to the  interest  payment date falling in  October 2002, interest  and principal due  and payable on  the series 1  class A previous notes will be payable quarterly in  arrear on the interest payment dates falling in
                              January, April, July  and October in 2002, as  applicable. If a trigger event  occurs or the previous issuer security  is enforced prior to the interest payment  date falling in October
                              2004, interest and principal due and payable on the series 2 class A2 previous notes will be payable quarterly  in arrear on the interest  payment dates falling in  January, April, July and October of each year. After the  interest payment date falling in October 2004, interest and principal on the series 2 class A2 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First interest payment date:  17th December,                15th January, 2002              15th January, 2002
                              2001
Final maturity date:          October 2002                  July 2040                       July 2040
Listing:                      UK Listing                    UK Listing                      UK Listing
                              Authority and                 Authority and                   Authority and
                              London Stock                  London Stock                    London Stock
                              Exchange                      Exchange                        Exchange
Ratings (S&P/Moody's/Fitch):  A-1+/P-1/F1+                  AA/Aa3/AA                       BBB/Baa2/BBB

                                         CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 5) PLC
                              ------------------------------------------------------------------------------------
                              SERIES 2                        SERIES 2              SERIES 2
                              CLASS A1                        CLASS A2              CLASS B
                              ------------------------------  --------------------  ------------------------------
Principal amount:             $750,000,000                    CHF400,000,000        $35,000,000

Credit enhancement:           Subordination of the            Subordination of the  Subordination of the
                              class B previous                class B previous      class C previous
                              notes and the class             notes and the class   notes and the
                              C previous notes and            C previous notes and  reserve funds
                              the reserve funds               the reserve funds
Interest rate:                Three-month USD-LIBOR + margin  2.5% p.a. until the   Three-month USD-LIBOR + margin
                                                              interest payment
                                                              date in October 2004
                                                              and then three-month
                                                              CHF LIBOR + margin
Margin:                       0.20% p.a.                      N/A                   0.43% p.a.

Until interest payment date   October 2006                    October 2004          October 2006
falling in:
And thereafter:               N/A                             0.22% p.a.            0.86% p.a.
Scheduled redemption          October 2004                    October 2004          N/A
date(s):
Outstanding balance at last   $750,000,000                    CHF400,000,000        $35,000,000
payment date:

Interest accrual method:      Actual/360                      30/360 until the      Actual/360
                                                              interest payment
                                                              date in October 2004
                                                              and then Actual/360

Interest payment dates:       For the series 1  class A previous notes, monthly in  arrear on the interest payment date falling  in each consecutive month. For  the other series 1  previous notes and for all of  the series 2 previous notes  (other than the series 2  class A2 previous notes), quarterly in arrear on the interest payment dates falling in January, April,
                              July and October of each year. For  the series 2 class A2 previous notes, until (and including)  the interest  payment date  falling in  October 2004,  interest  will be payable annually  in arrear  on the  15th day  in October of  each year  (subject to payment being  made on  business days). If  a trigger  event occurs or  the previous issuer security  is enforced prior to  the interest payment date  falling in October
                              2002, interest and principal due and payable  on the series 1 class A previous notes will  be payable  quarterly  in arrear  on  the interest  payment  dates falling  in
                              January, April, July  and October in 2002, as applicable. If  a trigger event occurs or  the previous  issuer security  is enforced  prior to  the interest  payment date falling in  October 2004,  interest and principal  due and  payable on the  series 2 class A2 previous notes will be  payable quarterly in arrear on the interest payment dates falling in  January, April, July and October of each  year. After the interest payment date falling  in October 2004, interest and principal on  the series 2 class
                              A2 previous notes will be payable  quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
First interest payment date:  15th January, 2002              15th October, 2002    15th January, 2002
Final maturity date:          October 2006                    October 2006          July 2040

Listing:                      UK Listing                      SWX Swiss             UK Listing
                              Authority and                   Exchange              Authority and
                              London Stock                                          London Stock
                              Exchange                                              Exchange
Ratings (S&P/Moody's/Fitch):  AAA/Aaa/AAA                     AAA/Aaa/AAA           AA/Aa3/AA


                                                 CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 5) PLC
                                           --------------------------------------------------------------------------
                                           SERIES 2                        SERIES 3              SERIES 3
                                           CLASS C                         CLASS A1              CLASS A2
                                           ------------------------------  --------------------  --------------------
Principal amount:                          $52,000,000                     [e]600,000,000        [GBP]500,000,000
Credit enhancement:                        The reserve funds               Subordination of the  Subordination of the
                                                                           class B previous      class B previous
                                                                           notes and the class   notes and the class
                                                                           C previous notes and  C previous notes and
                                                                           the reserve funds     the reserve funds

Interest rate:                             Three-month USD-LIBOR + margin  4.25% p.a. until the  Three-month sterling
                                                                           interest payment      LIBOR + margin
                                                                           date in October 2006
                                                                           and then three-month
                                                                           EURIBOR + margin
Margin:                                    1.45% p.a.                      N/A                   0.23% p.a.
Until interest payment date falling in:    October 2006                    October 2006          October 2006
And thereafter:                            2.45% p.a.                      0.42% p.a.            0.46% p.a.

Scheduled redemption date(s):              N/A                             October 2006          N/A
Outstanding balance at last payment date:  $52,000,000                     [e]600,000,000        [GBP]500,000,000
Interest accrual method:                   Actual/360                      Actual/Actual (ISMA)  Actual/365
                                                                           until the interest
                                                                           payment date in
                                                                           October 2006 and
                                                                           then Actual/360

Interest payment dates:                    For all of the  series 3 previous notes (other than  the series 3 class A1 previous notes), quarterly in arrear on the interest payment dates falling in January, April,  July and October of each year. For  the series 3 class
                                           A1  previous notes,  until (and  including) the  interest payment  date in
                                           October 2006, interest will be payable  annually in arrear on the 15th day in October of each year (subject  to payment being made on business days).
                                           If  a trigger event  occurs or  the previous  issuer security  is enforced prior to the interest payment date in October 2006, interest and principal due and  payable on the series 3  class A1 previous notes  will be payable quarterly  in arrear  on the  interest payment  dates falling  in January,
                                           April,  July and October  of each  year. After  the interest  payment date falling in October  2006, interest and principal on the  series 3 class A1 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First interest payment date:               15th January, 2002              15th October, 2002    15th January, 2002
Final maturity date:                       July 2040                       October 2008          July 2040
Listing:                                   UK Listing Authority            UK Listing Authority  UK Listing Authority
                                           and London Stock                and London Stock      and London Stock
                                           Exchange                        Exchange              Exchange
Ratings (S&P/Moody's/Fitch):               BBB/Baa2/BBB                    AAA/Aaa/AAA           AAA/Aaa/AAA

                                            CLASS OF PREVIOUS NOTES ISSUED BY HOLMES
                                                      FINANCING (NO. 5) PLC
                                           ------------------------------------------
                                           SERIES 3              SERIES 3
                                           CLASS B               CLASS C
                                           --------------------  --------------------
Principal amount:                          [e]53,000,000         [e]76,000,000

Credit enhancement:                        Subordination of the  The reserve funds
                                           class C previous
                                           notes and the
                                           reserve funds
Interest rate:                             Three-month           Three-month
                                           EURIBOR + margin      EURIBOR + margin
Margin:                                    0.40% p.a.            1.47% p.a.

Until interest payment date falling in:    October 2006          October 2006
And thereafter:                            0.80% p.a.            2.47% p.a.
Scheduled redemption date(s):              N/A                   N/A
Outstanding balance at last payment date:  [e]53,000,000         [e]76,000,000

Interest accrual method:                   Actual/360            Actual/360
Interest payment dates:                    For  all of  the series  3 prev ious notes
                                           (other than the series 3 class A1 previous
                                           notes),   quarterly  in   arrear  on   the
                                           interest payment dates falling in January,
                                           April, July and October  of each year. For
                                           the  series  3  class A1  previous  notes,
                                           until (and including) the interest payment
                                           date  in October  2006,  interest will  be
                                           payable annually in arrear on the 15th day
                                           in  October  of   each  year  (subject  to
                                           payment being made on business days). If a
                                           trigger  event  occurs   or  the  previous
                                           issuer security  is enforced prior  to the
                                           interest  payment  date in  October  2006,
                                           interest and principal  due and payable on
                                           the series 3 class  A1 previous notes will
                                           be  payable  quarterly  in arrear  on  the
                                           interest payment dates falling in January,
                                           April,  July  and  October of  each  year.
                                           After the interest payment date falling in
                                           October  2006, interest  and principal  on
                                           the series 3 class  A1 previous notes will
                                           be  payable  quarterly  in arrear  on  the
                                           interest payment dates falling in January,
                                           April, July and October of each year.
First interest payment date:               15th January, 2002    15th January, 2002
Final maturity date:                       July 2040             July 2040

Listing:                                   UK Listing Authority  UK Listing Authority
                                           and London Stock      and London Stock
                                           Exchange              Exchange
Ratings (S&P/Moody's/Fitch):               AA/Aa3/AA             BBB/Baa2/BBB


                                             CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 6) PLC
                              --------------------------------------------------------------------------------------------
                              SERIES 1                      SERIES 1              SERIES 1            SERIES 2
                              CLASS A                       CLASS B               CLASS C             CLASS A
                              ----------------------------  --------------------  ------------------  --------------------
Principal amount:             $1,500,000,000                $50,000,000           $86,000,000         $1,250,000,000
Credit enhancement:           Subordination of the          Subordination of the  The reserve funds   Subordination of the
                              class B previous              class C previous                          class B previous
                              notes and the class           notes and the                             notes and the class
                              C previous notes and          reserve funds                             C previous notes and
                              the reserve funds                                                       the reserve funds

Interest rate:                One-month USD-LIBOR + margin  Three-month USD-      Three-month USD-    Three-month USD-
                                                            LIBOR + margin        LIBOR + margin      LIBOR + margin
Margin:                       0.00% p.a.                    0.375% p.a.           1.35% p.a.          0.17% p.a.
Until interest payment date   October 2003                  April 2008            April 2008          April 2008
falling in:
And thereafter:               N/A                           0.75% p.a.            2.35% p.a.          N/A

Scheduled redemption          July 2003 and                 N/A                   N/A                 April 2005
date(s):                      October 2003

Outstanding balance at last   Nil                           Nil                   Nil                 $1,250,000,000
payment date:

Interest accrual method:      Actual/360                    Actual/360            Actual/360          Actual/360

Interest payment dates:       For the  series 1 class  A previous notes,  monthly in arrear  on the interest  payment date falling in each  consecutive month. For the other  series 1 issuer notes and  for all of the series  2 previous  notes, quarterly  in arrear  on the  interest payment  dates  falling in
                              January, April,  July and  October of each  year. If  a trigger event  occurs or  the issuer security is  enforced prior to the interest  payment date falling in  October 2003, interest and  principal due  and payable  on the  series 1  class A  previous notes  will  be payable quarterly  in arrear  on the  interest payment  dates falling  in January,  April,  July and
                              October, as applicable.

First interest payment date:  15th December, 2002           15th January, 2003    15th January, 2003  15th January, 2003

Final maturity date:          October 2003                  July 2040             July 2040           April 2008

Listing:                      UK Listing                    UK Listing            UK Listing          UK Listing
                              Authority and                 Authority and         Authority and       Authority and
                              London Stock                  London Stock          London Stock        London Stock
                              Exchange                      Exchange              Exchange            Exchange
Ratings (S&P/Moody's/Fitch):  A-1+/P-1/F1+                  AA/Aa3/AA             BBB/Baa2/BBB        AAA/Aaa/AAA

                              CLASS OF PREVIOUS NOTES ISSUED BY HOLMES
                                        FINANCING (NO. 6) PLC
                              ----------------------------------------
                              SERIES 2              SERIES 2
                              CLASS B               CLASS C
                              --------------------  ------------------
Principal amount:             $42,000,000           $71,000,000

Credit enhancement:           Subordination of the  The reserve funds
                              class C previous
                              notes and the
                              reserve funds
Interest rate:                Three-month USD-      Three-month USD-
                              LIBOR + margin        LIBOR + margin
Margin:                       0.41% p.a.            1.45% p.a.

Until interest payment date   April 2008            April 2008
falling in:
And thereafter:               0.82% p.a.            2.45% p.a.
Scheduled redemption          N/A                   N/A
date(s):
Outstanding balance at last   $42,000,000           $71,000,000
payment date:

Interest accrual method:      Actual/360            Actual/360
Interest payment dates:       For the series 1 class A previous notes,
                              monthly  in   arrear  on   the  interest
                              payment date falling in each consecutive
                              month.  For the  other  series 1  issuer
                              notes  and  for  all  of  the  series  2
                              previous notes,  quarterly in  arrear on
                              the  interest payment  dates falling  in
                              January, April, July and October of each
                              year. If  a trigger event occurs  or the
                              issuer security is enforced prior to the
                              interest payment date falling in October
                              2003,  interest  and principal  due  and
                              payable on the series 1 class A previous
                              notes  will  be   payable  quarterly  in
                              arrear  on  the interest  payment  dates
                              falling  in  January,  April,  July  and
                              October, as applicable.
First interest payment date:  15th January, 2003    15th January, 2003
Final maturity date:          July 2040             July 2040

Listing:                      UK Listing            UK Listing
                              Authority and         Authority and
                              London Stock          London Stock
                              Exchange              Exchange
Ratings (S&P/Moody's/Fitch):  AA/Aa3/AA             BBB/Baa2/BBB


                                                  CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 6) PLC
                                           ----------------------------------------------------------------------------
                                           SERIES 3                               SERIES 3
                                           CLASS A                                CLASS B
                                           -------------------------------------  -------------------------------------
Principal amount:                          [e]1,000,000,000                       [e]34,000,000
Credit enhancement:                        Subordination of the class B previous  Subordination of the class C previous
                                           notes and the class C previous notes   notes and the reserve funds
                                           and the reserve funds

Interest rate:                             Three-month EURIBOR + margin           Three-month EURIBOR + margin
Margin:                                    0.24%p.a.                              0.50% p.a.
Until interest payment date falling in:    April 2008                             April 2008
And thereafter:                            0.48% p.a.                             1.00% p.a.

Scheduled redemption date(s):              April 2007                             N/A
Outstanding balance at last payment date:  [e]1,000,000,000                       [e]34,000,000
Interest accrual method:                   Actual/360                             Actual/360
Interest payment dates:                    For all of the series 3  previous notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First interest payment date:               15th January 2003                      15th January, 2003
Final maturity date:                       October 2009                           July 2040
Listing:                                   UK Listing Authority and               UK Listing Authority and
                                           London Stock Exchange                  London Stock Exchange
Ratings (S&P/Moody's/Fitch):               AAA/Aaa/AAA                            AA/Aa3/AA


                                              CLASS OF PREVIOUS NOTES
                                            ISSUED BY HOLMES FINANCING
                                                    (NO. 6) PLC
                                           ----------------------------
                                           SERIES 3
                                           CLASS C
                                           ----------------------------


Principal amount:                          [e]57,000,000

Credit enhancement:                        The reserve funds
Interest rate:                             Three-month EURIBOR + margin
Margin:                                    1.50% p.a.

Until interest payment date falling in:    April 2008
And thereafter:                            2.50% p.a.
Scheduled redemption date(s):              N/A
Outstanding balance at last payment date:  [e]57,000,000

Interest accrual method:                   Actual/360
Interest payment dates:                    For  all  of  the  series  3
                                           previous notes, quarterly in
                                           arrear   on   the   interest
                                           payment  dates   falling  in
                                           January,  April,   July  and
                                           October of each year.
First interest payment date:               15th January, 2003
Final maturity date:                       July 2040

Listing:                                   UK Listing Authority and
                                           London Stock Exchange
Ratings (S&P/Moody's/Fitch):               BBB/Baa2/BBB



                                          CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 6) PLC
                              -------------------------------------------------------------------------------------
                              SERIES 4                    SERIES 4                       SERIES 4
                              CLASS A1                    CLASS A2                       CLASS B
                              --------------------------  -----------------------------  --------------------------
Principal amount:             $1,000,000,000              CHF300,000,000                 $40,000,000

Credit enhancement:           Subordination of the class  Subordination of the class     Subordination of the class
                              B previous notes and the    B previous notes and the       C previous notes and the
                              class C previous notes and  class C previous notes and     reserve funds
                              the reserve funds           the reserve funds

Interest rate:                Three-month USD- LIBOR      2.50% p.a. until the interest  Three-month USD-LIBOR
                              + margin                    payment date in October        + margin
                                                          2007 and then three-month
                                                          CHF-LIBOR + margin
Margin:                       0.24% p.a.                  N/A                            0.52% p.a.
Until interest payment date   April 2008                  October 2007                   April 2008
falling in:

And thereafter:               0.48% p.a.                  0.35% p.a.                     1.04% p.a.

Scheduled redemption          October 2007                October 2007                   N/A
date(s):

Outstanding balance at last   $1,000,000,000              CHF300,000,000                 $40,000,000
payment date:

Interest accrual method:      Actual/360                  30/360 until the interest      Actual/360
                                                          payment date in October
                                                          2007 and then Actual/360

Interest payment dates:       For the series  4 previous notes (other  than the series 4 class  A2 previous notes), quarterly in arrear on the interest payment dates falling in January, April, July and
                              October of each year. For the series 4 class A2 previous notes, until (and including)
                              the interest payment  date falling in October 2007 interest  will be payable annually in arrear on the  15th day in October of each year (subject  to payment being made on business days). If a trigger event occurs or the issuer security is enforced prior to the interest  payment date falling  in October 2007,  interest and principal  due and payable on the series  4 class A2 previous notes will  be payable quarterly in arrear on the  interest payment dates  falling in January,  April, July and October  of each year. After the interest payment date  falling in October 2007 interest and principal on the series  4 class A2 previous notes  will be payable quarterly in  arrear on the interest payment dates falling in January, April, July and October of each year.

First interest payment date:  15th January, 2003          15th October, 2003             15th January, 2003

Final maturity date:          October 2009                October 2009                   July 2040

Listing:                      UK Listing Authority and    SWX Swiss Exchange             UK Listing Authority and
                              London Stock Exchange                                      London Stock Exchange

Ratings (S&P/Moody's/Fitch):  AAA/Aaa/AAA                 AAA/Aaa/AAA                    AA/Aa3/AA

                               CLASS OF PREVIOUS NOTES
                                  ISSUED BY HOLMES
                                FINANCING (NO. 6) PLC
                              ------------------------
                              SERIES 4
                              CLASS C
                              ------------------------


Principal amount:             $69,000,000
Credit enhancement:           The reserve funds

Interest rate:                Three-month USD-LIBOR
                              + margin
Margin:                       1.55% p.a.

Until interest payment date   April 2008
falling in:

And thereafter:               2.55% p.a.
Scheduled redemption          N/A
date(s):

Outstanding balance at last   $69,000,000
payment date:

Interest accrual method:      Actual/360

Interest payment dates:       For    the   series    4
                              previous   notes  (other
                              than the  series 4 class
                              A2    previous   notes),
                              quarterly  in arrear  on
                              the   interest   payment
                              dates     falling     in
                              January, April, July and
                              October  of  each  year.
                              For  the series  4 class
                              A2 previous notes, until
                              (and    including)   the
                              interest   payment  date
                              falling in  October 2007
                              interest will be payable
                              annually  in  arrear  on
                              the 15th  day in October
                              of each year (subject to
                              payment  being  made  on
                              business  days).   If  a
                              trigger event  occurs or
                              the  issuer security  is
                              enforced  prior  to  the
                              interest   payment  date
                              falling in October 2007,
                              interest  and  principal
                              due  and payable  on the
                              series   4    class   A2
                              previous  notes will  be
                              payable   quarterly   in
                              arrear  on the  interest
                              payment dates falling in
                              January, April, July and
                              October  of  each  year.
                              After    the    interest
                              payment date  falling in
                              October   2007  interest
                              and  principal   on  the
                              series   4    class   A2
                              previous  notes will  be
                              payable   quarterly   in
                              arrear  on the  interest
                              payment dates falling in
                              January, April, July and
                              October of each year.

First interest payment date:  15th January, 2003
Final maturity date:          July 2040

Listing:                      UK Listing Authority and
                              London Stock Exchange

Ratings (S&P/Moody's/Fitch):  BBB/Baa2/BBB


                                           CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 6) PLC
                                           --------------------------------------------------------------
                                           SERIES 5                        SERIES 5
                                           CLASS A                         CLASS B
                                           ------------------------------  ------------------------------
Principal amount:                          [GBP]500,000,000                [GBP]17,000,000
Credit enhancement:                        Subordination of the class B    Subordination of the class C
                                           previous notes and the class C  previous notes and the and the previous notes and the reserve  reserve funds
                                           funds

Interest rate:                             Three-month sterling-LIBOR +    Three-month sterling-LIBOR +
                                           margin                          margin
Margin:                                    0.24% p.a.                      0.52% p.a.
Until interest payment date falling in:    April 2008                      April 2008
And thereafter:                            0.48% p.a.                      1.04% p.a.

Scheduled redemption date(s):              N/A                             N/A
Outstanding balance at last payment date:  [GBP]500,000,000                [GBP]17,000,000
Interest accrual method:                   Actual/365                      Actual/365

Interest payment dates:                    For all of the series 5 previous notes, quarterly in arrear on the interest payment dates falling in January, April, July and
                                           October of each year.
First interest payment date:               15th January, 2003              15th January, 2003
Final maturity date:                       July 2040                       July 2040
Listing:                                   UK Listing Authority and        UK Listing Authority and
                                           London Stock Exchange           London Stock Exchange

Ratings (S&P/Moody's/Fitch):               AAA/Aaa/AAA                     AA/Aa3/AA

                                              CLASS OF PREVIOUS NOTES
                                            ISSUED BY HOLMES FINANCING
                                                    (NO. 6) PLC
                                           ----------------------------
                                           SERIES 5
                                           CLASS C

                                           ----------------------------

Principal amount:                          [GBP]29,000,000
Credit enhancement:                        The reserve funds
Interest rate:                             Three-month sterling-LIBOR +
                                           margin

Margin:                                    1.55% p.a.
Until interest payment date falling in:    April 2008
And thereafter:                            2.55% p.a.
Scheduled redemption date(s):              N/A

Outstanding balance at last payment date:  [GBP]29,000,000
Interest accrual method:                   Actual/365
Interest payment dates:                    For  all  of  the  series  5
                                           previous notes, quarterly in
                                           arrear   on   the   interest
                                           payment  dates   falling  in
                                           January,  April,   July  and
                                           October of each year.

First interest payment date:               15th January, 2003
Final maturity date:                       July 2040
Listing:                                   UK Listing Authority and
                                           London Stock Exchange
Ratings (S&P/Moody's/Fitch):               BBB/Baa2/BBB


                                           CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 7) PLC
                              ----------------------------------------------------------------------------------------
                              SERIES 1               SERIES 1              SERIES 1              SERIES 2
                              CLASS A                CLASS B               CLASS M               CLASS A
                              ---------------------  --------------------  --------------------  ---------------------
Principal amount:             $750,000,000           $22,500,000           $38,250,000           $1,250,000,000
Credit enhancement:           Subordination of the   Subordination of the  The reserve funds     Subordination of the
                              class B issuer notes,  class M issuer notes                        class B issuer notes,
                              the class M issuer     and the reserve                             the class M issuer
                              notes and the          funds                                       notes and the
                              reserve funds                                                      reserve funds

Interest rate:                One-month USD-         Three-month USD-      Three-month USD-      Three-month USD-
                              LIBOR + margin         LIBOR + margin        LIBOR + margin        LIBOR + margin
Margin:                       -0.04% p.a.            0.23% p.a.            0.75% p.a.            0.15% p.a.
Until interest payment date   April 2004             April 2008            April 2008            January 2008
falling in:
And thereafter:               N/A                    0.46% p.a.            1.50% p.a.            N/A

Scheduled redemption          January 2004 and       N/A                   N/A                   January 2006
date(s):                      April 2004
Outstanding balance at last   $375,000,000           $22,500,000           $38,250,000           $1,250,000,000
payment date:
Interest accrual method:      Actual/360             Actual/360            Actual/360            Actual/360
Interest payment dates:       For the series  1 class A issuer notes,  monthly in arrear on the  interest payment date falling in each  consecutive month. For the other  series 1 issuer notes and  for all of the series 2 issuer notes, quarterly in  arrear on the interest payment dates falling in
                              January, April, July and  October of each year. If a trigger  event occurs or the issuer security is enforced prior to the  interest payment date falling in April 2004, interest and principal  due and  payable on the  series 1  class A issuer  notes will  be payable quarterly in  arrear on the interest payment  dates falling in January,  April, July and
                              October, as applicable.

First interest payment date:  15th April, 2003       15th July, 2003       15th July, 2003       15th July, 2003
Final maturity date:          April 2004             July 2040             July 2040             January 2008
Listing:                      UK Listing Authority   UK Listing Authority  UK Listing Authority  UK Listing Authority
                              and London Stock       and London Stock      and London Stock      and London Stock
                              Exchange               Exchange              Exchange              Exchange
Ratings (S&P/Moody's/Fitch):  A-1+/P-1/F1+           AA/Aa3/AA             A/A2/A                AAA/Aaa/AAA

                               CLASS OF PREVIOUS NOTES ISSUED BY HOLMES
                                         FINANCING (NO. 7) PLC
                              ------------------------------------------
                              SERIES 2              SERIES 2
                              CLASS B               CLASS M
                              --------------------  --------------------

Principal amount:             $37,500,000           $63,750,000

Credit enhancement:           Subordination of the  The reserve funds
                              class M issuer notes
                              and the reserve
                              funds
Interest rate:                Three-month USD-      Three-month USD-
                              LIBOR + margin        LIBOR + margin
Margin:                       0.35% p.a.            0.80% p.a.

Until interest payment date   April 2008            April 2008
falling in:
And thereafter:               0.70% p.a.            1.60% p.a.
Scheduled redemption          N/A                   N/A
date(s):
Outstanding balance at last   $37,500,000           $63,750,000
payment date:

Interest accrual method:      Actual/360            Actual/360
Interest payment dates:       For  the series  1 class  A issuer  notes,
                              monthly in arrear  on the interest payment
                              date  falling in  each consecutive  month.
                              For the  other series  1 issuer  notes and
                              for  all of  the  series  2 issuer  notes,
                              quarterly  in   arrear  on   the  interest
                              payment dates  falling in  January, April,
                              July  and  October  of  each  year.  If  a
                              trigger   event  occurs   or  the   issuer
                              security is enforced prior to the interest
                              payment  date   falling  in   April  2004,
                              interest and principal  due and payable on
                              the series 1 class  A issuer notes will be
                              payable   quarterly  in   arrear  on   the
                              interest payment dates falling in January,
                              April, July and October, as applicable.
First interest payment date:  15th July, 2003       15th July, 2003
Final maturity date:          July 2040             July 2040

Listing:                      UK Listing Authority  UK Listing Authority
                              and London Stock      and London Stock
                              Exchange              Exchange
Ratings (S&P/Moody's/Fitch):  AA/Aa3/AA             A/A2/A


                                                        CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 7) PLC
                                           ----------------------------------------------------------------------------------------
                                           SERIES 3                      SERIES 3                      SERIES 3
                                           CLASS A                       CLASS B                       CLASS M
                                           ----------------------------  ----------------------------  ----------------------------
Principal amount:                          $500,000,000                  [GBP]15,000,000               [GBP]20,000,000
Credit enhancement:                        Subordination of the class B  Subordination of the class M  The reserve funds
                                           issuer notes, the class M     issuer notes and the reserve
                                           issuer notes and the reserve  funds
                                           funds

Interest rate:                             Three-month USD-LIBOR +       Three-month sterling-LIBOR +  Three-month sterling-LIBOR +
                                           margin                        margin                        margin
Margin:                                    0.23%p.a.                     0.50% p.a.                    0.80% p.a.
Until interest payment date falling in:    April 2008                    April 2008                    April 2008
And thereafter:                            0.46% p.a.                    1.00% p.a.                    1.60% p.a.

Scheduled redemption date(s):              January 2007 and April 2007   N/A                           N/A
Outstanding balance at last payment date:  $500,000,000                  [GBP]15,000,000               [GBP]20,000,000
Interest accrual method:                   Actual/360                    Actual/365                    Actual/365
Interest payment dates:                    For all of the series 3 issuer  notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First interest payment date:               15th July, 2003               15th July, 2003               15th July, 2003
Final maturity date:                       July 2020                     July 2040                     July 2040
Listing:                                   UK Listing Authority and      UK Listing Authority and      UK Listing Authority and
                                           London Stock Exchange         London Stock Exchange         London Stock Exchange
Ratings (S&P/Moody's/Fitch):               AAA/Aaa/AAA                   AA/Aa3/AA                     A/A2/A


                                         CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 7) PLC
                              ------------------------------------------------------------------------------------
                              SERIES 4                     SERIES 4                     SERIES 4
                              CLASS A1                     CLASS A2                     CLASS B
                              ---------------------------  ---------------------------  --------------------------
Principal amount:             [e]500,000,000               [GBP]250,000,000             [e]41,000,000

Credit enhancement:           Subordination of the class   Subordination of the class   Subordination of the class
                              B issuer notes, the class M  B issuer notes, the class M  M issuer notes and the
                              issuer notes and the         issuer notes and the         reserve funds
                              reserve funds                reserve funds

Interest rate:                Three-month EURIBOR +        Three-month sterling-        Three-month EURIBOR +
                              margin                       LIBOR + margin               margin
Margin:                       0.26% p.a.                   0.26% p.a.                   0.53% p.a.

Until interest payment date   April 2008                   April 2008                   April 2008
falling in:

And thereafter:               0.52% p.a.                   0.52% p.a.                   1.06% p.a.

Scheduled redemption          N/A                          N/A                          N/A
date(s):

Outstanding balance at last   [e]500,000,000               [GBP]250,000,000             [e]41,000,000
payment date:
Interest accrual method:      Actual/360                   Actual/365                   Actual/360

Interest payment dates:       For all of  the series 4 issuer  notes, quarterly in arrear on  the interest payment dates falling in January, April, July and October of each year.

First interest payment date:  15th July, 2003              15th July, 2003              15th July, 2003

Final maturity date:          July 2040                    July 2040                    July 2040
Listing:                      UK Listing Authority and     UK Listing Authority and     UK Listing Authority and
                              London Stock Exchange        London Stock Exchange        London Stock Exchange

Ratings (S&P/Moody's/Fitch):  AAA/Aaa/AAA                  AAA/Aaa/AAA                  AA/Aa3/AA

                               CLASS OF PREVIOUS NOTES
                                  ISSUED BY HOLMES
                                FINANCING (NO. 7) PLC
                              ------------------------
                              SERIES 4
                              CLASS M
                              ------------------------
Principal amount:             [e]56,000,000
Credit enhancement:           The reserve funds

Interest rate:                Three-month EURIBOR +
                              margin

Margin:                       0.80% p.a.

Until interest payment date   April 2008
falling in:
And thereafter:               1.60% p.a.

Scheduled redemption          N/A
date(s):

Outstanding balance at last   [e]56,000,000
payment date:

Interest accrual method:      Actual/360

Interest payment dates:       For all of  the series 4
                              issuer  notes, quarterly
                              in    arrear   on    the
                              interest  payment  dates
                              falling    in   January,
                              April, July  and October
                              of each year.
First interest payment date:  15th July, 2003

Final maturity date:          July 2040
Listing:                      UK Listing Authority and
                              London Stock Exchange

Ratings (S&P/Moody's/Fitch):  A/A2/A


    Each of the previous issuers' obligations to pay principal and interest on its previous notes are funded primarily from the payments of principal and interest received by it from Funding under the relevant previous intercompany loan. Each of the previous issuers' primary asset is the relevant previous intercompany loan. None of the previous issuers nor the previous noteholders have any direct interest in the trust property, although the previous issuers share the security interest under the Funding deed of charge in Funding's share of the trust property.


    Each of the previous intercompany loans is split into separate previous term advances to match the underlying series and classes of previous notes (for this purpose, the series 2 class A1 previous notes and the series 2 class A2 previous notes issued by Holmes Financing (No. 5) PLC are treated as one class of series 2 previous notes, the series 3 class A1 previous notes and the series 3 class A2 previous notes issued by each of Holmes Financing (No. 1) PLC, Holmes Financing (No. 4) PLC and Holmes Financing (No. 5) PLC are treated as one class of series 3 previous notes; the series 3 class D1 previous notes, the series 3 class D2 previous notes and the series 3 class D3 previous notes issued by Holmes Financing (No. 4) PLC are treated as one class of series 3 previous notes and the series 4 class A1 previous notes and the series 4 class A2 previous notes issued by Holmes Financing (No. 6) PLC and Holmes Financing (No.7) PLC are treated as one class of series 4 previous notes of Holmes Financing (No. 6) PLC and Holmes Financing (No. 7) PLC, respectively); the previous term AAA advances, matching the issue of the class A previous notes of each series; the previous term AA advances, matching the issue of the class B previous notes of each series; the previous term A advances, matching the issue of the class M previous notes of each series; the previous term BBB advances, matching the issue of the class C previous notes of each series; and, in the case of the previous intercompany loan made by Holmes Financing (No. 4) PLC, the previous term BB advance, matching the issue of the series 3 class D previous notes. Together these advances are referred to in this prospectus as the previous term advances. The principal amounts of the previous term advances outstanding as at 29th February, 2004 are listed under "FUNDING".



    The previous term AAA advances reflect the rating assigned to the class A previous notes by the rating agencies (being, in the case of the series 1 class A previous notes issued by Holmes Financing (No. 5) PLC, by Holmes Financing (No. 6) PLC and by Holmes Financing (No. 7) PLC, A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch and, in the case of all other class A previous notes, AAA by Standard & Poor's, Aaa by Moody's and AAA by Fitch). The previous term AA advances reflect the rating assigned to the class B previous notes by the rating agencies (being AA by Standard & Poor's, Aa3 by Moody's and AA by Fitch), the previous term A advances reflect the rating assigned to the class M previous notes by the rating agencies (being A by Standard & Poor's, A2 by Moody's and A by Fitch), the previous term BBB advances reflect the rating assigned to the class C previous notes by the rating agencies (being BBB by Standard & Poor's, Baa2 by Moody's and BBB by Fitch) and the previous term BB advance reflected the rating assigned to the Class D previous notes by the rating agencies (being BB by Standard's and Poor's, Ba2 by Moody's and BB by Fitch).

    Funding used the proceeds of the previous intercompany loan from Holmes Financing (No. 1) PLC to pay the seller for loans and their related security assigned to the mortgages trustee which comprised its original share of the trust property. Funding used the proceeds of the previous intercompany loans from Holmes Financing (No. 2) PLC, Holmes Financing (No. 4) PLC and Holmes Financing (No. 7) PLC to pay the seller for an increase in Funding's share of the trust property (resulting in a corresponding decrease in the seller's share of the trust property). Funding used the proceeds of the previous intercompany loans from Holmes Financing (No. 3) PLC, Holmes Financing (No. 5) PLC and Holmes Financing (No. 6) PLC to pay the seller for loans and their related security assigned to the mortgages trustee which constituted an addition to Funding's existing share of the trust property.

                                    THE LOANS




INTRODUCTION


    The UK housing market is primarily one of owner-occupied housing. Owner-occupation has been over 60 per cent. since 1984 and reached 70 per cent. in 2002. The mortgage market, whereby loans are provided for financing or re-financing the purchase of a property and secured on that property, is the major source of household borrowings in the UK. At the end of 2003, mortgage loans outstanding amounted to [GBP]766 billion. Outstanding mortgage debt grew at an annual average rate of 8 per cent. between 1994 and 2003. At the end of 2003, 67 per cent. of outstanding mortgage debt was held with banks and 18 per cent. with building societies. The statistics in this paragraph have been sourced from the Department of Transport, Local Government and the Regions, The Council of Mortgage Lenders and the Bank of England.


    The following is a description of some of the characteristics of the loans currently or previously offered by the seller including details of loan types, the underwriting process, lending criteria and selected statistical information.


    The seller will assign a new portfolio of new loans and their related security to the mortgages trustee on the closing date. The portfolio of loans currently making up the trust property and the portfolio of new loans to be assigned by the seller to the mortgages trustee by the closing date, together with their related security, accrued interest and other amounts derived from the loans as they make up the trust property on the closing date, are called the current portfolio. These items as they make up the trust property at other times are referred to simply as the portfolio.



    The statistics presented later in this section describe, as at 23rd January, 2004 the ensemble of (i) the portfolio of loans making up the trust property as at that date and (ii) the portfolio of new loans, again as at that date, from which the new loans to be assigned by the seller to the mortgages trustee by the closing date shall be drawn, in each case together with their related security, accrued interest and other amounts derived from such loans. This ensemble described by the statistical information set out later in this section is called the expected portfolio. The expected portfolio as at 23rd January, 2004 and the current portfolio as at the closing date will differ due to, among other things, amortisation of loans in the portfolio and replenishment of the portfolio by the addition of further new loans.



    Each loan in the current portfolio may incorporate one or more of the features referred to in this section. Each borrower may have more than one loan incorporating different features, but all loans secured on the same property will be incorporated in a single account with the seller which is called the mortgage account. Each loan is secured by a first legal charge over a residential property in England or Wales or a first-ranking standard security over a residential property in Scotland. Some flexible loans are secured by both a first and a second legal charge or standard security in favour of the seller. As at 23rd January, 2004, approximately 85 per cent. of the mortgages securing the loans in the portfolio were on freehold properties or the Scottish equivalent, approximately 14 per cent. were on leasehold properties and 1 per cent. were unknown.


    Unless otherwise indicated, the description that follows relates to types of loans that have been or could be assigned to the mortgages trustee, either as part of the current portfolio or as a new loan assigned to the mortgages trustee at a later date.


     The expected portfolio as at 23rd January, 2004 comprised 489,410 mortgage accounts having an aggregate outstanding principal balance of [GBP]35,936,243,704 as at that date. The loans in the expected portfolio at that date were originated by the seller between 19th June, 1995 and 23rd October, 2003. No loan in the expected portfolio which was already part of the portfolio on 23rd January, 2004 was delinquent or non-performing at the time it was assigned to the mortgages trustee and no loan in the expected portfolio which is to be assigned into the portfolio by the closing date will be delinquent or non-performing at the time of the assignment.


    After the closing date, the seller may assign new loans and their related security to the mortgages trustee. The seller reserves the right to amend its lending criteria and to assign to the mortgages trustee new loans which are based upon mortgage terms (as defined in the glossary) different from those upon which loans forming the expected portfolio as at 23rd January, 2004 are based. Those new loans may include loans which are currently being offered to borrowers which may or may not have some of the characteristics described here, but may also include loans with other characteristics that are not currently being offered to borrowers or that have not yet been developed. All new loans will be required to comply with the warranties set out in the mortgage sale agreement and all the material warranties in the mortgage sale agreement are described in this prospectus. See "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".


CHARACTERISTICS OF THE LOANS

REPAYMENT TERMS

    Loans are typically repayable on one of the following bases:


       * "repayment": the borrower makes monthly payments of both interest and principal so that, when the loan matures, the full amount of the principal of the loan will have been repaid; and



       * "interest-only": the borrower makes monthly payments of interest but not of principal; when the loan matures, the entire principal amount of the loan is still outstanding and is payable in one lump sum.


    In the case of either repayment loans or interest-only loans, the required monthly payment may alter from month to month for various reasons, including changes in interest rates.


    As at 23rd January, 2004, 96.8 per cent. of the loans in the expected portfolio had an active direct debit instruction, the servicer having agreed to another specific form of payment for the balance of the loans.



    As at 23rd January, 2004, approximately 69 per cent. of the loans in the expected portfolio were repayment loans and approximately 31 per cent. were interest-only loans.



    For interest-only loans, because the principal is repaid in a lump sum at the maturity of the loan, the borrower is recommended to have some repayment mechanism (such as an investment plan) in place to ensure that funds will be available to repay the principal at the end of the term. However, the seller does not take security over these repayment mechanisms.


    Principal prepayments may be made in whole or in part at any time during the term of a loan. A prepayment of the entire outstanding balance of all loans under a mortgage account discharges the mortgage. Any prepayment in full must be made together with all accrued interest, arrears of interest, any unpaid expenses and any early repayment fee(s).

    Each of the English loans is governed by English law and each of the Scottish loans is governed by Scots law.

EARLY REPAYMENT FEES

    Borrowers who have received the benefit of some of the interest rates and/or features referred to in this section may in certain circumstances be required to pay an early repayment fee if they repay all or part of their loans, or if they make a product switch, before a date specified in the offer conditions.
The right to receive such early repayment fees is retained by the seller. The seller also retains discretion to waive or enforce early repayment fees in accordance with the seller's policy from time to time (unless it is necessary to waive such fees in order to effect a change in the interest rate and the seller has not complied with its obligations to buy back the affected loan, in which case the mortgages trustee is authorised to waive early repayment fees on behalf of the seller). For example, the seller's current policy is to waive early repayment fees in circumstances where the amount of the principal repayment in any calendar year (other than scheduled repayments of principal on a repayment loan) is less than ten per cent. of the sum of the principal balance of the loan at the beginning of that calendar year and the principal balance on any further advance completed during that year. The mortgages trustee has not agreed to purchase any early repayment fees from the seller, so any sums received will be for the seller's account and not for the account of the mortgages trustee.

Some of the loans offered by the seller include a "CASHBACK" feature under which the borrower is offered a sum of money which is usually paid on completion of the loan. Where any loan is subject to a cashback, if there is an unscheduled principal repayment or a product switch (as described in "-- PRODUCT SWITCHES"), in either case before a date specified in the offer conditions, then some or all of the cashback must be repaid to the seller. In some circumstances, the cashback may not be paid until a specified period after the loan has been advanced, which is called a "DELAYED CASHBACK". In this case, the obligation to pay any delayed cashback remains an obligation of the seller and will not pass to the mortgages trustee. See "RISK FACTORS -- SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS AND DELAYED CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUER TO REPAY THE ISSUER NOTES".

INTEREST PAYMENTS AND INTEREST RATE SETTING

    Interest on each loan is payable monthly in arrear. Interest on loans is computed daily on balances which are recalculated on a daily, monthly or annual basis.


    The basic rate of interest set by the seller for loans beneficially owned by the seller outside the mortgages trust is either the Abbey SVR or a rate directly linked to a rate set from time to time by the Bank of England. The Abbey SVR is as a result of the 2002 mortgage conditions subject to a cap which is currently set at a margin of 2.5 per cent. above the Bank of England's base rate. This cap may be varied as set out below. As at 1st March, 2004, the Abbey SVR was [6.00] per cent. per annum.


    Loans may combine one or more of the features listed in this section. In respect of the interest rates which last for a period of time specified in the offer conditions, after the expiration of that period a loan associated with that interest rate may (a) move to some other interest rate type or (b) become a tracker loan (as described in the following bulleted list) with a variable rate of interest linked to a rate set from time to time by the Bank of England or (c) revert to, or remain at, the SVR. The features that apply to a particular loan are specified in the offer conditions (as varied from time to time). The features are as follows:


       * "large loan discounts" allows some borrowers to pay interest at a discretionary discount to the SVR, based on the aggregate size of the loans under the mortgage account (i) at origination or (ii) when a further advance is made;

       * "discounted variable rate loans" allow the borrower to pay interest at a specified discount to the SVR;

       * "capped rate loans" are subject to a maximum rate of interest and charge interest at the lesser of the SVR (or, as the case may be, the tracker rate) or the specified capped rate;

       * "tracker loans" are subject to a variable rate of interest that is linked to an interest rate other than the SVR -- for example the rate may be set at a fixed or variable margin above or below sterling LIBOR or above or below rates set from time to time by the Bank of England;

       * "minimum rate loans" are subject to an interest rate that is the greater of the SVR (or, as the case may be, the tracker rate) or a specified minimum rate;

       * "higher variable rate loans" are subject to an interest rate that is set at a margin above the SVR; and

       *     "fixed rate loans" are subject to a fixed rate of interest.



    As at 23rd January, 2004, approximately 19 per cent. of the loans in the expected portfolio were fixed rate loans and approximately 44 per cent. were tracker loans. The remaining (approximately) 37 per cent. of the loans in the expected portfolio were SVR loans, higher variable rate loans, large loan discounts, minimum rate loans or discounted variable rate loans. None of the loans were capped rate loans.

    Except in limited circumstances as set out in "THE SERVICING AGREEMENT -- UNDERTAKINGS BY THE SERVICER", the servicer is responsible for setting the mortgages trustee SVR on the loans in the current portfolio as well as on any new loans that are assigned to the mortgages trustee. The 1995 mortgage conditions applicable to SVR loans provide that the SVR may only be varied for certain reasons, which are specified in those mortgage conditions. These reasons include:


       * to maintain the competitiveness of the seller's business as a whole, taking into account actual or expected changes in market conditions;

       * to reflect actual or expected changes in the cost of funds used by the seller in its mortgage lending business;

       *     to ensure that the seller's business is run prudently;

       *     to reflect a change in the general practice of mortgage lenders;

       * to reflect any regulatory requirements or guidance or any change in the law or decision or recommendation by a court or an ombudsman; or

       * to reflect a change which the seller reasonably believes has occurred or is likely to occur in the risk it runs in connection with its security or the recovery of the sums due from the borrower.


       The term "seller" in these six bullet points means Abbey National plc and its successors and assigns.

    In respect of the loans with these 1995 mortgage conditions, the servicer may also change the mortgages trustee SVR for any other reason which is valid.

    The 2002 mortgage conditions applicable to SVR loans provide that the SVR may be varied for one or more of the following reasons, which are specified in those mortgage conditions:


       * to maintain the competitiveness of the seller's personal banking business, taking account of actual or anticipated changes in the interest rates which other financial institutions charge to personal mortgage borrowers;

       * to reflect actual or expected changes in the cost of funds used by the seller in making loans to its personal mortgage borrowers;

       * to ensure that the seller's business is run in a way which complies with the requirements of its regulator or of any central bank or other monetary authority; or

       * to enable the seller to ensure that the SVR does not exceed the cap.


       The term "seller" in these four bullet points means Abbey National plc and its successors and assigns.

    In respect of the loans with these 2002 mortgage conditions, the servicer may also:


       *     change the mortgages trustee SVR for any reason which is valid; or

       *     increase or reduce the margin creating the cap on the SVR,


       provided that in each case not less than 30 days' notice of an increase is given and not less than seven days' notice of a reduction is given. If, in the case of loans under the 2002 mortgage conditions, the mortgages trustee SVR is increased for a valid reason or if the margin creating the cap on the SVR is increased, then an affected borrower will be entitled to repay all the sums due from that borrower under the mortgage terms within three months from the date on which the increase takes effect without paying any early repayment fee that would otherwise apply.

    In maintaining, determining or setting the mortgages trustee SVR, the servicer will apply the factors set out here and, except in limited circumstances as set out in "THE SERVICING AGREEMENT -- UNDERTAKINGS BY THE SERVICER", has undertaken to maintain, determine or set the mortgages trustee SVR at a rate which is not higher than the Abbey SVR from time to time.

    The servicer is also responsible for setting any variable margins in respect of tracker loans in the current portfolio as well as on any new tracker loans that are assigned to the mortgages trustee. However, in maintaining, determining or setting these variable margins, except in the limited circumstances as set out in "THE SERVICING AGREEMENT -- UNDERTAKINGS BY THE SERVICER", the servicer has undertaken to maintain, determine or set the variable margins at a level which is not higher than the variable margins set in accordance with the seller's policy from time to time.

FURTHER ADVANCES

    If a borrower wishes to take out a further loan secured by the same mortgage (but excluding a drawdown under a flexible loan as described under "-- FLEXIBLE LOANS"), the borrower will need to make a further application and the seller will use the lending criteria applicable to further advances at that time in determining whether to approve the application. All further advances will be funded solely by the seller. The seller will also reassess the value of the property by a valuer approved by the seller or, where appropriate, according to a methodology which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "THE SERVICING AGREEMENT -- UNDERTAKINGS BY THE SERVICER") and which has been approved by the Director of Group Property and Survey of the seller. A new loan-to-value ratio will be calculated by dividing the aggregate of the outstanding amount and the further advance by the reassessed valuation. The aggregate of the outstanding amount of the loan and the further advance may be greater than the original amount of the loan. However, no loans will be assigned to the mortgages trust where the LTV ratio at the time of origination or further advance is in excess of 95 per cent.


    As at 23rd January, 2004, none of the loans in the expected portfolio obliged the seller to make further advances (other than drawdowns under flexible loans as described under "-- FLEXIBLE LOANS"). However, some loans in the expected portfolio at that time may have had further advances made on them prior to their assignment to the mortgages trustee, and new loans added to the portfolio, may have had further advances made on them in the past. If a loan becomes subject to a further advance after that loan has been assigned to the mortgages trustee, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee. See "RISK FACTORS -- LOANS SUBJECT TO PRODUCT SWITCHES AND FURTHER ADVANCES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE ISSUER NOTES" and "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".


FLEXIBLE LOANS

General

    A flexible loan typically incorporates features that give the borrower options to make further drawings on the loan account and/or to overpay or to underpay principal and interest in a given month. The seller offers flexible loans to its borrowers, and it has the right to assign to the mortgages trustee new loans that may be flexible loans. In addition to the flexible loans offered to date, the seller may offer flexible loans in the future (that may be assigned to the mortgages trustee) that have different features from those described here. See "THE MORTGAGES TRUST -- ADDITIONS TO TRUST PROPERTY". The seller has also offered loans to its borrowers which may, after the expiry of a period of time specified in the offer conditions, acquire features of flexible loans other than the ability to make further drawings.


    Currently the total amount outstanding at any time on a flexible loan as described below cannot exceed an LTV ratio of 95 per cent., or exceed an LTV ratio of 90 per cent., if an available funds facility exists. The loan and, where applicable, the available funds facility are secured by a first legal charge over a property in England and Wales or a first ranking standard security over a property in Scotland. Some of the flexible loans are secured by both a first and second charge or standard security in favour of the seller.


Flexible loans -- offer dated on or before 2nd July, 2002

    In respect of flexible loans where the seller's offer to lend is dated on or before 2nd July 2002, there are three basic elements: the initial loan, the available funds facility and the overpaid funds account. The amount of the initial loan is agreed at origination. Borrowers may, during the life of these flexible loans, draw additional amounts from the available funds facility on request to the seller, up to the amount available and subject to the mortgage conditions.

The agreement for the available funds facility is regulated by the CCA, which prescribes the form and procedure for making an agreement regulated by the Act.

    Subject to the provisions for underpayments and payment holidays, borrowers are required to make a monthly payment on the initial loan and (if a drawdown has been made) on the available funds facility. A borrower may make an overpayment at any time. If a borrower makes an overpayment, it is used for the following purposes and in the following order:


       *     to reduce any part of the initial loan which is then overdue;

       * to reduce any part of the drawdown debt in the available funds facility which is then overdue;

       * to reduce the remainder of the drawdown debt in the available funds facility, if specifically requested by the borrower, or if the overpaid funds account has been closed; and

       * to create or to increase a credit balance in the overpaid funds account.


       The credit balance in the overpaid funds account can be used by the borrower to fund an underpayment or a payment holiday or it can be used to reduce the balance owing on the initial loan. If the overpaid funds account has been closed, which will occur when the initial loan is repaid, the balance of any overpayment which would otherwise have been credited to the overpaid funds account will be repaid to the borrower.

    Borrowers may make an underpayment or miss a monthly payment entirely if there is a credit balance on the overpaid funds account that is equal to or greater than the amount to be underpaid or the missed monthly payment. Alternatively, a borrower may make an underpayment or miss a monthly payment if there is an amount available for drawdown in the available funds facility that is at least as much as the amount to be underpaid or the missed monthly payment.

    The "repayment" basis (as set out in "-- REPAYMENT TERMS") applies to the whole of the drawdown debt under the available funds facility.

    The seller may increase or reduce the credit limit for the available funds facility for one of the reasons specified in the credit agreement for the available funds facility.

Flexible loans -- offer dated on or after 3rd July, 2002

    In respect of flexible loans where the seller's offer to lend is dated on or after 3rd July, 2002, there is a flexible loan facility with a credit limit.
The amount of the credit limit and the "amount available" (that is, the credit limit less the monies owing to the seller) are agreed at origination. Borrowers may, during the life of these flexible loans, draw additional amounts from the flexible loan facility on request to the seller, up to the amount available and subject to the mortgage conditions.

    The agreement for the flexible loan facility has been designed by the seller with the intention that it is not regulated by the CCA.





    Subject to the provisions for underpayments and payment holidays, borrowers are required to make monthly payments on the flexible loan facility. A borrower may make an overpayment at any time. Any such overpayment will immediately reduce the balance owing on the flexible loan facility.

    The "amount available" can be used by the borrower to fund an underpayment or a payment holiday or a further drawdown, subject to the mortgage conditions.

    In respect of further drawdowns, unless the borrower gives the seller instructions to the contrary (as set out below):


       * if the offer conditions specify that the "repayment" basis (as set out in "-- REPAYMENT TERMS") applies to the whole of the first drawdown, then the "repayment" basis will also apply to the whole of each further drawdown made under that flexible loan facility;

       * if the offer conditions specify that the "interest-only" basis (as set out in "-- REPAYMENT TERMS") applies to the whole of the first drawdown, then the "interest-only" basis will also apply to the whole of each further drawdown made under that flexible loan facility; and

       * if the offer conditions specify that the "interest-only" basis (as set out in "-- REPAYMENT TERMS") applies to part only of the first drawdown, then the "repayment" basis will apply to the whole of each further drawdown made under that flexible loan facility.


    A borrower's request to the seller for a further drawdown may include instructions to the seller that, as from the date when the borrower makes the further drawdown:


       * the "repayment" basis is to apply to the whole or a specified part of the balance owing in place of the "interest-only" basis; or

       * the "interest-only" basis is to apply to the whole or a specified part of the balance owing in place of the "repayment" basis.


    The seller may increase the credit limit if:


       * the borrower writes to the seller asking the seller to exercise its power to increase the credit limit;

       *     the borrower pays any credit limit review charge; and

       * if requested to do so, the borrower pays for a new valuation report on the property and provides the seller with further information in relation to the borrower's financial position.


    The seller may reduce the credit limit:


       * to ensure that the monies owing to the seller under the flexible loan facility and the amount available do not together exceed 90 per cent. of the current market value of the property;

       * to ensure that the amount available at any time does not exceed the amount available as at the date of completion of the flexible loan facility;

       *     if the borrower is in breach of the mortgage terms;

       * if the seller is reasonably of the opinion that, because of a change in the borrower's financial position, the borrower could not afford to repay present or future drawdowns up to the existing credit limit; or

       * to ensure that the seller's business is run in a way that complies with the requirements of the seller's regulator or of any central bank or other monetary authority.



    If a reduction in the credit limit means that the monies owing to the seller exceed the reduced credit limit for the flexible loan facility, then the borrower must pay off the excess within three months after the date on which the seller gives the borrower notice of the reduction.


FLEXIBLE LOANS -- FLEXIBLE PLUS LOANS



    Flexible loans include flexible plus loans which are documented under the flexible plus loan conditions 2003. These conditions mirror those for other flexible loans where the seller's offer to lend is dated on or after 3rd July, 2002, save for the following material differences in relation to the borrower's savings account, overpayments, payment holidays and underpayments, the interest rate tracking differential and further drawdowns:



      * Flexible plus loans contain a savings account element. No interest is paid by the seller on the savings. Instead, interest is charged each day on the amount which, at the end of the day, represents the capital owing on the mortgage account, less any savings in the savings account. As a result, when the borrower has savings in the savings account, the amount of interest charged on the mortgage account will be reduced.



      * Any savings held in the savings account do not affect the amount of the borrower's monthly payment. As a result, when there are savings, the monthly payment the borrower makes will exceed the amount actually charged to the mortgage account and the seller will treat this excess as an overpayment.

       * The seller will use these overpayments to reduce or pay off any part of the mortgage balance which is overdue at that date. The remainder will be credited to the savings account. The borrower may also opt to make a series of regular overpayments with the borrower's monthly payment, and these overpayments will be used by the seller in the same way.



       * The borrower may also make one-off overpayments in the form of a deposit. The seller will, on instructions from the borrower, credit this deposit to the mortgage account in order to reduce the mortgage balance. In the absence of such instructions, the deposit will be used to reduce or pay off any part of the mortgage balance which is overdue at that date and the remainder will be credited to the savings account.




      * The borrower may withdraw money from the savings account or instruct the seller to use some or all of the money in the savings account to reduce the mortgage balance. The borrower may also instruct the seller to use the savings to fund a payment holiday or make up a shortfall on an underpayment.





      * The savings in the savings account must not exceed the mortgage balance.





      * The borrower must not overdraw on the savings account. If the savings account becomes overdrawn, the seller will add the amount overdrawn to the mortgage balance.





      * The seller may use the savings at any time to pay off any of the following items which the borrower has failed to pay when they have become due: a monthly payment, an administration charge, a credit limit review charge, other items of costs and the mortgage balance if it becomes immediately payable.





      * The borrower may continue to make drawdowns until the end of the mortgage repayment period, even if the mortgage balance has been repaid. The mortgage will remain in force during the repayment period as security for money which may become owing under the borrower's facility to make drawdowns up to the credit limit.



PRODUCT SWITCHES

    From time to time borrowers may request or the servicer may offer a variation in the financial terms and conditions applicable to the borrower's loan. If a loan is subject to a product switch, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee. See "RISK FACTORS -- LOANS SUBJECT TO PRODUCT SWITCHES AND FURTHER ADVANCES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE ISSUER NOTES" AND "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".

ORIGINATION OF THE LOANS


    The seller currently derives its mortgage-lending business from the following sources: through a branch network throughout the United Kingdom, through intermediaries incorporating electronic commerce channels, and from telephone sales. In terms of value of mortgage-lending business generated, the current principal intermediaries are Allied Dunbar (ZAN), Countrywide Assured Group (CAG), Legal and General, SESAME, Norwich Union and Prudential. Of the loans in the expected portfolio as at 23rd January, 2004, approximately 22 per cent. were originated through the branch network, approximately 55 per cent. through intermediaries and approximately 23 per cent. through telephone sales.

    The seller is subject to the Financial Ombudsman Service and follows both the Code of Banking Practice and the Council of Mortgage Lenders' Code of Mortgage Lending Practice.


UNDERWRITING

    The decision to offer a loan to a potential borrower is made by underwriters located in branches, head office sites, telephone operations centres or business development units, who liaise with the intermediaries. Each underwriter must pass a formal training programme conducted by the seller to gain the authority to approve loans. The seller has established various levels of authority for its underwriters who approve loan applications. The levels are differentiated by, among other things, degree of risk and the ratio of the loan amount to the value of the property in the relevant application. An underwriter wishing to move to the next level of authority must first take and pass a further training course. The seller also monitors the quality of underwriting decisions on a regular basis.


    The seller is continually reviewing the way in which it conducts its mortgage origination business, in order to ensure that it remains up-to-date and cost effective in a competitive market. In the future, the seller may also introduce an automated decisioning process which reduces manual assessment of those segments of the business that perform well and meet the eligibility criteria. This will not affect the substance of the decisioning process.


    Furthermore, notwithstanding any of the changes described in this section, the seller will continue to retain exclusive control over the underwriting policies and lending criteria to be applied to the origination of each loan.

LENDING CRITERIA


    Each loan in the expected portfolio as at 23rd January, 2004 was originated according to the seller's lending criteria applicable at the time the loan was offered, which included some or all of the criteria set out in this section. New loans may only be included in the portfolio if they are originated in accordance with the lending criteria applicable at the time the loan is offered and if the conditions contained in "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY -- ASSIGNMENT OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE" have been satisfied. However, the seller retains the right to revise its lending criteria from time to time, so the criteria applicable to new loans may not be the same as those currently used. Some of the factors currently used in making a lending decision are as follows:


(1) Type of property

    Properties may be either freehold or the Scottish equivalent or leasehold. In the case of leasehold properties, the unexpired portion of the lease must in most cases not expire earlier than 30 years after the term of the loan.


    All properties have been valued by a valuer approved by the seller or, where appropriate, according to a methodology which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "THE SERVICING AGREEMENT -- UNDERTAKINGS BY THE SERVICER"). Such methodology may involve a form of valuation which is less comprehensive than the traditional full valuation and may involve an external viewing only by the valuer or a desktop valuation. All valuations are carried out in a manner which has been approved by the Director of Group Property and Survey of the seller.


(2) Term of loan

    There is no minimum term on the loans and the maximum term is normally 35 years. For interest-only loans where the borrower is using a pension plan as the relevant repayment mechanism to repay the loan at maturity, the maximum term is extended to 57 years to reflect the long-term nature of pension plans. For these "pension-linked loans", if the property is a leasehold and the lease has 55 or fewer years unexpired as at the date of completion of the mortgage, the maximum term is 25 years.

(3) Age of applicant


    All borrowers must be aged 18 or over. The mortgage account must mature no later than the time when the borrower reaches 85 years of age if the loan has a related mortgage indemnity guarantee or MIG policy. Otherwise, there is no maximum age limit unless the loan is a pension-linked loan, in which case the loan must mature no later than the time when the borrower reaches 75 years of age.

(4) Loan-to-value (or "LTV") ratio

    The maximum original LTV ratio of loans in the current portfolio is 95 per cent., excluding any capitalised (as defined in the glossary) high loan-to-value fee and/or booking fee and/or valuation fee (these fees are also defined in the glossary).

    In the case of a property which is being purchased, value is determined by the lower of a valuation and the purchase price. In the case of a remortgage or further advance, value is determined on the basis of a valuation only.


(5) Status of applicant(s)


    The maximum amount of the aggregate loan(s) under a mortgage account is determined by a number of factors, including the applicant's income. In determining income, the seller includes basic salary as primary income and also the following which it considers to be regular: overtime, bonus, performance/ profit related pay, allowances, mortgage subsidies, pensions, annuities and commission (for self-employed applicants income is derived from the net profit of the business). If these payments are not considered regular, they are treated as secondary income.


    In the case of low credit risk mortgage loans with an LTV ratio of 75 per cent. or less borrowers (whether employed or self-employed) may certify as to their own income. For mortgage loans with an LTV of over 75 per cent. self employed applicants must provide one of the following to certify as to their own income: an accountant's letter; minimum 2 years' signed accounts; or minimum 2 years' tax assessments. Employed borrowers must submit documentation (such as pay slips or bank statements) to certify as to their own income.


    The amount available to a borrower is initially calculated as follows:

Single Applicant:           3 times primary income plus 1 times secondary
                            income.

Multiple Applicants:        3 times primary income of one applicant plus
                            primary income of any other applicant (up to a maximum of 3 other applicants) plus 1 times secondary income of all applicants; or

                            2.5 times joint primary income (of two applicants) plus 1 times primary income of any other applicant plus 1 times secondary income of all applicants. This criterion is similarly applied to the relevant share of net profit for self-employed applicants.

    The seller may exercise discretion within its lending criteria in applying those factors which are used to determine the maximum amount of the loan(s). Accordingly, these parameters may vary for some loans.


(6)   Credit history


      (a)   Credit search

            With the exception, in some circumstances, of then existing Abbey mortgage loan borrowers, a credit search is carried out in respect of all applicants. Applications may be declined where an adverse credit history (for example, county court judgment (or the Scottish equivalent), default or bankruptcy notice) is revealed.

      (b)   Existing lender's reference

            The seller may also seek a reference from any existing and/or previous lender. Any reference must satisfy the seller that the account has been properly conducted and that no history of material arrears exists.

      (c)   First time buyers/applicants in rented accommodation

            Where applicants currently reside in rented accommodation, a landlord's reference may be sought by the seller. In addition, if considered appropriate, a further reference may be taken in connection with any other property rented by the applicant(s) within the three preceding years.

      (d)   Bank reference

            A bank reference may be sought or the applicant may be required to provide bank statements in support of his or her application.

(7)   Scorecard

    With the exception of some additional loans made to existing borrowers, the seller uses some of the criteria described here and various other criteria to produce an overall score for the application which reflects a statistical analysis of the risk of advancing the loan.


CHANGES TO THE UNDERWRITING POLICIES AND THE LENDING CRITERIA

    The seller's underwriting policies and lending criteria are subject to change within the seller's sole discretion. New loans and further advances that are originated under lending criteria that are different than the criteria set out here may be assigned to the mortgages trustee.


INSURANCE POLICIES

INSURANCE ON THE PROPERTY


    A borrower is required to provide for insurance on the mortgaged property for an amount equal to the estimated rebuilding cost of the property. The borrower may either purchase the insurance through the seller or the borrower or landlord (for a leasehold property) may arrange for the insurance independently. Where borrower or landlord-arranged insurance fails without the knowledge of the seller, a properties in possession policy issued in favour of the seller by Baker Street Risk and Insurance (Guernsey) Limited, a wholly owned insurance subsidiary of the seller, provides cover for the seller (but not the borrower) for any losses or costs which the insured is unable to recover, and the seller can claim under the properties in possession policy once the relevant property has been repossessed by the seller.


ABBEY POLICIES

    If a borrower asks the seller to arrange insurance on its behalf, a policy will be issued by an insurance underwriter in favour of that borrower. The policy will provide the borrower with rebuilding insurance up to an amount equal to the actual rebuilding cost subject to the valuation. Standard policy conditions apply, which are renegotiated periodically by the seller with the insurance underwriter(s) selected from time to time by the seller to provide the insurance. Generally the seller is named as an insured in a schedule to the policy, but successors in title and assigns, including the mortgages trustee, are not covered. However, the insurer has confirmed or will confirm to the seller, the mortgages trustee, Funding and the security trustee that, notwithstanding the fact that the seller has agreed to assign the seller's interest in a number of properties which are covered by Abbey policies to the mortgages trustee, the insurer will continue to process and pay claims in respect of those properties in the same way and in the same amount as it would have done had the agreement not been entered into. Amounts paid under the insurance policy are generally utilised to fund the reinstatement of the property or are otherwise paid to the seller to reduce the amount of the loan(s).

    In the mortgage sale agreement, the seller has agreed to transfer the proceeds of all relevant claims made under the Abbey policies (but not the right to make and enforce claims) to the mortgages trustee. The seller has also agreed to make and enforce claims and to hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct. In the servicing agreement, the seller, acting in its capacity as servicer, has also agreed to deal with claims under the Abbey policies in accordance with its normal procedures. If the seller, acting in its capacity as servicer, receives any claim proceeds relating to a loan which has been assigned to the mortgages trustee, these will be required to be paid into the mortgages trustee's, rather than the seller's, accounts.

SELLER-INTRODUCED INSURANCE

    If the Abbey insurer is unwilling to provide insurance to a borrower, the seller has ad hoc arrangements with other insurers who may provide the borrower with insurance. If it transpires that the property thought to be covered by seller-introduced insurance is not so covered, and the property is damaged while uninsured, the seller is entitled (once the property has gone into possession) to make a claim under the properties in possession policy (described later in this section).

BORROWER OR LANDLORD-ARRANGED INSURANCE

    If a borrower elects not to take up an Abbey policy, or if a borrower who originally had an Abbey policy confirms that the borrower no longer requires that insurance, that borrower is either sent an "ALTERNATIVE INSURANCE REQUIREMENTS -- NEW BUSINESS" form or an "ALTERNATIVE INSURANCE REQUIREMENTS" form, whichever is appropriate. This varies the insurance provisions of the mortgage conditions, the most significant variation being the fact that they do not stipulate a level of insurance cover. Once an alternative insurance requirements form has been dispatched, it is assumed that the borrower is making arrangements in accordance with those requirements.

THE PROPERTIES IN POSSESSION POLICIES


    If it transpires that a borrower has not complied with the borrower or landlord-arranged insurance requirements set out in the alternative insurance requirements and if the property is damaged while uninsured, the seller is entitled (once the property has gone into possession) to make a claim under the properties in possession policy. The properties in possession policy is an insurance policy provided to the seller by Baker Street Risk and Insurance (Guernsey) Limited that insures the seller against loss relating to properties after those properties have been repossessed by the seller. It is not possible for the properties in possession policy from Baker Street Risk and Insurance (Guernsey) Limited to provide cover for any company outside the Abbey National group, including for the mortgages trustee. However, the insurer has confirmed to the seller, the mortgages trustee, Funding and the security trustee that, notwithstanding the fact that the seller has agreed to assign the seller's interest in a number of properties which are covered by the properties in possession policy to the mortgages trustee, the insurer will continue to process and pay claims in respect of those properties in the same way and in the same amount as it would have done had the agreement not been entered into. The servicer will make claims in accordance with the seller's policy and pay proceeds relating to the loans into the mortgages trustee's accounts.


    In the case of leasehold properties where the lease requires the landlord to insure the property, provision is made to deal with the insurance in the mortgage conditions or the "GENERAL INSTRUCTIONS TO SOLICITORS" or the "CML'S LENDERS' HANDBOOK FOR ENGLAND & WALES" or other comparable or successor instructions or guidelines. Again, if it transpires that the property is not insured and is damaged, the seller can claim under the properties in possession policy once the property has been repossessed by the seller.

    If a borrower who originally had Abbey-arranged insurance fails to pay a premium, but does not notify the seller that it wishes to make alternative arrangements, it is assumed that the borrower requires Abbey-arranged insurance to continue and no alternative insurance requirements form is sent to that borrower. The unpaid premium is added to the balance of the relevant loan.

    As with its interest in the Abbey policies, the seller has agreed to assign the proceeds of any claims under any borrower or landlord-arranged insurance to the mortgages trustee and, to the extent that any proceeds are received by the servicer, it has agreed to pay these into the mortgages trustee's accounts.

    In the mortgage sale agreement the seller has agreed to make and enforce claims under the relevant policies and to hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct.

MIG POLICIES


    A MIG policy is an agreement between a lender and an insurance company to underwrite the amount of each relevant mortgage account which exceeds a certain LTV ratio. Until and including 31st December, 2001, Abbey required MIG policies for all mortgaged properties with an LTV ratio of more than 75 per cent. (with the exception of some flexible loans), and such mortgage loans made prior to 1st January, 2002 are still covered by MIG policies. Since 1st January, 2002

Abbey has not declared new mortgage loans to MIG policies and so the portion of mortgage loans in the expected portfolio covered by MIG policies has been declining. As at 23rd January, 2004 there were 136,250 mortgage loans in the expected portfolio covered by MIG policies. As at 23rd January, 2004, the expected portfolio contained 230,418 mortgage loans with an original LTV ratio of more than 75 per cent., 133,311 of which were declared to the MIG policies and 97,107 of which were not so declared. The cover provided by MIG policies is capped at an agreed level, both in the aggregate and in relation to each mortgage.

    The insured under each MIG policy is the seller and/or its relevant subsidiary. The seller has formally assigned its interest in each MIG policy to the mortgages trustee to the extent that it relates to loans from time to time comprised in the portfolio. In practice, this has little effect on the way in which claims are made and paid under the policies as they continue to be administered by the seller acting in its capacity as servicer. To the extent that claims relate to loans in the portfolio, their proceeds are paid by the seller into the mortgages trustee's accounts and all other claims are paid into the seller's account.

    Carfax is the underwriter of MIG policies for the seller. Carfax is a wholly owned insurance subsidiary of the seller. Carfax does not have a separate credit rating. The seller does not guarantee the liabilities of Carfax and is under no legal obligation to support Carfax in the discharge of those liabilities. The seller is, however, contingently liable to Carfax to pay up any unpaid amount in respect of the seller's shareholding in Carfax. The unpaid share capital is immaterial in relation to Carfax's overall exposure.

    Management of the seller believes that financial information relating to Carfax is not material to an investor's decision to purchase the issuer notes. Carfax is not rated by any nationally recognised statistical rating agency.



    The seller may at any time cancel the MIG policies. The trust property will not have the benefit of the MIG policies once the seller exercises its right to cancel the MIG policies.


SCOTTISH LOANS

    A proportion of the loans in the current portfolio are secured over properties in Scotland. Under Scots law, the only means of creating a fixed charge or security over heritable or long leasehold property is the statutorily prescribed standard security. In relation to Scottish loans, references in this prospectus to a "MORTGAGE" are to be read as references to such a standard security and references to a "MORTGAGEE" are to be read as references to the security holder (termed in Scots law the "HERITABLE CREDITOR").

    In practice, the seller has advanced and intends to advance loans on a similar basis both in England and Wales and in Scotland. While there are certain differences in law and procedure in connection with the enforcement and realisation of Scottish mortgages the seller does not consider that these differences make Scottish mortgages significantly different or less effective than those secured over properties in England and Wales. For more information on the Scottish loans, see "MATERIAL LEGAL ASPECTS OF THE LOANS -- SCOTTISH LOANS".



STATISTICAL INFORMATION ON THE EXPECTED PORTFOLIO



    The statistical and other information contained in this prospectus has been compiled by reference to the loans and mortgage accounts in the expected portfolio as at 23rd January, 2004. Columns stating percentage amounts may not add up to 100 per cent. due to rounding. A loan will be removed from the expected portfolio if in the period from 23rd January, 2004 up to (and including) the closing date the loan is repaid in full or if the loan does not comply with the terms of the mortgage sale agreement on the closing date. For statistical information on the portfolio during the period 9th January, 2004 to 9th February, 2004, see Annex A.

OUTSTANDING PRINCIPAL BALANCES

    Range of outstanding principal balances (including capitalised high loan-to-value fees and/or booking fees and/or valuation fees)

RANGE OF OUTSTANDING PRINCIPAL
BALANCES (INCLUDING CAPITALISED HIGH                          CURRENT              NUMBER OF
LOAN-TO-VALUE FEES AND/OR BOOKING                   PRINCIPAL BALANCE  % OF TOTAL   MORTGAGE
FEES AND/OR VALUATION FEES)                                   ([GBP])     BALANCE   ACCOUNTS  % OF TOTAL
--------------------------------------------------  -----------------  ----------  ---------  ----------
Less than or equal to [GBP]24,999.................        186,894,172        0.52     11,111        2.27
[GBP]25,000 --  [GBP]49,999.......................      6,072,687,973       16.90    161,722       33.04
[GBP]50,000 --  [GBP]74,999.......................      8,218,279,748       22.87    133,201       27.22
[GBP]75,000 --  [GBP]99,999.......................      7,067,301,472       19.67     82,025       16.76
[GBP]100,000 -- [GBP]124,999......................      5,110,776,780       14.22     45,921        9.38
[GBP]125,000 -- [GBP]149,999......................      3,383,608,435        9.42     24,865        5.08
[GBP]150,000 -- [GBP]174,999......................      2,090,045,139        5.82     12,998        2.66
[GBP]175,000 -- [GBP]199,999......................      1,375,633,928        3.83      7,388        1.51
[GBP]200,000 -- [GBP]224,999......................        964,887,723        2.68      4,571        0.93
[GBP]225,000 -- [GBP]249,999......................        652,017,133        1.81      2,753        0.56
[GBP]250,000 -- [GBP]350,000......................        814,111,202        2.27      2,855        0.58
                                                    -----------------  ----------  ---------  ----------
TOTAL.............................................     35,936,243,704      100.00    489,410      100.00
                                                    =================  ==========  =========  ==========



    The largest mortgage account has an outstanding principal balance of [GBP]350,000.00 and the smallest mortgage account has an outstanding principal balance of [GBP]-75,438.32. The average outstanding principal balance is approximately [GBP]73,427.69.


    There are a small number of mortgage accounts in the portfolio with a negative balance. In these cases, this is due to overpayment of the amount required to redeem the mortgage account. The account status is set to "REDEEMED" when the balance is zero and the overpaid amount has been refunded which normally happens within two to three days of that overpayment.

LOAN-TO-VALUE RATIOS AT ORIGINATION

    The following table shows the range of loan-to-value, or LTV, ratios, which express the outstanding balance of a mortgage loan as at the date of the original initial mortgage loan origination divided by the value of the property securing that mortgage loan at the same date.


RANGE OF LOAN-TO-VALUE RATIOS AT
ORIGINATION (EXCLUDING CAPITALISED                            CURRENT              NUMBER OF
HIGH LOAN-TO-VALUE FEES AND/OR                      PRINCIPAL BALANCE  % OF TOTAL   MORTGAGE
BOOKING FEES AND/OR VALUATION FEES)                           ([GBP])     BALANCE   ACCOUNTS  % OF TOTAL
--------------------------------------------------  -----------------  ----------  ---------  ----------
00.00% -- 24.99%..................................        626,769,989        1.74     14,057        2.87
25.00% -- 49.99%..................................      4,572,080,274       12.72     74,022       15.12
50.00% -- 74.99%..................................     12,554,599,794       34.94    158,081       32.30
75.00% -- 79.99%..................................      3,094,711,380        8.61     36,797        7.52
80.00% -- 84.99%..................................      2,785,840,019        7.75     33,327        6.81
85.00% -- 89.99%..................................      5,172,479,905       14.39     61,471       12.56
90.00% -- 95.00%..................................      7,129,762,344       19.84    111,655       22.81
                                                    -----------------  ----------  ---------  ----------
TOTAL.............................................     35,936,243,704      100.00    489,410      100.00
                                                    =================  ==========  =========  ==========


    The weighted average loan-to-value ratio of the mortgage accounts (excluding any capitalised high loan-to-value fees and capitalised booking fees) at origination was 72.29 per cent. The highest loan-to-value ratio of any mortgage account (excluding any capitalised high loan-to-value fees and any capitalised booking fees) at origination was 95.00 per cent. and the lowest was 0.00 per cent. The average value of capitalised high loan-to-value fees and/or booking fees and/or valuation fees at origination was approximately [GBP]500.00.



LTV RATIOS AT ORIGINATION INDEXED ACCORDING TO THE NATIONWIDE HOUSE PRICE INDEX


    The following table shows the range of LTV ratios, which express the outstanding balance of a mortgage loan as at the date of the original initial mortgage origination divided by the indexed valuation of the property securing that mortgage loan as at 23rd January, 2004, based on the Nationwide House Price Index.



RANGE OF LOAN-TO-VALUE RATIOS AT
ORIGINATION (EXCLUDING CAPITALISED                            CURRENT              NUMBER OF
HIGH LOAN-TO-VALUE FEES AND/OR                      PRINCIPAL BALANCE  % OF TOTAL   MORTGAGE
BOOKING FEES AND/OR VALUATION FEES)                           ([GBP])     BALANCE   ACCOUNTS  % OF TOTAL
--------------------------------------------------  -----------------  ----------  ---------  ----------
00.00% -- 24.99%..................................      1,885,496,191        5.25     39,907        8.15
25.00% -- 49.99%..................................     14,248,082,553       39.65    214,485       43.83
50.00% -- 74.99%..................................     16,881,795,143       46.98    203,789       41.64
75.00% -- 79.99%..................................      1,276,629,790        3.55     13,771        2.81
80.00% -- 84.99%..................................        836,204,458        2.33      8,547        1.75
85.00% -- 89.99%..................................        651,689,512        1.81      6,937        1.42
90.00% -- 95.00%..................................        156,346,057        0.44      1,974        0.40
                                                    -----------------  ----------  ---------  ----------
TOTAL.............................................     35,936,243,704      100.00    489,410      100.00
                                                    =================  ==========  =========  ==========



    The weighted average loan-to-value ratio of the mortgage accounts (excluding any capitalised high loan-to-value fees and capitalised booking fees) at origination was 51.89 per cent.



LTV RATIOS AT ORIGINATION INDEXED ACCORDING TO THE HALIFAX HOUSE PRICE INDEX


    The following table shows the range of LTV ratios, which express the outstanding balance of a mortgage loan as at the date of the original initial mortgage origination divided by the indexed valuation of the property securing that mortgage loan as at 23rd January, 2004, based on the Halifax House Price Index.



RANGE OF LOAN-TO-VALUE RATIOS AT
ORIGINATION (EXCLUDING CAPITALISED                            CURRENT              NUMBER OF
HIGH LOAN-TO-VALUE FEES AND/OR                      PRINCIPAL BALANCE  % OF TOTAL   MORTGAGE
BOOKING FEES AND/OR VALUATION FEES)                           ([GBP])     BALANCE   ACCOUNTS  % OF TOTAL
--------------------------------------------------  -----------------  ----------  ---------  ----------
00.00% -- 24.99%..................................      1,734,092,561        4.83     36,773        7.51
25.00% -- 49.99%..................................     13,745,751,353       38.25    208,049       42.51
50.00% -- 74.99%..................................     17,368,354,661       48.33    211,658       43.25
75.00% -- 79.99%..................................      1,202,737,516        3.35     12,817        2.62
80.00% -- 84.99%..................................      1,035,657,867        2.88     10,693        2.18
85.00% -- 89.99%..................................        688,553,447        1.92      7,392        1.51
90.00% -- 95.00%..................................        161,096,300        0.45      2,028        0.41
                                                    -----------------  ----------  ---------  ----------
TOTAL.............................................     35,936,243,704      100.00    489,410      100.00
                                                    =================  ==========  =========  ==========




    The weighted average loan-to-value ratio of the mortgage accounts (excluding any capitalised high loan-to-value fees and capitalised booking fees) at origination was 52.68 per cent.

GEOGRAPHICAL SPREAD

    The following table shows the spread of properties throughout England, Wales and Scotland. No properties are situated outside England, Wales and Scotland. The geographical location of a property has no impact upon the seller's lending criteria and credit scoring tests.

                                                              CURRENT              NUMBER OF
                                                    PRINCIPAL BALANCE  % OF TOTAL   MORTGAGE
REGION                                                        ([GBP])     BALANCE   ACCOUNTS  % OF TOTAL
--------------------------------------------------  -----------------  ----------  ---------  ----------
East Anglia.......................................      1,346,878,772        3.75     19,762        4.04
East Midlands.....................................      1,705,091,491        4.74     26,894        5.50
London............................................      7,565,398,780       21.05     79,425       16.23
North.............................................      1,141,286,287        3.18     21,163        4.32
Northwest.........................................      3,224,790,429        8.97     55,737       11.39
Scotland..........................................      1,787,470,788        4.97     31,619        6.46
Southeast (excluding London)......................     11,161,764,128       31.06    127,123       25.97
Southwest.........................................      2,839,934,106        7.90     39,016        7.97
Unknown...........................................         48,882,390        0.14        778        0.16
Wales.............................................      1,315,872,729        3.66     23,953        4.89
West Midlands.....................................      2,095,418,427        5.83     33,240        6.79
Yorkshire.........................................      1,703,455,377        4.74     30,700        6.27
                                                    -----------------  ----------  ---------  ----------
TOTAL.............................................     35,936,243,704      100.00    489,410      100.00
                                                    =================  ==========  =========  ==========



SEASONING OF LOANS

    The following table shows the time elapsed since the date of origination of the loans:

                                                              CURRENT              NUMBER OF
                                                    PRINCIPAL BALANCE  % OF TOTAL   MORTGAGE
AGE OF LOANS IN MONTHS                                        ([GBP])     BALANCE   ACCOUNTS  % OF TOTAL
--------------------------------------------------  -----------------  ----------  ---------  ----------
0 to <6...........................................      3,489,597,248        9.71     37,385        7.64
6 to <12..........................................      3,254,878,618        9.06     37,653        7.69
12 to <18.........................................      7,467,390,583       20.78     92,546       18.91
18 to <24.........................................      4,507,609,250       12.54     58,454       11.94
24 to <30.........................................      4,191,328,868       11.66     55,315        11.3
30 to <36.........................................      2,544,341,396        7.08     35,707         7.3
36 to <42.........................................      1,567,375,976        4.36     23,833        4.87
42 to <48.........................................      1,710,780,016        4.76     25,974        5.31
48 to <54.........................................      1,823,764,106        5.07     28,408         5.8
54 to <60.........................................        981,760,469        2.73     15,808        3.23
60 to <66.........................................      1,228,069,291        3.42     20,181        4.12
66 to <72.........................................        845,352,398        2.35     13,917        2.84
72 to <78.........................................        584,370,941        1.63     10,537        2.15
78 to <84.........................................        481,903,442        1.34      8,869        1.81
84 to <90.........................................        458,164,601        1.27      8,880        1.81
90 to <96.........................................        437,374,006        1.22      8,481        1.73
96 to <102........................................        361,813,244        1.01      7,453        1.52
102 > =...........................................            369,252           0          9           0
                                                    -----------------  ----------  ---------  ----------
TOTAL.............................................     35,936,243,704      100.00    489,410      100.00
                                                    =================  ==========  =========  ==========




    The weighted average seasoning of loans was 29.32 months and the maximum seasoning of loans was 103.00 months. The minimum seasoning of loans was 3.00 months.

YEARS TO MATURITY OF LOANS

    The following table shows the number of years of the mortgage term which remain unexpired:

                                              CURRENT              NUMBER OF
                                    PRINCIPAL BALANCE  % OF TOTAL   MORTGAGE
YEARS TO MATURITY                             ([GBP])     BALANCE   ACCOUNTS  % OF TOTAL
----------------------------------  -----------------  ----------  ---------  ----------
0 to <5...........................        257,364,306        0.72      6,100        1.25
5 to <10..........................      2,334,402,677        6.50     43,214        8.83
10 to <15.........................      5,230,860,594       14.56     81,389       16.63
15 to <20.........................      9,399,010,651       26.15    135,734       27.73
20 to <25.........................     17,835,285,474       49.63    213,835       43.69
25 to <30.........................        718,164,062        2.00      7,430        1.52
30 to <38.........................        160,786,192        0.45      1,704        0.35
38>=..............................            369,748        0.00          4        0.00
                                    -----------------  ----------  ---------  ----------
TOTAL.............................     35,936,243,704      100.00    489,410      100.00
                                    =================  ==========  =========  ==========


    The weighted average remaining term of loans was 19.11 years and the maximum remaining term was 60.00 years. The minimum remaining term was 0.00 years.


PURPOSE OF LOAN

    The following table shows the purpose of the loans on origination:

                                              CURRENT              NUMBER OF
                                    PRINCIPAL BALANCE  % OF TOTAL   MORTGAGE
USE OF PROCEEDS                               ([GBP])     BALANCE   ACCOUNTS  % OF TOTAL
----------------------------------  -----------------  ----------  ---------  ----------
Purchase..........................     28,511,518,545       79.34    390,321       79.75
Remortgage........................      7,424,725,159       20.66     99,089       20.25
                                    -----------------  ----------  ---------  ----------
TOTAL.............................     35,936,243,704      100.00    489,410      100.00
                                    =================  ==========  =========  ==========


PROPERTY TYPE

    Descriptions of the terms used in these property types are contained in the glossary.

                                             CURRENT
                                   PRINCIPAL BALANCE  % OF TOTAL   NUMBER OF
PROPERTY TYPE                                ([GBP])     BALANCE  PROPERTIES  % OF TOTAL
---------------------------------  -----------------  ----------  ----------  ----------
Converted Flat/Maisonette........        494,844,669        1.38       6,182        1.26
Detached House...................      8,070,559,119       22.46      84,964       17.36
Detached or Chalet Bungalow......        574,817,959        1.60       8,523        1.74
Purpose-built Flat/Maisonette....      3,658,757,996       10.18      50,241       10.27
Semi-detached Bungalow...........      1,059,385,068        2.95      14,632        2.99
Semi-detached/Link-detached House      9,944,346,522       27.67     143,569       29.34
Terraced House/Bungalow..........      9,494,460,715       26.42     146,545       29.94
Other/Unknown....................      2,639,071,656        7.34      34,754        7.10
                                   -----------------  ----------  ----------  ----------
TOTAL............................     35,936,243,704      100.00     489,410      100.00
                                   =================  ==========  ==========  ==========


DISTRIBUTION OF FIXED RATE LOANS

    Fixed rate loans remain at the relevant fixed rate for a period of time as specified in the offer conditions, after which they move to the SVR or some other rate as specified in the offer conditions.

                                              CURRENT              NUMBER OF  % OF TOTAL
                                    PRINCIPAL BALANCE  % OF TOTAL   MORTGAGE  FIXED RATE
FIXED RATE %                                  ([GBP])     BALANCE   ACCOUNTS       LOANS
----------------------------------  -----------------  ----------  ---------  ----------
3.00 -- 3.99......................      1,634,610,175       24.16     15,039       17.94
4.00 -- 4.99......................      1,489,964,289       22.02     15,728       18.76
5.00 -- 5.99......................      2,060,728,237       30.46     25,826       30.80
6.00 -- 6.99......................      1,068,191,930       15.79     17,496       20.87
7.00 -- 7.99......................        501,600,116        7.41      9,518       11.35
8.00 -- 8.99......................         11,264,460        0.17        231        0.28
                                    -----------------  ----------  ---------  ----------
TOTALS............................      6,766,359,207      100.00     83,838      100.00
                                    =================  ==========  =========  ==========




YEAR IN WHICH FIXED                   CURRENT              NUMBER OF  % OF TOTAL
RATE PERIOD ENDS                    PRINCIPAL BALANCE  % OF TOTAL   MORTGAGE  FIXED RATE
                                              ([GBP])     BALANCE   ACCOUNTS       LOANS
----------------------------------  -----------------  ----------  ---------  ----------
2004..............................      1,658,867,713       24.52     22,571       26.92
2005..............................      2,439,874,798       36.06     27,712       33.05
2006..............................      1,095,751,099       16.19     15,189       18.12
2007..............................        926,480,456       13.69     10,878       12.98
2008..............................        549,974,586        8.13      5,969        7.12
2009..............................         78,592,232        1.16      1,285        1.53
2010..............................                ---         ---        ---         ---
2011..............................             32,999        0.00          1        0.00
2012..............................                ---         ---        ---         ---
2013..............................         16,745,827        0.25        232        0.28
2014..............................             39,497        0.00          1        0.00
                                    -----------------  ----------  ---------  ----------
TOTAL.............................      6,766,359,207      100.00     83,838      100.00
                                    =================  ==========  =========  ==========



CHARACTERISTICS OF UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET


    The housing market in the UK is primarily one of owner-occupied housing. At the end of 2002, owner-occupation and privately rented accommodation accounted for 70 per cent. and 10.0 per cent. of the housing stock respectively, according to the Department of Transport, Local Government and the Regions. The remainder were in some form of public/social ownership.



    According to the Council of Mortgage Lenders, at the end of 2003, mortgage loans outstanding amounted to [GBP]766 billion, with banks and building societies holding 67 per cent. and 18 per cent. of the total respectively, and in 2003 outstanding mortgage debt grew by 14 per cent., well above the long-term average of 8 per cent. during 1994-2003.


    Set out in the following tables are a number of characteristics of the United Kingdom mortgage market.

CPR RATES

    This quarterly constant prepayment rate, or CPR, data was calculated by dividing the amount of mortgages repaid in a quarter by the quarterly balance of mortgages outstanding for building societies in the UK. These quarterly repayment rates were then annualised using standard methodology.

                                AGGREGATE            AGGREGATE            AGGREGATE            AGGREGATE
                       CPR  QUARTERS OVER   CPR  QUARTERS OVER   CPR  QUARTERS OVER   CPR  QUARTERS OVER
                       (%)       39 YEARS   (%)       39 YEARS   (%)       39 YEARS   (%)       39 YEARS
--------------------------  -------------  ----  -------------  ----  -------------  ----  -------------
7.0.......................              0  11.0             18  15.0              3  19.0              1
7.5.......................              0  11.5             16  15.5              2  19.5              2
8.0.......................              4  12.0             20  16.0              4  20.0              2
8.5.......................              1  12.5             13  16.5              2  20.5              1
9.0.......................              6  13.0             11  17.0              1  21.0              0
9.5.......................              9  13.5              5  17.5              1  21.5              1
10.0......................             10  14.0              6  18.0              1  22.0              1
10.5......................             18  14.5              2  18.5              1  22.5              2



----------
Source: Council of Mortgage Lenders


    Over the past 40 years, the highest single quarter CPR experienced in respect of residential mortgage loans made by building societies was recorded in September 2002 at a level of 22.41 per cent. The lowest level was 7.94 per cent. in March and June of 1974.



    The highest 12-month rolling average CPR over the same 40-year period was
21.07 per cent. The lowest was 8.75 per cent.


                                    CPR RATE  12-MONTH                                CPR RATE  12-MONTH
                                     FOR THE   ROLLING                                 FOR THE   ROLLING
                                     QUARTER   AVERAGE                                 QUARTER   AVERAGE
QUARTER                                  (%)       (%)  QUARTER                            (%)       (%)
----------------------------  --------------  --------  -----------------------  -------------  --------
March 1964..................           11.29     12.27  June 1964..............          12.30     12.41
September 1964..............           12.68     12.41  December 1964..........          12.82     12.27
March 1965..................           11.12     12.23  June 1965..............          10.80     11.86
September 1965..............           10.66     11.35  December 1965..........          11.51     11.02
March 1966..................           10.45     10.85  June 1966..............          11.39     11.00
September 1966..............           11.71     11.27  December 1966..........          10.60     11.04
March 1967..................            9.49     10.80  June 1967..............          10.95     10.69
September 1967..............           11.65     10.67  December 1967..........          11.51     10.90
March 1968..................           10.18     11.07  June 1968..............          10.57     10.98
September 1968..............           10.91     10.79  December 1968..........          10.24     10.48
March 1969..................            9.15     10.22  June 1969..............          10.23     10.13
September 1969..............           10.65     10.07  December 1969..........          10.01     10.01
March 1970..................            8.92      9.95  June 1970..............          10.68     10.06
September 1970..............           11.60     10.30  December 1970..........          11.46     10.66
March 1971..................            9.33     10.76  June 1971..............          11.44     10.96
September 1971..............           12.17     11.10  December 1971..........          12.30     11.31
March 1972..................           10.72     11.66  June 1972..............          11.81     11.75
September 1972..............           12.24     11.77  December 1972..........          11.74     11.63
March 1973..................           10.11     11.48  June 1973..............          10.54     11.16
September 1973..............           11.06     10.86  December 1973..........          10.55     10.56
March 1974..................            7.94     10.02  June 1974..............           7.94      9.37
September 1974..............            9.58      9.01  December 1974..........          10.83      9.07
March 1975..................            9.96      9.58  June 1975..............          12.23     10.65
September 1975..............           12.76     11.44  December 1975..........          12.21     11.79
March 1976..................           10.10     11.82  June 1976..............          11.48     11.64


                                      114


                                    CPR RATE  12-MONTH                                CPR RATE  12-MONTH
                                     FOR THE   ROLLING                                 FOR THE   ROLLING
                                     QUARTER   AVERAGE                                 QUARTER   AVERAGE
QUARTER                                  (%)       (%)  QUARTER                            (%)       (%)
----------------------------  --------------  --------  -----------------------  -------------  --------
September 1976..............           11.86     11.41  December 1976..........          11.70     11.28
March 1977..................            8.00     10.76  June 1977..............           9.84     10.35
September 1977..............           12.13     10.42  December 1977..........          12.66     10.66
March 1978..................           11.30     11.48  June 1978..............          12.19     12.07
September 1978..............           11.71     11.97  December 1978..........          11.19     11.60
March 1979..................            9.33     11.11  June 1979..............          10.12     10.59
September 1979..............           11.36     10.50  December 1979..........          11.07     10.47
March 1980..................            8.03     10.15  June 1980..............           8.66      9.78
September 1980..............            9.87      9.41  December 1980..........          10.48      9.26
March 1981..................            9.97      9.74  June 1981..............          11.78     10.52
September 1981..............           12.53     11.19  December 1981..........          11.82     11.53
March 1982..................            9.63     11.44  June 1982..............          12.91     11.72
September 1982..............           13.96     12.08  December 1982..........          14.20     12.68
March 1983..................           12.55     13.41  June 1983..............          12.76     13.37
September 1983..............           12.48     13.00  December 1983..........          11.86     12.41
March 1984..................           10.40     11.88  June 1984..............          12.13     11.72
September 1984..............           12.40     11.70  December 1984..........          11.87     11.70
March 1985..................           10.02     11.61  June 1985..............          11.67     11.49
September 1985..............           13.46     11.76  December 1985..........          13.68     12.21
March 1986..................           11.06     12.47  June 1986..............          15.53     13.43
September 1986..............           17.52     14.45  December 1986..........          15.60     14.92
March 1987..................           10.57     14.80  June 1987..............          14.89     14.64
September 1987..............           16.79     14.46  December 1987..........          16.18     14.61
March 1988..................           13.55     15.35  June 1988..............          16.03     15.64
September 1988..............           18.23     16.00  December 1988..........          12.60     15.10
March 1989..................            8.85     13.93  June 1989..............          13.04     13.18
September 1989..............           11.53     11.51  December 1989..........          10.38     10.95
March 1990..................            8.91     10.96  June 1990..............           9.37     10.05
September 1990..............            9.66      9.58  December 1990..........          10.58      9.63
March 1991..................            9.07      9.67  June 1991..............          10.69     10.00
September 1991..............           11.57     10.48  December 1991..........          10.24     10.39
March 1992..................            9.14     10.41  June 1992..............           9.12     10.02
September 1992..............            9.75      9.56  December 1992..........           7.96      8.99
March 1993..................            8.53      8.84  June 1993..............           9.97      9.05
September 1993..............           10.65      9.28  December 1993..........          10.01      9.79
March 1994..................            8.97      9.90  June 1994..............          10.48     10.03
September 1994..............           11.05     10.13  December 1994..........          10.68     10.29
March 1995..................            9.15     10.34  June 1995..............          10.51     10.35
September 1995..............           11.76     10.53  December 1995..........          11.61     10.76
March 1996..................           10.14     11.00  June 1996..............          11.32     11.21
September 1996..............           13.20     11.57  December 1996..........          12.58     11.81
March 1997..................            9.75     11.71  June 1997..............          15.05     12.65
September 1997..............           12.18     12.39  December 1997..........          11.17     12.04
March 1998..................           10.16     12.14  June 1998..............          12.05     11.39
September 1998..............           13.79     11.79  December 1998..........          13.43     12.36
March 1999..................           11.14     12.60  June 1999..............          14.27     13.16
September 1999..............           15.60     13.61  December 1999..........          14.94     13.99
March 2000..................           13.82     14.66  June 2000..............          13.87     14.56
September 2000..............           14.89     14.38  December 2000..........          15.57     14.54
March 2001..................           15.48     14.95  June 2001..............          17.39     15.83
September 2001..............           19.17     16.90  December 2001..........          19.03     17.77
March 2002..................           18.70     18.57  June 2002..............          19.91     19.21


                                       115




                                    CPR RATE  12-MONTH                                CPR RATE  12-MONTH
                                     FOR THE   ROLLING                                 FOR THE   ROLLING
                                     QUARTER   AVERAGE                                 QUARTER   AVERAGE
QUARTER                                  (%)       (%)  QUARTER                            (%)       (%)
----------------------------  --------------  --------  -----------------------  -------------  --------
September 2002..............           22.41     20.01  December 2002..........          22.16     20.80
March 2003..................           19.52     21.00  June 2003..............          20.19     21.07
September 2003..............           21.66     20.88  December 2003..........          21.34     20.67






Source of repayment and outstanding mortgage information: Council of Mortgage Lenders

REPOSSESSION RATE

    The repossession rate of residential properties in the UK has steadily declined since 1991:

               REPOSSESSIONS        REPOSSESSIONS                  REPOSSESSIONS
YEAR                     (%)  YEAR            (%)  YEAR                      (%)
-------------  -------------  ----  -------------  --------------  -------------

1982.........           0.11  1989           0.17  1996..........           0.40
1983.........           0.12  1990           0.47  1997..........           0.31
1984.........           0.17  1991           0.77  1998..........           0.31
1985.........           0.25  1992           0.69  1999..........           0.27
1986.........           0.30  1993           0.58  2000..........           0.21
1987.........           0.32  1994           0.47  2001..........           0.15
1988.........           0.22  1995           0.47  2002..........           0.11
                                                   2003..........           0.07



----------
Source: Council of Mortgage Lenders


HOUSE PRICE TO EARNINGS RATIO

    The following table shows the ratio for any one year of the average annual value of houses (sourced prior to and including 1993 from the "Department of the Environment, Transport and the Regions/Building Societies Association Five per cent. Sample Survey of Building Society Mortgage Completions" and sourced from and including 1994 from the "Department of the Environment, Transport and the Regions/Council of Mortgage Lenders Survey of Mortgage Lenders") compared to the average annual salary in the UK as calculated from the weekly earnings in April of the same year of male employees whose earnings were not affected by their absence from work (as recorded by the Department for Education and Employment). While this is a good indication of house affordability, it does not take into account the fact that the majority of households have more than one income to support a mortgage loan.

                         HOUSE PRICE TO                           HOUSE PRICE TO
YEAR                     EARNINGS RATIO  YEAR                     EARNINGS RATIO
-----------------------  --------------  -----------------------  --------------

1988...................            4.56  1996...................            3.41
1989...................            5.05  1997...................            3.62
1990...................            4.54  1998...................            3.86
1991...................            4.17  1999...................            4.09
1992...................            3.79  2000...................            4.44
1993...................            3.58  2001...................            4.52
1994...................            3.43  2002...................            5.10
1995...................            3.37  2003...................            5.64





Source: Council of Mortgage Lenders


HOUSE PRICE INDEX

    UK residential property prices, as measured by the Nationwide House Price Index and Halifax House Price Index (collectively the "HOUSING INDICES"), have generally followed the UK Retail Price Index over an extended period. Nationwide is a UK building society and Halifax is a UK bank.

The housing market has been through three economic cycles since 1976. The greatest year to year increases in the Housing Indices occurred in the late 1970s and late 1980s with the greatest decrease in the early 1990s.

    The Housing Indices have generally increased since 1996.

                                                  NATIONWIDE     HALIFAX HOUSE
                                                     HOUSE           PRICE
                            RETAIL PRICE INDEX    PRICE INDEX        INDEX
                           -------------------  ---------------  ---------------
                                      % ANNUAL         % ANNUAL         % ANNUAL
QUARTER                        INDEX   CHANGE1  INDEX   CHANGE1  INDEX   CHANGE1
-------------------------  ---------  --------  -----  --------  -----  --------
March 1981...............       72.0      11.9   47.3       4.5     NA        NA
June 1981................       75.0      10.7   48.1       3.2     NA        NA
September 1981...........       76.3      10.8   48.3       2.5     NA        NA
December 1981............       78.3      11.4   47.5       1.3     NA        NA
March 1982...............       79.4       9.8   48.2       1.9     NA        NA
June 1982................       81.9       8.8   49.2       2.3     NA        NA
September 1982...........       81.9       7.0   49.8       3.1     NA        NA
December 1982............       82.5       5.3   51.0       7.1     NA        NA
March 1983...............       83.1       4.5   52.5       8.5   97.1        NA
June 1983................       84.8       3.6   54.6      10.4   99.4        NA
September 1983...........       86.1       5.0   56.2      12.1  101.5        NA
December 1983............       86.9       5.2   57.1      11.3  102.3        NA
March 1984...............       87.5       5.1   59.2      12.0  104.1       7.0
June 1984................       89.2       5.0   61.5      11.9  106.0       6.4
September 1984...........       90.1       4.6   62.3      10.3  108.4       6.6
December 1984............       90.9       4.5   64.9      12.8  111.0       8.2
March 1985...............       92.8       5.9   66.2      11.2  113.5       8.6
June 1985................       95.4       6.7   68.2      10.3  115.4       8.5
September 1985...........       95.4       5.7   69.2      10.5  116.8       7.5
December 1985............       96.1       5.5   70.7       8.6  120.6       8.3
March 1986...............       96.7       4.1   71.1       7.1  124.0       8.8
June 1986................       97.8       2.5   73.8       7.9  128.1      10.4
September 1986...........       98.3       2.9   76.3       9.8  132.2      12.4
December 1986............       99.6       3.6   79.0      11.1  136.8      12.6
March 1987...............      100.6       3.9   81.6      13.8  142.3      13.8
June 1987................      101.9       4.1   85.8      15.1  146.7      13.6
September 1987...........      102.4       4.1   88.6      15.0  151.5      13.6
December 1987............      103.3       3.6   88.5      11.4  158.0      14.4
March 1988...............      104.1       3.4   90.0       9.8  167.0      16.0
June 1988................      106.6       4.5   97.6      12.9  179.4      20.1
September 1988...........      108.4       5.7  108.4      20.2  197.4      26.5
December 1988............      110.3       6.6  114.2      25.5  211.8      29.3
March 1989...............      112.3       7.6  118.8      27.8  220.7      27.9
June 1989................      115.4       7.9  124.2      24.1  226.1      23.1
September 1989...........      116.6       7.3  125.2      14.4  225.5      13.3
December 1989............      118.8       7.4  122.7       7.2  222.5       4.9
March 1990...............      121.4       7.8  118.9       0.1  223.7       1.3
June 1990................      126.7       9.3  117.7      (5.4) 223.3      (1.2)
September 1990...........      129.3      10.3  114.2      (9.2) 222.7      (1.2)
December 1990............      129.9       8.9  109.6     (11.3) 223.0       0.2
March 1991...............      131.4       7.9  108.8      (8.9) 223.1      (0.3)
June 1991................      134.1       5.7  110.6      (6.2) 221.9      (0.6)
September 1991...........      134.6       4.0  109.5      (4.2) 219.5      (1.4)
December 1991............      135.7       4.4  107.0      (2.4) 217.7      (2.4)
March 1992...............      136.7       3.9  104.1      (4.4) 213.2      (4.5)
June 1992................      139.3       3.8  105.1      (5.1) 208.8      (6.1)
September 1992...........      139.4       3.5  104.2      (5.0) 206.9      (5.9)
December 1992............      139.2       2.5  100.1      (6.7) 199.5      (8.7)
March 1993...............      139.3       1.9  100.0      (4.0) 199.6      (6.6)

                                      117



                                                  NATIONWIDE     HALIFAX HOUSE
                                                     HOUSE            PRICE
                            RETAIL PRICE INDEX    PRICE INDEX         INDEX
                           -------------------  ---------------  ---------------
                                      % ANNUAL         % ANNUAL         % ANNUAL
QUARTER                        INDEX   CHANGE1  INDEX   CHANGE1  INDEX   CHANGE1
-------------------------  ---------  --------  -----  --------  -----  --------
June 1993................      141.0       1.2  103.6      (1.4) 201.7      (3.5)
September 1993...........      141.9       1.8  103.2      (1.0) 202.6      (2.1)
December 1993............      141.9       1.9  101.8       1.7  203.5       2.0
March 1994...............      142.5       2.3  102.4       2.4  204.6       2.5
June 1994................      144.7       2.6  102.5      (1.1) 202.9       0.6
September 1994...........      145.0       2.2  103.2       0.0  202.7       0.0
December 1994............      146.0       2.8  104.0       2.1  201.9      (0.8)
March 1995...............      147.5       3.4  101.9      (0.5) 201.8      (1.4)
June 1995................      149.8       3.5  103.0       0.5  199.3      (1.8)
September 1995...........      150.6       3.8  102.4      (0.8) 197.8      (2.4)
December 1995............      150.7       3.2  101.6      (2.3) 199.2      (1.3)
March 1996...............      151.5       2.7  102.5       0.6  202.1       0.1
June 1996................      153.0       2.1  105.8       2.7  206.7       3.6
September 1996...........      153.8       2.1  107.7       5.0  208.8       5.4
December 1996............      154.4       2.4  110.1       8.0  213.9       7.1
March 1997...............      155.4       2.5  111.3       8.3  216.7       7.0
June 1997................      157.5       2.9  116.5       9.6  220.2       6.3
September 1997...........      159.3       3.5  121.2      11.8  222.6       6.4
December 1997............      160.0       3.6  123.3      11.4  225.4       5.2
March 1998...............      160.8       3.4  125.5      12.0  228.4       5.3
September 1998...........      164.4       3.2  132.4       8.8  234.8       5.3
June 1998................      163.4       3.7  130.1      11.0  232.1       5.3
December 1998............      164.4       2.7  132.3       7.0  237.2       5.1
March 1999...............      164.1       2.0  134.6       7.0  238.6       4.4
June 1999................      165.6       1.3  139.7       7.1  245.5       5.6
September 1999...........      166.2       1.1  144.4       8.6  255.5       8.4
December 1999............      167.3       1.7  148.9      11.8  264.1      10.7
March 2000...............      168.4       2.6  155.0      14.1  273.1      13.5
June 2000................      171.1       3.3  162.0      14.8  272.8      10.5
September 2000...........      171.7       3.3  161.5      11.2  275.9       7.7
December 2000............      172.2       2.9  162.8       8.9  278.6       5.3
March 2001...............      172.2       2.2  167.5       7.8  281.7       3.1
June 2001................      174.4       1.9  174.8       7.6  293.2       7.2
September 2001...........      174.6       1.7  181.6      11.7  302.4       9.2
December 2001............      173.4       0.7  184.6      12.6  312.1      11.4
March 2002...............      174.5       1.3  190.2      12.7  329.1      15.6
June 2002................      176.2       1.0  206.5      16.7  343.8      15.9
September 2002...........      177.6       1.7  221.1      19.7  365.8      19.0
December 2002............      178.5       2.9  231.3      22.6  394.0      23.4
March 2003...............      179.2       3.0  239.3      25.8  405.6      23.9
June 2003................      181.3       3.0  250.1      21.1  419.8      22.1
September 2003...........      181.8       2.9  258.9      17.1  435.3      18.9
December 2003............      182.9       2.6  267.1      15.5  452.2      15.3



----------
Source: Datastream, Nationwide Building Society and Halifax Plc, respectively. "NA" indicates that the relevant figure is not available.

1 The percentage annual change is calculated in accordance with the following formula:

  In (x/y) where "x" is equal to the current quarter's index value and "y" is equal to the index value of the previous year's corresponding quarter.

    All information contained in this prospectus in respect of the Nationwide House Price Index has been reproduced from information published by Nationwide Building Society. All information contained in this prospectus in respect of the Halifax House Price Index has been reproduced from information published by Halifax plc.

The issuer has not participated in the preparation of that information nor made any enquiry with respect to that information. Neither the issuer nor Nationwide Building Society nor Halifax plc makes any representation as to the accuracy of the information or has any liability whatsoever to you in connection with that information. Anyone relying on the information does so at their own risk.

                                  THE SERVICER




THE SERVICER

    Under the servicing agreement, Abbey has been appointed as the initial servicer of the loans. The day-to-day servicing of the loans is performed by the servicer through the servicer's retail branches, telephone and electronic banking centres and operations centres which are subject to the joint venture arrangements described in "THE SERVICING AGREEMENT -- ACTUAL DELEGATION BY THE SERVICER TO JOINT VENTURE WITH EDS". The servicer's registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN.

    This section describes the servicer's procedures in relation to mortgage loans generally. A description of the servicer's obligation under the servicing agreement follows in the next section.

    Abbey is continually reviewing the way in which it conducts its mortgage loan servicing business in order to ensure that it remains up-to-date and cost effective in a competitive market, and the servicer may therefore change any of its servicing processes and arrangements from time to time. However, Abbey will retain exclusive control over the underwriting policies and lending criteria and will agree the servicing standards to be applied in the course of servicing mortgage loans. It will also seek to ensure that any changes to its servicing arrangements are made with the minimum level of business interruption.


SERVICING OF LOANS

    Servicing procedures include responding to customer enquiries, monitoring compliance with and servicing the loan features and facilities applicable to the loans and management of loans in arrears. See "THE SERVICING AGREEMENT".

    Pursuant to the terms and conditions of the loans, borrowers must pay the monthly amount required under the terms and conditions of the loans on or before each monthly instalment due date. Interest accrues in accordance with the terms and conditions of each loan and is collected from borrowers monthly.

    In the case of variable rate loans, the servicer sets the mortgages trustee SVR and any variable margin applicable to any tracker loan on behalf of the mortgages trustee and the beneficiaries, except in the limited circumstances as set out in the servicing agreement. In the case of some loans that are not payable at the mortgages trustee SVR, for example loans at a fixed rate, the borrower will continue to pay interest at the relevant fixed rate until the relevant period ends in accordance with the borrower's offer conditions. After that period ends, and unless the servicer offers, and the borrower accepts, another option with an incentive, interest will be payable at the mortgages trustee SVR. In addition, some other types of loans are payable or may change so as to become payable by reference to other rates not under the control of the servicer such as LIBOR or rates set by the Bank of England, which rates may also include a fixed or variable rate margin set by the servicer.

    The servicer will take all steps necessary under the mortgage terms to notify borrowers of any change in the interest rates applicable to the loans, whether due to a change in the mortgages trustee SVR or any variable margin or as a consequence of any provisions of those terms.

    Payments of interest and, in the case of repayment loans, principal, are payable in arrear monthly. The servicer is responsible for ensuring that all payments are made by the relevant borrower either directly to the mortgages trustee GIC account held in the name of the mortgages trustee or to the relevant alternative account or cleared through the relevant Abbey account and credited to the mortgages trustee GIC account, as appropriate. All payments from borrowers are made by direct debits unless the servicer has specifically agreed to another form of payment with that borrower. The servicer initially credits the mortgages trustee GIC account and the alternative accounts with the full amount of the direct debit requests. However, a few days after the due date for payment the unpaid direct debits begin to be returned, at which time the servicer is permitted to reclaim from the mortgages trustee GIC account or the relevant alternative account, as appropriate, the corresponding amounts previously credited. In these circumstances the usual arrears procedures described in " -- ARREARS AND DEFAULT PROCEDURES" will be taken.

    All amounts which are credited and paid to an alternative account are transferred into the mortgages trustee GIC account on a regular basis and in any event no later than the next business day after they are deposited in the relevant alternative account. Any amounts which are due to be paid to the mortgages trustee GIC account but which are credited in error to an account of the seller will initially be held on trust by the seller for the mortgages trustee. The seller will then transfer those amounts to the mortgages trustee GIC account as soon as reasonably practicable.


ARREARS AND DEFAULT PROCEDURES

    The servicer regularly gives to the mortgages trustee and the beneficiaries written details of loans that are in arrears. A loan is identified as being "IN ARREARS" when the aggregate of all amounts overdue is at least equal to the monthly payment then due. In general, the servicer attempts to collect all payments due under or in connection with the loans, having regard to the circumstances of the borrower in each case.

    The arrears are reported between 10 and 21 days after the amount has been identified unless the arrears have been reduced in the meantime to an amount less than the monthly payment then due. After the arrears are first reported the borrower is contacted and asked for payment of the arrears. The servicer then continues to contact the borrower asking for payment of the arrears.

    Where considered appropriate, the servicer may enter into arrangements with the borrower regarding the arrears, including:


       * arrangements to make each monthly payment as it falls due plus an additional amount to pay the arrears over a period of time;

       * arrangements to pay only a portion of each monthly payment as it falls due; and

       * a deferment for a period of time of all payments, including interest and principal or parts of any of them.


    Any arrangements may be varied from time to time at the discretion of the servicer, the primary aim being to rehabilitate the borrower and recover the situation.

    Legal proceedings do not usually commence until the arrears become equivalent to at least three times the monthly payment then due. However, in many cases legal proceedings may commence later than this. Once legal proceedings have commenced, the servicer may send further letters to the borrower encouraging the borrower to enter into discussions to pay the arrears. The servicer may still enter into an arrangement with a borrower at any time prior to a court hearing, or it may adjourn a court hearing. If a court order is made for payment and the borrower subsequently defaults in making the payment, then the servicer may take action as it considers appropriate, including entering into an arrangement with the borrower. If the servicer applies to the court for an order for possession, the court has discretion as to whether it will grant the order.

    The servicer has discretion to deviate from these procedures. In particular, the servicer may deviate from these procedures where a borrower suffers from a mental or physical infirmity, is deceased or where the borrower is otherwise prevented from making payment due to causes beyond the borrower's control. This is the case for both sole and joint borrowers.

    After possession, the servicer may take action as it considers appropriate, including to:


       * secure, maintain or protect the property and put it into a suitable condition for sale;

       * create (other than in Scotland) any estate or interest on the property, including a leasehold;

       * dispose of the property (in whole or in parts) or of any interest in the property, by auction, private sale or otherwise, for a price it considers appropriate; and

       *     let the property for any period of time.


    The servicer has discretion as to the timing of any of these actions, including whether to postpone the action for any period of time. The servicer may also carry out works on the property as it considers appropriate, including the demolition of the whole or any part of it.

    It should also be noted that the servicer's ability to exercise its power of sale in respect of the property is dependent upon mandatory legal restrictions as to notice requirements. In addition, there may be factors outside the control of the servicer, such as whether the borrower contests the sale and the market conditions at the time of sale, that may affect the length of time between the decision of the servicer to exercise its power of sale and final completion of the sale.


    The net proceeds of sale of the property are applied against the sums owed by the borrower to the extent necessary to discharge the mortgage including any accumulated fees and interest. At this point the account is closed. However, the borrower is still liable for the deficit left over after the property is sold. The servicer attempts to recover as much of this deficit as possible from the borrower.


    These arrears and security enforcement procedures may change over time as a result of a change in the servicer's business practices or legislative and regulatory changes.


ARREARS EXPERIENCE


    The following table summarises loans in arrears and repossession experience for loans serviced by Abbey, including the loans that are contained in the trust property. The table includes mortgage assets which were not originated by Abbey, but which were acquired by Abbey after their origination. These mortgages are administered in accordance with Abbey's policies, but do not form any part of the assets sold, or to be sold, to the mortgages trustee. For arrears and repossession experience specific to the portfolio during the period 9th January, 2004 to 9th February, 2004, see Annex A.



                                                                  AS AT 31ST DECEMBER
                                         --------------------------------------------------------------------
                                             1997      1998      1999      2000      2001      2002      2003
                                         --------  --------  --------  --------  --------  --------  --------
OUTSTANDING BALANCE ([GBP] BILLIONS)...     55.12     56.22     58.55     61.24     66.40     75.59     84.70
Number of Loans Outstanding (thousands)  1,488.21  1,459.40  1,435.55  1,414.67  1,401.59  1,392.60  1,381.12
OUTSTANDING BALANCE OF LOANS IN ARREARS
([GBP] MILLIONS)
30-59 days.............................    918.07  1,438.02  1,099.60  1,100.76    902.54    816.65    794.63
60-89 days.............................    365.65    600.58    453.49    504.00    412.75    366.70    297.60
90-119 days............................    223.27    347.02    269.86    265.32    247.09    210.10    148.57
120 or more days.......................    801.31  1,373.22    973.51    746.90    650.72    438.30    276.56
TOTAL OUTSTANDING BALANCE OF LOANS IN
ARREARS ([GBP] MILLIONS)...............  2,308.31  3,758.83  2,796.46  2,616.98  2,213.10  1,831.75  1,517.35
TOTAL NUMBER OF LOANS IN ARREARS
(THOUSANDS)
30-59 days.............................     34.94     38.25     26.45     25.01     19.64     17.04     14.56
60-89 days.............................      8.72     14.58     10.68     11.26      9.15      7.75      5.68
90-119 days............................     10.40      9.40      6.27      5.91      5.28      4.39      2.90
120 or more days.......................     20.57     27.22     22.00     16.50     13.90      9.13      5.32
TOTAL NUMBER OF LOANS IN ARREARS
(THOUSANDS)............................     74.63     89.44     65.40     58.68     47.97     38.32     28.46




                                                                   AS AT 31ST DECEMBER
                                         --------------------------------------------------------------------
                                             1997      1998      1999      2000      2001      2002      2003
                                         --------  --------  --------  --------  --------  --------  --------
PERCENTAGE OF PROPERTIES
REPOSSESSED*...........................     0.36%     0.36%     0.41%     0.36%     0.28%     0.19%     0.12%
AMOUNT OF LOAN LOSSES
([GBP] MILLIONS).......................    107.77     55.04     41.78     35.66     21.50     11.02      5.70
LOAN LOSSES AS % OF TOTAL
OUTSTANDING BALANCE AT YEAR END........     0.20%     0.10%     0.07%     0.06%     0.03%     0.02%     0.01%



----------
* Number of properties taken into possession during the period as a percentage of number of accounts outstanding at the end of the period.

   Repossessions expresses the number of properties taken into possession during the applicable period, as a percentage of the number of loans outstanding at the end of the period. As at 31st December, 2003 over 97 per cent. of the loans reflected in the table were originated by Abbey and there is no material difference in the arrears experience of loans originated by Abbey and loans reflected in the table. Although a due diligence review was carried out by, or on behalf of, Abbey in relation to the loans that were not originated by Abbey, Abbey did not re-underwrite those loans.


    There can be no assurance that the arrears and repossession experience with respect to the loans comprising the trust property will correspond to the experience of Abbey's overall loan portfolio as set forth in the foregoing table. The statistics in the preceding table represent only the arrears and repossession experience for the periods presented, whereas the arrears and repossession experience on the loans in the trust property depends on results obtained over the life of the loans in the trust property. The foregoing statistics include loans with a variety of payment and other characteristics that may not correspond to those of the loans in the trust property. Moreover, if the property market experiences an overall decline in property values so that the value of the properties in the trust property falls below the principal balances of the loans comprising the overall pool, the actual rates of arrears and repossessions could be significantly higher than those previously experienced by Abbey. In addition, other adverse economic conditions, whether or not they affect property values, may nonetheless affect the timely payment by borrowers of principal and interest and, accordingly, the rates of arrears, repossessions and losses with respect to the loans in the trust property. Noteholders should observe that the United Kingdom experienced relatively low and stable interest rates during the periods covered in the preceding table. If interest rates were to rise, it is likely that the rate of arrears and repossessions likewise would rise.

    Abbey's level of mortgage arrears has been on a downward trend since the recession in the UK in the early nineties. Between June 1996 and June 1998, interest rate increases, with the reduction of benefits offered by the mortgage interest relief at source, levelled off this trend. However, the centralisation of operational responsibility for arrears, a healthy economic climate and interest rate reductions saw arrears fall by 25 per cent. in 1999, by 10.3 per cent. during 2000, by 18.3 per cent. during 2001, by 20.1 per cent. during 2002 and by 25.7 per cent. during 2003.


    In the late 1980s house prices in the U.K. rose substantially faster than inflation as housing turnover increased to record levels. This was a time when the economy grew rapidly, which led to falling unemployment and relatively high rates of real income growth. These fed into higher demand for housing and house prices rose rapidly, with annual house price inflation reaching 33 per cent. in the fourth quarter of 1988. Demand was further increased by changes in taxation legislation with regard to tax relief on mortgage payments in 1988. When monetary policy was tightened subsequently (in terms of both "locking in" sterling to the European Exchange Rate Mechanism and higher interest rates to combat rising inflation), the pace of economic activity first slowed and then turned into recession. Rising unemployment in the U.K. (from 1.6 million in mid 1990 to just under 3 million in early 1993) combined with base rates that rose to 15 per cent. led to a fall in housing demand and increased default rates and repossessions. The ability of borrowers to refinance was limited as house prices began to fall and many were in a position of negative equity (borrowings greater than the resale value of the property).



    Rising house prices since the mid 1990s have indirectly contributed to the improved arrears situation by enabling borrowers to sell at a profit if they encounter financial hardship. In the past few years, annual house price inflation has been strong and is expected to moderate. In the current economic environment, it is expected that arrears levels will remain stable in the short term.



    Abbey regularly reviews its lending policies in the light of prevailing market conditions and reviews its actions so as to mitigate possible problems. The performance of Abbey's new mortgage business and the arrears profiles are monitored monthly against various triggers. Whenever a trigger is exceeded, the reason is reviewed and acted upon. Over the last few years arrears management has been centralised and the main collection platform has helped achieve the favourable arrears trend. Collections scoring has been introduced to further increase the targeting of customers in arrears, in order to optimise collections performance.

                             THE SERVICING AGREEMENT

    The following section contains a summary of the material terms of the servicing agreement. The summary does not purport to be complete and is subject to the provisions of the servicing agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


INTRODUCTION

    On 26th July, 2000, Abbey was appointed by the mortgages trustee, Funding and the seller under the servicing agreement to be their agent to service the loans and their related security and the security trustee consented to the appointment. Abbey has undertaken that in its role as servicer it will comply with any proper directions and instructions that the mortgages trustee, Funding, the seller or the security trustee may from time to time give to Abbey in accordance with the provisions of the servicing agreement. The servicer is required to administer the loans in the following manner:


       *     in accordance with the servicing agreement; and

       * as if the loans and mortgages had not been assigned to the mortgages trustee but remained with the seller, and in accordance with the seller's procedures and administration and enforcement policies as they apply to those loans from time to time.


    The servicer's actions in servicing the loans in accordance with its procedures are binding on the mortgages trustee. The servicer may, in some circumstances, delegate or sub-contract some or all of its responsibilities and obligations under the servicing agreement. However, the servicer remains liable at all times for servicing the loans and for the acts or omissions of any delegate or sub-contractor. The servicer has delegated some of its responsibilities and obligations under the servicing agreement as described in "-- ACTUAL DELEGATION BY THE SERVICER TO JOINT VENTURE WITH EDS".


POWERS

    Subject to the guidelines for servicing set forth in the preceding section, the servicer has the power, among other things:


       * to exercise the rights, powers and discretions of the mortgages trustee, the seller and Funding in relation to the loans and their related security and to perform their duties in relation to the loans and their related security; and

       * to do or cause to be done any and all other things which it reasonably considers necessary or convenient or incidental to the administration of the loans and their related security or the exercise of such rights, powers and discretions.



UNDERTAKINGS BY THE SERVICER

    The servicer has undertaken, among other things, the following:

      (A) To maintain approvals, authorisations, consents, and licences required in order to properly service the loans and their related security and to perform or comply with its obligations under the servicing agreement.

      (B) To determine and set the mortgages trustee SVR and any variable margin applicable in relation to any tracker loan in relation to the loans (including the relevant tracker loans) comprising the trust property except in the limited circumstances described in this paragraph (B) when the mortgages trustee will be entitled to do so. It will not at any time, without the prior consent of the mortgages trustee, Funding and the security trustee, set or maintain:

            (i) the mortgages trustee SVR at a rate which is higher than (although it may be lower than) the then prevailing Abbey SVR which applies to loans beneficially owned by the seller outside the mortgages trust;

            (ii) a margin in respect of any tracker loan which, where the offer conditions for that loan provide that the margin shall be the same as the margin applicable to all other loans having the same offer conditions in relation to interest rate setting, is higher than the margin then applying to those loans beneficially owned by the seller outside the mortgages trust; and

            (iii) a margin in respect of any other  tracker loan which is higher than the margin which would then be set in accordance with the seller's policy from time to time in relation to that loan.

            In particular, the servicer will determine on each interest payment date, having regard to:

            (a) the income which Funding would expect to receive during the next succeeding interest period;

            (b) the mortgages trustee SVR, any variable margins applicable in relation to any tracker loans and the variable mortgage rates in respect of the loans which the servicer proposes to set under the servicing agreement; and

            (c) the other resources available to Funding including the Funding swap agreement and the reserve funds,

            whether Funding would receive an amount of income during that loan interest period which is less than the amount which is the aggregate of (1) the amount of interest which will be payable in respect of all term AAA advances on the interest payment date falling at the end of that loan interest period and (2) the other senior expenses of Funding ranking in priority to interest due on all those term AAA advances. If the servicer determines that there will be a shortfall in the foregoing amounts, it will give written notice to the mortgages trustee, Funding and the security trustee, within one London business day, of the amount of the shortfall and the SVR and any variable margins applicable in relation to any tracker loans which would, in the servicer's opinion, need to be set in order for no shortfall to arise, having regard to the date(s) on which the change to the SVR and any variable margins would take effect and at all times acting in accordance with the standards of a reasonable, prudent mortgage lender as regards the competing interests of borrowers with SVR loans and borrowers with tracker loans. If the mortgages trustee, Funding and the security trustee notify the servicer that, having regard to the obligations of Funding, the SVR and/or any variable margins should be increased, the servicer will take all steps which are necessary to increase the SVR and/or any variable margins including publishing any notice which is required in accordance with the mortgage terms.

            The mortgages trustee and/or Funding and the security trustee may terminate the authority of the servicer to determine and set the mortgages trustee SVR and any variable margins on the occurrence of a "SERVICER TERMINATION EVENT" as defined under "-- REMOVAL OR RESIGNATION OF THE SERVICER", in which case the mortgages trustee will set the mortgages trustee SVR and any variable margins itself in accordance with this paragraph (B) and Abbey will have the right to make representations to the mortgages trustee with respect to changes to the variable margin.

      (C) To the extent so required by the relevant mortgage terms and applicable law, to notify borrowers of any change in interest rates, whether due to a change in the mortgages trustee SVR, the margin applicable to any tracker loan or as a consequence of any provisions of the mortgage conditions or the offer conditions. It will also notify the mortgages trustee, the security trustee and the beneficiaries of any change in the mortgages trustee SVR.

      (D) To execute all documents on behalf of the mortgages trustee, the seller and Funding which are necessary or desirable for the efficient provision of services under the servicing agreement.

      (E) To keep records and accounts on behalf of the mortgages trustee in relation to the loans.

      (F) To keep the customer files and (if applicable) title deeds in safe custody and maintain records necessary to enforce each mortgage. It will ensure that (if applicable) each title deed is capable of identification and retrieval and that each title deed is distinguishable from information held by the servicer for other persons. If the servicer's short-term, unsecured, unsubordinated and unguaranteed debt is rated less than A-1 by Standard & Poor's, P-1 by Moody's and F1 by Fitch, it will use reasonable endeavours to ensure the customer files and (if applicable) title deeds are located separately from customer files and any title deeds which relate to loans held outside the trust property.



      (G) To provide the mortgages trustee, Funding and the security trustee with access to records relating to the administration of the loans and mortgages and (if applicable) the title deeds.


      (H) To make available to beneficial owners of the issuer notes, who have provided the beneficial ownership certification as described in the servicing agreement, on a monthly basis a report containing information about the loans in the mortgages trust.

      (I) To assist the cash manager in the preparation of a quarterly report substantially in the form set out in the cash management agreement on, among other things, arrears.

      (J) To take all reasonable steps, in accordance with the usual procedures undertaken by a reasonable, prudent mortgage lender, to recover all sums due to the mortgages trustee, including instituting proceedings and enforcing any relevant loan or mortgage.

      (K) To enforce any loan which is in default in accordance with its enforcement procedures or, to the extent that the enforcement procedures are not applicable having regard to the nature of the default in question, with the usual procedures undertaken by a reasonable, prudent mortgage lender on behalf of the mortgages trustee.

      (L) To not knowingly fail to comply with any legal requirements in the performance of its obligations under the servicing agreement.

      (M) To ensure that at all times the loans (including the flexible loans) comply with the terms of the CCA (to the extent that such loans are regulated by that Act).

    The requirement for any action to be taken according to the standards of a "REASONABLE, PRUDENT MORTGAGE LENDER" is as defined in the glossary and shall be satisfied by the servicer taking the relevant action in accordance with the seller's policy from time to time.


COMPENSATION OF THE SERVICER


    The servicer receives a fee for servicing the loans. The mortgages trustee pays to the servicer a servicing fee of 0.12 per cent. per annum on the aggregate outstanding amount of the Funding share of the trust property as of the preceding interest payment date. The fee is payable in arrear on each distribution date only to the extent that the mortgages trustee has sufficient funds to pay it. Any unpaid balance will be carried forward until the next distribution date and, if not paid earlier, will be payable on the final repayment date of the previous intercompany loans, the issuer intercompany loan and all new intercompany loans or on their earlier repayment in full by Funding.



REMOVAL OR RESIGNATION OF THE SERVICER

    The mortgages trustee and/or Funding and the security trustee may, upon written notice to the servicer, terminate the servicer's rights and obligations immediately if any of the following events (each a "SERVICER TERMINATION EVENT") occurs:


       * the servicer defaults in the payment of any amount due and fails to remedy that default for a period of three London business days after becoming aware of the default;

       * the servicer fails to comply with any of its other material obligations under the servicing agreement which in the opinion of the security trustee is materially prejudicial to noteholders of the previous issuers, the issuer or any new issuers, respectively and does not remedy that failure within 20 days after becoming aware of the failure;

       * an insolvency event (as defined in the glossary) occurs in relation to the servicer; or

       * neither the servicer nor a wholly owned subsidiary of the servicer is servicing the loans pursuant to the servicing agreement.


    Subject to the fulfilment of a number of conditions, the servicer may voluntarily resign by giving not less than 12 months' notice to the mortgages trustee and the beneficiaries, provided that a substitute servicer has been appointed. The substitute servicer is required to have a management team which has experience of administering mortgages in the United Kingdom and to enter into a servicing agreement with the mortgages trustee, Funding and the security trustee substantially on the same terms as the relevant provisions of the servicing agreement. It is a further condition precedent to the resignation of the servicer that the current ratings of the issuer notes are not adversely affected as a result of the resignation, unless the relevant classes of noteholders otherwise agree by an extraordinary resolution.


    If the appointment of the servicer is terminated, the servicer must deliver the customer files relating to the loans and (if applicable) title deeds to, or at the direction of, the mortgages trustee. The servicing agreement will terminate when Funding no longer has an interest in the trust property.



RIGHT OF DELEGATION BY THE SERVICER

    The servicer may sub-contract or delegate the performance of its duties under the servicing agreement, provided that it meets particular conditions, including that:


       * Funding and the security trustee consent to the proposed sub-contracting or delegation; and

       * Funding and the security trustee have no liability for any costs, charges or expenses in relation to the proposed sub-contracting or delegation.


    The consent of Funding and the security trustee referred to here will not be required in respect of any delegation to a wholly owned subsidiary of Abbey from time to time or to persons such as receivers, lawyers or other relevant professionals.

    If the servicer sub-contracts or delegates the performance of its duties, it will nevertheless remain responsible for the performance of those duties to Funding, the mortgages trustee and the security trustee and, in particular, will remain liable at all times for servicing the loans and for the acts or omissions of any delegate or subcontractor.


ACTUAL DELEGATION BY THE SERVICER TO JOINT VENTURE WITH EDS

    The seller and Electronic Data Systems Limited ("EDS") established on 2nd May, 2001 a joint venture arrangement involving two companies: Abbey National Credit and Payment Services Limited ("ANCAPS") and EDS Credit Services Limited ("ECSL"). The joint venture provides the seller with loan administration services previously performed by the servicer itself. The seller entered into this arrangement to generate efficiencies as a result of the utilisation of more integrated lending systems.

    The seller owns 51 per cent. of the voting rights in ANCAPS and EDS owns 49 per cent. The seller holds 100 per cent. of the shares that are entitled to dividends. The seller owns 25.02 per cent. of the voting rights in ECSL and EDS owns 74.98 per cent. EDS holds 100 per cent. of the shares that are entitled to dividends. ANCAPS's registered address is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN and ECSL's registered address is at Wavendon Tower, Wavendon, Milton Keynes, Buckinghamshire MK17 8LX. Both companies are engaged in the purposes of the joint venture. The joint venture is staffed mainly by former loan administration personnel of the servicer. The systems used by it include systems provided by the seller.

    In accordance with the terms of the servicing agreement, the servicer has, with the consent of the mortgages trustee and Funding, delegated to the joint venture the provision of certain services to the mortgages trustee, Funding and the seller. However, the servicer remains liable to the mortgages trustee, Funding and the seller for its obligations (whether performed by it or by the joint venture) under the servicing agreement.

From the time when the seller agrees in principle to make a mortgage offer to a borrower, the joint venture will provide services in connection with the issue and procuring of the offer and the subsequent administration of the loan. Some services will involve the joint venture dealing directly with the borrower. Other services relate to the processing and administering of the loan and the storing of documents relating to the loan.

    The joint venture arrangement does not affect the underwriting procedure described in "THE LOANS -- CHARACTERISTICS OF THE LOANS -- UNDERWRITING" and the joint venture services do not include managing of arrears, or enforcement and handling of relevant insurance claims, both of which remain with the seller.

    Electronic Data Systems Corporation has given the seller an unconditional and irrevocable guarantee of the joint venture's performance and payment obligations under the joint venture services agreements and related joint venture transaction documents.

    If ANCAPS performs services in a manner which would result or may result in the servicer breaching its obligations under the servicing agreement, the servicer has the right under the joint venture arrangements to take over the direction, supervision and provision of those services. ANCAPS must provide the servicer with all necessary information, access, facilities and assistance necessary for the servicer to exercise those rights.

    Upon termination of the joint venture, the seller must transfer to EDS its shares in ANCAPS and ECSL and ANCAPS must (subject to stated exceptions) transfer to the seller those staff who are mainly engaged in providing services to the seller. The termination provisions also provide (a) for the seller to be granted (subject to a number of exceptions) a perpetual, royalty-free licence to use any intellectual property rights owned by ECSL which are required for the provision of equivalent services to the seller and (b) for ANCAPS to use reasonable endeavours to procure novations to the seller of all contracts between (i) the joint venture or the EDS group of companies and (ii) third parties which are required solely for the provision of equivalent services to the seller.

    If any contract between the joint venture and a third party relates to services provided to the seller and to others, upon termination ANCAPS must use reasonable endeavours to procure the grant of a sub-licence or partial assignment to the seller of that contract, if possible, or otherwise consent to the seller entering into a new contract with that third party. All hardware exclusively used for providing services to the seller shall, if required by the seller, be transferred to it.

    For a period of up to six months after the termination of the joint venture, EDS must give the seller such assistance as the seller reasonably requires to achieve a successful transfer of the services. Following the termination of the joint venture, and in the absence of any further delegation or subcontracting of the services provided by the joint venture to the seller, Abbey would resume the performance of such services.

    The joint venture agreement has an initial term of 10 years, with a provision for a mutual right to require good faith negotiations to a variation in the terms of the joint venture, including extension for a further period. As mentioned above, Abbey is continually reviewing all aspects of its mortgage loan servicing business to ensure that it remains uptodate and cost effective in a competitive market.


LIABILITY OF THE SERVICER

    The servicer will indemnify the mortgages trustee and the beneficiaries against all losses, liabilities, claims, expenses or damages incurred as a result of negligence or wilful default by the servicer in carrying out its functions or as a result of a breach of the terms of the servicing agreement. If the servicer does breach the terms of the servicing agreement and thereby causes loss to the beneficiaries, then the seller share of the trust property will be reduced by an amount equal to the loss.


GOVERNING LAW

    The servicing agreement is governed by English law.

               ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY

    The following section contains a summary of the material terms of the mortgage sale agreement. The summary does not purport to be complete and is subject to the provisions of the mortgage sale agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


INTRODUCTION


    Loans and their related security have been, and will continue to be, assigned to the mortgages trustee pursuant to the terms of a mortgage sale agreement which was originally entered into on 26th July, 2000 between the seller, the mortgages trustee, the security trustee and Funding, amended on 29th November, 2000 and amended and restated on 23rd May, 2001, 5th July, 2001, 8th November, 2001, 7th November, 2002, 26th March, 2003 and on the closing date. The mortgage sale agreement has six primary functions:

       *     it provides for the sale of loans;

       * it sets out the circumstances under which new loans can be added to the mortgages trust;

       * it provides for the equitable and (in certain circumstances) legal assignment of the loans to the mortgages trustee;

       *     it sets out the representations and warranties given by the seller;

       * it provides for the repurchase of mortgage accounts and related security which have loans (1) which are subject to a product switch or (2) in respect of which a further advance is made or (3) which cause the seller to be in breach of any of its warranties in respect of the loans; and

       * it provides for drawings in respect of flexible loans contained in the trust property.



ASSIGNMENT OF THE CURRENT PORTFOLIO OF LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE


    Under the mortgage sale agreement, on 26th July, 2000 the seller transferred by way of equitable assignment to the mortgages trustee its interest in a portfolio of loans, together with all of the related security to those loans. Further assignments of loans took place on subsequent distribution dates. In addition, the seller will assign a portfolio of new loans and their related security to the mortgages trustee on or before the closing date. Full legal assignment of the loans will be deferred until a later date, as described under "-- LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE". On the closing date, the consideration paid to the seller will have consisted of:

       * the sum of [GBP]2,256,000,000 paid by Funding on 26th July, 2000 pursuant to the terms of the mortgage sale agreement (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 1) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       * the sum of [GBP]2,404,516,000 paid by Funding on 29th November, 2000 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 2) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       * the sum of [GBP]2,167,000,000 paid by Funding on 23rd May, 2001 pursuant to the terms of the mortgage sale agreement (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 3) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       * the sum of [GBP]2,667,000,000 paid by Funding on 5th July, 2001 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 4) PLC and a covenant by Funding to pay, at a later date, the deferred consideration;

       * the sum of [GBP]2,479,000,000 paid by Funding on 8th November, 2001 pursuant to the terms of the mortgage sale agreement (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 5) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       * the sum of [GBP]3,999,221,000 paid by Funding on 7th November, 2002 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 6) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;



       * the sum of [GBP]2,403,500,000 paid by Funding on 26th March, 2003 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 7) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       * the sum of [GBP][__] paid by Funding on the closing date pursuant to the terms of the mortgages trust deed (from the proceeds of the issuer intercompany loan) and a covenant by Funding to pay, at a later date, the deferred consideration; and

       * the promise by the mortgages trustee to hold the trust property on trust for the seller (as to the seller share) and Funding (as to the Funding share) in accordance with the terms of the mortgages trust deed.


    The deferred consideration is paid in accordance with the priority of payments set out in "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS" and "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY". Funding and the seller (as beneficiaries of the mortgages trust) are not entitled to retain any early repayment fees received by the mortgages trustee, which, upon receipt and identification by the servicer, the mortgages trustee returns to the seller.


ASSIGNMENT OF NEW LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE

    The mortgage sale agreement provides that the seller may assign new loans and their related security to the mortgages trustee, which may have the effect of increasing or maintaining the overall size of the trust property. New loans and their related security can only be assigned if certain conditions, as described in this section, are met. The mortgages trustee will hold the new loans and their related security on trust for the seller and Funding pursuant to the terms of the mortgages trust deed.

    The consideration for the assignment of the new loans and their new related security (in all cases at their face value) to the mortgages trustee will consist of:


       * a payment by Funding to the seller of the proceeds of any new term advance borrowed from a new issuer pursuant to a new intercompany loan agreement and deferred consideration; and/or

       * the promise of the mortgages trustee to hold the trust property (including the new loans and their related security) on trust for the seller (as to the seller share) and Funding (as to the Funding share) in accordance with the terms of the mortgages trust deed.


    The assignment of new loans and their related security to the mortgages trustee will in all cases be subject to the following conditions being satisfied on the relevant date of assignment ("ASSIGNMENT DATE"):

       (A) each new loan complies with the loan warranties set out in the mortgage sale agreement at the assignment date of that new loan to the mortgages trustee;

       (B) the seller's lending criteria applicable at the time of origination of the relevant new loan have been applied to the new loan and to the circumstances of the borrower at the time the new loan was made;

       (C) the total amount of arrears in respect of all the loans in the mortgages trust, as a percentage of the total amount of gross interest due to the mortgages trustee during the previous 12 months on all loans outstanding during all or part of that period, does not exceed 2 per cent. "ARREARS" for this purpose in respect of a loan on any date means the aggregate amount overdue on the loan on that date but only where the aggregate amount overdue equals or exceeds an amount equal to twice the monthly payments then due on the loan;

       (D) as at the relevant assignment date, the aggregate outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is less than 4 per cent. of the aggregate outstanding principal balance of loans in the mortgages trust;

       (E) no new loan has on the relevant assignment date an aggregate amount in arrears which is more than the amount of the monthly payment then due, and each new loan was made at least three calendar months prior to the relevant assignment date;

       (F) each new loan is secured by a mortgage constituting a valid and subsisting first charge by way of legal mortgage or (in Scotland) standard security over the relevant property (except in the case of some flexible loans in respect of which the mortgage constitutes valid and subsisting first and second charges by way of legal mortgage or (in Scotland) standard security over the relevant property), subject only (in appropriate cases) to registration at the Land Registry or the Registers of Scotland;

       (G) no outstanding principal balance on any new loan is, at the relevant assignment date, greater than [GBP]350,000;

       (H)   for so long as amounts are owed by Funding to Holmes Financing (No.
             1) PLC under the previous intercompany loan agreement made by Holmes Financing (No. 1) PLC, no new loan has a final maturity date beyond July 2038;

       (I) each borrower has made at least one full monthly payment in respect of the relevant new loan;

       (J) no event of default under the transaction documents shall have occurred which is continuing as at the relevant assignment date;

       (K) the principal deficiency ledger does not have a debit balance at the relevant assignment date (for a description of the principal deficiency ledger, see "CREDIT STRUCTURE -- PRINCIPAL DEFICIENCY LEDGER");

       (L) the mortgages trustee is not aware that the purchase of the portfolio of new loans on the assignment date would adversely affect the then current ratings by Moody's, Standard & Poor's or Fitch of the current notes or any of them;


       (M) unless otherwise agreed by Moody's, Standard and Poor's or Fitch, as the case may be, the short-term, unsecured, unguaranteed and unsubordinated debt obligations of the seller are rated at least P-1 by Moody's, A-1 by Standard & Poor's and F1 by Fitch at the time of, and immediately following, the assignment of new loans to the mortgages trustee;



       (N) except where Funding is paying amounts to the seller with respect to any new loans to be assigned to the mortgages trustee, at least 85 per cent. (by number) of the mortgage accounts that are in the mortgages trust at the expiry of any interest period must have been in the mortgages trust at the beginning of that interest period;


       (O) the assignment of new loans on the relevant assignment date does not result in the product of the weighted average repossession frequency ("WAFF") and the weighted average loss severity ("WALS") for the loans constituting the mortgages trust after such purchase calculated on such assignment date in the same way as for the loans constituting the mortgages trust as at the initial closing date (or as agreed by the servicer and the rating agencies from time to time) exceeding the product of the WAFF and WALS for the loans constituting the mortgages trust calculated on the most recent previous closing date, plus 0.25 per cent.;

       (P) the yield on the loans in the mortgages trust together with the new loans to be assigned to the mortgages trustee on the relevant assignment date is not less than LIBOR for three-month sterling deposits plus 0.50 per cent., taking into account the average yield on the loans which are variable rate loans, tracker loans and fixed rate loans and the margins on the Funding swap and amounts standing to the credit of the second reserve fund (calculated as a percentage of the outstanding balance of the portfolio in the mortgages trust), in each case as at the relevant assignment date;


       (Q) the assignment of new loans on the relevant assignment date does not result in the loan-to-value ratio of the loans and the new loans, after application of the LTV test on the relevant assignment date, exceeding the loan-to-value ratio (based on the LTV test), as determined in relation to the loans constituting the trust property on the most recent previous closing date, plus 0.25 per cent.;


       (R) the assignment of new loans on the relevant assignment date does not result in the loans (other than fixed-rate loans) with a discount of more than 0.8 per cent. to the stabilised rate as at the relevant assignment date that have more than two years remaining on their incentive period in aggregate accounting for more than 20 per cent. of the aggregate outstanding principal balance of loans constituting the trust property;



       (S) no assignment of new loans may occur after any interest payment date on which the issuer, any new issuer or any previous issuer does not exercise its option to redeem the notes, any new notes or any previous notes issued by the issuer, such new issuer or such previous issuer (as the case may be) on the relevant date pursuant to the terms and conditions of the notes, those new notes or those previous notes; and


       (T) the first reserve fund has not been debited on or prior to the relevant assignment date for the purposes of curing a principal deficiency in respect of the term BBB advances and/or current term A advances and/or the current term AA advances and where the first reserve fund has not been replenished by a corresponding amount by the relevant assignment date.


    In the mortgage sale agreement, the seller promises to use all reasonable efforts to offer to assign to the mortgages trustee, and the mortgages trustee promises to use all reasonable efforts to acquire from the seller and hold in accordance with the terms of the mortgages trust deed, until the earlier of the interest payment date falling in April 2009 (or a later date as may be notified by Funding) and the occurrence of a trigger event, sufficient new loans and their related security so that the aggregate outstanding principal balance of loans in the mortgages trust is not less than [GBP]25 billion (or another amount notified by Funding to the seller), as well as to acquire from the seller and hold in accordance with the terms of the mortgages trust deed, until the earlier of the interest payment date falling in July 2010 (or a later date as may be notified by Funding) and the occurrence of a trigger event, sufficient new loans and their related security so that the aggregate outstanding principal balance of the loans in the mortgages trust is not less than [GBP]2.5 billion (or another amount notified by Funding to the seller). However, the seller is not obliged on any distribution date to assign to the mortgages trustee, and the mortgages trustee is not obliged to acquire, new loans and their related security if, in the opinion of the seller, that assignment would adversely affect the business of the seller. If Funding enters into a new intercompany loan, then the period during which the seller covenants to use reasonable efforts to maintain the aggregate outstanding principal balance of loans in the mortgages trust at a specified level prior to a trigger event may be extended.



LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE


    The English loans in the current portfolio were assigned, and any new English loans will be assigned, to the mortgages trustee by way of equitable assignment. The transfer of the beneficial interest in the Scottish loans in the current portfolio to the mortgages trustee has been given effect by declarations of trust by the seller, and the transfer of the beneficial interest in any new Scottish loans will be given effect by further declarations of trust (and in relation to Scottish loans, references in this prospectus to the "ASSIGNMENT" of loans are in the context of an equitable assignment to read as references to the making of such declarations of trust). In each case this means that legal title to the loans and their related security remains with the seller until notice of the assignment or in Scotland, if assignations are executed and delivered and notice of such assignation is given by the seller to the borrowers. Legal assignment or assignation of the loans and their related security (including, where appropriate, their registration) to the mortgages trustee will remain deferred, save in the limited circumstances described in this section. See "RISK FACTORS -- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES" and "RISK FACTORS -- SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS AND DELAYED CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUER TO REPAY THE ISSUER NOTES".


    Legal assignment or assignation of the loans and their related security to the mortgages trustee will be completed on the fifth London business day after the earliest of the following:

       (A) the service of an intercompany loan enforcement notice in relation to any intercompany loan or a note enforcement notice in relation to any notes of the previous issuer, the issuer or any new issuer;

       (B) the seller being required, by an order of a court of competent jurisdiction, or by a regulatory authority of which the seller is a member or any organisation whose members comprise, but are not necessarily limited to, mortgage lenders with whose instructions it is customary for the seller to comply, to perfect legal title to the mortgages;

       (C)   it being rendered necessary by law to take any of those actions;

       (D) the security under the Funding deed of charge or any material part of that security being in jeopardy and the security trustee deciding to take that action to reduce materially that jeopardy;

       (E) unless otherwise agreed by the rating agencies and the security trustee, the termination of the seller's role as servicer under the servicing agreement;

       (F) the seller requesting that transfer by notice to the mortgages trustee, Funding and the security trustee;

       (G) the date on which the seller ceases to be assigned a long-term unsecured, unsubordinated debt obligation rating by Moody's of at least Baa3 or by Standard & Poor's of at least BBB- or by Fitch of at least BBB-; and

       (H) the latest of the last repayment dates of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans.

    Pending completion of the transfer, the right of the mortgages trustee to exercise the powers of the legal owner of the mortgages has been secured by an irrevocable power of attorney granted by the seller in favour of the mortgages trustee, Funding and the security trustee.


    The customer files relating to the loans and (if applicable) the title deeds are currently held by or to the order of the seller or by solicitors acting for the seller in connection with the creation of the loans and their related security. The seller has undertaken that all the title deeds and customer files relating to the loans which are at any time in its possession or under its control or held to its order be held to the order of the mortgages trustee.



REPRESENTATIONS AND WARRANTIES

    Neither the mortgages trustee, Funding, the security trustee nor the issuer has made or has caused to be made on its behalf any enquiries, searches or investigations in respect of the loans and their related security. Instead, each is relying entirely on the representations and warranties by the seller contained in the mortgage sale agreement. The parties to the mortgage sale agreement may, with the prior consent of the security trustee (which consent shall be given if the rating agencies confirm to it and to the issuer that the ratings of the notes as at that time will not be adversely affected as a result), amend the representations and warranties in the mortgage sale agreement. The material representations and warranties are as follows:

       * each loan was originated by the seller in pounds sterling and is denominated in pounds sterling (or was originated and is denominated in euro if the euro has been adopted as the lawful currency of the UK);

       * each loan in the current portfolio was made not earlier than 1st August, 1995 and not later than 31st December, 1999 (as regards those loans assigned to the mortgages trustee on 26th July, 2000) or three calendar months before the relevant assignment date (as regards those loans assigned to the mortgages trustee after 26th July, 2000);

       * no loan has an outstanding principal balance of more than [GBP]350,000;

       * prior to the making of each advance under a loan, the lending criteria and all preconditions to the making of any loan were satisfied in all material respects subject only to exceptions as would be acceptable to a reasonable, prudent mortgage lender;

       * other than with respect to monthly payments, no borrower is or has, since the date of the relevant mortgage, been in material breach of any obligation owed in respect of the relevant loan or under the related security and accordingly no steps have been taken by the seller to enforce any related security;

       * the total amount of arrears of interest or principal, together with any fees, commissions and premiums payable at the same time as that interest payment or principal repayment, on any loan is not on the assignment date more than the monthly payment payable in respect of that loan in respect of the month in which that assignment date falls and has at no date in the past been more than two times the then monthly payment payable in respect of that loan;

       *     all of the borrowers are individuals;

       *     each borrower has made at least one monthly payment;

       * the whole of the outstanding principal balance on each loan and any arrears of interest and all accrued interest is secured by a mortgage;

       * each mortgage constitutes a valid and subsisting first charge by way of legal mortgage or (in Scotland) standard security over the relevant property, except in the case of some flexible loans in respect of which a mortgage may constitute a valid and subsisting first and second charge by way of legal mortgage or (in Scotland) standard security over the relevant property, and subject only in certain appropriate cases to applications for registrations at the Land Registry or the Registers of Scotland;

       *     all of the properties are in England, Wales or Scotland;

       * not more than six months (or a longer period as may be acceptable to a reasonable, prudent mortgage lender) prior to the grant of each mortgage (excluding mortgages granted in relation to flexible loans as a result of that loan being the subject matter of a product switch to that flexible loan), the seller received a valuation report on the relevant property (or another form of valuation concerning the relevant property as would be acceptable to a reasonable, prudent mortgage lender), the contents of which were such as would be acceptable to a reasonable, prudent mortgage lender;

       * the benefit of all valuation reports, any other valuation report referred to in this section (if any) and certificates of title can be validly assigned to the mortgages trustee without obtaining the consent of the relevant valuer, solicitor or licensed or qualified conveyancer;

       * prior to the taking of each mortgage (excluding mortgages granted in relation to flexible loans as a result of that loan being the subject matter of a product switch to that flexible loan), the seller instructed its solicitor or licensed or qualified conveyancer (A) to carry out an investigation of title to the relevant property and to undertake other searches, investigations, enquiries and other actions on behalf of the seller as are set out in the General Instructions to Solicitors or the CML's Lenders' Handbook for England & Wales or Scotland contained in the standard documentation (or other comparable or successor instructions and/or guidelines as may for the time being be in place), subject only to those variations as would be acceptable to a reasonable, prudent mortgage lender or (B) in the case of a remortgage to carry out a more limited form of investigation of title for properties located in England, Wales and Scotland, in particular in the case of registered land in England and Wales (e.g. confirming that the borrower is the registered proprietor of the property and the description of the property corresponds with the entries on the Land Registry's register) and confirming such other matters as are required by a reasonable prudent mortgage lender;

       * insurance cover for each property is or will at all relevant times be available under either a policy arranged by the borrower or an Abbey policy or a seller-introduced insurance policy or a policy arranged by the relevant landlord or the properties in possession policy;

       * where applicable and prior to the seller exercising its right to cancel the MIG policies, the MIG policies are in full force and effect in relation to the portfolio and all premiums have been paid;

       * the seller has good title to, and is the absolute unencumbered legal and beneficial owner of, all property, interests, rights and benefits agreed to be sold by the seller to the mortgages trustee under the mortgage sale agreement;

       * the seller has, since the making of each loan, kept or procured the keeping of full and proper accounts, books and records showing clearly all transactions, payments, receipts, proceedings and notices relating to such loan; and

       * there are no authorisations, approvals, licences or consents required as appropriate for the seller to enter into or to perform the obligations under the mortgage sale agreement or to make the mortgage sale agreement legal, valid, binding and enforceable.



REPURCHASE OF LOANS UNDER A MORTGAGE ACCOUNT

    Under the mortgage sale agreement, if a loan does not materially comply on the assignment date with the representations and warranties made under the mortgage sale agreement:

       (A) the seller is required to remedy the breach within 20 days of the seller being given written notice of such breach by the mortgages trustee; or

       (B) if the breach is not remedied within the 20-day period then, at the direction of Funding and the security trustee, the mortgages trustee will require the seller to purchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee at a price equal to their outstanding principal balances, together with any arrears of interest and accrued interest and expenses to the date of purchase.

    The seller is also required to repurchase the loan or loans under any mortgage account and their related security if a court, tribunal or any ombudsman makes any determination in respect of any loan and its related security that:


       (A) any material term which relates to the recovery of interest under the standard documentation applicable to that loan and its related security is unfair; or

       (B) the treatment of any borrower in relation to the interest payable by that borrower under any loan is unfair; or

       (C) the interest payable under any loan is to be set by reference to the Abbey SVR (and not that of its successors or assigns or those deriving title from them) and at any time on or after the determination the Abbey SVR shall be below or shall fall below the SVR set by those successors or assigns or those deriving title from them; or

       (D) the variable margin under any tracker loan must be set by the seller (rather than by its successors or assigns or those deriving title from them); or

       (E) the interest payable under any loan is to be set by reference to an interest rate other than that set or purported to be set by either the servicer or the mortgages trustee as a result of the seller having more than one variable mortgage rate; or

       (F) a borrower should be or should have been offered the opportunity to switch to an interest rate other than that required by the servicer or the mortgages trustee for that borrower as a result of the seller having more than one variable rate; or

       (G) there has been a breach of or non-observance or non-compliance with any obligation, undertaking, covenant or condition on the part of the seller relating to the interest payable by or available to a borrower under any loan.


    If the seller fails to pay the consideration due for the repurchase (or otherwise fails to complete the repurchase), then the seller share of the trust property shall be deemed to be reduced by an amount equal to that consideration.


DRAWINGS UNDER FLEXIBLE LOANS

    The seller is solely responsible for funding all future drawings in respect of flexible loans contained in the trust property. The amount of the seller's share of the trust property will increase by the amount of the drawing.


PRODUCT SWITCHES AND FURTHER ADVANCES

    If a loan is subject to a product switch or an offer of a further advance, then the seller is required to repurchase the loan or loans under the relevant mortgage account and the related security from the mortgages trustee at a price equal to their aggregate outstanding principal balances together with any arrears of interest and accrued interest and expenses to the date of purchase.

    A loan will be subject to a "PRODUCT SWITCH" if the borrower and the seller agree or the servicer offers a variation in the financial terms and conditions applicable to the relevant borrower's loan other than:


       * any variation agreed with a borrower to control or manage arrears on the loan;

       * any variation in the maturity date of the loan unless, while the previous intercompany loan made by Holmes Financing (No. 1) PLC is outstanding, it is extended beyond July 2038;

       *     any variation imposed by statute;

       * any variation of the principal available and/or the rate of interest payable in respect of the loan where that rate is offered to the borrowers of more than 10 per cent. by outstanding principal amount of loans in the trust property in any interest period; or

       * any variation in the frequency with which the interest payable in respect of the loan is charged.


    For these purposes only, a loan is subject to a "FURTHER ADVANCE" if an existing borrower requests a further amount to be lent to him or her under the mortgage in circumstances where the servicer has a discretion to make that further amount available to the relevant borrower and it grants that request. However, any drawings pursuant to a flexible loan shall not be a further advance for these purposes.


REASONABLE, PRUDENT MORTGAGE LENDER

    Reference in the documents to the seller and/or the servicer acting to the standard of a reasonable, prudent mortgage lender mean the seller and/or the servicer, as applicable, acting in accordance with the seller's policy from time to time.


GOVERNING LAW

    The mortgage sale agreement is governed by English law (other than certain aspects relating to the Scottish loans and their related security which are governed by Scots law).

                               THE MORTGAGES TRUST

    The following section contains a summary of the material terms of the mortgages trust deed. The summary does not purport to be complete and is subject to the provisions of the mortgages trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


GENERAL LEGAL STRUCTURE

    The mortgages trust is a trust formed under English law with the mortgages trustee as trustee for the benefit of the seller and Funding as beneficiaries. The mortgages trust was formed for the financings of the previous issuers, for the financings described in this prospectus and for the financings of new issuers and Funding 2. This section describes the material terms of the mortgages trust, including how money is distributed from the mortgages trust to Funding and the seller.

    If new issuers are established or Funding 2 becomes a beneficiary of the mortgages trust (subject to the agreement of the seller and Funding) or new types of loans are added to the mortgages trust, then the terms of the mortgages trust will be amended. Such amendments may affect the timing of payments on the notes. The prior consent of noteholders will not be sought in relation to any of the proposed amendments to the mortgages trust deed, provided (amongst other things) that the rating agencies confirm that the ratings of the existing notes will not be adversely affected by such amendments. There can be no assurance that the effect of any such amendments will not ultimately adversely affect your interests.

    Under the terms of the mortgages trust deed, the mortgages trustee holds all the trust property on trust absolutely for Funding (as to Funding's share) and for the seller (as to the seller's share). The "TRUST PROPERTY" is:


       * the sum of [GBP]100 settled by SPV Management Limited on trust on the date of the mortgages trust deed;

       * the current portfolio of loans and their related security assigned to the mortgages trustee by the seller;

       * any new loans and their related security assigned to the mortgages trustee by the seller after the closing date;

       *     any drawings under flexible loans;

       *     any interest and principal paid by borrowers on their loans;

       * any other amounts received under the loans and related security excluding third party amounts; and

       * amounts on deposit (and interest earned on those amounts) in the mortgages trustee GIC account and in the alternative accounts less


       * any actual losses in relation to the loans and any actual reductions occurring in respect of the loans as described in paragraph (1) in "-- FUNDING SHARE OF TRUST PROPERTY" below; and

       * distributions of principal made from time to time to the beneficiaries of the mortgages trust.


    Funding is not entitled to particular loans and their related security separately from the seller; rather each of them has an undivided interest in all of the loans and their related security constituting the trust property.


    The aggregate outstanding principal balance of the loans in the trust property will be approximately [GBP]30,000,000,000 on the closing date. The actual Funding share, seller share, Funding share percentage and seller share percentage will not be determined until the day prior to the closing date.

FLUCTUATION OF THE SELLER'S SHARE/FUNDING'S SHARE OF THE TRUST PROPERTY

    Funding's share and the seller's share of the trust property fluctuates depending on a number of factors including:


       * the allocation of principal receipts on the loans to Funding and/or the seller;

       *     losses arising on the loans;

       * if new loans and their related security are assigned to the mortgages trustee;

       * if Funding acquires part of the seller's share of the trust property from the seller (as described under "-- ACQUISITION BY FUNDING OF A FURTHER INTEREST IN THE TRUST PROPERTY");

       *     if a borrower makes a drawing under a flexible loan;

       * if a borrower makes underpayments or takes payment holidays under a flexible loan; and

       * if the seller acquires part of Funding's share of the trust property, as described in "ACQUISITION BY THE SELLER OF A FURTHER INTEREST IN THE TRUST PROPERTY" below.



    The Funding share and the seller share are recalculated by the cash manager on each distribution date. A distribution date is the eighth day (or, if not a London business day, the next succeeding London business day) of each month or the date on which Funding acquires a further interest in the trust property. The recalculation is based on the total outstanding principal balance of the loans in the trust property as at the close of business on the second London business day immediately preceding the relevant distribution date. The period from (and including) one distribution date, to (but excluding) the next distribution date, is known as a "DISTRIBUTION PERIOD". The first distribution period in respect of this issue will be the period from (and including) the closing date to (but excluding) 8th April, 2004.


    The reason for the recalculation is to determine the new percentage shares of Funding and the seller in the trust property. The percentage share that each of Funding and the seller has in the trust property determines their entitlement to interest and principal receipts from the loans in the trust property and also the allocation of losses arising on the loans. The method for determining those new percentage shares is set out in the next two sections.


FUNDING SHARE OF THE TRUST PROPERTY

    On each distribution date and the date when the mortgages trust terminates (each case also referred to in this section as the "RELEVANT DISTRIBUTION DATE"), the interest of Funding in the trust property is recalculated in accordance with the following formula:


       * The current share of Funding in the trust property is an amount equal to:


                            A - B - C + D + E + F


       * The current percentage share of Funding in the trust property is an amount equal to:



                          (A - B - C + D + E + F) x 100
                          ------------------------
                                     G

             in the latter case expressed as a percentage and rounded upwards to five decimal places,


    where:

       A = the amount of the share of Funding in the trust property on the immediately preceding distribution date;

       B = the amount of any principal receipts on the loans to be distributed to Funding on the relevant distribution date (as described under "-- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT" and "-- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS AFTER THE OCCURRENCE OF A TRIGGER EVENT");

       C = the amount of losses sustained on the loans in the period from the last distribution date to the relevant distribution date and allocated to Funding in the distribution period ending on the relevant distribution date according to Funding's percentage share at the previous distribution date;

       D = the amount of any consideration (excluding deferred consideration) to be paid by Funding to the seller with respect to any new loans assigned to the mortgages trustee on the relevant distribution date;

       E = the amount of any consideration (excluding deferred consideration) paid by Funding to the seller in relation to the acquisition by Funding from the seller on the relevant distribution date of an interest in the trust property;

       F = the amount equal to Funding's share of any capitalised interest accruing on a flexible loan due to borrowers taking payment holidays or making underpayments since the last distribution date less the amount to be paid by the seller to Funding on the relevant distribution date in an amount up to but not exceeding Funding's share of that capitalised interest as described in "ACQUISITION BY THE SELLER OF A FURTHER INTEREST IN THE TRUST PROPERTY" below; and


       G = the amount of the retained principal receipts (as defined below) (if any) plus the aggregate outstanding principal balance of all the loans in the trust property as at the relevant distribution date including after making the distributions, allocations and additions referred to in "B", "C", "D", "E" and "F", taking account of (i) any distribution of principal receipts to Funding and the seller, (ii) the amount of any losses allocated to Funding and the seller, (iii) any increase in the loan balances due to borrowers taking payment holidays and/or making underpayments under flexible loans, (iv) the adjustments referred to in paragraphs (1) to (5) in this section and (v) the amount of any other additions or subtractions to the trust property.


    If any of the following events occurs during a distribution period, then the aggregate total outstanding principal balance of the loans in the trust property is reduced or deemed to be reduced for the purposes of the calculation of "G":

       (1) any borrower exercises a right of set-off so that the amount of principal and interest owing under a loan is reduced but no corresponding payment is received by the mortgages trustee. In this event, the aggregate outstanding principal balance of the loans in the trust property is reduced by an amount equal to the amount of that set-off; and/or

       (2) a loan or its related security is (i) in breach of the loan warranties contained in the mortgage sale agreement or (ii) the subject of a product switch or further advance or other obligation of the seller to repurchase, and in each case the seller fails to repurchase the loan or loans under the relevant mortgage account and their related security to the extent required by the terms of the mortgage sale agreement. In this event, the aggregate outstanding principal balance of the loans in the trust property is deemed to be reduced for the purposes of the calculation in "G" by an amount equal to the outstanding principal balance of the relevant loan or loans under the relevant mortgage account (together with arrears of interest and accrued interest); and/or

       (3) the seller would be required to repurchase a loan and its related security as required by the terms of the mortgage sale agreement, but the loan is not capable of being repurchased. In this event, the aggregate outstanding principal balance of the loans in the trust property is deemed to be reduced for the purposes of the calculation in "G" by an amount equal to the outstanding principal balance of the relevant loan or loans under the relevant mortgage account (together with arrears of interest and accrued interest); and/or

       (4) the seller materially breaches any other obligation or warranty under the mortgage sale agreement and/or (for so long as the seller is the servicer) the servicing agreement, which is also grounds for terminating the appointment of the servicer. In this event, the aggregate outstanding principal balance of the loans in the trust property is deemed to be reduced by an amount equal to the resulting loss incurred by the beneficiaries; and/or

       (5) the seller share of the mortgages trustee revenue receipts is less than the loss amount payable to the mortgage trustee and/or Funding. In this event, the trust property is deemed to be reduced for the purposes of the calculation in "G" by an amount equal to the shortfall in the loss amount. The "loss amount" means any costs, losses or other claims suffered by the mortgages trustee and/or Funding as a result of any of the matters listed at (C) to
             (I) (inclusive) in "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY -- REPURCHASE OF THE LOANS UNDER A MORTGAGE ACCOUNT" and where such costs, losses or other claims are in connection with any recovery of interest on the loans to which the seller, the mortgages trustee or Funding was not entitled or could not enforce.

    The reductions set out in paragraphs (1) to (5) are made to the seller's share of the trust property only.

    Any subsequent recoveries in respect of loans which have been subject to a set-off (as set out in paragraph (1)) belong to the seller (and to the extent received by the mortgages trustee will be returned to the seller).

SELLER SHARE OF THE TRUST PROPERTY

    The current share of the seller in the trust property is an amount equal to:

          the total amount of trust property -- current Funding share.

    The current percentage share of the seller in the trust property is an amount equal to:

               100 per cent. -- current Funding percentage share.

    Neither the Funding share nor the seller share of the trust property may be reduced below zero.

MINIMUM SELLER SHARE


    The seller's share of the trust property includes an amount known as the "MINIMUM SELLER SHARE". As at the closing date, the minimum seller share will be approximately [GBP]1,200,000,000, but the amount of the minimum seller share fluctuates depending on changes to the characteristics of the loans in the trust property. The seller is not entitled to receive principal receipts which would reduce the seller share of the trust property to an amount less than the minimum seller share unless and until the Funding share of the trust property is in an amount equal to zero or an asset trigger event occurs. The minimum seller share is the amount determined on each distribution date in accordance with the following formula:



                                 W + X + Y + Z


    where:


       W = 100 per cent. of the aggregate cleared credit balances of all savings accounts opened in respect of flexible plus loans in respect of each month or part of a month;


       X = 4.0 per cent. of the aggregate outstanding principal balance of loans in the trust property;

       Y =   the product of: p, q and r where:

             p = 8.0 per cent.;

             q = the "FLEXIBLE DRAW CAPACITY", being an amount equal to the excess of (1) the maximum amount that borrowers may draw under flexible loans included in the trust property (whether or not drawn) over (2) the aggregate principal balance of actual flexible loan advances in the trust property on the relevant distribution date; and
             r = 3; and

       Z = the aggregate sum of reductions deemed made (if any) in accordance with paragraphs (2), (3) and (4) as described in "-- FUNDING SHARE OF TRUST PROPERTY" above.

    The purpose of "X" is to mitigate the risks relating to the loans (see "RISK FACTORS -- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT
PAYMENTS ON THE ISSUER NOTES"). The purpose of "Y" is to mitigate the risk of the seller failing to fund a drawing under a flexible loan. The purpose of "Z" is to mitigate the risk of the seller not repurchasing loans where the interest rate is set lower than the Abbey SVR.


CASH MANAGEMENT OF TRUST PROPERTY -- INTEREST RECEIPTS

    Under the cash management agreement, the cash manager is responsible for distributing interest receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the following section. For further information on the role of the cash manager, see "CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING".


MORTGAGES TRUST APPLICATION OF REVENUE RECEIPTS

    "MORTGAGES TRUST AVAILABLE REVENUE RECEIPTS" is calculated by the cash manager two London business days prior to each distribution date and is an amount equal to the sum of:

       *     revenue receipts on the loans (but excluding principal receipts);
             and

       * interest payable to the mortgages trustee on the mortgages trustee GIC account and on the alternative accounts;

       less


       * amounts due to third parties (also known as "THIRD PARTY AMOUNTS") including:


             (1) payments of high loan-to-value fees due to the seller;

             (2) amounts under a direct debit which are repaid to the bank making the payment if that bank is unable to recoup that amount itself from its customer's account;

             (3) payments by borrowers of early repayment fees and other charges which are due to the seller; or

             (4) recoveries in respect of loans which have been subject to a set-off as described in paragraph (1) of "FUNDING SHARE OF TRUST PROPERTY" above,

       which amounts may be paid daily from monies on deposit in the mortgages trustee GIC account or, as applicable, the alternative accounts.


    On each distribution date, the cash manager applies mortgages trust available revenue receipts in the following order of priority (the "MORTGAGES TRUST APPLICATION OF REVENUE RECEIPTS"):


       (A) in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:


       * the mortgages trustee under the provisions of the mortgages trust deed; and

       * third parties from the mortgages trustee in respect of the mortgages trust but only if:


             (1) payment is not due as a result of a breach by the mortgages trustee of the documents to which it is a party; and/or

             (2) payment has not already been provided for elsewhere;

       (B) in payment of amounts due to the servicer or to become due to the servicer during the following distribution period under the provisions of the servicing agreement; and

       (C) in no order of priority between them but in proportion to the respective amounts due, to allocate and pay the remaining mortgages trust available revenue receipts to:

       * Funding in an amount determined by multiplying the total amount of the remaining mortgages trust available revenue receipts by Funding's percentage share of the trust property (as determined on the prior distribution date); and

       * the seller in an amount equal to the mortgages trust available revenue receipts remaining after determining Funding's share of the mortgages trust available revenue receipts.



    Amounts due to the mortgages trustee and the servicer are inclusive of VAT payable under English tax law. At the date of this prospectus, VAT is calculated at the rate of 17.5 per cent. of the amount to be paid.



CASH MANAGEMENT AND ALLOCATION OF TRUST PROPERTY -- PRINCIPAL RECEIPTS


    Under the cash management agreement, the cash manager is also responsible for allocating and distributing principal receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the next two following sections. The cash accumulation period will be calculated separately for each bullet term advance and, in the case of the issuer series 1 term AAA advance, for each quarterly cash amount. To understand how the cash manager distributes principal receipts on the loans on each distribution date you need to understand the following definitions:


    "CASH ACCUMULATION PERIOD" means the period beginning on the earlier of:


       *     the commencement of the anticipated cash accumulation period; and



       * four months prior to the scheduled repayment date of the relevant bullet amount and, in the case of the issuer series 1 term AAA advance, four months prior to the relevant interest payment date on which a quarterly cash amount is to be set aside by Funding but, in the case of the issuer series 1 term AAA advance, if the portfolio CPR falls below 15 per cent., such period shall be extended to 8 months or such shorter period until the interest payment date on which a quarterly cash amount is to be set aside by Funding.



            and ending when Funding has accumulated an amount equal to the relevant bullet amount for payment to the issuer (as shown on the cash accumulation ledger) and, in the case of the issuer series 1 term AAA advance, the relevant quarterly cash amount to be set aside and recorded on the cash accumulation sub-ledger.



    "ANTICIPATED CASH ACCUMULATION PERIOD" means (i) the anticipated number of months required to accumulate sufficient principal receipts to pay the relevant bullet amount or (ii), in the case of the issuer series 1 term AAA advance, means the anticipated number of months required to accumulate sufficient principal receipts to set aside a quarterly cash amount, which is equal to:


                                   J + K - L
                                  ------------
                                   MN (O - P)

    calculated in months and rounded up to the nearest whole number, where:


       J = (i) the relevant bullet amount (as defined later in this section) or (ii), in the case of the issuer series 1 term AAA advance, the relevant quarterly cash amount (as defined later in this section);



       K = (i) the aggregate principal amount outstanding of any bullet amount and/or scheduled amortisation amount that was not fully repaid on its scheduled repayment date, plus any other bullet amount and/or scheduled amortisation amount the scheduled repayment date of which falls on or before the scheduled repayment date of the relevant bullet amount or (ii), in the case of the issuer series 1 term AAA advance, the aggregate amount outstanding of any quarterly cash amount that was not set aside in full on the interest payment date on which it was due to be set aside plus any other quarterly cash amount the relevant interest payment date of which falls on or before the relevant interest payment date of the quarterly cash amount;

       L = the amount of any available cash already standing to the credit of the cash accumulation ledger;


       M =   the principal payment rate (as defined later in this section);

       N =   0.90;

       O = the aggregate outstanding principal balance of the loans comprising the trust property; and

       P = the principal amount outstanding of any pass-through current term advance (and, as the case may be, any new term advance which is a pass-through term advance) which is then due and payable.


    "QUARTERLY CASH AMOUNT" means the cash amount to be accumulated and set aside by Funding in relation to the issuer series 1 term AAA advance in the amounts of [GBP]__, [GBP]__, [GBP]__ and [GBP]__ on the interest payment dates falling in July 2004, October 2004, January 2005, and April 2005, respectively, and which are recorded in the cash accumulation sub-ledger.


    "RELEVANT BULLET AMOUNT" means:


       * in respect of the issuer series 1 term AAA advance, the sum of [GBP][__];



       * in respect of the issuer series 2 term AAA advance, the sum of [GBP][__];



       * in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 7) PLC, the sum of [GBP]803,340,000;

       * in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 6) PLC, the sum of [GBP]801,077,000;

       * in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 6) PLC, the sum of [GBP]633,500,000;

       * in respect of the previous series 4A1 term AAA advance made by Holmes Financing (No. 6) PLC, the sum of [GBP]641,026,000;

       * in respect of the previous series 4A2 term AAA advance made by Holmes Financing (No. 6) PLC, the sum of [GBP]129,230,000;

       * in respect of the previous series 2A1 term AAA advance made by Holmes Financing (No. 5) PLC, the sum of [GBP]527,500,000;

       * in respect of the previous series 2A2 term AAA advance made by Holmes Financing (No. 5) PLC, the sum of [GBP]170,000,000;

       * in respect of the previous series 3A1 term AAA advance made by Holmes Financing (No. 5) PLC, the sum of [GBP]375,000,000;

       * in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 4) PLC, the sum of [GBP]490,000,000;

       * in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC, the sum of [GBP]350,000,000;

       * in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 3) PLC, the sum of [GBP]750,000,000;

       * in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 1) PLC, the sum of [GBP]650,000,000;

       * in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 1) PLC, the sum of [GBP]575,000,000;

       * in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 1) PLC, the sum of [GBP]250,000,000; or

       * in respect of any new term advance scheduled for repayment in full on one scheduled interest payment date, the principal amount of that new term advance.

      A "PRINCIPAL PAYMENT RATE" means the average monthly rolling principal payment rate on the loans for the 12 months immediately preceding the relevant distribution date, calculated on each payment rate date. The principal payment rate is calculated by:


       * dividing (1) the aggregate principal receipts received in relation to the loans during the payment rate period ending on the payment rate date which is the same as or, if not the same, immediately preceding, the relevant distribution date by (2) the aggregate outstanding principal balance of the loans on the previous payment rate date;

       * aggregating the result of the foregoing calculation with the results of the equivalent calculation made on each of the eleven most recent prior distribution dates during the relevant twelve month period; and


       *     dividing the aggregated result by 12.

    A "PAYMENT RATE DATE" is the eighth day (or, if not a London business day, the next succeeding London business day) of each month.

    A "PAYMENT RATE PERIOD" is the period from and including a payment rate date to but excluding the next payment rate date.

    "SCHEDULED AMORTISATION AMOUNT" means:


       * in respect of the issuer series 3 term AAA advance, the sum of [GBP]__ due on each of the three scheduled repayment dates of the issuer series 3 term AAA advance;

       * in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 7) PLC, the sum of [GBP]241,160,000 due on each of the two scheduled repayment dates of the previous series 1 term AAA advance;

       * in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 7) PLC, the sum of [GBP]160,500,000 due on each of the two scheduled repayment dates of the previous series 3 term AAA advance;

       * in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 4) PLC, the sum of [GBP]191,250,000 due on each of the four scheduled repayment dates of the previous series 1 term AAA advance;

       * in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 2) PLC, the sum of [GBP]175,750,000 due on each of the four scheduled repayment dates of that previous series 2 term AAA advance; and

       * in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 2) PLC, the sum of [GBP]125,000,000 due on each of the four scheduled repayment dates of that previous series 3 term AAA advance.


    "SCHEDULED AMORTISATION PERIOD" means the period commencing on the distribution date falling 3 months prior to the scheduled repayment date of a scheduled amortisation amount, and which ends on the date that an amount equal to the relevant scheduled amortisation amount has been accumulated by Funding.

    "SCHEDULED REPAYMENT DATE" means:


       * in respect of the issuer series 1 term AAA advance the interest payment date in April 2005;



       * in respect of the issuer series 2 term AAA advance, the interest payment date in January 2007;


       *     in respect of the issuer series 3 term AAA advance:


             (a) the interest payment date in April 2008;



             (b) the interest payment date in July 2008; and



             (c) the interest payment date in October 2008;



       * in respect of the issuer series 4 term AAA advances, the interest payment date in January 2009;

       * in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 7) PLC the interest payment date in April 2004;

       * in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 7) PLC, the interest payment date in January 2006;

       * in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 7) PLC:

             (a) the interest payment date in January 2007; and

             (b) the interest payment date in April 2007;


       * in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 7) PLC, the interest payment on or after the interest payment date on which the previous series 3 term AAA advance made by Holmes Financing (No. 7) PLC has been repaid in full;


       * in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 6) PLC, the interest payment date in April 2005;

       * in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 6) PLC, the interest payment date in April 2007;

       * in respect of the previous series 4A1 term AAA advance and the previous series 4A2 term AAA advance made by Holmes Financing (No.
             6) PLC, the interest payment date in October 2007;


       * in respect of the previous series 5 term AAA advance made by Holmes Financing (No. 6) PLC, the interest payment date in April 2008;


       * in respect of the previous series 2A1 term AAA advance and the previous series 2A2 term AAA advance made by Holmes Financing (No.
             5) PLC, the interest payment date in October 2004;


       * in respect of the previous series 3 term AAA advances made by Holmes Financing (No. 5) PLC, the interest payment date in October 2006;


       * in respect of the previous series 1 term AAA advance made by Holmes Financing (No. 4) PLC:

             (a) the interest payment date in April 2004; and


             (b) the interest payment date in July 2004;


       * in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 4) PLC, the interest payment date in July 2006;


       * in respect of the previous series 3 term AAA advances made by Holmes Financing (No. 4) PLC, the interest payment date in July 2006;


       * in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC, the interest payment date in October 2006;

       * in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 3) PLC, the interest payment date in January 2005;

       * in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 3) PLC, the interest payment date in July 2006;

       * in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 2) PLC:

             (a) the interest payment date in April 2004; and


             (b) the interest payment date in July 2004;


       * in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 2) PLC:

             (a) the interest payment date in October 2005;

             (b) the interest payment date in January 2006;

             (c) the interest payment date in April 2006; and

             (d) the interest payment date in July 2006,

             subject to repayment in full of the previous series 2 term AAA term advance made by Holmes Financing (No. 1) PLC. If that previous series 2 term AAA term advance has not been repaid in full by the first scheduled repayment date set out in (a) above, then the scheduled amortisation amounts in respect of this previous series 3 term AAA advance will be paid on the four successive interest payment dates following the interest payment date that that previous series 2 term AAA advance is fully repaid;


       * in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 2) PLC, the interest payment date in October 2007;



       *     in respect of the previous series 2 term AAA advance made by Holmes

             Financing (No. 1) PLC, the interest payment date in July 2005;


       * in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 1) PLC, the interest payment date in July 2007;



       * in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 1) PLC, the interest payment date in July 2010; and

       * in respect of any new term advance that is intended to be a bullet amount or a scheduled amortisation amount, its own scheduled repayment date.



    The "CASH ACCUMULATION LEDGER" is a ledger maintained by the cash manager for Funding, which records the amount accumulated by Funding to be set aside as a quarterly cash amount on the relevant interest payment date in the cash accumulation sub-ledger and/or to pay the amounts due on the relevant bullet term advances and/or, as applicable, the scheduled amortisation advances.



    The "CASH ACCUMULATION SUB-LEDGER" is a sub-ledger of such name on the cash accumulation ledger which will record the quarterly cash amounts set aside in relation to the issuer series 1 term AAA advance on the relevant interest payment dates falling in July 2004, October 2004, January 2005 and April 2005.


    A "TRIGGER EVENT" means an asset trigger event and/or a non-asset trigger event.

    An "ASSET TRIGGER EVENT" will occur when losses occur on the loans to the extent that an amount is debited to the principal deficiency sub-ledger established for any term AAA advances. For more information on the principal deficiency ledger, see "CREDIT STRUCTURE".

    A "NON-ASSET TRIGGER EVENT" will occur if:


       *     an insolvency event occurs in relation to the seller;

       * the seller's role as servicer is terminated and a new servicer is not appointed within 60 days;

       * on the distribution date immediately succeeding a seller share event distribution date, the current seller share is equal to or less than the minimum seller share (determined using the amounts of the current seller share and minimum seller share that would exist after making the distributions of the principal receipts due on that distribution date on the basis that the cash manager assumes that those principal receipts are distributed in the manner described under "-- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT"); or



       * on the distribution date immediately succeeding a seller share event distribution date, the aggregate outstanding principal balance of loans comprising the trust property on such distribution date during the period from and including the closing date to but excluding the interest payment date in April 2009 is less than [GBP]25 billion or, at any time during the period from and including the interest payment date in April 2009 to but excluding the interest payment date in July 2010, is less than [GBP]2.5 billion.

The terms of the asset trigger event and the non-asset trigger event may be amended without your prior consent following entry by Funding into a new intercompany loan agreement. A change in these terms may affect the timing of payments on your notes.


    A "SELLER SHARE EVENT" will occur if, on a distribution date, (i) either (A) the result of the calculation of the current seller share on that distribution date would be equal to or less than the minimum seller share for such distribution date (determined using the amounts of the current seller share and the minimum seller share that would exist after making the distributions of principal receipts due on that distribution date on the basis that the cash manager assumes that those principal receipts are distributed in the manner described under "-- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT") or (B) the aggregate outstanding principal balance of loans comprising the trust property on such distribution date during the period from and including the closing date to but excluding the interest payment date falling in April 2009 is less than [GBP]25 billion or, during the period from and including the interest payment date falling in April 2009 to but excluding the interest payment date falling in July 2010, is less than [GBP]2.5 billion, and (ii) neither of the events described in (i) above has occurred on the immediately preceding distribution date.


    A "SELLER SHARE EVENT DISTRIBUTION DATE" is a distribution date on which a seller share event occurs.


MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT


    Prior to the occurrence of a trigger event, the mortgages trustee will allocate and distribute or (as the case may be) retain and reinvest principal receipts on each distribution date as follows:



       (a)   after making the distributions referred to in paragraphs (b), (c),
             (d), (e) and (f) below, all principal receipts will be allocated and paid to the seller in an amount up to but not exceeding the seller share of the trust property at that time less the minimum seller share;



       (b) to distribute to Funding an amount equal to the aggregate of (i) the amounts required by Funding to repay the Funding liquidity facility provider in respect of amounts drawn under the Funding liquidity facility, (ii) the amounts required to replenish the first reserve fund to the extent that amounts have been drawn from the first reserve fund to make scheduled repayments of principal and (iii) to the extent that there is a shortfall in the Funding liquidity reserve fund required amount, an amount equal to the shortfall;



       (c) after making the distributions in (b) above, from and including the start of a cash accumulation period, all principal receipts will be allocated and paid to Funding, provided that amounts shall only be distributed so as to ensure that the Funding share of the trust property does not as a result fall below zero, until an amount equal to the relevant bullet amount, or, in the case of the issuer series 1 term AAA advance, the relevant quarterly cash amount has been or will have been accumulated by Funding, as shown on the cash accumulation ledger and, in the case of the issuer series 1 term AAA advance, on the cash accumulation sub-ledger;



       (d) after making the distributions in (b) and (c) above, the cash manager on behalf of the mortgages trustee shall allocate and distribute principal receipts to Funding in an amount equal to the scheduled amortisation amount due on the relevant scheduled amortisation term advance on the immediately succeeding interest payment date provided that amounts shall only be distributed so as to ensure that the Funding Share of the trust property does not as a result fall below zero;



      (e) after making the distributions in (b), (c) and (d) above, from and including the date when amounts are or will become outstanding on the next following interest payment date in respect of one or more pass-through term advances that are due and payable (the "PAYABLE PASS-THROUGH TERM ADVANCES") under an intercompany loan, ignoring for these purposes the deferral of repayment of any term BBB advance, any term A advance and any term AA advance, then the aggregate amount of the following amounts in respect of each intercompany loan under which such payable pass-through term advances arise shall be allocated and distributed to Funding until all of such payable pass-through term advances are fully repaid or will on the next following interest payment date be fully repaid. The amounts referred to above shall be determined in respect of each intercompany loan agreement advanced by any issuer, previous issuer or any new issuer to Funding which then comprises a payable pass-through term advance ("INTERCOMPANY LOAN AGREEMENT X") and shall be:



            (i) prior to the occurrence of any option to redeem the notes, any new notes or any previous notes issued by the issuer, any new issuer or any previous issuer which is the lender of such intercompany loan agreement X, the outstanding principal balance of each payable pass-through term advance forming part of such intercompany loan X; and



            (ii) after the occurrence of any option to redeem the notes, any new notes or any previous notes issued by the issuer, any new issuer or any previous issuer which is the lender of such intercompany loan agreement X, an amount calculated as follows:



                                                outstanding principal balance of
                                                 intercompany loan agreement X
Funding share percentage x principal receipts x --------------------------------
                                                 aggregate outstanding principal
                                                 balance of all intercompany
             loans



             (but in each case, taking into account any amounts available to Funding in the Funding principal ledger to make such payments), and provided always that amounts shall only be distributed so as to ensure that the Funding share of the trust property does not as a result fall below zero; and



       (f) after making the distributions in (b), (c), (d) and (e), if such distribution date is a seller share event distribution date then the cash manager shall, on behalf of the mortgages trustee, retain and reinvest the remaining balance of the principal receipts (the "RETAINED PRINCIPAL RECEIPTS") by deposit in the mortgages trustee GIC account and make a corresponding credit to the principal ledger and, where such distribution date, is not a seller share event distribution date, any retained principal receipts shall be paid to the seller.


    If Funding enters into new intercompany loans, then the terms of the mortgages trust, including the provisions regarding the way in which the mortgages trustee distributes principal receipts, may change.



MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS AND RETAINED PRINCIPAL RECEIPTS AFTER THE OCCURRENCE OF A TRIGGER EVENT



    On each distribution date after the occurrence of an asset trigger event, all principal receipts plus an amount equal to the current retained principal receipts (if any) will be allocated and distributed by the cash manager, on behalf of the mortgages trustee, as follows:



       (a) if the immediately preceding distribution date was a seller share event distribution date, an amount equal to the retained principal receipts to Funding until the Funding share of the trust property is zero; and then


       (b) with no order of priority between them but in proportion to the respective amounts due, to Funding and the seller according to the Funding percentage share of the trust property and the seller percentage share of the trust property respectively, until the Funding share of the trust property is zero. When the Funding share of the trust property is zero, the remaining principal receipts (if any) will be allocated to the seller.

    On each distribution date after the occurrence of a non-asset trigger event but prior to the occurrence of an asset trigger event, all principal receipts will be allocated and paid to Funding until the Funding share of the trust property is zero.

    Following the occurrence of a non-asset trigger event but prior to the occurrence of an asset trigger event, the issuer notes will be subject to prepayment risk (that is, they may be repaid earlier than expected). Following the occurrence of an asset trigger event, the series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes may not be repaid in full by their respective final maturity dates. See "RISK FACTORS -- THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS".


LOSSES

    All losses arising on the loans are applied in reducing proportionately the Funding share and the seller share of the trust property. Funding's share and the seller's share of the losses are determined by multiplying the amount of losses during a distribution period by the Funding share percentage, which are allocated to Funding (until the Funding share of the trust property is zero), and the remainder, which are allocated to the seller, on each distribution date.


DISPOSAL OF TRUST PROPERTY

    The trust property is held on trust for the benefit of Funding and the seller. Subject to the terms of the mortgages trust deed, the mortgages trustee is not entitled to dispose of the trust property or create any security interest over the trust property.

    If an event of default occurs under any intercompany loan agreement (an "INTERCOMPANY LOAN EVENT OF DEFAULT") and the security trustee enforces the security granted by Funding over its assets, including its share of the trust property, then the security trustee is entitled, among other things, to sell Funding's share of the trust property. For further information on the security granted by Funding over its assets, see "SECURITY FOR FUNDING'S OBLIGATIONS".


ADDITIONS TO THE TRUST PROPERTY

    The trust property may be increased from time to time by the assignment of new loans and their related security to the mortgages trustee. The mortgages trustee will hold the new loans and their related security on trust for Funding and the seller according to the terms of the mortgages trust deed. For further information on the assignment of new loans and their related security to the mortgages trustee, see "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".


ACQUISITION BY FUNDING OF A FURTHER INTEREST IN THE TRUST PROPERTY

    On not more than 60 nor less than 30 days' written notice, Funding may offer to make a payment to the seller in consideration for an increase in Funding's share of the trust property on a distribution date specified in that notice, with the effect that Funding's share of the trust property shall increase and the seller's share of the trust property shall correspondingly decrease.
Funding is permitted to do this only if it meets a number of conditions, including:


       * that no intercompany loan event of default has occurred under any intercompany loan agreement that has not been remedied or waived;

       * as at the most recent interest payment date, no deficiency is recorded on Funding's principal deficiency ledger (which remains outstanding);

       * the security trustee is not aware that the increase in the Funding share of the trust property (or the corresponding decrease in the seller share of the trust property) would adversely affect the then current ratings by the rating agencies of the current notes;

       * as at the relevant distribution date, the aggregate outstanding principal balance of loans constituting the trust property, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is less than 5 per cent. of the aggregate outstanding principal balance of all loans constituting the trust property;



       * unless otherwise agreed by Moody's, Standard and Poor's or Fitch, as the case may be, the short-term, unsecured, unguaranteed and unsubordinated debt obligations of the seller are rated at least P-1 by Moody's, A-1 by Standard & Poor's and F1 by Fitch at the time of, and immediately following, the payment made by Funding on the relevant distribution date; and

       * the product of the weighted average repossession frequency ("WAFF") and the weighted average loss severity ("WALS") for the loans constituting the trust property calculated on the relevant distribution date in the same way as for the initial portfolio (or as agreed by the servicer and the rating agencies from time to time) does not exceed the product of the WAFF and WALS for the loans constituting the trust property calculated on the most recent previous closing date, plus 0.25 per cent.



ACQUISITION BY THE SELLER OF A FURTHER INTEREST IN THE TRUST PROPERTY

    If a borrower takes a payment holiday or makes an underpayment in respect of interest pursuant to the terms of a flexible loan, then the outstanding principal balance of the flexible loan will increase by, in the case of a payment holiday, the amount of interest that would have been paid on the relevant loan if not for such payment holiday and, in the case of an underpayment, the excess of the amount of interest that would have been paid on the relevant loan if not for such underpayment over the reduced amount of interest paid by the borrower (in each case, the "CAPITALISED INTEREST").

    The increase in the loan balance as a result of the capitalised interest will be allocated to the Funding share of the trust property and to the seller share of the trust property, based on their respective percentage shares in the trust property as calculated on the previous distribution date.

    Prior to an insolvency event occurring in respect of the seller, on each distribution date, the seller will make a cash payment to Funding in an amount equal to Funding's share of the capitalised interest in respect of those loans that are subject to payment holidays or underpayments. Following such payment:


       * the seller share of the trust property will increase by an amount equal to the amount paid to Funding for Funding's share of the capitalised interest, and Funding's share of the trust property will decrease by a corresponding amount; and

       * Funding will apply the proceeds of the amount paid by the seller in accordance with the Funding pre-enforcement revenue priority of payments and, after enforcement of the Funding security, in accordance with the Funding post enforcement priority of payments.


    If an insolvency event occurs in respect of the seller, then the seller may acquire from Funding its share of the capitalised interest in the same manner and for the same purpose described above, but it is not obliged to do so.


PAYMENT BY THE SELLER TO FUNDING OF THE AMOUNT OUTSTANDING UNDER AN INTERCOMPANY LOAN

    If the seller offers to make a payment to Funding of the amount outstanding under a series of an intercompany loan, then Funding may accept that offer but only if:


      *     either:


            (i) the aggregate outstanding principal balance of the relevant series of the intercompany loan is less than 10 per cent. of the principal balance of that series immediately after the intercompany loan in relation to that series was drawn by Funding; or

            (ii)  (A)   the issuer or a previous issuer would be required to
                        deduct or withhold from any payment of principal or interest or any other amount under any of the issuer notes or the previous notes (as the case may be) any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature or (B) Funding would be required to deduct or withhold from amounts due under an intercompany loan any amount on account of any present or future taxes, duties, assessments or governmental charges of whatever nature and the issuer or that previous issuer (as the case may be) is not able to arrange the substitution of a company incorporated in another jurisdiction approved by the relevant note trustee or previous note trustee
                        (as the case may be) as principal debtor under the relevant issuer notes or previous notes (as the case may be) and as lender under the relevant intercompany loan agreement, as the case may be;

            (iii) the issuer, or a previous issuer, has delivered a certificate to Funding, the issuer security trustee or the relevant previous issuer security trustee and the rating agencies to the effect that it would be unlawful for that issuer or previous issuer (as the case may be) to make, fund or allow to remain outstanding a term advance or previous term advance (as the case may be) made by it under the relevant intercompany loan agreement and stating that that issuer requires Funding to prepay the term advance; or


             (iv)(in relation to the issuer intercompany loan only) the new
                 Basel Capital Accord (as described in the consultative document "The New Basel Capital Accord" published in April 2003 by the Basel Committee on Banking Supervision and in their further consultative documents) has been implemented in the United Kingdom, whether by the rule of law, recommendation of best practice or by any other regulation, no issuer note enforcement notice has been served and the seller has given not less than 30 and not more than 60 days notice of the offer by the seller to be made on or after the interest payment date falling in April 2007;

       * the security trustee has received written confirmation from each of the rating agencies that there would not be any adverse effect on the then current ratings of the issuer notes if Funding accepted the offer;

       *     Funding would receive the payment on a distribution date; and

       * the relevant issuer has confirmed to Funding that the proceeds of the corresponding payment made by Funding to the relevant issuer would be applied to repay the relevant intercompany loan and the issuer has exercised its right to prepay the corresponding series of notes in these circumstances.

    The Funding share of the trust property would decrease by an amount equal to the payment made by the seller and the seller share would increase by a corresponding amount.



TERMINATION OF MORTGAGES TRUST

    The mortgages trust will terminate on the later to occur of:


       * the date on which all amounts due from Funding under all the intercompany loan agreements have been repaid in full; and

       *     any other date agreed in writing by Funding and the seller.



RETIREMENT OF MORTGAGES TRUSTEE

    The mortgages trustee is not entitled to retire or otherwise terminate its appointment. The seller and Funding covenant not to replace the mortgages trustee.


GOVERNING LAW

    The mortgage trust deed is governed by English law.

                     THE ISSUER INTERCOMPANY LOAN AGREEMENT

    The following section contains a summary of the material terms of the issuer intercompany loan agreement. The summary does not purport to be complete and is subject to the provisions of the issuer intercompany loan agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


    On the closing date, the issuer will lend to Funding an amount in sterling equal to the proceeds of the issue of the issuer notes, after converting the US dollar proceeds of the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes into sterling at the relevant issuer dollar currency swap rates and after converting the euro proceeds of the series 3 issuer notes into sterling at the relevant issuer euro currency swap rates. Funding will then pay the proceeds of the issuer intercompany loan to the seller in return for an addition to Funding's already existing share of the trust property. The issuer intercompany loan will be split into 13 separate sub-loans, or "ADVANCES", to correspond to the related series and classes of issuer notes:

       * the issuer series 1 term AAA advance, which corresponds to the series 1 class A issuer notes;

       * the issuer series 2 term AAA advance, which corresponds to the series 2 class A issuer notes;

       * the issuer series 3 term AAA advance, which corresponds to the series 3 class A issuer notes;

       * the issuer series 4A1 term AAA advance, which corresponds to the series 4 class A1 issuer notes;

       * the issuer series 4A2 term AAA advance, which corresponds to the series 4 class A2 issuer notes;

       * the issuer series 1 term AA advance, which corresponds to the series 1 class B issuer notes;

       * the issuer series 2 term AA advance, which corresponds to the series 2 class B issuer notes;

       * the issuer series 3 term AA advance, which corresponds to the series 3 class B issuer notes;

       * the issuer series 4 term AA advance, which corresponds to the series 4 class B issuer notes;

       * the issuer series 1 term BBB advance, which corresponds to the series 1 class C issuer notes;

       * the issuer series 2 term BBB advance, which corresponds to the series 2 class C issuer notes;

       * the issuer series 3 term BBB advance, which corresponds to the series 3 class C issuer notes; and

       * the issuer series 4 term BBB advance, which corresponds to the series 4 class C issuer notes.


       Unless the context otherwise requires, the issuer series 4A1 term AAA advance and the issuer series 4A2 term AAA advance are collectively referred to as the "ISSUER SERIES 4 TERM AAA ADVANCES" the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advance and the issuer series 4 term AAA advances are collectively referred to as the "ISSUER TERM AAA ADVANCES", the issuer series 1 term AA advance, the issuer series 2 term AA advance, the issuer series 3 term AA advance and the issuer series 4 term AA advance are collectively referred to as the "ISSUER TERM AA ADVANCES" and the issuer series 1 term BBB advance, the issuer series 2 term BBB advance, the issuer series 3 term BBB advance and the issuer series 4 term BBB advance are collectively referred to as the "ISSUER TERM BBB ADVANCES".

      The issuer term AAA advances reflect the ratings expected to be assigned to the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes by the rating agencies on the closing date. The issuer series 1 term AAA advance will have the same rating as the issuer series 2 term AAA advance, the issuer series 3 term AAA advance and the issuer series 4 term AAA advances despite the series 1 class A issuer notes having different short- term ratings. The issuer term AA advances reflect the rating expected to be assigned to the class B issuer notes by the rating agencies on the closing date. The issuer term BBB advances reflect the rating expected to be assigned to the class C issuer notes by the rating agencies on the closing date. If, after the closing date, the rating agencies subsequently change the ratings assigned to each class of the issuer notes, then this will not affect the designated ratings of the issuer term advances under the issuer intercompany loan.


    The final repayment date of each issuer term advance will be the final maturity date of the relevant underlying class of issuer notes.

    The issuer intercompany loan agreement will provide that, subject to satisfying the conditions in "-- CONDITIONS TO DRAWDOWN", the following advances will be made available by the issuer to Funding by way of the issuer intercompany loan made on the closing date:


       * the issuer term AAA advances in an aggregate principal amount of [GBP]__, which shall be funded by the issue of the class A issuer notes on the closing date, and which shall consist of the issuer series 1 term AAA advance in the amount of [GBP]__, the issuer series 2 term AAA advance in the amount of [GBP]__, the issuer series 3 term AAA advance in the amount of [GBP]__, the issuer series 4A1 term AAA advance in the amount of [GBP]__ and the issuer series 4A2 term AAA advance in the amount of [GBP]__;

       * the issuer term AA advances in an aggregate principal amount of [GBP]__, which shall be funded by the issue of the class B issuer notes on the closing date, and which shall consist of the issuer series 1 term AA advance in the amount of [GBP]__, the issuer series 2 term AA advance in the amount of [GBP]__, the issuer series 3 term AA advance in the amount of [GBP]__ and the issuer series 4 term AA advance in the amount of [GBP]__; and

       * the issuer term BBB advances in an aggregate principal amount of [GBP]__, which shall be funded by the issue of the class C issuer notes on the closing date, and which shall consist of the issuer series 1 term BBB advance in the amount of [GBP]__, the issuer series 2 term A advance in the amount of [GBP]__, the issuer series 3 term BBB advance in the amount of [GBP]__ and the issuer series 4 term BBB advance in the amount of [GBP]__.


    The money received by Funding under the advances will be used by Funding on the closing date to pay the seller the consideration due to the seller in relation to the assignment by the seller to Funding of a part of its share of the trust property. Funding's interest in the current portfolio will constitute the Funding share of the trust property.

    The issuer will make payments of interest and principal on the issuer notes from, among other things, respective payments of interest and principal made by Funding to the issuer under the issuer term AAA advances, the issuer term AA advances and the issuer term BBB advances of the issuer intercompany loan and from amounts paid by the issuer dollar currency swap providers and the issuer euro currency swap provider to the issuer under the issuer dollar currency swaps and the issuer euro currency swaps, respectively.

    The issuer has no obligation to make any further advances to Funding under the terms of the issuer intercompany loan agreement.


CONDITIONS TO DRAWDOWN

    The issuer will not be obliged to make the advances available to Funding unless the issuer security trustee is satisfied on the closing date that a number of conditions have been met, including:


       * that the issuer notes have been issued and the proceeds received by or on behalf of the issuer;


       * that Funding has delivered a certificate certifying that it is solvent; and

       * that each of the issuer transaction documents has been duly executed by the relevant parties to them.



REPRESENTATIONS AND AGREEMENTS

    Funding will make several representations to the issuer in the issuer intercompany loan agreement including representations that Funding has been duly incorporated and that it has the requisite corporate power and authority to enter into the transaction documents to which it is a party.

    In addition, Funding will agree that:


       * it will not create or permit to subsist any encumbrance, unless arising by operation of law, or other security interest over any of its assets other than pursuant to the transaction documents;

       * it will not carry on any business or engage in any activity whatsoever which is not incidental to or necessary in connection with any of the activities in which the transaction documents provide or envisage that Funding will engage;

       * it will not have any subsidiaries, any subsidiary undertakings, both as defined in the Companies Act 1985 as amended, or any employees or premises;

       * it will not transfer, sell, lend, part with or otherwise dispose of all or any of its assets, properties or undertakings or any interest, estate, right, title or benefit therein other than as contemplated in the transaction documents;

       * it will not pay any dividend or make any other distribution to its shareholders, other than in accordance with the Funding deed of charge, and it will not issue any new shares;

       * it will not incur any indebtedness in respect of any borrowed money or give any guarantee in respect of any indebtedness or of any obligation of any person whatsoever other than indebtedness contemplated by the transaction documents; and

       * it will not enter into any amalgamation, demerger, merger or reconstruction, nor acquire any assets or business nor make any investments other than as contemplated in the transaction documents.



PAYMENTS OF INTEREST


    The interest rates applicable to the issuer term advances from time to time will be determined by reference to LIBOR for three-month sterling deposits (other than, in each case, in respect of the first interest period) plus, in each case, a margin which will differ for each separate advance. For the first interest period, LIBOR will be determined on the basis of a linear interpolation between LIBOR for three-month and four-month sterling deposits. LIBOR for an interest period will be determined on the relevant interest determination date. The "INTEREST DETERMINATION DATE" will be the interest payment date (as described later in this section) on which the relevant interest period (as described in this section) commences or, in the case of the first interest period, the closing date.


    The margins applicable to each issuer term advance and the loan interest periods for which those margins apply, are as follows:


       * in respect of the issuer series 1 term AAA advance, __ per cent. per annum;



       * in respect of the issuer series 2 term AAA advance, __ per cent. per annum up to (and including) the interest period ending in January 2009 and thereafter __ per cent. per annum;



       * in respect of the issuer series 3 term AAA advance, __ per cent. per annum up to (and including) the interest period ending in January 2009 and thereafter __ per cent. per annum;



       * in respect of the issuer series 4A1 term AAA advance, __ per cent. per annum up to (and including) the interest period ending in January 2009 and thereafter __ per cent. per annum;

       * in respect of the issuer series 4A2 term AAA advance, __ per cent. per annum up to (and including) the interest period ending in January 2009 and thereafter __ per cent. per annum;



       * in respect of the issuer series 1 term AA advance, __ per cent. per annum up to (and including) the interest period ending in January 2009 and thereafter __ per cent. per annum;



       * in respect of the issuer series 2 term AA advance, __ per cent. per annum up to (and including) the interest period ending in January 2009 and thereafter __ per cent. per annum;



       * in respect of the issuer series 3 term AA advance, __ per cent. per annum up to (and including) the interest period ending in January 2009 and thereafter __ per cent. per annum;



       * in respect of the issuer series 4 term AA advance, __ per cent. per annum up to (and including) the interest period ending in January 2009 and thereafter __ per cent. per annum;



       * in respect of the issuer series 1 term BBB advance, __ per cent. per annum up to (and including) the interest period ending in January 2009 and thereafter __ per cent. per annum;



       * in respect of the issuer series 2 term BBB advance, __ per cent. per annum up to (and including) the interest period ending in January 2009 and thereafter __ per cent. per annum;



       * in respect of the issuer series 3 term BBB advance, __ per cent. per annum up to (and including) the interest period ending in January 2009 and thereafter __ per cent. per annum; and



       * in respect of the issuer series 4 term BBB advance, __ per cent. per annum up to (and including) the interest period ending in January 2009 and thereafter __ per cent. per annum.



    In addition, Funding will agree to pay an additional fee to the issuer on each interest payment date or otherwise when required. The fee on each interest payment date will be equal to the amount needed by the issuer to pay or provide for other amounts falling due, if any, to be paid to its creditors (other than amounts of interest and principal due on the issuer notes and tax that can be met out of the issuer's profits) and a sum (in amount up to 0.02 per cent. of the interest paid to the issuer on the term advances on each interest payment date), to be retained by the issuer as profit. The fee will be paid by Funding out of the Funding available revenue receipts.



REPAYMENT OF PRINCIPAL ON THE ISSUER TERM ADVANCES

    The issuer term advances will be repaid on the dates and in the priorities described in "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY".

    DEFERRAL OF PAYMENTS ON TERM BBB ADVANCES, TERM A ADVANCES AND TERM AA ADVANCES WHEN LOSSES ARE RECORDED ON RESPECTIVE PRINCIPAL DEFICIENCY LEDGERS AND IN OTHER CIRCUMSTANCES

    If:


       * a principal loss has been recorded on the principal deficiency ledger in respect of any of the term BBB advances, the term A advances or the term AA advances (whether in respect of the issuer intercompany loan, the previous intercompany loans or any new intercompany loan); or

       * monies standing to the credit of the first reserve fund have been used, on or prior to the relevant interest payment date, to cure a principal deficiency in respect of the term BBB advances and/or the term A advances and/or the term AA advances (whether in respect of the issuer intercompany loan, the previous intercompany loans or any new intercompany loan), and the first reserve fund has not been replenished by a corresponding amount on the relevant interest payment date; or

       * as at the relevant interest payment date, the total outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than 5 per cent. of the total outstanding principal balance of loans in the mortgages trust, then the term BBB advances, the term A advances, and, as applicable, the term AA advances will not be entitled to principal repayments until the relevant circumstance as described in the preceding bulleted list has been cured or otherwise ceases to exist or during such times that no term AAA advances are outstanding.



LIMITED RECOURSE

    Funding will only be obliged to pay amounts to the issuer under the issuer intercompany loan to the extent that it has funds to do so after making payments ranking in priority to amounts due on the issuer term advances.

    If, on the final repayment date of an issuer term advance, there is a shortfall between the amount of interest and/or principal due on that issuer term advance and the amount available to Funding to make that payment, then that shortfall shall not be due and payable to the issuer until the time (if ever) when Funding has enough money available to pay the shortfall on that issuer term advance (after making any other payments due that rank higher in priority to that advance).

    If, on the final repayment date of the issuer intercompany loan, there is a shortfall between the amount required to pay all outstanding interest and/or principal on the issuer term AA advances and /or the issuer term BBB advances and the amount available to Funding to make those payments, then the shortfall shall be deemed to be not due and payable under the issuer intercompany loan agreement and any claim that the issuer may have against Funding in respect of that shortfall will be extinguished.


ISSUER INTERCOMPANY LOAN EVENTS OF DEFAULT

    The issuer intercompany loan agreement will contain events of default (each an "ISSUER INTERCOMPANY LOAN EVENT OF DEFAULT"), which will include, among others, the following events:


       * a default by Funding for a period of three London business days in the payment of any amount payable under any intercompany loan agreement (whether any previous intercompany loan agreement, the issuer intercompany loan agreement or any new intercompany loan agreement) (but subject to the limited recourse provisions described later in this section and in "-- LIMITED RECOURSE");

       * Funding does not comply in any material respect with its obligations under the transaction documents (other than non-payment as set out in the preceding paragraph) and that non-compliance, if capable of remedy, is not remedied promptly and in any event within twenty London business days of Funding becoming aware of its non-compliance or of receipt of notice from the security trustee requiring Funding's non-compliance to be remedied; and

       * insolvency related events occur in relation to Funding or it is, or becomes, unlawful for Funding to perform its obligations under any of the transaction documents.


    Investors should note that, as described in "-- LIMITED RECOURSE", it will not be an event of default under an intercompany loan agreement (whether any previous intercompany loan agreement, the issuer intercompany loan agreement or any new intercompany loan agreement) if default is made by Funding in paying amounts due under the intercompany loan agreement where Funding does not have the money available to make the relevant payment. The ability of the issuer to repay the issuer notes will depend upon payments to the issuer from Funding under the issuer intercompany loan agreement. See "RISK FACTORS -- FAILURE BY FUNDING TO MEET ITS OBLIGATIONS UNDER THE ISSUER INTERCOMPANY LOAN AGREEMENT WOULD ADVERSELY AFFECT PAYMENTS ON THE ISSUER NOTES".

    Investors should also note that an event of default by Funding in respect of any previous intercompany loan or any new intercompany loan or any agreement entered into by Funding in connection with that previous intercompany loan or new intercompany loan, will constitute an event of default under the issuer intercompany loan.

    If an issuer intercompany loan event of default occurs, then the security trustee will be entitled to deliver a notice to Funding stating that the issuer intercompany loan event of default has occurred (an "ISSUER INTERCOMPANY LOAN ENFORCEMENT NOTICE"). Upon the service of an issuer intercompany loan enforcement notice, the security trustee may direct that the issuer term advances become immediately due and payable and/ or that the issuer term advances become due and payable on the demand of the security trustee.


NEW INTERCOMPANY LOAN AGREEMENTS

    Holdings is expected to establish new issuers for the purpose of issuing new notes to investors. The issuer intercompany loan agreement will provide that Funding may at any time, by written notice to the security trustee and the rating agencies, enter into a new intercompany loan agreement with a new issuer and draw new term advances thereunder. Each new term advance will be financed by the issue of new notes, and will only be permitted if certain conditions precedent are satisfied, including:


       * the proceeds of the new intercompany loan are used by Funding (1) to pay the seller for new loans to be assigned to the mortgages trustee under the mortgage sale agreement and/or (2) to acquire part of the current seller share of the trust property from the seller and/or (3) to refinance the existing debts of Funding (which could include a current intercompany loan) and/or (4) to apply a part thereof to further fund one or more of the reserve funds;

       * each of the rating agencies confirms in writing to the security trustee that there will not, as a result of the new issuer issuing any new notes, be any adverse effect on the ratings at that time by the rating agencies of the current notes or the implicit ratings at that time of the current term advances;

       * no current intercompany loan event of default under any current intercompany loan agreement is continuing unwaived on the date when the advance is drawn; and


       * no principal deficiency is recorded on the principal deficiency ledger.

             Each new intercompany loan agreement will be on substantially the same terms as the issuer intercompany loan agreement, except as to the amount advanced, the rating of the new notes to which the new term advances correspond (the designated "NEW TERM ADVANCE RATINGS"), the interest rates applicable to the new term advances, the date that the new term advances are drawn and the terms for repayment.


    Subject to the rules regarding the application of principal receipts by Funding (see "CASHFLOWS -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS"), Funding shall pay interest and repay principal which is due and payable on the term advances (which includes the previous term advances and any new term advances) to the issuer, the previous issuers and each new issuer in an order of priority which will depend on the relative term advance ratings of each term advance. Each term AAA advance due and payable will rank equally and proportionately as to payment (to the current issuers and any new issuer) of interest and principal, ahead of payments of interest and principal due and payable to the current issuers and any new issuer on the term AA advances, the term A advances and the term BBB advances. Similarly, each term AA advance due and payable will rank equally and proportionately as to payment of interest and principal due and payable, ahead of payments of interest and principal due and payable on the term A advances and the term BBB advances. Similarly, each term A advance due and payable will rank equally and proportionately as to payment of interest and principal due and payable, ahead of payments of interest and principal due and payable on the term BBB advances. Payments of interest on the term AAA advances, the term AA advances, the term A advances and the term BBB advances rank ahead of payments of interest and principal on any term BB advance. Investors should note that amounts due and payable on the previous term advances and any new term advances may be paid to the previous issuer and to any new issuer ahead of payments due and payable on the issuer term AA advances or the issuer term BBB advances if the term advance rating of that previous term advance or, as the case may be, new term advance is higher than the term advance rating of the issuer term AA advances or the issuer term BBB advances, as the case may be. References in this paragraph to subordination of any term BB advance are subject to the fact that principal payments on any term BB advance are made out of excess Funding available revenue receipts and/ or amounts standing to the credit of the reserve funds (subject in each case to meeting certain conditions precedent). Accordingly, principal may be paid on any term BB advance, provided those conditions are met, before principal is paid on higher ranking term advances.



FUNDING'S BANK ACCOUNTS

    Funding maintains two bank accounts in its name with Abbey. These are:


       (1) the Funding GIC account: the reserve funds (including the Funding liquidity reserve fund and the Funding reserve fund) are credited to this account and on each distribution date Funding's share of the mortgages trust available revenue receipts and any distribution of principal receipts to Funding under the mortgages trust are initially deposited in this account. On each interest payment date, amounts required to meet Funding's obligations to its various creditors are, with the consent of the security trustee, transferred to the Funding transaction account; and


       (2) the Funding transaction account: on each interest payment date, monies standing to the credit of the Funding GIC account are, with the consent of the security trustee, transferred to the Funding transaction account and applied by the cash manager in accordance with the relevant order for priority of payments. Amounts representing Funding's profits are retained in the Funding transaction account.


    The accounts referred to above are currently maintained with the account bank but may be required to be transferred to an alternative bank in certain circumstances including if the short term, unguaranteed and unsecured ratings ascribed to the account bank fall below A-1+ (or in the circumstances described below, A-1) by Standard & Poor's, F1+ by Fitch and P-1 by Moody's. So long as the relevant deposit amount is less than 30 per cent. of the amount of the Funding share in the trust property, then the short term, unguaranteed and unsecured rating required to be ascribed to the account bank by Standard & Poor's shall be at least A-1.


    If Funding makes a Funding stand-by drawing under the Funding liquidity facility, then Funding shall open a new account in its name, subject to the terms of the Funding liquidity facility agreement, called the "FUNDING LIQUIDITY FACILITY STAND-BY ACCOUNT" into which the Funding stand-by drawing will be deposited. See "CREDIT STRUCTURE -- FUNDING LIQUIDITY FACILITY".


GOVERNING LAW

    The issuer intercompany loan agreement is governed by English law.

                       SECURITY FOR FUNDING'S OBLIGATIONS

    Funding has granted security for its obligations under the current intercompany loan agreements (and the other transaction documents to which it is a party) by entering into the Funding deed of charge with the security trustee, the cash manager, the account bank, the seller, the corporate services provider, the previous issuers, the Funding swap provider, the Funding liquidity facility provider, the previous start-up loan provider and the start-up loan provider. The issuer will enter into a deed of accession to the Funding deed of charge which means that it will share in the security granted by Funding under the Funding deed of charge. In addition, if Funding enters into new intercompany loan agreements with new issuers, then the new issuers (together with any new start-up loan providers), will enter into deeds of accession in relation to the Funding deed of charge. This means that they will also share in the security granted by Funding under the Funding deed of charge with the existing Funding secured creditors.

    The Funding deed of charge has seven primary functions:


       *     it sets out the covenants of Funding;

       * it creates security for the security trustee which the security trustee then administers on trust for each of the Funding secured creditors;

       * it sets out the order in which the cash manager applies money received by Funding prior to enforcement of the security;

       * it sets out the enforcement procedures relating to a default by Funding on its covenants under the transaction documents (including provisions relating to the appointment of a receiver);

       * it sets out the order in which the security trustee applies money received by Funding following the enforcement of the security;

       * it sets out the appointment of the security trustee, its powers and responsibilities and the limitations on those responsibilities; and


       * it sets out how new creditors of Funding can accede to the terms of the Funding deed of charge.

    The following section contains a summary of the material terms of the Funding deed of charge. The summary does not purport to be complete and is subject to the provisions of the Funding deed of charge, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


COVENANTS OF FUNDING

    The Funding deed of charge contains covenants made by Funding in favour of the security trustee on trust for the benefit of itself, any receiver of Funding and the Funding secured creditors. The main covenants are that Funding will pay all amounts due to each of the Funding secured creditors as they become due (subject to the limited recourse provisions of the current intercompany loans) and that it will comply with its other obligations under the transaction documents.


FUNDING SECURITY

    Under the Funding deed of charge, Funding creates the following security (also known as the "FUNDING SECURITY") in respect of all the intercompany loans outstanding at any one time:


       * a first ranking fixed charge (which may take effect as a floating charge) over the Funding share of the trust property;

       * an assignment by way of first ranking fixed security of all of its rights and interest in the transaction documents to which Funding is a party from time to time;

       * a charge by way of first fixed charge (which may take effect as a floating charge) of the rights and benefits of Funding in the Funding GIC account, the Funding transaction account and the Funding liquidity facility stand-by account, all amounts standing to the credit of those accounts and all authorised investments purchased from those accounts;

       * with regard to all of Funding's assets located in England and Wales or governed by English law, a first ranking floating charge over all the assets and the undertaking of Funding not otherwise secured by any fixed charge detailed here; and

       * with regard to all of Funding's assets located in Scotland or governed by Scots law, a first ranking floating charge.


NATURE OF SECURITY -- FIXED CHARGE

    Funding may not deal with those of its assets which are subject to a fixed charge without the consent of the security trustee. Accordingly, Funding is not permitted to deal with the assets which are expressed to be subject to a fixed charge in its ordinary course of business. In this way, the security is said to "fix" over those assets which are expressed to be subject to a fixed charge (being the charges described in the first three bullet points in this section).

NATURE OF SECURITY -- FLOATING CHARGE

    Unlike the fixed charges, the floating charge does not attach to specific assets but instead "FLOATS" over a class of assets which may change from time to time, allowing Funding to deal with those assets and to give third parties title to those assets free from any encumbrance in the event of sale, discharge or modification, provided those dealings and transfers of title are in the ordinary course of Funding's business. Any of Funding's assets, whether currently held or acquired after the closing date (including assets acquired as a result of the disposition of any other asset of Funding), which are not subject to the fixed charges mentioned in this section and all of its Scottish assets are subject to the floating charge.

    The Funding deed of charge was created prior to 15th September, 2003. Accordingly, the prohibition in section 72A of the Insolvency Act on the appointment of an administrative receiver under floating charges created after that date will not apply to any appointment made pursuant to the Funding deed of charge.


    The existence of the floating charge allows the security trustee to appoint an administrative receiver of Funding and thereby prevent the appointment of an administrator or receiver of Funding by one of Funding's other creditors. We expect that an appointment of an administrative receiver by the security trustee under the issuer deed of charge will not be prohibited by section 72A of the Insolvency Act as the appointment will fall within the exception set out under section 72B of the Insolvency Act (First Exception: Capital Markets). Therefore, in the event that enforcement proceedings are commenced in respect of amounts due and owing by Funding, the security trustee will always be able to control those proceedings in the best interests of the Funding secured creditors. However, see "RISK FACTORS -- CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS" relating to potential prohibition on appointment of administrative receivers.



    The interest of the Funding secured creditors in property and assets over which there is a floating charge only will rank behind the expenses of any liquidation or any administration and the claims of certain other preferential creditors on enforcement of the Funding security. Section 250 of the Enterprise Act abolishes crown preference in relation to all insolvencies and thus reduces the categories of preferential debts that are to be paid in priority to debts due to the holder of a floating charge but a new Section 176A of the Insolvency Act (as inserted by Section 251 of the Enterprise Act) requires a "prescribed part" (up to a maximum amount of [GBP]600,000,00) of the floating charge realisations available for distribution to be set aside to satisfy the claims of unsecured creditors. This means that the expenses of any liquidation or any administration and preferential creditors will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to the issuer under the issuer intercompany loan agreement. Again, see "RISK FACTORS -- CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS" relating to the introduction of enhanced rights for unsecured creditors in respect of floating charge recoveries.

The floating charge created by the Funding deed of charge may "CRYSTALLISE" and become a fixed charge over the relevant class of assets owned by Funding at the time of crystallisation. Crystallisation will occur automatically following the occurrence of specific events set out in the Funding deed of charge, including, among other events, notice to Funding from the security trustee following an intercompany loan event of default except in relation to Funding's Scottish assets, where crystallisation will occur on the appointment of an administrative receiver or upon the commencement of the winding up of Funding. A crystallised floating charge will rank ahead of the claims of unsecured creditors but will continue to rank behind the claims of preferential creditors (as referred to in this section) on enforcement of the Funding security.


FUNDING PRE-ENFORCEMENT PRIORITY OF PAYMENTS

    The Funding deed of charge sets out the order of priority of distribution by the cash manager, as at the closing date and prior to the enforcement of the Funding security, of amounts standing to the credit of the Funding transaction account on each interest payment date. This order of priority is described in "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS" and
"CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY".


FOLLOWING THE CREATION OF NEW INTERCOMPANY LOAN AGREEMENTS

    As new issuers are established to issue new notes and accordingly to make new term advances to Funding, those new issuers (together with any new start-up loan providers), will likewise enter into deeds of accession in relation to the Funding deed of charge which will amend the Funding pre-enforcement revenue priority of payments, the Funding preenforcement principal priority of payments and the Funding post-enforcement priority of payments to reflect the amounts due to the new issuer and any new start-up loan provider. The ranking of those new amounts due will be as follows:


       * subject to the rules regarding the application of principal receipts by Funding (see "CASHFLOWS -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS"), all amounts due and payable to the previous issuers, the issuer and any new issuer will be paid, subject to their relevant repayment dates, in descending order of the respective ratings of their term advances so the term advance with the highest term advance rating will be paid first and the term advance with the lowest term advance rating will be paid last; and

       * all start-up loan providers will rank in no order of priority between them but in proportion to the respective amounts due to them.



ENFORCEMENT

    The Funding deed of charge sets out the general procedures by which the security trustee may take steps to enforce the security created by Funding so that the security trustee can protect the interests of each of the Funding secured creditors.

    The Funding deed of charge requires the security trustee to consider the interests of each of the Funding secured creditors as to the exercise of its powers, trusts, authorities, duties and discretions, but requires the security trustee in the event of a conflict between the interests of the previous issuers, the issuer and any new issuers and the interests of any other Funding secured creditors, to consider only, unless stated otherwise, the interests of the previous issuers, the issuer and any new issuers. As among the previous issuers, the issuer and any new issuers, the security trustee will exercise its rights under the Funding deed of charge only in accordance with the directions of the previous issuers, the issuer and/or the new issuer(s) with the highest-ranking term advance ratings. If the previous issuers, the issuer and/or any new issuers with term advances of equal ratings give conflicting directions, then the security trustee will act in accordance with the directions of the previous issuers, the issuer or new issuer (or two or more of them if in agreement) whose aggregate principal amount outstanding of its/their highest-ranking term advances is the greatest. In all cases, the security trustee will only act if it is indemnified to its satisfaction.

    The Funding security will become enforceable upon the service of an intercompany loan enforcement notice under any intercompany loan, provided that, if the Funding security has become enforceable otherwise than by reason of a default in payment of any amount due on any of the term advances, the security trustee will not be entitled to dispose of all or part of the assets comprised in the Funding security unless either:


       * a sufficient amount would be realised to allow a full and immediate discharge of all amounts owing in respect of the term AAA advances -- including the term AAA advances made under the previous intercompany loans, the issuer intercompany loan and any new intercompany loans (or, once these term AAA advances have been repaid, the term advances with the next highest term advance rating, and so on); or

       * the security trustee is of the opinion that the cashflow expected to be received by Funding will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of Funding, to discharge in full over time all amounts owing in respect of the term AAA advances -- including the term AAA advances made under the previous intercompany loans, the issuer intercompany loan and any new intercompany loans (or, once these term AAA advances have been repaid, the term advances with the next highest term advance rating, and so on).


    Each of the Funding secured creditors will agree under the Funding deed of charge that they will not take steps directly against Funding for any amounts owing to them, unless the security trustee has become bound to enforce the Funding security but has failed to do so within 30 days of becoming so bound.


FUNDING POST-ENFORCEMENT PRIORITY OF PAYMENTS

    The Funding deed of charge sets out the order of priority of distribution as at the closing date by the security trustee, following service of an intercompany loan enforcement notice, of amounts received or recovered by the security trustee or a receiver appointed on its behalf. This order of priority is described in "CASHFLOWS -- DISTRIBUTION OF FUNDING PRINCIPAL RECEIPTS AND FUNDING REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE FUNDING SECURITY".


FOLLOWING THE CREATION OF NEW INTERCOMPANY LOAN AGREEMENTS

    Any deeds of accession will amend the Funding post-enforcement priority of payments to reflect the amounts due to the new issuer and any new start-up loan provider or any other relevant creditor that has acceded to the terms of the Funding deed of charge.


APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE SECURITY TRUSTEE

    The security trustee is appointed to act as trustee on behalf of the Funding secured creditors on the terms and conditions of the Funding deed of charge. It holds the benefit of the security created by the Funding deed of charge on trust for each of the Funding secured creditors in accordance with the terms and conditions of the Funding deed of charge.

    The Funding Deed of Charge provides that the security trustee may agree amendments or modifications to any of the transaction documents:


       * which in the opinion of the security trustee it may be expedient to make, provided that the security trustee is of the opinion acting reasonably, that such modifications will not be materially prejudicial to the interests of the Funding secured creditors or, if it is not of that opinion in relation to any Funding secured creditors, such Funding secured creditor has given its written consent to such modifications;

       * which in the opinion of the security trustee are made to correct a manifest or demonstrable error or are of a formal, minor or technical nature; or

       * provided that the rating agencies confirm that as result of such modification there will not be any adverse effect on the then current ratings by the rating agencies of the existing issuer notes.


    If Funding 2 is established, then the security trustee may agree changes to the transaction documents to enable the inclusion of Funding 2 as a beneficiary of the mortgages trust, and the prior consent of noteholders will not be obtained in relation to those modifications, provided that the rating agencies confirm that the inclusion of Funding 2 as a beneficiary of the mortgages trust would not adversely affect the existing ratings of any issuer notes.


THE SECURITY TRUSTEE'S FEES AND EXPENSES

    Funding shall reimburse the security trustee for all its costs and expenses properly incurred in acting as security trustee. The security trustee is entitled to a fee payable quarterly in the amount agreed from time to time by the security trustee and Funding. Funding has agreed to indemnify the security trustee and each of its officers, employees and advisers from and against all claims, actions, proceedings, demands, liabilities, losses, damages, costs and expenses arising out of or in connection with:


       *     the transaction documents; or


       *     the security trustee's engagement as security trustee,

which it or any of its officers, employees or advisers may suffer.

    Funding is not responsible under the Funding deed of charge for any liabilities, losses, damages, costs or expenses resulting from fraud, negligence, wilful misconduct or breach of the terms of the Funding deed of charge by the security trustee or any of its officers or employees.

RETIREMENT AND REMOVAL

    Subject to the appointment of a successor security trustee, the security trustee may retire after giving three months' notice in writing to Funding.

    Funding may remove the security trustee at any time provided that it has the consent, which must not be unreasonably withheld or delayed, of each of the Funding secured creditors to the removal.

    In addition, the security trustee may, subject to conditions specified in the Funding deed of charge, appoint a co-trustee to act jointly with it.


ADDITIONAL PROVISIONS OF THE FUNDING DEED OF CHARGE

    The Funding deed of charge contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:


       * the security trustee will, if reasonably practicable, give prior notification to the seller of the security trustee's intention to enforce the Funding security (although any failure to so notify will not prejudice the ability of the security trustee to enforce the Funding security);

       * the security trustee is not responsible for the adequacy or enforceability of the Funding deed of charge or any other transaction document;

       * the security trustee is not required to exercise its powers under the Funding deed of charge without being directed to do so by the issuer, the previous issuers or the other Funding secured creditors;

       * the security trustee may rely on documents provided by the mortgages trustee, Funding and the cash manager and the advice of consultants and advisors;

       * the security trustee is not required to monitor whether an intercompany loan event of default under any intercompany loan has occurred or compliance by Funding with the transaction documents;

       * the security trustee will be taken not to have knowledge of the occurrence of an intercompany loan event of default under any intercompany loan unless the security trustee has received notice from a Funding secured creditor stating that an intercompany loan event of default has occurred and describing that intercompany loan event of default;

       * the security trustee has no duties or responsibilities except those expressly set out in the Funding deed of charge or the transaction documents;

       * any action taken by the security trustee under the Funding deed of charge or any transaction document binds all of the Funding secured creditors;

       * each Funding secured creditor must make its own independent investigations, without reliance on the security trustee, as to the affairs of Funding and whether or not to request that the security trustee take any particular course of action under any transaction document;

       * the security trustee and its affiliates may engage in any kind of business with Funding or any of the Funding secured creditors as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Funding secured creditors;

       * the security trustee has no liability under or in connection with the Funding deed of charge or any other transaction document, whether to a Funding secured creditor or otherwise, other than to the extent to which (1) the liability is able to be satisfied in accordance with the Funding deed of charge out of the property held by it on trust under the Funding deed of charge and (2) it is actually indemnified for the liability. This limitation of liability does not apply to a liability of the security trustee to the extent that it is not satisfied because there is a reduction in the extent of the security trustee's indemnification as a result of its fraud, negligence or wilful misconduct or breach of the terms of the Funding deed of charge; and

       * the security trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of security.


    The security trustee has had no involvement in the preparation of any part of this prospectus, other than any particular reference to the security trustee. The security trustee expressly disclaims and takes no responsibility for any other part of this prospectus. The security trustee makes no statement or representation in this prospectus, has not authorised or caused the issue of any part of it and takes no responsibility for any part of it. The security trustee does not guarantee the performance of the issuer notes or the payment of principal or interest on the issuer notes.


GOVERNING LAW

    The Funding deed of charge is governed by English law.

                      SECURITY FOR THE ISSUER'S OBLIGATIONS

    The issuer will provide security for its obligations by entering into the issuer deed of charge with the issuer secured creditors, who are the issuer security trustee, the note trustee, the paying agents, the registrar, the transfer agent, the agent bank, the issuer dollar currency swap providers, the issuer euro currency swap provider, the corporate services provider, the issuer cash manager and the issuer account banks.

    The issuer deed of charge has five primary functions:


       *     it sets out covenants of the issuer;

       * it creates security for the issuer security trustee which the issuer security trustee then administers on trust for each of the issuer secured creditors;

       * it sets out the enforcement procedures relating to a default by the issuer of its covenants under the transaction documents (including the appointment of a receiver);

       * it sets out the order in which the issuer security trustee applies monies standing to the credit of the issuer transaction accounts following the enforcement of the issuer security; and

       * it sets out the appointment of the issuer security trustee, its powers and responsibilities and the limitations on those responsibilities.


    The following section contains a summary of the material terms of the issuer deed of charge. The summary does not purport to be complete and is subject to the provisions of the issuer deed of charge, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


COVENANTS OF THE ISSUER

    The issuer deed of charge contains covenants made by the issuer in favour of the issuer security trustee on trust for the benefit of itself, any receiver of the issuer and the issuer secured creditors. The main covenants are that the issuer will pay all amounts due to each of the issuer secured creditors as they become due and that it will comply with its other obligations under the issuer transaction documents.


ISSUER SECURITY

    Under the issuer deed of charge, the issuer creates the following security in respect of its obligations:


       * an assignment and charge by way of first fixed security of the issuer's rights under the issuer transaction documents to which it is a party, including the issuer intercompany loan agreement, the Funding deed of charge, the issuer dollar currency swap agreements, the issuer euro currency swap agreements, the issuer paying agent and agent bank agreements, the issuer underwriting agreement, the issuer subscription agreement, the issuer corporate services agreement, the issuer bank account agreement, the issuer cash management agreement and the issuer trust deed;

       * a charge by way of first fixed charge (which may take effect as a floating charge) of the issuer's right, title and interest and benefit in the issuer transaction accounts and any amounts deposited in them;

       * a charge by way of first fixed charge (which may take effect as a floating charge) of the issuer's right, title, interest and benefit in all authorised investments made by or on behalf of the issuer, including all monies and income payable under them;

       * with regard to all of the issuer's assets located in England or Wales or governed by English law a first ranking floating charge over the issuer's business and assets not already charged under the fixed charges described here; and

       * with regard to all of the issuer's assets located in Scotland or governed by Scots law a first ranking floating charge (all of the assets subject to fixed charges as listed above being wholly governed by English law).

NATURE OF SECURITY -- FIXED CHARGE

    The issuer may not deal with those of its assets which are subject to a fixed charge without the consent of the issuer security trustee. Accordingly, the issuer will not be permitted to deal in its ordinary course of business with the assets which are expressed to be subject to a fixed charge. In this way, the security is said to "fix" over those assets which are expressed to be subject to a fixed charge (being the charges described in the first three bullet points in this section).

NATURE OF SECURITY -- FLOATING CHARGE

    Unlike the fixed charges, the floating charge does not attach to specific assets but instead "floats" over a class of assets which may change from time to time, allowing the issuer to deal with those assets and to give third parties title to those assets free from any encumbrance in the event of sale, discharge or modification, provided those dealings and transfers of title are in the ordinary course of the issuer's business. Any assets acquired by the issuer after the closing date (including assets acquired as a result of the disposition of any other assets of the issuer) which are not subject to fixed charges described in the preceding section and all of its Scottish assets will also be subject to the floating charge.


    The existence of the floating charge allows the issuer security trustee to appoint an administrative receiver of the issuer and thereby prevent the appointment of an administrator or receiver of the issuer by one of the issuer's other creditors. We expect that an appointment of an administrative receiver by the issuer security trustee under the issuer deed of charge will not be prohibited by section 72A of the Insolvency Act as the appointment will fall within the exception set out under section 72B of the Insolvency Act (First Exception: Capital Markets). Therefore, in the event that enforcement proceedings are commenced in respect of amounts due and owing by the issuer, the issuer security trustee should be able to control those proceedings in the best interest of the issuer secured creditors. However, see "RISK FACTORS -- CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS" relating to the appointment of administrative receivers.



    The interests of the issuer secured creditors in property and assets over which there is a floating charge will rank behind the expenses of any liquidation or any administration and the claims of certain preferential creditors on enforcement of the issuer security. Section 250 of the Enterprise Act abolishes crown preference in relation to all insolvencies (and thus reduces the categories of preferential debts that are to be paid in priority to debts due to the holder of a floating charge) but a new Section 176A of the Insolvency Act (as inserted by Section 251 of the Enterprise Act) requires a "prescribed part" (up to a maximum amount of [GBP]600,000) of the floating charge realisations available for distribution to be set aside to satisfy the claims of unsecured creditors. This means that the expenses of any liquidation or any administration, the claims of preferential creditors and the beneficiaries of the prescribed part will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to noteholders. The prescribed part will not be relevant to property subject to a valid fixed security interest or to a situation in which there are no unsecured creditors.


    The floating charge created by the issuer deed of charge may "crystallise" and become a fixed charge over the relevant class of assets owned by the issuer at the time of crystallisation. Crystallisation will occur automatically following the occurrence of specific events set out in the issuer deed of charge, including, among other events, notice to the issuer from the issuer security trustee following an event of default under the issuer notes (except in relation to the issuer's Scottish assets, where crystallisation will occur on the appointment of an administrative receiver or upon commencement of a winding up of the issuer). A crystallised floating charge will rank ahead of the claims of unsecured creditors which are in excess of the prescribed part but will rank behind the expenses of any liquidation or administration, the claims of preferential creditors and the beneficiaries of the prescribed part on enforcement of the issuer security.

ENFORCEMENT

    The issuer deed of charge sets out the general procedures by which the issuer security trustee may take steps to enforce the security created by the issuer so that the issuer security trustee can protect the interests of each of the issuer secured creditors.


    The issuer deed of charge requires the issuer security trustee to consider the interests of each of the issuer secured creditors as to the exercise of its powers, trusts, authorities, duties and discretions, but requires the issuer security trustee in the event of a conflict between the interests of the noteholders and the interests of any other issuer secured creditor, to consider only, unless stated otherwise, the interests of the noteholders. As among noteholders, the issuer security trustee will exercise its rights under the issuer deed of charge only in accordance with the directions of the class of noteholders with the highest-ranking issuer notes. If there is a conflict between the interests of the class A noteholders of one series and the class A noteholders of another series, or conflict between the class B noteholders of one series and the class B noteholders of another series, or conflict between the class C noteholders of one series and the class C noteholders of another series then a resolution directing the issuer security trustee to take any action must be passed at separate meetings of the holders of each series of the class A issuer notes or, as applicable, each series of the class B issuer notes or, as applicable, each series of the class C issuer notes.


    The issuer security will become enforceable upon either (1) the enforcement of the Funding security or (2) the occurrence of an issuer note event of default which is not being waived by the issuer security trustee, provided that, if the issuer security has become enforceable otherwise than by reason of a default in payment of any amount due on the issuer notes, the issuer security trustee will not be entitled to dispose of all or part of the assets comprised in the issuer security unless either:


       * a sufficient amount would be realised to allow a full and immediate discharge of all amounts owing in respect of the class A issuer notes or, if the class A issuer notes have been fully repaid, the class B issuer notes or, if the class B issuer notes have been fully repaid, the class C issuer notes; or

       * the issuer security trustee is of the opinion that the cashflow expected to be received by the issuer will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer, to discharge in full over time all amounts owing in respect of the class A issuer notes or, if the class A issuer notes have been fully repaid, the class B issuer notes or, if the class B issuer notes have been fully repaid, the class C issuer notes.


    Each of the issuer secured creditors (other than the noteholders, the note trustee acting on behalf of the noteholders and the issuer security trustee) will agree under the issuer deed of charge that they will not take steps directly against the issuer for any amounts owing to them, unless the issuer security trustee has become bound to enforce the issuer security but has failed to do so within 30 days of becoming so bound.


ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENTS

    The issuer deed of charge sets out the order of priority of distribution by the issuer security trustee, following service of an issuer note enforcement notice, of amounts received or recovered by the issuer security trustee (or a receiver appointed on its behalf). There are two separate payment orders of priority depending on whether the Funding security has also been enforced. These orders of priority are described in "CASHFLOWS".


APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE ISSUER SECURITY TRUSTEE

    The issuer security trustee is appointed to act as trustee on behalf of the issuer secured creditors on the terms and conditions of the issuer deed of charge. It holds the benefit of the security created by the issuer deed of charge on trust for each of the issuer secured creditors in accordance with the terms and conditions of the issuer deed of charge.

The issuer deed of charge provides that the issuer security trustee may agree to amendments or modifications to any of the transaction documents:


       * which in the opinion of the issuer security trustee it may be expedient to make, provided that the issuer security trustee is of the opinion, acting reasonably, that such modifications will not be materially prejudicial to the interests of the noteholders;

       * which in the opinion of the issuer security trustee will not materially prejudice the interests of any of the dollar currency swap providers or the euro currency swap provider; or

       * which in the opinion of the issuer security trustee are made to correct a manifest or demonstrable error or are of a formal, minor or technical nature.


    The issuer security trustee is entitled to assume in the exercise of its discretions and powers, that the proposed exercise would not be materially prejudicial to the interests of the holders of the issuer notes, if the existing ratings of the issuer notes are not adversely affected by that proposed exercise. The prior consent of noteholders will not be obtained in relation to the inclusion of Funding 2 as a beneficiary of the mortgages trust, provided that the rating agencies confirm that the inclusion of Funding 2 as a beneficiary of the mortgages trust would not adversely affect the existing ratings of any issuer notes.

ISSUER SECURITY TRUSTEE'S FEES AND EXPENSES

    The issuer will reimburse the issuer security trustee for all its costs and expenses properly incurred in acting as issuer security trustee. The issuer security trustee shall be entitled to a fee payable quarterly in the amount agreed from time to time by the issuer security trustee and the issuer. The issuer has agreed to indemnify the issuer security trustee and each of its officers, employees and advisers from and against all claims, actions, proceedings, demands, liabilities, losses, damages, costs and expenses arising out of or in connection with:


       *     the issuer transaction documents; or

       * the issuer security trustee's engagement as issuer security trustee,


which it or any of its officers, employees or advisers may suffer.

    The issuer will not be responsible under the issuer deed of charge for any liabilities, losses, damages, costs or expenses resulting from fraud, wilful default or negligence on the part of the issuer security trustee or any of its officers, employees and advisers or breach by them of the terms of the issuer deed of charge.

RETIREMENT AND REMOVAL

    Subject to the appointment of a successor issuer security trustee, the issuer security trustee may retire after giving three months' notice in writing to the issuer.

    The issuer may remove the issuer security trustee at any time providing that it has the consent, which must not be unreasonably withheld or delayed, of each of the issuer secured creditors to the removal.

    In addition, the issuer security trustee may, subject to the conditions specified in the issuer deed of charge, appoint a co-trustee to act jointly with it.


ADDITIONAL PROVISIONS OF THE ISSUER DEED OF CHARGE

    The issuer deed of charge contains a range of provisions regulating the scope of the issuer security trustee's duties and liability. These include the following:


       * the issuer security trustee will, if reasonably practicable, give prior notification to the seller of the issuer security trustee's intention to enforce the issuer security (although any failure to so notify will not prejudice the ability of the issuer security trustee to enforce the issuer security);

       * the issuer security trustee is not responsible for the adequacy or enforceability of the issuer deed of charge or any other issuer transaction document;

      * the issuer security trustee is not required to exercise its powers under the issuer deed of charge without being directed or requested to do so by an extraordinary resolution of the noteholders or in writing by the holders of at least 25 per cent. of the aggregate principal amount outstanding of the issuer notes then outstanding or by any other issuer secured creditor provided that:


            (i) the issuer security trustee will not act at the direction or request of the class B noteholders unless either so to do would not, in its opinion, be materially prejudicial to the interests of the class A noteholders or the action is sanctioned by an extraordinary resolution of the class A noteholders;

            (ii) the issuer security trustee will not act at the direction or request of the class C noteholders unless either so to do would not, in its opinion, be materially prejudicial to the interests of the class A noteholders and/or the class B noteholders or the action is sanctioned by extraordinary resolutions of the class A noteholders and/or the class B noteholders, as the case may be; and

            (iii) the issuer security trustee will not act at the direction or request of any other issuer secured creditor unless so to do would not, in its opinion, be materially prejudicial to the interests of the noteholders or the action is sanctioned by extraordinary resolutions of the noteholders and each of the other relevant secured creditors that ranks ahead of that issuer secured creditor (in the issuer post- enforcement priority of payments) also consents to that action and in particular;


      * the issuer security trustee is entitled to assume that, in the exercise of its rights, powers, duties and discretions, the exercise will not be materially prejudicial to the noteholders if each of the rating agencies has confirmed that the then current ratings of the notes will not be adversely affected by the exercise;

      * the issuer security trustee may rely on documents provided by the issuer, the issuer cash manager, the issuer dollar currency swap providers, the issuer euro currency swap provider, the agent bank, the paying agents, the registrar, the transfer agent, the issuer account banks and the corporate services provider and the advice of consultants and advisers;

      * the issuer security trustee is not required to monitor whether an issuer note event of default has occurred or compliance by the issuer with the issuer transaction documents;

      * the issuer security trustee will be taken not to have knowledge of the occurrence of an issuer note event of default unless the issuer security trustee has received notice from an issuer secured creditor stating that an issuer note event of default has occurred and describing that issuer note event of default;

      * the issuer security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the relevant class of noteholders without inquiry about compliance with the issuer trust deed;

      * the issuer security trustee has no duties or responsibilities except those expressly set out in the issuer deed of charge or the issuer transaction documents;

      * any action taken by the issuer security trustee under the issuer deed of charge or any of the issuer transaction documents binds all of the issuer secured creditors;

      * each issuer secured creditor must make its own independent investigations, without reliance on the issuer security trustee, as to the affairs of the issuer and whether or not to request that the issuer security trustee take any particular course of action under any issuer transaction document;

      * the issuer security trustee in a capacity other than as issuer security trustee can exercise its rights and powers as such as if it were not acting as the issuer security trustee;

       * the issuer security trustee and its affiliates may engage in any kind of business with the issuer or any of the issuer secured creditors as if it were not the issuer security trustee and may receive consideration for services in connection with any issuer transaction document or otherwise without having to account to the issuer secured creditors;

       * the issuer security trustee has no liability under or in connection with the issuer deed of charge or any other issuer transaction document, whether to an issuer secured creditor or otherwise, (1) other than to the extent to which the liability is able to be satisfied in accordance with the issuer deed of charge out of the property held by it on trust under the issuer deed of charge and
             (2) it is actually indemnified for the liability. This limitation of liability does not apply to a liability of the issuer security trustee to the extent that it is not satisfied because there is a reduction in the extent of the issuer security trustee's indemnification as a result of its fraud, negligence, wilful misconduct or breach of the terms of the issuer deed of charge; and

       * the issuer security trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of security.


    The issuer security trustee has had no involvement in the preparation of any part of this prospectus, other than any particular reference to the issuer security trustee. The issuer security trustee expressly disclaims and takes no responsibility for any other part of this prospectus. The issuer security trustee makes no statement or representation in this prospectus, has not authorised or caused the issue of any part of it and takes no responsibility for any part of it. The issuer security trustee does not guarantee the success of the issuer notes or the payment of principal or interest on the issuer notes.


TRUST INDENTURE ACT PREVAILS

    The issuer deed of charge contains a provision that, if any other provision of the issuer deed of charge limits, qualifies or conflicts with another provision which is required to be included in the issuer deed of charge by, and is not subject to contractual waiver under, the US Trust Indenture Act of 1939 (as amended), then the required provision of that Act will prevail.


GOVERNING LAW

    The issuer deed of charge will be governed by English law.

                                    CASHFLOWS

DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS

DEFINITION OF FUNDING AVAILABLE REVENUE RECEIPTS

    "FUNDING AVAILABLE REVENUE RECEIPTS" will be calculated by the cash manager on the day falling four business days prior to each interest payment date and will be an amount equal to the sum of:



      * all mortgages trust available revenue receipts distributed to Funding during the interest period ending on the immediately following interest payment date;





      * other net income of Funding including all amounts of interest received on the Funding GIC account, the Funding transaction account and/ or authorised investments (as defined in the glossary), amounts received by Funding under the Funding swap agreement (other than any early termination amount received by Funding under the Funding swap agreement and any amount to be credited to the Funding collateral account, including interest thereon, subject to the circumstances described in "-- COLLATERAL IN THE FUNDING POST-ENFORCEMENT PRIORITY OF PAYMENTS"), in each case to be received on or prior to the immediately following interest payment date; and





      * the amounts standing to the credit of the first reserve ledger, the second reserve ledger, the Funding reserve ledger and (if established) the Funding liquidity reserve ledger.



    Four business days prior to each interest payment date, the cash manager will calculate whether there will be an excess or a deficit of Funding available revenue receipts (including the first reserve fund and the second reserve fund) to pay items (A) to (E), (G), (I) and (K) of the Funding pre-enforcement revenue priority of payments.

    If there is a deficit on an interest payment date, then Funding shall pay or provide for that deficit by applying amounts then standing to the credit of the Funding principal ledger, if any, and the cash manager shall make a corresponding entry in the relevant principal deficiency ledger, as described in "CREDIT STRUCTURE".

    Funding principal receipts may not be used to pay interest on any term advance if and to the extent that would result in a deficiency being recorded or an existing deficiency being increased, on a principal deficiency sub-ledger relating to a higher ranking term advance.

    Funding shall apply any excess revenue to extinguish any balance on the principal deficiency ledger, as described in "CREDIT STRUCTURE".

DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY

    This section sets out the order of priority of payments of Funding available revenue receipts as at the closing date. If Funding enters into new intercompany loan agreements, then this order of priority will change -- see "SECURITY FOR FUNDING'S OBLIGATIONS".

    Except for amounts due to third parties by the issuer, the previous issuers and/or Funding under paragraph (A) or amounts due to the account bank, the issuer account bank and/or the previous issuer account banks, which shall be paid when due, on each interest payment date prior to enforcement of the Funding security, the cash manager will apply the Funding available revenue receipts in the following order of priority (the "FUNDING PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS"):


      (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:



            * the security trustee (together with interest and any amount in respect of VAT on those amounts) and to provide for any amounts due or to become due in the immediately following interest period to the security trustee under the Funding deed of charge;

            * in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to (1) the issuer in respect of the issuer's obligations specified in items (A) to (C) inclusive of the issuer pre-enforcement revenue priority of payments or, as the case may be, items (A) to (B) inclusive of the issuer post- enforcement priority of payments, as described in "-- DISTRIBUTION OF ISSUER REVENUE RECEIPTS" and "-- DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS AND ISSUER REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY AND ENFORCEMENT OF THE FUNDING SECURITY" and
                  (2) the previous issuers in respect of the previous issuers' similar obligations under their respective priorities of payments; and





            * any third party creditors of Funding (other than those referred to later in this order of priority of payments), which amounts have been incurred without breach by Funding of the transaction documents to which it is a party (and for which payment has not been provided for elsewhere) and to provide for any of these amounts expected to become due and payable in the immediately following interest period by Funding and to pay or discharge any liability of Funding for corporation tax on any chargeable income or gain of Funding;



      (B) then, towards payment of amounts due and payable to the cash manager under the cash management agreement (together with any amount in respect of VAT on those amounts);

      (C) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts, if any, due and payable to the account bank under the terms of the bank account agreement and to the corporate services provider under the corporate services agreement;

      (D) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts (if any) due and payable to the Funding swap provider under the Funding swap agreement (except for any termination payments due and payable by Funding following a Funding swap provider default (as defined later in this section)) and amounts due to the Funding liquidity facility provider under the Funding liquidity facility agreement other than principal repayments and "FUNDING LIQUIDITY SUBORDINATED AMOUNTS" which are:



            * any withholding taxes and increased costs on the provision of the Funding liquidity facility; and





            * any additional costs incurred by the Funding liquidity facility provider to comply with the requirements of the Bank of England, the FSA and/or the European Central Bank and/or changes to the capital adequacy rules applicable to the Funding liquidity facility provider and Funding;



      (E) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the current term AAA advances in relation to the current intercompany loans;

      (F) then, towards a credit to the AAA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

      (G) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the current term AA advances in relation to the current intercompany loans;

      (H) then, towards a credit to the AA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

      (I) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the current term A advances in relation to the current intercompany loans;

      (J) then, towards a credit to the A principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

      (K) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the previous term BBB advances in relation to the current intercompany loans;

      (L) then, towards a credit to the BBB principal deficiency sub-ledger in an amount sufficient to eliminate a debit on that ledger;

      (M) then, towards payment of interest due and payable on the previous term BB advance in relation to the previous intercompany loan made by Holmes Financing (No. 4) PLC;

      (N) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of any amounts due to the issuer and the previous issuers in respect of their respective obligations (if any) to make a termination payment to a current swap provider (but excluding any payment due to a current swap provider as a result of a current swap provider default or any downgrade termination payment due to a current swap provider);

      (O) then, towards a credit to the first reserve ledger in an amount up to the first reserve fund required amount (see "CREDIT STRUCTURE -- FIRST RESERVE FUND") (except that amounts standing to the credit of the second reserve ledger shall not be available for this purpose);



      (P) then, if an arrears trigger event has occurred towards a credit to the first reserve ledger to ensure that the balance thereof is equal to the first reserve fund additional required amount (except that amounts standing to the credit of the second reserve ledger shall not be available for this purpose);


      (Q) then, towards a credit to the Funding liquidity reserve ledger in an amount up to the Funding liquidity reserve fund required amount;

      (R) then, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:




            * the issuer and/or the previous issuers, as the case may be, in respect of their respective obligations to pay any termination payment to a current swap provider following a current swap provider default or any downgrade termination payment due to a current swap provider;





            * the previous issuers, as the case may be, in respect of their respective obligations to pay any previous issuer liquidity subordinated amounts under any previous issuer liquidity facility agreement;





            * any other amounts due to the issuer under the issuer intercompany loan agreement and/or to the previous issuers under the previous intercompany loan agreements, and not otherwise provided for in this order of priorities;





            * after the occurrence of a Funding swap provider default, towards payment of any termination payment due and payable by Funding under the Funding swap agreement; and





            * the Funding liquidity facility provider to pay any Funding liquidity subordinated amounts due under the Funding liquidity facility agreement;


      (S) then, towards a credit to the second reserve ledger in an amount up to the second reserve fund required amount (see "CREDIT STRUCTURE");

      (T) then, subject to meeting certain conditions precedent for repayment of principal on the previous term BB advance, towards repayment of principal due on the previous term BB advance;




      (U) then, towards a credit to the Funding reserve ledger in an amount up to the Funding reserve fund required amount (see "CREDIT STRUCTURE");





      (V) then, towards payment of amounts due to all start-up loan providers under the start-up loan agreements;

      (W) then, an amount equal to 0.01 per cent. of the Funding available revenue receipts which shall be retained by Funding or distributed by it by way of dividends to its shareholders;





      (X) then, towards payment of any additional consideration due to the seller pursuant to the terms of the mortgage sale agreement (this together with the postponed deferred consideration, known as "DEFERRED CONSIDERATION") other than postponed deferred consideration; and





      (Y) then, towards payment of any additional consideration due to the seller which has been postponed pursuant to the terms of the mortgage sale agreement (known as "POSTPONED DEFERRED
            CONSIDERATION").


    As used in this prospectus, "FUNDING SWAP PROVIDER DEFAULT" means the occurrence of an event of default (as defined in the Funding swap agreement) where the Funding swap provider is the defaulting party (as defined in the Funding swap agreement).

    As used in this prospectus, "CURRENT SWAP PROVIDER DEFAULT" means the occurrence of an event of default (as defined in the relevant current swap agreement) where a current swap provider is the defaulting party (as defined in the relevant current swap agreement). "CURRENT SWAP PROVIDERS" means the issuer swap providers and the previous swap providers to the previous issuers. "CURRENT SWAP AGREEMENTS" means the issuer swap agreements and the previous swap agreements entered into by the previous issuers.


DISTRIBUTION OF ISSUER REVENUE RECEIPTS

DEFINITION OF ISSUER REVENUE RECEIPTS

    "ISSUER REVENUE RECEIPTS" will be calculated by the issuer cash manager four business days prior to each interest payment date and will be an amount equal to the sum of:



      * interest to be paid by Funding on the relevant interest payment date in respect of the issuer term advances under the issuer intercompany loan;





      * fees to be paid to the issuer by Funding on the relevant date under the terms of the issuer intercompany loan;





      * interest payable on the issuer's bank accounts (but excluding any interest in respect of collateral provided by an issuer swap provider to the issuer as described below and any authorised investments (as defined in the glossary) and which will be received on or before the relevant interest payment date in respect of the issuer notes; and





      * other net income of the issuer including amounts received or to be received under the issuer swap agreements on or before the relevant date (without double counting) (other than any early termination amount received by the issuer under the issuer swap agreements and any amount to be credited to the relevant issuer collateral account, including interest thereon, subject to the circumstances described in "-- COLLATERAL IN THE ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENT").



DISTRIBUTION OF ISSUER REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY

    The issuer cash management agreement sets out the order of priority of distribution by the issuer cash manager, prior to the enforcement of the issuer security, of amounts received by the issuer on each interest payment date. As at the closing date, the order of priority will be as described in this section.

    As used in this prospectus, "ISSUER SWAP PROVIDER DEFAULT" means the occurrence of an event of default (as defined in the relevant issuer dollar currency swap agreements and/or the relevant issuer euro currency swap agreements) where the relevant issuer swap provider is the defaulting party (as defined in the relevant issuer swap agreement). "ISSUER SWAP AGREEMENT" means any swap agreement between an issuer swap provider and the issuer. "DOWNGRADE TERMINATION EVENT" means the occurrence of an additional termination event following the failure by the relevant issuer swap provider to comply with the ratings downgrade provisions set out in the relevant issuer swap agreement and "DOWNGRADE TERMINATION PAYMENT" means a termination payment due and payable to the relevant issuer swap provider following the occurrence of a downgrade termination event, save to the extent that such termination payment may be satisfied by any swap replacement payment made to the issuer following a downgrade termination event in respect of the relevant swap and applied in accordance with the relevant order of priority of payments.


    Either on each interest payment date or when due in respect of amounts due to third parties under paragraph (B) below or amounts due to the issuer account banks under the issuer bank account agreement under paragraph (C) below, the issuer security trustee will apply issuer revenue receipts in the following order of priority (the "ISSUER PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS"):


       (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:



            * the issuer security trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the issuer security trustee under the issuer deed of charge;





            * the note trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the note trustee under the issuer trust deed; and





            * the agent bank, the paying agents, the registrar and the transfer agent, together with interest and any amount in respect of VAT on those amounts, and any costs, charges, liabilities and expenses then due or to become due during the following interest period to the agent bank, the paying agents, the registrar and the transfer agent under the issuer paying agent and agent bank agreement;



      (B) then, to pay amounts due to any third party creditors of the issuer (other than those referred to later in this order of priority of payments), which amounts have been incurred without breach by the issuer of the issuer transaction documents to which it is a party and for which payment has not been provided for elsewhere and to provide for any of those amounts expected to become due and payable during the following interest period by the issuer and to pay or discharge any liability of the issuer for corporation tax on any chargeable income or gain of the issuer;

      (C) then, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to the issuer cash manager, together with any amount in respect of VAT on those amounts, and to provide for any amounts due, or to become due to the issuer cash manager in the immediately succeeding interest period, under the issuer cash management agreement and to the corporate services provider under the issuer corporate services agreement and to the issuer account banks under the issuer bank account agreement;

      (D) then, in no order of priority between them but in proportion to the respective amounts due, to pay:



            * amounts due to the series 1 class A issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 1 class A issuer dollar currency swap provider to pay interest due and payable on the series 1 class A issuer notes;





            * amounts due to the series 2 class A issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 2 class A issuer dollar currency swap provider to pay interest due and payable on the series 2 class A issuer notes;

            * amounts due to the series 3 class A issuer euro currency swap provider (except for any termination payment due and payable to that issuer euro currency swap provider as a result of an issuer euro currency swap provider default or any downgrade termination payment) and from amounts received from the series 3 class A issuer euro currency swap provider to pay interest due and payable on the series 3 class A issuer notes;





            * interest due and payable on the series 4 class A1 issuer notes; and





            * amounts due to the series 4 class A2 issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 4 class A2 issuer dollar currency swap provider to pay interest due and payable on the series 4 class A2 issuer notes;



       (E) then, in no order of priority between them but in proportion to the respective amounts due, to pay:



            * amounts due to the series 1 class B issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 1 class B issuer dollar currency swap provider to pay interest due and payable on the series 1 class B issuer notes;





            * amounts due to the series 2 class B issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 2 class B issuer dollar currency swap provider to pay interest due and payable on the series 2 class B issuer notes;





            * amounts due to the series 3 class B issuer euro currency swap provider (except for any termination payment due and payable to that issuer euro currency swap provider as a result of an issuer euro currency swap provider default or any downgrade termination payment) and from amounts received from the series 3 series B issuer euro currency swap provider to pay interest due and payable on the series 3 class B issuer notes; and





            *     interest due and payable on the series 4 class B issuer notes;



      (F) then, in no order of priority between them but in proportion to the respective amounts due, to pay:



      * amounts due to the series 1 class C issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 1 class C issuer dollar currency swap provider to pay interest due and payable on the series 1 class C issuer notes;




      * amounts due to the series 2 class C issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 2 class C issuer dollar currency swap provider to pay interest due and payable on the series 2 class C issuer notes;

            * amounts due to the series 3 class C issuer euro currency swap provider (except for any termination payment due and payable to that issuer euro currency swap provider as a result of an issuer euro currency swap provider default or any downgrade termination payment) and from amounts received from the series 3 class C issuer euro currency swap provider to pay interest due and payable on the series 3 class C issuer notes; and




            *     interest due and payable on the series 4 class C issuer notes;



      (G) then, in no order of priority between them but in proportion to the respective amounts due, to pay:


            * any termination payment due to the series 1 class A issuer dollar currency swap provider following an issuer dollar currency swap provider default by the series 1 class A issuer dollar currency swap provider or any downgrade termination payment;



            * any termination payment due to the series 2 class A issuer dollar currency swap provider following an issuer dollar currency swap provider default by the series 2 class A issuer dollar currency swap provider or any downgrade termination payment;



            * any termination payment due to the series 3 class A issuer euro currency swap provider following an issuer dollar currency swap provider default by the series 3 class A issuer euro currency swap provider or any downgrade termination payment; and



            * any termination payment due to the series 4 class A2 issuer dollar currency swap provider following an issuer dollar currency swap provider default by the series 4 class A2 issuer dollar currency swap provider or any downgrade termination payment;


      (H) then, in no order of priority between them but in proportion to the respective amounts due, to pay:


            * any termination payment due to the series 1 class B issuer dollar currency swap provider following an issuer dollar currency swap provider default by the series 1 class B issuer dollar currency swap provider or any downgrade termination payment;



            * any termination payment due to the series 2 class B issuer dollar currency swap provider following an issuer dollar currency swap provider default by the series 2 class B issuer dollar currency swap provider or any downgrade termination payment; and



            * any termination payment due to the series 3 class B issuer euro currency swap provider following an issuer euro currency swap provider default by the series 3 class B issuer euro currency swap provider or any downgrade termination payment;


      (I) then, in no order of priority between them but in proportion to the respective amounts due, to pay:


            * any termination payment due to the series 1 class C issuer dollar currency swap provider following an issuer dollar currency swap provider default by the series 1 class C issuer dollar currency swap provider or any downgrade termination payment;



            * any termination payment due to the series 2 class C issuer dollar currency swap provider following an issuer dollar currency swap provider default by the series 2 class C issuer dollar currency swap provider or any downgrade termination payment; and

            * any termination payment due to the series 3 class C issuer euro currency swap provider following an issuer euro currency swap provider default by the series 3 class C issuer euro currency swap provider or any downgrade termination payment; and


      (J)   then, any surplus to the issuer.



DISTRIBUTION OF ISSUER REVENUE RECEIPTS AFTER ENFORCEMENT OF THE ISSUER

SECURITY BUT PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY

    Following enforcement of the issuer security under the issuer deed of charge, but prior to enforcement of the Funding security under the Funding deed of charge, the issuer security trustee will apply issuer revenue receipts in the same order of priority as set out in "DISTRIBUTION OF ISSUER REVENUE RECEIPTS" except that:


      * in addition to the amounts due to the issuer security trustee under paragraph (A) of "DISTRIBUTION OF ISSUER REVENUE RECEIPTS -- DISTRIBUTION OF ISSUER REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY", issuer revenue receipts will be applied to pay amounts due to any receiver appointed by the issuer security trustee together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the receiver during the following interest period; and



      * the issuer security trustee will not be required to pay amounts due to any entity which is not an issuer secured creditor.



DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY

DEFINITION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS

    "FUNDING AVAILABLE PRINCIPAL RECEIPTS" will be calculated by the cash manager on the day falling four business days prior to each interest payment date and will be an amount equal to the sum of:


      * all Funding principal receipts received by Funding during the interest period ending on the relevant interest payment date and any other amounts standing to the credit of the Funding principal ledger;



      * all Funding principal receipts standing to the credit of the cash accumulation ledger which are to be applied on the next interest payment date to repay a bullet term advance and/or, as applicable, a scheduled amortisation term advance and for the avoidance of doubt, if the next interest payment date falls in April 2005, all quarterly cash amounts standing to the credit of the cash accumulation sub-ledger are to be applied on the interest payment date falling in April 2005 to repay the bullet term advance in respect of the issuer series 1 term AAA advance;




      * the amount, if any, to be credited to the principal deficiency ledger pursuant to items (F), (H), (J) and (L) in "DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS -- DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY" on the relevant interest payment date;



      * prior to enforcement of the Funding security or the occurrence of an asset trigger event, and to be applied only in respect of:



            (1) the series 1 term AAA advance, the series 2 term AAA advance or the series 3 term AAA advance under the issuer intercompany loan;



            (2) the series 1 term AAA advance, the series 2 term AAA advance or the series 3 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC;



            (3) the series 2 term AAA advance, the series 3 term AAA advance, the series 4A1 term AAA advance or the series 4A2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC;

            (4) the series 2 term AAA advances or the series 3A1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC;



            (5) the series 2 term AAA advance or the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC;



            (6) the series 2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 3) PLC; and



            (7) all the outstanding term AAA advances under the previous intercompany loan made by Holmes Financing (No. 1) PLC,



            any amounts available to be drawn under the Funding liquidity facility; and



      * prior to enforcement of the Funding security and to be applied only in respect of:



            (1) the series 1 term AAA advance, the series 2 term AAA advance or the series 3 term AAA advance under the issuer intercompany loan;



            (2) the series 1 term AAA advance, the series 2 term AAA advance or the series 3 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC;



            (3) the series 2 term AAA advance, the series 3 term AAA advance, the series 4A1 term AAA advance, or the series 4A2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC;



            (4) the series 2 term AAA advances or the series 3A1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC;



            (5) the series 2 term AAA advance or the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC;



            (6) the series 2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 3) PLC; and



            (7) all the outstanding term AAA advances under the previous intercompany loan made by Holmes Financing (No. 1) PLC,


the amount then standing to the credit of the first reserve ledger and the Funding liquidity reserve ledger (if applicable) (but less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (A) to (N) (inclusive) of the Funding pre-enforcement revenue priority of payments), less the amount of Funding principal receipts to be applied on the relevant interest payment date to pay items (A) to (E) (inclusive), (G), (I) and (K) of the Funding pre-enforcement revenue priority of payments.


    For the avoidance of doubt, the amounts available to be drawn under the Funding liquidity facility and the amount standing to the credit of the first reserve ledger and the Funding liquidity reserve ledger may be applied after the payments described in items (i) (ii) and (iii) under rule 1 below have been made.


RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS


    The Funding deed of charge sets out certain rules for the application by Funding, or the cash manager on its behalf, of the Funding available principal receipts on each interest payment date and, in the case of the principle described in rule (4) below on each distribution date. For the purposes of the principles described in rules (1) to (5) below; (i) an amount will become due and payable in respect of a bullet term advance in an amount equal to the relevant bullet amount on the scheduled repayment date for that bullet term advance which falls on that interest payment date (ignoring for the purposes of this definition any provisions deferring payment if Funding has insufficient funds to pay such amount on such interest payment date); (ii) an amount will become due and payable in respect of a scheduled amortisation term advance in an amount equal to the applicable scheduled amortisation amount due on the scheduled repayment date for that scheduled amortisation term advance which falls on that interest payment date (ignoring for the purposes of this definition any provisions deferring payment if Funding has insufficient funds to pay such amount on such interest payment date); and (iii) an amount will become due and payable on an interest payment date in respect of any pass-through term advance in an amount equal to the principal balance of such pass-through term advance if on or immediately preceding an interest payment date any term advances advanced by the same issuer and which are repayable prior to such pass-through term advance have been repaid in full except that:



      * in the case of the issuer series 3 term AA advance, amounts will become due and payable on the interest payment date falling on or after each scheduled repayment date on which the applicable scheduled repayment in respect of the issuer series 3 term AAA advance has been paid in full, in the case of the issuer series 3 term BBB advance, amounts will become due and payable on the interest payment date falling on or after each scheduled repayment date on which the applicable scheduled repayment in respect of the issuer series 3 term AAA advance has been paid in full provided that the applicable amount in respect of the issuer series 3 term AA advance has been paid in full;



      * in the case of the issuer series 4 term AAA advances, amounts will become due and payable on the interest payment date falling in January 2009;



      * in the case of the series 4 term AAA advance and the series 5 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, amounts will become due and payable on the interest payment dates falling in October 2007 and April 2008 respectively;



      * in the case of the series 3A1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC, amounts will become due and payable on the interest payment date falling in October 2006 and in the case of the series 3A2 term AAA advance under the previous intercompany loan made by Holmes Financing (No.
            5) PLC, amounts will become due and payable on the interest payment date falling on or after the interest payment date on which the series 3A1 term AAA advance is repaid in full;



      * in the case of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, amounts will become due and payable on the interest payment date falling in October 2006;



      * in the case of the series 3 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 3) PLC, amounts will become due and payable on the interest payment date falling in July 2006;



      * in the case of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, amounts will become due and payable on the interest payment date falling in October 2007; and



      * in the case of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, amounts will become due and payable on the interest payment date falling in July 2010, in each case ignoring for the purposes of this definition any provisions deferring payment if Funding has insufficient funds to pay such amount on such interest payment date.


    For the issuer, prior to an asset trigger event or enforcement of the issuer security, the transaction is structured in the expectation that:



      * the issuer series 1 term AA advance will be repaid in full or in part on each interest payment date falling on or after the interest payment date on which the issuer series 1 term AAA advance has been repaid in full;



      * the issuer series 1 term BBB advance will be repaid in full or in part on each interest payment date falling on or after the interest payment date on which the issuer series 1 term AA advance has been repaid in full;

      * the issuer series 2 term AA advance will be repaid in full or in part on each interest payment date falling on or after the interest payment date on which the issuer series 2 term AAA advance has been repaid in full;



      * the issuer series 2 term BBB advance will be repaid in full or in part on each interest payment date falling on or after the interest payment date on which the issuer series 2 term AA advance has been repaid in full;



      * the issuer series 3 term AA advance will be repaid in full or in part on each interest payment date falling on or after each scheduled repayment date on which the applicable scheduled repayment in respect of the issuer series 3 term AAA advance has been paid in full;



      * the issuer series 3 term BBB advance will be repaid in full or in part on each interest payment date falling on or after each scheduled repayment date on which the scheduled repayment in respect of the issuer series 3 term AAA advance has been paid in full provided that the applicable amount in respect of the issuer series 3 term AA advance has been repaid in full;



      * the issuer series 4 term AAA advances will be repaid in full or in part on each interest payment date falling on or after the interest payment date falling in January 2009;



      * the issuer series 4 term AA advance will be repaid in full or in part on each interest payment date falling on or after the interest payment date on which the issuer series 4 term AAA advances have been repaid in full; and



      * the issuer series 4 term BBB advance will be repaid in full or in part on each interest payment date falling on or after the interest payment date on which the issuer series 4 term AA advance has been repaid in full.



    It is expected that the earliest dates on which the current term advances will fall due and payable are those set out below:



      * in respect of the series 2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in July 2005;




      * in respect of the series 2 term AA advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in October 2005;



      * in respect of the series 2 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in October 2005;



      * in respect of the series 3 term AAA advances under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in July 2007;



      * in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in October 2007;



      * in respect of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in October 2007;



      * in respect of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in July 2010;




      * in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in July 2010;



      * in respect of the series 4 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in July 2010;



      * in respect of the series 2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment dates falling in April 2004 and July 2004;



      * in respect of the series 2 term AA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment date falling in October 2004;

      * in respect of the series 2 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment date falling in October 2004;



      * in respect of the series 3 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment dates falling in October 2005, January 2006, April 2006 and July 2006;



      * in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment date falling in October 2006;



      * in respect of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment date falling in October 2006;



      * in respect of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment date falling in October 2007;



      * in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment date falling in October 2007;



      * in respect of the series 4 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 2) PLC, the interest payment date falling in October 2007;



      * in respect of the series 2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 3) PLC, the interest payment date falling in January 2005;



      * in respect of the series 2 term AA advances under the previous intercompany loan made by Holmes Financing (No. 3) PLC, the interest payment date falling in April 2005;



      * in respect of the series 2 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 3) PLC, the interest payment date falling in April 2005;



      * in respect of the series 3 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 3) PLC, the interest payment date falling in July 2006;



      * in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 3) PLC, the interest payment date falling in July 2006;



      * in respect of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 3) PLC, the interest payment date falling in July 2006;



      * in respect of the series 1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment dates falling in April 2004 and July 2004;



      * in respect of the series 1 term AA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in October 2004;



      * in respect of the series 1 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in October 2004;



      * in respect of the series 2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in July 2006;



      * in respect of the series 2 term AA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in July 2006;



      * in respect of the series 2 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in July 2006;



      * in respect of the series 3 term AAA advances under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in July 2006;

      * in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in July 2006;



      * in respect of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in July 2006;



      * in respect of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in October 2006;



      * in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in October 2006;



      * in respect of the series 4 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 4) PLC, the interest payment date falling in October 2006;



      * in respect of the series 2 term AAA advances under the previous intercompany loan made by Holmes Financing (No. 5) PLC, the interest payment date falling in October 2004;



      * in respect of the series 2 term AA advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC, the interest payment date falling in January 2005;



      * in respect of the series 2 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC, the interest payment date falling in January 2005;



      * in respect of the series 3A1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC, the interest payment date falling in October 2006;



      * in respect of the series 3A2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC, the interest payment date falling in October 2006;



      * in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC, the interest payment date falling in October 2006;



      * in respect of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 5) PLC, the interest payment date falling in October 2006;



      * in respect of the series 2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in April 2005;



      * in respect of the series 2 term AA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in July 2005;



      * in respect of the series 2 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in July 2005;



      * in respect of the series 3 term AAA advances under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in April 2007;



      * in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in July 2007;



      * in respect of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in July 2007;



      * in respect of the series 4 term AAA advances under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in October 2007;



      * in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in January 2008;

      * in respect of the series 4 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in January 2008;



      * in respect of the series 5 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in April 2008;



      * in respect of the series 5 term AA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in April 2008;



      * in respect of the series 5 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in April 2008;



      * in respect of the series 1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in April 2004;



      * in respect of the series 1 term AA advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in July 2004;



      * in respect of the series 1 term A advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in July 2004;



      * in respect of the series 2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in January 2006;



      * in respect of the series 2 term AA advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in April 2006;



      * in respect of the series 2 term A advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in April 2006;



      * in respect of the series 3 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment dates falling in January 2007 and April 2007;



      * in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in July 2007;



      * in respect of the series 3 term A advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in July 2007;



      * in respect of the series 4 term AAA advances under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in April 2008;



      * in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in April 2008;



      * in respect of the series 4 term A advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in April 2008;



      * in respect of the issuer series 1 term AAA advance, the interest payment dates falling in April 2005;



      * in respect of the issuer series 1 term AA advance, the interest payment date falling in April 2005;



      * in respect of the issuer series 1 term BBB advance, the interest payment date falling in April 2005;



      * in respect of the issuer series 2 term AAA advance, the interest payment date falling in January 2007;



      * in respect of the issuer series 2 term AA advance, the interest payment date falling in January 2007;



      * in respect of the issuer series 2 term BBB advance, the interest payment date falling in January 2007;

      * in respect of the issuer series 3 term AAA advance, the interest payment dates falling in April 2008, July 2008 and October 2008;



      * in respect of the series 3 term AA advance, the interest payment dates falling in April 2008, July 2008 and October 2008;



      * in respect of the issuer series 3 term BBB advance, the interest payment date falling in April 2008, July 2008 and October 2008;



      * in respect of the issuer series 4 term AAA advances, the interest payment date falling in January 2009;



      * in respect of the issuer series 4 term AA advance, the interest payment date falling in January 2009; and



      * in respect of the issuer series 4 term BBB advance, the interest payment date falling in January 2009.



      The five rules are as follows:


      (1)   General rules

            On each interest payment date, Funding or the cash manager on its behalf will apply Funding available principal receipts:


            (i) first, to repay the Funding liquidity facility provider amounts drawn under the Funding liquidity facility on the prior interest payment date in order to repay principal due on the liquidity facility term advances;



            (ii) then, to replenish the first reserve fund to the extent only that monies have been drawn from the first reserve fund to make scheduled principal repayments on the first reserve fund term advances;



            (iii) then, if the Funding liquidity reserve fund has been established, after the application of Funding available revenue receipts to replenish the Funding liquidity reserve fund up to the amount of the Funding liquidity reserve required amount;



            (iv) then, (subject to rule (2) below) to repay any term AAA advances which are bullet term advances and/or scheduled amortisation term advances that are then due and payable;

            (v) then, to pay into the cash accumulation ledger an amount equal to:

                                     A -- B

                  where:

                  A  =  the amount standing to the credit of the cash
                        accumulation ledger immediately prior to such interest payment date, and



                  B  =  the amounts applied to pay the bullet term advances
                        and scheduled amortisation term advances repaid under item (iv) above; and



            (vi) then, to repay all other outstanding term advances which are then due and payable in accordance with the terms and provisions of, as applicable, the issuer intercompany loan and the previous intercompany loans and the relative term advance ratings of those term advances. The repayment terms of the issuer intercompany loan are described in the remaining sub-sections under this section. Subject to the principles described in rules (2) to (5) below, term advances will be repaid according to their respective term advance ratings (first on the term advances with the highest term advance rating, and thereafter on the term advances with the next highest term advance rating, and so on, down to the term advances with the lowest term advance rating) with any remainder remaining in the Funding principal ledger.

      (2) Prior to the occurrence of a trigger event and the enforcement of the Funding security, repayment of the term AAA advances is determined by final maturity date if more than one term AAA advance is due and payable on the same interest payment date

            If on any interest payment date amounts are due and payable under more than one term AAA advance (whether in respect of the issuer intercompany loan, the previous intercompany loans or any new intercompany loan), then Funding will apply Funding available principal receipts to repay the term AAA advance with the earliest final maturity date and then the next earliest, and so on.

            If, in this instance, any term AAA advances have the same final maturity date, then Funding will apply Funding available principal receipts to repay those term AAA advances in no order of priority between them but in proportion to the respective amounts due.

      (3) In certain circumstances, payment on all the term BBB advances, all the term A advances and all the term AA advances is deferred

            If:


            * a principal loss has been recorded on the principal deficiency ledger in respect of any of the term BBB advances, the term A advances or the term AA advances under any intercompany loan; or

            * monies standing to the credit of the first reserve fund have been used, on or prior to the relevant interest payment date, to cure a principal deficiency in respect of any of the term BBB advances and/or the term A advances and/or the term AA advances under any current intercompany loan, and the first reserve fund has not been replenished by a corresponding amount on the relevant interest payment date; or

            * as at the relevant interest payment date, the aggregate outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than 5 per cent. of the aggregate outstanding principal balance of loans in the mortgages trust, then, any term BBB advances, any term A advances or term AA advances which are due and payable (whether in respect of the issuer intercompany loan, the previous intercompany loans or any new intercompany loan) will not be entitled to receive principal repayments until the relevant circumstances described in the preceding bulleted list have been cured or otherwise cease to exist or during such times that no term AAA advances are outstanding.


      (4)   Effect of cash accumulation period on term advances


            From the time that a cash accumulation period has started in respect of a bullet term advance or, in the case of the issuer series 1 term AAA advance, a quarterly cash amount, on each distribution date and, if the principle described in rule (5) below is applicable, on each interest payment date Funding available principal receipts will be deposited in the Funding GIC account and the amount of those deposits will be recorded on the cash accumulation ledger until Funding has saved enough to repay the relevant bullet term advance or, in the case of the issuer series 1 term AAA advance, to set aside the relevant quarterly cash amount. Amounts accumulated by Funding during a scheduled amortisation period will also be deposited on each distribution date in the Funding GIC account and the amount so deposited recorded in the cash accumulation ledger, until Funding has received sufficient principal receipts to repay the relevant scheduled amortisation term advance.



            During the cash accumulation period for a bullet term advance made under an intercompany loan agreement ("INTERCOMPANY LOAN AGREEMENT X") and/or during the cash accumulation period for a quarterly cash amount in relation to the issuer series 1 term AAA advance made under the issuer intercompany loan agreement, no principal repayments will be made on the pass-through term advances or any scheduled amortisation term advances made under that intercompany loan agreement X and/or the issuer intercompany loan agreement, as the case may be (unless that scheduled amortisation term advance has a deemed "AAA" rating (in which case rule (2) above shall apply)). Subject to the terms set out in rules (1) and (5), however, during a cash accumulation period under intercompany loan agreement X and/or the issuer intercompany loan agreement, as the case may be, payments may continue to be made in relation to term advances due and payable under other intercompany loan agreements.

      (5)   Repayment of pass-through term advances

            Subject to rule (3) above, Funding may make payments on pass-through term advances whether or not a cash accumulation period has commenced under a different intercompany loan.

            Funding or the cash manager on its behalf will apply any amounts available to pay any pass-through term advances to repay each outstanding payable pass-through term advance in the proportion which the outstanding principal balance of the intercompany loan under which such pass-through term advance arises bears to the aggregate outstanding principal balance of all intercompany loans. Any remaining amounts shall continue to be reapplied in accordance with such proportion until the outstanding payable pass through term advances have been repaid in full.


            If any amounts remain after the application of the above rules, such remainder shall be paid into the cash accumulation ledger of any bullet term advances and/or any quarterly cash amount in respect of which a cash accumulation period has commenced or if none (or if the relevant bullet term advance and/or the quarterly cash amount has been fully accumulated for), then such remainder shall be credited to the Funding principal ledger.



            The five rules set out above will not affect principal payments on the previous term BB advance made by Holmes Financing (No. 4) PLC because they are made out of Funding available revenue receipts and/or amounts standing to the credit of the reserve funds (subject in each case to meeting the relevant conditions precedent). For the purpose of calculating the outstanding principal balance of any intercompany loan, the principal amount outstanding of any term advance the proceeds of which have been credited to the first reserve fund, shall be deducted from the amount outstanding of the relevant intercompany loan.


      REPAYMENT OF ISSUER TERM AAA ADVANCES PRIOR TO A TRIGGER EVENT, ENFORCEMENT OF THE ISSUER SECURITY OR ENFORCEMENT OF THE FUNDING SECURITY

      Prior to:

      (1) the occurrence of a trigger event (as described further in "THE MORTGAGES TRUST"); or

      (2) enforcement of the issuer security by the issuer security trustee under the issuer deed of charge; or

      (3) enforcement of the Funding security by the security trustee under the Funding deed of charge,


      the issuer term AAA advances will be repaid in accordance with the issuer intercompany loan agreement as follows (after replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount):



      * on the scheduled repayment date falling in April 2005, Funding is required to repay all the quarterly cash amounts in respect of the issuer series 1 term AAA advance to the issuer;

      * on the interest payment date falling in January 2007, Funding is required to repay the issuer series 2 term AAA advance in full to the issuer and, if there are insufficient funds available to repay the issuer series 2 term AAA advance on that interest payment date, then the shortfall will be repaid on the subsequent interest payment dates from Funding available principal receipts until the issuer series 2 term AAA advance is fully repaid;



      * beginning on the interest payment date falling in April 2008, Funding is required to repay the issuer series 3 term AAA advance to the issuer in accordance with the repayment schedule following this bulleted list. If there are insufficient funds available to repay the scheduled repayment amount on the relevant interest payment date, then the shortfall will be repaid on the subsequent interest payment dates (together with any other amounts scheduled to be repaid on the issuer series 3 term AAA advance on those interest payment dates) from Funding available principal receipts; and



REPAYMENT SCHEDULE IN RELATION TO THE ISSUER SERIES 3 TERM AAA ADVANCE:


INTEREST PAYMENT DATE FALLING IN                                      AMOUNT DUE
--------------------------------------------------------------------  ----------
April 2008..........................................................     [GBP]__
July 2008...........................................................     [GBP]__
October 2008........................................................     [GBP]__




      * on the interest payment date falling in [January 2009], Funding is required to repay the issuer series 4 term AAA advance to the issuer. If there are insufficient funds available to repay the issuer series 4 term AAA advance on such interest payment date, then the shortfall will be repaid on each subsequent interest payment date from Funding available principal receipts.


      REPAYMENT OF ISSUER TERM AA ADVANCES PRIOR TO A TRIGGER EVENT, ENFORCEMENT OF THE ISSUER SECURITY OR ENFORCEMENT OF THE FUNDING SECURITY

      Prior to:

      (1) the occurrence of a trigger event (as described further in "THE MORTGAGES TRUST"); or

      (2) enforcement of the issuer security by the issuer security trustee under the issuer deed of charge; or

      (3) enforcement of the Funding security by the security trustee under the Funding deed of charge,


      the issuer term AA advances will be repaid in accordance with the issuer intercompany loan agreement as follows (after replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount):


      * on each interest payment date falling on or after the date on which the issuer series 1 term AAA advance has been fully repaid, Funding is required to repay the issuer series 1 term AA advance from Funding available principal receipts until the issuer series 1 term AA advance is fully repaid;

      * on each interest payment date falling on or after the date on which the issuer series 2 term AAA advance has been fully repaid, Funding is required to repay the issuer series 2 term AA advance from Funding available principal receipts until the issuer series 2 term AA advance is fully repaid;


      * on each interest payment date falling on or after the date on which a scheduled repayment in respect of the issuer series 3 term AAA advance has been fully repaid, Funding is required to repay the applicable amount in respect of the issuer series 3 term AA advance from Funding available principal receipts until the applicable amount in respect of the issuer series 3 term AA advance is fully repaid; and

      * on each interest payment date falling on or after the date on which the issuer series 4 term AAA advances have been fully repaid, Funding is required to repay the applicable amount in respect of the issuer series 4 term AA advance from Funding available principal receipts until the applicable amount in respect of the issuer series 4 term AA advance is fully repaid.


      If on any interest payment date amounts are due and payable under more than one term AA advance (whether in respect of the issuer intercompany loan, the previous intercompany loans or any new intercompany loan), then Funding will apply Funding available principal receipts to repay those term AA advances without priority between them and in accordance with the respective amounts due to each of them.


      In the circumstances described in rule (3) of "RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS", payment of principal on the term AA advances will be deferred until such time (if ever) as the relevant circumstances cease to exist or are otherwise cured.


      REPAYMENT OF ISSUER TERM BBB ADVANCES PRIOR TO A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUER SECURITY OR ENFORCEMENT OF THE FUNDING SECURITY

      Prior to:

      (1) the occurrence of a trigger event (as described further in "THE MORTGAGES TRUST"); or

      (2) enforcement of the issuer security by the issuer security trustee under the issuer deed of charge; or

      (3) enforcement of the Funding security by the security trustee under the Funding deed of charge,


the issuer term BBB advances will be repaid in accordance with the issuer intercompany loan agreement as follows (after replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount):

      * on each interest payment date falling on or after the date on which the issuer series 1 term AA advance has been fully repaid, Funding is required to repay the issuer series 1 term BBB advance from Funding available principal receipts until the issuer series 1 term BBB advance is fully repaid;

      * on each interest payment date falling on or after the date on which the issuer series 2 term AA advance has been fully repaid, Funding is required to repay the issuer series 2 term BBB advance from Funding available principal receipts until the issuer series 2 term BBB advance is fully repaid;



      * on each interest payment date falling on or after the date on which the applicable scheduled repayment in respect of the issuer series 3 term AAA advance has been repaid in full and provided that applicable amount in respect of the issuer series 3 term AA advance has been repaid in full, Funding is required to repay the applicable amount in respect of the issuer series 3 term BBB advance from Funding available principal receipts until the applicable amount in respect of the issuer series 3 term BBB advance is repaid in full; and


      * on each interest payment date falling on or after the date on which the issuer series 4 term AA advance has been fully repaid, Funding is required to repay the issuer series 4 term BBB advance from Funding available principal receipts until the issuer series 4 term BBB advance is fully repaid.

    If on any interest payment date amounts are due and payable under more than one term BBB advance (whether in respect of the issuer intercompany loan, the previous intercompany loans or any new intercompany loan), then Funding will apply Funding available principal receipts to repay those term BBB advances without priority between them and in accordance with the respective amounts due to each of them.

      In the circumstances described in rule (3) of "RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS", payment of principal on the term BBB advances will be deferred until such time (if ever) as the relevant circumstances cease to exist or are otherwise cured.


REPAYMENT OF PREVIOUS TERM BB ADVANCE MADE BY HOLMES FINANCING (NO. 4) PLC

    The previous BB term advance made by Holmes Financing (No. 4) PLC is repaid out of Funding available revenue receipts and/or amounts standing to the credit of the reserve funds (subject in each case to meeting certain conditions precedent), as described in "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY".

    REPAYMENT OF TERM ADVANCES OF EACH SERIES (OTHER THAN THE PREVIOUS TERM BB ADVANCE MADE BY HOLMES FINANCING (NO. 4) PLC) FOLLOWING THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY OR THE FUNDING SECURITY.


    Following the occurrence of a non-asset trigger event under the mortgages trust deed but prior to enforcement of the Funding security by the security trustee under the Funding deed of charge or the issuer security under the issuer deed of charge, the bullet term advances and the scheduled amortisation term advances in respect of any intercompany loan will be deemed to be pass-through term advances and on each interest payment date Funding will be required to apply Funding available principal receipts in the following order of priority (after replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount):

       * first, to repay the term AAA advance with the earliest final maturity date, then to repay the term AAA advance with the next earliest final maturity, and so on until the term AAA advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans are fully repaid;

       * then, in no order of priority between them but in proportion to the amounts due, to repay the term AA advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans, until those term AA advances are fully repaid;



       * then, in no order of priority between them but in proportion to the amounts due, to repay the term A advances in respect of the previous intercompany loans and any new intercompany loans, until those term A advances are fully repaid; and

       * then, in no order of priority between them but in proportion to the amounts due, to repay the term BBB advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans, until those term BBB advances are fully repaid.


    REPAYMENT OF TERM ADVANCES OF EACH SERIES (OTHER THAN THE PREVIOUS TERM BB ADVANCE MADE BY HOLMES FINANCING (NO. 4) PLC) FOLLOWING THE OCCURRENCE OF AN ASSET TRIGGER EVENT PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY OR THE FUNDING SECURITY.


    Following the occurrence of an asset trigger event but prior to enforcement by the security trustee of the Funding security under the Funding deed of charge or the issuer security under the issuer deed of charge, the bullet term advances and the scheduled amortisation term advances in respect of any intercompany loan will be deemed to be pass-through term advances and on each interest payment date Funding will be required to apply Funding available principal receipts in the following order of priority (after replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount):

       * first, in no order of priority between them, but in proportion to the amounts due, to repay the term AAA advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those term AAA advances is fully repaid;

       * then, in no order of priority between them, but in proportion to the amounts due, to repay the term AA advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those term AA advances is fully repaid;



       * then, in no order of priority between them but in proportion to the amounts due, to repay the term A advances in respect of the previous intercompany loans and any new intercompany loans, until those term A advances are fully repaid; and

       * then, in no order of priority between them, but in proportion to the amounts due, to repay the term BBB advances in respect of the issuer intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those term BBB advances is fully repaid.


REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY


    If the issuer security is enforced by the issuer security trustee under the issuer deed of charge, then that will not result in automatic enforcement of the Funding security under the Funding deed of charge. In those circumstances, however, the bullet term advance and the scheduled amortisation advances under the issuer intercompany loan (only) will be deemed to be pass-through term advances and Funding will be required to apply Funding available principal receipts on each interest payment date in the following order of priority (after replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount):

       * first, in no order of priority between them, but in proportion to the amounts due, to repay the issuer series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advance and the issuer series 4 term AAA advances until each of those advances is fully repaid;

       * then, in no order of priority between them, but in proportion to the amounts due, to repay the issuer series 1 term AA advance, the issuer series 2 term AA advance, the issuer series 3 term AA advance and the issuer series 4 term AA advance until each of those advances is fully repaid; and

       * then, in no order of priority between them, but in proportion to the amounts due, to repay the issuer series 1 term BBB advance, the issuer series 2 term BBB advance, the issuer series 3 term BBB advance and the issuer series 4 term BBB advance until each of those advances is fully repaid.



DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS

DEFINITION OF ISSUER PRINCIPAL RECEIPTS

    Prior to enforcement of the issuer security, "ISSUER PRINCIPAL RECEIPTS" will be calculated by the issuer cash manager four business days prior to each interest payment date and will be an amount equal to the sum of all principal amounts to be repaid by Funding to the issuer under the issuer intercompany loan during the relevant interest period.

    Following enforcement of the issuer security, but prior to enforcement of the Funding security, "ISSUER PRINCIPAL RECEIPTS" means the sum calculated by the issuer security trustee four business days prior to each interest payment date as the amount to be repaid by Funding to the issuer under the issuer intercompany loan during the relevant interest period and/or the sum otherwise recovered by the issuer security trustee (or the receiver appointed on its behalf) representing the principal balance of the issuer notes.

DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUER SECURITY

    Prior to enforcement of the issuer security, the issuer, or the issuer cash manager on its behalf, will apply any issuer principal receipts, on each interest payment date, in the following manner:

CLASS A ISSUER NOTES


       * the series 1 class A issuer notes will be redeemed on the interest payment date falling in April 2005 in an amount corresponding to the amount (if any) repaid under the issuer series 1 term AAA advance after converting the same into dollars at the relevant issuer dollar currency swap rate;



       * the series 2 class A issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the issuer series 2 term AAA advance after converting the same into dollars at the relevant issuer dollar currency swap rate;

       * the series 3 class A issuer notes will be redeemed on each interest payment date in amounts corresponding to the relevant amounts (if any) repaid under the issuer series 3 term AAA advance after converting the same into euro at the relevant issuer euro currency swap rate;

       * the series 4 class A1 issuer notes will be redeemed on each interest payment date in amounts corresponding to the relevant amounts (if any) repaid under the issuer series 4A1 term AAA advance; and


       * the series 4 class A2 issuer notes will be redeemed on each interest payment date in amounts corresponding to the relevant amounts (if any) repaid under the issuer series 4A2 term AAA advance after converting the same into dollars at the relevant issuer dollar currency swap rate.

CLASS B ISSUER NOTES


       * the series 1 class B issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the issuer series 1 term AA advance after converting the same into dollars at the relevant issuer dollar currency swap rate;

       * the series 2 class B issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the issuer series 2 term AA advance after converting the same into dollars at the relevant issuer dollar currency swap rate;

       * the series 3 class B issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the issuer series 3 term AA advance after converting the same into euro at the relevant issuer euro currency swap rate; and

       * the series 4 class B issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the issuer series 4 term AA advance.


CLASS C ISSUER NOTES


       * the series 1 class C issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the issuer series 1 term BBB advance after converting the same into dollars at the relevant issuer dollar currency swap rate;

       * the series 2 class C issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the issuer series 2 term BBB advance after converting the same into dollars at the relevant issuer dollar currency swap rate;

       * the series 3 class C issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the issuer series 3 term BBB advance after converting the same into euro at the relevant issuer euro currency swap rate; and

       * the series 4 class C issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid under the issuer series 4 term BBB advance.


DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY BUT PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY

    The issuer deed of charge sets out the order of priority of distribution of issuer principal receipts received or recovered by the issuer security trustee (or a receiver appointed on its behalf) following enforcement of the issuer security but prior to enforcement of the Funding security. In these circumstances, the issuer security trustee will apply issuer principal receipts on each interest payment date to repay the issuer notes in the following manner:


       * first, in no order of priority between them, but in proportion to the amounts due, to repay the series 1 class A issuer notes (after converting the relevant amount of issuer principal receipts into dollars at the relevant issuer dollar currency swap rate), the series 2 class A issuer notes (after converting the relevant amount of issuer principal receipts into dollars at the relevant issuer dollar currency swap rate), the series 3 class A issuer notes (after converting the relevant amount of issuer principal receipts into euro at the relevant issuer euro currency swap rate), the series 4 class A1 issuer notes and the series 4 class A2 issuer notes (after converting the relevant amount of issuer principal receipts into dollars at the relevant issuer dollar currency swap rate);

       * then, in no order of priority between them, but in proportion to the amounts due, to repay the series 1 class B issuer notes (after converting the relevant amount of issuer principal receipts into dollars at the relevant issuer dollar currency swap rate), the series 2 class B issuer notes (after converting the relevant amount of issuer principal receipts into dollars at the relevant issuer dollar currency swap rate), the series 3 class B issuer notes (after converting the relevant amount of issuer principal receipts into euro at the relevant issuer euro currency swap rate) and the series 4 class B issuer notes; and

       * then, in no order of priority between them, but in proportion to the amounts due, to repay the series 1 class C issuer notes (after converting the relevant amount of issuer principal receipts into dollars at the relevant issuer dollar currency swap rate), the series 2 class C issuer notes (after converting the relevant amount of issuer principal receipts into dollars at the relevant issuer dollar currency swap rate), the series 3 class C issuer notes (after converting the relevant amount of issuer principal receipts into euro at the relevant issuer euro currency swap rate) and the series 4 class C issuer notes.


DISTRIBUTION OF FUNDING PRINCIPAL RECEIPTS AND FUNDING REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE FUNDING SECURITY

    The Funding deed of charge sets out the order of priority of distribution as at the closing date by the security trustee, following service of a current intercompany loan enforcement notice, of amounts received or recovered by the security trustee or a receiver appointed on its behalf. If Funding enters into new intercompany loan agreements, then this order of priority will change -- see "SECURITY FOR FUNDING'S OBLIGATIONS".

    The security trustee will apply amounts received or recovered following enforcement of the Funding security on each interest payment date in accordance with the following order of priority (except for amounts due to the account bank under the bank account agreement, which will be paid when due):


      (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

            * the security trustee and any receiver appointed by the security trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the security trustee and the receiver in the following interest period under the Funding deed of charge; and

            * the issuer in respect of the issuer's obligations specified in items (A) to (C) of the issuer post-enforcement priority of payments and the previous issuers in respect of their own similar obligations;


      (B) then, towards payment of amounts due and payable to the cash manager and any costs, charges, liabilities and expenses then due or to become due and payable to the cash manager under the cash management agreement, together with VAT on those amounts;

      (C) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts (if any) due to the account bank under the terms of the bank account agreement and to the corporate services provider under the corporate services agreement;

      (D) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts (if any) due to the Funding swap provider under the Funding swap agreement (except for any termination payments due and payable by Funding under the Funding swap agreement following a Funding swap provider default) and amounts due to the Funding liquidity facility provider under the Funding liquidity facility agreement (except for any Funding liquidity facility subordinated amounts);

      (E) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the current term AAA advances outstanding under the current intercompany loans;

      (F) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the current term AA advances outstanding under the current intercompany loans;


      (G) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the previous term A advances outstanding under the previous intercompany loans;

      (H) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the current term BBB advances outstanding under the current intercompany loans;


      (I) then, towards payment of any amounts due to the issuer and the previous issuers in respect of their respective obligations (if any) to make a termination payment to a current swap provider (but excluding any payment due to a relevant current swap provider following a current swap provider default or any downgrade termination payment to a current swap provider);

      (J) then, towards payments of interest and principal due and payable on the previous term BB advance outstanding under the previous intercompany loan made by Holmes Financing (No. 4) PLC;

      (K) then, in no order of priority between them but in proportion to the respective amounts due, to pay:


            * amounts due to the issuer and the previous issuers in respect of their respective obligations to pay any termination payment to a current swap provider following a current swap provider default or any downgrade termination payment to a current swap provider;

            * amounts due to the previous issuers in respect of their respective obligations to pay any previous issuer liquidity subordinated amounts to any previous issuer liquidity facility providers;

            * any other amounts due to the issuer and/or the previous issuers under the issuer intercompany loan agreement and/or the previous intercompany loan agreements and not otherwise provided for earlier in this order of priorities;

            * any Funding liquidity subordinated amounts due to the Funding liquidity facility provider; and

            * after the occurrence of a Funding swap provider default, towards payment of any termination payment due and payable by Funding under the Funding swap;


      (L) then, towards payment of amounts due to all start-up loan providers under the start-up loan agreements;

      (M) then, towards payment of any postponed deferred consideration due to the seller pursuant to the terms of the mortgage sale agreement; and

      (N) last, towards payment of any deferred consideration (other than postponed deferred consideration) due to the seller pursuant to the terms of the mortgage sale agreement.


COLLATERAL IN THE FUNDING POST-ENFORCEMENT PRIORITY OF PAYMENTS



    Any amount of collateral provided to Funding by the Funding swap provider shall not be applied in accordance with the above priority of payments, except to the extent that, following the early termination of the Funding swap, the value of the collateral is applied against an amount equal to the termination amount that would have been payable by the Funding swap provider had the collateral not been provided except that such funds will not be applied in accordance with the above priority of payments if such amounts are applied by Funding towards the costs of entering into a replacement swap.


DISTRIBUTION OF ISSUER PRINCIPAL RECEIPTS AND ISSUER REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUER SECURITY AND ENFORCEMENT OF THE FUNDING SECURITY

    If the Funding security is enforced under the Funding deed of charge, then there will be an automatic enforcement of the issuer security under the issuer deed of charge. The issuer deed of charge sets out the order of priority of distribution by the issuer security trustee, following enforcement of the issuer security and enforcement of the Funding security (known as the "ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENTS"), of amounts received or recovered by the issuer security trustee (or a receiver appointed on its behalf) (i) on each interest payment date or (ii) when due in respect of amounts due to the issuer account banks under the issuer bank account agreement under paragraph (B) below, the issuer security trustee will apply amounts received or recovered following enforcement of the issuer security as follows:

      (A) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:


            * the issuer security trustee and any receiver appointed by the issuer security trustee together with interest and any amount in respect of VAT on those amounts and any amounts then due or to become due to the issuer security trustee and the receiver under the provisions of the issuer deed of charge;

            * the note trustee together with interest and any amount in respect of VAT on those amounts and any amounts then due or to become due and payable to the note trustee under the provisions of the issuer trust deed; and

            * the agent bank, the paying agents, the registrar and the transfer agent together with interest and any amount in respect of VAT on those amounts and any costs, charges, liabilities and expenses then due or to become due and payable to them under the provisions of the issuer paying agent and agent bank agreement;


      (B) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts (together with any amount in respect of VAT on those amounts) due and payable to the issuer cash manager under the issuer cash management agreement and to the corporate services provider under the issuer corporate services agreement and to the issuer account banks;

      (C) then, in no order of priority between them but in proportion to the respective amounts due, to pay:


            * amounts due to the series 1 class A issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 1 class A issuer dollar currency swap provider to pay interest and principal due and payable on the series 1 class A issuer notes;

            * amounts due to the series 2 class A issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 2 class A issuer dollar currency swap provider to pay interest and principal due and payable on the series 2 class A issuer notes;

            * amounts due to the series 3 class A issuer euro currency swap provider (except for any termination payment due and payable to that issuer euro currency swap provider as a result of an issuer euro currency swap provider default or any downgrade termination payment) and from amounts received from the series 3 class A issuer euro currency swap provider to pay interest and principal due and payable on the series 3 class A issuer notes;

            * interest and principal due and payable on the series 4 class A1 issuer notes; and

            * amounts due to the series 4 class A2 issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 4 class A2 issuer dollar currency swap provider to pay interest and principal due and payable on the series 4 class A2 issuer notes;


      (D) then, in no order of priority between them but in proportion to the respective amounts due, to pay:


            * amounts due to the series 1 class B issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 1 class B issuer dollar currency swap provider to pay interest and principal due and payable on the series 1 class B issuer notes;



            * amounts due to the series 2 class B issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 2 class B issuer dollar currency swap provider to pay interest and principal due and payable on the series 2 class B issuer notes;



             * amounts due to the series 3 class B issuer euro currency swap provider (except for any termination payment due and payable to that issuer euro currency swap provider as a result of an issuer euro currency swap provider default or any downgrade termination payment) and from amounts received from the series 3 class B issuer euro currency swap provider to pay interest and principal due and payable on the series 3 class B issuer notes; and



            * interest and principal due and payable on the series 4 class B issuer notes;


      (E) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

            * amounts due to the series 1 class C issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 1 class C issuer dollar currency swap provider to pay interest and principal due and payable on the series 1 class C issuer notes;



            * amounts due to the series 2 class C issuer dollar currency swap provider (except for any termination payment due and payable to that issuer dollar currency swap provider as a result of an issuer dollar currency swap provider default or any downgrade termination payment) and from amounts received from the series 2 class C issuer dollar currency swap provider to pay interest and principal due and payable on the series 2 class C issuer notes;



            * amounts due to the series 3 class C issuer euro currency swap provider (except for any termination payment due and payable to that issuer euro currency swap provider as a result of an issuer euro currency swap provider default or any downgrade termination payment) and from amounts received from the series 3 class C issuer euro currency swap provider to pay interest and principal due and payable on the series 3 class C issuer notes; and



            * interest and principal due and payable on the series 4 class C issuer notes;


      (F) then, in no order of priority between them but in proportion to the respective amounts due, to pay:


            * any termination payment due to the series 1 class A issuer dollar currency swap provider, following an issuer dollar currency swap provider default by the series 1 class A issuer dollar currency swap provider or any downgrade termination payment;

            * any termination payment due to the series 2 class A issuer dollar currency swap provider, following an issuer dollar currency swap provider default by the series 2 class A issuer dollar currency swap provider or any downgrade termination payment;

            * any termination payment due to the series 3 class A issuer euro currency swap provider, following an issuer euro currency swap provider default by the series 3 class A issuer euro currency swap provider or any downgrade termination payment; and

            * any termination payment due to the series 4 class A2 issuer dollar currency swap provider, following an issuer dollar currency swap provider default by the series 4 class A2 issuer dollar currency swap provider or any downgrade termination payment;


      (G) then, in no order of priority between them but in proportion to the respective amounts due, to pay:


            * any termination payment due to the series 1 class B issuer dollar currency swap provider, following an issuer dollar currency swap provider default by the series 1 class B issuer dollar currency swap provider or any downgrade termination payment;

            * any termination payment due to the series 2 class B issuer dollar currency swap provider, following an issuer dollar currency swap provider default by the series 2 class B issuer dollar currency swap provider or any downgrade termination payment; and

            * any termination payment due to the series 3 class B issuer euro currency swap provider, following an issuer euro currency swap provider default by the series 3 class B issuer euro currency swap provider or any downgrade termination payment;

      (H) last, in no order of priority between them but in proportion to the respective amounts due, to pay:


            * any termination payment due to the series 1 class C issuer dollar currency swap provider, following an issuer dollar currency swap provider default by the series 1 class C issuer dollar currency swap provider or any downgrade termination payment;

            * any termination payment due to the series 2 class C issuer dollar currency swap provider, following an issuer dollar currency swap provider default by the series 2 class C issuer dollar currency swap provider or any downgrade termination payment; and

            * any termination payment due to the series 3 class C issuer euro currency swap provider, following an issuer euro currency swap provider default by the series 3 class C issuer euro currency swap provider or any downgrade termination payment.




COLLATERAL IN THE ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENTS



    Any amount of collateral provided to the issuer by any issuer swap provider shall not be applied in accordance with the above priority of payments, except to the extent that, following the early termination of the swap, the value of the collateral is applied against an amount equal to the termination amount that would have been payable by the relevant issuer swap provider had the collateral not been provided except that such funds will not be applied in accordance with the above priority of payments if such amounts are applied by the issuer towards the costs of entering into a replacement swap.

                                CREDIT STRUCTURE

    The issuer notes will be an obligation of the issuer only and will not be obligations of, or the responsibility of, or guaranteed by, any other party. However, there are a number of main features of the transaction which enhance the likelihood of timely receipt of payments to noteholders, as follows:


       * Funding available revenue receipts are expected to exceed interest and fees payable to the issuer;

       * a shortfall in Funding available revenue receipts may be met from Funding's principal receipts;



       * the first reserve fund, which was established on 26th July, 2000, which was further funded on 29th November, 2000, 23rd May, 2001 and 5th July, 2001 and which will be further funded on the closing date, is available to meet shortfalls in interest due on the term advances and principal due on the first reserve fund term advances;

       * the second reserve fund, which was established on 29th November, 2000, further funded on 5th July, 2001 from the proceeds of the previous term BB advance made by Holmes Financing (No. 4) PLC and will be further funded by Funding's excess revenue to meet shortfalls in interest due on the term advances if amounts standing to the credit of the first reserve fund are insufficient for that purpose;

       * payments of the class C issuer notes will be subordinated to payments on the class A issuer notes and class B issuer notes;

       * payments on the class B issuer notes will be subordinated to payments on the class A issuer notes;

       * the mortgages trustee GIC account and the Funding GIC account each earn interest at a specified rate (LIBOR for three-month sterling deposits);



       * a liquidity facility is available to Funding to pay principal amounts due on the liquidity facility term advances;



       * Funding will be obliged to establish a Funding liquidity reserve fund if the seller ceases to have a long-term unsecured, unsubordinated and unguaranteed credit rating by Moody's of at least A3 or at least A- by Fitch (unless the relevant rating agency confirms that the current rating of the notes will not be adversely affected by the rating downgrade of the seller);



      * the Funding reserve fund, which will be established on the closing date and will be funded from the excess Funding available revenue receipts after Funding has paid all of its obligations in respect of items ranking higher than item (U) of the Funding pre-enforcement revenue priority of payments on each interest payment date; and



       * an eighth start-up loan will be provided to meet the costs of setting up the structure and further fund the first reserve fund.


    Each of these factors is considered more fully in the remainder of this section.


CREDIT SUPPORT FOR THE ISSUER NOTES PROVIDED BY FUNDING AVAILABLE REVENUE
RECEIPTS

    It is anticipated that, during the life of the issuer notes, the Funding share of the interest received from borrowers on the loans will, assuming that all of the loans are fully performing, be greater than the sum of the interest which the issuer has to pay on all of the issuer notes and the other costs and expenses of the structure. In other words, the Funding available revenue receipts would be sufficient to pay the amounts payable under items (A) to (E),
(G), (I) and (K) of the Funding pre-enforcement revenue priority of payments.

    The actual amount of any excess will vary during the life of the issuer notes. Two of the key factors determining the variation are as follows:


       *     the interest rate on the portfolio; and

       *     the level of arrears experienced.

INTEREST RATE ON THE PORTFOLIO

    Funding has entered into a swap in relation to the previous intercompany loans, the issuer intercompany loan and any new intercompany loan to enable it to swap amounts of interest received from borrowers which vary on a variable, tracker or fixed rate basis for amounts it receives from the Funding swap counterparty which vary in accordance with LIBOR for three-month sterling deposits, plus a margin expected to cover Funding's obligations to, among others, the issuer. The swap hedges against the possible variance between a LIBOR based rate for three-month sterling deposits and a weighted average of the SVR payable on the variable rate loans (including those capped rate loans that are not subject to the specified capped rate of interest), the rates of interest payable on the tracker loans and the fixed rates of interest payable on the fixed rate loans (including those capped rate loans that are subject to the specified capped rate of interest).

    The terms of the swaps are described in greater detail below in "THE SWAP AGREEMENTS".

LEVEL OF ARREARS EXPERIENCED

    If the level of arrears of interest payments made by the borrowers results in Funding experiencing an income deficit, Funding will be able to use the following amounts to cure that income deficit:

       first, amounts standing to the credit of the first reserve fund, as described in "FIRST RESERVE FUND";

       second, (if established) amounts standing to the credit of the Funding liquidity reserve fund, as described in "FUNDING LIQUIDITY RESERVE FUND";

       third, amounts standing to the credit of the second reserve fund, as described in "SECOND RESERVE FUND"; and

       fourth, principal receipts, if any, as described in "USE OF FUNDING PRINCIPAL RECEIPTS TO PAY FUNDING INCOME DEFICIENCY".

    Any excess of Funding revenue receipts will be applied on each interest payment date to the extent described in the Funding pre-enforcement revenue priority of payments, including to extinguish amounts standing to the credit of any principal deficiency ledger and to replenish the reserve funds.


USE OF FUNDING PRINCIPAL RECEIPTS TO PAY FUNDING INCOME DEFICIENCY

    Four business days prior to each interest payment date, the cash manager will calculate whether there will be an excess or a deficit of Funding available revenue receipts (including the reserve funds) to pay items (A) to
(E), (G), (I) and (K) of the Funding pre-enforcement revenue priority of payments.

    If there is a deficit, then Funding shall pay or provide for that deficit by the application of Funding available principal receipts, if any, and the cash manager shall make a corresponding entry in the relevant principal deficiency sub-ledger, as described in "PRINCIPAL DEFICIENCY LEDGER".

    Funding principal receipts may not be used to pay interest on any term advance if and to the extent that would result in a deficiency being recorded or an existing deficiency being increased, on a principal deficiency sub-ledger relating to a higher ranking term advance.

    Funding shall apply any excess Funding available revenue receipts to extinguish any balance on the principal deficiency ledger, as described in "PRINCIPAL DEFICIENCY LEDGER".


FIRST RESERVE FUND

    A first reserve fund has been established:


       *     to help meet any deficit in Funding available revenue receipts;

       * to help meet any deficit recorded on the principal deficiency ledger; and

       * prior to enforcement of the Funding security, to help repay principal due on the first reserve fund term advances on their respective scheduled repayment dates.

    The first reserve fund was funded initially on 26th July, 2000 by the first start-up loan in the sum of [GBP]6,000,000. It was further funded on 29th November, 2000 by the second start-up loan in the sum of [GBP]7,500,000 and on 23rd May, 2001 by the third start-up loan in the sum of [GBP]12,000,000. In addition, part of the proceeds of the previous issuer term BB advance made by Holmes Financing (No. 4) PLC (in an amount equal to [GBP]31,000,000) was credited by Funding to the first reserve fund on 5th July, 2001. The first reserve fund will be further funded on the closing date in the sum of [GBP][27,954,442] as described in "-- EIGHTH START-UP LOAN". The first reserve ledger is maintained by the cash manager to record the balance from time to time of the first reserve fund.


    On each interest payment date the amount of the first reserve fund is added to certain other income of Funding in calculating Funding available revenue receipts.

    Prior to enforcement of the Funding security, after meeting any income deficit and satisfying any deficit on the principal deficiency ledger, amounts standing to the credit of the first reserve fund may be used to repay principal due and payable in relation to the several current term AAA advances from and including their respective scheduled repayment dates.

    The first reserve fund will be replenished from:


       firstly, Funding available principal receipts in an amount up to the amount used to repay the first reserve fund term advances (but only if the first reserve fund has been used for this purpose);



       secondly, any excess Funding available revenue receipts up to and including an amount equal to the first reserve fund required amount, initially being [GBP][330,000,000]; and



       thirdly, following the occurrence of an arrears trigger event, any Funding available revenue receipts to be paid in accordance with item (P) of the Funding pre-enforcement revenue priority of payments receipts up to and including an amount equal to the first reserve fund additional required amount.


    Funding available revenue receipts will only be applied to replenish the first reserve fund after paying interest due on the term advances and reducing any deficiency on the BBB principal deficiency sub-ledger (see "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS -- DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY").


    The seller, Funding and the security trustee may agree to increase the first reserve fund required amount and the first reserve fund additional required amount from time to time. They may also agree to decrease the first reserve fund required amount and the first reserve fund additional required amount (subject to rating agency approval) if Funding has repaid any amounts owing to the previous issuers, the issuer and any new issuers, from time to time. If, on the interest payment date falling in July 2006, the previous notes issued by Holmes Financing (No. 3) PLC and the previous notes issued by Holmes Financing (No. 4) PLC (other than in respect of the series 3 class D previous notes and series 4 previous notes) are redeemed in full, then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval as to that amount) by an amount of approximately [GBP]45,000,000. If, on the interest payment date falling in October 2006, Holmes Financing (No. 5) PLC exercises its option to redeem the previous notes issued by it (other than its series 1 class A previous notes and its series 2 class A previous notes), then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval as to that amount) by an additional amount of approximately [GBP]40,000,000. If, on the interest payment date falling in April 2008, Holmes Financing (No. 6) PLC exercises its option to redeem the previous notes issued by it (other than its 1 class A previous notes and the series 2 class A previous notes), then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) by an additional amount of approximately [GBP]80,000,000. If, on the interest payment date falling in January 2009, the issuer exercises its option to redeem the notes issued by it (other than its series 1 class A issuer notes and its series 2 class A notes), then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) by an additional amount of approximately [GBP]__.



SECOND RESERVE FUND

    A second reserve fund was established on 29th November, 2000 to help meet deficits in Funding available revenue receipts.

    The second reserve fund is funded from:

       (a) part of the proceeds of the previous term BB advance made by Holmes Financing (No. 4) PLC (in an amount equal to [GBP]19,000,000) which was credited by Funding to the second reserve fund on 5th July, 2001; and


       (b) excess Funding available revenue receipts, after Funding has paid all of its obligations in respect of items ranking higher than (S) (which item is a credit to the second reserve ledger up to the second reserve fund required amount) pursuant to the Funding pre-enforcement revenue priority of payments on each interest payment date (see "CASHFLOWS -- FUNDING PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS").


    A second reserve ledger is maintained by the cash manager to record the balance from time to time of the second reserve fund.

    On each interest payment date the amount of the second reserve fund is added to certain other income of Funding in calculating Funding available revenue receipts.

    The second reserve fund is replenished from any excess Funding available revenue receipts up to and including an amount equal to the second reserve fund required amount. The "SECOND RESERVE FUND REQUIRED AMOUNT" is an amount equal to X where X is calculated on each interest payment date as follows:


       ((LIBOR for three-month sterling deposits + 0.65 per cent.) -- (the weighted average yield on the loans in the mortgages trust) + (the net margin on the Funding swap)) x (the aggregate outstanding principal balance of all the term advances) x (the weighted average life of all the term advances)



    The weighted average life of the current term advances is calculated as being the greater of 2.5 years or the weighted average life calculated on the following assumptions:



       (1)   the lower of a 15 per cent. CPR and the 12 month rolling CPR; and



       (2) the issuer not exercising its option to redeem the issuer notes (other than the series 1 class A issuer notes) on the interest payment date falling in January 2009, Holmes Financing (No. 7) PLC not exercising its option to redeem its previous notes (other than its series 1 class A previous notes and its series 2 class A previous notes) on the interest payment date falling in April 2008, Holmes Financing (No. 6) PLC not exercising its option to redeem its previous notes (other than its series 1 class A previous notes and its series 2 class A previous notes) on the interest payment date falling in April 2008, Holmes Financing (No. 5) PLC not exercising its option to redeem its previous notes (other than its series 1 class A previous notes and its series 2 class A previous notes) on the interest payment date falling in October 2006, Holmes Financing (No. 4) PLC not exercising its option to redeem its previous notes (other than its series 3 class D previous notes and its series 4 previous notes) on the interest payment date falling in July 2006, Holmes Financing (No. 4) PLC not exercising its option to redeem its series 4 previous notes on the interest payment date falling in October 2006, Holmes Financing (No. 3) PLC not exercising its option to redeem its previous notes on the interest payment date falling in July 2006, Holmes Financing (No.
             2) PLC not exercising its option to redeem its previous notes on the interest payment date falling in October 2007 and Holmes Financing (No. 1) PLC not exercising its option to redeem its previous notes on the interest payment date falling in July 2010.

    If, on an interest payment date falling in or after January 2009, the issuer exercises its option to redeem the issuer notes (other than the series 1 class
A issuer notes), then the second reserve fund required amount will decrease in accordance with the formula set forth in this section. The excess funds will then be available to be applied by Funding towards repayment of amounts owing (if any) to Holmes Financing (No. 4) PLC under its previous term BB advance.


    The seller, Funding and the security trustee may agree to increase, decrease or amend the second reserve fund required amount from time to time.



FUNDING RESERVE FUND



    A Funding reserve fund will be established to further fund the reserve funds in connection with the issuance of notes by any new issuers.



    The Funding reserve fund will be funded from the excess Funding available revenue receipts after Funding has paid all of its obligations in respect of items ranking higher than item (U) of the Funding pre-enforcement revenue priority of payments on each interest payment date. The Funding reserve ledger will be maintained by the cash manager to record the balance of the Funding reserve fund from time to time.



    On each interest payment date the amount of the Funding reserve fund is added to certain other income of Funding in calculating Funding available receipts.



    The Funding reserve fund is replenished from any excess Funding available revenue receipts up to the Funding reserve fund required amount initially being [GBP]__.



    The seller, Funding and the security trustee may agree to increase, decrease or amend the Funding reserve fund required amount from time to time.



PRINCIPAL DEFICIENCY LEDGER

AS AT THE CLOSING DATE

    A principal deficiency ledger has been established to record:


       *     any principal losses on the loans allocated to Funding; and/or

       * the application of Funding available principal receipts to meet any deficiency in Funding's available revenue receipts (as described in "USE OF PRINCIPAL RECEIPTS TO PAY FUNDING INCOME DEFICIENCY"); and/ or

       * the application of Funding available principal receipts which are allocated to fund the Funding liquidity reserve fund up to the Funding liquidity reserve required amount.


    The principal deficiency ledger is split into four sub-ledgers which will each correspond to all current term advances, as follows:


       * the AAA principal deficiency sub-ledger corresponding to all current term AAA advances;

       * the AA principal deficiency sub-ledger corresponding to all current term AA advances;



       * the A principal deficiency sub-ledger corresponding to all previous term A advances; and



       * the BBB principal deficiency sub-ledger corresponding to all current term BBB advances.


    Losses on the loans and/or the application of Funding available principal receipts to pay interest on current term advances are recorded as follows:

       * first, on the BBB principal deficiency sub-ledger until the balance of the BBB principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of all current term BBB advances;


       * second, on the A principal deficiency sub-ledger until the balance of the A principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of all previous term A advances;

       * third, on the AA principal deficiency sub-ledger until the balance of the AA principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of all current term AA advances; and

       * fourth, on the AAA principal deficiency sub-ledger, at which point there will be an asset trigger event.

    Any excess revenue of Funding as described in "USE OF PRINCIPAL RECEIPTS TO PAY FUNDING INCOME DEFICIENCY" is, on each interest payment date, applied to the extent described in the Funding pre-enforcement revenue priority of payments as follows:

       * first, in an amount necessary to reduce to zero the balance on the AAA principal deficiency sub-ledger;

       * second, provided that interest due on the current term AA advances has been paid, in an amount necessary to reduce to zero the balance on the AA principal deficiency sub-ledger;


       * third, provided that interest due on the previous term A advances has been paid, in an amount necessary to reduce to zero the balance on the A principal deficiency sub-ledger; and



       * fourth, provided that interest due on the current term BBB advances has been paid, in an amount necessary to reduce to zero the balance on the BBB principal deficiency sub-ledger.


FOLLOWING THE CREATION OF NEW INTERCOMPANY LOAN AGREEMENTS

    In general, if Funding borrows a new term advance under a new intercompany loan, and that new term advance does not have a term advance rating of either AAA, AA, A or BBB, then Funding will establish a new principal deficiency sub-ledger. That new principal deficiency sub-ledger will correspond to and be known by the term advance rating of the relevant new term advance.

    Losses on the loans and/or the application of Funding available principal receipts to pay interest on the current term advances will first be recorded on the lowest ranking principal deficiency sub-ledger, and then in ascending order of rating priority up to the highest-ranking principal deficiency sub-ledger. Any excess revenue of Funding will be applied to the highest-ranking principal deficiency sub-ledger, in descending order of rating priority down to the lowest ranking principal deficiency sub-ledger.


ISSUER AVAILABLE FUNDS

    On each interest payment date in respect of the issuer intercompany loan, the issuer will receive from Funding an amount equal to or less than the amount which it needs to pay out on the corresponding interest payment date in respect of the issuer notes in accordance with the issuer pre-enforcement priority of payments. It is not intended that any surplus cash will be accumulated in the issuer.

    On the closing date, the issuer will enter into the issuer dollar currency swaps with the issuer dollar currency swap providers and the issuer security trustee under the issuer dollar currency swap agreements, to hedge against the possible variance between:


       * with respect to the series 1 class A issuer notes, until and including the interest payment date in [April 2005], the interest received by the issuer in respect of the issuer series 1 term AAA advance under the issuer intercompany loan, which will be related to LIBOR for three-month sterling deposits, and the interest which the issuer is obliged to pay in respect of the series 1 class A issuer notes, which will be related to USD-LIBOR for one-month dollar deposits (and for the first interest period with respect to the series 1 class A issuer notes, the linear interpolation of the arithmetic mean of USD-LIBOR for one-month and two-month dollar deposits) and is payable, during this period, (i) monthly on the 15th day of each month (or if such day is not a business day, the next following business day) starting from the interest payment date falling in May 2004 until the occurrence of a trigger event or enforcement of the issuer security and (ii) quarterly on and after the interest payment date occurring after the occurrence of a trigger event or enforcement of the issuer security;

       * with respect to the series 1 class B issuer notes, the series 1 class C issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes, the interest received by the issuer in respect of the respective term advance under the issuer intercompany loan, which will be related to LIBOR for three-month sterling deposits, and the interest which the issuer is obliged to pay in respect of the series 1 class B issuer notes, the series 1 class C issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes, which will be related to USD-LIBOR for three-month dollar deposits; and

       * fluctuations in the exchange rate in respect of principal received on the issuer intercompany loan, which will be received in sterling and principal which the issuer is obliged to repay in respect of the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes, which must be repaid in dollars.


    On the closing date, the issuer will enter into the issuer euro currency swaps with the issuer euro currency swap provider and the issuer security trustee under the issuer euro currency swap agreements, to hedge against the possible variance between:


       * with respect to the series 3 issuer notes, the interest received by the issuer in respect of the issuer intercompany loan, which will be related to LIBOR for three-month sterling deposits, and the interest which the issuer is obliged to pay in respect of the series 3 issuer notes, which will be related to EURIBOR for three-month euro deposits; and

       * fluctuations in the exchange rate in respect of principal received on the issuer intercompany loan, which will be received in sterling and principal which the issuer is obliged to repay in respect of the series 3 issuer notes, which must be repaid in euro.



THE CLASS B ISSUER NOTES AND THE CLASS C ISSUER NOTES

    The order of payments of interest to be made on the classes of notes will be prioritised so that interest payments on the class C issuer notes will be subordinated to interest payments on the class B issuer notes and interest payments on the class B issuer notes will be subordinated to interest payments on the class A issuer notes, in each case in accordance with the issuer priority of payments.

    Any shortfall in payments of interest on the class B issuer notes and/or the class C issuer notes will be deferred until the next interest payment date. On the next interest payment date, the amount of interest due on each class of notes will be increased to take account of any deferred interest. If on that interest payment date, there is still a shortfall, that shortfall will be deferred again. This deferral process will continue until the final repayment date of the notes, at which point if there is insufficient money available to us to pay interest on the class B issuer notes, or the class C issuer notes, then you may not receive all interest amounts payable on those classes of issuer notes.

    We are not able to defer payments of interest due on any interest payment date in respect of the class A issuer notes. The failure to pay interest on the class A issuer notes will be an event of default under those classes of issuer notes.

    The class A issuer notes, the class B issuer notes and the class C issuer notes will be constituted by the issuer trust deed and will share the same security. However, upon enforcement of the issuer security or the occurrence of a trigger event, the class A issuer notes will rank in priority to the class B issuer notes and the class C issuer notes, the class B issuer notes will rank in priority to the class C issuer notes.

MORTGAGES TRUSTEE GIC ACCOUNT/FUNDING GIC ACCOUNT

    All amounts held by the mortgages trustee are deposited in the mortgages trustee GIC account with the mortgages trustee GIC provider. This account is subject to a guaranteed investment contract such that the mortgages trustee GIC provider agrees to pay a variable rate of interest on funds in the mortgages trustee GIC account of LIBOR for three-month sterling deposits.

    Amounts held in alternative accounts do not have the benefit of a guaranteed investment contract but following their receipt are transferred into the mortgages trustee GIC account on a regular basis and in any event no later than the next business day after they are deposited in the relevant alternative account.

    All amounts held by Funding are deposited in the Funding GIC account in the first instance. The Funding GIC account is maintained with the Funding GIC provider. This account is subject to a guaranteed investment contract such that the Funding GIC provider agrees to pay a variable rate of interest on funds in the Funding GIC account of LIBOR for three-month sterling deposits.


FUNDING LIQUIDITY FACILITY


    The following section contains a summary of the material terms of the Funding liquidity facility. The summary does not purport to be complete and is subject to the provisions of the Funding liquidity facility agreement a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.


GENERAL DESCRIPTION


    Prior to the occurrence of a trigger event or enforcement of the Funding security, the Funding liquidity facility provider agrees to make advances to Funding for the purpose of paying in full on any interest payment date principal amounts due on the liquidity facility term advances, in each case subject to the terms of the Funding liquidity facility agreement.



    The Funding liquidity facility is used by Funding to make payments, subject to the conditions described below in "CONDITIONS PRECEDENT TO A FUNDING LIQUIDITY DRAW", due on the liquidity facility term advances and it may also be used to pay principal on any new term AAA advances under any new intercompany loan.


    The Funding liquidity facility is a 364-day committed facility. Each year, Funding may request extension of the Funding liquidity facility for a further 364 days by giving written notice to the Funding liquidity facility provider not more than 60 days and not less than 30 days before the expiration of the 364-day period.

FUNDING LIQUIDITY DRAWS


    If the cash manager determines on the London business day immediately preceding an interest payment date that Funding will not have sufficient funds to make the payments specified in "-- GENERAL DESCRIPTION" (a shortfall known as the "FUNDING LIQUIDITY SHORTFALL"), then the cash manager must direct Funding to request a drawing under the Funding liquidity facility to apply towards the Funding liquidity shortfall. The drawing will be the lesser of the amount of the Funding liquidity shortfall and the amount available for drawing under the Funding liquidity facility. A drawing may only be made by a duly completed drawdown notice signed by an authorised signatory of Funding.



CONDITIONS PRECEDENT TO A FUNDING LIQUIDITY DRAW

    A drawing may be made under the Funding liquidity facility:


       *     if no event of default exists under the Funding liquidity facility;

       *     if no asset trigger event has occurred;

       * if insufficient amounts are available for drawing from the first reserve fund; and

       * to the extent that funds available for drawing under, as applicable, the Funding liquidity reserve fund and/or any previous issuer liquidity facility would be insufficient on the relevant interest payment date to repay the relevant series of class A notes by, as applicable, the issuer and/or the previous issuers and/or any new issuers on that interest payment date.



    If a non-asset trigger event has occurred, then the Funding liquidity facility will be available to repay principal on any of the outstanding previous term AAA advances made by Holmes Financing (No. 1) PLC, the previous series 2 term AAA advance made by Holmes Financing (No. 3) PLC, the previous series 2 term AAA advance and the previous series 4 term AAA advance made by Holmes Financing (No. 4) PLC, the previous series 2 term AAA advances and the previous series 3A1 term AAA advance made by Holmes Financing (No. 5) PLC, the previous series 2 term AAA advance, the previous series 3 term AAA advance and the previous series 4 term AAA advances made by Holmes Financing (No. 6) PLC, the previous series 1 term AAA advance, the previous series 2 term AAA advance, and the previous series 3 term AAA advance made by Holmes Financing (No. 7) PLC and the issuer series 1 term AAA advance, the issuer series 2 term AAA advance and the issuer series 3 term AAA advance (subject to the other conditions described in this section) only on the respective final repayment dates of those term AAA advances.


FUNDING LIQUIDITY FACILITY STAND-BY ACCOUNT

    The Funding liquidity facility agreement provides that if:


       * the short-term, unsubordinated and unsecured debt obligations of the Funding liquidity facility provider cease to be rated at least P-1 by Moody's, A-1+ by Standard & Poor's and F1+ by Fitch; or

       * the Funding liquidity facility provider does not agree to extend the Funding liquidity facility beyond each 364-day commitment period,



then Funding may require the Funding liquidity facility provider to pay an amount equal to the then undrawn commitment under the Funding liquidity facility agreement (the "FUNDING STAND-BY DRAWING") into a designated bank account of Funding (the "FUNDING LIQUIDITY FACILITY STAND-BY ACCOUNT"). The Funding liquidity facility stand-by account must be maintained with a bank having short term, unguaranteed and unsubordinated ratings of at least A-1+ (or in the circumstances described below, A-1) from Standard & Poor's, F1+ from Fitch and P-1 from Moody's and which will be the Funding liquidity facility provider if it has the requisite ratings. If the relevant deposit amount is less than 30 per cent. of the amount of the Funding share in the trust property, then the short term, unguaranteed and unsecured rating required to be ascribed by Standard & Poor's to the account bank shall be at least A-1. Amounts standing to the credit of the Funding liquidity facility stand-by account will be available for drawing during the period that the Funding liquidity facility is available in the circumstances described and for investing in short-term authorised investments.


    All interest accrued on the amount on deposit in the Funding liquidity facility stand-by account will belong to Funding.

    Funding may require that the Funding liquidity facility provider transfer its rights and obligations under the Funding liquidity facility agreement to a replacement Funding liquidity facility provider which has the requisite ratings so long as the then current ratings of the notes (whether the previous notes, the issuer notes or any new notes) are not adversely affected by that transfer.

INTEREST ON FUNDING LIQUIDITY DRAWS

    Interest is payable to the Funding liquidity facility provider on the principal amount drawn under the Funding liquidity facility. This interest is payable at a rate based on three-month sterling LIBOR plus a margin of 0.75 per cent. Unpaid interest is added to the principal amount owed to the Funding liquidity facility provider and interest accrues on that amount.

A commitment fee is also payable at the rate of 0.10 per cent. per annum on the undrawn, uncancelled amount of the Funding liquidity facility. The commitment fee is payable quarterly on each interest payment date.

    Interest and fees on the Funding liquidity facility are paid at the same level of priority as amounts due to the Funding swap provider under the Funding pre-enforcement priority of payments or, as the case may be, the Funding post-enforcement priority of payments.

REPAYMENT OF FUNDING LIQUIDITY DRAWINGS

    If an amount has been drawn down under the Funding liquidity facility, the principal amount is repayable on the following interest payment date, from Funding available principal receipts, prior to making payments on the term advances.

EVENTS OF DEFAULT UNDER THE FUNDING LIQUIDITY FACILITY

    It is an event of default under the Funding liquidity facility, whether or not that event is within the control of Funding, if, among other things:

       (A) Funding does not pay within three business days of the due date any amount due and payable under the Funding liquidity facility, other than Funding liquidity subordinated amounts;

       (B) an order is made or an effective resolution is passed for Funding's winding-up or administration, other than a winding-up for the purposes of merger, amalgamation or reconstruction the terms of which shall either have been previously approved by the security trustee in writing or by the Funding secured creditors;

       (C) an event of default occurs under any intercompany loan and notice is or should be served on Funding in relation to that default; or

       (D) it is or becomes unlawful for Funding to perform any of its obligations under the Funding liquidity facility.

CONSEQUENCES OF DEFAULT

    After the occurrence of an event of default under the Funding liquidity facility agreement, the Funding liquidity facility provider may by notice to
Funding:


       *     cancel the Funding liquidity facility commitment; and/or

       * demand that all or part of the loans made to Funding under the Funding liquidity facility, together with accrued interest and all other amounts accrued under the Funding liquidity facility agreement, be immediately due and payable, in which case they shall become immediately due and payable; and/or

       * demand that all or part of the loans made under the Funding liquidity facility be repayable on demand, in which case they will immediately become repayable on demand.


    The occurrence of an event of default under the Funding liquidity facility agreement may constitute an intercompany loan event of default as set out in "THE ISSUER INTERCOMPANY LOAN AGREEMENT -- ISSUER INTERCOMPANY LOAN EVENTS OF DEFAULT".

FUNDING LIQUIDITY FACILITY PROVIDER A SECURED CREDITOR

    The Funding liquidity facility provider is a secured creditor of Funding pursuant to the Funding deed of charge. All amounts owing to the Funding liquidity facility provider will, on enforcement of the Funding security, rank in priority to the payment of all amounts of interest and principal in respect of the current term AAA advances.

GOVERNING LAW

    The Funding liquidity facility agreement is governed by English law.

FUNDING LIQUIDITY RESERVE FUND

    Funding will be required to establish a liquidity reserve fund if the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the seller cease to be rated at least A3 by Moody's or A- by Fitch (unless Moody's or Fitch, as applicable, confirms that the then current ratings of the issuer notes will not be adversely affected by the ratings downgrade).

    Prior to enforcement of the Funding security, the Funding liquidity reserve fund may be used to help meet any deficit in Funding available revenue receipts which are allocated to the issuer to pay amounts due on the intercompany loan, but only to the extent that such amounts are necessary to fund:


       * the payment by any issuer of operating and administrative expenses due and interest due on the relevant interest payment date in respect of any class A notes, class B notes, class M notes, class C notes and/or class D notes issued by such issuer and to help meet any deficit recorded on the principal deficiency ledger in respect of any class A notes issued by such issuer; and



       * the payment of principal in respect of the previous series 1 term AAA advance of Holmes Financing (No. 7) PLC in April 2004, the series 1 issuer term AAA advance in April 2005 and any new series 1 term AAA advances.



    The Funding liquidity reserve fund, if any, will be funded initially from Funding available revenue receipts in accordance with the Funding pre-enforcement revenue priority of payments. The Funding liquidity reserve fund will be funded up to the "FUNDING LIQUIDITY RESERVE REQUIRED AMOUNT", being an amount as of any interest payment date equal to the excess, if any, of 3 per cent. of the aggregate outstanding balance of the notes on that payment date over amounts standing to the credit of the first reserve fund on that payment date.


    The Funding liquidity reserve fund will be deposited in Funding's name in the Funding GIC account into which the first reserve fund and second reserve fund are also deposited. All interest or income accrued on the amount of the Funding liquidity reserve fund while on deposit in the Funding GIC account will belong to Funding. The cash manager will maintain a separate Funding liquidity reserve ledger to record the balance from time to time of the Funding liquidity reserve fund.


    On each interest payment date prior to enforcement of the Funding security, funds standing to the credit of the Funding liquidity reserve fund will be added to certain other income of Funding in calculating Funding available revenue receipts to make payments due under the intercompany loan.



    Once it has been initially funded, the Funding liquidity reserve fund will be replenished from any Funding available revenue receipts or Funding available principal receipts, as applicable. Funding available revenue receipts will only be applied to replenish the Funding liquidity reserve fund after: (i) the payment of interest due on the class A current notes, the class B current notes, the class M previous notes, the class C current notes and the class D previous notes and the reduction of any deficiency on the principal deficiency sub ledger for the class A current notes, the class B current notes, the class M previous notes and the class C current notes and (ii) the payment of principal in respect of the previous series 1 term AAA advance of Holmes Financing (No. 7) PLC in April 2004, the series 1 issuer term AAA advance in April 2005 and any new term AAA advances as described in "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY").


    Following enforcement of the Funding security, amounts standing to the credit of the Funding liquidity reserve ledger may be applied in making payments of principal due under the term advances.

EIGHTH START-UP LOAN

    The following section contains a summary of the material terms of the eighth start-up loan agreement. The summary does not purport to be complete and is subject to the provisions of the eighth start-up loan agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Funding has also entered into the first, second, third, fourth, fifth, sixth and seventh start-up loans, as described in "-- FIRST RESERVE FUND".

GENERAL DESCRIPTION

    On the closing date, Abbey National plc (the "START-UP LOAN PROVIDER"), acting through its office at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN, will make available to Funding the eighth start-up loan under the eighth start-up loan agreement. This will be a subordinated loan facility consisting of the two following tranches:


       * Tranche A, in an amount of [GBP][__] which will be used for meeting certain costs and expenses incurred by Funding in connection with the assignment of a part of the seller's share of the trust property to it and the fees payable under the issuer intercompany loan agreement which relate to the costs of issue of the issuer notes; and

       * Tranche B, in an amount of [GBP][__], which will be used to further fund the first reserve fund and will be credited to the Funding GIC account, with a corresponding credit to the first reserve ledger.


INTEREST ON THE EIGHTH START-UP LOAN


    The eighth start-up loan will bear interest until the interest period ending in [January 2009] at the rate of LIBOR for three-month sterling deposits plus [0.25] per cent. per annum, and from the interest payment date in [January
2009] at the rate of LIBOR for three-month sterling deposits plus [0.50] per cent. per annum. For the first interest period, LIBOR will be determined on the basis of a linear interpolation between LIBOR for three-month and four-month sterling deposits. Any unpaid interest will be added to the principal amount owed and will bear interest. Interest is payable by Funding on each interest payment date.


REPAYMENT OF THE EIGHTH START-UP LOAN

    Funding will repay the eighth start-up loan, but only to the extent that it has Funding available revenue receipts after making higher ranking payments (see further "SECURITY GRANTED BY FUNDING -- FUNDING PRE-ENFORCEMENT PRIORITY OF PAYMENTS" and "-- FUNDING POST-ENFORCEMENT PRIORITY OF PAYMENTS"). Amounts due to the start-up loan provider are payable after amounts due on the current term advances to the current issuers. After Funding has repaid the eighth start-up loan, it will have no further recourse to the start-up loan provider.

EVENT OF DEFAULT

    It will be an event of default under the eighth start-up loan agreement if Funding has available revenue receipts to pay amounts due to the start-up loan provider, and it does not pay them.

    The occurrence of an event of default under the eighth start-up loan agreement may constitute an issuer intercompany loan event of default as set out in "THE ISSUER INTERCOMPANY LOAN AGREEMENT -- ISSUER INTERCOMPANY LOAN EVENTS OF DEFAULT".

ACCELERATION

    If notice is given that the security granted by Funding under the Funding deed of charge is to be enforced, then the eighth start-up loan will become immediately due and payable.

GOVERNING LAW

    The eighth start-up loan agreement will be governed by English law.

                               THE SWAP AGREEMENTS

GENERAL

    Funding has entered into the Funding swap with Abbey National Treasury Services plc as the Funding swap provider. The issuer will enter into issuer swaps with the issuer swap providers. In general, the swaps are designed to do the following:


       * Funding swap: to hedge against the possible variance between the mortgages trustee SVR payable on the variable rate loans, the rates of interest payable on the tracker loans and the fixed rates of interest payable on the fixed rate loans (which, for this purpose, includes those capped rate loans then no longer subject to their variable rates of interest but instead subject to interest at their specified capped rates) and a LIBOR based rate for three-month sterling deposits;



       * issuer dollar currency swaps: to protect the issuer against changes in the sterling to dollar exchange rate following the closing date and the possible variance between a LIBOR based rate for three-month sterling deposits and either (i) a LIBOR based rate for one-month dollar deposits applicable to the series 1 class A issuer notes (and for the first interest period with respect to the series 1 class A issuer notes, the linear interpolation of the arithmetic mean of the LIBOR based rate for one-month and two-month dollar deposits) or (ii) a LIBOR based rate for three-month dollar deposits, applicable to the series 1 class B issuer notes, the series 1 class C issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes, and to address the difference in periodicity between the interest payment dates in respect of the issuer intercompany loan, which occur quarterly and the interest payment dates in respect of the series 1 class A issuer notes, which occur (i) monthly (except for the first interest period in respect of the series 1 class A issuer notes which will be the period from (and including) the closing date to (but excluding) the interest payment date falling in May 2004) until the occurrence of a trigger event or enforcement of the issuer security and (ii) quarterly on and following the interest payment date occurring immediately thereafter; and

       * issuer euro currency swaps: to protect the issuer against changes in the sterling to euro exchange rate following the closing date and the possible variance between a LIBOR based rate for three-month sterling deposits and a EURIBOR based rate for three-month euro deposits, applicable to the series 3 issuer notes.



THE FUNDING SWAP

    Some of the loans in the portfolio pay a variable rate of interest for a period of time which may either be linked to the mortgages trustee SVR or linked to an interest rate other than the mortgages trustee SVR, such as sterling LIBOR or a rate set by the Bank of England. Other loans pay a fixed rate of interest for a period of time. However, the interest rate payable by Funding with respect to the issuer term advances is calculated as a margin over LIBOR for three-month sterling deposits. To provide a hedge against the possible variance between:

       (1) the mortgages trustee SVR payable on the variable rate loans, the rates of interest payable on the tracker loans and the fixed rates of interest payable on the fixed rate loans; and

       (2)   a LIBOR based rate for three-month sterling deposits,

in relation to the previous issue by Holmes Financing (No. 1) PLC, Funding entered into a separate variable rate swap, tracker rate swap and fixed rate swap, all under the Funding swap agreement. At the time of the previous issue by Holmes Financing (No. 2) PLC, Funding entered into the Funding swap which:


       * replaced the variable rate swap, tracker rate swap and fixed rate swap relating to the previous issue by Holmes Financing (No. 1) PLC;

       * had a notional amount that is sized to hedge against these potential interest rate mismatches in relation to both the previous issues by both Holmes Financing (No. 1) PLC and Holmes Financing (No. 2) PLC; and

       * provided for the notional amount to be increased to hedge against similar potential interest rate mismatches in relation to new issues, including the previous issue by Holmes Financing (No. 3) PLC, the previous issue by Holmes Financing (No. 4) PLC, the previous issue by Holmes Financing (No. 5) PLC, the previous issue by Holmes Financing (No. 6) PLC, the previous issue by Holmes Financing (No. 7) PLC and this issue.


    When Funding entered into the Funding swap, all of the rights and obligations of Funding and the Funding swap provider under the variable rate swap, the tracker rate swap and the fixed rate swap ceased to exist and were replaced by the rights and obligations arising under the Funding swap.

    Under the Funding swap, on each distribution date, as defined in the glossary, the following amounts are calculated:


      * the amount produced by applying LIBOR for three-month sterling deposits (as determined in respect of the corresponding interest period under the intercompany loans) plus a spread for the relevant distribution period to the notional amount of the Funding swap as described later in this section (known as the "DISTRIBUTION PERIOD SWAP PROVIDER AMOUNT"); and

      * the amount produced by applying a rate equal to the weighted average of:


            (i) the average of the standard variable mortgage rates or their equivalent charged to existing borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Alliance & Leicester plc, Halifax plc, Lloyds TSB plc, HSBC Bank plc, National Westminster Bank Plc and Woolwich plc (and where those banks have more than one standard variable rate, the highest of those rates);

            (ii)  the rates of interest payable on the tracker loans; and

            (iii) the rates of interest payable on the fixed rate loans
                  (including those capped rate loans that are subject to the specified capped rate of interest),

            to the notional amount of the Funding swap (known as the "DISTRIBUTION PERIOD FUNDING AMOUNT").

      On each interest payment date the following amounts will be calculated:


      * the sum of each of the distribution period swap provider amounts calculated during the preceding interest period; and

      * the sum of each of the distribution period Funding amounts calculated during the preceding interest period.


      After these two amounts are calculated in relation to an interest payment date, the following payments will be made on that interest payment date:


      * if the first amount is greater than the second amount, then the Funding swap provider will pay the difference to Funding;

      * if the second amount is greater than the first amount, then Funding will pay the difference to the Funding swap provider; and

      * if the two amounts are equal, neither party will make a payment to the other.


      If a payment is to be made by the Funding swap provider, that payment will be included in the Funding available revenue receipts and will be applied on the relevant interest payment date according to the relevant order of priority of payments of Funding. If a payment is to be made by Funding, it will be made according to the relevant order of priority of payments of Funding.

      The notional amount of the Funding swap in respect of a distribution period will be an amount in sterling equal to:

       * the aggregate principal amount outstanding of all intercompany loans during the relevant distribution period, less

       * the balance of the principal deficiency ledger attributable to all intercompany loans during the relevant distribution period, less

       * the amount of the principal receipts in the Funding GIC account attributable to all intercompany loans during the relevant distribution period.


    In the event that the Funding swap is terminated prior to the service of any issuer intercompany loan enforcement notice or final repayment of any intercompany loan, Funding shall enter into a new Funding swap on terms acceptable to the rating agencies, Funding and the security trustee and with a swap provider whom the rating agencies have previously confirmed in writing to Funding, the issuer and the security trustee will not cause the then current ratings of the issuer notes to be downgraded, withdrawn or qualified. If
Funding is unable to enter into a new Funding swap on terms acceptable to the rating agencies, this may affect amounts available to pay interest on the intercompany loans.


THE ISSUER DOLLAR CURRENCY SWAPS

    The series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes will be denominated in dollars and investors will receive payments of interest and principal on those issuer notes in dollars. However, the issuer term advances to be made by the issuer to Funding and repayments of principal and payments of interest by Funding to the issuer under the issuer intercompany loan will be made in sterling. To hedge its currency exchange rate exposure in respect of these notes, the issuer will enter into three issuer dollar currency swaps relating to the series 1 issuer notes, three issuer dollar currency swaps relating to the series 2 issuer notes and one issuer dollar currency swap relating to the series 4 class A2 issuer notes with the issuer dollar currency swap providers.

    Under each issuer dollar currency swap the issuer will pay to the issuer dollar currency swap providers:


       * on the closing date, an amount in dollars equal to the net proceeds of the issue of the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes, as applicable;

       * on each interest payment date, an amount in sterling equal to the dollar amount of principal payments to be made on the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes, as applicable, on that interest payment date, this dollar amount to be converted into sterling at the relevant issuer dollar currency swap rate; and

       * on each interest payment date, an amount in sterling based on (i) a LIBOR based rate for three-month sterling deposits applicable to interest payments under the issuer series 1 term AAA advance, the issuer series 1 term AA advance, the issuer series 1 term BBB advance, the issuer series 2 term AAA advance, the issuer series 2 term AA advance, the issuer series 2 term BBB advance and the issuer series 4A2 term AAA advance and (ii) the principal amounts outstanding in dollars but converted into sterling at the relevant issuer dollar currency swap rate under the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes on the previous interest payment date.


    Under each issuer dollar currency swap, the issuer dollar currency swap providers will pay to the issuer:


       * on the closing date, an amount in sterling equal to the net dollar proceeds of the issue of the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes, as applicable, these dollar proceeds to be converted into sterling at the relevant issuer dollar currency swap rate;

       * on each interest payment date, an amount in dollars equal to the amount of principal payments to be made on the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes, as applicable, on that interest payment date; and

       * on each interest payment date, an amount in dollars equal to the interest to be paid in dollars on the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes, as applicable, on that interest payment date.


    As used herein, "ISSUER DOLLAR CURRENCY SWAP RATE" means the rate at which dollars are converted to sterling or, as the case may be, sterling is converted to dollars under the relevant issuer dollar currency swap.


    In the event that any issuer dollar currency swap is terminated prior to the service of an issuer note enforcement notice or the final redemption of the relevant class of the series 1 issuer notes, the series 2 issuer notes or the series 4 class A2 issuer notes, as applicable, the issuer shall enter into a replacement dollar currency swap in respect of that class and series of issuer notes to hedge against fluctuations in the exchange rate between dollars and sterling and/or the possible variance between LIBOR for three-month sterling deposits and (i) LIBOR for one-month dollar deposits in relation to the series
1 class A issuer notes (and for the first interest period with respect to the series 1 class A issuer notes, the linear interpolation of the arithmetic mean of the LIBOR based rate for one-month and two-month dollar deposits) or (ii) LIBOR for three-month dollar deposits in relation to the series 1 class B issuer notes, the series 1 class C issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes and/or to address the difference in periodicity between the interest payment dates under the intercompany loan and the interest payment dates in respect of the series 1 class A issuer notes (provided that there has been no trigger event or enforcement of the issuer security up to that interest payment date). Any replacement dollar currency swap must be entered into on terms acceptable to the rating agencies, the issuer and the issuer security trustee and with a replacement dollar currency swap provider whom the rating agencies have previously confirmed in writing to the issuer and the issuer security trustee will not cause the then current ratings of the issuer notes to be downgraded, withdrawn or qualified. If the issuer is unable to enter into any replacement dollar currency swap on terms acceptable to the rating agencies, this may affect amounts available to pay amounts due under the issuer notes.



THE ISSUER EURO CURRENCY SWAPS


    The series 3 issuer notes will be denominated in euro and investors will receive payments of interest and principal on those issuer notes in euro. However, the advances to be made by the issuer to Funding and repayments of principal and payments of interest by Funding to the issuer under the issuer intercompany loan will be made in sterling. To hedge its currency exchange rate and interest rate exposure in respect of these notes, the issuer will enter into three issuer euro currency swaps relating to the series 3 issuer notes with the issuer euro currency swap provider.

    Under each issuer euro currency swap, the issuer will pay to the issuer euro currency swap provider:

       * on the closing date, an amount in euro equal to the net proceeds of the issue of the series 3 issuer notes;

       * on each interest payment date, an amount in sterling equal to the euro amount of principal payments to be made on the series 3 issuer notes on that interest payment date, this euro amount converted into sterling at the relevant issuer euro currency swap rate; and

       * on each interest payment date, an amount in sterling based on (i) a LIBOR based rate for three-month sterling deposits applicable to interest payments under the issuer series 3 term AAA advance, the issuer series 3 term AA advance and the issuer series 3 term BBB advance and (ii) the principal amounts outstanding in euro but converted into sterling at the relevant issuer euro currency swap rate under the series 3 issuer notes on the previous interest payment date.

      Under each issuer euro currency swap, the issuer euro currency swap provider will pay to the issuer:


       * on the closing date, an amount in sterling equal to the net euro proceeds of the issue of the series 3 issuer notes, these euro proceeds to be converted into sterling at the relevant issuer euro currency swap rate;

       * on each interest payment date, an amount in euro equal to the amount of principal payments to be made on the series 3 issuer notes on that interest payment date; and

       * on each interest payment date, an amount in euro equal to the interest to be paid in euro on the series 3 issuer notes on that interest payment date.


    As defined herein, "ISSUER EURO CURRENCY SWAP RATE" means the rate at which euro are converted to sterling or, as the case may be, sterling is converted to euro under the relevant issuer euro currency swap.


    In the event that any issuer euro currency swap is terminated prior to the service of an issuer note enforcement notice or the final redemption of the series 3 issuer notes, the issuer shall enter into a replacement euro currency swap in respect of that class of issuer notes to hedge against fluctuations in the exchange rate between euro and sterling and/or the possible variance between LIBOR for three-month sterling deposits and EURIBOR for three-month euro deposits in relation to the series 3 issuer notes. Any replacement euro currency swap must be entered into on terms acceptable to the rating agencies, the issuer and the issuer security trustee and with a replacement euro currency swap provider whom the rating agencies have previously confirmed in writing to the issuer and the issuer security trustee will not cause the then current ratings of the issuer notes to be downgraded, withdrawn or qualified. If the issuer is unable to enter into replacement euro currency swaps on terms acceptable to the rating agencies, this may affect amounts available to pay amounts due under the issuer notes.



RATINGS DOWNGRADE OF SWAP PROVIDERS


    Under each of the swap agreements, in the event that the relevant rating(s) of a swap provider, or its respective guarantor, as applicable, is or are, as applicable, downgraded by a rating agency below the ratings specified in the relevant swap agreement (in accordance with the requirements of the rating agencies) for such swap provider, and, where applicable, as a result of the downgrade, the then current ratings of the previous notes or the issuer notes, in respect of the Funding swap, or the issuer notes corresponding to the relevant issuer swap, in respect of the relevant issuer swap, would or may, as applicable, be adversely affected, the relevant swap provider will, in accordance with the Funding swap or the relevant issuer swap, as applicable, be required to take certain remedial measures which may include providing collateral for its obligations under the relevant swap, arranging for its obligations under the relevant swap to be transferred to an entity with the rating(s) required by the relevant rating agency as specified in the relevant swap agreement (in accordance with the requirements of the relevant rating agency), procuring another entity with the rating(s) required by the relevant rating agency as specified in the relevant swap agreement (in accordance with the requirements of the relevant rating agency), to become co-obligor in respect of its obligations under the relevant swap, or taking such other action as it may agree with the relevant rating agency.



    A failure to take such steps will, in certain circumstances, allow Funding or the relevant issuer, as applicable, to terminate the relevant swap.



    Any collateral posted by or on behalf of a swap provider (as set out above) will be placed by Funding or the issuer, as appropriate, in a collateral account in respect of such swap provider and such collateral, and any interest thereon, shall be maintained and applied in accordance with the terms of the relevant swap agreement.




TERMINATION OF THE SWAPS

       * The Funding swap will terminate on the date on which the aggregate principal amount outstanding under all intercompany loans is reduced to zero.

       * Each issuer dollar currency swap (other than the series 1 class A issuer dollar currency swap and the series 2 class A issuer dollar currency swap) will terminate on the earlier of the interest payment date falling in July 2040 and the date on which all of the relevant class and series of issuer notes are redeemed in full. The series 1 class A issuer dollar currency swap will terminate on the interest payment date falling in April 2005, the date on which all of the series 1 class A issuer notes are redeemed in full. The series 2 class A issuer dollar currency swap will terminate on the earlier of the interest payment date falling in April 2011 and the date on which all of the series 2 class A issuer notes are redeemed in full.



       * Each issuer euro currency swap (other than the series 3 class A issuer euro currency swap) will terminate on the earlier of the interest payment date falling in July 2040 and the date on which all of the relevant class of series 3 issuer notes (other than the series 3 class A issuer notes), are redeemed in full. The series 3 class A issuer euro currency swap will terminate on the earlier of the interest payment date falling in April 2020 and the date on which all of the series 3 class A notes are redeemed in full.


    Any swap may also be terminated in any of the following circumstances, each referred to as a "SWAP EARLY TERMINATION EVENT":

       * at the option of one party to the swap, if there is a failure by the other party to pay any amounts due under that swap;

       * in respect of the issuer swaps, if an event of default under the issuer notes occurs and the issuer security trustee serves an issuer note enforcement notice;

       * in respect of the Funding swap, if an event of default under any intercompany loan occurs and the security trustee serves an intercompany loan enforcement notice;



       * upon the occurrence of an insolvency of the relevant swap provider or its guarantor or the issuer, or the merger of the relevant swap provider without an assumption of the obligations under the swaps (except in respect of a transfer by Funding or the issuer to the security trustee or the issuer security trustee, respectively), or if, under the swap agreements, a change in law results in the obligations of one of the parties becoming illegal, a breach of a provision of the swap agreements by the relevant swap provider is not remedied within the relevant grace period, [a failure by the guarantor (if any) of the relevant swap provider under the swap agreements to comply with the provisions of such guarantee occurs,] or a material misrepresentation is made by the relevant swap provider under the swap agreements;



       * if the issuer exercises its option to redeem all the issuer notes for tax and/or other reasons; and



       * if the relevant swap provider or its guarantor, as applicable, is downgraded and fails to comply with the requirements of the ratings downgrade provision contained in the relevant swap agreement and described above under "RATINGS DOWNGRADE OF SWAP PROVIDERS".


    Upon the occurrence of a swap early termination event, the issuer or the relevant issuer swap provider may be liable to make a termination payment to the other and/or Funding or the Funding swap provider may be liable to make a termination payment to the other. This termination payment will be calculated and made in sterling. The amount of any termination payment will be based on the market value of the terminated swap based on market quotations of the cost of entering into a swap with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties (or based upon loss in the event that no market quotation can be obtained). Any such termination payment could be substantial.

    If any issuer swap is terminated early and a termination payment is due by the issuer to the relevant issuer swap provider then, pursuant to its obligations under the issuer intercompany loan, Funding shall pay the issuer an amount equal to the termination payment due to the relevant issuer dollar currency swap provider. These payments will be made by Funding only after paying interest amounts due on the issuer term advances and after providing for any debit balance on the principal deficiency ledger. The issuer shall apply amounts received from Funding under the issuer intercompany loan in accordance with the issuer pre-enforcement revenue priority of payments or, as the case may be, the issuer post-enforcement priority of payments. The application by the issuer of termination payments due to an issuer swap provider may affect the funds available to pay amounts due to the noteholders (see further "RISK FACTORS -- YOU MAY BE SUBJECT TO EXCHANGE RATE RISKS ON THE SERIES 1 ISSUER NOTES, THE SERIES 2 ISSUER NOTES AND THE SERIES 4 CLASS A2 ISSUER NOTES").


    If the issuer and/or Funding receive a termination payment following the termination of the relevant swap, the issuer and/or Funding will apply such payment towards meeting the costs of entering into a replacement swap agreement on terms acceptable to the rating agencies as described above.




TRANSFER OF THE SWAPS


    Each of the issuer swap providers may, at its option, transfer its obligations under any of the issuer swaps to any other entity. Any such transfer is subject to certain conditions, including among other things (i) that the transferee has rating(s) required by the relevant rating agencies as specified in the relevant swap agreement, or the transferee's performance under the relevant issuer swap will be guaranteed by an entity with equivalent ratings, (ii) that the transfer must not cause an event of default or a swap early termination event under the relevant issuer swap and (iii) if the transferee entity is located in a different country to both the issuer and the relevant issuer swap provider, that the rating agencies have confirmed that the transfer will not result in the then current rating of the relevant series and class of issuer notes being downgraded.


TAXATION

    Neither Funding nor the issuer is obliged under any of the swaps to gross up payments made by them if withholding taxes are imposed on payments made under the swaps.

    The Funding swap provider and each of the issuer swap providers are always obliged to gross up payments made by them to Funding or the issuer if withholding taxes are imposed on payments made under the swaps.


    [The series [__] issuer swap guarantor will be obliged to gross up payments made by it to the issuer if withholding taxes are imposed on payments made under the series [__] issuer swap guarantee. However, the series [__] issuer swap guarantor may terminate the series [__] issuer swap guarantee if it is obliged to gross up payments made by it to the issuer.]1



GOVERNING LAW

    The issuer swap agreements are governed by English law.

----------
1 To be decided depending on the identity of the swap providers.

              CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING

    The following section contains a summary of the material terms of the cash management agreement. The summary does not purport to be complete and is subject to the provisions of the cash management agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

    Abbey was appointed on 26th July, 2000 by the mortgages trustee, Funding and the security trustee to provide cash management services in relation to:


      *     the mortgages trust; and

      *     Funding.



CASH MANAGEMENT SERVICES PROVIDED IN RELATION TO THE MORTGAGES TRUST

    The cash manager's duties in relation to the mortgages trust include but are not limited to:

      (A) determining the current shares of Funding and the seller in the trust property in accordance with the terms of the mortgages trust deed;

      (B) maintaining the following ledgers on behalf of the mortgages trustee:


            * the Funding share/seller share ledger, which records the current shares of the seller and Funding in the trust property;

            *     the losses ledger, which records losses on the loans;

            * the principal ledger, which records principal receipts on the loans received by the mortgages trustee and payments of principal from the mortgages trustee GIC account to Funding and the seller and any retained principal receipts; and

            * the revenue ledger, which records revenue receipts on the loans received by the mortgages trustee and payments of revenue receipts from the mortgages trustee GIC account to Funding and the seller;


      (C) distributing the mortgages trust available revenue receipts and the mortgages trustee principal receipts to Funding and the seller in accordance with the terms of the mortgages trust deed; and

      (D) providing the mortgages trustee, Funding, the security trustee and the rating agencies with a quarterly report in relation to the trust property.


CASH MANAGEMENT SERVICES TO BE PROVIDED TO FUNDING

    The cash manager's duties in relation to Funding include but are not limited to:

      (A)   four business days before each interest payment date, determining:


            * the amount of Funding available revenue receipts to be applied to pay interest and fees in relation to the term advances on the following interest payment date; and

            * the amount of Funding available principal receipts to be applied to repay the term advances on the following interest payment date;


      (B)   if required, making drawings under the Funding liquidity facility;

      (C)   maintaining the following ledgers on behalf of Funding:


            * the Funding principal ledger, which records the amount of principal receipts received by Funding on each distribution date;

            * the Funding revenue ledger, which records all other amounts received by Funding on each distribution date;

            * the first reserve ledger, which records the amount credited to the first reserve fund from parts of the proceeds of (i) the first start-up loan on 26th July, 2000, (ii) the second start-up loan on 29th November, 2000, (iii) the third start-up loan on 23rd May, 2001, (iv) the previous term BB advance on 5th July, 2001 under the intercompany loan made by Holmes Financing (No. 4) PLC, (v) the eighth start-up loan on __ April, 2004 and (vi) withdrawals and deposits in respect of the first reserve fund;



            * the second reserve ledger, which records the amount credited to the second reserve fund from part of the proceeds of (i) the previous term BB advance on 5th July 2001 under the intercompany loan made by Holmes Financing (No. 4) PLC, and
                  (ii) withdrawals and deposits in respect of the second reserve fund;



            * the Funding reserve ledger, which records the amount credited to the Funding reserve fund from the excess Funding available revenue receipts after Funding has paid all of its obligations in respect of items ranking higher than item (U) of the Funding pre-enforcement revenue priority of payments on each interest payment date, and any subsequent withdrawals in respect of the Funding reserve fund;

            * the principal deficiency ledger, which records principal deficiencies arising from losses on the loans which have been allocated to Funding's share or the use of Funding's principal receipts to cover certain senior expenses (including interest on the term advances);

            * the intercompany loan ledger, which records payments of interest and repayments of principal made on each of the term advances under the intercompany loans;


            * the cash accumulation ledger, which records the amount accumulated by Funding to be set aside as quarterly cash amounts in the cash accumulation sub-ledger and/or to pay the amounts due on the several bullet term advances and/or, as applicable, the scheduled amortisation term advances;


            * the Funding liquidity facility ledger, which will record drawings made under the Funding liquidity facility and repayments of those drawings; and


            * the Funding liquidity reserve ledger which records the amounts credited to the Funding liquidity reserve fund from Funding available revenue receipts and from Funding available principal receipts up to the Funding liquidity reserve required amount and drawings made under the Funding liquidity reserve fund;



      (D) investing sums standing to the credit of the Funding GIC account, the Funding liquidity facility stand-by account and any collateral account maintained by Funding in respect of the Funding swap provider in short-term authorised investments (as defined in the glossary) as determined by Funding, the cash manager and the security trustee;


      (E) making withdrawals from the first reserve fund, the second reserve fund and the Funding liquidity reserve fund as and when required;

      (F) applying the Funding available revenue receipts and Funding available principal receipts in accordance with the relevant order of priority of payments for Funding contained in the cash management agreement or, as applicable, the Funding deed of charge;

      (G) providing Funding, the issuer, the security trustee and the rating agencies with a quarterly report in relation to Funding; and

      (H) making all returns and filings in relation to Funding and the mortgages trustee and providing or procuring the provision of company secretarial and administration services to them.

      For the definitions of Funding available revenue receipts, Funding available principal receipts and the Funding priorities of payments, see "CASHFLOWS".

COMPENSATION OF CASH MANAGER

      The cash manager is paid a fee of [GBP]117,500 per annum for its services which is paid in four equal instalments quarterly in arrear on each interest payment date. The fee is inclusive of VAT. The fee is subject to adjustment if the applicable rate of VAT changes.

      In addition, the cash manager is entitled to be indemnified for any expenses or other amounts properly incurred by it in carrying out its duties. The cash manager is paid by Funding, prior to amounts due to the current issuers on the current term advances.


RESIGNATION OF CASH MANAGER

      The cash manager may resign only on giving 12 months' written notice to the security trustee, Funding and the mortgages trustee and if:


       * a substitute cash manager has been appointed and a new cash management agreement is entered into on terms satisfactory to the security trustee, the mortgages trustee and Funding; and

       * the ratings of the notes at that time would not be adversely affected as a result of that replacement (unless otherwise agreed by an extraordinary resolution of the noteholders of each class).



TERMINATION OF APPOINTMENT OF CASH MANAGER

    The security trustee may, upon written notice to the cash manager, terminate the cash manager's rights and obligations immediately if any of the following events occurs:


       * the cash manager defaults in the payment of any amount due and fails to remedy the default for a period of three London business days after becoming aware of the default;

       * the cash manager fails to comply with any of its other obligations under the cash management agreement which in the opinion of the security trustee is materially prejudicial to the Funding secured creditors and does not remedy that failure within 20 days after the earlier of becoming aware of the failure and receiving a notice from the security trustee; or

       * Abbey, while acting as the cash manager, suffers an insolvency event.


    If the appointment of the cash manager is terminated or it resigns, the cash manager must deliver its books of account relating to the loans to or at the direction of the mortgages trustee, Funding or the security trustee, as the case may be. The cash management agreement will terminate automatically when Funding has no further interest in the trust property and the current intercompany loans and all new intercompany loans (if any) have been repaid or otherwise discharged.


GOVERNING LAW

    The cash management agreement is governed by English law.

                         CASH MANAGEMENT FOR THE ISSUER

    The following section contains a summary of the material terms of the issuer cash management agreement. The summary does not purport to be complete and is subject to the provisions of the issuer cash management agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

    Abbey will be appointed on the closing date by the issuer and the issuer security trustee to provide cash management services to the issuer.


CASH MANAGEMENT SERVICES TO BE PROVIDED TO THE ISSUER

      The issuer cash manager's duties will include but are not limited to:

      (A)   four business days before each interest payment date, determining:


            * the amount of issuer revenue receipts to be applied to pay interest on the issuer notes on the following interest payment date and to pay amounts due to other creditors of the issuer; and

            * the amount of issuer principal receipts to be applied to repay the issuer notes on the following interest payment date;


      (B) applying issuer revenue receipts and issuer principal receipts in accordance with the relevant order of priority of payments for the issuer set out in the issuer cash management agreement or, as applicable, the issuer deed of charge;

      (C) providing the issuer, Funding, the issuer security trustee and the rating agencies with quarterly reports in relation to the issuer;

      (D) making all returns and filings required to be made by the issuer and providing or procuring the provision of company secretarial and administration services to the issuer;


      (E) arranging payment of all fees to the London Stock Exchange or, as applicable, the FSA;



      (F) if necessary, performing all currency and interest rate conversions (whether it be a conversion from sterling to dollars or vice versa, sterling to euro or vice versa, or floating rates of interest to fixed rates of interest or vice versa) free of charge, cost or expense at the relevant exchange rate; and



      (G) investing sums standing to the credit of any collateral account maintained by the issuer in respect of an issuer swap provider in short-term authorised investments.



ISSUER'S BANK ACCOUNTS

    On the closing date, the issuer will maintain a sterling bank account in its name with Abbey at 21 Prescot Street, London E1 8AD and a euro account and a dollar account in its name with Citibank, N.A., London Branch at 336 Strand, London WC2R 1HB (together the "ISSUER TRANSACTION ACCOUNTS"). The issuer may, with the prior written consent of the issuer security trustee, open additional or replacement bank accounts.


     The accounts referred to above (and any collateral account maintained by the issuer as described in "CREDIT STRUCTURE -- RATINGS DOWNGRADE OF SWAP PROVIDERS") may be required to be transferred to an alternative bank in certain circumstances including if the short term, unguaranteed and unsecured ratings ascribed to the issuer account bank fall below A-1+ (or in the circumstances described below, A-1) by Standard & Poor's, F1+ by Fitch and P-1 by Moody's. So long as the relevant deposit amount is less than 30 per cent. of the amount of the Funding share in the trust property, then the short term, unguaranteed and unsecured rating required to be ascribed to the issuer account bank by Standard & Poor's shall be at least A-1.



COMPENSATION OF ISSUER CASH MANAGER

    The issuer cash manager will be paid a fee of [GBP]117,500 per annum for its services which will be paid in four equal instalments quarterly in arrear on each interest payment date. The fee is inclusive of VAT. The fees will be subject to adjustment if the applicable rate of VAT changes.

In addition, the issuer cash manager will be entitled to be indemnified for any expenses or other amounts properly incurred by it in carrying out its duties. The issuer cash manager will be paid by the issuer prior to amounts due on the issuer notes.


RESIGNATION OF ISSUER CASH MANAGER

    The issuer cash manager may resign only on giving 12 months' written notice to the issuer security trustee and the issuer and if:


       * a substitute issuer cash manager has been appointed and a new issuer cash management agreement is entered into on terms satisfactory to the issuer security trustee and the issuer; and

       * the ratings of the issuer notes at that time would not be adversely affected as a result of that replacement.



TERMINATION OF APPOINTMENT OF ISSUER CASH MANAGER

    The issuer security trustee may, upon written notice to the issuer cash manager, terminate the issuer cash manager's rights and obligations immediately if any of the following events occurs:


       * the issuer cash manager defaults in the payment of any amount due and fails to remedy the default for a period of three London business days after becoming aware of the default;

       * the issuer cash manager fails to comply with any of its other obligations under the issuer cash management agreement which in the opinion of the issuer security trustee is materially prejudicial to the noteholders and does not remedy that failure within 20 days after the earlier of becoming aware of the failure and receiving a notice from the issuer security trustee; or

       *     the issuer cash manager suffers an insolvency event.


    If the appointment of the issuer cash manager is terminated or it resigns, the issuer cash manager must deliver its books of account relating to the issuer notes to or at the direction of the issuer security trustee. The issuer cash management agreement will terminate automatically when the issuer notes have been fully redeemed.


GOVERNING LAW

    The issuer cash management agreement will be governed by English law.

                      DESCRIPTION OF THE ISSUER TRUST DEED

GENERAL

    The principal agreement governing the issuer notes will be the trust deed dated on or about the closing date and made between the issuer and the note trustee (the "ISSUER TRUST DEED"). The issuer trust deed has five primary functions. It:


       *     constitutes the issuer notes;

       * sets out the covenants of the issuer in relation to the issuer notes;

       * sets out the enforcement and post-enforcement procedures relating to the issuer notes;

       * contains provisions necessary to comply with the US Trust Indenture Act of 1939, as amended; and

       * sets out the appointment, powers and responsibilities of the note trustee.


    The following section contains a summary of the material terms of the issuer trust deed. The summary does not purport to be complete and is subject to the provisions of the issuer trust deed, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

    The issuer trust deed sets out the form of the global issuer notes and the definitive issuer notes. It also sets out the terms and conditions, and the conditions for the issue of definitive issuer notes and/or the cancellation of any issuer notes. It stipulates, among other things, that the paying agents, the registrar, the transfer agent and the agent bank will be appointed. The detailed provisions regulating these appointments are contained in the issuer paying agent and agent bank agreement.

    The issuer trust deed also contains covenants made by the issuer in favour of the note trustee and the noteholders. The main covenants are that the issuer will pay interest and repay principal on each of the issuer notes when due. Covenants are included to ensure that the issuer remains insolvency-remote, and to give the note trustee access to all information and reports that it may need in order to discharge its responsibilities in relation to the noteholders. Some of the covenants also appear in the terms and conditions of the issuer notes. See "TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES". The issuer also covenants that it will do all things necessary to maintain the listing of the issuer notes on the official list of the UK Listing Authority and to maintain the trading of those issuer notes on the London Stock Exchange and to keep in place a common depositary, paying agents and an agent bank.

    The issuer trust deed provides that the class A noteholders' interests take precedence for so long as the class A issuer notes are outstanding and thereafter the interests of the class B noteholders take precedence for so long as the class B issuer notes are outstanding. Certain basic terms of each class of issuer notes may not be amended without the consent of the majority of the holders of that class of note. This is described further in "TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES".

    The issuer trust deed also sets out the terms on which the note trustee is appointed, the indemnification of the note trustee, the payment it receives and the extent of the note trustee's authority to act beyond its statutory powers under English law. The note trustee is also given the ability to appoint a delegate or agent in the execution of any of its duties under the issuer trust deed. The issuer trust deed also sets out the circumstances in which the note trustee may resign or retire.

    The issuer trust deed includes certain provisions mandated by the US Trust Indenture Act of 1939, as amended. Generally, these provisions outline the duties, rights and responsibilities of the note trustee and the issuer and the rights of the noteholders. Specifically these include, but are not limited to:

       (a)   maintenance of a noteholder list by the note trustee;

       (b) provision of financial statements and other information by the issuer to the note trustee;

       (c) ability of noteholders to waive certain past defaults of the issuer;

       (d) duty of the note trustee to use the same degree of care in exercising its responsibilities as would be exercised by a prudent person conducting their own affairs;

       (e) duty of the note trustee to notify all noteholders of any events of default of which it has actual knowledge; and

       (f) right of the note trustee to resign at any time by notifying the issuer in writing, and the ability of the issuer to remove the note trustee under certain circumstances.


TRUST INDENTURE ACT PREVAILS

    The issuer trust deed contains a provision that, if any other provision of the issuer trust deed limits, qualifies or conflicts with another provision which is required to be included in the issuer trust deed by, and is not subject to contractual waiver under, the US Trust Indenture Act of 1939, as amended, then the required provision of that Act will prevail.


GOVERNING LAW

    The issuer trust deed will be governed by English law.

                  THE ISSUER NOTES AND THE GLOBAL ISSUER NOTES

    The issue of the issuer notes will be authorised by a resolution of the board of directors of the issuer passed prior to the closing date. The issuer notes will be constituted by an issuer trust deed to be dated the closing date, between the issuer and the note trustee, as trustee for, among others, the holders for the time being of the issuer notes. While the material terms of the issuer notes and the global notes are described in this prospectus, the statements set out in this section with regard to the issuer notes and the global issuer notes are subject to the detailed provisions of the issuer trust deed. The issuer trust deed will include the form of the global issuer notes and the form of definitive issuer notes. The issuer trust deed includes provisions which enable it to be modified or supplemented and any reference to the issuer trust deed is a reference also to the document as modified or supplemented in accordance with its terms.

    An issuer paying agent and agent bank agreement between the issuer, the note trustee, JPMorgan Chase Bank, London Branch, as principal paying agent, the US paying agent, the registrar, the transfer agent and the agent bank regulates how payments will be made on the issuer notes and how determinations and notifications will be made. They will be dated as of the closing date and the parties will include, on an ongoing basis, any successor party appointed in accordance with its terms.


    Each class of each series of issuer notes will be represented initially by a global issuer note in registered form without interest coupons attached. The series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes will initially be offered and sold pursuant to a registration statement, of which this prospectus forms a part, filed with the United States Securities and Exchange Commission. The series 3 issuer notes and the series 4 issuer notes (other than the series 4 class A2 issuer notes) will initially be offered and sold outside the United States to non-US persons pursuant to Regulation S under the United States Securities Act of 1933, as amended. The global issuer notes representing the issuer notes offered by this prospectus (the "OFFERED GLOBAL ISSUER NOTES") will be deposited on behalf of the beneficial owners of the issuer notes with JPMorgan Chase Bank, New York
Branch, as the custodian for, and registered in the name of Cede & Co. as nominee of, The Depository Trust Company -- called "DTC". On confirmation from the custodian that it holds the global issuer notes, DTC will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the issuer notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant global issuer notes.


    The global issuer notes representing the issuer notes other than those represented by the offered global issuer notes (the "REG S GLOBAL ISSUER NOTES") will be deposited on behalf of the beneficial owners of those issuer notes with, and registered in the name of a nominee of, JPMorgan Chase Bank, London Branch, as common depositary for Clearstream, Luxembourg and Euroclear. On confirmation from the common depositary that it holds the Reg S global issuer notes, Clearstream, Luxembourg or Euroclear, as the case may be, will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the issuer notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant global issuer notes.

    The amount of issuer notes represented by each global issuer note is evidenced by the register maintained for that purpose by the registrar. Together, the issuer notes represented by the global issuer notes and any outstanding definitive issuer notes will equal the aggregate principal amount of the issuer notes outstanding at any time. However, except as described under "--DEFINITIVE ISSUER NOTES", definitive certificates representing individual issuer notes shall not be issued.

    Beneficial owners may hold their interests in the global issuer notes only through DTC, Clearstream, Luxembourg or Euroclear, as applicable, or indirectly through organisations that are participants in any of those systems. Ownership of these beneficial interests in a global issuer note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, Clearstream, Luxembourg or Euroclear (with respect to interests of their participants) and the records of their participants (with respect to interests of persons other than their participants). By contrast, ownership of direct interests in a global issuer note will be shown on, and the transfer of that ownership will be effected through, the register maintained by the registrar. Because of this holding structure of issuer notes, beneficial owners of issuer notes may look only to DTC, Clearstream, Luxembourg or Euroclear, as applicable, or their respective participants for their beneficial entitlement to those issuer notes. The issuer expects that DTC, Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a beneficial owner of issuer notes only at the direction of one or more participants to whose account the interests in a global issuer note is credited and only in respect of that portion of the aggregate principal amount of issuer notes as to which that participant or those participants has or have given that direction.

    Beneficial owners will be entitled to the benefit of, will be bound by and will be deemed to have notice of, all the provisions of the issuer trust deed and the issuer paying agent and agent bank agreement. Beneficial owners can see copies of these agreements at the principal office for the time being of the note trustee, which is, as of the date of this document, One Canada Square, London E14 5AL and at the specified office for the time being of each of the paying agents. Pursuant to its obligations under the Listing Rules made by the UK Listing Authority, the issuer will maintain a paying agent in the United Kingdom until the date on which the issuer notes are finally redeemed.


PAYMENT

    Principal and interest payments on the offered global issuer notes will be made via the paying agents to DTC or its nominee, as the registered holder of the offered global issuer notes. DTC's practice is to credit its participants' accounts on the applicable interest payment date according to their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that interest payment date.

    Payments by DTC, Clearstream, Luxembourg and Euroclear participants to the beneficial owners of issuer notes will be governed by standing instructions, customary practice, and any statutory or regulatory requirements as may be in effect from time to time, as is now the case with securities held by the accounts of customers registered in "STREET NAME". These payments will be the responsibility of the DTC, Clearstream, Luxembourg or Euroclear participant and not of DTC, Clearstream, Luxembourg, Euroclear, any paying agent, the note trustee or the issuer. Neither the issuer, the note trustee nor any paying agent will have any responsibility or liability for any aspect of the records of DTC, Clearstream, Luxembourg or Euroclear relating to payments made by DTC, Clearstream, Luxembourg or Euroclear on account of beneficial interests in the global issuer notes or for maintaining, supervising or reviewing any records of DTC, Clearstream, Luxembourg or Euroclear relating to those beneficial interests.


CLEARANCE AND SETTLEMENT

THE CLEARING SYSTEMS

    DTC

    DTC has advised us and the underwriters that it intends to follow the following procedures:

    DTC will act as securities depository for the offered global issuer notes. The offered global issuer notes will be issued as securities registered in the name of Cede & Co. (DTC's nominee).

    DTC has advised us that it is a:


       *     limited-purpose trust company organised under the New York Banking
             Law;

       *     "BANKING ORGANISATION" within the meaning of the New York Banking
             Law;

       *     member of the Federal Reserve System;

       * "CLEARING CORPORATION" within the meaning of the New York Uniform Commercial Code; and

       * "CLEARING AGENCY" registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organisations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

    Transfers between participants on the DTC system will occur under DTC rules.

    Purchases of issuer notes under the DTC system must be made by or through DTC participants, which will receive a credit for the issuer notes on DTC's records. The ownership interest of each actual beneficial owner is in turn to be recorded on the DTC participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. However, beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the beneficial owner entered into the transaction. Transfer of ownership interests in the offered global issuer notes are to be accomplished by entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in issuer notes unless use of the book- entry system for the issuer notes described in this section is discontinued.

    To facilitate subsequent transfers, all the offered global issuer notes deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of these offered global issuer notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the ultimate beneficial owners of the issuer notes. DTC's records reflect only the identity of the DTC participants to whose accounts the beneficial interests are credited, which may or may not be the actual beneficial owners of the issuer notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to beneficial owners will be governed by arrangements among them and by any statutory or regulatory requirements in effect from time to time.

    Redemption notices for the offered global issuer notes will be sent to DTC. If less than all of those offered global issuer notes are being redeemed by investors, DTC's practice is to determine by lot the amount of the interest of each participant in those offered global issuer notes to be redeemed.

    Neither DTC nor Cede & Co. will consent or vote on behalf of the offered global issuer notes. Under its usual procedures, DTC will mail an omnibus proxy to the issuer as soon as possible after the record date, which assigns the consenting or voting rights of Cede & Co. to those DTC participants to whose accounts the book-entry interests are credited on the record date, identified in a list attached to the proxy.

    The issuer understands that under existing industry practices, when the issuer requests any action of noteholders or when a beneficial owner desires to give or take any action which a noteholder is entitled to give or take under the issuer trust deed, DTC generally will give or take that action, or authorise the relevant participants to give or take that action, and those participants would authorise beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners through them.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the issuer believes to be reliable, but the issuer takes no responsibility for the accuracy thereof.

    CLEARSTREAM, LUXEMBOURG AND EUROCLEAR

    Clearstream, Luxembourg and Euroclear each hold securities for their participating organisations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of those participants, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg and Euroclear also deal with domestic securities markets in several countries through established depository and custodial relationships. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Transactions may be settled in Clearstream, Luxembourg and Euroclear in any of numerous currencies, including United States dollars.

    Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

    The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. The Euroclear system is operated by Euroclear Bank S.A./N.V., a Belgian banking institution (the "EUROCLEAR OPERATOR"), under licence from Euroclear plc, an English public limited company. All operations are conducted by the Euroclear operator. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The board of the Euroclear operator establishes policy for the Euroclear system in accordance with the terms of its licence from Euroclear plc.

    Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing use of Euroclear and the related Operating Procedures of the Euroclear system, both as may be amended by the Euroclear operator, from time to time. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments for securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    As the holders of book-entry interests, beneficial owners will not have the right under the issuer trust deed to act on solicitations by the issuer for action by noteholders. Beneficial owners will only be able to act to the extent they receive the appropriate proxies to do so from DTC, Clearstream, Luxembourg or Euroclear or, if applicable, their respective participants. No assurances are made about these procedures or their adequacy for ensuring timely exercise of remedies under the issuer trust deed.

    No beneficial owner of an interest in a global issuer note will be able to transfer that interest except in accordance with applicable procedures, in addition to those provided for under the issuer trust deed, of DTC, Clearstream, Luxembourg and Euroclear, as applicable. Transfers between participants in Clearstream, Luxembourg and participants in the Euroclear system will occur under their rules and operating procedures.

    The laws of some jurisdictions require that some purchasers of securities take physical delivery of those securities in definitive form. These laws and limitations may impair the ability to transfer beneficial interests in the Reg S global issuer notes.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

INITIAL SETTLEMENT

    The offered global issuer notes will be delivered at initial settlement to JPMorgan Chase Bank, New York Branch, as custodian for DTC, and the Reg S global issuer notes will be delivered to JPMorgan Chase Bank, London Branch, as common depositary for Clearstream, Luxembourg and Euroclear. Customary settlement procedures will be followed for participants of each system at initial settlement. Issuer notes will be credited to investors' securities accounts on the settlement date against payment in same-day funds.

SECONDARY TRADING

    Secondary market sales of book-entry interests in issuer notes between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to conventional United States corporate debt obligations.

    Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of interests in securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform these procedures. Additionally, these procedures may be discontinued at any time. None of the issuer, any agent, the underwriters or any affiliate of any of the foregoing, or any person by whom any of the foregoing is controlled for the purposes of the Securities Act, will have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described herein.

DEFINITIVE ISSUER NOTES

    Beneficial owners of issuer notes will only be entitled to receive definitive issuer notes under the following limited circumstances:


       * as a result of a change in UK law, the issuer or any paying agent is or will be required to make any deduction or withholding on account of tax from any payment on the issuer notes that would not be required if the issuer notes were in definitive form;

       * in the case of the offered global issuer notes, DTC notifies the issuer that it is unwilling or unable to hold the offered global issuer notes or is unwilling or unable to continue as, or has ceased to be, a clearing agency under the United States Securities Exchange Act of 1934, as amended, and, in each case, the issuer cannot appoint a successor within 90 days; or

       * in the case of the Reg S global issuer notes, Clearstream, Luxembourg and Euroclear are closed for business for a continuous period of 14 days or more (other than by reason of legal holidays) or announce an intention to cease business permanently or do in fact do so and no alternative clearing system satisfactory to the issuer note trustee is available.

    In no event will definitive issuer notes in bearer form be issued. Any definitive issuer notes will be issued in registered form in denominations of $1,000, $10,000 or $100,000 principal amount, in the case of definitive issuer notes representing the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes, 500,000, in the case of definitive issuer notes representing the series 3 issuer notes, and [GBP]10,000 or [GBP]100,000, in the case of definitive issuer notes representing the series 4 class A1 issuer notes, the series 4 class B issuer notes and the series 4 class C issuer notes, and, in each case, integral multiples thereof. Any definitive issuer notes will be registered in that name or those names as the registrar shall be instructed by DTC, Clearstream, Luxembourg and Euroclear, as applicable. It is expected that these instructions will be based upon directions received by DTC, Clearstream, Luxembourg and Euroclear from their participants reflecting the ownership of book-entry interests. To the extent permitted by law, the issuer, the note trustee and any paying agent shall be entitled to treat the person in whose names any definitive issuer notes is registered as the absolute owner thereof. The issuer paying agent and agent bank agreement contains provisions relating to the maintenance by a registrar of a register reflecting ownership of the issuer notes and other provisions customary for a registered debt security.

    Any person receiving definitive issuer notes will not be obligated to pay or otherwise bear the cost of any tax or governmental charge or any cost or expense relating to insurance, postage, transportation or any similar charge, which will be solely the responsibility of the issuer. No service charge will be made for any registration of transfer or exchange of any definitive issuer notes.

                TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES

    The following is a summary of the material terms and conditions of the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes (the "OFFERED ISSUER NOTES"), numbered 1 to 15. This summary does not need to be read with the actual terms and conditions of the issuer notes in order to learn all the material terms and conditions of the offered issuer notes. The complete terms and conditions of the issuer notes are set out in the issuer trust deed, a form of which has been filed as an exhibit to the registration statement.

    The issuer notes are the subject of the following documents:


       * an issuer trust deed dated the closing date between the issuer and the note trustee;

       * an issuer paying agent and agent bank agreement dated the closing date between the issuer, the principal paying agent and the agent bank, the US paying agent, the registrar, the transfer agent and the note trustee;

       * an issuer deed of charge dated the closing date between the issuer, the note trustee, the issuer security trustee, the issuer swap providers and certain other parties;

       * the issuer dollar currency swap agreements dated the closing date between the issuer, the issuer dollar currency swap providers and the issuer security trustee; and

       * the issuer euro currency swap agreements dated the closing date between the issuer, the issuer euro currency swap provider and the issuer security trustee.


    When we refer to the parties to these documents, the reference includes any successor to that party validly appointed.

    Initially the parties will be as follows:


       *     Holmes Financing (No. 8) PLC as issuer;

       *     JPMorgan Chase Bank, London Branch as security trustee;

       * The Bank of New York, London Branch as issuer security trustee and note trustee;

       * JPMorgan Chase Bank, London Branch as principal paying agent and agent bank;

       *     J.P. Morgan Bank Luxembourg S.A. as registrar and transfer agent;

       * * as issuer dollar currency swap provider in respect of the series 1 issuer notes;

       * * as issuer dollar currency swap provider in respect of the series 2 issuer notes;

       * * as issuer euro currency swap provider in respect of the series 3 issuer notes; and

       * * as issuer dollar currency swap provider in respect of the series 4 class A2 issuer notes.


    The noteholders are bound by and deemed to have notice of all of the provisions of the issuer trust deed, the issuer deed of charge, the issuer intercompany loan agreement, the Funding deed of charge, the issuer cash management agreement, the issuer paying agent, the agent bank agreement and the issuer dollar currency swap agreements and the issuer euro currency swap agreements, which are applicable to them. Noteholders can view copies of those documents at the specified office of any of the paying agents after the closing date.

    There is no English law which prohibits US residents from holding issuer notes due solely to their residence outside the UK.

    There are no UK governmental laws or regulations other than in relation to withholding tax, as described in "UNITED KINGDOM TAXATION -- WITHHOLDING TAX", that restrict payments made to non-UK resident noteholders.


1.  FORM, DENOMINATION AND TITLE

    The offered issuer notes are being offered and sold to the public in the United States and to institutional investors outside the United States.

The offered issuer notes are initially in global registered form, without coupons attached. Transfers and exchanges of beneficial interests in global offered issuer notes are made in accordance with the rules and procedures of DTC, Euroclear and/or Clearstream, Luxembourg, as applicable.

    A global note will be exchanged for offered issuer notes in definitive registered form only under limited circumstances. The denominations of any offered issuer notes in definitive form will be $1,000, $10,000 or $100,000 each or integral multiples thereof. If the offered issuer notes in definitive form are issued, they will be serially numbered and issued in an aggregate principal amount equal to the principal amount outstanding of the relevant global offered issuer notes and in registered form only.

    Title to the global offered issuer notes or to any definitive issuer notes will pass on registration in the register maintained by the registrar. The registered holder of any global offered issuer note is the absolute owner of that note. Definitive offered issuer notes may be transferred in whole upon surrender of the note and completion of the relevant form of transfer. The offered issuer notes are not issuable in bearer form.


2.  STATUS, SECURITY AND PRIORITY

    The class A issuer notes, the class B issuer notes and the class C issuer notes are direct, secured and unconditional obligations of the issuer and are all secured by the same security. Payments on each class of issuer notes will be made equally among all issuer notes of that class.

    Without prejudice to the repayment provisions described in number 5 (and except if a non-asset trigger event occurs or if, prior to enforcement of the issuer security, amounts are due and payable in respect of more than one series of the class A issuer notes), the class A issuer notes rank, irrespective of series, without preference or priority among themselves. Without prejudice to the repayment provisions described in number 5 below and subject to the relevant scheduled and/or, as applicable, permitted redemption dates or other payment conditions of the issuer notes, payments of principal and interest due and payable on the class A issuer notes will rank ahead of payments of principal and interest due and payable on the class B issuer notes and the class C issuer notes subject to the terms and conditions of the issuer notes, the issuer cash management agreement, the issuer deed of charge, the Funding deed of charge and the other issuer transaction documents.

    Without prejudice to the repayment provisions described in number 5, the class B issuer notes rank, irrespective of series, without preference or priority among themselves. Without prejudice to the repayment provisions described in number 5 below and subject to the relevant scheduled and/or, as applicable, permitted redemption dates or other payment conditions of the issuer notes, payments of principal and interest due and payable on the class B issuer notes will rank ahead of payments of principal and interest due and payable on the class C issuer notes and will be subordinated to those payments due and payable on the class A issuer notes subject to the terms and conditions of the issuer notes, the issuer cash management agreement, the issuer deed of charge, the Funding deed of charge and the other issuer transaction documents.

    Without prejudice to the repayment provisions described in number 5, the class C issuer notes rank irrespective of series, without preference or priority among themselves. Without prejudice to the repayment provisions described in number 5 below and subject to the relevant scheduled and/or, as applicable, permitted redemption dates or other payment conditions of the issuer notes, payments of principal and interest due and payable on the class C issuer notes will be subordinated to payments due and payable on the class A issuer notes and the class B issuer notes subject to the terms and conditions of the issuer notes, the issuer cash management agreement, the issuer deed of charge, the Funding deed of charge and the other issuer transaction documents.

    In the event of the issuer security being enforced, the class A issuer notes will rank in priority to the class B issuer notes and the class A issuer notes and the class B issuer notes will rank in priority to the class C issuer notes.

The note trustee and the issuer security trustee are required to have regard to the interests of all classes of noteholders equally. However, if there are any class A issuer notes outstanding and if there is or may be a conflict between the interests of the class A noteholders and the interests of the class B noteholders and/or the class C noteholders, then the note trustee and the issuer security trustee will have regard to the interests of the class A noteholders only. If there are any class B issuer notes outstanding and if there is or may be a conflict between the interests of the class B noteholders and the interests of the class C noteholders, then the note trustee and the issuer security trustee will have regard to the interests of the class B noteholders only. Except in limited circumstances described in number 11, there is no limitation on the power of class A noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class B noteholders and the class C noteholders. However, there are provisions limiting the power of the class B noteholders and the class C noteholders to pass an effective extraordinary resolution, also described in number 11, depending on its effect on the class A noteholders. Likewise, there is no limitation on the power of the class B noteholders to pass an effective extraordinary resolution the exercise of which is binding on the class C noteholders. However, there are provisions limiting the power of the class C noteholders to pass an effective extraordinary resolution, also described in number 11, depending on its effect on the class B noteholders and the class A noteholders.

    The issuer security trustee and the note trustee are entitled to assume that any exercise by it or them of any power, discretion or duty under the issuer transaction documents will not be materially prejudicial to the interests of the noteholders if the rating agencies have confirmed that the current ratings of the issuer notes will not be adversely affected by that exercise.

    The security for the payment of amounts due under the issuer notes is created by the issuer deed of charge. The security is created in favour of the issuer security trustee who will hold it on behalf of the noteholders and on behalf of other secured creditors of the issuer. The security consists of the following:

       (1) an assignment and charge by way of first fixed security of the issuer's rights under the issuer transaction documents to which it is a party, including the issuer intercompany loan agreement, the Funding deed of charge, the issuer dollar currency swap agreements, the issuer euro currency swap agreements, the issuer paying agent and agent bank agreement, the issuer subscription agreement, the issuer underwriting agreement, the issuer corporate services agreement, the issuer bank account agreement, the issuer cash management agreement and the issuer trust deed;

       (2) a charge by way of first fixed charge (which may take effect as a floating charge) over the issuer's right, title and interest and benefit in the issuer transaction accounts and any amounts deposited in it;

       (3) a charge by way of first fixed charge (which may take effect as a floating charge) over the issuer's right, title, interest and benefit in all issuer authorised investments made by or on behalf of the issuer, including all monies and income payable under them; and

       (4) a first ranking floating charge over the issuer's business and assets not already charged under (1), (2) or (3) (but extending over any of its assets located in Scotland or governed by Scots law).

    The security is described in detail in the issuer deed of charge which is described under the heading "SECURITY FOR THE ISSUER'S OBLIGATIONS" in this prospectus. The issuer deed of charge also sets out how money is to be distributed between the secured parties if the security is enforced. The security becomes enforceable when an issuer note event of default occurs, as described in number 9. If an issuer note event of default occurs, the redemption of the issuer notes will be accelerated, as described in number 10.


3.  COVENANTS

    If any issuer note is outstanding, the issuer will not, unless it is permitted by the terms of the issuer transaction documents or with the written consent of the issuer security trustee:

       * create or permit to subsist any mortgage, standard security, pledge, lien, charge or other security interest on the whole or any part of its present or future assets or undertakings;

       * sell, dispose of or grant any option or right to acquire any of its assets or undertakings or any interest or benefit in its assets or undertakings;

       * permit any other person, except for the issuer security trustee, to have any equitable or beneficial interest in any of its assets or undertakings;

       * have an interest in any bank account other than the bank accounts maintained pursuant to the issuer transaction documents;

       * carry on any business other than as described in this prospectus relating to the issue of the issuer notes, the making of the issuer intercompany loan and the related activities, as described in this prospectus;

       * incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any indebtedness;

       * consolidate with or merge with any person or transfer substantially all of its properties or assets to any person;

       * waive or consent to the modification or waiver of any of the obligations relating to the issuer security;

       *     have any employees, premises or subsidiaries;

       * pay any dividend or make any other distributions to its shareholders or issue any further shares;

       *     purchase or otherwise acquire any issuer notes; or

       * engage in any activities in the US (directly or through agents), or derive any income from US sources as determined under US income tax principles, or hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business in the US as determined under US income tax principles.



4.  INTEREST

    Each offered issuer note bears interest on its principal amount outstanding from, and including, the closing date. Interest will stop accruing on any part of the principal amount outstanding of an offered issuer note from the date it is due for redemption unless, when it is presented, payment of principal is improperly withheld or refused. If this happens it will continue to bear interest in accordance with this condition, both before and after any judgment is given, until whichever is the earlier of the following:


       * the day on which all sums due in respect of that offered issuer note, up to that day, are paid; and

       * the day which is seven days after the principal paying agent or the US paying agent has notified the relevant class of noteholders, either in accordance with number 14 or individually, that the payment will be made, provided that subsequently payment is in fact made.



    Interest on the series 1 class A issuer notes will be paid monthly in arrears on each applicable interest payment date starting from the interest payment date falling in May 2004. If a trigger event occurs or the issuer security is enforced prior to the interest payment date falling in April 2005, interest on the series 1 class A issuer notes will be payable quarterly in arrear on the relevant interest payment dates falling in January, April, July and October, as applicable.

    Interest on the offered issuer notes, other than the series 1 class A issuer notes, will be paid quarterly in arrears on each quarterly interest payment date.



    Each period beginning on, and including, the closing date or any interest payment date and ending on, but excluding, the next interest payment date is called an interest period, except that for the series 1 class A issuer notes, prior to the interest payment date falling in April 2005 and provided that there has been no trigger event or enforcement of the issuer security up to that interest payment date, an interest period is the period from (and including) the 15th day of a month (or if such a day is not a business day, the next succeeding business day) to (but excluding) the 15th day of the next following month (or if such a day is not a business day the next succeeding business day). The first interest payment date for the series 1 class A issuer notes will be 17th May, 2004 for the interest period from and including the closing date to but excluding 17th May, 2004. The first interest payment date for the offered issuer notes (other than the series 1 class A issuer notes) will be 15th July, 2004 for the interest period from and including the closing date to but excluding 15th July, 2004.


    The order of payments of interest to be made on the classes of issuer notes will be prioritised so that interest payments due and payable on the class C issuer notes will be subordinated to interest payments due and payable on the class B issuer notes and the class A issuer notes and interest payments due and payable on the class B issuer notes will be subordinated to interest payments due and payable on the class A issuer notes, in each case in accordance with the issuer priority of payments.

    Any shortfall in payments of interest on the class B issuer notes and/or the class C issuer notes will be deferred until the next interest payment date. On the next interest payment date, the amount of interest due on each class of issuer notes will be increased to take account of any deferred interest, and interest shall be paid on that deferred interest. If on that interest payment date there is still a shortfall, that shortfall will be deferred again. This deferral process will continue until the final repayment date of the issuer notes, at which point all such deferred amounts will become due and payable and if there is insufficient money available to pay interest on the class B issuer notes and/or the class C issuer notes, then it is possible that noteholders may not receive all interest amounts payable on those classes of issuer notes.

    Payments of interest due on an interest payment date in respect of the class A issuer notes will not be deferred.

    The rate of interest for each interest period for the:


       * series 1 class A issuer notes will be the sum of one-month USD-LIBOR plus a margin of __ per cent. per annum;



       * series 1 class B issuer notes will be the sum of three-month USD-LIBOR plus a margin of __ per cent. per annum up to and including the interest payment date in January 2009 and thereafter the sum of three-month USD-LIBOR plus a margin of __ per cent. per annum;



       * series 1 class C issuer notes will be the sum of three-month USD-LIBOR plus a margin of __ per cent. per annum up to and including the interest payment date in January 2009 and thereafter the sum of three-month USD-LIBOR plus a margin of __ per cent. per annum;



       * series 2 class A issuer notes will be the sum of three-month USD-LIBOR plus a margin of __ per cent. per annum up to and including the interest payment date in January 2009 and thereafter the sum of three-month USD-LIBOR plus a margin of __ per cent. per annum;



       * series 2 class B issuer notes will be the sum of three-month USD-LIBOR plus a margin of __ per cent. per annum up to and including the interest payment date in January 2009 and thereafter the sum of three-month USD-LIBOR plus a margin of __ per cent. per annum;



       * series 2 class C issuer notes will be the sum of three-month USD-LIBOR plus a margin of __ per cent. per annum up to and including the interest payment date in January 2009 and thereafter the sum of three-month USD-LIBOR plus a margin of __ per cent. per annum; and

       * series 4 class A2 issuer notes will be the sum of three-month USD-LIBOR plus a margin of __ per cent. per annum up to and including the interest payment date in January 2009 and thereafter the sum of three-month USD-LIBOR plus a margin of __ per cent. per annum.


    "USD-LIBOR" means the London Interbank Offered Rate for dollar deposits, as determined by the agent bank on the following basis:

       (1) on the interest determination date for each class of the offered issuer notes, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for US dollar deposits for the relevant interest period.

    This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No. 3750. If the Moneyline Telerate Screen No. 3750 stops providing these quotations, the replacement service, if any, for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuer with the approval of the note trustee will be used.

    In each of these cases, the determination will be made as at or about 11.00 a.m., London time, on that date. This is called the "SCREEN RATE" for the respective classes of the offered issuer notes.

    The "INTEREST DETERMINATION DATE" means the second London business day before the first day of an interest period;

      (2) if, on any interest determination date, the screen rate is unavailable, the agent bank will:


            * request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to leading banks for US dollar deposits of the equivalent amount and for the relevant interest period, in the London inter-bank market as at or about 11.00 a.m. (London time); and

            * calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;


      (3) if, on any interest determination date, the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2); and

      (4) if, on any interest determination date, fewer than two reference banks provide quotations, the agent bank will consult with the note trustee and the issuer for the purpose of agreeing a total of two banks to provide those quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which (1) or (2) was applicable.

    The agent bank will, as soon as practicable after 11.00 a.m. (London time) on each interest determination date, calculate the amount of interest payable on each offered note for that interest period. The amount of interest will be calculated by applying the rate of interest for that interest period to the principal amount outstanding of that note as at the interest determination date and multiplying the product by the actual number of days in that interest period divided by 360, in each case rounding to the nearest U.S. dollars 0.01, half a cent being rounded upwards. For these purposes, in the case of the series 1 class A issuer notes, following the occurrence of a trigger event or enforcement of the issuer security, the principal amount outstanding will include any amount of interest which would otherwise be payable on a monthly interest payment date, which will not then fall due but will instead be deferred until the next monthly interest payment date and will itself accrue interest at the rate of interest applicable to subsequent interest periods in respect of the series 1 class A issuer notes until the next quarterly interest payment date.

The rates and amounts determined by the agent bank will be notified to the issuer, the issuer cash manager, the note trustee and the paying agents. The agent bank will also notify those rates and amounts to each stock exchange and listing authority on which the issuer notes are admitted to trading or listed and to the relevant class of noteholders in accordance with number 14 as soon as possible.

    If the agent bank fails to make a required determination or calculation as described, the note trustee will make the determination or calculation as it shall deem fair and reasonable or as described in this number 4. If this happens, the determination or calculation will be deemed to have been made by the agent bank.

    The issuer, the issuer cash manager, the note trustee, the reference banks, the agent bank and the noteholders will be bound by the determinations properly made.

    The agent bank will ensure that there will be four reference banks and an agent bank while there are issuer notes outstanding.


5.  REDEMPTION, PURCHASE AND CANCELLATION

(A) FINAL REDEMPTION

    If the offered issuer notes have not previously been redeemed in full as described in this number 5, the issuer will redeem the issuer notes at their then principal amount outstanding together with all accrued interest on the final maturity date in respect of each class of issuer notes.

(B) MANDATORY REDEMPTION


    Subject as provided in the next paragraphs, the series 1 class A issuer notes will be redeemed on the interest payment date falling in April 2005 in an amount corresponding to the amount (if any) repaid by Funding on the corresponding interest payment date in respect of, and pursuant to, the issuer series 1 term AAA advance of the issuer intercompany loan; the series 1 class B issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid by Funding on the corresponding interest payment date in respect of, and pursuant to, the issuer series 1 term AA advance of the issuer intercompany loan; the series 1 class C issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid by Funding on the corresponding interest payment date in respect of, and pursuant to, the issuer series 1 term BBB advance of the issuer intercompany loan; the series 2 class A issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid by Funding on the corresponding interest payment date in respect of, and pursuant to, the issuer series 2 term AAA advance of the issuer intercompany loan; the series 2 class B issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid by Funding on the corresponding interest payment date in respect of, and pursuant to, the issuer series 2 term AA advance of the issuer intercompany loan; the series 2 class C issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid by Funding on the corresponding interest payment date in respect of, and pursuant to, the issuer series 2 term BBB advance of the issuer intercompany loan and the series 4 class A2 issuer notes will be redeemed on each interest payment date in amounts corresponding to the amounts (if any) repaid by Funding on the corresponding interest payment date in respect of, and pursuant to, the issuer series 4A2 term AAA advance of the issuer intercompany loan, in each case converted into dollars at the relevant issuer dollar currency swap rate. The series 1 class A issuer notes may also be redeemed from the amounts available for drawing under the Funding liquidity facility and the first reserve fund on the relevant interest payment date.



    If on an interest payment date, prior to enforcement of the issuer security or the occurrence of an asset trigger event, amounts are outstanding under more than one series of the class A issuer notes, then the issuer will apply issuer principal receipts to repay, as the case may be, in no order of priority between them, but in proportion to the amounts due; (1) the series 1 class A issuer notes prior to making payments of principal on the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes; (2) the series 2 class A issuer notes prior to making payments of principal on the series 3 class A issuer notes and the series 4 class A issuer notes; and (3) the series 3 class A issuer notes prior to making payments of principal on the series 4 class A issuer notes.

(C) NOTE PRINCIPAL PAYMENTS, PRINCIPAL AMOUNT OUTSTANDING AND POOL FACTOR

    Four business days prior to each interest payment date (the "NOTE DETERMINATION DATE"), the issuer or the agent bank will determine the following:


       * the amount of each principal payment payable on each offered note, called the "NOTE PRINCIPAL PAYMENT";

       * the principal amount outstanding of each offered note on the note determination date, which is the principal amount outstanding of that offered note as at the closing date less the aggregate of all note principal payments that have been paid in respect of that note; and

       * the fraction, or pool factor, obtained by dividing the principal amount outstanding of each offered note by the original principal amount outstanding of each note.


    The issuer will notify the amounts and dates determined to the agent bank, paying agents, note trustee, registrar and each stock exchange on which the issuer notes are listed and shall publish those amounts and dates in accordance with number 14 as soon as possible after these parties have been notified.


    If the issuer or agent bank fails to make a determination as described, the note trustee will calculate the note principal payment, principal amount outstanding and pool factor as described in this sub-section (C), and each of these determinations or calculations will be deemed to have been made by the issuer. If this happens, the issuer, the agent bank and the noteholders will be bound by the determinations made.


(D) OPTIONAL REDEMPTION IN FULL

    The issuer may by giving not less than 30 and not more than 60 days' prior notice to the note trustee and the noteholders redeem all (but not some only) of the issuer notes specified in the following bulleted list at the principal amount outstanding together with any accrued interest on the following dates:


       * the series 1 class B issuer notes, the series 1 class C issuer notes, the series 2 class A issuer notes, the series 2 class B issuer notes, the series 2 class C issuer notes and the series 4 class A2 issuer notes on any interest payment date falling on or after January 2009; or

       * the series 1 issuer notes on any interest payment date on which the aggregate principal amount of the series 1 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 1 issuer notes as at the closing date; or

       * the series 2 issuer notes on any interest payment date on which the aggregate principal amount of the series 2 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 2 issuer notes as at the closing date; or

       * the series 4 class A2 issuer notes on any interest payment date on which the aggregate principal amount of the series 4 issuer notes then outstanding is less than 10 per cent. of the aggregate principal amount outstanding of the series 4 issuer notes as at the closing date.



    The issuer may only redeem the offered issuer notes as described in this sub-section if the issuer has provided to the note trustee a certificate to the effect that it will have funds available to it to make the required payment on the interest payment date.


(E) OPTIONAL REDEMPTION FOR TAX AND OTHER REASONS

    If the issuer satisfies the note trustee that on the next interest payment date either:

       * the issuer would be required to withhold or deduct from amounts due on the issuer notes any amount on account of any present or future taxes or duties or governmental charges; or

       * Funding would be required to withhold or deduct from amounts due on the issuer intercompany loan any amount on account of any present or future taxes or duties or governmental charges,


then the issuer will use reasonable endeavours to arrange the substitution of a company incorporated in another jurisdiction and approved by the note trustee in order to avoid such a situation, provided that the issuer will not be required to do so if that would require registration of any new security under US securities laws or materially increase the disclosure requirements under US law or the costs of issuance.


    If the issuer is unable to arrange a substitution as described in this sub-section, then the issuer may by giving not less than 30 and not more than 60 days' prior notice to the note trustee and the noteholders redeem all (but not some only) of the issuer notes at the principal amount outstanding together with any accrued interest on the next following interest payment date. The issuer may only redeem the issuer notes as described in the preceding sentence if the note trustee is satisfied that the issuer will have funds available to it to make the required payment on the interest payment date.


    If, at any time, the issuer has delivered a certificate to Funding, the security trustee and the rating agencies to the effect that it would be unlawful to make, fund or allow to remain outstanding an issuer term advance made or to be made by it under the issuer intercompany loan agreement and stating that the issuer requires Funding to prepay the term advance, the issuer may, by giving not less than 30 (or such shorter period as may be required by any relevant law) and not more than 60 days' prior notice to the note trustee and the noteholders, redeem all (but not some only) of the issuer notes at the principal amount outstanding together with any accrued interest on the next following interest payment date. The issuer may only redeem the issuer notes as described in the preceding sentence if the note trustee is satisfied that the issuer will have funds available to it to make the required payment on the interest payment date.


    If the new Basel Capital Accord of 1988 (as described in the consultative document "The New Basel Capital Accord" published in April 2003 by the Basel Committee on Banking Supervision and their further consultative documents) has been implemented in the United Kingdom, whether by rule of law, recommendation of best practice or by any other regulation, and provided that an issuer note enforcement notice has not been served, on the interest payment date falling in April 2007 and on any interest payment date thereafter, then the issuer may redeem all (but not some only) of the issuer notes (other than the series 1 class A issuer notes) at the principal amount outstanding thereof, together with any accrued interest thereon, on giving not more than 60 days' and not less than 30 days' (or such shorter period as may be required by any relevant law) prior written notice thereof to the note trustee and the noteholders in accordance with number 14, provided that, prior to giving any such notice, the issuer shall have provided to the note trustee a certificate signed by two directors of the issuer to the effect that it will have the funds, not subject to the interest of any other person, required to redeem the issuer notes as aforesaid and any amounts required under the issuer pre-enforcement revenue priority of payments (or, as the case may be, the issuer post-enforcement revenue priority of payments) currently set out in the issuer cash management agreement to be paid in priority to or pari passu with the issuer notes outstanding in accordance with the terms and conditions thereof.



6.  PAYMENTS

    Payments of principal and interest in respect of the global issuer notes will be made only against the presentation of those global issuer notes to or to the order of the registrar (or another agent that may be appointed in its place). In the case of final redemption, and provided that payment is made in full, payment will only be made against surrender of those global issuer notes to the registrar or replacement agent.

    All payments on the offered issuer notes are subject to any applicable fiscal or other laws and regulations. Noteholders will not be charged commissions or expenses on these payments.

    If the due date for payment of any amount on the offered issuer notes is not a business day in the place it is presented, noteholders will not be entitled to payment of the amount due in that place until the next business day in that place and noteholders shall not be entitled to any further interest or other payment as a result of that delay.

    If a paying agent makes a partial payment on an offered issuer note, the registrar will annotate the register of noteholders, indicating the amount and date of that payment.

    If a noteholder holds definitive offered issuer notes, payments of principal and interest on an offered issuer note (except in the case of a final payment that pays off the entire principal on the offered issuer note) will be made by cheque and mailed to the noteholder at the address shown in the register. In the case of final redemption, payment will be made only when the offered issuer note is surrendered. If the noteholder makes an application to the registrar, payments can instead be made by transfer to a bank account.

    If payment of principal on an offered note is improperly withheld or refused, the interest which continues to accrue will still be payable in accordance with the usual procedures.

    The issuer can, at any time, vary or terminate the appointment of any paying agent, registrar or transfer agent and can appoint a successor or additional agent. If the issuer does this it must ensure that it maintains a paying agent in London, a paying agent in New York and a registrar. The issuer will ensure that at least 30 days' notice of any change in the paying agents, registrar or transfer agent or their specified offices is given to noteholders in accordance with number 14.

    If payment of interest on a note is not paid for any other reason when due and payable, the unpaid interest will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.


7.  PRESCRIPTION

    Claims against the issuer for payment in respect of the offered issuer notes will become void if they are not presented within the time limit for payment. That time limit is ten years from their due date. If there is a delay in the paying agents or, as applicable, the note trustee, receiving the funds, then the due date, for the purposes of this time limit, is the date on which it notifies you, in accordance with number 14, that it has received the relevant payment.


8.  TAXATION

    Payments of interest and principal will be made without making any withholding or deduction for any tax unless a withholding or deduction is required by any applicable law. If a withholding or deduction for tax is made, the issuer or the relevant paying agent will account to the relevant authority for the amount so withheld or deducted. Neither the issuer nor any paying agent is required to make any additional payments to noteholders for this withholding or deduction.


9.  EVENTS OF DEFAULT

(A) CLASS A NOTEHOLDERS

    The note trustee may give notice of a class A issuer note event of default (as defined in the following paragraph) in respect of the class A issuer notes (a "CLASS A ISSUER NOTE ENFORCEMENT NOTICE"), and shall give such notice if it is indemnified to its satisfaction and it is:


       * required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class A issuer notes; or

       * directed to by an extraordinary resolution (as defined in the issuer trust deed) of the class A noteholders.


    If any of the following events occurs and is continuing it is called a "CLASS A ISSUER NOTE EVENT OF DEFAULT":

       * the issuer fails to pay for a period of three business days any amount of interest or principal on the class A issuer notes when that payment is due and payable in accordance with these conditions; or

       * the issuer fails to perform or observe any of its other obligations under the class A issuer notes, the issuer trust deed, the issuer deed of charge or any other issuer transaction document, and (except where that failure is incapable of remedy, in which case no notice will be required) it remains unremedied for 20 days after the note trustee has given notice of it to the issuer requiring the same to be remedied; and the note trustee or, as applicable, the issuer security trustee, has certified that the failure to perform or observe is materially prejudicial to the interests of the class A noteholders; or

       * except for the purposes of an amalgamation or restructuring as described in the point immediately following, the issuer stops or threatens to stop carrying on all or a substantial part of its business or is unable to pay its debts within the meaning of
             Section 123(1)(a), (b), (c) or (d) of the UK Insolvency Act 1986 or is unable to pay its debts as they fall due or the value of its assets falls to less than the amount of its liabilities (taking into account contingent and prospective liabilities) or otherwise becomes insolvent; or

       * an order is made or an effective resolution is passed for the winding-up of the issuer except for the purposes of or pursuant to an amalgamation or restructuring previously approved by the note trustee or by an extraordinary resolution of the class A noteholders; or

       * proceedings are otherwise initiated against the issuer under any applicable liquidation, insolvency, reorganisation or other similar laws and those proceedings are not being disputed in good faith with a reasonable prospect of success; or steps are taken with a view to obtaining a moratorium in respect of third party action; or, in relation to the whole or any substantial part of the business or assets of the issuer, an administration order is granted or an administrator is appointed out of court or an administrative receiver or other receiver, liquidator or similar official is appointed or any encumbrancer takes possession of that business or those assets or a distress, execution, diligence or other process is levied or enforced upon or sued out against that business or those assets and is not discharged within 30 days; or the issuer initiates or consents to the foregoing proceedings or makes a conveyance or assignment for the benefit of its creditors generally; or

       * an issuer intercompany loan enforcement notice is served in respect of the issuer intercompany loan agreement while any of the class A issuer notes is outstanding.


(B) CLASS B NOTEHOLDERS

    The terms described in this number 9(B) will have no effect so long as any of the class A issuer notes are outstanding. Subject to that occurrence, the note trustee may give notice of a class B issuer note event of default (as defined in the following paragraph) in respect of the class B issuer notes (a "CLASS B ISSUER NOTE ENFORCEMENT NOTICE"), and shall give that notice if it is indemnified to its satisfaction and it is:


       * required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class B issuer notes; or

       * directed to by an extraordinary resolution of the class B noteholders.


    If any of the following events occurs and is continuing it is called a "CLASS B ISSUER NOTE EVENT OF DEFAULT":


       * the issuer fails to pay for a period of three business days any amount of interest or principal on the class B issuer notes when that payment is due and payable in accordance with these conditions; or

       * the occurrence of any of the other events in number 9(A) described above but so that any reference to the class A issuer notes and the class A noteholders shall be read as references to the class B issuer notes and the class B noteholders.



(C) CLASS C NOTEHOLDERS

    The terms described in this number 9(C) will have no effect so long as any of the class A issuer notes or the class B issuer notes are outstanding. Subject to that occurrence, the note trustee may give notice of a class C issuer note event of default (as defined in the following paragraph) in respect of the class C issuer notes (a "CLASS C ISSUER NOTE ENFORCEMENT NOTICE"), and shall give that notice if it is indemnified to its satisfaction and it is:


       * required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class C issuer notes; or

       * directed to by an extraordinary resolution of the class C noteholders.


    If any of the following events occurs and is continuing it is called a "CLASS C ISSUER NOTE EVENT OF DEFAULT":


       * the issuer fails to pay for a period of three business days any amount of interest or principal on the class C issuer notes when that payment is due and payable in accordance with these conditions; or

       * the occurrence of any of the other events in number 9(A) described above but so that any reference to the class A issuer notes and the class A noteholders shall be read as references to the class C issuer notes and the class C noteholders.



10. ENFORCEMENT OF ISSUER NOTES

    At any time the note trustee and/or the issuer security trustee may take steps against the issuer to enforce the provisions of the issuer trust deed and the issuer notes or the issuer deed of charge or any of the other issuer transaction documents. At any time after the security under the issuer deed of charge has become enforceable, the issuer security trustee may, at its discretion and without notice, institute those proceedings as it thinks fit to enforce the issuer security. Neither of them shall be bound to take these steps unless it is indemnified to its satisfaction and:


       * it is so requested in writing by holders of at least one quarter of the aggregate principal amount outstanding of the relevant class of issuer notes (subject to those restrictions in the issuer trust deed and/or the issuer deed of charge to protect the interests of any higher ranking class of noteholders); or

       * in the case of the issuer security trustee, it is so requested by any other issuer secured creditor (subject to those restrictions in the issuer deed of charge to protect the noteholders); or

       * it has been so directed by an extraordinary resolution of noteholders of the relevant class (subject to those restrictions in the issuer trust deed and/or the issuer deed of charge to protect the interests of any higher ranking class of noteholders).


    No extraordinary resolution of the class B noteholders will be effective unless there is an extraordinary resolution of the class A noteholders or a direction of the class A noteholders to the same effect or none of the class A notes remain outstanding or the note trustee (or, as the case may be, the issuer security trustee) is of the opinion it would not be materially prejudicial to the interests of the class A noteholders. No request or extraordinary resolution of the class C noteholders will be effective unless there is an extraordinary resolution of the class B noteholders and the class A noteholders or a direction of the class B noteholders and the class A noteholders to the same effect or none of the class A issuer notes and the class B issuer notes remain outstanding or the note trustee (or, as the case may be, the issuer security trustee) is of the opinion it would not be materially prejudicial to the interests of the class A noteholders and the class B noteholders. Amounts available for distribution after enforcement of the issuer security shall be distributed in accordance with the terms of the issuer deed of charge.

No noteholder may institute any proceedings against the issuer to enforce its rights under or in respect of the issuer notes or the issuer trust deed unless
(1) the note trustee or the issuer security trustee, as the case may be, has become bound to institute proceedings and has failed to do so within a reasonable time and (2) the failure is continuing. Notwithstanding the previous sentence and notwithstanding any other provision of the issuer trust deed, the right of any noteholder to receive payment of principal of and interest on its issuer notes on or after the due date for the principal or interest, or to institute suit for the enforcement of payment of that interest or principal, may not be impaired or affected without the consent of that noteholder. In addition, no class B noteholder or class C noteholder will be entitled to take proceedings for the winding up or administration of the issuer unless:


       * there are no outstanding issuer notes of a class with higher priority; or

       * if issuer notes of a class with higher priority are outstanding, there is consent of holders of at least one quarter of the aggregate principal amount outstanding of the class or, where applicable, each class of issuer notes with higher priority.


    In the event that the issuer security is enforced and the proceeds of that enforcement are insufficient, after payment of all other claims ranking in priority, to pay in full any amount due on the class B issuer notes and the class C issuer notes, the issuer security trustee is required, at the request of PECOH Limited, to transfer, or to procure the transfer, without payment and on behalf of the class B noteholders, the class C noteholders and all of the class B issuer notes and/or all of the class C issuer notes to PECOH Limited, pursuant to the option granted by the issuer security trustee to PECOH Limited. The option is granted to acquire all of the class B issuer notes and the class C issuer notes, plus accrued interest on them. This is called the post-enforcement call option. Each class B noteholder and class C noteholder acknowledges that the issuer security trustee has the authority and the power to bind it in accordance with the terms and conditions set out in the post-enforcement call option and, by subscribing for or acquiring the issuer notes, it agrees to be bound in this way.


11. MEETINGS OF NOTEHOLDERS, MODIFICATIONS AND WAIVER

(A) MEETINGS OF NOTEHOLDERS

    The issuer trust deed contains provisions for convening meetings of each series and/or class of noteholders to consider any matter affecting their interests, including the modification of any provision of the terms and conditions of the issuer notes or any of the issuer transaction documents.

    In respect of the class A issuer notes, the issuer trust deed provides that:


       * a resolution which, in the opinion of the note trustee, affects the interests of the holders of one series only of the class A issuer notes shall be deemed to have been duly passed if passed at a meeting of the holders of the class A issuer notes of that series;

       * a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the class A issuer notes but does not give rise to a conflict of interest between the holders of those two or more series of the class A issuer notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of those two or more series of the class A issuer notes; and

       * a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the class A issuer notes and gives or may give rise to a conflict of interest between the holders of those two or more series of the class A issuer notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of those two or more series of the class A issuer notes, it shall be duly passed at separate meetings of the holders of those two or more series of the class A issuer notes.

      In the case of a single meeting of the holders of two or more series of the class A issuer notes which are not all denominated in the same currency, the principal amount outstanding of any class A issuer note denominated in dollars or euro shall be converted into sterling at the relevant issuer dollar currency swap rate or the relevant issuer euro currency swap rate, as the case may be.


    In respect of the class B issuer notes, the issuer trust deed provides that:


       * a resolution which, in the opinion of the note trustee, affects the interests of the holders of one series only of the class B issuer notes shall be deemed to have been duly passed if passed at a meeting of the holders of the class B issuer notes of that series;

       * a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the class B issuer notes but does not give rise to a conflict of interest between the holders of those two or more series of the class B issuer notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of those two or more series of the class B issuer notes; and

       * a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the class B issuer notes and gives or may give rise to a conflict of interest between the holders of those two or more series of the class B issuer notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of those two or more series of the class B issuer notes, it shall be duly passed at separate meetings of the holders of those two or more series of the class B issuer notes.

    In the case of a single meeting of the holders of two or more series of the class B issuer notes which are not all denominated in the same currency, the principal amount outstanding of any class B issuer note denominated in dollars or euro shall be converted into sterling at the relevant issuer dollar currency swap rate or the relevant issuer euro currency swap rate, as the case may be.


    In respect of the class C issuer notes, the issuer trust deed provides that:


       * a resolution which, in the opinion of the note trustee, affects the interests of the holders of one series only of the class C issuer notes shall be deemed to have been duly passed if passed at a meeting of the holders of the class C issuer notes of that series;

       * a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the class C issuer notes but does not give rise to a conflict of interest between the holders of those two or more series of the class C issuer notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of those two or more series of the class C issuer notes; and



       * a resolution which, in the opinion of the note trustee, affects the interests of the holders of any two or more series of the class C issuer notes and gives or may give rise to a conflict of interest between the holders of those two or more series of the class C issuer notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of those two or more series of the class C issuer notes, it shall be duly passed at separate meetings of the holders of those two or more series of the class C issuer notes.

    In the case of a single meeting of the holders of two or more series of the class C issuer notes which are not all denominated in the same currency, the principal amount outstanding of any class C issuer note denominated in dollars or euro shall be converted into sterling at the relevant issuer dollar currency swap rate or the relevant issuer euro currency swap rate, as the case may be.


    Subject as provided in the following paragraph, the quorum for any meeting convened to consider an extraordinary resolution will be two or more persons holding or representing not less than half of the aggregate principal amount outstanding of the relevant series, class or classes of issuer notes or, at any adjourned meeting, one or more persons representing noteholders of the relevant series, class or classes of issuer notes, whatever the total principal amount outstanding of issuer notes so represented.

    Certain terms including the alteration of the amount, rate or timing of payments on the issuer notes, the currency of payment, the priority of payments or the quorum or majority required in relation to these terms, require a quorum for passing an extraordinary resolution of one or more persons holding or representing in total not less than three quarters of the total principal amount outstanding of the classes of issuer notes of each series for the time being outstanding or, at any adjourned meeting, at least one quarter of the total principal amount outstanding of those classes of issuer notes. These modifications are called "BASIC TERMS MODIFICATIONS".

    No extraordinary resolution of the class B noteholders, except as mentioned below, shall take effect while any class A issuer notes remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders, or the note trustee (or, as the case may be, the issuer security trustee) is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders.

    No extraordinary resolution of the class C noteholders, except as mentioned below, shall take effect while any class A issuer notes or class B issuer notes remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders and/or the class B noteholders (as the case may be), or the note trustee (or, as the case may be, the issuer security trustee) is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders and/or the class B noteholders (as the case may be).

    Furthermore, an extraordinary resolution of the class A noteholders concerning a modification of or any waiver or authorisation of any breach of the terms and conditions of the issuer notes or of the issuer transaction documents (except as provided below) will not be effective unless it is also sanctioned by extraordinary resolutions of the class B noteholders and the class C noteholders or the note trustee (or, as the case may be, the issuer security trustee) considers that it will not be materially prejudicial to the class B noteholders and the class C noteholders. If there are no class A issuer notes outstanding, an extraordinary resolution of the class B noteholders concerning a modification of or any waiver or authorisation of any breach of the terms and conditions of the issuer notes or of the issuer transaction documents (except as provided below) will not be effective unless it is also sanctioned by an extraordinary resolution of the class C noteholders or the note trustee (or, as the case may be, the issuer security trustee) considers that it will not be materially prejudicial to the interests of the class C noteholders.

(B) MODIFICATIONS AND WAIVER

    The note trustee and the issuer security trustee may agree, without the consent of the noteholders, (1) to any modification of, or to the waiver or authorisation of any breach or proposed breach of, the terms and conditions of the issuer notes or any of the issuer transaction documents which is not, in the opinion of the note trustee or the issuer security trustee, materially prejudicial to the interests of the noteholders or (2) to any modification of any of the terms and conditions of the issuer notes or any of the issuer transaction documents which, in the opinion of the note trustee or the issuer security trustee, is of a formal, minor or technical nature or is to correct a manifest or demonstrable error.

    The note trustee may also, without the consent of the noteholders, determine that any issuer note event of default shall not be treated as such. Any of these modifications, authorisations or waivers will be binding on the noteholders and, unless the note trustee or the issuer security trustee agrees otherwise, shall be promptly notified to the noteholders and the rating agencies in accordance with number 14 as soon as practicable thereafter.

    Where the note trustee or the issuer security trustee is required in connection with the exercise of its powers to have regard to the interests of the noteholders of any series or class, it shall have regard to the interests of those noteholders as a class. In particular, neither the note trustee nor the issuer security trustee shall have regard to, or be liable for, the consequences of that exercise for individual noteholders resulting from their being domiciled or resident in or connected with any particular territory. In connection with any such exercise, neither the note trustee nor the issuer security trustee shall be entitled to require, and no noteholder shall be entitled to claim, from the issuer or any other person, any indemnification or payment in respect of any tax consequence of any such exercise upon individual noteholders.


12. INDEMNIFICATION OF THE NOTE TRUSTEE AND THE ISSUER SECURITY TRUSTEE

    The note trustee and the issuer security trustee are entitled to be indemnified and relieved from responsibility in certain circumstances, including provisions relieving them from taking enforcement proceedings unless indemnified to their satisfaction.

    The note trustee, the issuer security trustee and their related companies are entitled to enter into business transactions with the issuer, Abbey or related companies of either of them and to act as note trustee and issuer security trustee, respectively, for the holders of any new notes and for any person who is a party to any transaction document or whose obligations are comprised in the issuer security or any of their subsidiary or associated companies, without accounting for any profit resulting from those transactions.

    Neither the note trustee nor the issuer security trustee will be responsible for any loss or liability suffered as a result of any assets in the issuer security being uninsured or inadequately insured or being held by clearing operations or their operators or by intermediaries on behalf of the note trustee and/or the issuer security trustee.


13. REPLACEMENT OF ISSUER NOTES

    If definitive issuer notes are lost, stolen, mutilated, defaced or destroyed, the noteholder can replace them at the specified office of any paying agent. The noteholder will be required both to pay the expenses of producing a replacement and to comply with the issuer's reasonable requests for evidence and indemnity. The noteholder must surrender any defaced or mutilated issuer notes before replacements will be issued.

    If a global issuer note is lost, stolen, mutilated, defaced or destroyed, the issuer will deliver a replacement global issuer note to the registered holder upon satisfactory evidence and surrender of any defaced or mutilated global issuer note. Replacement will only be made upon payment of the expenses for a replacement and compliance with the issuer's, registrar's and paying agents' reasonable requests as to evidence and indemnity.


14. NOTICE TO NOTEHOLDERS

    Notices to noteholders will be deemed to have been validly given if published in the Financial Times and, so long as any of the series 1 issuer notes or the series 2 issuer notes or the series 4 class A2 issuer notes are outstanding, The New York Times. However, a notice will also be treated as having been duly given if the information contained in that notice appears on the relevant page of the Reuters screen or other similar service approved by the note trustee and notified to noteholders. The notice will be deemed given on the date of first publication or when it first appears on the screen.

    While the issuer notes are represented by global issuer notes, notices to noteholders will be valid if published as described in the previous paragraph or if delivered to DTC, Euroclear and/or Clearstream, Luxembourg, as applicable.

    The note trustee may approve some other method of giving notice to noteholders if that method conforms to market practice and the rules of the UK Listing Authority and if notice of that other method is given to noteholders.


15. GOVERNING LAW

    The issuer transaction documents (other than the issuer underwriting agreement) and the issuer notes are governed by English law. The courts of England are to have nonexclusive jurisdiction to settle any disputes which may arise out of or in connection with the issuer transaction documents (other than the issuer underwriting agreement) and the issuer notes. The issuer and the other parties to the issuer transaction documents (other than the issuer underwriting agreement) irrevocably submit to the non-exclusive jurisdiction of the courts of England. The issuer underwriting agreement is governed by the laws of the State of New York and the issuer and the other parties to the issuer underwriting agreement irrevocably agree that any state or federal court in the State of New York will have exclusive jurisdiction to hear any dispute arising out of the issuer underwriting agreement.

                           RATINGS OF THE ISSUER NOTES


    The issuer notes are expected, on issue, to be assigned the following ratings by Moody's, Standard & Poor's and Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating organisation if, in its judgment, circumstances (including, without limitation, a reduction in the credit rating of the Funding swap provider and/or the issuer dollar currency swap providers and/or the issuer euro currency swap provider (or, where relevant, the credit support provider of the Funding swap provider or any of the issuer swap providers), the mortgages trustee GIC provider, the Funding GIC provider) in the future so warrant.

                                                                   RATING
                                                               STANDARD &
CLASS OF ISSUER NOTES                                 MOODY'S      POOR'S  FITCH
----------------------------------------------------  -------  ----------  -----
series 1 class A....................................      P-1        A-1+    F1+
series 2 class A....................................      Aaa         AAA    AAA
series 3 class A....................................      Aaa         AAA    AAA
series 4 class A1...................................      Aaa         AAA    AAA
series 4 class A2...................................      Aaa         AAA    AAA
series 1 class B....................................      Aa3          AA     AA
series 2 class B....................................      Aa3          AA     AA
series 3 class B....................................      Aa3          AA     AA
series 4 class B....................................      Aa3          AA     AA
series 1 class C....................................     Baa2         BBB    BBB
series 2 class C....................................     Baa2         BBB    BBB
series 3 class C....................................     Baa2         BBB    BBB
series 4 class C....................................     Baa2         BBB    BBB


    The ratings assigned to each class of issuer notes address the likelihood of full and timely payment to you of all payments of interest on each interest payment date under those classes of issuer notes. The ratings also address the likelihood of (in the case of Standard & Poor's and Fitch) "timely", or (in the case of Moody's) "ultimate", payment of principal on the final maturity date of each class of issuer notes.

    Assignment of the expected ratings to the issuer notes of each class will be a condition to issue of the issuer notes.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

    The average lives of the series 1 issuer notes and the series 2 issuer notes and the series 4 class A2 issuer notes cannot be stated, as the actual rate of repayment of the loans and redemption of the mortgages and a number of other relevant factors are unknown. However, calculations of the possible average lives of the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes can be made based on certain assumptions. For example, based on the assumptions that:

       (1)   the issuer security has not been enforced;

       (2) the seller is not in breach of the terms of the mortgage sale agreement;

       (3) the seller assigns no new loans to the mortgages trustee after the closing date and the loans are assumed to amortise in accordance with the assumed constant CPR indicated in the table below (subject to assumption (4) below);


       (4) the seller assigns to the mortgages trustee sufficient new loans and their related security in the period up to the interest payment date in [January 2009] such that the aggregate principal amount outstanding of loans in the portfolio at any time is not less than [GBP][25] billion, or such higher amount as may be required to be maintained as a result of new issuers providing new term advances to Funding which Funding uses as consideration for the assignment of new loans to the trust property;


       (5) neither an asset trigger event nor a non-asset trigger event occurs;

       (6) no event occurs that would cause payments on the issuer term AA advances or the issuer term BBB advances to be deferred; and


       (7) the issuer exercises its option to redeem the issuer notes on the interest payment date falling in [January 2009] in the normal course and no issuer note enforcement notice has been served in accordance with paragraph 5(E) of the "TERMS AND CONDITIONS OF THE OFFERED ISSUER NOTES",


    the approximate average life of the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes, at various assumed rates of prepayment for the loans, would be as follows:


                                       POSSIBLE      POSSIBLE       POSSIBLE      POSSIBLE      POSSIBLE      POSSIBLE      POSSIBLE
                                   AVERAGE LIFE  AVERAGE LIFE   AVERAGE LIFE  AVERAGE LIFE  AVERAGE LIFE  AVERAGE LIFE  AVERAGE LIFE
                                    OF SERIES 1   OF SERIES 1    OF SERIES 1   OF SERIES 2   OF SERIES 2   OF SERIES 2   OF SERIES 4
                                        CLASS A       CLASS B        CLASS C       CLASS A       CLASS B       CLASS C      CLASS A2
                                   ISSUER NOTES  ISSUER NOTES   ISSUER NOTES  ISSUER NOTES  ISSUER NOTES  ISSUER NOTES  ISSUER NOTES
                                        (YEARS)       (YEARS)        (YEARS)       (YEARS)       (YEARS)       (YEARS)       (YEARS)
                                   ------------  ------------  -------------  ------------  ------------  ------------  ------------
5% CPR...........................          1.04          4.79           4.79          4.79          4.79          4.79          4.79
10% CPR..........................          1.04          3.79           3.81          2.79          3.79          3.81          4.79
15% CPR..........................          1.04          1.04           1.04          2.79          3.29          3.29          4.79
20% CPR..........................          1.04          1.04           1.04          2.79          2.79          2.79          4.79
25% CPR..........................          1.04          1.04           1.04          2.79          2.79          2.79          4.79




    Assumptions (1) to (6) relate to circumstances which are not predictable. No assurance can be given that the issuer will be in a position to redeem the issuer notes on the interest payment date falling in [January 2009]. If the issuer does not so exercise its option to redeem, then the average lives of the then outstanding issuer notes would be extended.


    The average lives of the issuer notes are subject to factors largely outside the control of the issuer and consequently no assurance can be given that these assumptions and estimates will prove in any way to be realistic and they must therefore be viewed with considerable caution. For more information in relation to the risks involved in the use of these estimated average lives, see "RISK FACTORS -- THE YIELD TO MATURITY OF THE ISSUER NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS".

                       MATERIAL LEGAL ASPECTS OF THE LOANS

    The following discussion is a summary of the material legal aspects of English and Scottish residential property loans and mortgages. It is not an exhaustive analysis of the relevant law.


ENGLISH LOANS

GENERAL

    There are two parties to a mortgage. The first party is the mortgagor, who is the borrower and homeowner. The mortgagor grants the mortgage over its property. The second party is the mortgagee, who is the lender. Each loan will be secured by a mortgage which has a first ranking priority over all other mortgages secured on the property and over all unsecured creditors of the borrower, except in respect of certain statutory rights, such as the rights of the Inland Revenue, which are granted statutory priority. Some flexible loans are secured by both a first and a second legal charge in favour of the seller. Each borrower is prohibited under the English mortgage conditions from creating another mortgage or other secured interest over the relevant property without the consent of the seller.

NATURE OF PROPERTY AS SECURITY

    There are two forms of title to land in England and Wales: registered and unregistered. Both systems of title can include both freehold and leasehold land.

REGISTERED TITLE


    Title to registered land is registered at the Land Registry. Each parcel of land is given a unique title number. Title to the land is evidenced by a title information document containing official copies of the entries on the register relating to that land.

    There are four classes of registered title. The most common is title absolute. A person registered with title absolute owns the land free from all interests other than those entered on the register, those classified as overriding interests and (in the case of leasehold land) all implied and express covenants, obligations and liabilities incident to the land.

    The official copy of the registered title will reveal the present owner of the land, together with any legal charges and other interests affecting the land. However, the Land Registration Acts 1925 and 2002 provide that some interests in the land will bind the land even though they are not capable of registration at the Land Registry. The official copy of the registered title will also contain a plan indicating the location of the land. However, this plan is not conclusive as to matters such as the location of boundaries.


UNREGISTERED TITLE

    All land in England and Wales is now subject to compulsory registration on the happening of any of a number of trigger events, which includes the granting of a first legal mortgage. However, a small proportion of land in England and Wales (typically where the land has been in the same ownership for a number of years) is still unregistered. Title to unregistered land is proved by establishing a chain of documentary evidence to title going back at least 15 years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights would have to be registered at the Central Land Charges Registry in order to be effective against a subsequent purchaser of the land.


TAKING SECURITY OVER LAND


    Where land is registered, a mortgagee must register its mortgage at the Land Registry in order to secure priority over any subsequent mortgagee. Priority of mortgages over registered land is governed by the date of registration of the mortgage rather than date of creation. However, a prospective mortgagee is able to obtain a priority period within which to register his mortgage. If the mortgagee submits a proper application for registration during this period, its interest will take priority over any application for registration of any interest which is received by the Land Registry during this priority period.

    In the system of unregistered land, the mortgagee protects its interest by retaining possession of the title deeds to the property. Without the title deeds to the property, the borrower is unable to establish the necessary chain of ownership, and is therefore effectively prevented from dealing with its land without the consent of the mortgagee. Priority of mortgages over unregistered land is governed first by the possession of title deeds, and in relation to subsequent mortgages by the registration of a land charge.

THE SELLER AS MORTGAGEE


    The sale of the English mortgages by the seller to the mortgages trustee will take effect in equity only. The mortgages trustee will not apply to the Land Registry or the Central Land Charges Registry to register or record its equitable interest in the mortgages. The consequences of this are explained in the section "RISK FACTORS -- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT THE PAYMENTS ON THE ISSUER NOTES".


ENFORCEMENT OF MORTGAGES

    If a borrower defaults under a loan, the English mortgage conditions provide that all monies under the loan will become immediately due and payable. The seller or its successors or assigns would then be entitled to recover all outstanding principal, interest and fees under the covenant of the borrower contained in the English mortgage conditions to pay or repay those amounts. In addition, the seller or its successors or assigns may enforce its mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:


       * The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

       *     The mortgagee may lease the property to third parties.

       * The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagor's title to the property is extinguished so that the mortgagee becomes the owner of the property. The remedy is, because of procedural constraints, rarely used.

       * The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of the property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, the receiver will require indemnities from the mortgagee that appoints it.

       * The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale arises under the Law of Property Act 1925. The purchaser of a property sold pursuant to a mortgagee's power of sale becomes the owner of the property.



    There is a requirement for a court order to enforce a mortgage securing a loan to the extent that it is regulated or treated as regulated by the CCA and, on and from N(M), any regulated mortgage contract that would otherwise be regulated by the CCA. See further "RISK FACTORS -- POSSIBLE REGULATORY CHANGES BY THE OFFICE OF FAIR TRADING, THE FINANCIAL SERVICES AUTHORITY AND ANY OTHER REGULATORY AUTHORITY MAY HAVE AN IMPACT ON THE SELLER, THE ISSUER, THE SERVICER, AND/OR THE LOANS AND MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS WHEN DUE ON THE ISSUER NOTES".



SCOTTISH LOANS

GENERAL


    A standard security is the only means of creating a fixed charge over heritable or long leasehold property in Scotland. Its form must comply with the requirements of the Conveyancing and Feudal Reform (Scotland) Act 1970 (the "1970 ACT"). There are two parties to a standard security. The first party is the grantor, who is the borrower and homeowner. The grantor grants the standard security over its property (and is generally the only party to execute the standard security). The second party is the grantee of the standard security, who is the lender, and is termed the heritable creditor. Each Scottish loan will be secured by a standard security which has a first ranking priority over all other standard securities secured on the property and over all unsecured creditors of the borrower. Some flexible loans are secured by both a first and a second ranking standard security in favour of the seller. If a borrower creates a subsequent standard security over the relevant property in favour of a third party, upon intimation of that subsequent standard security to the seller (in its capacity as trustee for the mortgages trustee pursuant to the relevant Scottish declaration of trust granted by the seller in favour of the mortgages trustee), the prior ranking of the seller's standard security shall be restricted to security for advances made prior to such intimation, plus advances made subsequent to such intimation which the seller is obliged to advance, plus interest and expenses in respect thereof.



    The 1970 Act automatically imports a statutory set of "Standard Conditions" into all standard securities, although the majority of these may be varied by agreement between the parties. The seller, along with most major lenders in the residential mortgage market in Scotland, has elected to vary the Standard Conditions by means of its own set of Scottish mortgage conditions, the terms of which are in turn imported into each standard security. The main provisions of the Standard Conditions which cannot be varied by agreement relate to enforcement, and in particular the notice and other procedures that require to be carried out as a preliminary to the exercise of the heritable creditor's rights on a default by the borrower.


NATURE OF PROPERTY AS SECURITY

    While title to all land in Scotland is registered there are currently two possible forms of registration, namely the Land Register and Sasine Register. Both systems of registration can include both heritable (the Scottish equivalent to freehold) and long leasehold land.

LAND REGISTER


    This system of registration was established by the Land Registration (Scotland) Act 1979 and now applies to the whole of Scotland. Any sale of land (including a long leasehold interest in land) the title to which has not been registered in the Land Register or the occurrence of certain other events in relation thereto (but not the granting of a standard security alone) triggers its registration in the Land Register, when it is given a unique title number. Title to the land is established by a land certificate containing official copies of the entries on the Land Register relating to that land. Similarly, the holder of any standard security over the land in question receives a charge certificate containing official copies of the entries relating to that security. A person registered in the Land Register owns the land free from all interests other than those entered on the Register, those classified as overriding interests and any other interests implied by law.


    The land certificate will reveal the present owners of the land, together with any standard securities and other interests (other than certain overriding interests) affecting the land. The land certificate will also contain a plan indicating the location of the land. While this plan is not in all circumstances conclusive as to the location of the boundaries of the land, it cannot be amended if this would be to the prejudice of a proprietor in possession of the land, unless this indemnity has been expressly excluded in the land certificate itself.

SASINE REGISTER

    Title to all land in Scotland where no event has yet occurred to trigger registration in the Land Register is recorded in the General Register of Sasines. Title to such land is proved by establishing a chain of documentary evidence of title going back at least ten years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights (including standard securities) would have to be recorded in the Sasine Register in order to be effective against a subsequent purchaser of the land.

TAKING SECURITY OVER LAND

    A heritable creditor must register its standard security in the Land Register or the Sasine Register (as applicable) in order to perfect its security and secure priority over any subsequent standard security. Until such registration occurs, a standard security will not be effective against a subsequent purchaser or the heritable creditor under another standard security over the property. Priority of standard securities is (subject to express agreement to the contrary between the security holders) governed by the date of registration rather than the date of execution. There is no equivalent in Scotland to the priority period system which operates in relation to registered land in England and Wales.

THE SELLER AS HERITABLE CREDITOR

    The sale of the Scottish mortgages by the seller to the mortgages trustee will be given effect by a declaration of trust by the seller (and any sale of Scottish mortgages in the future will be given effect by further declarations of trust), by which the beneficial interest in the Scottish mortgages will be transferred to the mortgages trustee. Such beneficial interest (as opposed to the legal title) cannot be registered in the Land or Sasine Registers. The consequences of this are explained in the section "RISK FACTORS -- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT THE PAYMENTS ON THE ISSUER NOTES".

ENFORCEMENT OF MORTGAGES

    If a borrower defaults under a loan, the Scottish mortgage conditions provide that all monies under the loan will become immediately due and payable. The seller or its successors or assignees would then be entitled to recover all outstanding principal, interest and fees under the obligation of the borrower contained in the Scottish mortgage conditions to pay or repay those amounts. In addition, the seller or its successors or assignees may enforce its standard security in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following (all of which arise under the 1970 Act):


       * The heritable creditor may enter into possession of the property. If it does so, it does so in its own right and not as agent of the borrower, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

       * The heritable creditor may grant a lease over the property of up to 7 years (or longer with the courts' permission) to third parties.

       * The heritable creditor may sell the property, subject to various duties to ensure that the sale price is the best that can reasonably be obtained. The purchaser of a property sold pursuant to a heritable creditor's power of sale becomes the owner of the property.

       * The heritable creditor may, in the event that a sale cannot be achieved, foreclose on the property. Under foreclosure procedures the borrower's title to the property is extinguished so that the heritable creditor becomes the owner of the property. The remedy is however rarely used.


    In contrast to the position in England and Wales, the heritable creditor has no power to appoint a receiver under the standard security.


    There is a requirement for a court order to enforce a mortgage securing a loan to the extent that it is regulated or treated as regulated by the CCA and, on and from N(M), any regulated mortgage contract that would otherwise be regulated by the CCA. See further "RISK FACTORS -- POSSIBLE REGULATORY CHANGES BY THE OFFICE OF FAIR TRADING, THE FINANCIAL SERVICES AUTHORITY AND ANY OTHER REGULATORY AUTHORITY MAY HAVE AN IMPACT ON THE SELLER, THE ISSUER, THE SERVICER, AND/OR THE LOANS AND MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS WHEN DUE ON THE ISSUER NOTES".

BORROWER'S RIGHT OF REDEMPTION

    Under Section 11 of the Land Tenure Reform (Scotland) Act 1974 the grantor of any standard security has an absolute right, on giving appropriate notice, to redeem that standard security once it has subsisted for a period of 20 years, subject only to the payment of certain sums specified in Section 11 of that Act. These specified sums consist essentially of the principal monies advanced by the lender, interest thereon and expenses incurred by the lender in relation to that standard security.

                             UNITED KINGDOM TAXATION


    The following section summarises the material UK tax consequences of the purchase, ownership and disposition of the issuer notes based on current law and practice in the UK. Slaughter and May, UK tax advisers to the issuer ("UK TAX COUNSEL"), has prepared and reviewed this summary and the opinions of UK tax counsel are contained in this summary. The summary assumes that the final documentation conforms with the description in the prospectus. The summary also assumes that the representations made by the seller to UK tax counsel that the profit in Funding's profit and loss account will not exceed 0.01 per cent. of the Funding available revenue receipts and that the profit in the issuer's profit and loss account will not exceed 0.02 per cent. of the interest on the issuer term advances under the issuer intercompany loan are correct. It further assumes that all payments made pursuant to the final documentation are calculated on arm's length terms. The summary does not purport to be a complete analysis of all tax considerations of the purchase, ownership and disposition of the issuer notes. It relates to the position of persons who are the absolute beneficial owners of issuer notes and may not apply to certain classes of persons such as dealers or persons connected with the issuer. Prospective noteholders who are unsure as to their tax position should seek their own professional advice.



TAXATION OF US RESIDENTS

    As discussed in more detail under "WITHHOLDING TAX" below, UK tax counsel is of the opinion that no UK withholding tax will be required in relation to interest payments on the issuer notes provided that the issuer notes are and remain at all times listed on a recognised stock exchange, which includes the London Stock Exchange.

    UK tax counsel is of the opinion that, as discussed in more detail under "DIRECT ASSESSMENT OF NON-UK RESIDENT HOLDERS OF ISSUER NOTES TO UK TAX ON INTEREST" below, a noteholder who is resident in the US for US tax purposes and who is not resident in the UK for UK tax purposes will not be subject to UK tax by direct assessment unless such noteholders carry on a trade, profession or vocation through a branch or agency in the UK in connection with which payments on the issuer notes are received or to which the issuer notes are attributable and where that noteholder is a company, unless that noteholder carries on a trade in the UK through a permanent establishment in connection with which the payments on the issuer notes are received or to which the issuer notes are attributable.


    Subject as set out in the rest of this paragraph, residents of the US who are not subject to UK tax by direct assessment are generally not subject to tax in the UK on payments on the issuer notes under the terms of the double tax treaty between the US and the UK (the "Treaty") provided that the amounts paid on the issuer notes do not exceed the return on comparable debt instruments. To the extent that the amounts paid do exceed such a return, the UK may tax the excess in accordance with UK domestic law. In order for such US residents to avoid being subject to tax in the UK on such payments, they must satisfy the requirements of the Limitation on Benefits article of the Treaty and the necessary administrative formalities must be completed. Treaty relief will not be available where the issuer notes are effectively connected with a permanent establishment or a fixed base of the noteholder situated in the UK or if certain other exceptions apply.



TAXATION OF FUNDING, THE ISSUER AND THE MORTGAGES TRUSTEE

    It is the opinion of UK tax counsel that, as discussed in more detail below under "UK TAXATION OF FUNDING AND THE ISSUER", Funding and the issuer will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses.

    It is the opinion of UK tax counsel that, as discussed in more detail below under "UK TAXATION OF THE MORTGAGES TRUSTEE", the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding or the seller under the mortgages trust.

    Except as described in the preceding paragraphs (and as further developed in the corresponding opinions below), UK tax counsel will render no opinions relating to the issuer notes, the parties to the transaction, or any aspects of the transaction.


WITHHOLDING TAX


    There will be no UK withholding tax in relation to interest payments on the issuer notes provided that, so far as concerns deduction by the issuer or its paying agents, the issuer notes are listed (and remain so listed) on a "RECOGNISED STOCK EXCHANGE", as defined in Section 841 of the Income and Corporation Taxes Act 1988 ("ICTA"). On the basis of the UK Inland Revenue's published interpretation of the relevant legislation, securities which are to be listed on a stock exchange in the UK will satisfy this requirement if they are listed by a competent authority in the UK and are admitted to trading on a recognised stock exchange in the UK. The London Stock Exchange is currently a recognised stock exchange for this purpose. Noteholders should be aware that the Inland Revenue is able to obtain information about individual holders of the issuer notes to whom or, in certain circumstances, for whose benefit interest is paid. Information so obtained may, in certain circumstances, be exchanged by the Inland Revenue with the tax authorities of the jurisdiction in which the relevant noteholder is resident for tax purposes.



    If the issuer notes cease to be listed on a recognised stock exchange, an amount must be withheld on account of UK income tax at the lower rate (currently 20 per cent.) from interest paid on them, subject to any direction to the contrary from the Inland Revenue in respect of such relief as may be available pursuant to the provisions of an applicable double taxation treaty or to the interest being paid to the persons (including companies within the charge to UK corporation tax) and in the circumstances specified in sections 349A to 349D of ICTA.


    On 3rd June, 2003, the Council of the European Union adopted a Directive (2003/48/EC) regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that Member States will be required, from a date not earlier than 1st January, 2005, to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person within a Member State's jurisdiction to an individual in another Member State, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period, unless during such period they elect otherwise (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).


DIRECT ASSESSMENT OF NON-UK RESIDENT HOLDERS OF ISSUER NOTES TO UK TAX ON
INTEREST

    The interest on the issuer notes has a UK source. Accordingly, payments on the issuer notes will in principle be within the charge to UK tax even if paid without withholding or deduction. However, it is the opinion of UK tax counsel that such payments will not be chargeable to UK tax in the hands of a noteholder who is not resident for tax purposes in the UK unless such holder carries on a trade, profession or vocation in the UK through a UK branch or agency in connection with which the payments are received or to which the issuer notes are attributable, in which case (subject to exemptions for interest received by certain categories of agent such as some brokers and investment managers) tax may be levied on the UK branch or agency (unless the provisions of an applicable double tax treaty apply to allow relief from such tax) (and where that Noteholder is a company, unless that Noteholder carries on a trade in the UK through a permanent establishment in connection with which the payments are received or to which the issuer notes are attributable).


TAXATION OF RETURNS: COMPANIES WITHIN THE CHARGE TO UK CORPORATION TAX


    Noteholders who are within the charge to UK corporation tax (other than authorised unit trusts) will normally be subject to tax on all profits and gains (whether attributable to currency fluctuations or otherwise), including interest arising on or in connection with the issuer notes under the loan relationship rules contained in the Finance Act 1996. Any such profits and gains will generally fall to be calculated in accordance with the statutory accounting treatment of the issuer notes in the hands of the relevant noteholder, and will generally be charged to tax as income in respect of each accounting period to which they are allocated, in accordance with that accounting treatment. Relief may be available in respect of losses (including any foreign exchange losses) or for related expenses on a similar basis.



TAXATION OF RETURNS: OTHER NOTEHOLDERS


    Noteholders who are not within the charge to UK corporation tax and who are resident or ordinarily resident in the UK for tax purposes or who carry on a trade, profession or vocation in the UK through a branch or agency in connection with which interest on the issuer notes is received or to which the issuer notes are attributable will generally be liable to UK tax on the amount of any interest received in respect of the issuer notes. The issuer notes (other than the series 4 class A1 issuer notes, the series 4 class B issuer notes and the series 4 class C issuer notes) will not be qualifying corporate bonds within the meaning of section 117 of the Taxation of Chargeable Gains Act 1992, and therefore a disposal of such an issuer note by such a noteholder may give rise to a chargeable gain or an allowable loss for the purpose of UK capital gains tax. The series 4 class A1 issuer notes the series 4 class B issuer notes and the series 4 class C issuer notes will constitute such qualifying corporate bonds, and therefore a disposal by such a noteholder of such an issuer note will not give rise to a chargeable gain or an allowable loss for the purposes of UK capital gains tax.

    A disposal of issuer notes by a noteholder who is resident or ordinarily resident in the UK for tax purposes or who carries on a trade in the UK through a branch or agency to which the issuer notes are attributable may also give rise to a charge to tax on income in respect of an amount representing interest accrued on the issuer notes since the preceding payment date. For issuer notes which constitute variable rate securities, taxation in respect of such a disposal will be computed on the basis that such amount as the Inland Revenue considers to be just and reasonable will be treated as accrued income. However, the transferee of a variable rate security will not be entitled to any relief on such amount. All of the issuer notes (except the series 1 class A issuer notes) will constitute variable rate issuer notes for this purpose.



STAMP DUTY AND STAMP DUTY RESERVE TAX

    No UK stamp duty or stamp duty reserve tax is payable on the issue or transfer of the offered global issuer notes or on the issue or transfer of a note in definitive form.


UK TAXATION OF FUNDING AND THE ISSUER


    It is the opinion of UK tax counsel that Funding and the issuer will generally be subject to UK corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective profit and loss accounts as increased by the amounts of any non-deductible expenses or losses. Examples of non-deductible expenses and losses include general provisions for bad debts. In respect of Funding, the seller has confirmed to Slaughter and May that the profit in the profit and loss account will not exceed 0.01 per cent. of the Funding available revenue receipts. In respect of the issuer, the seller has confirmed to Slaughter and May that the profit in the profit and loss account will not exceed 0.02 per cent., of the interest on the issuer term advances under the issuer intercompany loan. You are referred to the risk factor "TAX PAYABLE BY FUNDING OR THE ISSUER MAY ADVERSELY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE ISSUER NOTES".



UK TAXATION OF THE MORTGAGES TRUSTEE

    It is the opinion of UK tax counsel that the mortgages trustee will have no liability to UK tax in respect of any income, profit or gain arising under these arrangements, apart from a liability to UK corporation tax on amounts, such as trustee fees and expenses, which are paid to the mortgages trustee for its own benefit. Accordingly, the mortgages trustee will have no liability to UK tax in relation to amounts which it receives on behalf of Funding or the seller under the mortgages trust.

                             UNITED STATES TAXATION




    The following section summarises the material federal income tax consequences of the purchase, ownership and disposition of the series 1 class A issuer notes, series 1 class B issuer notes, series 1 class C issuer notes, series 2 class A issuer notes, series 2 class B issuer notes, series 2 class C issuer notes and series 4 class A2 issuer notes (the "US ISSUER NOTES") that may be relevant to a noteholder that is a "UNITED STATES PERSON" (as defined later in this section) or that otherwise is subject to US federal income taxation on a net income basis in respect of a US issuer note (any such United States person or holder, a "US HOLDER"). In general, the summary assumes that a holder acquires a US issuer note at original issuance and holds such note as a capital asset. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the US issuer notes. In particular, it does not discuss special tax considerations that may apply to certain types of taxpayers, including dealers in stocks, securities or notional principal contracts; traders in securities electing to mark to market; banks, savings and loan associations and similar financial institutions; taxpayers whose functional currency is other than the US dollar; taxpayers that hold a US issuer note as part of a hedge or straddle or a conversion transaction, within the meaning of section 1258 of the US Internal Revenue Code of 1986, as amended (the "CODE"); and subsequent purchasers of US issuer notes. In addition, this summary does not describe any tax consequences arising under the laws of any taxing jurisdiction other than the US federal government.


GENERAL

    This summary is based on the US tax laws, regulations, rulings and decisions in effect or available on the effective date of the registration statement. All of the foregoing are subject to change, and any change may apply retroactively and could affect the continued validity of this summary.

    Cleary, Gottlieb, Steen & Hamilton, US tax advisers to the issuer ("US TAX COUNSEL"), has prepared and reviewed this summary of material US federal income tax consequences. As described under "-- TAX STATUS OF THE ISSUER, FUNDING, MORTGAGES TRUSTEE AND MORTGAGES TRUST", US tax counsel is of the opinion that the mortgages trustee acting as trustee of the mortgages trust, Funding and the issuer will not be subject to US federal income tax as a result of their contemplated activities. As described further under "-- CHARACTERISATION OF THE US ISSUER NOTES" and "-- US ISSUER NOTES AS DEBT OF FUNDING", US tax counsel is also of the opinion that, although there is no authority on the treatment of instruments substantially similar to the US issuer notes, the US issuer notes will be treated as debt for US federal income tax purposes (either of the issuer, or of Funding as described below). Except as described in the two preceding sentences (and set forth in the corresponding opinions), US tax counsel will render no opinions relating to the issuer notes or the parties to the transaction.

    An opinion of US tax counsel is not binding on the US Internal Revenue Service (the "IRS") or the courts, and no rulings will be sought from the IRS on any of the issues discussed in this section. Accordingly, the issuer suggests that persons considering the purchase of US issuer notes consult their own tax advisors as to the US federal income tax consequences of the purchase, ownership and disposition of the US issuer notes, including the possible application of state, local, non-US or other tax laws, and other US tax issues affecting the transaction.

    As used in this section, the term "UNITED STATES PERSON" means a person who is a citizen or resident of the United States, a US domestic corporation or partnership, any estate the income of which is subject to US federal income tax regardless of the source of its income, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust.

TAX STATUS OF THE ISSUER, FUNDING, MORTGAGES TRUSTEE AND MORTGAGES TRUST

    Under the transaction documents, each of the issuer, Funding and the mortgages trustee acting in its capacity as trustee of the mortgages trust covenants not to engage in any activities in the United States (directly or through agents), not to derive any income from sources within the United States as determined under US federal income tax principles, and not to hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under US federal income tax principles. US tax counsel is of the opinion that, assuming compliance with the transaction documents, none of the issuer, Funding or the mortgages trustee acting in its capacity as trustee of the mortgages trust will be subject to US federal income tax. No elections will be made to treat the issuer, Funding or the mortgages trust or any of their assets as a REMIC or a FASIT (two types of securitisation vehicles having a special tax status under the Code).


CHARACTERISATION OF THE US ISSUER NOTES

    Although there is no authority regarding the treatment of instruments that are substantially similar to the US issuer notes, it is the opinion of US tax counsel that the US issuer notes will be treated as debt for US federal income tax purposes (either of the issuer or of Funding, as described under "US ISSUER NOTES AS DEBT OF FUNDING"). The issuer intends to treat the US issuer notes as indebtedness of the issuer for all purposes, including US tax purposes. The discussion in the next section assumes this result.


    The US issuer notes will not be qualifying real property loans in the hands of domestic savings and loan associations, real estate investment trusts, or REMICs under sections 7701(a)(19)(C), 856(c)(5)(A) or 860G(a)(3) of the Code, respectively.



TAXATION OF US HOLDERS OF THE US ISSUER NOTES

    QUALIFIED STATED INTEREST AND ORIGINAL ISSUE DISCOUNT. A US holder of a US issuer note will treat stated interest on such US note as ordinary interest income when paid or accrued, in accordance with its tax method of accounting. It is not anticipated that the US issuer notes will have original issue discount.

    SALES AND RETIREMENT. In general, a US holder of a US issuer note will have a basis in such note equal to the cost of the US issuer note to such holder, and reduced by any payments thereon other than payments of stated interest. Upon a sale or exchange of the US issuer note, a US holder will generally recognise gain or loss equal to the difference between the amount realised (less any accrued interest, which would be taxable as such) and the holder's tax basis in the US issuer note. Such gain or loss will be long-term capital gain or loss if the US holder has held the US issuer note for more than one year at the time of disposition. In certain circumstances, US holders that are individuals may be entitled to preferential treatment for net long-term capital gains. The ability of US holders to offset capital losses against ordinary income is limited.


US ISSUER NOTES AS DEBT OF FUNDING

    The IRS could possibly seek to characterise the series 1 class A issuer notes, the series 1 class B issuer notes, the series 1 class C issuer notes, the series 2 class A issuer notes, the series 2 class B issuer notes, the series 2 class C issuer notes and the series 4 class A2 issuer notes as ownership interests in the issuer series 1 term AAA advance, the issuer series 1 term AA advance, the issuer series 1 term BBB advance, the issuer series 2 term AAA advance, the issuer series 2 term AA advance, the issuer series 2 term BBB advance, and the issuer series 4A2 term AAA advance, respectively, rather than as debt of the issuer. If the IRS were successful in such a characterisation, a US holder of a US issuer note would be treated as owning
(i) a pro rata share of the related issuer term advance between Funding and the issuer ("RELATED ADVANCE"), which will be treated as debt for US federal income tax purposes and (ii) an interest in the related issuer dollar currency swap. Treasury regulations permit taxpayers meeting certain requirements to integrate a debt instrument and a related currency hedge and to treat them for most tax purposes as if they were a synthetic debt instrument having the terms of the debt instrument and hedge combined. Integrating the related advance and issuer dollar currency swap would create a synthetic debt instrument having the characteristics of the US issuer notes and hence would produce largely the same result as if the US issuer notes were not recharacterised as debt of Funding.


    The integration regulations apply only if a taxpayer creates a record identifying the debt instrument and hedge before the close of the date the hedge is entered into. The issuer will create a record that is intended to provide such identification effective for each US holder as of the date of acquisition of a US issuer note. By its acquisition of a US issuer note, each US holder will be treated as having appointed the issuer as its agent for this purpose. The IRS could challenge the effectiveness of such an identification made on behalf of a group of taxpayers. The integration rules would not apply to a US holder that is related to the issuer dollar currency swap provider.


    If the issuer dollar currency swap terminated before the US issuer notes were retired, and the integration regulations applied, then a US holder may be considered to recognise gain or loss as if the holder had sold for fair market value his interest in the related advance. Moreover, for periods following such termination, the integration rules would no longer apply to the related advance except in the discretion of the IRS.

    If the issuer dollar currency swap were not integrated with the related advance, then a US holder would calculate separately income and deductions from the issuer dollar currency swap and income from the related advance. For most holders, the tax consequences of treating the issuer dollar currency swap and related advances separately would be similar to the treatment if they were combined, but there could be differences. For example, income from the issuer dollar currency swap may be sourced differently from income from the related advance. Individual taxpayers may be allowed deductions for payments made under the issuer dollar currency swap only as a miscellaneous itemised deduction (which is allowed for regular tax purposes only subject to limitations and is not allowed for alternative minimum tax purposes). US holders may wish to consult their own tax advisors regarding the possible treatment of US issuer notes as debt of Funding, application of the integration rules, and the consequences of an inability to integrate the issuer dollar currency swap and the related advance.


INFORMATION REPORTING AND BACKUP WITHHOLDING

    The paying agent will be required to file information returns with the IRS with respect to payments made to certain US holders on the US issuer notes. In addition, certain US holders may be subject to US backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the paying agent, and may also be subject to information reporting and backup withholding requirements with respect to proceeds from a sale of the US issuer notes.

                              ERISA CONSIDERATIONS




    The US issuer notes are eligible for purchase by employee benefit plans and other plans subject to the US Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or the provisions of Section 4975 of the Code and by governmental plans that are subject to state, local or other federal law of the United States that is substantially similar to ERISA or Section 4975 of the Code, subject to consideration of the issues described in this section. ERISA imposes certain requirements on "EMPLOYEE BENEFIT PLANS" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA PLANS") and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan's particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed under "RISK FACTORS" and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the US issuer notes.

    Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, the "PLANS")) and certain persons (referred to as "PARTIES IN INTEREST" or "DISQUALIFIED PERSONS") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

    The seller, the issuer, the servicer, the mortgages trustee, Funding or any other party to the transactions contemplated by the transaction documents may be parties in interest or disqualified persons with respect to many Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if any of the US issuer notes is acquired or held by a Plan with respect to which the issuer, the servicer, the mortgages trustee, Funding or any other party to such transactions is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of Plan fiduciary making the decision to acquire any such issuer notes and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving any such issuer notes.

    Each purchaser and subsequent transferee of any US issuer note will be deemed by such purchase or acquisition of any such note to have represented and warranted, on each day from the date on which the purchaser or transferee acquires such note through and including the date on which the purchaser or transferee disposes of such note, either that (A) it is not a Plan or an entity whose underlying assets include the assets of any Plan or a governmental plan which is subject to any federal, state or local law of the United States that is substantially similar to the provisions of section 406 of ERISA or section 4975 of the Code or (B) its purchase, holding and disposition of such note will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code (or, in the case of a governmental plan, any substantially similar federal, state or local law of the United States) for which an exemption is not available.

    In addition, the US Department of Labor has promulgated a regulation, 29 C.F.R. Section 2510.3-101 (the "PLAN ASSET REGULATION"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA, and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an "equity interest" of an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless one of the exceptions to such treatment described in the Plan Asset Regulation applies. Under the Plan Asset Regulation, a security which is in form debt may be considered an "equity interest" if it has "substantial equity features". If the issuer were deemed under the Plan Asset Regulation to hold plan assets by reason of a Plan's investment in any of the US issuer notes, such plan assets would include an undivided interest in the assets held by the issuer and transactions by the issuer would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. While no assurance can be given, the issuer anticipates that the US issuer notes offered hereby would be considered "publicly-offered securities" under the Plan Asset Regulation.

    Any insurance company proposing to purchase any of the US issuer notes using the assets of its general account should consider the extent to which such investment would be subject to the requirements of ERISA in light of the US Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent guidance that may become available relating to that decision. In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in PTCE 95-60, 60 Fed. Reg. 35925 (July 12, 1995), the enactment of
Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 (including, without limitation, the expiration of any relief granted thereunder) and the Insurance Company General Account Regulations, 65 Fed. Reg. No. 3 (January 5, 2000) (to be codified at 29 C.F.R. pt. 2550) that became generally applicable on 5th July, 2001.

    Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold any of the US issuer notes should determine whether, under the documents and instruments governing the Plan, an investment in such issuer notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any Plan proposing to invest in such issuer notes (including any governmental plan) should consult with its counsel to confirm that such investment will not result in a non-exempt prohibited transaction and will satisfy the other requirements of ERISA and the Code (or, in the case of a governmental plan, any substantially similar state, local or other federal law).

    The sale of any US issuer notes to a Plan is in no respect a representation by the seller, the issuer, the servicer, the mortgages trustee, Funding or any other party to the transactions that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

              ENFORCEMENT OF FOREIGN JUDGMENTS IN ENGLAND AND WALES

    The issuer is a UK public limited company incorporated with limited liability in England and Wales. Any final and conclusive judgment of any United States federal or state court having jurisdiction recognised by England or Wales in respect of an obligation of the issuer in respect of the issuer notes which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the issuer in the courts of England and Wales without a re-examination of the merits of the issues determined by the proceedings in that United States federal or state court, as applicable, unless:


       * the proceedings in that United States federal or state court, as applicable, involved a denial of the principles of natural or substantial justice;

       *     the judgment is contrary to the public policy of England or Wales;

       * the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

       * the judgment is of a public nature (for example, a penal or revenue judgment);

       * there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the United States federal or state court, as applicable;

       * enforcement would breach section 5 of the Protection of Trading Interests Act 1980; or

       * enforcement proceedings are not instituted within six years after the date of the judgment.


    A judgment by a court may be given in some cases only in sterling. The issuer expressly submits to the non-exclusive jurisdiction of the courts of England for the purpose of any suit, action or proceedings arising out of this offering.

    All of the directors and executive officers of the issuer reside outside the United States. Substantially all or a substantial portion of the assets of all or many of those persons are located outside the United States. As a result, it may not be possible for holders of the issuer notes to effect service of process within the United States upon those persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Based on the restrictions referred to in this section, there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                  UNITED STATES LEGAL INVESTMENT CONSIDERATIONS


    The series 1 class A issuer notes will be "Eligible Securities" within the meaning of Rule 2a-7 under the United States Investment Company Act of 1940, as amended.


    None of the issuer notes will constitute "MORTGAGE RELATED SECURITIES" under the United States Secondary Mortgage Market Enhancement Act of 1984, as amended.

    Except as stated above, no representation is made as to the proper characterisation of the issuer notes for legal investment purposes, financial institutional regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the issuer notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the issuer notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the issuer notes constitute legal investments or are subject to investment, capital or other restrictions.

                                     EXPERTS


    The financial statements of Holmes Funding Limited as of 31st December, 2003, 2002 and 2001 and for each of the years ended 31st December, 2003, 31st December, 2002 and 31st December, 2001 included in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.



    The financial statements of Holmes Financing (No. 8) PLC as of 23rd January, 2004, included in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                  LEGAL MATTERS


    Certain matters of English law regarding the issuer notes, including matters relating to the validity of the issuance of the issuer notes will be passed upon for the issuer and the underwriters by Slaughter and May, London, England. Certain matters of United States law regarding the issuer notes, including matters of United States federal income tax law with respect to the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 notes will be passed upon for the issuer by Cleary, Gottlieb, Steen & Hamilton, New York. Certain matters of English law and United States law will be passed upon for the underwriters by Allen & Overy, London, England.

                                  UNDERWRITING

UNITED STATES



    The issuer has agreed to sell and Barclays Capital Inc., Lehman Brothers Inc. and UBS Securities LLC as underwriters (together the "CLASS A UNDERWRITERS") for the series 1 class A issuer notes, the series 2 class A issuer notes and the series 4 class A2 issuer notes listed in the following tables (the "CLASS A OFFERED ISSUER NOTES") have agreed to purchase the principal amount of the class A offered issuer notes listed in those tables. The issuer has agreed to sell and Barclays Capital Inc., Lehman Brothers Inc. and UBS Securities LLC as underwriters (together the "CLASS B/C UNDERWRITERS" and together with the class A underwriters, the "UNDERWRITERS") have agreed to purchase the principal amount of the series 1 class B issuer notes, the series 1 class C issuer notes, the series 2 class B issuer notes and the series 2 class C issuer notes listed in the following table (the "CLASS B/C OFFERED ISSUER NOTES" and, together with the class A offered issuer notes, the "OFFERED ISSUER NOTES"). The terms of these purchases are governed by an issuer underwriting agreement between the issuer, the underwriters and others.


                            PRINCIPAL AMOUNT  PRINCIPAL AMOUNT  PRINCIPAL AMOUNT
                             OF THE SERIES 1   OF THE SERIES 2   OF THE SERIES 4
                              CLASS A ISSUER    CLASS A ISSUER   CLASS A2 ISSUER
UNDERWRITERS                           NOTES             NOTES             NOTES
--------------------------  ----------------  ----------------  ----------------
Barclays Capital Inc......             US$__             US$__             US$__
Lehman Brothers Inc.......             US$__             US$__             US$__
UBS Securities LLC........             US$__             US$__             US$__
                            ----------------  ----------------  ----------------
Total.....................             US$__             US$__             US$__
                            ================  ================  ================



                                   PRINCIPAL         PRINCIPAL         PRINCIPAL         PRINCIPAL
                               AMOUNT OF THE     AMOUNT OF THE     AMOUNT OF THE     AMOUNT OF THE
                            SERIES 1 CLASS B  SERIES 1 CLASS C  SERIES 2 CLASS B  SERIES 2 CLASS C
UNDERWRITERS                    ISSUER NOTES      ISSUER NOTES      ISSUER NOTES      ISSUER NOTES
--------------------------  ----------------  ----------------  ----------------  ----------------
Barclays Capital Inc......             US$__             US$__             US$__             US$__
Lehman Brothers Inc.......             US$__             US$__             US$__             US$__
UBS Securities LLC........             US$__             US$__             US$__             US$__
                            ----------------  ----------------  ----------------  ----------------
Total.....................             US$__             US$__             US$__             US$__
                            ================  ================  ================  ================



    In addition, [Barclays Bank PLC, Lehman Brothers International (Europe) and UBS Limited] have also agreed to [pay and] subscribe for the series 3 class A issuer notes and the series 4 class A1 issuer notes and [Barclays Bank PLC, Lehman Brothers International (Europe) and UBS Limited] have also agreed to pay and subscribe for the series 3 class B issuer notes, the series 3 class C issuer notes, the series 4 class B issuer notes and the series 4 class C issuer notes, none of which are being offered pursuant to this prospectus, on the closing date.


    The issuer has agreed to pay to the underwriters of the series 1 class A issuer notes a selling commission of __ per cent. of the aggregate principal amount of the series 1 class A issuer notes and a management and underwriting fee of __ per cent. of the aggregate principal amount of the series 1 class A issuer notes. The issuer has also agreed to pay to the underwriters of the series 1 class B issuer notes a selling commission of __ per cent. of the aggregate principal amount of the series 1 class B issuer notes and a management and underwriting fee of __ per cent. of the aggregate principal amount of the series 1 class B issuer notes. The issuer has also agreed to pay the underwriters of the series 1 class C issuer notes a selling commission of __ per cent. of the aggregate principal amount of the series 1 class C issuer notes and a management and underwriting fee of __ per cent. of the aggregate principal amount of the series 1 class C issuer notes.

    The issuer has agreed to pay to the underwriters of the series 2 class A issuer notes a selling commission of __ per cent. of the aggregate principal amount of the series 2 class A issuer notes and a management and underwriting fee of __ per cent. of the aggregate principal amount of the series 2 class A issuer notes. The issuer has also agreed to pay to the underwriters of the series 2 class B issuer notes a selling commission of __ per cent. of the aggregate principal amount of the series 2 class B issuer notes and a management and underwriting fee of __ per cent. of the aggregate principal amount of the series 2 class B issuer notes. The issuer has also agreed to pay the underwriters of the series 2 class C issuer notes a selling commission of __ per cent. of the aggregate principal amount of the series 2 class C issuer notes and a management and underwriting fee of __ per cent. of the aggregate principal amount of the series 2 class C issuer notes.


    The issuer has agreed to pay to the underwriters of the series 4 class A2 issuer notes a selling commission of __ per cent. of the aggregate principal amount of the series 4 class A2 issuer notes and a management and underwriting fee of __ per cent. of the aggregate principal amount of the series 4 class A2 issuer notes.

    In the event of default by an underwriter, the issuer underwriting agreement provides that in certain circumstances the issuer underwriting agreement may be terminated.

    The underwriters have advised the issuer that they propose initially to offer the series 1 class A issuer notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession up to __ per cent. for each series 1 class A issuer note. The underwriters may allow, and those dealers may re-allow, concessions up to __ per cent. of the principal balance of the series 1 class A issuer notes to some brokers and dealers.

    The underwriters have advised the issuer that they propose initially to offer the series 1 class B issuer notes and the series 1 class C issuer notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession up to __ per cent. for each series 1 class B issuer note and up to __ per cent. for each series 1 class C issuer note. The underwriters may allow, and those dealers may re-allow, concessions up to __ per cent. of the principal balance of the series 1 class B issuer notes, and up to __ per cent. of the principal balance of the series 1 class C issuer notes, to some brokers and dealers.

    The underwriters have advised the issuer that they propose initially to offer the series 2 class A issuer notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession up to __ per cent. for each series 2 class A issuer note. The underwriters may allow, and those dealers may re-allow, concessions up to __ per cent. of the principal balance of the series 2 class A issuer notes to some brokers and dealers.

    The underwriters have advised the issuer that they propose initially to offer the series 2 class B issuer notes and the series 2 class C issuer notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession up to __ per cent. for each series 2 class B issuer note and up to __ per cent. for each series 2 class C issuer note. The underwriters may allow, and those dealers may re-allow, concessions up to __ per cent. of the principal balance of the series 2 class B issuer notes and up to __ per cent of the principal balance of the series 2 class C issuer notes to some brokers and dealers.


    The underwriters have advised the issuer that they propose initially to offer the series 4 class A2 issuer notes to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession up to __ per cent. for each series 4 class A2 issuer note. The underwriters may allow, and those dealers may re-allow, concessions up to __ per cent. of the principal balance of the series 4 class A2 issuer notes to some brokers and dealers.


    Additional offering expenses are estimated to be US$__.

    The issuer and Abbey have agreed to indemnify the underwriters against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended.

    The underwriters may engage in over-allotment transactions, also known as short sales, short covering transactions, stabilising transactions and penalty bids for the offered issuer notes under Regulation M under the United States Securities Exchange Act of 1934, as amended.


       * Short sales involve the sale by the underwriters of more offered issuer notes than they are required to purchase in the offering. This type of short sale is commonly referred to as a "naked" short sale due to the fact that the underwriters do not have an option to purchase these additional offered issuer notes in the offering. The underwriters must close out any naked short position by entering into short covering transactions as described below. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered issuer notes in the open market after pricing that could adversely affect investors who purchase in the offering.

       * Short covering transactions involve purchases of the offered issuer notes in the open market after the distribution has been completed in order to cover naked short positions.

       * Stabilising transactions permit bids to purchase the offered issuer notes so long as the stabilising bids do not exceed a specified maximum.

       * Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered issuer notes originally sold by that syndicate member are purchased in a short covering transaction.


    Similar to other purchase transactions, these transactions may have the effect of raising or maintaining the market price of the offered issuer notes or preventing or retarding a decline in the market price of the offered issuer notes. As a result, these transactions may cause the prices of the offered issuer notes to be higher than they would otherwise be in the absence of those transactions. Neither the issuer nor any of the underwriters represent that any underwriter will engage in any of these transactions or that these transactions, once begun, will not be discontinued without notice at any time.

    The offered issuer notes will be registered under the United States Securities Act of 1933, as amended.

    The offered issuer notes will not be offered or sold via the internet, e-mail or through similar electronic channels except that certain underwriters may deliver copies of this prospectus via e-mail to persons who have given, and not withdrawn, their prior consent to receive copies of this prospectus in that format.


UNITED KINGDOM

    Each underwriter will represent and agree that:


       * in relation to any offered issuer notes which have a maturity of one year or more and which are to be admitted to the official list maintained by the UK Listing Authority, it has not offered or sold, and will not offer or sell, offered issuer notes to persons in the United Kingdom prior to admission of the offered issuer notes to listing in accordance with Part VI of FSMA except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, or FSMA;



       * it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activities (within the meaning of section 21 of FSMA) received by it in connection with the issue of any issuer notes in circumstances in which section 21(1) of FSMA does not apply to the issuer; and

       * it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered issuer notes in, from or otherwise involving the United Kingdom.



ITALY


    Each underwriter will represent and agree that the offering of the offered issuer notes has not been cleared by CONSOB (the Italian Securities Exchange Commission) pursuant to Italian securities legislation and, accordingly, the offered issuer notes may not be offered, sold or delivered, nor may copies of this offering circular or of any other document relating to the issuer notes be distributed in the Republic of Italy, except:



      (i)   to professional investors (operatori qualificati), as defined in
            Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July 1998, as amended; or



      (ii) in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998 (the "FINANCIAL SERVICES ACT") and Article 33, first paragraph, of CONSOB Regulation No. 11971 of 14 May 1999, as amended; or



      (iii) to an Italian resident who submits an unsolicited offer to purchase the issuer notes.



    In addition, each underwriter will represent and agree that any offer, sale or delivery of the offered issuer notes or distribution of copies of this prospectus or any other document relating to the offered issuer notes in the Republic of Italy under (i) or (ii) above must be:



      (a) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act and Legislative Decree No. 385 of 1 September 1993 (the "BANKING ACT"); and



      (b) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in the Republic of Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or ofered in the Republic of Italy and their characteristics.



    Each underwriter acknowledges that the series 1 class A issuer notes may not be placed, offered or distributed to Italian investors at any time.



THE NETHERLANDS


    Each underwriter acknowledges that the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes may not be placed, offered or distributed to investors in The Netherlands at any time.



GENERAL

    The underwriters have represented and agreed that they have complied and will comply with all applicable laws and regulations in force in any jurisdiction in which they purchase, offer, sell or deliver offered issuer notes or possess them or distribute the prospectus and will obtain any consent, approval or permission required by them for the purchase, offer, sale or delivery by them of offered issuer notes under the laws and regulations in force in any jurisdiction to which they are subject or in which they make such purchases, offers, sales or deliveries and the issuer shall have no responsibility for them. Furthermore, they will not directly or indirectly offer, sell or deliver any offered issuer notes or distribute or publish any prospectus, form of application, offering circular/prospectus, advertisement or other offering material except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations, and all offers, sales and deliveries of offered issuer notes by it will be made on the same terms.

    Neither the issuer nor the underwriters represent that offered issuer notes may at any time lawfully be sold in compliance with any application registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assume any responsibility for facilitating such sale.

    With regard to the issue of offered issuer notes, the underwriters will be required to comply with such other additional or modified restrictions (if any) as the issuer and the underwriters shall agree.

    The underwriters will, unless prohibited by applicable law, furnish to each person to whom they offer or sell offered issuer notes a copy of the prospectus as then amended or supplemented or, unless delivery of the prospectus is required by applicable law, inform each such person that a copy will be made available upon request. The underwriters are not authorised to give any information or to make any representation not contained in the prospectus in connection with the offer and sale of offered issuer notes to which the prospectus relates.

    This prospectus may be used by the underwriters for offers and sales related to market-making transactions in the offered issuer notes. Any or each of the underwriters may act as principal or agent in these transactions. These sales will be made at prices relating to prevailing market prices at the time of sale. Neither of the underwriters has any obligation to make a market in the offered issuer notes, and any market-making may be discontinued at any time without notice. The underwriters are participating in the initial distribution of the offered issuer notes.



                             REPORTS TO NOTEHOLDERS

    The issuer cash manager will prepare quarterly and annual reports that will contain information about the issuer notes. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles of any jurisdiction. Unless and until definitive issuer notes are issued, the reports will be sent to the holders of the global issuer notes. No reports will be sent to investors by the issuer cash manager.

    Beneficial owners of the issuer notes will be entitled to receive from the servicer on a monthly basis a report containing information about the loans in the mortgages trust and certain other data if they have furnished the servicer with the beneficial ownership certification described in the servicing agreement.



                    WHERE INVESTORS CAN FIND MORE INFORMATION

    The issuer has filed a registration statement for the offered issuer notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

    The cash manager and/or the servicer will file with the SEC all required periodic and special SEC reports and other information about the offered issuer notes.

    Investors may read and copy any reports, statements or other information filed with the SEC at the SEC's public reference room in Washington, D.C. Investors may request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Investors should call the SEC at 1 800 732 0330 for further information on the operation of the public reference room. SEC filings are also available to the public on the SEC's Internet site at http:// www.sec.gov.



                         LISTING AND GENERAL INFORMATION


    Application has been made to the FSA in its capacity as competent authority under FSMA, as amended (the "UK LISTING AUTHORITY"), for the issuer notes to be admitted to the official list (the "OFFICIAL LIST") maintained by the UK Listing Authority and to the London Stock Exchange plc

(the "LONDON STOCK EXCHANGE") for the issuer notes to be admitted to trading on the London Stock Exchange. It is expected that listing of the issuer notes on the Official List of the UK Listing Authority and the admission to trading of those issuer notes on the London Stock Exchange will be granted on or about __ March, 2004, subject only to the issue of the global issuer notes. Prior to listing, however, dealings will be permitted by the London Stock Exchange in accordance with its rules. Transactions will normally be effected for settlement, in the case of the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes, in dollars, in the case of the series 3 issuer notes, in euro and in the case of the series 4 class A1 issuer notes, the series 4 class B issuer notes and the series 4 class C issuer notes, in sterling and for delivery on the third working day after the date of the transaction.


    The issuer accepts responsibility for the information contained in this prospectus. To the best of the knowledge and belief of the issuer (which has taken all reasonable care to ensure that such is the case) the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of this information. The issuer accepts responsibility accordingly.

    None of the issuer, Funding, Holdings, the post-enforcement call option holder or the mortgages trustee is or has been involved since its incorporation in any legal or arbitration proceedings which may have, or have had since its incorporation, a significant effect upon the financial position of the issuer, Funding, Holdings, the post-enforcement call option holder or the mortgages trustee (as the case may be) nor, so far as the issuer, Funding, Holdings, the post-enforcement call option holder or the mortgages trustee (respectively) is aware, are any such legal or arbitration proceedings pending or threatened.

    No statutory or non-statutory accounts within the meaning of section 240(5) of the Companies Act 1985 in respect of any financial year of the issuer have been prepared. So long as the issuer notes are listed on the official list of the UK Listing Authority and are trading on the London Stock Exchange, the most recently published audited annual accounts of the issuer from time to time shall be available at the specified office of the principal paying agent in London. The issuer does not publish interim accounts.


    The latest statutory accounts of Funding have been prepared and were drawn up to 31st December, 2002. So long as the issuer notes are listed on the Official List of the UK Listing Authority and are trading on the London Stock Exchange, the most recently published audited annual accounts of Funding from time to time shall be available at the specified office of the principal paying agent in London. Funding does not normally publish interim accounts.


    Since the date of its incorporation, the issuer has not entered into any contracts or arrangements not being in the ordinary course of business other than the issuer underwriting agreement and the issuer subscription agreement.


    Since 11th December, 2003 (being the date of incorporation of the issuer) and 31st December, 2003 (being the date of the most recent financial reports of Funding), 29th December, 1998 (being the date of incorporation of Holdings), 28th April, 2000 (being the date of incorporation of the mortgages trustee) and 28th April, 2000 (being the date of incorporation of the post-enforcement call option holder), there has been (1) no material adverse change in the financial position or prospects of the issuer, Funding, Holdings, the post-enforcement call option holder or the mortgages trustee and (2) no significant change in the financial or trading position of the issuer, Funding, Holdings, the post-enforcement call option holder or the mortgages trustee.

    The issue of the issuer notes was authorised pursuant to a resolution of the board of directors of the issuer passed on __ March, 2004.


    The offered issuer notes have been accepted for clearance through DTC, Clearstream, Luxembourg and Euroclear under the following Common Codes, CUSIP numbers and ISINs:

CLASS OF ISSUER NOTES                       CUSIP      ISIN          COMMON CODE
------------------------------------------  ---------  ------------  -----------
Series 1 class A..........................  43638VAA9  US43638VAA98  018862646
Series 1 class B..........................  43638VAB7  US43638VAB71  018869845
Series 1 class C..........................  43638VAC5  US43638VAC54  018869853
Series 2 class A..........................  43638VAD3  US43638VAD38  018869870
Series 2 class B..........................  43638VAE1  US43638VAE11  018869918
Series 2 class C..........................  43638AF8   US43638AF85   018869942
Series 4 class A2.........................  43638VAG6  US43638VAG68  018869993


    Copies of the following documents may be inspected at the offices of Slaughter and May, One Bunhill Row, London EC1Y 8YY during usual business hours, on any weekday (Saturdays and public holidays excepted) for 14 days from the date of this prospectus:

       (A) the Memorandum and Articles of Association of each of the issuer, Funding, Holdings, the mortgages trustee and the post-enforcement call option holder;


       (B) the financial statements of Holmes Financing (No. 8) PLC as of 23rd January, 2004 and the independent auditors' report thereon;


       (C) the financial statements of Holmes Funding Limited as of 31st December, 2003, 31st December, 2002 and 31st December, 2001 and for each of the years ended 31st December, 2003, 31st December, 2002 and 31st December, 2001 and the independent auditors' report thereon;

       (D) prior to the closing date, drafts (subject to minor amendment) or copies, and after the closing date, copies of the following documents:


             *   the issuer underwriting agreement;

             *   the issuer subscription agreement;

             *   the issuer intercompany loan agreement;

             *   the mortgages trust deed (as amended and restated);

             *   the mortgage sale agreement (as amended and restated)

             *   the issuer deed of charge;

             *   the Funding deed of charge (as amended and restated);

             *   the Funding liquidity facility agreement (as amended);

             *   the issuer dollar currency swap agreements;

             *   the issuer euro currency swap agreements;

             *   the Funding swap agreement (as amended and restated);

             *   the issuer trust deed;

             *   the issuer paying agent and agent bank agreement;

             *   the servicing agreement (as amended and restated);

             *   the cash management agreement (as amended);

             *   the issuer cash management agreement;

             *   the Funding guaranteed investment contract;

             *   the mortgages trustee guaranteed investment contract;

             *   the issuer post-enforcement call option agreement;

             *   the bank account agreement;

             *   the issuer bank account agreement;

             * the master definitions and construction schedule (including the amended and restated master definitions and construction schedule and the issuer master definitions and construction schedule);

             *   the eighth start-up loan agreement;

             *   the corporate services agreement; and

             *   the issuer corporate services agreement;


       (E)   the independent auditors' consent letter;

       (F)   the opinion of Slaughter and May as to validity;

       (G)   the opinion of Slaughter and May as to UK tax matters;

       (H) the opinion of Cleary, Gottlieb, Steen & Hamilton as to US tax matters; and

       (I)   the opinion of Tods Murray WS as to Scots law matters.

                                    GLOSSARY

    Principal terms used in this prospectus are defined as follows:

"$", "US$", "US      the lawful currency for the time being of the United
 DOLLARS"            States of America
and "DOLLARS"

"[E]", "EURO" and    the single currency introduced at the third stage of
 "EURO"              European Economic and Monetary Union pursuant to the
                     Treaty establishing the European Communities, as amended from time to time

"[GBP]", "POUNDS"    the lawful currency for the time being of the United
 and "STERLING"      Kingdom of Great Britain and Northern Ireland


"CHF", "SFR" and     the lawful currency for the time being of the Swiss
 "SWISS FRANCS"      Confederation


"A PRINCIPAL         one of four sub-ledgers on the principal deficiency ledger
 DEFICIENCY SUB-     which specifically records any principal deficiency in
 LEDGER"             respect of any term A advances

"AA PRINCIPAL        one of four sub-ledgers on the principal deficiency ledger
 DEFICIENCY SUB-     which specifically records any principal deficiency in
 LEDGER"             respect of any term AA advances

"AAA PRINCIPAL       one of four sub-ledgers on the principal deficiency ledger
 DEFICIENCY SUB-     which specifically records any principal deficiency in
 LEDGER"             respect of any term AAA advances

"ABBEY"              Abbey National plc (see "THE ABBEY NATIONAL GROUP")

"ABBEY SVR"          the standard variable rate set by the seller which applies to all variable rate loans (other than tracker loans) beneficially owned by the seller on the seller's residential mortgage book

"ACCOUNT BANK"       Abbey National plc, situated at 21 Prescot Street, London
                     E1 8AD

"ACCRUED INTEREST"   in respect of a given date, the interest which has accrued from the last regular payment date up to that date, but which is not currently payable

"AGENT BANK"         JPMorgan Chase Bank, London Branch

"ALTERNATIVE         any transaction accounts of the mortgages trustee other
 ACCOUNTS"           than the mortgages trustee GIC account

"ALTERNATIVE         requirements which vary the insurance provisions of the
 INSURANCE           mortgage conditions
 REQUIREMENTS"


"ANTICIPATED CASH    the anticipated number of months required to accumulate
 ACCUMULATION        sufficient principal receipts to set aside the relevant
 PERIOD"             quarterly cash amount on the relevant interest payment
                     date and/or to pay the relevant bullet amount, as described further in "THE MORTGAGES TRUST -- CASH
                     MANAGEMENT OF TRUST PROPERTY -- PRINCIPAL RECEIPTS"


"ANTS" or "ABBEY     Abbey National Treasury Services plc
 NATIONAL TREASURY
 SERVICES"

"ARREARS OF          in respect of a given date, interest, principal (if
 INTEREST"           applicable) and expenses which are due and payable on that date


"ARREARS TRIGGER     either (i) the outstanding principal balance of the loans
 EVENT"              in arrears for more than 90 days divided by the
                     outstanding principal balance of all of the loans in the mortgages trust (expressed as a percentage) exceeds 2 per cent. or (ii) if the issuer, any new issuer or any previous issuer does not exercise its option to redeem the notes, any new notes or any previous notes issued by the issuer, any new issuer or any previous issuer (as the case may be) on the relevant date pursuant to the terms and conditions of the notes, any new notes or any previous notes


"ASSET TRIGGER       the occurrence of an amount being debited to the AAA
 EVENT"              principal deficiency sub-ledger


"AUTHORISED          Barclays Bank PLC, authorised under section 31 of the
 ADVISER"            FSMA, the adviser to the issuer in relation to compliance
                     with UK listing rules


"AUTHORISED          means:
 INVESTMENTS"


                     (a) sterling gilt-edged securities;

                     (b) sterling demand or time deposits, certificates of
                         deposit and short-term debt obligations (including commercial paper) provided that in all cases such investments have a maturity date falling no later than the next following interest payment date and the short-term unsecured, unguaranteed and unsubordinated debt obligations of the issuing or guaranteeing entity or the entity with which the demand or time deposits are made (being an authorised person under the FSMA) are rated at least equal to either A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch or their equivalents by three other internationally recognised rating agencies; and

                     (c) in the case of collateral provided by the relevant
                         issuer swap provider and/or the Funding swap provider, such demand or time deposit in such currency as is approved by the rating agencies in respect of the relevant issuer swap agreement and/or the Funding swap agreement


"BANK ACCOUNT        the agreement entered into on 26th July, 2000 between the
 AGREEMENT"          account bank, the mortgages trustee and Funding which
                     governs the operation of the mortgages trustee GIC account, the Funding GIC account and the Funding transaction account

"BASIC TERMS         the modification of terms, including altering the amount,
 MODIFICATION"       rate or timing of payments on the issuer notes, the
                     currency of payment, the priority of payments or the quorum or majority required in relation to these terms

"BBB PRINCIPAL       one of two sub-ledgers on the principal deficiency ledger
 DEFICIENCY SUB-     which specifically records any principal deficiency in
 LEDGER"             respect of any term BBB advances

"BBR"                the Bank of England repo rate

"BENEFICIARIES"      both Funding and the seller together as beneficiaries of
                     the mortgages trust

"BOOKING FEE"        a fee payable by the borrower in respect of applications
                     for certain types of loans

"BORROWER"           in relation to a loan, the individual or individuals
                     specified as such in the relevant mortgage together with the individual or individuals (if any) from time to time assuming an obligation to repay such loan or any part of it

"BULLET AMOUNT"      means:

                     (a) in respect of the previous series 2 term AAA advance
                         made by Holmes Financing (No. 1) PLC, the sum of [GBP]650,000,000;

                     (b) in respect of the previous series 3 term AAA advance
                         made by Holmes Financing (No. 1) PLC, the sum of [GBP]575,000,000;

                     (c) in respect of the previous series 4 term AAA advance
                         made by Holmes Financing (No. 1) PLC, the sum of [GBP]250,000,000;

                     (d) in respect of the previous series 2 term AAA advance
                         made by Holmes Financing (No. 3) PLC, the sum of [GBP]750,000,000;

                     (e) in respect of the previous series 2 term AAA advance
                         made by Holmes Financing (No. 4) PLC, the sum of [GBP]490,000,000;

                     (f) in respect of the previous series 4 term AAA advance
                         made by Holmes Financing (No. 4) PLC, the sum of [GBP]350,000,000;

                     (g) in respect of the previous series 2A1 term AAA advance made by Holmes Financing (No. 5) PLC, the sum of [GBP]527,500,000;

                     (h) in respect of the previous series 2A2 term AAA advance made by Holmes Financing (No. 5) PLC, the sum of [GBP]170,000,000;

                     (i) in respect of the previous series 3A1 term AAA advance made by Holmes Financing (No. 5) PLC, the sum of [GBP]375,000,000;

                     (j) in respect of the previous series 2 term AAA advance
                         made by Holmes Financing (No. 6) PLC, the sum of [GBP]801,077,000;

                     (k) in respect of the previous series 3 term AAA advance
                         made by Holmes Financing (No. 6) PLC, the sum of [GBP]633,500,000;

                     (l) in respect of the previous series 4A1 term AAA advance made by Holmes Financing (No. 6) PLC, the sum of [GBP]641,026,000;

                     (m) in respect of the previous series 4A2 term AAA advance made by Holmes Financing (No. 6) PLC, the sum of [GBP]129,230,000;

                     (n) in respect of the previous series 2 term AAA advance
                         made by Holmes Financing (No. 7) PLC, the sum of [GBP]803,340,000;

                     (o) in respect of the issuer series 1 term AAA advance, the sum of [GBP]*;

                     (p) in respect of the issuer series 2 term AAA advance, the sum of [GBP]*; and

                     (q) in respect of any new term advance, scheduled for
                         repayment in full on a single interest payment date, the principal due in respect of such new term advance (if any)

"BULLET TERM         any term advance which is scheduled to be repaid in full
 ADVANCE"            on one interest payment date. Issuer bullet term advances
                     will be deemed to be pass-through term advances if:

                     (a) an issuer bullet term advance is not repaid in full on its scheduled repayment date;

                     (b) a trigger event occurs;

                     (c) the issuer security is enforced; or

                     (d) the Funding security is enforced

"BUNGALOW"           a one storeyed house

"BUSINESS DAY"       a day that is a London business day, a New York business
                     day and a TARGET business day

"CALENDAR YEAR"      a year from the beginning of 1st January to the end of
                     31st December

"CAPITALISED"        means, in respect of a fee or other amount, added to the
                     principal balance of a loan

"CAPPED RATE         loans that are subject to a maximum rate of interest and
 LOANS"              charge interest at the lesser of the SVR (or, as the case
                     may be, the tracker rate) or the specified capped rate


"CASH ACCUMULATION   a ledger maintained by the cash manager for Funding, which
 LEDGER"             records the amounts accumulated by Funding to be set aside as a quarterly cash amount on the relevant interest payment date in the cash accumulation sub-ledger and/or to pay the amounts due on the bullet term advances and/or, as applicable, the scheduled amortisation term advances

"CASH ACCUMULATION   the period of time estimated to be the number of months
 PERIOD"             prior to the relevant interest payment date of a bullet
                     amount and, in the case of the issuer series 1 term AAA advance, of a quarterly cash amount necessary for Funding to accumulate sufficient principal receipts so that ultimately the relevant class of notes will be redeemed in full in the amount of the relevant bullet amount, or the quarterly cash amounts set aside, as the case may be, as described further in "THE MORTGAGES TRUST -- CASH
                     MANAGEMENT OF TRUST PROPERTY -- PRINCIPAL RECEIPTS"

"CASH ACCUMULATION   a sub-ledger of such name on the cash accumulation ledger
 SUB-LEDGER"         which will record the quarterly cash amounts in relation
                     to the issuer series 1 term AAA advance on the relevant interest payment dates falling in July 2004, October 2004, January 2005 and April 2005

"CASH MANAGEMENT     the cash management agreement entered into on 26th July,
 AGREEMENT"          2000 (as amended on 29th November, 2000 and to be further
                     amended on the closing date) between the cash manager, the mortgages trustee, Funding and the security trustee, as described further in "CASH MANAGEMENT FOR THE MORTGAGES
                     TRUSTEE AND FUNDING"


"CASH MANAGER"       Abbey National plc, acting, pursuant to the cash
                     management agreement, as agent for the mortgages trustee, Funding and the security trustee, inter alia, to manage all cash transactions and maintain certain ledgers on behalf of the mortgages trustee, Funding and the security trustee

"CASHBACK"           the agreement by the seller to pay an amount to the
                     relevant borrower on the completion of the relevant loan


"CCA"                the Consumer Credit Act 1974


"CHALET"             a house with overhanging eaves

"CLASS A ISSUER      the series 1 class A issuer notes, the series 2 class A
 NOTES"              issuer notes, the series 3 class A issuer notes and the
                     series 4 class A issuer notes


"CLASS A ISSUER      an enforcement notice served by the note trustee in
 NOTE ENFORCEMENT    relation to the enforcement of the class A issuer notes
 NOTICE"             following a class A issuer note event of default

"CLASS A ISSUER      an event of default under the provisions of number 9(A) of
 NOTE EVENT OF       the issuer notes where the issuer is the defaulting party
 DEFAULT"

"CLASS B ISSUER      an enforcement notice served by the note trustee in
 NOTE ENFORCEMENT    relation to the enforcement of the class B issuer notes
 NOTICE"             following a class B issuer note event of default

"CLASS B ISSUER      an event of default under the provisions of number 9(B) of
 NOTE EVENT OF       the issuer notes where the issuer is the defaulting party
 DEFAULT"

"CLASS C ISSUER      an enforcement notice served by the note trustee in
 NOTE ENFORCEMENT    relation to the enforcement of the class C issuer notes
 NOTICE"             following a class C issuer note event of default

"CLASS A             Barclays Capital Inc., Lehman Brothers Inc. and UBS
 UNDERWRITERS"       Securities LLC

"CLASS A PREVIOUS    the series 1 class A previous notes, the series 2 class A
 NOTES"              previous notes, the series 3 class A previous notes, the
                     series 4 class A previous notes and the series 5 class A previous notes

"CLASS A OFFERED     the series 1 class A issuer notes, the series 2 class A
 ISSUER NOTES"       issuer notes and the series 4 class A2 issuer notes

"CLASS C ISSUER      an event of default under the provisions of number 9(C) of
 NOTE EVENT OF       the issuer notes where the issuer is the defaulting party
 DEFAULT"


"CLASS B ISSUER      the series 1 class B issuer notes, the series 2 class B
 NOTES"              issuer notes, the series 3 class B issuer notes and the
                     series 4 class B issuer notes

"CLASS B/C OFFERED   the series 1 class B issuer notes, the series 1 class C
 ISSUER NOTES"       issuer notes, the series 2 class B issuer notes and the
                     series 2 class C issuer notes

"CLASS C ISSUER      the series 1 class C issuer notes, the series 2 class C
 NOTES"              issuer notes, the series 3 class C issuer notes and the
                     series 4 class C issuer notes

"CLASS B PREVIOUS    the series 1 class B previous notes, the series 2 class B
 NOTES"              previous notes, the series 3 class B previous notes, the
                     series 4 class B previous notes and the series 5 class B previous notes


"CLASS B/C           Barclays Capital Inc., Lehman Brothers Inc. and UBS
 UNDERWRITERS"       Securities LLC


"CLASS C PREVIOUS    the series 1 class C previous notes, the series 2 class C
 NOTES"              previous notes, the series 3 class C previous notes, the
                     series 4 class C previous notes and the series 5 class C previous notes

"CLASS D PREVIOUS    the series 3 class D previous notes
 NOTES"

"CLASS M PREVIOUS    the series 1 class M previous notes, the series 2 class M
 NOTES"              previous notes, the series 3 class M previous notes and
                     the series 4 class M previous notes

"CLEARING AGENCY"    an agency registered under the provisions of section 17A
                     of the United States Securities Exchange Act of 1934

"CLEARING            a corporation within the meaning of the New York Uniform
 CORPORATION"        Commercial Code

"CLEARSTREAM,        Clearstream Banking, societe anonyme
 LUXEMBOURG"


"CLOSING DATE"       * April, 2004"



"CML"                Council of Mortgage Lenders


"CODE"               United States Internal Revenue Code of 1986

"COMMON              JPMorgan Chase Bank, London Branch
 DEPOSITARY"

"CONVERTED"          a property converted into one or more residential
                     dwellings that was either previously used for non-residential purposes or comprised a different number of residential dwellings

"CORE TERMS"         the main subject matter of the contract

"CORPORATE           the agreement entered into on 26th July, 2000 between the
 SERVICES            corporate services provider, Holdings, Holmes Financing
 AGREEMENT"          (No. 1) PLC, Funding, the mortgages trustee, the post
                     enforcement call option holder, Abbey National plc, the previous security trustee and the security trustee which governs the provision of corporate services by the corporate services provider to the Holmes Financing (No.
                     1) PLC, Funding, the mortgages trustee, Holdings and the post enforcement call option holder

"CORPORATE           SPV Management Limited
 SERVICES
 PROVIDER"

"CPR"

                     on any calculation date means the annualised principal repayment rate of all the loans comprised in the trust property during the previous calculation period calculated as follows:

                     1 - ((1 - R) ^ (12))

                     where "R" equals the result (expressed as a percentage) of the total principal receipts received during the period of one month (or, if shorter, from and including the closing date) ending on that calculation date divided by the aggregate outstanding principal balance of the loans comprised in the trust property as at the first day of that period

"CRYSTALLISE"        when a floating charge becomes a fixed charge

"CURRENT FUNDING     the share of Funding in the trust property on the closing
 SHARE"              date, calculated in accordance with the formula described
                     in "THE MORTGAGES TRUST -- FUNDING SHARE OF THE TRUST
                     PROPERTY"

"CURRENT FUNDING     the percentage share of Funding in the trust property on
 SHARE PERCENTAGE"   the closing date, calculated in accordance with the
                     formula described in "THE MORTGAGES TRUST -- FUNDING SHARE
                     OF THE TRUST PROPERTY"

"CURRENT             the previous intercompany loan agreements and the issuer
 INTERCOMPANY LOAN   intercompany loan agreement
 AGREEMENTS"

"CURRENT             the previous intercompany loans and the issuer
 INTERCOMPANY        intercompany loan
 LOANS"

"CURRENT LOANS"      loans contained in the current portfolio

"CURRENT             mortgages contained in the current portfolio
 MORTGAGES"

"CURRENT NOTES"      the previous notes and the issuer notes

"CURRENT             the current loans, the current mortgages and the current
 PORTFOLIO"          related security, and any accrued interest on the current
                     loans and other amounts derived from the current loans and other amounts, held on trust by the mortgages trustee on the closing date

"CURRENT RELATED     the current mortgages and other security for the current
 SECURITY"           loans contained in the current portfolio

"CURRENT SELLER      the share of the seller in the trust property on the
 SHARE"              closing date, calculated in accordance with the formula
                     described in "THE MORTGAGES TRUST -- SELLER SHARE OF THE
                     TRUST PROPERTY"

"CURRENT SELLER      the percentage share of the seller in the trust property
 SHARE PERCENTAGE"   on the closing date, calculated in accordance with the
                     formula described in "THE MORTGAGES TRUST -- SELLER SHARE
                     OF THE TRUST PROPERTY"

"CURRENT START-UP    the first start-up loan agreement, the second start-up
 LOAN AGREEMENTS"    loan agreement, the third start-up loan agreement, the
                     fourth start-up loan agreement, the fifth start-up loan agreement, the sixth start-up loan agreement, the seventh startup loan agreement and the eighth start-up loan agreement

"CURRENT SWAP        the previous swap agreements and the issuer swap
 AGREEMENTS"         agreements

"CURRENT SWAP        the occurrence of an event of default (as defined in the
 PROVIDER DEFAULT"   relevant current swap agreement) where the relevant
                     current swap provider is the defaulting party (as defined in the relevant current swap agreement)

"CURRENT SWAP        the previous swap providers and the issuer swap providers
 PROVIDERS"


"CURRENT TERM AAA    the previous term AAA advances (to the extent outstanding)
 ADVANCES"           and the issuer term AAA advances

"CURRENT TERM AA     the previous term AA advances (to the extent outstanding)
 ADVANCES"           and the issuer term AA advances



"CURRENT TERM A      the previous term (to the extent outstanding) A advances
 ADVANCES"

"CURRENT TERM        the previous term advances (to the extent outstanding) and
 ADVANCES"           the issuer term advances

"CURRENT TERM BBB    the previous term BBB advances and the issuer term BBB
 ADVANCES"           advances (to the extent outstanding)


"DTC"                The Depository Trust Company

"DTI"                the Department of Trade and Industry

"DEFERRED            the consideration payable to the seller in respect of the
 CONSIDERATION"      loans assigned to the mortgages trustee from time to time, which is payable out of Funding available revenue receipts after making payments of a higher order of priority as set out in the Funding pre-enforcement revenue priority of payments and the Funding post-enforcement priority of payments

"DILIGENCE"          the process (under Scots Law) by which a creditor attaches the property of a debtor to implement or secure a court decree or judgment

"DISTRIBUTION        the eighth day of each month or, if not a London business
 DATE"               day, the next succeeding London business day and any other day on which Funding acquires a further interest in the trust property

"DISTRIBUTION        the period from (and including) one distribution date, to
 PERIOD"             (but excluding) the next distribution date and in respect
                     of the first distribution date, the period from (and including) the closing date to (but excluding) the first distribution date


"DISTRIBUTION        the amount produced by applying a rate equal to the
 PERIOD FUNDING      weighted average of:
 AMOUNT"

                    (i) the average of the standard variable mortgage rates or their equivalent charged to existing borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Alliance & Leicester plc, Halifax plc, Lloyds TSB plc, HSBC Bank plc, National Westminster Bank Plc and Woolwich plc (and where those banks have more than one standard variable rate, the highest of those rates);

                    (ii)   the rates of interest payable on the tracker loans;
                           and

                    (iii) the rates of interest payable on the fixed rate loans (including those capped rate loans that are subject to the specified capped rate of interest),

                     to the notional amount of the Funding swap

"DISTRIBUTION        the amount produced by applying LIBOR for three-month
 PERIOD SWAP         sterling deposits (as determined in respect of the
 PROVIDER AMOUNT"    corresponding interest period under the intercompany
                     loans) plus a spread for the relevant distribution period to the notional amount of the Funding swap

"DOWNGRADE           the occurrence of an additional termination event
 TERMINATION         following the failure by Funding swap provider or the
 EVENT"              relevant issuer swap provider, as applicable, to comply
                     with the ratings downgrade provisions set out in the Funding swap agreement or the relevant issuer swap agreement

"DOWNGRADE           a termination payment due and payable to the Funding swap
 TERMINATION         provider or the relevant issuer swap provider, as
 PAYMENT"            applicable, following the occurrence of a downgrade
                     termination event, save to the extent that such termination payment may be satisfied by any swap replacement payment made to Funding or the issuer following a downgrade termination event in respect of the relevant swap and applied in accordance with the relevant order of priority of payments


"EARLY REPAYMENT     any fee which a borrower is required to pay in the event
 FEE"                that he or she is in default or his or her loan becomes
                     repayable for any other mandatory reason or he or she repays all or any part of the relevant loan before a specified date


"EIGHTH START-UP     the loan made by the start-up provider to Funding under
 LOAN"               the eighth start-up loan agreement, which will be used in
                     part to fund the first reserve fund


"EIGHTH START-UP     the agreement to be entered into on the closing date
 LOAN AGREEMENT"     between the start-up loan provider and Funding under which the eighth start-up loan will be made by the start-up provider to Funding

"ENGLISH LOAN"       a loan secured by an English mortgage

"ENGLISH MORTGAGE"   a mortgage secured over a property in England or Wales

"ENGLISH MORTGAGE    the mortgage conditions applicable to English loans
 CONDITIONS"

"ERISA"              the US Employee Retirement Income Security Act of 1974.
                     See further "ERISA CONSIDERATIONS"

"EURIBOR"            EURIBOR will be determined by the agent bank on the
                     following basis:


                     (1) on the interest determination date applicable to the
                         series 3 issuer notes, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for deposits in euro for the relevant interest period (or, in the case of the first interest period, a linear interpolation of such offered quotations for three-month and four-month euro deposits (rounded upwards, if necessary, to five decimal places).


                     This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No. 248. If the Moneyline Telerate Screen No. 248 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuer with the approval of the note trustee will be used.


                     In each of these cases, the determination will be made as at or about 11.00 a.m., Brussels time, on that date. This is called the screen rate for the series 3 issuer notes;


                     (2) if, on any such interest determination date, the screen rate is unavailable, the agent bank will:


                         * request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to prime banks for euro deposits of the equivalent amount, and for the relevant period, in the Eurozone inter-bank market as at or about 11.00 a.m. (Brussels time); and

                         * calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

                     (3) if, on any such interest determination date, the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2); and


                     (4) if, on any such interest determination date, fewer than two reference banks provide quotations, the agent bank will consult with the note trustee and the issuer for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which (1) or (2) was applicable


"EUROCLEAR"          Euroclear Bank S.A./N.V., as operator of the Euroclear
                     System


"EXCESS SWAP         any amount of collateral provided to the issuer by any
 COLLATERAL"         swap provider in respect of any swap which exceeds the
                     termination payment due from such swap provider in respect of such swap

"EXPECTED            the ensemble of (i) the portfolio of loans making up the
 PORTFOLIO"          trust property as at 23rd January, 2004 and (ii) the
                     portfolio of new loans, again as at 23rd January, 2004, from which the new loans to be assigned by the seller to the mortgages trustee by the closing date shall be drawn, in each case together with their related security, accrued interest and other amounts derived from such loans


"FIFTH START-UP      the loan made by the start-up loan provider to Funding
 LOAN"               under the fifth start-up loan agreement

"FIFTH START-UP      the agreement entered into on 8th November, 2001 between
 LOAN AGREEMENT"     the start-up loan provider and Funding under which the
                     fifth start-up loan was made by the start-up loan provider to Funding

"FINAL MATURITY      in respect of the series 1 class A issuer notes means the
 DATE"               interest payment date falling in [April 2005];

                     in respect of the series 1 class B issuer notes means the interest payment date falling in [July 2040];

                     in respect of the series 1 class C issuer notes means the interest payment date falling in [July 2040];

                     in respect of the series 2 class A issuer notes means the interest payment date falling in [April 2011];

                     in respect of the series 2 class B issuer notes means the interest payment date falling in [July 2040];

                     in respect of the series 2 class C issuer notes means the interest payment date falling in [July 2040];


                     in respect of the series 3 class A issuer notes means the interest payment date falling in [April 2020];


                     in respect of the series 3 class B issuer notes means the interest payment date falling in [July 2040];

                     in respect of the series 3 class C issuer notes means the interest payment date falling in [July 2040];

                     in respect of the series 4 class A1 issuer notes means the interest payment date falling in [July 2040];

                     in respect of the series 4 class A2 issuer notes means the interest payment date falling in [July 2040];

                     in respect of the series 4 class B issuer notes means the interest payment date falling in [July 2040]; and

                     in respect of the series 4 class C issuer notes means the interest payment date falling in [July 2040]

"FINAL REPAYMENT     in respect of the issuer intercompany loan means the
 DATE"               interest payment date falling in [July 2040]


"FIRST RESERVE       an amount provided from part of the proceeds of the first
 FUND"               start-up loan, the second start-up loan, the third start-
                     up loan, the previous issuer term BB advance by Holmes
                     Financing (No. 4) PLC and the eighth start-up loan, as withdrawn and credited from time to time, which may be used by Funding to meet any deficit in revenue or to repay amounts of principal, as described further in "CREDIT
                     STRUCTURE -- FIRST RESERVE FUND"



"FIRST RESERVE       [GBP][330] million, but if the previous notes issued by
 FUND REQUIRED       Holmes Financing (No. 3) PLC and the previous notes issued
 AMOUNT"             by Holmes Financing (No. 4) PLC (other than the series 3
                     class D previous notes and the series 4 previous notes issued by Holmes Financing (No. 4) PLC) are redeemed in full in July 2006, then the first reserve fund required amount shall reduce (subject to rating agency approval of the amount) by an amount of [GBP]45,000,000 and if the previous notes (other than the series 1 class A previous notes and the series 2 class A previous notes) issued by Holmes Financing (No. 5) PLC are redeemed in full in October 2006, then the first reserve fund required amount shall reduce (subject to rating agency approval of the amount) by an additional amount of [GBP]40,000,000. If, on the interest payment date falling in April 2008, Holmes
                     Financing (No. 6) PLC exercises its option to redeem the previous issuer notes issued by it (other than the series
                     1 class A previous notes and the series 2 class A previous notes), then the first reserve fund required amount will decrease (subject to rating agency approval) by an additional amount of approximately [GBP]80,000,000. If, on the interest payment date falling in January 2009, the issuer exercises its option to redeem the issuer notes issued by it (other than its series 1 class A issuer notes), then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) by an additional amount of approximately [GBP]*

"FIRST RESERVE       means an amount equal to the sum of the first reserve fund
 FUND ADDITIONAL     required amount and (a) if an arrears trigger event has
 REQUIRED AMOUNT"    occurred under item (i) only of the arrears trigger event
                     definition, [GBP]34 million, (b) if an arrears trigger event has occurred under item (ii) only of the arrears trigger event definition, [GBP]85 million, or (c) if an arrears trigger event has occurred under both items (i) and (ii) of the arrears trigger event definition, [GBP]119 million

"FIRST RESERVE       the outstanding previous term AAA advances made by Holmes
 FUND TERM           Financing (No. 1) PLC, the previous series 2 term AAA
 ADVANCES"           advance made by Holmes Financing (No. 3) PLC, the previous series 2 term AAA advance and the previous series 4 term
                     AAA advance made by Holmes Financing (No. 4) PLC, the previous series 2 term AAA advances and the previous series 3A1 term AAA advance made by Holmes Financing (No.
                     5) PLC, the previous series 2 term AAA advance, the previous series 3 term AAA advance and the previous series
                     4 term AAA advances made by Holmes Financing (No. 6) PLC, the previous series 1 term AAA advance, the previous series 2 term

                     AAA advance and the previous series 3 term AAA advance made by Holmes Financing (No. 7) PLC and the issuer series 1 term AAA advance, the issuer series 2 term AAA advance and the issuer series 3 term AAA advance


"FIRST RESERVE       a ledger maintained by the cash manager to record the
 LEDGER"             amount credited to the first reserve fund from the current start-up loans, and subsequent withdrawals and deposits in respect of the first reserve fund

"FIRST START-UP      the loan made by the previous start-up loan provider to
 LOAN"               Funding under the first start-up loan agreement which was
                     used in part to fund the first reserve fund

"FIRST START-UP      the agreement entered into on 26th July, 2000 between the
 LOAN AGREEMENT"     previous start-up loan provider and Funding under which
                     the first start-up loan was made by the previous start-up loan provider to Funding

"FITCH"              Fitch Ratings Ltd.

"FIXED SECURITY"     a form of security which means that the chargor is not
                     allowed to deal with the assets subject to the charge without the consent of the chargee

"FLAT" a set of rooms, usually on one floor, forming a complete residence which is equivalent to an apartment


"FLEXIBLE LOAN"      a type of loan product that typically incorporates
                     features that give the borrower options to, among other things, make further drawings on the loan account and/or to overpay or underpay interest and principal in a given month and, for the avoidance of doubt, includes flexible plus loans



"FLEXIBLE PLUS       a flexible loan documented under the flexible plus
 LOAN"               mortgage conditions 2003 and described in "THE LOANS --
                     CHARACTERISTICS OF THE LOANS -- FLEXIBLE LOANS"


"FLOATING CHARGE"    a form of charge which is not attached to specific assets
                     but which "FLOATS" over a class of them and which allows the chargor to deal with those assets in the every day course of its business, up until the point that the floating security is enforced, at which point it crystallises into a fixed security

"FOURTH START-UP     the loan made by the start-up loan provider to Funding
 LOAN"               under the fourth start-up loan agreement

"FOURTH START-UP     the agreement entered into on 5th July, 2001 between the
 LOAN AGREEMENT"     start-up loan provider and Funding under which the fourth
                     start-up loan was made by the start-up loan provider to Funding

"FSA"                the Financial Services Authority

"FSMA"               the Financial Services and Markets Act 2000

"FUNDING"            Holmes Funding Limited

"FUNDING 2"          a new entity, being a wholly owned subsidiary of Holdings, which may be established by Holdings, from time to time to issue new notes and (with the agreement of the seller and Funding) to acquire an interest in the trust property

"FUNDING AVAILABLE   an amount equal to the sum of:
 PRINCIPAL
 RECEIPTS"

                     (a) all Funding principal receipts;

                     (b) all Funding principal receipts standing to the credit
                         of the cash accumulation ledger which are to be applied on the next interest payment date to repay a bullet term advance and/or, as applicable, a scheduled amortisation term advance and for the avoidance of doubt, if the next interest payment date falls in April 2005, all quarterly cash amounts standing to the credit of the cash accumulation sub-ledger are to be applied on such interest payment date to repay the bullet term advance in respect of the issuer series 1 term AAA advance;

                     (c) the amount (if any) credited to the principal
                         deficiency ledger pursuant to items (F), (H), (J) and
                         (L) in the Funding pre-enforcement revenue priority of payments;

                     (d) prior to enforcement of the Funding security or the
                         occurrence of a trigger event, amounts available to be drawn under the Funding liquidity facility; and

                     (e) in respect of the first reserve fund term advances, the amount standing to the credit of the first reserve ledger and the Funding liquidity reserve ledger (if applicable) (but less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (A) to (N) (inclusive) of the Funding pre-enforcement revenue priority of payments)

                     less

                     (f) the amount of Funding principal receipts to be applied on the next interest payment date to pay items (A) to
                         (E) (inclusive), (G), (I) and (K) of the Funding pre-enforcement revenue priority of payments


"FUNDING AVAILABLE   an amount equal to the sum of:
 REVENUE RECEIPTS"

                     (a) all mortgages trust available revenue receipts
                         distributed to Funding during the interest period ending on the immediately following interest payment date;


                     (b) other net income of Funding including all amounts of
                         interest received on amounts standing to the credit of the Funding GIC account, the Funding transaction account and/or the Funding liquidity facility stand-by account and/or authorised investments and/or amounts received by Funding under the Funding swap agreement (other than any early termination amount received by Funding under the Funding swap agreement and any amount standing to the credit of the Funding collateral account including interest thereon, subject to the circumstances described in "COLLATERAL IN THE FUNDING POST-ENFORCEMENT PRIORITY OF PAYMENT"), in each case to be received on or prior to the immediately following interest payment date; and


                     (c) the amount standing to the credit of the reserve
                         ledgers


"FUNDING             the designated bank account of Funding into which
 COLLATERAL          collateral posted by the Funding swap provider will be
 ACCOUNT"            deposited if required pursuant to the Funding swap
                     agreement


"FUNDING DEED OF     the deed of charge entered into on 26th July, 2000 between
 CHARGE"             Funding, Holmes Financing (No. 1) PLC, the corporate
                     services provider, the account bank, the Funding GIC provider, the security trustee, the seller, the start-up loan providers, the cash manager and the Funding swap provider and acceded to on 29th November, 2000 by Holmes

                     Financing (No. 2) PLC, on 23rd May, 2001 by Holmes Financing (No. 3) PLC, on 5th July, 2001 by Holmes Financing (No. 4) PLC, on 8th November, 2001 by Holmes Financing (No. 5) PLC, amended and restated and acceded to by Holmes Financing (No. 6) PLC on 7th November, 2002, acceded to by Holmes Financing (No. 7) PLC on 26th March, 2003 and to be acceded to by the issuer on the closing date


"FUNDING GIC         the account of Funding held at Abbey National plc at 21
 ACCOUNT"            Prescot Street, London E1 8AD. Amounts deposited to the
                     credit of the Funding GIC account will receive a rate of interest determined in accordance with the Funding guaranteed investment contract

"FUNDING GIC         Abbey National plc
 PROVIDER"

"FUNDING             the guaranteed investment contract entered into on 26th
 GUARANTEED          July, 2000 between Funding and the Funding GIC provider
 INVESTMENT          under which the Funding GIC provider agrees to pay Funding
 CONTRACT"           a guaranteed rate of interest on the balance of the
                     Funding GIC account, as described further in "CREDIT
                     STRUCTURE -- MORTGAGES TRUSTEE GIC ACCOUNT/ FUNDING GIC
                     ACCOUNT"

"FUNDING LIQUIDITY   the liquidity facility agreement entered into on 26th
 FACILITY            July, 2000 and made between Funding and the Funding
 AGREEMENT"          liquidity facility provider in relation to the provision
                     of a [GBP]25,000,000 liquidity facility to Funding, as described further in "CREDIT STRUCTURE -- FUNDING
                     LIQUIDITY FACILITY"


"FUNDING LIQUIDITY   a ledger maintained by the cash manager to record drawings
 FACILITY LEDGER"    made under the Funding liquidity facility and repayments
                     of those drawings


"FUNDING LIQUIDITY   The Royal Bank of Scotland plc, acting through its offices
 FACILITY            at Waterhouse Square, 138-142 Holborn, London EC1N 2TH
 PROVIDER"

"FUNDING LIQUIDITY   the designated bank account of Funding into which the
 FACILITY STAND-BY   undrawn amounts of the Funding liquidity facility will be
 ACCOUNT"            deposited if the Funding liquidity facility provider does
                     not extend the Funding liquidity facility commitment period or if the rating of the Funding liquidity facility provider falls below the requisite ratings as described in "CREDIT STRUCTURE -- FUNDING LIQUIDITY FACILITY"

"FUNDING LIQUIDITY   reserve fund established on downgrade of the long-term
 RESERVE FUND"       rating of the seller assigned by Fitch or Moody's to meet
                     interest and principal (in limited circumstances) on all the outstanding notes


"FUNDING LIQUIDITY   a ledger maintained by the cash manager to record the
 RESERVE LEDGER"     amounts credited to the Funding liquidity reserve fund
                     from Funding available revenue receipts and from Funding available principal receipts up to the Funding liquidity reserve required amount and drawings made under the Funding liquidity reserve fund


"FUNDING LIQUIDITY   an amount calculated in accordance with the formula set
 RESERVE REQUIRED    out in the "CREDIT STRUCTURE -- FUNDING LIQUIDITY RESERVE
 AMOUNT"             FUND"


"FUNDING LIQUIDITY   where there are insufficient amounts to repay principal on
 SHORTFALL"          the outstanding previous term AAA advances made by Holmes
                     Financing (No. 1) PLC, the previous series 2 term AAA advance made by Holmes Financing (No. 3) PLC, the previous series 2 term AAA advance and the previous series 4 term
                     AAA advance made by Holmes Financing (No. 4) PLC, the previous series 2 term AAA advances and the previous series 3A1 term AAA advance made by Holmes Financing (No.
                     5) PLC, the previous series 2 term AAA advance, the previous series 3 term AAA advance and the previous series
                     4 term AAA advances made by Holmes Financing (No. 6) PLC, the previous series

                     1 term AAA advance, the previous series 2 term AAA advance and the previous series 3 term AAA advance made by Holmes Financing (No. 7) PLC and the issuer series 1 term AAA advance, the issuer series 2 term AAA advance and the issuer series 3 term AAA advance, after taking into account the amount available for drawing under the previous issuer liquidity facility and/or, as applicable, the funding liquidity reserve fund amount for the funding liquidity reserve fund

"FUNDING LIQUIDITY   the sum of (i) any additional amounts due to any
 SUBORDINATED        withholding taxes and increased costs on the provision of
 AMOUNTS"            the Funding liquidity facility and (ii) any additional
                     costs incurred by the Funding liquidity facility provider to comply with the requirements of the Bank of England, the FSA and/or the European Central Bank and/or changes to the capital adequacy rules applicable to the Funding liquidity facility provider and Funding


"FUNDING POST-       the order in which, following the enforcement of the
 ENFORCEMENT         Funding security, the security trustee will apply the
 PRIORITY OF         amounts received following enforcement of the Funding
 PAYMENTS"           security, as set out in "SECURITY FOR FUNDING'S
                     OBLIGATIONS"

"FUNDING PRE-        the order in which, prior to enforcement of the Funding
 ENFORCEMENT         security, the cash manager will apply the Funding
 PRINCIPAL           available principal receipts on each interest payment
 PRIORITY OF         date, as set out in "SECURITY FOR FUNDING'S OBLIGATIONS"
 PAYMENTS"

"FUNDING PRE-        the order in which, prior to enforcement of the Funding
 ENFORCEMENT         security, the cash manager will apply the Funding
 REVENUE PRIORITY    available revenue receipts on each interest payment date,
 OF PAYMENTS"        as set out in "SECURITY FOR FUNDING'S OBLIGATIONS"

"FUNDING PRINCIPAL   a ledger maintained by the cash manager to record the
 LEDGER"             amount of principal receipts received by Funding from the
                     mortgages trustee on each distribution date

"FUNDING PRINCIPAL   the principal receipts paid by the mortgages trustee to
 RECEIPTS"           Funding on each distribution date


"FUNDING RESERVE     the amount credited to the Funding reserve fund from the
 FUND"               excess Funding available revenue receipts after Funding
                     has paid all of its obligations in respect of items ranking higher than item (U) of the Funding pre-enforcement revenue priority of payments on each interest payment date as described further in "CREDIT STRUCTURE --
                     FUNDING RESERVE FUND"

"FUNDING RESERVE     a ledger maintained by the cash manager to record the
 LEDGER"             amount credited to the Funding reserve fund from the
                     excess Funding available revenue receipts after Funding has paid all of its obligations in respect of items ranking higher than item (U) of the Funding pre-enforcement revenue priority of payments on each interest payment date, and any subsequent withdrawals in respect of the Funding reserve fund

"FUNDING RESERVE     *
 REQUIRED AMOUNT"

"FUNDING REVENUE     a ledger maintained by the cash manager to record all
 LEDGER"             amounts received by Funding from the mortgages trustee on
                     each distribution date other than principal receipts, together with interest received by Funding on its authorised investments or pursuant to the bank account agreement

"FUNDING SECURED     the security trustee, the previous security trustee, the
 CREDITORS"          Funding swap provider, the Funding liquidity facility
                     provider, the cash manager, the account bank, the previous issuers, the seller, the corporate services provider, the previous start-up loan provider, the start-up loan provider, the issuer and any other entity that accedes to the terms of the Funding deed of charge from time to time

"FUNDING SECURITY"   security created by Funding pursuant to the Funding deed
                     of charge in favour of the Funding secured creditors

"FUNDING SHARE"      the Funding share of the trust property from time to time, as calculated on each distribution date

"FUNDING SHARE       the Funding share percentage of the trust property from
 PERCENTAGE"         time to time as calculated on each distribution date

"FUNDING SHARE/      the ledger of such name maintained by the cash manager
 SELLER SHARE        pursuant to the cash management agreement to record the
 LEDGER"             Funding share, the Funding share percentage, the seller
                     share and seller share percentage of the trust property

"FUNDING STAND-BY    the amount which is equal to the undrawn commitment under
 DRAWING"            the Funding liquidity facility agreement

"FUNDING SWAP"       the swap documented under the Funding swap agreement which enables Funding to hedge against the possible variance between the mortgages trustee SVR payable on the variable rate loans, the fixed rates of interest payable on the fixed rate loans and the rates of interest payable on the tracker loans and a LIBOR based rate for three-month sterling deposits, as described further in "THE SWAP
                     AGREEMENTS -- THE FUNDING SWAP"

"FUNDING SWAP        the ISDA master agreement and schedule thereto entered
 AGREEMENT"          into on 26th July, 2000 (as amended and restated on 29th
                     November, 2000, as further amended by a side letter dated
                     6th December, 2000 and as further amended by deed on 23rd
                     May, 2001) between Funding, the Funding swap provider and the security trustee and any confirmation documented thereunder from time to time between Funding, the Funding swap provider and the security trustee (as each of the same may be amended, restated, varied or supplemented from time to time)

"FUNDING SWAP        Abbey National Treasury Services plc
 PROVIDER"

"FUNDING SWAP        the occurrence of an event of default under the Funding
 PROVIDER DEFAULT"   swap agreement where the Funding swap provider is the
                     defaulting party (as defined in the Funding swap agreement)

"FUNDING             the account in the name of Funding maintained with the
 TRANSACTION         account bank pursuant to the bank account agreement or
 ACCOUNT"            such additional or replacement account as may for the time being be in place

"FURTHER ADVANCE"    an advance made following a request from an existing
                     borrower for a further amount to be lent to him or her under his or her mortgage, where Abbey National plc has a discretion as to whether to accept that request

"GLOBAL ISSUER       the issuer notes in global form
 NOTES"

"GROUP"              the seller and its subsidiaries

"HIGH LOAN-TO-       a fee incurred by a borrower as a result of taking out a
 VALUE FEE"          loan with an LTV ratio in excess of a certain percentage
                     specified in the offer

"HIGHER VARIABLE     variable rate loans subject to an interest rate at a
 RATE LOANS"         margin above the Abbey SVR or the mortgages trustee SVR,
                     as applicable

"HOLDINGS"

                     Holmes Holdings Limited

"HOUSE"              a building for human habitation

"ICTA"               Income and Corporation Taxes Act 1988

"IN ARREARS"         in respect of a mortgage account, occurs when one or more
                     monthly payments in respect of a mortgage account have become due and unpaid by a borrower

"INSOLVENCY EVENT"   in respect of the seller, the servicer or the cash manager or the issuer cash manager (each, for the purposes of this definition, a "RELEVANT ENTITY") means:

                     (a) an order is made or an effective resolution passed or
                         documents filed contemplating the winding up of or administration of the relevant entity;

                     (b) the relevant entity ceases or threatens to cease to
                         carry on its business or stops payment or threatens to stop payment of its debts or is deemed unable to pay its debts within the meaning of section 123(a), (b),
                         (c) or (d) of the Insolvency Act 1986 (as amended) or becomes unable to pay its debts as they fall due or the value of its assets falls to less than the amounts of its liabilities (taking into account, for both these purposes, contingent and prospective liabilities) or otherwise becomes insolvent; and

                     (c) proceedings (including, but not limited to,
                         presentation of an application for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) are initiated against the relevant entity under any applicable liquidation, administration, reorganisation (other than a reorganisation where the relevant entity is solvent) or other similar laws, save where such proceedings are being contested in good faith; or an administrative or other receiver, administrator or other similar official is appointed in relation to the whole or any substantial part of the undertaking or assets of the relevant entity or the appointment of an administrator takes effect; or a distress, execution or diligence or other process is enforced upon the whole or any substantial part of the undertaking or assets of the relevant entity and in any of the foregoing cases it is not discharged within 15 London business days; or if the relevant entity initiates or consents to judicial proceedings relating to itself under any applicable liquidation, administration, insolvency, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of its creditors generally or takes steps with a view to obtaining a moratorium in respect of any indebtedness

"INTERCOMPANY LOAN   the current intercompany loan agreements and all new
 AGREEMENTS"         intercompany loan agreements

"INTERCOMPANY LOAN   a ledger maintained by the cash manager to record payments
 LEDGER"             of interest and repayments of principal made on each of
                     the current term advances and any new term advances under any intercompany loans


"INTEREST            (a) in respect of the series 1 issuer notes, the series 2
 DETERMINATION           issuer notes and the series 4 class A2 issuer notes
 DATE"                   means the date which is two London business days before
                         the first day of the interest period for which the rate will apply;

                     (b) in respect of the series 3 issuer notes means the date which is two TARGET business days before the first day of the interest period for which the rate will apply;

                     (c) in respect of the series 4 class A1 issuer notes, the
                         series 4 class B issuer notes and the series 4 class C issuer notes means, in respect of the first interest period, the closing date and, in respect of subsequent interest periods, the first day of the interest period for which the rate will apply; and


                     (d) in respect of the issuer term advances, means, in
                         respect of the first interest period, the closing date and, in respect of subsequent interest periods, the first day of the interest period for which the rate will apply


"INTEREST PAYMENT    (a) in relation to the series 1 class A issuer notes, the
 DATE" 15th day of each consecutive month, from May, 2004 which shall be the first interest payment date for the series 1 Class A issuer notes, in each year up to and including the earliest of (i) the interest payment date in April 2005, (ii) the occurrence of a trigger event or (iii) enforcement of the issuer security, and thereafter the 15th day of January, April, July and October in each year; and

                     (b) in all other cases, the 15th day of January, April,
                         July and October in each year,


                     or, in each of the preceding cases, if such day is not a business day, the next succeeding business day


"INTEREST PERIOD"    (a) in relation to the series 1 class A issuer notes, the
                         period from (and including) an interest payment date (or in respect of the first interest period, the closing date) to (but excluding) the next following interest payment date (or in respect of the first interest period, 15th May, 2004), except that following the occurrence of a trigger event or the enforcement of the issuer security, the interest period for the series 1 class A issuer notes will be the quarterly period from (and including) the 15th day of a month (or, if such day is not a business day, the next succeeding business day) to (but excluding) the 15th day of January, April, July and October in each year (or, if such day is not a business day, the next succeeding business day); and


                     (b) in all other cases is the period from (and including)
                         the applicable interest payment date to (but excluding) the next following applicable interest payment date

"INVESTMENT PLAN"    in respect of an interest only loan, a repayment mechanism selected by the borrower and intended to provide sufficient funds to redeem the full principal of a mortgage loan at maturity

"ISA" means an individual savings account within the Individual Savings Account Regulations 1998 (as amended) and which shelters investments in the account from income tax and capital gains tax

"ISSUER ACCOUNT      the sterling account bank and the non-sterling account
 BANKS"              bank

"ISSUER BANK         the agreement to be entered into on the closing date
 ACCOUNT             between the issuer account banks and the issuer which
 AGREEMENT"          governs the operation of the issuer transaction accounts

"ISSUER BULLET       the issuer series 1 term AAA advance and the issuer series
 TERM ADVANCES"      2 term AAA advance

"ISSUER CASH
 MANAGEMENT
 AGREEMENT"

                     the issuer cash management agreement to be entered into on the closing date between the issuer cash manager, the issuer and the issuer security trustee, as described further in "CASH MANAGEMENT FOR THE ISSUER"

"ISSUER CASH         Abbey National plc acting, pursuant to the issuer cash
 MANAGER"            management agreement, as agent for the issuer and the
                     issuer security trustee to manage all cash transactions and maintain certain ledgers on behalf of the issuer


"ISSUER COLLATERAL   the designated bank account of the issuer into which
ACCOUNT"             collateral posted by the relevant issuer swap provider
                     will be deposited if required pursuant to the relevant issuer swap agreement


"ISSUER CORPORATE    an agreement to be entered into on the closing date
 SERVICES            between the issuer, the corporate services provider and
 AGREEMENT"          the issuer security trustee, which governs the provision
                     of corporate services by the corporate services provider to the issuer

"ISSUER DEED OF      the deed of charge to be entered into on the closing date
 CHARGE"             between, among others, the issuer and the issuer security
                     trustee, under which the issuer charges the issuer security in favour of the issuer security trustee for the benefit of the issuer secured creditors, as described further in "SECURITY FOR THE ISSUER'S OBLIGATIONS"

"ISSUER DOLLAR       the ISDA master agreements, schedules and confirmations to
 CURRENCY SWAP       be entered into on the closing date relating to the issuer
 AGREEMENTS"         dollar currency swaps entered into on or before the
                     closing date between the issuer, the issuer dollar currency swap providers and the issuer security trustee

"ISSUER DOLLAR       the occurrence of an event of default under an issuer
 CURRENCY SWAP       dollar currency swap (as defined in the relevant issuer
 PROVIDER DEFAULT"   dollar currency swap agreement) where an issuer dollar
                     currency swap provider is the defaulting party (as defined in the relevant issuer dollar currency swap agreement)


"ISSUER DOLLAR       as the series 1 class A issuer dollar currency swap
 CURRENCY SWAP       provider, the series 1 class B issuer dollar currency
 PROVIDERS"          swap provider and the series 1 class C issuer
                     dollar currency swap provider, * as the series 2 class A issuer dollar currency swap provider, the series 2 class
                     B issuer dollar currency swap provider and the series 2 class C issuer dollar currency swap provider and * as the series 4 class A2 issuer dollar currency swap provider


"ISSUER DOLLAR       the rate at which dollars are converted to sterling or, as
 CURRENCY SWAP       the case may be, sterling is converted to dollars under
 RATE"               the relevant issuer dollar currency swap or, if there is
                     no such issuer dollar currency swap rate in effect at such time, the "spot" rate at which dollars are converted into sterling or as the case may be, sterling is converted into dollars on the foreign exchange markets

"ISSUER DOLLAR       the sterling-dollar currency swaps which enable the issuer
 CURRENCY SWAPS"     to receive and pay amounts under the issuer intercompany
                     loan in sterling and to receive and pay amounts under the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes as described further in "THE SWAP AGREEMENTS -- THE ISSUER DOLLAR CURRENCY SWAPS"

"ISSUER EURO         the ISDA master agreements, schedules and confirmations
 CURRENCY SWAP       relating to the issuer euro currency swaps entered into on
 AGREEMENTS"         the closing date between the issuer, the issuer euro
                     currency swap provider and the issuer security trustee


*ISSUER EURO         series 3 issuer euro currency swap provider
 CURRENCY SWAP
 PROVIDER"


"ISSUER EURO         the occurrence of an event of default under an issuer euro
 CURRENCY SWAP       currency swap (as defined in the relevant issuer euro
 PROVIDER DEFAULT"   currency swap agreement) where an issuer euro currency
                     swap provider is the defaulting party (as defined in the relevant issuer euro currency swap agreement)

"ISSUER EURO         the rate at which euro is converted to sterling or, as the
 CURRENCY SWAP       case may be, sterling is converted to euro under the
 RATE"               relevant issuer euro currency swap or, if there is no such issuer euro currency swap rate in effect at such time, the "spot" rate at which euros are converted into sterling or, as the case may be, sterling is converted into euros on the foreign exchange markets


"ISSUER EURO         the sterling-euro currency swaps which enable the issuer
 CURRENCY SWAPS"     to receive and pay amounts under the issuer intercompany
                     loan in sterling and to receive and pay amounts under the series 3 issuer notes in euro, as described further in "THE SWAP AGREEMENTS -- THE ISSUER EURO CURRENCY SWAPS"


"ISSUER              the loan of the issuer term advances made by the issuer to
 INTERCOMPANY        Funding on the closing date under the issuer intercompany
 LOAN"               loan agreement

"ISSUER              the issuer intercompany loan agreement to be entered into
 INTERCOMPANY LOAN   on the closing date between Funding, the issuer and the
 AGREEMENT"          security trustee

"ISSUER              an enforcement notice served by the security trustee in
 INTERCOMPANY LOAN   relation to the enforcement of the Funding security
 ENFORCEMENT         following an issuer intercompany loan event of default
 NOTICE"             under the issuer intercompany loan

"ISSUER              an event of default under the issuer intercompany loan
 INTERCOMPANY LOAN   agreement
 EVENT OF DEFAULT"

"ISSUER NOTE         an enforcement notice served by the note trustee or the
 ENFORCEMENT         issuer security trustee in relation to the enforcement of
 NOTICE"             the issuer security following an issuer note event of
                     default under the issuer notes

"ISSUER NOTE EVENT   an event of default under the provisions of number 9 of
 OF DEFAULT"         the issuer notes where the issuer is the defaulting party

"ISSUER NOTES"       includes all of the class A issuer notes, the class B
                     issuer notes and the class C issuer notes

"ISSUER PAYING       the agreement to be entered into on the closing date which
 AGENT AND AGENT     sets out the appointment of the paying agents, the
 BANK AGREEMENT"     registrar, the transfer agent and the agent bank for the
                     issuer notes


"ISSUER POST-        the agreement to be entered into on the closing date under
 ENFORCEMENT CALL    which the note trustee agrees on behalf of the holders of
 OPTION AGREEMENT"   the class B issuer notes and the class C issuer notes that following enforcement of the issuer security, the post-enforcement call option holder may call for the class B issuer notes and the class C issuer notes

"ISSUER POST-        the order in which, following enforcement of the issuer
 ENFORCEMENT         security, the issuer security trustee will apply the
 PRIORITY OF         amounts received following enforcement of the issuer
 PAYMENTS"           security, as set out in "CASHFLOWS -- DISTRIBUTION OF
                     ISSUER PRINCIPAL RECEIPTS AND ISSUER REVENUE RECEIPTS
                     FOLLOWING ENFORCEMENT OF THE ISSUER SECURITIES AND
                     ENFORCEMENT OF THE FUNDING SECURITY"

"ISSUER PRE-         the order in which, prior to enforcement of the issuer
 ENFORCEMENT         security, the issuer cash manager will apply the issuer
 REVENUE PRIORITY    revenue receipts on each interest payment date, as set out
 OF PAYMENTS"        in "CASHFLOWS -- DISTRIBUTION OF ISSUER REVENUE RECEIPTS"

"ISSUER PRINCIPAL    an amount equal to the sum of all principal amounts repaid
 RECEIPTS"           by Funding to the issuer under the issuer intercompany
                     loan

"ISSUER REVENUE      an amount equal to the sum of:
 RECEIPTS"

                     (a) interest paid by Funding on the relevant interest
                         payment date in respect of the issuer term advances under the issuer intercompany loan;

                     (b) fees to be paid by Funding on the relevant date under
                         the terms of the issuer intercompany loan agreement;


                     (c) interest payable on issuer bank accounts (but excluding any interest in respect of collateral provided by an issuer swap provider to the issuer) and any authorised investments which will be received on or before the relevant interest payment date in respect of the issuer notes; and

                     (d) other net income of the issuer including amounts
                         received or to be received under the issuer swap agreements on or before the relevant date (without double counting) (other than any early termination amount received by the issuer under the issuer swap agreement and any amount standing to the credit of the relevant issuer collateral account, including interest thereon subject to the circumstances described in "COLLATERAL IN THE ISSUER POST-ENFORCEMENT PRIORITY OF PAYMENTS")


"ISSUER SECURED      the issuer security trustee, the issuer dollar currency
 CREDITOR"           swap providers, the issuer euro currency swap provider,
                     the note trustee, the noteholders, the issuer account banks, the paying agents, the registrar, the transfer agent, the agent bank, the corporate services provider and the issuer cash manager

"ISSUER SECURITY"    security created by the issuer pursuant to the issuer deed of charge in favour of the issuer secured creditors

"ISSUER SECURITY     The Bank of New York, London Branch at One Canada Square,
 TRUSTEE"            London, E14 5AL


"ISSUER SERIES 1     the advance made by the issuer to Funding under the issuer
 TERM AAA ADVANCE"   intercompany loan agreement from the proceeds of issue of
                     the series 1 class A issuer notes

"ISSUER SERIES 1     the advance made by the issuer to Funding under the issuer
 TERM AA ADVANCE"    intercompany loan agreement from the proceeds of issue of
                     the series 1 class B issuer notes

"ISSUER SERIES 1     the advance made by the issuer to Funding under the issuer
 TERM BBB ADVANCE"   intercompany loan agreement from the proceeds of issue of
                     the series 1 class C issuer notes

"ISSUER SERIES 2     the advance made by the issuer to Funding under the issuer
 TERM AAA ADVANCE"   intercompany loan agreement from the proceeds of issue of
                     the series 2 class A issuer notes

"ISSUER SERIES 2     the advance made by the issuer to Funding under the issuer
 TERM AA ADVANCE"    intercompany loan agreement from the proceeds of issue of
                     the series 2 class B issuer notes

"ISSUER SERIES 2     the advance made by the issuer to Funding under the issuer
 TERM BBB ADVANCE"   intercompany loan agreement from the proceeds of issue of
                     the series 2 class C issuer notes

"ISSUER SERIES 3     the advance made by the issuer to Funding under the issuer
 TERM AAA ADVANCE"   intercompany loan agreement from the proceeds of issue of
                     the series 3 class A issuer notes

"ISSUER SERIES 3     the advance made by the issuer to Funding under the issuer
 TERM AA ADVANCE"    intercompany loan agreement from the proceeds of issue of
                     the series 3 class B issuer notes

"ISSUER SERIES 3     the advance made by the issuer to Funding under the issuer
 TERM BBB ADVANCE"   intercompany loan agreement from the proceeds of issue of
                     the series 3 class C issuer notes

"ISSUER SERIES 4     the issuer series 4A1 term AAA advance and the issuer
 TERM AAA            series 4A2 term AAA advance
 ADVANCES"

"ISSUER SERIES 4A1   the advance made by the issuer to Funding under the issuer
 TERM AAA ADVANCE"   intercompany loan agreement from the proceeds of issue of
                     the series 4 class A1 issuer notes

"ISSUER SERIES 4A2   the advance made by the issuer to Funding under the issuer
 TERM AAA ADVANCE"   intercompany loan agreement from the proceeds of issue of
                     the series 4 class A2 issuer notes

"ISSUER SERIES 4     the advance made by the issuer to Funding under the issuer
 TERM AA ADVANCE"    intercompany loan agreement from the proceeds of issue of
                     the series 4 class B issuer notes

"ISSUER SERIES 4     the advance made by the issuer to Funding under the issuer
 TERM BBB ADVANCE"   intercompany loan agreement from the proceeds of issue of
                     the series 4 class C issuer notes


"ISSUER              the agreements to be entered into on the date of this
 SUBSCRIPTION        prospectus between the managers and the issuer relating to
 AGREEMENT"          the sale of the series 3 issuer notes and the series 4
                     issuer notes (other than the series 4 class A2 issuer notes)

"ISSUER SWAP         the issuer dollar currency swap agreements and the issuer
 AGREEMENTS"         euro currency swap agreements

"ISSUER SWAP         an issuer dollar currency swap provider default or an
 PROVIDER DEFAULT"   issuer euro currency swap provider default, as the context requires

"ISSUER SWAP         the issuer dollar currency swap providers and the issuer
 PROVIDERS"          euro currency swap provider or any of them, as the context requires

"ISSUER SWAPS"       the issuer dollar currency swaps and the issuer euro
                     currency swaps

"ISSUER TERM AA      the advances made by the issuer to Funding under the
 ADVANCES"           issuer intercompany loan agreement from the proceeds of
                     issue of the series 1 class B issuer notes, the series 2 class B issuer notes, the series 3 class B issuer notes and the series 4 class B issuer notes

"ISSUER TERM AAA     the advances made by the issuer to Funding under the
 ADVANCES"           issuer intercompany loan agreement from the proceeds of
                     issue of the series 1 class A issuer notes, the series 2 class A issuer notes, the series 3 class A issuer notes and the series 4 class A issuer notes


"ISSUER TERM BBB     the advances made by the issuer to Funding under the
 ADVANCES"           issuer intercompany loan agreement from the proceeds of
                     issue of the series 1 class C issuer notes, the series 2 class C issuer notes, the series 3 class C issuer notes and the series 4 class C issuer notes

"ISSUER TERM         the divisions into which the advance to Funding under the
 ADVANCES"           issuer intercompany loan will be split, being the issuer
                     series 1 term AAA advance, the issuer series 2 term AAA advance, the issuer series 3 term AAA advance, the issuer series 4 term AAA advances, the issuer series 1 term AA advance, the issuer series 2 term AA advance, the issuer series 3 term AA advance, the issuer series 4 term AA advance, the issuer series 1 term BBB advance, the issuer series 2 term BBB advance, the issuer series 3 term BBB advance and the issuer series 4 term BBB advance

"ISSUER              the documents listed in paragraph (D) in "LISTING AND
 TRANSACTION         GENERAL INFORMATION"
 DOCUMENTS"

"ISSUER TRUST        the principal agreement to be entered into on the closing
 DEED"               date governing the issuer notes, as further described in
                     "DESCRIPTION OF THE ISSUER TRUST DEED"


"ISSUER              the agreement to be entered into on the date of this
 UNDERWRITING        prospectus between the underwriters and the issuer
 AGREEMENT"          relating to the sale of the series 1 issuer notes, the
                     series 2 issuer notes and the series 4 class A2 issuer notes


"LENDING CRITERIA"   the criteria applicable to the granting of an offer of a
                     mortgage to a borrower, as may be amended from time to time and as further described in "THE LOANS -- LENDING
                     CRITERIA"

"LIBOR" or           the London Interbank Offered Rate for sterling deposits,
 "STERLING LIBOR"    as determined by the agent bank on the following basis:


                     (1) on the interest determination date applicable to the
                         series 4 class A1 issuer notes, the series 4 class B issuer notes and the series 4 class C issuer notes, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for deposits in sterling for the relevant interest period (or, in the case of the first interest period, the linear interpolation of the arithmetic mean of such offered quotations for three-month and four-month sterling deposits (rounded upwards, if necessary, to five decimal places)).


                     This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No. 3750. If the Moneyline Telerate Screen No. 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuer with the approval of the note trustee will be used.


                     In each of these cases, the determination will be made as at or about 11.00 a.m., London time, on that date. This is called the screen rate for the series 4 class A1 issuer notes, the series 4 class B issuer notes and the series 4 class C issuer notes;


                     (2) if, on any such interest determination date, the screen rate is unavailable, the agent bank will:


                         * request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to leading banks for sterling deposits of the equivalent amount, and for a time equal to the relevant interest period, in the London inter-bank market as at or about 11.00 a.m. (London time); and

                         * calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;


                     (3) if on any such interest determination date the screen
                         rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2); and

                     (4) if fewer than two reference banks provide quotations,
                         the agent bank will consult with the note trustee and the issuer for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which (1) or (2) was applicable

                     See also the definitions of EURIBOR and USD-LIBOR

"LINK-DETACHED"      a house joined to another house or houses typically by way of an attached garage


"LIQUIDITY           the outstanding previous term AAA advances made by Holmes
 FACILITY TERM       Financing (No. 1) PLC, the previous series 2 term AAA
 ADVANCES"           advance made by Holmes Financing (No. 3) PLC, the previous series 2 term AAA advance and the previous series 4 term
                     AAA advance made by Holmes Financing (No. 4) PLC, the previous series 2 term AAA advances and the previous series 3A1 term AAA advance made by Holmes Finaincing (No.
                     5) PLC, the previous series 2 term AAA advance, the previous series 3 term AAA advance and the previous series
                     4 term AAA advances made by Holmes Financing (No. 6) PLC, the previous series 1 term AAA advance, the previous series 2 term AAA advance and the previous series 3 term
                     AAA advance made by Holmes Financing (No. 7) PLC and the issuer series 1 term AAA advance, the issuer series 2 term
                     AAA advance and the issuer series 3 term AAA advance


"LOAN" each loan referenced by its loan identifier number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and other monies (including all further advances) due or owing with respect to that loan under the relevant mortgage conditions by a borrower on the security of a mortgage from time to time outstanding or, as the context may require, the borrower's obligations in respect of the same

"LONDON BUSINESS     a day (other than a Saturday or Sunday) on which banks are
 DAY"                generally open for business in London

"LONDON STOCK        London Stock Exchange plc
 EXCHANGE"

"LOSSES" the realised losses experienced on the loans in the portfolio

"LOSSES LEDGER"      the ledger of such name created and maintained by the cash manager pursuant to the cash management agreement to record the losses on the portfolio

"LTV RATIO" or       the ratio of the outstanding balance of a loan to the
 "LOAN-TO-VALUE      value of the mortgaged property securing that loan
 RATIO"

"LTV TEST"           a test which assigns a credit enhancement value to each
                     loan in the portfolio based on its current loan-to-value ratio and the amount of mortgage indemnity cover on that loan. The weighted average credit enhancement value for the portfolio is then determined

"MAISONETTE"         a flat on more than one floor used as a residence




"MASTER              together, the amended and restated master definitions and
 DEFINITIONS AND     construction schedule and the issuer master definitions
 CONSTRUCTION        and construction schedule, which are schedules of
 SCHEDULE"           definitions used in the issuer transaction documents

"MIG POLICIES"       the mortgage indemnity guarantee policies

"MINIMUM RATE        loans subject to a minimum rate of interest
 LOANS"


"MINIMUM SELLER      an amount included in the current seller share which is
 SHARE"              calculated in accordance with the mortgages trust deed and which, as at the closing date, will be approximately
                     [GBP]1,200,000,000


"MOODY'S"            Moody's Investors Service Limited

"MORTGAGE"           the legal charge or standard security securing a loan

"MORTGAGE ACCOUNT"   all loans secured on the same property will be
                     incorporated in the same mortgage account

"MORTGAGE            the terms and conditions applicable to the loans as
 CONDITIONS"         contained in the seller's "MORTGAGE CONDITIONS" booklet
                     for England and Wales or Scotland applicable from time to time

"MORTGAGEE"          the party in whose favour a mortgage is granted

"MORTGAGE RELATED    as defined in the US Secondary Mortgage Markets
 SECURITIES"         Enhancement Act 1984, as amended

"MORTGAGE SALE       the mortgage sale agreement entered into on 26th July,
 AGREEMENT"          2000 as amended on 29th November, 2000 and as amended and
                     restated on 23rd May, 2001, 5th July, 2001, 8th November,
                     2001, 7th November, 2002, 26th March, 2003 and on the closing date and made between the seller, the mortgages trustee, Funding and the security trustee in relation to the assignment of the portfolio to the mortgages trustee, as further described in "ASSIGNMENT OF THE LOANS AND THEIR
                     RELATED SECURITY"

"MORTGAGE TERMS"     all the terms and conditions applicable to a loan,
                     including without limitation the applicable mortgage conditions and offer conditions

"MORTGAGES TRUST"    the bare trust of the trust property held by the mortgages trustee as to both capital and income on trust absolutely for Funding (as to the Funding share) and the seller (as to the seller share), so that each has an undivided beneficial interest in the trust property


"MORTGAGES TRUST     an amount equal to the sum of:
 AVAILABLE REVENUE
 RECEIPTS"

                     (a) revenue receipts on the loans (but excluding principal receipts); and

                     (b) interest payable to the mortgages trustee on the
                         mortgages trustee GIC account and the alternative accounts,

                     less

                     (c) third party amounts


"MORTGAGES TRUST     the mortgages trust deed made by the mortgages trustee,
 DEED"               Funding and the seller prior to the closing date of the
                     previous issue by Holmes Financing (No. 1) PLC (as amended on 29th November, 2000 and 23rd May, 2001 and as amended and restated on 5th July, 2001, 8th November, 2001, 7th
                     November, 2002, 26th March, 2003 and on the closing date), as further described in "THE MORTGAGES TRUST"

"MORTGAGES           Holmes Trustees Limited
 TRUSTEE"

"MORTGAGES TRUSTEE   the mortgages trustee GIC account and the alternative
 ACCOUNTS"           accounts

"MORTGAGES TRUSTEE   the account in the name of the mortgages trustee
 GIC ACCOUNT"        maintained with the account bank pursuant to the terms of
                     the bank account agreement and the mortgages trustee guaranteed investment contract or such additional or replacement account as may for the time being be in place

"MORTGAGES TRUSTEE   Abbey National plc
 GIC PROVIDER"

"MORTGAGES TRUSTEE   the guaranteed investment contract entered into between
 GUARANTEED          the mortgages trustee and the mortgages trustee GIC
 INVESTMENT          provider under which the mortgages trustee GIC provider
 CONTRACT"           agrees to pay the mortgages trustee a guaranteed rate of
                     interest on the balance of the mortgages trustee GIC account, as described further in "CREDIT STRUCTURE --
                     MORTGAGES TRUSTEE GIC ACCOUNT/FUNDING GIC ACCOUNT"

"MORTGAGES TRUSTEE   the order in which the cash manager applies principal
 PRINCIPAL           receipts on the loans on each distribution date to each of
 PRIORITY OF         Funding and the seller, depending on whether a trigger
 PAYMENTS"           event has occurred, as set out in "THE MORTGAGES TRUST"

"MORTGAGES TRUSTEE   the order in which the cash manager applies the mortgages
 REVENUE PRIORITY    trust available revenue receipts on each distribution
 OF PAYMENTS"        date, as set out in "THE MORTGAGES TRUST"

"MORTGAGES TRUSTEE   the standard variable rate which applies to certain
 SVR"                variable rate loans in the portfolio as set by the
                     servicer, as described further in "THE SERVICING
                     AGREEMENT"


"N(M)" FSMA rules relating to the regulation of mortgages, which will come into effect at a later stage, currently expected to be on 31st October, 2004


"NATIONAL MORTGAGE   the lending policy of the seller as varied from time to
 LENDING POLICY"     time

"NEW INTERCOMPANY    a loan of a new issuer term advance made by a new issuer
 LOAN" and "NEW      to Funding under a new intercompany loan agreement entered
 INTERCOMPANY LOAN   into by Funding with a new issuer
 AGREEMENT"

"NEW ISSUE"          the issue of new notes to investors by a new issuer to
                     fund a new intercompany loan

"NEW ISSUER"         a new wholly owned subsidiary of Holdings that is not
                     established as at the closing date and which, if established, will make a new intercompany loan to Funding

"NEW LOANS"          loans, other than the current loans, which the seller may
                     assign, from time to time, to the mortgages trustee pursuant to the terms of the mortgage sale agreement

"NEW NOTES"          an issue of notes by a new issuer

"NEW RELATED         the security for the new loans which the seller may assign
 SECURITY"           to the mortgages trustee pursuant to the mortgage sale
                     agreement

"NEW START-UP        a new start-up loan to be made available to Funding by a
LOAN" and            new start-up loan provider when Funding enters into a new
"NEW START-UP LOAN   intercompany loan agreement
 PROVIDER"

"NEW START-UP LOAN   a new start-up loan agreement to be entered into by a new
 AGREEMENT"          start-up loan provider, Funding and the security trustee

"NEW SWAP            a swap agreement to be entered into by a new issuer, a new
 AGREEMENT" and      swap provider and the issuer security trustee
 "NEW SWAP
 PROVIDER"

"NEW TERM A          term advances to be advanced to Funding by new issuers
 ADVANCES"           under new intercompany loan agreements from the proceeds
                     of issues of new notes with a rating of A

"NEW TERM AA         term advances to be advanced to Funding by new issuers
 ADVANCES"           under new intercompany loan agreements from the proceeds
                     of issues of new notes with a rating of AA

"NEW TERM AAA        term advances to be advanced to Funding by new issuers
 ADVANCES"           under new intercompany loan agreements from the proceeds
                     of issues of new notes with a rating of AAA

"NEW TERM            term advances to be advanced to Funding by new issuers
 ADVANCES"           under a new intercompany loan agreement

"NEW TERM BBB        term advances to be advanced to Funding by new issuers
 ADVANCES"           under new intercompany loan agreements from the proceeds
                     of issues of new notes with a rating of BBB

"NEW YORK BUSINESS   means a day (other than a Saturday or a Sunday) on which
 DAY"                banks are generally open in the city of New York

"NON-ASSET TRIGGER   this will occur if:
 EVENT"

                     (a) an insolvency event occurs in relation to the seller;

                     (b) the seller is terminated as servicer and a new servicer is not appointed within 60 days;


                     (c) on the distribution date immediately succeeding a
                         seller share event distribution date, the seller share is equal to or less than the minimum seller share (determined using the amounts of the current seller share and minimum seller share that would exist after making the distributions of the principal receipts due on that distribution date on the basis that the cash manager assumes that those principal receipts are distributed in the manner described under "-- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT"); or

                     (d) on the distribution date immediately succeeding a
                         seller share event distribution date, the outstanding principal balance of loans comprising the trust property on such distribution date during the period from and including the closing date to but excluding the interest payment date in April 2009 is less than [GBP]25 billion or, during the period from and including the interest payment date in April 2009 to but excluding the interest payment date in July 2010 is less than [GBP]2.5 billion


"NON-STERLING        Citibank, N.A., London Branch, situated at 336 Strand,
 ACCOUNT BANK"       London WC2R 1HB

"NOTEHOLDERS"        the holders of issuer notes, or any of them as the context requires

"NOTE PRINCIPAL      the amount of each principal payment payable on each note
 PAYMENT"

"NOTE TRUSTEE"       The Bank of New York, London Branch at One Canada Square,
                     London, E14 5AL

"OFFER CONDITIONS"   the terms and conditions applicable to a specific loan as
                     set out in the relevant offer letter to the borrower


"OFFERED ISSUER      the class A offered issuer notes and class B/C offered
 NOTES"              issuer notes


"OFT"                the Office of Fair Trading

"OUTSTANDING         following enforcement of a loan, the amount outstanding on
 AMOUNT"             the payment of that loan after deducting money received
                     under the applicable mortgage indemnity guarantee policy

"PASS-THROUGH TERM   means a term advance which has no scheduled repayment date
 ADVANCE"            other than the final repayment date. On the closing date,
                     the pass-through term advances are the issuer series 4 term AAA advances, the issuer term AA advances and the issuer term BBB advances, the previous series 4 term AAA advances, the previous series 4 term AA advances and the previous term A advances made by Holmes Financing (No. 7)
                     PLC, the previous series 5 term AAA advance, the previous term AA advances and the previous term BBB advances made by Holmes Financing (No. 6) PLC, the previous series 3A2 term AAA advance, the previous term AA advances and the previous term BBB advances made by Holmes Financing (No.
                     5) PLC, the previous series 3 term AAA advance made by Holmes Financing (No. 4) PLC, the previous series 3 term
                     AAA advance made by Holmes Financing (No. 3) PLC, the previous series 4 term AAA advance made by Holmes
                     Financing (No. 2) PLC, the previous term AA advances the previous term BBB advances and the previous term BB advances. If a bullet term advance is not repaid in full on its scheduled repayment date or if a scheduled amortisation term advance is not repaid by its final scheduled repayment date, then it will be deemed to be a pass-through term advance. If a trigger event occurs or the Funding security is enforced, then the bullet term advances and the scheduled amortisation term advances will be deemed to be pass-through term advances. If the issuer security is enforced, then the issuer term advances which are bullet term advances or scheduled amortisation term advances will be deemed to be pass-through term advances

"PAYING AGENTS"      the principal paying agent and the US paying agent

"PAYMENT HOLIDAY"    a period during which a borrower may suspend payments
                     under a mortgage loan where the borrower is permitted under the mortgage terms to do so and will therefore not be in breach of the mortgage terms


"PAYMENT RATE        the eighth day (or, if not a London business day, the next
 DATE"               succeeding London business day) of each month

"PAYMENT RATE        the period from and including a payment rate date to but
 PERIOD"             excluding the next payment rate date


"PENSION PLAN"       a financial plan arranged by a borrower to provide for
                     such borrower's expenses during retirement

"PORTFOLIO"          at any time the loans and their related security assigned
                     to the mortgages trustee and held by the mortgages trustee on trust for the beneficiaries

"POST-ENFORCEMENT    means the call option granted to PECOH in respect of the
 CALL OPTION"        class B issuer notes, the class M issuer notes and the
                     class C issuer notes under the issuer post-enforcement call option agreement

"POST ENFORCEMENT    PECOH Limited
 CALL OPTION
 HOLDER" or
 "PECOH"

"PREVIOUS CLOSING    in respect of Holmes Financing (No. 1) PLC, 26th July,
 DATES"              2000, in respect of Holmes Financing (No. 2) PLC, 29th
                     November, 2000, in respect of Holmes Financing (No. 3)
                     PLC, 23rd May, 2001, in respect of Holmes Financing (No.
                     4) PLC, 5th July, 2001, in respect of Holmes Financing
                     (No. 5) PLC, 8th November, 2001, in respect of Holmes
                     Financing (No. 6) PLC, 7th November, 2002, and in respect of Holmes Financing (No. 7) PLC, 26th March, 2003

"PREVIOUS            the intercompany loan agreements made between the previous
 INTERCOMPANY LOAN   issuers and Funding
 AGREEMENTS"

"PREVIOUS            the loan of the previous term advances made by the
 INTERCOMPANY        previous issuers to Funding under the previous
 LOANS"              intercompany loan agreements

"PREVIOUS ISSUER     Abbey National plc situated at 21 Prescot Street, London
 ACCOUNT BANKS"      E1 8AD and Citibank, N.A., London Branch situated at 336
                     Strand, London WC2R 1HB

"PREVIOUS ISSUER     the liquidity facility agreements entered into between the
 LIQUIDITY           previous issuers and the respective previous issuer
 FACILITY            liquidity facility providers
 AGREEMENTS"

"PREVIOUS ISSUER     The Royal Bank of Scotland plc, acting through its office
 LIQUIDITY           at Waterhouse Square, 138-142 Holborn, London EC1N 2TH, in
 FACILITY            respect of the previous issuer liquidity facility
 PROVIDERS"          agreement relating to Holmes Financing (No. 1) PLC, and
                     Barclays Bank PLC, in respect of the previous issuer liquidity facility agreements relating to Holmes Financing
                     (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes
                     Financing (No. 4) PLC and Holmes Financing (No. 5) PLC

"PREVIOUS ISSUER     (i) changes to the capital adequacy rules applicable to
 LIQUIDITY           the previous issuer liquidity facility providers and (ii)
 SUBORDINATED        the amount of the increase in the margin with respect to
 AMOUNTS"            the interest payable under the previous issuer liquidity
                     facility agreement and the amount of the increase in the commitment fee payable under the previous issuer liquidity facility agreements


"PREVIOUS ISSUES"    the issue of the previous notes by the previous issuers


"PREVIOUS ISSUERS"   Holmes Financing (No. 1) PLC, Holmes Financing (No. 2)
                     PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No.
                     4) PLC, Holmes Financing (No. 5) PLC, Holmes Financing
                     (No. 6) PLC and Holmes Financing (No.7) PLC

"PREVIOUS ISSUER     The Bank of New York, London Branch at One Canada Square,
 SECURITY TRUSTEE"   London, E14 5AL and JPMorgan Chase Bank, London Branch at
                     Trinity Tower, 9 Thomas More Street, London E1W 1YT

"PREVIOUS            the holders of previous notes, or any of them as the
 NOTEHOLDERS"        context requires


"PREVIOUS NOTES"     includes all of the class A previous notes, the class B
                     previous notes, the class C previous notes, the class D previous notes and the class M previous notes


"PREVIOUS NOTE       The Bank of New York, London Branch at One Canada Square,
 TRUSTEE"            London, E14 5AL and JPMorgan Chase Bank, London Branch at
                     Trinity Tower, 9 Thomas More Street, London E1W 1YT

"PREVIOUS SECURITY   JPMorgan Chase Bank, London Branch at Trinity Tower, 9
 TRUSTEE"            Thomas More Street, London E1W 1YT


"PREVIOUS START-UP   the first start-up loan agreement, the second start-up
 LOAN AGREEMENTS"    loan agreement, the third start-up loan agreement, the
                     fourth start-up loan agreement, the fifth start-up loan agreement, the sixth start-up loan agreement and the seventh start-up loan agreement

"PREVIOUS SWAP       the swap agreements entered into between the previous
 AGREEMENTS"         issuers and the previous swap providers in relation to the previous swaps

"PREVIOUS SWAP       Barclays Bank PLC, UBS AG (acting through its business
 PROVIDERS"          group UBS Warburg), General Re Financial Securities
                     Limited, Westdeutsche Landesbank Girozentrale, Credit
                     Suisse First Boston International, Citibank, N.A., London
                     Branch, Banque AIG, London branch, Swiss Re Financial
                     Products Corporation or any of them as the context requires


"PREVIOUS SWAPS"     the dollar currency swaps, the euro currency swaps and the fixed-floating interest swap entered into by Holmes
                     Financing (No. 1) PLC, the dollar currency swaps and the euro currency swaps entered into by Holmes Financing (No.
                     2) PLC, the dollar currency swaps and the euro currency swaps entered into by Holmes Financing (No. 3) PLC, the dollar currency swaps, the euro currency swaps and the Swiss franc currency swap entered into by Holmes Financing
                     (No. 4) PLC, the dollar currency swaps, the euro currency swaps and the Swiss franc currency swap entered into by Holmes Financing (No. 5) PLC, the dollar currency swaps, the euro currency swaps and the Swiss franc currency swap entered into by Holmes Financing (No. 6) PLC and the dollar currency swaps and euro currency swaps entered into by Holmes Financing (No. 7) PLC, each under the previous swap agreements


"PREVIOUS TERM A     the advances made by the previous issuers to Funding under
 ADVANCES"           the previous intercompany loan agreements from the
                     proceeds of the issue of the series 1 class M previous notes, the series 2 class M previous notes, the series 3 class M previous notes and the series 4 class M previous notes

"PREVIOUS TERM AA    the advances made by the previous issuers to Funding under
 ADVANCES"           the previous intercompany loan agreements from the
                     proceeds of issue of the series 1 class B previous notes, the series 2 class B previous notes, the series 3 class B previous notes, the series 4 class B previous notes and the series 5 class B previous notes

"PREVIOUS TERM AAA   the advances made by the previous issuers to Funding under
 ADVANCES"           the previous intercompany loan agreements from the
                     proceeds of issue of the series 1 class A previous notes, the series 2 class A previous notes, the series 3 class A previous notes, the series 4 class A previous notes and the series 5 class A previous notes

"PREVIOUS TERM       the term advances made under the previous intercompany
 ADVANCES"           loans, funded from the proceeds of the previous notes, as
                     described in "DESCRIPTION OF THE PREVIOUS ISSUERS, THE
                     PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS"

"PREVIOUS TERM BB    the advance made by Holmes Financing (No. 4) PLC to
 ADVANCE"            Funding under the previous intercompany loan agreement
                     from the proceeds of issue of its series 3 class D previous notes

"PREVIOUS TERM BBB   the advances made by the previous issuers to Funding under
 ADVANCES"           the previous intercompany loan agreements from the
                     proceeds of issue of the series 1 class C previous notes, the series 2 class C previous notes, the series 3 class C previous notes, the series 4 class C previous notes and the series 5 class C previous notes

"PRINCIPAL           the ledger of such name maintained by the cash manager,
 DEFICIENCY          comprising on the closing date four sub-ledgers, the AAA
 LEDGER"             principal deficiency sub-ledger, the AA principal
                     deficiency sub-ledger, the A principal deficiency sub-ledger and the BBB principal deficiency sub-ledger and which records any deficiency of principal (following a loss on a loan or the application of principal receipts to meet any deficiency in Funding available revenue receipts) in respect of payments due under the current intercompany loans

"PRINCIPAL LEDGER"   the ledger of such name maintained by the cash manager on
                     behalf of the mortgages trustee pursuant to the cash management agreement to record any retained principal receipts plus principal receipts on the loans and payments of principal from the mortgages trustee GIC account to Funding and the seller on each distribution date. Together the principal ledger and the revenue ledger reflect the aggregate of all amounts of cash standing to the credit of the mortgages trustee GIC account


"PRINCIPAL PAYING    JPMorgan Chase Bank, London Branch acting through its
 AGENT"              specified office at Trinity Tower, 9 Thomas More Street,
                     London E1W 1YT

"PRINCIPAL PAYMENT   the average monthly rolling principal payment rate on the
 RATE"               loans for the 12 months immediately preceding the relevant distribution date, calculated on each payment rate date


"PRINCIPAL           all principal amounts received from borrowers in respect
 RECEIPTS"           of the loans or otherwise paid or recovered in respect of
                     the loans and their related security representing monthly repayments of principal, prepayments of principal, redemption proceeds and amounts recovered on enforcement representing principal (but excluding principal received or treated as received in respect of a loan subsequent to the completion of enforcement procedures and certain early repayment fees)

"PRODUCT SWITCH"     a variation to the financial terms and conditions of a
                     loan other than:

                     (a) any variation agreed with a borrower to control or
                         manage arrears on the loan;

                     (b) any variation in the maturity date of the loan unless, while the previous intercompany loan made by Holmes Financing (No. 1) PLC is outstanding, it is extended beyond July 2038;

                     (c) any variation imposed by statute;

                     (d) any variation of the rate of the principal available
                         and/or the rate of interest payable in respect of the loan where that rate is offered to the borrowers of more than 10 per cent. by outstanding principal amount of loans comprised in the trust property in any interest period; or

                     (e) any variation in the frequency with which the interest payable in respect of the loan is charged

"PURPOSE-BUILT"      in respect of a residential dwelling, built or made for
                     such a residential purpose (as opposed to converted)


"QUARTERLY CASH      the cash amount to be accumulated and set aside by Funding
 AMOUNT"             in relation to the issuer series 1 term AAA advance in the amounts of [GBP]__, [GBP]__, [GBP]__ and [GBP]__ on the interest payment dates falling in July 2004, October 2004, January 2005 and April 2005, respectively, and which are recorded in the cash accumulation sub-ledger


"RATING" rating assigned by the rating agencies to the current notes or new notes

"RATING AGENCIES"    each of Moody's, Standard & Poor's and Fitch

"REASONABLE,         includes a lender acting within the policy applied by the
 PRUDENT MORTGAGE    seller from time to time to the originating, underwriting
 LENDER"             and servicing of loans beneficially owned by the seller
                     outside the mortgages trust

"RECEIVER"           a receiver appointed by the issuer security trustee and/or the security trustee, respectively pursuant to the issuer deed of charge and/or the Funding deed of charge

"REFERENCE BANKS"    at the closing date, the London office of each of the
                     following banks: ABN AMRO Bank N.V., Barclays Bank PLC,
                     Citibank, N.A. and The Royal Bank of Scotland plc

"REGISTERS OF        the Land Register of Scotland and/or the General Register
 SCOTLAND"           of Sasines

"REGISTRAR"          J.P. Morgan Bank Luxembourg S.A. at 5, Rue Plaetis, L-2338
                     Luxembourg, Grand Duchy of Luxembourg


"REG S"              Regulation S under the United States Securities Act of
                     1933, as amended

"REGULATED           as currently defined under FSMA (with effect from N(M), a
 MORTGAGE            contract is a regulated mortgage contract if, at the time
 CONTRACT"           it is entered into: (i) the contract is one under which
                     the lender provides credit to an individual or to the trustee; (ii) the contract provides that the obligation of the individual/trustee to repay is to be secured by a first legal mortgage on land (other than timeshare accommodation) in the UK; and (iii) at least 40 per cent.
                     of that land is used, or is intended to be used, as or in connection with a dwelling by the individual or (in the case of credit provided to the trustee) by an individual who is a beneficiary of the trust, or by a related person
                     (and, for the avoidance of doubt, where a contract provides for such repayment obligation to be secured by, in Scotland, a first standard security, that contract can amount to a "regulated mortgage contract" if the other elements of the definition are satisfied)


"REINSTATEMENT"      means in relation to a property that has been damaged,
                     repairing or rebuilding that property to the condition that it was in prior to the occurrence of the damage

"RELATED SECURITY"   in relation to a loan, the security for the repayment of
                     that loan including the relevant mortgage and all other matters applicable thereto acquired as part of the portfolio assigned to the mortgages trustee


"RELEVANT BULLET     the meaning given to it under "THE MORTGAGE TRUST -- CASH
 AMOUNT"             MANAGEMENT AND ALLOCATION OF TRUST PROPERTY -- PRINCIPAL
                     RECEIPTS"


"RELEVANT ISSUERS"   the previous issuers, the issuer and any new issuers, as
                     applicable


"RELEVANT DEPOSIT    means the sum of the following:
 AMOUNT"

                     (a)    either:

                            (i) prior to any optional redemption date in respect of the notes, any new notes or any previous notes (pursuant to the terms and conditions thereof) or if an optional redemption date has occurred in respect of the notes, any new notes or any previous notes (pursuant to the terms and conditions thereof) which has been exercised by the issuer, any new issuer or, as the case may be, any previous issuer, an amount equal to:

                                   [the Funding share of the trust property (as most recently calculated)/ the Funding share of the trust property on the closing date] x First Reserve Fund Required Amount; or

                            (ii) if the issuer, any new issuer or any previous issuer does not exercise its option to redeem the notes, any new notes or any previous notes issued by it on any optional redemption date pursuant to the terms and conditions thereof, an amount equal to:

                            [the Funding share of the trust property (as most recently calculated)/ the Funding share of the trust property on the closing date] x First Reserve Fund Required Amount x 2;

                     (b) any amounts standing to the credit of the Funding GIC account which will be applied on the next following interest payment date to pay term advances which in turn will result in any notes, any new notes or any previous notes having ratings of AAA, AA, A-1+ or A-1 from Standard & Poor's to be redeemed in whole or in part;

                     (c) any amounts standing to the credit of the mortgages trustee GIC account which will be distributed to Funding on the next following distribution date and which will be applied by Funding on the next following interest payment date to pay term advances which in turn will result in any notes, any new notes or any previous notes having ratings of AAA, AA, A-1+ or A-1 from Standard & Poor's to be redeemed in whole or in part;

                     (d) any other amounts standing to the credit of accounts maintained by the mortgages trustee, Funding or any issuer, new issuer or previous issuer with any transaction account bank and which would otherwise be required by Standard & Poor's to be rated A-1+;

                     less any amounts invested in Authorised Investments or maintained in accounts at a bank rated at least A-1+ by Standard & Poor's;


"RESERVE FUNDS"      the first reserve fund, the second reserve fund, the
                     Funding reserve fund and the Funding liquidity reserve fund

"RESERVE LEDGERS"    the first reserve ledger, the second reserve ledger, the
                     Funding reserve ledger and Funding liquidity reserve ledger

"RETAINED            the meaning given to it under "THE MORTGAGE TRUST -- CASH
 PRINCIPAL           MANAGEMENT AND ALLOCATION OF TRUST PROPERTY -- PRINCIPAL
 RECEIPTS"           RECEIPTS"


"REVENUE LEDGER"     the ledger(s) of such name created and maintained by the
                     cash manager on behalf of the mortgages trustee pursuant to the cash management agreement to record revenue receipts on the loans and interest from alternative accounts and the mortgages trustee GIC account and payments of revenue receipts from the mortgages trustee
                     GIC account to Funding and the seller on each distribution date. The revenue ledger and the principal ledger together reflect the aggregate of all amounts of cash standing to the credit of the mortgages trustee GIC account and the alternative accounts

"REVENUE RECEIPTS"   amounts received by the mortgages trustee in respect of
                     the loans other than principal receipts and third party amounts and whether received in the mortgages trustee GIC account or any alternative account


"SCHEDULED           (a) in respect of the issuer series 3 term AAA advance, the
 AMORTISATION            sum of [GBP]l due on each of the three scheduled
 AMOUNT"                 repayment dates of the issuer series 3 term AAA
                         advance;

                     (b) in respect of the previous series 1 term AAA advance
                         made by Holmes Financing (No. 7) PLC, the sum of [GBP]241,160,000 due on each scheduled repayment date of the previous series 1 term AAA advance;

                     (c) in respect of the previous series 3 term AAA advance
                         made by Holmes Financing (No. 7) PLC, the sum of [GBP]160,500,000 due on each scheduled repayment date of the previous series 3 term AAA advance;


                     (d) in respect of the previous series 1 term AAA advance
                         made by Holmes Financing (No. 4) PLC, the sum of [GBP]191,250,000 due on each scheduled repayment date of the series 1 term AAA advance

                     (e) in respect of the previous series 3 term AAA advance
                         made by Holmes Financing (No. 2) PLC, the sum of [GBP]125,000,000 due on each scheduled repayment date of the previous series 3 term AAA advance; and

                     (f) in respect of the previous series 2 term AAA advance
                         made by Holmes Financing (No. 2) PLC, the sum of [GBP]175,750,000 due on each repayment date of the previous series 2 term AAA advance

"SCHEDULED           the period commencing on the distribution date falling 3
 AMORTISATION        months prior to the scheduled repayment date of a
 PERIOD"             scheduled amortisation amount and which ends on the date
                     that an amount equal to the relevant scheduled amortisation amount has been accumulated by Funding


"SCHEDULED           the issuer series 3 term AAA advance, the previous series
 AMORTISATION TERM   1 term AAA advance and the previous series 3 term AAA
 ADVANCES"           advance made by Holmes Financing (No. 7) PLC, the previous series 1 term AAA advance made by Holmes Financing (No. 6)
                     PLC, the previous series 1 term AAA advance made by Holmes
                     Financing (No. 4) PLC, the previous series 2 term AAA advance and the previous series 3 term AAA advance made by Holmes Financing (No. 2) PLC and any new term advance that is payable in scheduled amounts on more than one scheduled repayment date


"SCHEDULED           (a) in respect of the series 1 class A issuer notes, the
 REDEMPTION DATES"       interest payment date in April 2005;

                     (b) in respect of the series 2 class A issuer notes, the
                         interest payment date in January 2007; and

                     (c) in respect of the series 3 class A issuer notes, the
                         interest payment dates in April 2008, July 2008 and October 2008

"SCHEDULED           the principal amount due to be paid on the scheduled
 REPAYMENT"          repayment date of the relevant term advances

"SCHEDULED           (a) in respect of the issuer series 1 term AAA advance, the
 REPAYMENT DATES"        interest payment date in April 2005;

                     (b) in respect of the issuer series 2 term AAA advance, the interest payment date in January 2007;

                     (c) in respect of the issuer series 3 term AAA advance, the interest payment dates in April 2008, July 2008 and October 2008;

                     (d) in respect of the issuer series 4 term AAA advances,
                         the interest payment date in January 2009;

                     (e) in respect of the previous series 1 term AAA advance
                         made by Holmes Financing (No. 7) PLC, the interest payment date in April 2004;

                     (f) in respect of the previous series 2 term AAA advance
                         made by Holmes Financing (No. 7) PLC, the interest payment date in January 2006;

                     (g) in respect of the previous series 3 term AAA advance
                         made by Holmes Financing (No. 7) PLC, the interest payment dates in January 2007 and April 2007;

                     (h) in respect of the issuer series 4 term AAA advance made by Holmes Financing (No. 7) PLC, the interest payment date on or after the interest payment date on which the previous series 3 term A advance made by Holmes Financing (No. 7) PLC has been fully repaid;

                     (i) in respect of the previous series 2 term AAA advance
                         made by Holmes Financing (No. 6) PLC, the interest payment date in April 2005;

                     (j) in respect of the previous series 3 term AAA advance
                         made by Holmes Financing (No. 6) PLC, the interest payment date in April 2007;

                     (k) in respect of the previous series 4A1 term AAA advance made by Holmes Financing (No. 6) PLC, the interest payment date in October 2007;

                     (l) in respect of the previous series 4A2 term AAA advance made by Holmes Financing (No. 6) PLC, the interest payment date in October 2007;

                     (m) in respect of the previous series 5 term AAA advance
                         made by Holmes Financing (No. 6) PLC, the interest payment date in April 2008;

                     (n) in respect of the previous series 2 term AAA advances
                         made by Holmes Financing (No. 5) PLC, the interest payment date in October 2004;

                     (o) in respect of the previous series 3 term AAA advances
                         made by Holmes Financing (No. 5) PLC, the interest payment date in October 2006;

                     (p) in respect of the previous series 1 term AAA advance
                         made by Holmes Financing (No. 4) PLC, the interest payment dates in April 2004 and July 2004;

                     (q) in respect of the previous series 2 term AAA advance
                         made by Holmes Financing (No. 4) PLC, the interest payment date in July 2006;

                     (r) in respect of the previous series 3 term AAA advances
                         made by Holmes Financing (No. 4) PLC, the interest payment date in July 2006;

                     (s) in respect of the previous series 4 term AAA advance
                         made by Holmes Financing (No. 4) PLC, the interest payment date in October 2006;

                     (t) in respect of the previous series 2 term AAA advance
                         made by Holmes Financing (No. 3) PLC, the interest payment date in January 2005;

                     (u) in respect of the previous series 3 term AAA advance
                         made by Holmes Financing (No. 3) PLC, the interest payment date in July 2006;

                     (v) in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 2) PLC, the interest payment dates in April 2004 and July 2004;

                     (w) in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 2) PLC, the interest payment dates in October 2005, January 2006, April 2006 and July 2006;

                     (x) in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 2) PLC, the interest payment date falling in October 2007;

                     (y) in respect of the previous series 2 term AAA advance made by Holmes Financing (No. 1) PLC, the interest payment date in July 2005;

                     (z) in respect of the previous series 3 term AAA advance made by Holmes Financing (No. 1) PLC, the interest payment date in July 2007;

                     (aa) in respect of the previous series 4 term AAA advance made by Holmes Financing (No. 1) PLC, the interest payment date in July 2010;

                     (bb) in respect of any new term advance which is intended to be a bullet term advance, the scheduled repayment date of that bullet term advance; and

                     (cc) in respect of any new term advance which is intended to be a scheduled amortisation term advance, the scheduled repayment dates for those scheduled amortisation term advances


"SCOTTISH LOAN"      a loan secured by a Scottish mortgage

"SCOTTISH            a mortgage secured over a property in Scotland
 MORTGAGE"

"SCOTTISH MORTGAGE   the mortgage conditions applicable to Scottish loans
 CONDITIONS"

"SEC"                The United States Securities and Exchange Commission

"SECOND RESERVE      reserve fund established on 29th November, 2000 and funded
 FUND"               from excess Funding available revenue receipts, as
                     described further in "CREDIT STRUCTURE -- SECOND RESERVE
                     FUND", and further funded on 5th July, 2001 from part of the proceeds of the previous term BB advance

"SECOND RESERVE      an amount calculated in accordance with the formula set
 FUND REQUIRED       out in "CREDIT STRUCTURE -- SECOND RESERVE FUND"
 AMOUNT"

"SECOND RESERVE      a ledger maintained by the cash manager to record the
 LEDGER"             amount credited to the second reserve fund, and subsequent withdrawals and deposits in respect of the second reserve fund

"SECOND START-UP     the loan made by the previous start-up loan provider to
 LOAN"               Funding under the second start-up loan agreement which was used in part to fund the first reserve fund

"SECOND START-UP     the agreement entered into on 29th November, 2000 between
 LOAN AGREEMENT"     the previous start-up loan provider and Funding under
                     which the second start-up loan was made by the previous start-up loan provider to Funding

"SECURITY TRUSTEE"   JPMorgan Chase Bank, London Branch at Trinity Tower, 9
                     Thomas More Street, London E1W 1YT

"SELLER"             Abbey National plc

"SELLER'S POLICY"    the originating, underwriting, administration, arrears and enforcement policy applied by the seller from time to time to loans and their related security owned solely by the seller

"SELLER SHARE"

                     the seller share of the trust property from time to time as calculated on each distribution date


"SELLER SHARE        the meaning given to it under "THE MORTGAGES TRUST -- CASH
 EVENT"              MANAGEMENT AND ALLOCATION OF TRUST PROPERTY -- PRINCIPAL
                     RECEIPTS"

"SELLER SHARE        a distribution date on which a seller share event occurs
 EVENT
 DISTRIBUTION
 DATE"


"SELLER SHARE        the seller share percentage of the trust property from
 PERCENTAGE"         time to time as calculated on each distribution date

"SEMI-DETACHED"      a house joined to another house on one side only

"SENIOR EXPENSES"    amounts ranking in priority to interest due on the term
                     advances


"SERIES 1 CLASS A    the $[1,850,000,000] series 1 class A floating rate issuer
 ISSUER NOTES"       notes due [April 2005]

"SERIES 1 CLASS B    the $[62,900,000] series 1 class B floating rate issuer
 ISSUER NOTES"       notes due [July 2040]

"SERIES 1 CLASS C    the $[107,300,000] series 1 class C floating rate issuer
 ISSUER NOTES"       notes due [July 2040]

"SERIES 2 CLASS A    the $[1,500,000,000] series 2 class A floating rate issuer
 ISSUER NOTES"       notes due [April 2011]

"SERIES 2 CLASS B    the $[51,000,000] series 2 class B floating rate issuer
 ISSUER NOTES"       notes due [July 2040]

"SERIES 2 CLASS C    the $[87,000,000] series 2 class C floating rate issuer
 ISSUER NOTES"       notes due [July 2040]

"SERIES 3 CLASS A    the [e][990,000,000] series 3 class A floating rate issuer
 ISSUER NOTES"       notes due [April 2020]

"SERIES 3 CLASS B    the [e][34,000,000] series 3 class B floating rate issuer
 ISSUER NOTES"       notes due [July 2040]

"SERIES 3 CLASS C    the [e][57,500,000] series 3 class C floating rate issuer
 ISSUER NOTES"       notes due  [July 2040]

"SERIES 4 CLASS A    the series 4 class A1 issuer notes and the series 4 class
 ISSUER NOTES"       A2 issuer notes

"SERIES 4 CLASS A1   the [GBP][500,000,000] series 4 class A1 floating rate
 ISSUER NOTES"       issuer notes due [July 2040]

"SERIES 4 CLASS A2   the $[500,000,000] series 4 class A2 floating rate issuer
 ISSUER NOTES"       notes due [July 2040]

"SERIES 4 CLASS B    the [GBP][26,300,000] series 4 class B floating rate
 ISSUER NOTES"       issuer notes due [July 2040]

"SERIES 4 CLASS C    the [GBP][44,800,000] series 4 class C floating rate
 ISSUER NOTES"       issuer notes due [July 2040]

"SERIES 1 CLASS A    the issuer dollar currency swap entered into in relation
 ISSUER DOLLAR       to the series 1 class A issuer notes
 CURRENCY SWAP"

"SERIES 1 CLASS B    the issuer dollar currency swap entered into in relation
 ISSUER DOLLAR       to the series 1 class B issuer notes
 CURRENCY SWAP"

"SERIES 1 CLASS C    the issuer dollar currency swap entered into in relation
 ISSUER DOLLAR       to the series 1 class C issuer notes
 CURRENCY SWAP"

"SERIES 2 CLASS A    the issuer dollar currency swap entered into in relation
 ISSUER DOLLAR       to the series 2 class A issuer notes
 CURRENCY SWAP"

"SERIES 2 CLASS B    the issuer dollar currency swap entered into in relation
 ISSUER DOLLAR       to the series 2 class B issuer notes
 CURRENCY SWAP"

"SERIES 2 CLASS C    the issuer dollar currency swap entered into in relation
 ISSUER DOLLAR       to the series 2 class C issuer notes
 CURRENCY SWAP"

"SERIES 3 CLASS A    the issuer euro currency swap entered into in relation to
 ISSUER EURO         the series 3 class A issuer notes
 CURRENCY SWAP"

"SERIES 3 CLASS B    the issuer euro currency swap entered into in relation to
 ISSUER EURO         the series 3 class B issuer notes
 CURRENCY SWAP"

"SERIES 3 CLASS C    the issuer euro currency swap entered into in relation to
 ISSUER EURO         the series 3 class C issuer notes
 CURRENCY SWAP"

"SERIES 4 CLASS A2   the issuer dollar currency swap entered into in relation
 ISSUER DOLLAR       to the series 4 class A2 issuer notes
 CURRENCY SWAP"

"SERIES 1 CLASS A    __
 ISSUER DOLLAR
 CURRENCY SWAP
 PROVIDER"

"SERIES 1 CLASS B    __
 ISSUER DOLLAR
 CURRENCY SWAP
 PROVIDER"

"SERIES 1 CLASS C    __
 ISSUER DOLLAR
 CURRENCY SWAP
 PROVIDER"

"SERIES 2 CLASS A    __
 ISSUER DOLLAR
 CURRENCY SWAP
 PROVIDER"

"SERIES 2 CLASS B    __
 ISSUER DOLLAR
 CURRENCY SWAP
 PROVIDER"

"SERIES 2 CLASS C    __
 ISSUER DOLLAR
 CURRENCY SWAP
 PROVIDER"

"SERIES 3 CLASS A    __
 ISSUER EURO
 CURRENCY SWAP
 PROVIDER"

"SERIES 3 CLASS B    __
 ISSUER EURO
 CURRENCY SWAP
 PROVIDER"

"SERIES 3 CLASS C    __
 ISSUER EURO
 CURRENCY SWAP
 PROVIDER"

"SERIES 4 CLASS A2    __
 ISSUER DOLLAR
 CURRENCY SWAP
 PROVIDER"

"SERIES 1 CLASS A    the series 1 class A previous notes issued by the previous
 PREVIOUS NOTES"     issuers, as described further in "DESCRIPTION OF THE
                     PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                     INTERCOMPANY LOANS"

"SERIES 1 CLASS B    the series 1 class B previous notes issued by the previous
 PREVIOUS NOTES"     issuers, as described further in "DESCRIPTION OF THE
                     PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                     INTERCOMPANY LOANS"

"SERIES 1 CLASS C    the series 1 class C previous notes issued by the previous
 PREVIOUS NOTES"     issuers, as described further in "DESCRIPTION OF THE
                     PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                     INTERCOMPANY LOANS"

"SERIES 1 CLASS M    the series 1 class M previous notes issued by Holmes
 PREVIOUS NOTES"     Financing (No. 7) PLC, as described further in
                     "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES
                     AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 2 CLASS A    the series 2 class A previous notes issued by the previous
 PREVIOUS NOTES"     issuers, as described further in "DESCRIPTION OF THE
                     PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                     INTERCOMPANY LOANS"

"SERIES 2 CLASS A1   the series 2 class A1 previous notes issued by the
 PREVIOUS NOTES"     previous issuers, as described further in "DESCRIPTION OF
                     THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                     INTERCOMPANY LOANS"

"SERIES 2 CLASS A2   the series 2 class A2 previous notes issued by the
 PREVIOUS NOTES"     previous issuers, as described further in "DESCRIPTION OF
                     THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                     INTERCOMPANY LOANS"

"SERIES 2 CLASS B    the series 2 class B previous notes issued by the previous
 PREVIOUS NOTES"     issuers, as described further in "DESCRIPTION OF THE
                     PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                     INTERCOMPANY LOANS"

"SERIES 2 CLASS C    the series 2 class C previous notes issued by the previous
 PREVIOUS NOTES"     issuers, as described further in "DESCRIPTION OF THE
                     PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                     INTERCOMPANY LOANS"

"SERIES 2 CLASS M    the series 2 class M previous notes issued by Holmes
 PREVIOUS NOTES"     Financing (No. 7) PLC, as described further in
                     "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES
                     AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 3 CLASS A    the series 3 class A previous notes issued by the previous
 PREVIOUS NOTES"     issuers, as described further in "DESCRIPTION OF THE
                     PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                     INTERCOMPANY LOANS"

"SERIES 3 CLASS A1   the series 3 class A1 previous notes issued by the
 PREVIOUS NOTES"     previous issuers, as described further in "DESCRIPTION OF
                     THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                     INTERCOMPANY LOANS"

"SERIES 3 CLASS A2   the series 3 class A2 previous notes issued by the
 PREVIOUS NOTES"     previous issuers, as described further in "DESCRIPTION OF
                     THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                     INTERCOMPANY LOANS"

"SERIES 3 CLASS B    the series 3 class B previous notes issued by the previous
 PREVIOUS NOTES"     issuers, as described further in "DESCRIPTION OF THE
                     PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                     INTERCOMPANY LOANS"

"SERIES 3 CLASS C    the series 3 class C previous notes issued by the previous
 PREVIOUS NOTES"     issuers, as described further in "DESCRIPTION OF THE
                     PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                     INTERCOMPANY LOANS"
"SERIES 3 CLASS D    the series 3 class D1 previous notes, the series 3 class
 PREVIOUS NOTES"     D2 previous notes and the series 3 class D3 previous notes

"SERIES 3 CLASS D1   the series 3 class D1 previous notes issued by Holmes
 PREVIOUS NOTES"     Financing (No. 4) PLC, as described further in
                     "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES
                     AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 3 CLASS D2   the series 3 class D2 previous notes issued by Holmes
 PREVIOUS NOTES"     Financing (No. 4) PLC, as described further in
                     "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES
                     AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 3 CLASS D3   the series 3 class D3 previous notes issued by Holmes
 PREVIOUS NOTES"     Financing (No. 4) PLC, as described further in
                     "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES
                     AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 3 CLASS M    the series 3 class M previous notes issued by Holmes
 PREVIOUS NOTES"     Financing (No. 7) PLC, as described further in
                     "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES
                     AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 4 CLASS A    the series 4 class A previous notes issued by the previous
 PREVIOUS NOTES"     issuers, as described further in "DESCRIPTION OF THE
                     PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                     INTERCOMPANY LOANS"

"SERIES 4 CLASS B    the series 4 class B previous notes issued by the previous
 PREVIOUS NOTES"     issuers, as described further in "DESCRIPTION OF THE
                     PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                     INTERCOMPANY LOANS"

"SERIES 4 CLASS A1   the series 4 class A1 previous notes issued by the
 PREVIOUS NOTES"     previous issuers, as described further in "DESCRIPTION OF
                     THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                     INTERCOMPANY LOANS"

"SERIES 4 CLASS A2   the series 4 class A2 previous notes issued by the
 PREVIOUS NOTES"     previous issuers, as described further in "DESCRIPTION OF
                     THE PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                     INTERCOMPANY LOANS"

"SERIES 4 CLASS C    the series 4 class C previous notes issued by the previous
 PREVIOUS NOTES"     issuers, as described further in "DESCRIPTION OF THE
                     PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                     INTERCOMPANY LOANS"


"SERIES 4 CLASS M    the series 4 class M previous notes issued by the previous
 PREVIOUS NOTES"     issuers, as described further in "DESCRIPTION OF THE
                     PREVIOUS ISSUERS, THE PREVIOUS NOTES AND THE PREVIOUS
                     INTERCOMPANY LOANS"


"SERIES 5 CLASS A    the series 5 class A previous notes issued by Holmes
 PREVIOUS NOTES"     Financing (No. 6) PLC, as described further in
                     "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES
                     AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 5 CLASS B    the series 5 class B previous notes issued by Holmes
 PREVIOUS NOTES"     Financing (No. 6) PLC, as described further in
                     "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES
                     AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 5 CLASS C    the series 5 class C previous notes issued by Holmes
 PREVIOUS NOTES"     Financing (No. 6) PLC, as described further in
                     "DESCRIPTION OF THE PREVIOUS ISSUERS, THE PREVIOUS NOTES
                     AND THE PREVIOUS INTERCOMPANY LOANS"

"SERIES 1 ISSUER     the series 1 class A issuer notes, the series 1 class B
 NOTES"              issuer notes and the series 1 class C issuer notes

"SERIES 2 ISSUER     the series 2 class A issuer notes, the series 2 class B
 NOTES"              issuer notes and the series 2 class C issuer notes

"SERIES 3 ISSUER     the series 3 class A issuer notes, the series 3 class B
 NOTES"              issuer notes and the series 3 class C issuer notes

"SERIES 4 ISSUER     the series 4 class A issuer notes, the series 4 class B
 NOTES"              issuer notes and the series 4 class C issuer notes

"SERVICER"           Abbey National plc or such other person as may from time
                     to time be appointed as servicer of the portfolio pursuant to the servicing agreement


"SERVICING           the agreement entered into on 26th July, 2000 (as amended
 AGREEMENT"          and restated on 29th November, 2000 and as further amended and restated on 23rd May, 2001 and on 7th November, 2002), between the Servicer, the mortgages trustee, the security trustee and Funding under which the servicer agrees to administer the loans and their related security comprised in the portfolio, as described further in "THE SERVICING
                     AGREEMENT"


"SEVENTH START-UP    the loan made by the start-up loan provider to Funding
 LOAN"               under the seventh start-up loan agreement

"SEVENTH START-UP    the agreement entered into on 26th March, 2003 between the
 LOAN AGREEMENT"     start-up loan provider and Funding under which the seventh start-up loan will be made by the start-up loan provider to Funding

"SHORTFALL"          the deficiency of Funding available income receipts on an
                     interest payment date over the amounts due by Funding under the Funding pre- enforcement revenue priority of payments

"SIXTH START-UP      the loan made by the start-up loan provider to Funding
 LOAN"               under the sixth start-up loan agreement

"SIXTH START-UP      the agreement entered into on 7th November, 2002 between
 LOAN AGREEMENT"     the start-up loan provider and Funding under which the
                     sixth start- up loan was made by the start-up loan provider to Funding

"SPECIFIED MINIMUM   the rate specified in the offer conditions
 RATE"

"STABILISED RATE"    the rate to which any loan reverts after the expiration of any period during which any alternative method(s) of calculating the interest rate specified in the offer conditions are used

"STANDARD &          Standard & Poor's Rating Services, a division of The
 POOR'S"             McGraw-Hill Companies, Inc.

"START-UP LOAN       the current start-up loan agreements and all new start-up
 AGREEMENTS"         loan agreements

"START-UP LOAN       Abbey National plc, in its capacity as provider of the
 PROVIDER"           first start-up loan, the second start-up loan, the third
                     start-up loan, the fourth start-up loan, the fifth start-up loan, the sixth start-up loan, the seventh start-up loan and the eighth start-up loan

"SVR"                the Abbey SVR or the mortgages trustee SVR, as applicable

"SVR LOAN"           a loan which is subject to the mortgages trustee SVR or,
                     as applicable, the Abbey SVR

"SWAP AGREEMENTS"    the Funding swap agreement and the issuer swap agreements

"SWAP EARLY          a circumstance in which a swap agreement can be terminated
 TERMINATION         prior to its scheduled termination date
 EVENT"

"SWAP PROVIDERS"     the Funding swap provider and/or any of the issuer swap
                     providers

"TARGET BUSINESS     a day on which the Trans-European Automated Real-time
 DAY"                Gross settlement Express Transfer (TARGET) System is open

"TERM A ADVANCES"    the previous term A advances and any new term A advance
                     made by a new issuer to Funding that has a term advance rating of "A" or its equivalent

"TERM AA ADVANCES"   the previous term AA advances, the issuer term AA advances and any new term AA advance made by a new issuer to Funding that has a term advance rating of "AA" or its equivalent

"TERM AAA            the previous term AAA advances, the issuer term AAA
 ADVANCES"           advances and any new term AAA advance made by a new issuer to Funding that has a term advance rating of "AAA" or its equivalent

 "TERM BB            the previous term BB advance and any new term BB advance
ADVANCES"            made by a new issuer to Funding that has a term advance
                     rating of "BB" or its equivalent

"TERM BBB            the previous term BBB advances, the issuer term BBB
 ADVANCES"           advances and any new term BBB advance made by a new issuer to Funding that has a term advance rating of "BBB" or its equivalent


"TERM ADVANCES"      the term AAA advances, the term AA advances, the term A
                     advances, the term BBB advances and the term BB advances outstanding from time to time

"TERM ADVANCE        the designated rating assigned to a term advance which
 RATING"             corresponds to the rating of the class of notes when first issued to provide funds for that term advance so that, for example, any term AAA advance has a term advance rating of "AAA" to reflect the ratings of AAA/Aaa/AAA then assigned to the corresponding notes (other than the issuer series 1 class A issuer notes or the previous series 1 class A notes of Holmes Financing (No. 6) PLC)


"TERRACED"           a house in a row of houses built in one block in a uniform style

"THIRD PARTY         includes:
 AMOUNTS"

                     (a) payments of high loan-to-value fees due to the seller;

                     (b) amounts under a direct debit which are repaid to the
                         bank making the payment if such bank is unable to recoup that amount itself from its customer's account; or

                     (c) payments by borrowers of early repayment fees and
                         product charges which are due to the seller

"THIRD START-UP      the loan made by the start-up loan provider to Funding
 LOAN"               under the third start-up loan agreement which will be used in part to fund the first reserve fund

"THIRD START-UP      the agreement entered into on 23rd May, 2001 between the
 LOAN AGREEMENT"     start-up loan provider and Funding under which the third
                     start- up loan was made by the start-up loan provider to Funding

"TRACKER LOAN"       a loan where interest is linked to a variable interest
                     rate other than the SVR. For example, the rate on a tracker loan may be set at a margin above sterling LIBOR or above rates set by the Bank of England

"TRACKER RATE"       the rate of interest applicable to a tracker loan (before
                     applying any cap or minimum rate)

"TRANSACTION         the issuer transaction documents, the other documents
 DOCUMENTS"          listed in paragraph (D) in "LISTING AND GENERAL
                     INFORMATION", the previous intercompany loan agreements, the previous start-up loan agreements, the previous swap agreements, other documents relating to the issue of previous notes by the previous issuers and any new intercompany loan agreements, new start-up loan agreements, new swap agreements, other documents relating to issues of new notes by new issuers, the mortgages trustee guaranteed investment contract and all other agreements referred to therein

"TRANSFER AGENT"     J.P. Morgan Bank Luxembourg S.A. at 5 Rue Plaetis, L-2238,
                     Luxembourg

"TRIGGER EVENT"      an asset trigger event and/or a non-asset trigger event

"TRUST PROPERTY"     includes:

                     (a) the sum of [GBP]100 settled by SPV Management Limited
                         on trust on the date of the mortgage trust deed;

                     (b) the current portfolio of loans and their related
                         security assigned to the mortgages trustee by the seller;

                     (c) any new loans and their related security assigned to
                         the mortgages trustee by the seller after the closing date;

                     (d) any drawings under flexible loans;

                     (e) any interest and principal paid by borrowers on their
                         loans;

                     (f) any other amounts received under the loans and related security (excluding third party amounts); and

                     (g) amounts on deposit and interest earned on such amounts in the mortgages trustee GIC account and in the alternative accounts

"UK LISTING          the FSA in its capacity as competent authority under FSMA
 AUTHORITY"

"UNDERPAYMENT"       a reduced payment by the borrower under a flexible loan
                     and where such reduced payment is in place of the monthly payment set out in the mortgage offer (or any changed monthly payment subsequently notified by the lender to the borrower), where there are sufficient available funds to fund the difference between the monthly payment and this reduced payment and where the borrower is not in breach of the mortgage terms for making such payment

"UNDERWRITERS"       Barclays Capital Inc., Lehman Brothers Inc. and UBS
                     Securities LLC in respect of the series 1 issuer notes, the series 2 issuer notes and the series 4 class A2 issuer notes


"UNITED STATES       a beneficial owner of issuer notes who is a "UNITED STATES
 HOLDER"             PERSON"

"UNITED STATES       (a) a citizen or resident of the United States;
 PERSON"

                     (b) a domestic partnership;

                     (c) a domestic corporation;

                     (d) any estate (other than a foreign estate); and

                     (e) any trust if: (i) a court within the United States is
                         able to exercise primary supervision over the administration of the trust; and (ii) one or more United States fiduciaries have the authority to control all substantial decisions of the trust

"US PAYING AGENT"    JPMorgan Chase Bank, New York Branch at 450 West 33rd
                     Street, New York, NY 10001-2697

"US TAX COUNSEL"     Cleary, Gottlieb, Steen & Hamilton

"USD-LIBOR"          the London Interbank Offered Rate for dollar deposits, as
                     determined by the agent bank on the following basis:


                     (1) on the interest determination date applicable to the
                         series 1 class A issuer notes, the series 1 class B issuer notes, the series 1 class C issuer notes, the series 2 class A issuer notes, the series 2 class B issuer notes, the series 2 class C issuer notes and the series 4 class A2 issuer notes, the agent bank will determine the arithmetic mean, rounded upwards to five decimal places, of the offered quotations to leading banks for deposits in dollars for the relevant interest period. The USD-LIBOR for the first interest period shall be (in the case of the series 1 class A issuer notes) linear interpolation of the arithmetic mean of such offered quotations for one-month and two-month US dollar deposits and in all other cases the linear interpolation of the arithmetic mean of such offered quotations for three-month and four-month US dollar deposits (rounded upwards, if necessary, to five decimal places).


                     This will be determined by reference to the display as quoted on the Moneyline Telerate Screen No. 3750. If the Moneyline Telerate Screen No. 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, another page as determined by the issuer with the approval of the note trustee will be used.

                     In each of these cases, the determination will be made as at or about 11.00 a.m., London time, on that date. This is called the screen rate for the series 1 class A issuer notes, the series 1 class B issuer notes, the series 1 class C issuer notes, the series 2 class A issuer notes, the series 2 class B issuer notes, the series 2 class C issuer notes and the series 4 class A2 issuer notes;

                     (2) if, on any such interest determination date, the screen rate is unavailable, the agent bank will:


                         * request the principal London office of each of the reference banks to provide the agent bank with its offered quotation to leading banks for dollar deposits of the equivalent amount and for a time equal to the relevant interest period, in the London inter-bank market as at or about 11.00 a.m. (London time); and


                         * calculate the arithmetic mean, rounded upwards to five decimal places, of those quotations;

                     (3) if on any such interest determination date the screen
                         rate is unavailable and only two or three of the reference banks provide offered quotations, the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2); and

                     (4) if fewer than two reference banks provide quotations,
                         the agent bank will consult with the note trustee and the issuer for the purpose of agreeing a total of two banks to provide such quotations and the relevant rate for that interest period will be the arithmetic mean of the quotations as calculated in (2). If no such banks are agreed then the relevant rate for that interest period will be the rate in effect for the last preceding interest period for which (1) or (2) was applicable

"VALUATION"          a methodology for determining the value of a property
                     which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "THE SERVICER AND
                     THE SERVICING AGREEMENT -- THE SERVICING AGREEMENT --
                     UNDERTAKINGS BY THE SERVICER") and which has been approved by the Director of Group Property and Survey of the seller

"VALUATION FEE"      a fee incurred by borrowers as a result of the seller or
                     servicer obtaining a valuation of the property

"VARIABLE MORTGAGE   the rate of interest which determines the amount of
 RATE"               interest payable each month on a variable rate loan

"VARIABLE RATE       a loan where the interest rate payable by the borrower
 LOAN"               varies in accordance with a specified variable rate

"VAT"                value added tax

"WAFF"               weighted average repossession frequency

"WALS"               weighted average loss severity

"WE" and "US"        the issuer

"WITHHOLDING TAX"    a tax levied under UK law, as further described in "UNITED
                     KINGDOM TAXATION -- WITHHOLDING TAX"

                                     ANNEX A



      PERIODIC REPORT RE HOLMES TRUSTEES LIMITED AND HOLMES FUNDING LIMITED
               FOR PERIOD 9TH JANUARY, 2004 TO 9TH FEBRUARY, 2004



All values are in thousands of pounds unless otherwise stated



MORTGAGE ASSET ANALYSIS



Analysis of Mortgage Trust Movements



                                                                  CURRENT PERIOD
                                                              NUMBER  [GBP]000'S
                                                           ---------  ----------
Brought Forward.......................................       353,371  23,932,989
Replenishment.........................................        16,850   1,129,787
Repurchased...........................................       (13,197)   (691,185)
Redemptions...........................................        (5,288)   (521,658)
Losses................................................           (27)         (5)
Capitalised Interest..................................             0       3,600
Other Movements.......................................             0           0
                                                           ---------  ----------
Carried Forward.......................................       351,709  23,853,528
                                                           =========  ==========




                                                                CUMULATIVE
                                                             NUMBER   [GBP]000'S
                                                          ---------  -----------
Brought Forward.......................................      115,191    6,399,214
Replenishment.........................................      679,909   48,908,135
Repurchased...........................................     (201,087) (14,005,062)
Redemptions...........................................     (241,908) (17,472,353)
Losses................................................         (396)        (761)
Capitalised Interest..................................            0       24,355
Other Movements.......................................            0            0
                                                         ----------  -----------
Carried Forward.....................................        351,709   23,853,528
                                                         ==========  ===========




                                PERIOD CPR        ANNUALISED
                                                         CPR
                                ----------        ----------
1 Month                               5.08%            79.31%       **(including
                                                                     redemptions
                                                                             and
                                                                    repurchases)
3 Month                              14.22%            71.45%
12 Month                             65.26%            65.26%




** The annualised CPR's are expressed as a percentage of the outstanding balance at the end of the period



Asset Profiles
Weighted Average Seasoning                                36.62           Months
Weighted Average Loan size                       [GBP]67,821.77
Weighted Average LTV                                      74.80% *** (see below)
Weighted Average Remaining Term                           18.54            Years


Product Type Analysis



                                                              [GBP]000'S       %
                                                              ----------  ------
Variable Rate                                                  9,002,321   37.74%
Fixed Rate                                                     3,966,842   16.63%
Tracker Rate                                                  10,884,365   45.63%
                                                              ----------  ------
                                                              23,853,528  100.00%
                                                              ==========  ======


    As at 9th February, 2004 approximately 7% of the loans were flexible loans



Repayment Method Analysis                                     [GBP]000'S       %
                                                             -----------  ------
Endowment                                                     6,380,819    26.75%
Interest Only                                                 2,783,707    11.67%
Repayment                                                    14,689,003    61.58%
                                                             -----------  ------
                                                             23,853,528   100.00%
                                                             ===========  ======



    As at 9th February, 2004 approximately 7.6% of the loans were self-certified


Loan Purpose Analysis                                        [GBP]000'S        %
                                                             -----------  ------
Purchase                                                     20,783,579    87.13%
Remortgage                                                    3,069,949    12.87%
                                                             -----------  ------
                                                             23,853,528   100.00%
                                                             ===========  ======


Mortgage Standard Variable Rate



EFFECTIVE DATE                                                              RATE
                                                                            ----
01 December 2003                                                            5.75%
01 August 2003                                                              5.54%
01 March 2003                                                               5.79%
                                                                            ----
01 November 2002                                                            5.94%
                                                                            ====

Geographic Analysis



REGION                                                NUMBER  [GBP]000'S       %
                                                     -------  ----------  ------
East Anglia                                          13,842     869,385    3.64%
East Midlands                                        18,898   1,096,557    4.60%
Greater London                                       57,988   5,120,860   21.47%
North                                                14,813     735,657    3.08%
North West                                           40,620   2,161,936    9.06%
Scotland                                             22,925   1,215,812    5.10%
South East                                           90,534   7,354,466   30.83%
South West                                           27,319   1,825,372    7.65%
Wales                                                17,693     896,436    3.76%
West Midlands                                        24,141   1,403,537    5.88%
Yorkshire and Humberside                             22,164   1,126,884    4.72%
Unknown                                                 772      46,626    0.20%
                                                    -------  ----------  ------
Total                                               351,709  23,853,528  100.00%
                                                    =======  ==========  ======




Original LTV Bands



REGION                                                NUMBER  [GBP]000'S       %
                                                     -------  ----------  ------
0.00 - 25.00                                           8,186     335,650    1.41%
25.01 - 50.00                                         47,265   2,674,093   11.21%
50.01 - 75.00                                        108,539   7,965,710   33.39%
75.01 - 80.00                                         19,603   1,473,400    6.18%
80.01 - 85.00                                         24,861   1,927,617    8.08%
85.01 - 90.00                                         50,060   3,897,355   16.34%
90.01 - 95.00                                         93,195   5,579,703   23.39%
                                                     -------  ----------  ------
Total                                                351,709  23,853,528  100.00%
                                                     =======  ==========  ======



*** The balance is the current outstanding balance on the account including accrued interest. The LTV is that at origination and excludes any capitalised high loan to value fees, valuation fees or booking fees.



Arrears



BAND                                         NUMBER   PRINCIPAL  OVERDUE       %
                                            -------  ----------  -------  ------
Current                                     341,458  23,210,929   (4,436)  97.33%
1.00 - 1.99 months                            6,328     396,790   3,164     1.66%
2.00 - 2.99 months                            1,885     115,169   1,715     0.48%
3.00 - 3.99 months                              809      50,000   1,052     0.21%
4.00 - 4.99 months                              415      26,770     726     0.11%
5.00 - 5.99 months                              259      15,827     530     0.07%
6.00 -11.99 months                              418      25,570   1,238     0.11%
12 months and over                               54       3,435     338     0.01%
Properties in Possession                         83       4,393     318     0.02%
                                            -------  ----------  -------  ------
Total                                       351,709  23,848,883   4,645   100.00%
                                            =======  ==========  =======  ======

Definition of Arrears



This arrears multiplier is calculated as the arrears amount (which is the difference between the expected monthly repayments and the amount that has actually been paid, i.e. a total of under and/or over payments) divided by the monthly amount repayable. It is recalculated every time the arrears amount changes, i.e. on the date when a payment is due.



Movement in Shares of Trust



                                                             FUNDING      SELLER
                                                          [GBP]000'S  [GBP]000'S
                                                          ----------  ----------
Balance Brought Forward                                   13,364,669  10,568,320
Replenishment of Assets                                            0   1,129,787
Acquisition by Funding                                             0           0
Distribution of Principal Receipts                          (608,109)   (604,734)
Allocation of Losses                                              (3)         (2)
Share of Capitalised Interest                                  2,011       1,589
Payment Re Capitalised Interest                               (2,011)      2,011
                                                          ==========  ==========
Balance Carried Forward                                   12,756,557  11,096,971
                                                          ==========  ==========

Carried Forward Percentage                                 53.47870%   46.52130%
                                                          ==========  ==========

Minimum Seller Share                                         954,141      4.00#%
                                                          ==========  ==========



Cash Accumulation Ledger



                                                                      [GBP]000'S
                                                                      ----------
Brought Forward                                                          695,368
Additional Amounts Accumulated                                           608,112
Payment of Notes                                                        (695,317)
                                                                      ----------
Carried Forward                                                          608,163
                                                                      ==========

TARGET BALANCE                                                           608,160
                                                     payable on 15th April, 2004

Liquidity Facilities



                                                              DRAWN      UNDRAWN
                                                         [GBP]000'S   [GBP]000'S
                                                         ----------  -----------
Holmes Funding                                               [GBP]0  [GBP]25,000
Holmes Financing 1                                           [GBP]0  [GBP]25,000
Holmes Financing 2                                           [GBP]0  [GBP]25,000
Holmes Financing 3                                           [GBP]0  [GBP]25,000
Holmes Financing 4                                           [GBP]0  [GBP]25,000
Holmes Financing 5                                           [GBP]0  [GBP]25,000
Holmes Financing 6                                           [GBP]0  [GBP]25,000



Excess Spread *



Quarter to 15/01/04                                                       0.4098%
Quarter to 15/10/03 (Restated)**                                          0.3433%
Quarter to 15/07/03 (Restated)**                                          0.3852%
Quarter to 15/04/03 (Restated)**                                          0.3806%
                                                                          ======


* Excess spread is calculated by reference to deferred consideration (determined according to relevant accounting policies) for the period, adjusted for non-cash related items and items relating to amounts falling due after transfers to the first and second reserve funds in the Funding Revenue Priority of Payments, expressed as a percentage of the average note balance over that period.



**The figures for excess spread in prior periods have been restated to incorporate the cumulative effects of accounting adjustments. This restatement does not affect the past or current cash value of amounts standing to the credit of either the first or the second reserve funds.



Reserve Funds



                                              FIRST RESERVE       SECOND RESERVE
                                        -------------------  -------------------
Balance as at 15/01/2004                [GBP]292,045,557.96   [GBP]56,890,739.99
Required Amount as at 15/01/2004        [GBP]350,000,000.00  [GBP]122,161,456.00
Percentage of Notes                                    2.18%                0.42%



Properties in Possession



Stock



                                                                CURRENT PERIOD
                                                              NUMBER  [GBP]000'S
                                                              ------  ----------
Brought Forward                                                   72       3,690
Repossessed in Period                                             30       2,485
Sold in Period                                                   (19)     (1,464)
                                                              ------  ----------
Carried Forward                                                   83       4,711
                                                              ======  ==========




                                                                  CUMULATIVE
                                                              NUMBER  [GBP]000'S
                                                              ------  ----------
Repossessed to date                                              488      27,409
Sold to date                                                    (405)    (22,698)
                                                              ------  ----------
Carried Forward                                                   83       4,711
                                                              ======  ==========


Repossession Sales Information



AVERAGE TIME POSSESSION TO SALE                                          79 DAYS
AVERAGE ARREARS AT TIME OF SALE                                       [GBP]3,237




MIG Claim Status



                                                              NUMBER  [GBP]000'S
                                                              ------  ----------
MIG Claims made                                                  188       1,348
MIG Claims outstanding                                             5          10
Average time claim to payment                                     35



Trigger Events



    There has been no debit to the AAA Principal Deficiency Ledger



    The Seller has not suffered an Insolvency Event



    The Seller is still the Servicer



    The Outstanding Principal balance is in excess of [GBP]21 billion




RETIRED CLASS A NOTES



DATE RETIRED         HOLMES 1  HOLMES 2  HOLMES 3  HOLMES 4  HOLMES 5  HOLMES 6  HOLMES 7

02Q3                      ---       703       ---       ---       352       ---       ---
02Q4                      ---       ---       ---       ---       352       ---       ---
03Q1                      ---       ---       750       ---       ---       ---       ---
03Q2                      ---       ---       ---       ---       ---       ---       ---
03Q3                      600       ---       ---       ---       ---       481       ---
03Q4                      ---       176       ---       191       ---       481       ---
04Q1                      ---       176       ---       191       ---       ---       241


OUTSTANDING CLASS A NOTES



EXPECTED REDEMPTION  HOLMES 1  HOLMES 2  HOLMES 3  HOLMES 4  HOLMES 5  HOLMES 6  HOLMES 7


04Q1                      ---       ---       ---       ---       ---       ---       ---
04Q2                      ---       176       ---       191       ---       ---       241
04Q3                      ---       176       ---       191       ---       ---       ---
04Q4                      ---       ---       ---       ---       698       ---       ---
05Q1                      ---       ---       750       ---       ---       ---       ---
05Q2                      ---       ---       ---       ---       ---       801       ---
05Q3                      650       ---       ---       ---       ---       ---       ---
05Q4                      ---       125       ---       ---       ---       ---       ---
06Q1                      ---       125       ---       ---       ---       ---       803
06Q2                      ---       125       ---       ---       ---       ---       ---
06Q3                      ---       125       500     1,340       ---       ---       ---
06Q4                      ---       ---       ---       350       875       ---       ---
07Q1                      ---       ---       ---       ---       ---       ---       161
07Q2                      ---       ---       ---       ---       ---       634       161
07Q3                      575       ---       ---       ---       ---       ---       ---
07Q4                      ---       300       ---       ---       ---       770       ---
08Q1                      ---       ---       ---       ---       ---       ---       ---
08Q2                      ---       ---       ---       ---       ---       500       592
08Q3                      ---       ---       ---       ---       ---       ---       ---
08Q4                      ---       ---       ---       ---       ---       ---       ---
09Q1                      ---       ---       ---       ---       ---       ---       ---
09Q2                      ---       ---       ---       ---       ---       ---       ---
09Q3                      ---       ---       ---       ---       ---       ---       ---
09Q4                      ---       ---       ---       ---       ---       ---       ---
10Q1                      ---       ---       ---       ---       ---       ---       ---
10Q2                      ---       ---       ---       ---       ---       ---       ---
10Q3                      250       ---       ---       ---       ---       ---       ---
10Q4                      ---       ---       ---       ---       ---       ---       ---

                  [LOGO: EXPECTED REDEMPTION OF CLASS A NOTES]

                               INDEX OF APPENDICES


    The following appendices contain the text of the independent auditors' reports on each of the issuer and Funding, received by the directors of the issuer and Funding respectively from the independent auditors to the issuer and Funding, being, in each case, Deloitte & Touche LLP. The information contained in the appendices constitutes an integral part of the prospectus. None of the appendices comprise the statutory accounts of either the issuer or Funding. No statutory accounts have been prepared or delivered to the Registrar of Companies in England and Wales on behalf of the issuer since its incorporation. The first statutory accounts of the issuer will be drawn up to 31st December, 2004. The latest statutory accounts of Funding have been prepared and were drawn up to 31st December, 2002. The accounting reference date for each of the issuer and Funding will be the last day of December. The next statutory accounts for the issuer will be drawn up to 31st December, 2004, and annually on the last day of December thereafter. The next statutory accounts for Funding will be drawn up to 31st December, 2003 and annually on the last day of December thereafter.


    During the period from incorporation on 11th December, 2003 until the date of this prospectus, the issuer had not traded, and did not have any receipts or payments apart from the subscriptions of share capital referred to in "THE ISSUER". Consequently during this period, the issuer has neither made a profit nor loss and no profit and loss account nor cashflow statement has been prepared.


INDEX OF APPENDICES


Appendix A  the financial statements of Holmes Financing (No. 8) PLC as of 23rd
            January, 2004 and the independent auditors' report thereon;



Appendix B  the financial statements of Holmes Funding Limited as of 31st
            December, 2003 and 31st December 2002 and for each of the years ended 31st December, 2003, 31st December, 2002 and 31st December, 2001 and the independent auditors' report thereon;

                                   APPENDIX A


HOLMES FINANCING (NO. 8) PLC




INDEPENDENT AUDITORS' REPORT
TO THE DIRECTORS AND SHAREHOLDERS OF:
HOLMES FINANCING (NO. 8) PLC



    We have audited the accompanying balance sheet of Holmes Financing (No. 8) PLC ("the Company") as of January 23, 2004. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.



    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.



    In our opinion, the balance sheet presents fairly, in all material respects, the financial position of the Company as of January 23, 2004 in conformity with accounting principles generally accepted in the United States of America.







DELOITTE & TOUCHE LLP
London, England
February 3, 2004.

HOLMES FINANCING (NO. 8) PLC

BALANCE SHEET
JANUARY 23, 2004



ASSETS                                                           NOTE      [GBP]
                                                                       ---------
Cash and cash equivalents                                                 12,502
                                                                       ---------
                                                                          12,502
                                                                       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Common Stock (authorised 100,000 shares, [GBP]1.00 par
value, issued and outstanding 50,000 shares comprising
2 fully paid and 49,998 partly paid to 25 pence each)               3     50,000
Less receivable from stockholders                                   3   (937,498)
                                                                       ---------
Total liabilities and stockholders' equity                                12,502
                                                                       =========


See accompanying Notes to the Balance Sheet

HOLMES FINANCING (NO. 8) PLC

NOTES TO THE BALANCE SHEET

1.     OPERATING ACTIVITIES

       The Company was incorporated in England and Wales on December 11, 2003. The principal purpose of the Company is to issue asset backed floating rate notes and enter into financial arrangements in that connection. The Company has not had any trading activity to date.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(1) The financial information set out in the balance sheet has been prepared in accordance with accounting principles generally accepted in the United States of America.

(2) The financial statements of the Company have been prepared in pounds sterling ([GBP]), the currency of the United Kingdom, which is the Company's functional currency.

(3) From incorporation to the balance sheet date, no transactions have been undertaken except for the issue of share capital and consequently no statement of income or statement of cash flows have been produced.

(4) In conformity with generally accepted accounting principles, the preparation of our financial statements requires our management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses in our financial statements and accompanying notes. Although these estimates are based on our knowledge of current events and actions we may undertake in the future, actual results may ultimately differ from estimates.

3.     COMMON STOCK

       The Company was incorporated with authorised capital of [GBP]100,000 comprising 100,000 ordinary shares of [GBP]1 each.

       On January 14, 2004, 49,998 ordinary shares were partly paid to 25 pence, and 2 subscriber shares were fully paid up. The balance of [GBP]37,498 is payable by the stockholders upon the Company's demand.

4.     ULTIMATE HOLDING COMPANY

       The parent company of the Company is Holmes Holdings Limited, a company incorporated in Great Britain and registered in England and Wales. SPV Management Limited, a company registered in England and Wales, holds all of the shares in Holmes Holdings Ltd (one jointly with M McDermott as nominee) as trustee under a discretionary charitable trust dated 17 February 1999 for the benefit of nurses employed in the UK and for charities.

5.     NEW ACCOUNTING PRONOUNCEMENTS

       In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), as an interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements." This was revised in December 2003 and re- issued as FIN 46R. FIN 46 addresses consolidation of variable interest entities ("VIEs") by business enterprises. An entity is considered a VIE subject to consolidation if the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support or if the equity investors lack one of three characteristics of a controlling financial interest. First, the equity investors lack the ability to make decisions about the entity's activities through voting rights or similar rights. Second, they do not bear the obligation to absorb the expected losses of the entity if they occur. Lastly, they do not claim the right to receive expected returns of the entity if they occur, which are the compensation for the risk of absorbing the expected losses. FIN 46 requires that VIEs be consolidated by the primary beneficiary, which is the entity that maintains and has the majority of the expected losses and/or majority of expected residual returns. For all variable interest entities created after January 31, 2003, the provisions of FIN 46 were effective immediately. For all Special Purpose Entities ("SPEs") created prior to February 1, 2003, public entities must apply either the provisions of FIN 46 or early adopt the provisions of FIN 46-R at the end of the first interim or annual reporting period ending after December 15, 2003. If a Public Entity applies FIN 46 for such period, the provisions of FIN 46-R must be applied as of the end of the first interim or annual reporting period ending after March 15, 2004.


       We do not believe that the adoption of FIN 46 and FIN 46-R will have a material impact on our financial statements.

       In May 2003, FASB issued FAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("FAS 150"), which establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity. FAS 150 requires the classification of a financial instrument that is within its scope as a liability (or an asset in some circumstances). FAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We do not expect the adoption of FAS 150 to have a material impact on our financial statements.

       In April 2003, FASB issued FAS No. 149, "Amendment of FASB Statement No. 133 on Derivative Instruments and Hedging Activities." This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement improves financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. For example, this Statement requires that financial guaranty insurance for which the underlying risk is linked to a derivative be accounted for as a derivative. This Statement is generally effective for contracts entered into or modified after June 30, 2003, except for the provisions of this Statement that relate to FAS No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003 and for hedging relationships designated after June 30, 2003. All provisions are to be applied prospectively, except for the provisions of this Statement that relate to FAS No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003. These provisions are to be applied in accordance with their respective effective dates. We do not believe this Statement will have a material impact on our financial statements.

       In November 2002, FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 outlines certain measurement and disclosure provisions, which are to be applied for contracts issued or modified after January 1, 2003. Our insurance transactions and derivative contracts are excluded from the scope of FIN 45. In addition, FIN 45 expands the disclosures required by a guarantor in its interim and annual financial statements regarding obligations under certain guaranties. These disclosure requirements were effective for the year ended December 31, 2002. Our financial position and results of operations did not change as a result of the adoption of FIN 45.

                                   APPENDIX B


HOLMES FUNDING LIMITED

INDEPENDENT AUDITORS' REPORT
TO THE DIRECTORS AND SHAREHOLDERS OF:
HOLMES FUNDING LIMITED



    We have audited the accompanying statements of financial position of Holmes Funding Limited (the "Company" and a wholly owned subsidiary of Holmes Holdings Limited) as of December 31, 2003 and December 31, 2002, and the related statements of income, comprehensive profit / (loss), changes in stockholders' deficit, and cash flows for the years ended December 31, 2003, December 31, 2002, and December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2003, December 31, 2002 and December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.







DELOITTE & TOUCHE LLP
London, England


February 3, 2004.

HOLMES FUNDING LIMITED

STATEMENT OF INCOME
AMOUNTS IN THOUSANDS OF POUNDS



                                                      YEAR       YEAR       YEAR
                                                     ENDED      ENDED      ENDED
                                                  31.12.03   31.12.02   31.12.01
                                           NOTE  [GBP]'000  [GBP]'000  [GBP]'000
-----------------------------------------  ----  ---------  ---------  ---------
INTEREST INCOME
Income from investment in trust               4    722,448    642,704    501,978
Bank interest                                       34,021     24,556      6,070
Interest on related party loans               4   (598,504)  (523,580)  (414,322)
Interest on start-up loans                          (2,820)    (2,654)    (2,399)
                                                 ---------  ---------  ---------
NET INTEREST INCOME                                155,145    141,026     91,327

Write down of investment in trust                   (7,618)   (11,644)    (1,475)
                                                 ---------  ---------  ---------
Net interest income after write
down of investment in trust                        147,527    129,382     89,852
Profit / (loss) on derivative
instruments                                          7,519   (128,824)  (254,539)
Operating expenses                            5    (47,617)   (52,081)   (51,221)
                                                 ---------  ---------  ---------
PROFIT/(LOSS) BEFORE TAXATION                      107,429    (51,523)  (215,908)

Taxation                                      6    (32,227)    11,753     69,074
                                                 ---------  ---------  ---------
NET PROFIT/(LOSS)                                   75,202    (39,770)  (146,834)
                                                 =========  =========  =========

STATEMENTS OF COMPREHENSIVE PROFIT/(LOSS)
Net profit/(loss)                                   75,202    (39,770)  (146,834)

Other comprehensive income
Cumulative effect of accounting change
-- adoption of SFAS133                                 ---        ---      3,560
Transfer to income of transition adjustment
of adoption of SFAS133 (net of tax of
[GBP]239, 2002: [GBP]186)                             (559)      (434)       ---
                                                 ---------  ---------  ---------
OTHER COMPREHENSIVE INCOME                            (559)      (434)     3,560
                                                 ---------  ---------  ---------
COMPREHENSIVE PROFIT/(LOSS)                         74,643    (40,204)  (143,274)
                                                 =========  =========  =========



    The accompanying notes are an integral part of these financial statements.

HOLMES FUNDING LIMITED

STATEMENTS OF FINANCIAL POSITION
AMOUNTS IN THOUSANDS OF POUNDS



                                                            31.12.03    31.12.02
                                                    NOTE   [GBP]'000   [GBP]'000
--------------------------------------------------  ----  ----------  ----------

ASSETS
Current assets
Cash and cash equivalents                                  1,200,597   1,202,356
Other assets                                                  11,164      11,925
                                                          ----------  ----------
Total current assets                                       1,211,761   1,214,281

Investment in trust (net of allowances of              4  13,341,978  13,679,484
[GBP]22,737, 2002: [GBP]15,053)
Other assets                                                  77,637      98,260
                                                          ----------  ----------
Total assets                                              14,631,376  14,992,025
                                                          ----------  ----------
LIABILITIES
Current liabilities
Related party loans                                    4     482,320     961,292
Accrued interest payable on related party
loans                                                  4     123,510     178,889
Derivative instruments                                         5,598      17,989
Intercompany balance with related parties                      9,245         ---
Other current liabilities                                    119,958         900
                                                          ----------  ----------
TOTAL CURRENT LIABILITIES                                    740,631   1,159,070
                                                          ==========  ==========
Related party loans                                    4  13,627,717  13,593,987
Start-up loans                                         7      69,514      62,450
Derivative instruments                                       158,154     254,387
Accrued interest payable on start-up loans                     5,031       5,496
Other non-current liabilities                                141,149     102,098
                                                          ----------  ----------
TOTAL LIABILITIES                                         14,742,196  15,177,488
                                                          ----------  ----------
STOCKHOLDERS' DEFICIT
Common stock (two shares of [GBP]1 each)              10         ---         ---
Accumulated retained loss                                  (113,387)   (188,589)
Accumulated other comprehensive income (net of tax)           2,567       3,126
                                                         ----------  ----------
TOTAL STOCKHOLDERS' DEFICIT                                (110,820)   (185,463)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT              14,631,376  14,992,025
                                                         ==========  ==========




    The accompanying notes are an integral part of these financial statements

HOLMES FUNDING LIMITED




STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
AMOUNTS IN THOUSANDS OF POUNDS



                                                      2003       2002       2001
                                                 [GBP]'000  [GBP]'000  [GBP]'000
------------------------------------------------ ---------  ---------  ---------
COMMON STOCK (AUTHORISED 100 SHARES,
PAR VALUE [GBP]1 PER SHARE)
                                                 ---------  ---------  ---------
Balance, beginning of period and end
of period                                              ---        ---        ---
                                                 ---------  ---------  ---------
RETAINED LOSS
Balance, beginning of period                      (188,589)  (148,819)    (1,985)
Net profit / (loss)                                 75,202    (39,770)  (146,834)
                                                 ---------  ---------  ---------
Balance, end of period                            (113,387)  (188,589)  (148,819)
                                                 ---------  ---------  ---------
ACCUMULATED OTHER COMPREHENSIVE INCOME
Balance, beginning of period                         3,126      3,560        ---
Amortisation of effect of transition
adjustment of adoption of                             (559)      (434)     3,560
SFAS133 (net of tax of [GBP]239,
2002: [GBP]186)
                                                 ---------  ---------  ---------
Balance, end of period                               2,567      3,126      3,560
                                                 ---------  ---------  ---------
TOTAL STOCKHOLDERS' DEFICIT                       (110,820)  (185,463)  (145,259)
                                                 =========  =========  =========



    The accompanying notes are an integral part of these financial statements.

HOLMES FUNDING LIMITED




STATEMENTS OF CASH FLOWS



                                              YEAR ENDED  YEAR ENDED  YEAR ENDED
                                                31.12.03    31.12.02    31.12.01
                                        NOTE   [GBP]'000   [GBP]'000   [GBP]'000
                                        ----  ----------  ----------  ----------
RECONCILIATION OF NET PROFIT/(LOSS)
  TO NET
CASH PROVIDED BY OPERATING
ACTIVITIES
Net profit/(loss)                                 75,202     (39,770)   (146,834)
Write down against investment
  in trust                                         7,684      11,527       1,475
Transfer (from)/to other
comprehensive income                                (559)       (434)      3,560
Decrease in accrued interest
receivable                                 4         ---      16,267      10,462
Decrease/(increase) in other
assets                                            21,385      (7,823)    (89,996)
(Decrease)/increase in accrued
interest payable                           4     (55,844)     70,022      69,674
(Increase)/decrease in
derivative instruments                          (108,625)     39,774     232,602
Increase in other liabilities                    170,638      45,181      47,301
                                              ----------  ----------  ----------
NET CASH PROVIDED BY OPERATING
ACTIVITIES                                       109,881     134,744     128,244
                                              ----------  ----------  ----------
CASH FLOWS FROM INVESTING
ACTIVITIES
Purchase of investment in
trust                                      4  (2,403,550) (3,999,221) (7,313,000)
Partial maturity of investment
in trust                                       2,733,372   2,278,200         ---
                                              ----------  ----------  ----------
NET CASH RECEIVED/(USED) IN
INVESTING ACTIVITIES                             329,822  (1,721,021) (7,313,000)
                                              ----------  ----------  ----------
CASH FLOWS FROM FINANCING
ACTIVITIES
Proceeds (to)/from related
party loans entered into                   4    (445,242)  2,531,763   7,363,000
Proceeds from start-up loans
entered into                                       3,780       6,100      30,100
                                              ----------  ----------  ----------
NET CASH PROVIDED (FOR)/BY
FINANCING ACTIVITIES                            (441,462)  2,537,863   7,393,100
                                              ----------  ----------  ----------
Net (decrease)/increase in cash
and cash equivalents from
continuing operations                             (1,759)    951,586     208,344
Cash and cash equivalents at
beginning of period                            1,202,356     250,770      42,426
                                              ----------  ----------  ----------
Cash and cash equivalents at
end of period                                  1,200,597   1,202,356     250,770
                                              ----------  ----------  ----------
SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
Cash paid during the period
for taxation                                          28          19           2
Cash paid during the period
for interest                                     603,068     515,776     347,243





    The accompanying notes are an integral part of these financial statements.

HOLMES FUNDING LIMITED

NOTES TO FINANCIAL STATEMENTS

1.    OPERATING ACTIVITIES

      The principal purpose of the Company is to acquire an interest in a portfolio of mortgages and enter into all financial arrangements in that connection.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(1) The financial statements of Holmes Funding Limited have been prepared in accordance with generally accepted accounting standards in the United States of America in pounds sterling ([GBP]), the currency of the United Kingdom, which is the Company's functional currency.

(2)   The Company is domiciled in the United Kingdom.

(3)   All transactions arise from continuing operations.

(4) In conformity with generally accepted accounting principles, the preparation of our financial statements requires our management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses in our financial statements and accompanying notes. Although these estimates are based on our knowledge of current events and actions we may undertake in the future, actual results may ultimately differ from estimates.

(5) Cash and cash equivalents include all cash balances and highly liquid instruments having original maturities of three months or less.

(6)   Interest receivable is calculated on an accruals basis.

(7) The investment in the trust is carried at the outstanding unpaid principal balance of the underlying mortgage loans less any related allowance for loan losses.

      Allowances are made against trust assets when, as a result of regular appraisals of the mortgage assets in the underlying trust, it is considered that recovery is not probable. Impairment is determined by management by reference to historical default rates, historical loss severity and the degree to which the underlying loans are in arrears. The general provision assessment is made using statistical techniques developed based on previous experience and on management judgment of economic conditions. Provisions made during the year are charged to the income statement.

(8) The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In preparing the financial statements, management use estimates and assumptions that may affect reported amounts and disclosures. Estimates are used when accounting for derivatives, allowance for loan losses and deferred tax. The Company is subject to risks and uncertainties, which may cause actual results to differ from estimated results, such as impairment losses and changes in derivative valuation.

(9) As discussed in Note 8, the Company has interest rate swaps, which are used to manage its exposures to market rate movements. As the hedging criteria of Statement of Financial Accounting Standards No 133 `Accounting for Derivative Instruments and Hedging Activities' (SFAS 133) have not been met during the periods presented, these swaps have been marked to market through the statements of income and an estimated profit of [GBP]7,519,000 (December 31, 2002: loss of [GBP]128,824,000 and December
      31, 2001: loss of [GBP]254,539,000) has been recorded in the statement of income for the years ended December 31, 2003. The terms of the swaps are matched with the payment profile on the interest on the related party loans, such that the Company has an economic hedge, which from a cash flow perspective would not require an outflow of cash without a corresponding cash inflow.

      In the opinion of the directors, the unrealised loss and the resulting stockholders' deficit funds does not impact on the appropriateness of the going concern assumption in preparing the financial statements for the period, as the realisation of the losses on derivative instruments will be offset by future cash inflows from the investment in the trust.
      The Company adopted SFAS 133 on January 1, 2001. The transitional adjustment as at that date was an increase in accumulated other comprehensive income of [GBP]5,083,000 less deferred tax of [GBP]1,523,000. This represented recognition of the fair value in excess of carrying value of derivatives used in cash flow type hedges and it is being written back to the statements of income over the expected redemption profile of the underlying assets in the trust. During the year to December 31, 2003 [GBP]798,000 (December 31, 2002: [GBP]620,000) was
      released to the statement of income, along with an associated tax effect of [GBP]239,000 (December 31, 2002: [GBP]186,000) which reduced other comprehensive income by [GBP]559,000 (December 31, 2002: [GBP]434,000). Provision for deferred tax under the liability method is required in full for temporary differences. Deferred tax assets are recognised subject to any adjustment for valuation allowances. In the opinion of the Directors, the deferred tax asset is recoverable, as the realisation of the losses on derivative instruments will be offset by taxable income from the investment in the trust against which the deferred tax asset will then be applied.

3.    ULTIMATE HOLDING COMPANY

      The parent company of the Company is Holmes Holdings Limited, a company incorporated in Great Britain and registered in England and Wales. SPV Management Limited, a company registered in England and Wales, holds all of the shares in Holmes Holdings Ltd (one jointly with M McDermott as nominee) as trustee under a discretionary charitable trust dated 17 February 1999 for the benefit of nurses employed in the UK and for charities.

4.    RELATED PARTY TRANSACTIONS

      The Company has acquired for cash an interest in the assets of Holmes Trustees Limited (the "trust") which, is a related party and a fellow subsidiary of Holmes Holdings Limited, as follows:

                                                                   CONSIDERATION
DATE ACQUIRED                                                          [GBP]'000
                                                                   -------------
July 26, 2000                                                          2,256,000
November 29, 2000                                                      2,404,516
May 23, 2001                                                           2,167,000
July 5, 2001                                                           2,667,000
November 8, 2001                                                       2,479,000
November 7, 2002                                                       3,999,221
March 26, 2003                                                         2,403,550
                                                                   -------------
                                                                      18,376,287
                                                                   =============

    Movements on Holmes Funding Ltd's share of the trust mortgage asset is shown below:

                                                                       [GBP]'000
                                                                     -----------
Balance at December 31, 2002                                          13,694,537
Additions                                                              2,403,550
Capital repayments                                                    (2,733,372)
                                                                     -----------
Balance at December 31, 2003                                          13,364,715
Less allowances                                                          (22,737)
                                                                     -----------
Investment in trust                                                   13,341,978
                                                                     ===========

    The assets of the trust comprise mortgage loans secured on residential property in England, Scotland and Wales.


    The Company receives income from the trust in proportion to its share of the total mortgage assets of the trust. During the current period the Company received income from the trust of [GBP]722,448,000 (December 31, 2002:
[GBP]642,704,000 and December 31, 2001: [GBP]501,978,000), of which [GBP]nil was receivable at December 31, 2003 (December 31, 2002: [GBP]nil and December 31, 2001: [GBP]16,267,000).

    In order to finance the purchase of the shares in the trust assets, the Company received loans from Holmes Financing (No. 1) plc, Holmes Financing (No.
2) plc, Holmes Financing (No. 3) plc, Holmes Financing (No. 4) plc, Holmes Financing (No. 5) plc, Holmes Financing (No. 6) plc and Holmes Financing (No.
7) plc, all subsidiaries of Holmes Holdings Limited.

    The inter-company loans are made up of 75 separate sub-loans, with interest determined by reference to the London Interbank Offer Rate ("LIBOR") for three-month sterling deposits plus a margin, as follows:

    LOANS OUTSTANDING FROM HOLMES FINANCING (NO. 1) PLC AT DECEMBER 31, 2003 TOTALS [GBP]1,607,000,000 AND IS MADE UP AS FOLLOWS:


                                             ORIGINAL                    MARGIN*
                             FINAL MATURITY   MARGIN*       ORIGINAL  THEREAFTER
           AMOUNT [GBP]'000            DATE         %  MARGIN* UNTIL           %
           ----------------  --------------  --------  -------------  ----------

                    650,000       July 2007      0.19      July 2010         N/A
                    575,000       July 2010      0.26      July 2010         N/A
                    250,000       July 2013      0.25      July 2010        1.25
                     23,000       July 2040      0.41      July 2010        1.41
                     24,000       July 2040      0.45      July 2010        1.45
                     11,000       July 2040      0.62      July 2010        1.62
                     30,000       July 2040      1.15      July 2010        2.15
                     30,000       July 2040      1.60      July 2010        2.60
                     14,000       July 2040      1.75      July 2010        2.75



LOANS OUTSTANDING FROM HOLMES FINANCING (NO. 2) PLC AT DECEMBER 31, 2003 TOTALS [GBP]1,465,308,000 AND IS MADE UP AS FOLLOWS:

                                             ORIGINAL
                           FINAL MATURITY   MARGIN*       ORIGINAL       MARGIN*
         AMOUNT [GBP]'000            DATE         %  MARGIN* UNTIL  THEREAFTER %
         ----------------  --------------  --------  -------------  ------------

                  527,250       July 2017      0.18   October 2007          0.36
                  500,000       July 2023      0.24   October 2007          0.48
                  300,000       July 2040      0.27   October 2007          0.54
                   26,011       July 2040      0.44   October 2007          1.44
                   19,000       July 2040      0.45   October 2007          1.45
                   12,600       July 2040      0.50   October 2007          1.50
                   34,447       July 2040      1.35   October 2007          2.35
                   25,000       July 2040      1.50   October 2007          2.50
                   21,000       July 2040      1.60   October 2007          2.60

LOANS OUTSTANDING FROM HOLMES FINANCING (NO. 3) PLC AT DECEMBER 31, 2003 TOTALS [GBP]1,356,500,000 AND IS MADE UP AS FOLLOWS:

                                           ORIGINAL
                                    FINAL   MARGIN*       ORIGINAL       MARGIN*
          AMOUNT [GBP]'000  MATURITY DATE         %  MARGIN* UNTIL  THEREAFTER %
          ----------------  -------------  --------  -------------  ------------

                   750,000   January 2005      0.16      July 2006           N/A
                   500,000      July 2040      0.24      July 2006          0.48
                    23,000      July 2040      0.40      July 2006          0.80
                    15,000      July 2040      0.40      July 2006          0.80
                    37,500      July 2040      1.27      July 2006          2.27
                    31,000      July 2040      1.50      July 2006          2.50



LOANS OUTSTANDING FROM HOLMES FINANCING (NO. 4) PLC AT DECEMBER 31, 2003 TOTALS [GBP]2,525,750,000 AND IS MADE UP AS FOLLOWS:

                                           ORIGINAL
                           FINAL MATURITY   MARGIN*       ORIGINAL       MARGIN*
         AMOUNT [GBP]'000            DATE         %  MARGIN* UNTIL  THEREAFTER %
         ----------------  --------------  --------  -------------  ------------
                  573,750       July 2015      0.19      July 2006          0.39
                  490,000       July 2008      0.29      July 2006          0.58
                  850,000       July 2040      0.23      July 2006          0.46
                  350,000    October 2009      0.24   October 2006          0.50
                   26,500       July 2040      0.41      July 2006         1.125
                   22,000       July 2040      0.46      July 2006          0.95
                   25,000       July 2040      0.46      July 2006          1.22
                   11,000       July 2040      0.43   October 2006          0.86
                   39,500       July 2040      1.28      July 2006          2.58
                   33,000       July 2040      1.58      July 2006          2.70
                   36,000       July 2040      1.38      July 2006          2.68
                   19,000       July 2040      1.50   October 2006          2.50
                   30,000       July 2040      4.75      July 2006          5.75
                   16,500       July 2040      5.19      July 2006          6.39
                    3,500       July 2040      5.12      July 2006          6.32


LOANS OUTSTANDING FROM HOLMES FINANCING (NO. 5) PLC AT DECEMBER 31, 2003 TOTALS [GBP]1,714,000,000 AND IS MADE UP AS FOLLOWS:

                                            ORIGINAL      ORIGINAL
                            FINAL MATURITY   MARGIN*       MARGIN*       MARGIN*
          AMOUNT [GBP]'000            DATE         %         UNTIL  THEREAFTER %
          ----------------  --------------  --------  ------------  ------------
                   527,500    October 2006      0.21           N/A           N/A
                   170,000    October 2006      0.21  October 2004          0.26
                   375,000    October 2008      0.24  October 2006          0.68
                   500,000       July 2040      0.23  October 2006          0.46
                    24,500       July 2040      0.46  October 2006          1.15
                    33,000       July 2040      0.44  October 2006          1.10
                    36,500       July 2040      1.58  October 2006          2.84
                    47,500       July 2040      1.56  October 2006          2.82


LOANS OUTSTANDING FROM HOLMES FINANCING (NO. 6) PLC AT DECEMBER 31, 2003 TOTALS [GBP]3,037,929,000 AND IS MADE UP AS FOLLOWS:

                                             ORIGINAL                    MARGIN*
                             FINAL MATURITY   MARGIN*       ORIGINAL  THEREAFTER
           AMOUNT [GBP]'000            DATE         %  MARGIN* UNTIL           %
           ----------------  --------------  --------  -------------  ----------
                    500,000       July 2040      0.24     April 2008        0.74
                     55,114       July 2040      1.41     April 2008        2.67
                     45,501       July 2040      1.52     April 2008        2.78
                     44,231       July 2040      1.63     April 2008        2.89
                     36,110       July 2040      1.60     April 2008        2.86
                     32,043       July 2040      0.40     April 2008        1.06
                     29,000       July 2040      1.55     April 2008        2.81
                     26,916       July 2040      0.43     April 2008        1.13
                     25,642       July 2040      0.54     April 2008        1.34
                     21,539       July 2040      0.53     April 2008        1.32
                     17,000       July 2040      0.52     April 2008        1.30
                    801,077      April 2008      0.18     April 2008         N/a
                    641,026    October 2009      0.24     April 2008        0.75
                    633,500    October 2009      0.25     April 2008        0.75
                    129,230    October 2009      0.34     April 2008        0.61


LOANS OUTSTANDING FROM HOLMES FINANCING (NO. 7) PLC AT DECEMBER 31, 2003 TOTALS [GBP]2,403,550,000 AND IS MADE UP AS FOLLOWS:

                                             ORIGINAL                    MARGIN*
                             FINAL MATURITY   MARGIN*       ORIGINAL  THEREAFTER
           AMOUNT [GBP]'000            DATE         %  MARGIN* UNTIL           %
           ----------------  --------------  --------  -------------  ----------
                    482,320      April 2004    (0.04)     April 2008         N/A
                     14,470       July 2040      0.23     April 2008        0.46
                     24,600       July 2040      0.75     April 2008        1.50
                    803,340    January 2008      0.15   January 2008         N/A
                     24,100       July 2040      0.35     April 2008        0.70
                     40,970       July 2040      0.80     April 2008        1.60
                    321,000       July 2020      0.23     April 2008        0.46
                     15,000       July 2040      0.50     April 2008        1.00
                     20,000       July 2040      0.80     April 2008        1.60
                    341,500       July 2040      0.26     April 2008        0.52
                    250,000       July 2040      0.26     April 2008        0.52
                     28,000       July 2040      0.53     April 2008        1.06
                     38,250       July 2040      0.80     April 2008        1.60

* Margin expressed as percentage over LIBOR.

    In the period interest on the loans amounted to [GBP]599,302,000 (2002:
[GBP]524,200,000 and 2001: [GBP]414,322,000, of which [GBP]123,510,000 was owing at December 31, 2003 (2002: [GBP]119,744,000 and 2001: [GBP]111,320,000).


    Interest payments are made on a quarterly basis in arrears.

    Transactions between the Company and the related parties are made on an arm's-length basis.

5.  OPERATING EXPENSES

    The principal element of operating expenses is covenanted payments to the originator of the mortgages held by the trust, which are based on the performance of the trust.

6.  TAXATION

    Taxation has been provided on income before taxation at United Kingdom statutory rates. The expected tax provision is equal to the actual tax provision in each of 2003, 2002 and 2001. The deferred income tax balances reflect the impact of temporary differences between the carrying amounts of assets and liabilities and their tax bases and are stated at enacted tax rates expected to be in effect when taxes are actually paid or recovered.

                                              YEAR ENDED  YEAR ENDED  YEAR ENDED
                                                31.12.03    31.12.02    31.12.01
                                               [GBP]'000   [GBP]'000   [GBP]'000
                                              ----------  ----------  ----------
Current tax expense                                   20          34          12
Deferred tax expense/(benefit)                     32,207    (11,787)    (69,086)
Taxation expense/(benefit)                         32,227    (11,753)    (69,074)


    The rate used for deferred tax is 30%.

COMPONENTS OF DEFERRED TAX ASSETS/(LIABILITIES)

                                                             31.12.03   31.12.02
                                                            [GBP]'000  [GBP]'000
                                                            ---------  ---------
Asset arising from marking interest rate swaps to market       45,895     75,702
Asset arising on provision against investment in trust          6,618      4,449
Liability arising from deferring discount
incentives                                                    (4,945)      (615)
                                                            ---------  ---------
Closing balance                                                47,568     79,536
                                                            ---------  ---------
Due within 1 year                                                 333      4,847
Due in more than 1 year                                        47,235     74,689
                                                            ---------  ---------
                                                               47,568     79,536
                                                            =========  =========

In the opinion of management a valuation allowance against the deferred tax asset is not required as it is more likely than not that the deferred tax asset will be realised.

Reconciliation from tax expense to the tax expense if profits were all taxed at the UK statutory rate of 30%

                                                      2003       2002       2001
                                                 [GBP]'000  [GBP]'000  [GBP]'000
                                                 ---------  ---------  ---------
Profit/(loss) on ordinary activities
  before tax                                        107,429   (51,523)  (215,908)
                                                 =========  =========  =========

Tax charged in the statements of income              32,227   (11,753)   (69,074)

Effects of:
Benefit of small companies corporation
  tax rate                                               1          3          6
Adjustments to tax charge in respect of
  previous periods                                     ---    (3,707)      4,296
                                                 =========  =========  =========

Profit/(loss) on ordinary activities
  multiplied by standard rate of corporation
  tax in the UK of 30%                               32,228   (15,457)   (64,772)
                                                 =========  =========  =========


7.  START-UP LOANS

    Seven start-up loans have been entered into with Abbey National plc, as follows:


                                                           YEAR ENDED  YEAR ENDED  YEAR ENDED
           STERLING DEPOSITS PER ANNUM                       31.12.03    31.12.02    31.12.01
LOAN       MARGIN OVER LIBOR FOR THREE-MONTH                [GBP]'000   [GBP]'000   [GBP]'000
---------  ----------------------------------------------  ----------  ----------  ----------

1st        0.30% until July 2010, 0.55% thereafter             14,792      13,000      13,000
2nd        0.30% until October 2007, 0.55% thereafter          14,742      13,250      13,250
3rd        0.25% until July 2006, 0.50% thereafter             17,500      17,500      17,500
4th        0.25% until July 2006, 0.50% thereafter              7,500       7,500       7,500
5th        0.25% until October 2006, 0.50% thereafter           5,100       5,100       5,100
6th        0.25% until October 2008, 0.50% thereafter           6,100       6,100         ---
7th        0.25%.until April 2008, 0.50% thereafter             3,780         ---         ---
                                                           ----------  ----------  ----------
                                                               69,514      62,450      56,350
                                                           ==========  ==========  ==========

The loans are repayable, when the Company has sufficient funds, as specified in the relevant prospectus, which stipulates the order of priority in which available revenue receipts are distributed. Abbey National plc is also the originator and servicer of the mortgage loans assigned to the trust as disclosed in note 9.

8.  DERIVATIVE INSTRUMENTS

    The Company pays interest on related party loans with which it finances the investments in the trust. The Company utilises interest rate swaps to convert this expenditure into a mixed variable and fixed rate based cash inflow to match the interest receivable by the Company from its investment in the trust. The maximum length of time over which the Company is hedging its exposure to the variability of the future cash outflows from interest payments on the inter-company loans and future cash inflows from the trust is 37 years, in line with the final maturity dates of the inter-company loans.

    The interest rate swap the Company has entered into receives LIBOR based interest streams to match the payments it expects to make to the related party, and pays mixed fixed rate interest and variable rate interest.

    At December 31, 2003 the total notional value of the swaps was [GBP]13,904,403,000 (2002: [GBP]13,694,000,000 and 2001: [GBP]11,973,000,000).
The fair value has been estimated by discounting the future cashflows under the swap agreement, which results in an estimated swap liability of [GBP]163,752,000 (2002: [GBP]272,376,000 and 2001: [GBP]232,602,000). This swap liability is shown under derivative instruments.


9.  SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

    Concentrations of credit risk exist if a number of counterparties are engaged in similar activities and have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

    The Company's significant exposures to credit risk arise from the ability of the trust to pay income on the Company's investment, and the ability of the interest rate swap provider to meet its obligations to the Company.

    The trust's assets comprise mortgage loans secured on residential property in England, Scotland and Wales. These loans are originated by Abbey National plc, who also service the loans assigned to the trust. Abbey National plc applies a national mortgage lending policy supported by a number of processes, including credit scoring, which enhance the ability to manage and monitor the credit risk quality of mortgage assets, manage arrears and collections and optimise the values raised from properties in possession.

    The interest rate swap provider is a subsidiary of Abbey National plc, Abbey National Treasury Services plc ("ANTS"). The obligations of ANTS are guaranteed by a deed poll made by Abbey National plc.


10. COMMON STOCK

    The Company is authorised to issue 100 shares of common stock, with a par value of [GBP]1 per share. Upon incorporation, two subscriber shares were issued to Holmes Holdings Limited, and have been fully paid. All shares issued rank equally for dividends and have equal voting rights.


11. NEW ACCOUNTING PRONOUNCEMENTS

    In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), as an interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements." This was revised in December 2003 and re-issued as FIN 46R. FIN 46 addresses consolidation of variable interest entities ("VIEs") by business enterprises. An entity is considered a VIE subject to consolidation if the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support or if the equity investors lack one of three characteristics of a controlling financial interest. First, the equity investors lack the ability to make decisions about the entity's activities through voting rights or similar rights. Second, they do not bear the obligation to absorb the expected losses of the entity if they occur. Lastly, they do not claim the right to receive expected returns of the entity if they occur, which are the compensation for the risk of absorbing the expected losses. FIN 46 requires that VIEs be consolidated by the primary beneficiary, which is the entity that maintains and has the majority of the expected losses and / or majority of expected residual returns. For all variable interest entities created after January 31, 2003, the provisions of FIN 46 were effective immediately. For all Special Purpose Entities ("SPEs") created prior to February 1, 2003, public entities must apply either the provisions of FIN 46 or early adopt the provisions of FIN 46-R at the end of the first interim or annual reporting period ending after December 15, 2003. If a Public Entity applies FIN 46 for such period, the provisions of FIN 46-R must be applied as of the end of the first interim or annual reporting period ending after March 15, 2004. We do not believe that the adoption of FIN 46 and FIN 46-R will have a material impact on our financial statements.

    In May 2003, FASB issued FAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("FAS 150"), which establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity. FAS 150 requires the classification of a financial instrument that is within its scope as a liability (or an asset in some circumstances). FAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We do not expect the adoption of FAS 150 to have a material impact on our financial statements.

    In April 2003, FASB issued FAS No. 149, "Amendment of FASB Statement No. 133 on Derivative Instruments and Hedging Activities." This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement improves financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. For example, this Statement requires that financial guaranty insurance for which the underlying risk is linked to a derivative be accounted for as a derivative. This Statement is generally effective for contracts entered into or modified after June 30, 2003, except for the provisions of this Statement that relate to FAS No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003 and for hedging relationships designated after June 30, 2003. All provisions are to be applied prospectively, except for the provisions of this Statement that relate to FAS No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003. These provisions are to be applied in accordance with their respective effective dates. We do not believe this Statement will have a material impact on our financial statements.

    In November 2002, FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 outlines certain measurement and disclosure provisions, which are to be applied for contracts issued or modified after January 1, 2003. Our insurance transactions and derivative contracts are excluded from the scope of FIN 45. In addition, FIN 45 expands the disclosures required by a guarantor in its interim and annual financial statements regarding obligations under certain guaranties. These disclosure requirements were effective for the year ended December 31, 2002. Our financial position and results of operations did not change as a result of the adoption of FIN 45.

                                     ISSUER
                          HOLMES FINANCING (NO. 7) PLC
                              Abbey National House
                                 2 Triton Square
                                 Regent's Place
                                 London NW1 3AN


                                    SERVICER
                               ABBEY NATIONAL PLC
                              Abbey National House
                                 2 Triton Square
                                 Regent's Place
                                 London NW1 3AN


             REGISTRAR AND TRANSFER AGENT                             US PAYING AGENT
           J.P. MORGAN BANK LUXEMBOURG S.A.                         JPMORGAN CHASE BANK,
                    5 rue Plaetis                                     New York Branch
                 L-2238 Luxembourg                                 450 West 33rd Street
             Grand Duchy of Luxembourg                                   New York
                                                                      NY 10001-2697

SECURITY TRUSTEE, AGENT BANK AND PRINCIPAL PAYING AGENT  NOTE TRUSTEE AND ISSUER SECURITY TRUSTEE
           JPMORGAN CHASE BANK, LONDON BRANCH                      THE BANK OF NEW YORK
                     Trinity Tower                                   One Canada Square
                  9 Thomas More Street                                London E14 5AL
                     London E1W 1YT

       LEGAL ADVISERS TO THE UNDERWRITERS, THE MANAGERS, THE NOTE TRUSTEE,
              THE ISSUER SECURITY TRUSTEE AND THE SECURITY TRUSTEE

            as to English law and US law                              as to Scots law
                  ALLEN & OVERY                                        TODS MURRAY WS
                  One New Change                                      66 Queen Street
                 London EC4M 9QQ                                     Edinburgh EH2 4NE


                  LEGAL ADVISERS TO THE ISSUER AND THE SERVICER

                   as to English law                                    as to US law
                   SLAUGHTER AND MAY                         CLEARY, GOTTLIEB, STEEN & HAMILTON
                    One Bunhill Row                                  One Liberty Plaza
                    London EC1Y 8YY                                      New York
                                                                     New York 10006
                   as to Scots law
                    TODS MURRAY WS
                   66 Queen Street
                  Edinburgh EH2 4NE


                               AUTHORISED ADVISER


                               BARCLAYS BANK PLC
                              5 The North Colonnade
                                  Canary Wharf
                                 London E14 4BB

    Through and including __, 2004, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.









                          HOLMES FINANCING (NO. 8) PLC


  $[1,850,000,000] SERIES 1 CLASS A FLOATING RATE ISSUER NOTES DUE [APRIL 2005]

    $[62,900,000] SERIES 1 CLASS B FLOATING RATE ISSUER NOTES DUE [JULY 2040]

   $[107,300,000] SERIES 1 CLASS C FLOATING RATE ISSUER NOTES DUE [JULY 2040]

  $[1,500,000,000] SERIES 2 CLASS A FLOATING RATE ISSUER NOTES DUE [APRIL 2011]

    $[51,000,000] SERIES 2 CLASS B FLOATING RATE ISSUER NOTES DUE [JULY 2040]

    $[87,000,000] SERIES 2 CLASS C FLOATING RATE ISSUER NOTES DUE [JULY 2040]

   $[500,000,000] SERIES 4 CLASS A2 FLOATING RATE ISSUER NOTES DUE [JULY 2040]



                                   ----------
                                   PROSPECTUS
                                   ----------


                          CO-ARRANGERS AND UNDERWRITERS



BARCLAYS CAPITAL               LEHMAN BROTHERS               UBS INVESTMENT BANK

                               CO-UNDERWRITERS



                                 11 MARCH, 2004

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


    Following are the estimated expenses* (expressed in US dollars based on an exchange rate of US$1.00=GB{pound-sterling}[{circle}]), other than underwriting discounts and commissions, to be incurred in connection with the offering and distribution of the securities being registered under this registration statement:



Securities and Exchange Commission registration fee                                    $[526,843.94]
Fees and expenses of qualification under state securities laws (including legal fees)            $**
Printing and engraving expenses                                                                  $**
Legal fees and expenses                                                                          $**
Accounting fees and expenses                                                                     $**
Trustee's fees and expenses                                                                      $**
Rating agency fees                                                                               $**
Miscellaneous                                                                                    $**
Software costs                                                                                   $**
                                                                                       -------------
Total                                                                                            $**
                                                                                       =============


*  All amounts except the SEC registration fee are estimates.
** To be provided by amendment.


ITEM 32. SALES TO SPECIAL PARTIES

    Not applicable.


ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

    Not applicable.


ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Holmes Financing (No. 8) PLC (the "issuer")

    Subject to the provisions of the Companies Act 1985 as amended, the laws which govern the organization of the issuer provide for every director or other officer or auditor of the issuer to be indemnified out of the assets of the issuer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the issuer.

Holmes Funding Limited ("Funding")

    Subject to the provisions of the Companies Act 1985 as amended, the laws which govern the organization of Funding provide for every director or other officer or auditor of Funding to be indemnified out of the assets of Funding against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of Funding.

Holmes Trustees Limited (the "mortgages trustee")

    Subject to the provisions of the Companies Act 1985 as amended, the laws which govern the organization of the mortgages trustee provide for every director or other officer or auditor of the mortgages trustee to be indemnified out of the assets of the mortgages trustee against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the mortgages trustee.


ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

    Not applicable.


ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements:

    Financial statements for each of Holmes Financing (No. 8) PLC and Holmes Funding Limited are filed as part of this registration statement. There are no additional schedules to the financial statements.

(b)   Exhibits:


                                                                                                                      SEQUENTIAL
EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT                                         PAGE NUMBER
----------- -------------------------------------------------------------------------------------------------------- -----------
1.1         Form of Underwriting Agreement for the series 1, series 2 and series 4 class A2 notes(8)
3.1.1       Memorandum and Articles of Association of Holmes Financing (No. 8) PLC(8)
3.1.2       Memorandum and Articles of Association of Holmes Funding Limited(1)
3.1.3       Memorandum and Articles of Association of Holmes Trustees Limited(1)
4.1         Form of Intercompany  Loan Terms and  Conditions(1),  Form of Amendment  Agreement to Intercompany  Loan
            Terms and Conditions(2) and Form of Loan Confirmation(8)
4.2         Form of Amended and Restated Mortgages Trust Deed(4)
4.3         Form of Amended and Restated Mortgage Sale Agreement(7)
4.4         Form of Deed of Charge of Holmes Financing (No. 8) PLC(8)
4.5         Form of Deed of Charge of Holmes  Funding  Limited(1),  Form of Deed of Accession in relation to Funding
            Deed of Charge(2),  Form of Second Deed of Accession in relation to Funding Deed of  Charge(3),  Form of
            Third Deed of Accession in relation to Funding  Deed of  Charge(4),  Form of Fourth Deed of Accession in
            relation to Funding Deed of Charge(5),  Form of Amended and Restated Funding Deed of Charge(6),  Form of
            First Deed of  Accession  in  relation to Amended and  Restated  Funding  Deed of Charge (7) and Form of
            Second Deed of Accession in relation to Amended and Restated Funding Deed of Charge(8)
4.6         Form of Issuer Trust Deed(8)
4.7         Form of Issuer Paying Agent and Agent Bank Agreement(8)
4.8         Form of Cash Management  Agreement(1),  Form of Amendment Agreement to Cash Management Agreement(2), Form
            of Second Amendment Agreement to Cash Management Agreement and Form of Third Amendment Agreement to Cash
            Management Agreement(8)
4.9         Form of Issuer Cash Management Agreement(8)
4.10        Form of Amended and Restated Servicing Agreement(3)
4.11        Form of Post-Enforcement Call Option Agreement(8)
5.1         Opinion of Slaughter and May as to validity(8)
8.1         Opinion of Cleary, Gottlieb, Steen & Hamilton as to U.S. tax matters(8)
8.2         Opinion of Slaughter and May as to U.K. tax matters(8)
10.1        Form of Funding  Liquidity  Facility  Agreement(1) and Form of Amendment to Funding  Liquidity  Facility
            Agreement(5)
10.2.1      Form of series 1 class A Dollar Currency Swap Agreement(8)
10.2.2      Form of series 1 class B Dollar Currency Swap Agreement(8)
10.2.3      Form of series 1 class C Dollar Currency Swap Agreement(8)
10.2.4      Form of series 2 class A Dollar Currency Swap Agreement(8)
10.2.5      Form of series 2 class B Dollar Currency Swap Agreement(8)
10.2.6      Form of series 2 class C Dollar Currency Swap Agreement(8)
10.2.7      Form of series 4 class A2 Dollar Currency Swap Agreement(8)
10.3        Form of  Amended  and  Restated  Funding  Swap  Agreement(2)  and  Deed of  Amendment  to  Funding  Swap
            Agreement(5)


                                                                                                                      SEQUENTIAL
EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT                                         PAGE NUMBER
----------- -------------------------------------------------------------------------------------------------------- -----------
10.4        Form of First  Start-up Loan  Agreement(1),  Form of Second  Start-Up Loan  Agreement(2),  Form of Third
            Start-Up Loan  Agreement(3),  Form of Fourth  Start-Up Loan  Agreement(4),  Form of Fifth  Start-Up Loan
            Agreement(5),  Form of Sixth Start-Up Loan Agreement(6),  Form of Seventh Start-Up Loan Agreement(7) and
            Form of Eighth Start-Up Loan Agreement(8)
10.5.1      Form of Amended and Restated Master Definitions and Construction Schedule(8)
10.5.2      Form of Issuer Master Definitions and Construction Schedule(8)
10.6.1      Form of Corporate Services Agreement(2)
10.6.2      Form of Issuer Corporate Services Agreement(8)
23.1        Consent of Slaughter and May (included in Exhibits 5.1 and 8.2)(8)
23.2        Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 8.1)(8)
23.3        Consent of auditors
25.1        Statement of Eligibility of Trustee (Form T-1)(8)



(1) Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
    1) PLC (File No. 333-12250) which became effective on July 24, 2000.
(2) Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
    2) PLC (File No. 333-12834) which became effective on November 17, 2000.
(3) Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
    3) PLC (File No. 333-13444) which became effective on May 14, 2000.
(4) Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
    4) PLC (File No. 333-13576) which became effective on June 27, 2001.
(5) Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
    5) PLC (File No. 333-14002) which became effective on October 30, 2001.
(6) Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
    6) PLC (File No. 333-99349) which became effective on October 30, 2002.
(7) Incorporated by reference from the Form S-11 filed by Holmes Financing (No.
    7) PLC (File No. 333-103179) which became effective on March 19, 2003.
(8) To be provided by amendment.


ITEM 37. UNDERTAKINGS

    A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any of the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defence of any action, suit or proceeding) is asserted against any of the registrants by such director, officer or controlling person in connection with the securities being registered, the relevant registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    B. Each of the undersigned registrants hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorised, in the city of London, on March 11, 2004.



HOLMES FINANCING (NO. 8) PLC

By:/s/ Martin McDermott
   ----------------------------------------
Name:  SPV Management Limited
       by its authorised person
       Martin McDermott
       for and on its behalf

Title: Director


HOLMES FUNDING LIMITED

By:/s/ Martin McDermott
   ----------------------------------------
Name:  SPV Management Limited
       by its authorised person
       Martin McDermott
       for and on its behalf

Title: Director


HOLMES TRUSTEES LIMITED

By:/s/ Martin McDermott
   ----------------------------------------
Name:  SPV Management Limited
       by its authorised person
       Martin McDermott
       for and on its behalf

Title: Director

    Pursuant  to  the  requirements  of  the  Securities  Act   of  1933,  this
registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.


HOLMES FINANCING (NO. 8) PLC

SIGNATURE                                                                          TITLE      DATE
--------------------------------------------      --------------------------------------      -------------------
By: /s/ Martin McDermott
    ----------------------------------------
Name: Martin McDermott                            Director (Principal Financial Officer,
                                                         Principal Executive Officer and
                                                            Principal Accounting Officer)     March 11, 2004

By: /s/ Martin McDermott
    ----------------------------------------
Name: SPV Management Limited                                                     Director     March 11, 2004
      by its authorised person
      Martin McDermott
      for and on its behalf

By: /s/ David Green
    ----------------------------------------
Name: David Green                                                                Director     March 11, 2004



HOLMES FUNDING LIMITED

SIGNATURE                                                                          TITLE      DATE
--------------------------------------------      --------------------------------------      -------------------
By: /s/ Martin McDermott
    ----------------------------------------
Name: Martin McDermott                            Director (Principal Financial Officer,
                                                         Principal Executive Officer and
                                                            Principal Accounting Officer)     March 11, 2004

By: /s/ Martin McDermott
    ----------------------------------------
Name: SPV Management Limited                                                     Director     March 11, 2004
      by its authorised person
      Martin McDermott
      for and on its behalf

By: /s/ David Green
    ----------------------------------------
Name: David Green                                                                Director     March 11, 2004

HOLMES TRUSTEES LIMTED

SIGNATURE                                                                          TITLE      DATE
--------------------------------------------      --------------------------------------      -------------------
By: /s/ Martin McDermott
    ----------------------------------------
Name: Martin McDermott                            Director (Principal Financial Officer,
                                                         Principal Executive Officer and
                                                            Principal Accounting Officer)     March 11, 2004

By: /s/ Martin McDermott
    ----------------------------------------
Name: SPV Management Limited                                                     Director     March 11, 2004
      by its authorised person
      Martin McDermott
      for and on its behalf

By: /s/ David Green
    ----------------------------------------
Name: David Green                                                                Director     March 11, 2004

                   SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                         HOLMES FINANCING (NO. 8) PLC



    Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Holmes Financing (No. 8) PLC has signed this registration statement or amendment thereto in New York, New York on March 11, 2004.


By: /s/ Donald J. Puglisi
    ----------------------------------------
Name: Donald J. Puglisi
Office: Authorized Representative in the United States


                   SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                            HOLMES FUNDING LIMITED



    Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Holmes Funding Limited has signed this registration statement or amendment thereto in New York, New York on March 11, 2004.


By: /s/ Donald J. Puglisi
    ----------------------------------------
Name: Donald J. Puglisi
Office: Authorized Representative in the United States


                   SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                            HOLMES TRUSTEES LIMITED



    Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Holmes Trustees Limited has signed this registration statement or amendment thereto in New York, New York on March 11, 2004.


By: /s/ Donald J. Puglisi
    ----------------------------------------
Name: Donald J. Puglisi
Office: Authorized Representative in the United States